FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-206582-01

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated February 16, 2016,
may be amended or completed prior to time of sale.

$584,116,000 (Approximate)

Morgan Stanley Capital I Trust 2016-UBS9
(Central Index Key Number 0001664682)

as Issuing Entity

Morgan Stanley Capital I Inc.
(Central Index Key Number 0001547361)

as Depositor

UBS Real Estate Securities Inc.
(Central Index Key Number 0001541886)

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

Bank of America, National Association
(Central Index Key Number 0001102113)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2016-UBS9

Morgan Stanley Capital I Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2016-UBS9 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered certificates listed under “Summary of Certificates”) represent the ownership interests in the issuing entity, which will be a New York common law trust named Morgan Stanley Capital I Trust 2016-UBS9. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in April 2016. The rated final distribution date for the certificates is the distribution date in March 2049.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$29,800,000%		(5)	March 2021
Class A-2	$73,500,000%		(5)	February 2023
Class A-SB	$46,100,000%		(5)	November 2025
Class A-3	$125,000,000%		(5)	December 2025
Class A-4	$192,226,000%		(5)	January 2026
Class X-A	$466,626,000	(6)%	Variable(7)	January 2026
Class X-B	$87,493,000	(6)%	Variable(7)	February 2026
Class A-S	$47,496,000%		(5)	February 2026
Class B	$39,997,000%		(5)	February 2026
Class C	$29,997,000%		(5)	February 2026

(Explanatory notes to this table begin on page 3)

You should carefully consider the risk factors beginning on page 47 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Morgan Stanley Capital I Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act (as defined in this prospectus) contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Drexel Hamilton, LLC and Academy Securities, Inc., will purchase the offered certificates from Morgan Stanley Capital I Inc. and will offer them in one or more negotiated transactions, or otherwise, at varying prices determined at the time of sale. Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC are acting as co-lead managers and joint bookrunners in the following manner: Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to approximately 15.6% of each class of offered certificates, Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as sole bookrunning manager with respect to approximately 10.4% of each class of offered certificates, and UBS Securities LLC is acting as sole bookrunning manager with respect to approximately 74.1% of each class of offered certificates. Drexel Hamilton, LLC and Academy Securities, Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about March 8, 2016.

Drexel Hamilton	Academy Securities

February [_], 2016

MSCI 2016-UBS9

Commercial Mortgage Pass-Through Certificates, Series 2016-UBS9
Geographic Overview of Mortgage Pool

Washington
13 properties
$40,636,359
6.1% of total
Kansas
1 property
$920,520
0.1% of total
Missouri
1 property
$1,282,153
0.2% of total
Illinois
8 properties
$12,478,309
1.9% of total
Indiana
3 properties
$5,716,210
0.9% of total
Michigan
6 properties
$9,288,879
1.4% of total
Pennsylvania
21 properties
$31,592,676
4.7% of total
New York
1 property
$62,000,000
9.3% of total
Massachusetts
1 property
$3,825,383
0.6% of total
Oregon
5 properties
$5,586,388
0.8% of total
Ohio
4 properties
$7,427,138
1.1% of total
Connecticut
3 properties
$16,939,732
2.5% of total
New Jersey
1 property
$45,000,000
6.8% of total
Utah
4 properties
$2,416,780
0.4% of total
Maryland
1 property
$7,100,000
1.1% of total
California
21 properties
$97,887,084
14.7% of total
District of Columbia
1 property
$1,727,592
0.3% of total
Virginia
4 properties
$39,465,678
5.9% of total
Alaska
1 property
$4,488,654
0.7% of total
North Carolina
2 properties
$2,019,191
0.3% of total
Arizona
17 properties
$7,724,217
1.2% of total
Colorado
1 property
$40,000,000
6.0% of total
Georgia
21 properties
$28,247,028
4.2% of total
Texas
33 properties
$95,072,892
14.3% of total
Louisiana
1 property
$7,300,000
1.1% of total
Tennessee
4 properties
$1,475,982
0.2% of total
Florida
38 properties
$60,311,649
9.0% of total
Mississippi
4 properties
$25,785,748
3.9% of total
Kentucky
1 property
$2,892,954
0.4% of total
Mortgaged Properties by Property Type
Multifamily 4.0%
Manufactured Housing 2.1%
Hospitality 6.8%
Office 33.3%
Self Storage 9.3%
Industrial 19.6%
Retail 24.9%
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Summary of Certificates

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Approximate Initial Pass-Through Rate	Pass- Through Rate Description	Assumed Final Distribution Date(3)	Expected Weighted Average Life (Years)(4)	Principal Window(4)
Offered Certificates
Class A-1	$29,800,000		30.000%	%	(5)	March 2021	2.85	1 – 60
Class A-2	$73,500,000		30.000%	%	(5)	February 2023	6.75	80 – 83
Class A-SB	$46,100,000		30.000%	%	(5)	November 2025	7.44	60 – 116
Class A-3	$125,000,000		30.000%	%	(5)	December 2025	9.71	116 – 117
Class A-4	$192,226,000		30.000%	%	(5)	January 2026	9.80	117 – 118
Class X-A	$466,626,000	(6)	N/A	%	Variable(7)	January 2026	N/A	N/A
Class X-B	$87,493,000	(6)	N/A	%	Variable(7)	February 2026	N/A	N/A
Class A-S	$47,496,000		22.875%	%	(5)	February 2026	9.93	118 – 119
Class B	$39,997,000		16.875%	%	(5)	February 2026	9.94	119 – 119
Class C	$29,997,000		12.375%	%	(5)	February 2026	9.94	119 – 119

Non-Offered Certificates(8)
Class X-D	$34,164,000	(6)	N/A	%	Variable(7)	February 2026	N/A	N/A
Class X-E	$14,999,000	(6)	N/A	%	Variable(7)	February 2026	N/A	N/A
Class X-FG	$13,332,000	(6)	N/A	%	Variable(7)	February 2031	N/A	N/A
Class X-H	$19,998,197	(6)	N/A	%	Variable(7)	February 2031	N/A	N/A
Class D	$34,164,000		7.250%	%	(5)	February 2026	9.94	119 – 119
Class E	$14,999,000		5.000%	%	(5)	February 2026	9.94	119 – 119
Class F	$6,666,000		4.000%	%	(5)	June 2029	10.28	119 – 159
Class G	$6,666,000		3.000%	%	(5)	February 2031	14.84	159 – 179
Class H	$19,998,197		0.000%	%	(5)	February 2031	14.94	179 – 179
Class V(9)	N/A		N/A	N/A	N/A	N/A	N/A	N/A
Class R(10)	N/A		N/A	N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-H certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG or Class X-H certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the closing date of this securitization.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates (collectively referred to as the “principal balance certificates”) will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-H certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S and Class B certificates. The notional amount of the Class X-FG certificates will be equal to the aggregate certificate balance of the Class F and Class G certificates. The notional amount of each class of the Class X-D, Class X-E and Class X-H certificates will be equal to the outstanding certificate balance of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates.

3

(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and Class B certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-FG certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class F and Class G certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-D, Class X-E and Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	Not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

(9)	The Class V certificates will not have a certificate balance, notional amount, credit support level, pass-through rate, rated final distribution date or rating. The Class V certificates will only be entitled to distributions of excess interest accrued on any mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this prospectus.

(10)	The Class R certificates will not have a certificate balance, notional amount, credit support level, pass-through rate, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

4

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	14
Important Notice About Information Presented in this Prospectus	15
Summary of Terms	20
Risk Factors	47
The Certificates May Not Be a Suitable Investment for You	47
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	47
Risks Related to Market Conditions and Other External Factors	47
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	47
Other Events May Affect the Value and Liquidity of Your Investment	47
Risks Relating to the Mortgage Loans	48
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	48
Risks of Commercial and Multifamily Lending Generally	48
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	50
General	50
A Tenant Concentration May Result in Increased Losses	50
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	51
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	51
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	51
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	52
Early Lease Termination Options May Reduce Cash Flow	52
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	53
Office Properties Have Special Risks	53
Retail Properties Have Special Risks	54
Industrial Properties Have Special Risks	55
Self Storage Properties Have Special Risks	56
Cold Storage Properties Have Special Risks	57
Hotel Properties Have Special Risks	58
Risks Relating to Affiliation with a Franchise or Hotel Management Company	59
Multifamily Properties Have Special Risks	60
Manufactured Housing Community Properties Have Special Risks	62
Condominium Ownership May Limit Use and Improvements	63
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	64
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	65
Environmental Laws Entail Risks that May Adversely Affect Payments on Your Certificates	66
Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability	66
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	66
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	67
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	68
Risks Related to Zoning Non-Compliance and Use Restrictions	70
Risks Relating to Inspections of Properties	70
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	71
Insurance May Not Be Available or Adequate	71
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	72
Terrorism Insurance May Not Be Available for All Mortgaged Properties	72

5

Risks Associated with Blanket Insurance Policies or Self-Insurance	73
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	73
Limited Information Causes Uncertainty	74
Historical Information	74
Ongoing Information	74
Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	74
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	75
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	75
Static Pool Data Would Not Be Indicative of the Performance of this Pool	76
Appraisals May Not Reflect Current or Future Market Value of Each Property	76
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	77
The Borrower’s Form of Entity May Cause Special Risks	78
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	80
Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established	80
Borrowers That Are Not Special Purpose Entities May Be More Likely to File Bankruptcy Petitions and This May Adversely Affect Payments on Your Certificates	80
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	81
Other Financings or Ability to Incur Other Indebtedness Entails Risk	82
Risks Relating to Enforceability of Cross-Collateralization	83
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	83
Risks Associated with One Action Rules	84
State Law Limitations on Assignments of Leases and Rents May Entail Risks	84
Various Other Laws Could Affect the Exercise of Lender’s Rights	84
Risks of Anticipated Repayment Date Loans	84
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	85
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	85
Risks Related to Ground Leases and Other Leasehold Interests	86
Leased Fee Properties Have Special Risks	87
Increases in Real Estate Taxes May Reduce Available Funds	88
Risks Relating to Tax Credits	88
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	89
Risks Related to Conflicts of Interest	89
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	89
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	90
The Servicing of Certain Mortgage Loans Will Shift to Other Servicers	91
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	92
Potential Conflicts of Interest of the Operating Advisor	93
Potential Conflicts of Interest of the Asset Representations Reviewer	94
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	95
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	96

6

Other Potential Conflicts of Interest May Affect Your Investment	97
Other Risks Relating to the Certificates	97
The Certificates Are Limited Obligations	97
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	97
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	98
Changes to Accounting Standards Could Have an Adverse Impact on the Offered Certificates	100
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	100
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	101
General	101
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	102
Losses and Shortfalls May Change Your Anticipated Yield	104
Risk of Early Termination	104
Release of Collateral May Reduce the Yield on Your Certificates	104
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	105
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	105
You Have Limited Voting Rights	105
The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment	105
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	106
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	107
Risks Relating to Modifications of the Mortgage Loans	108
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	109
Risks Relating to Interest on Advances and Special Servicing Compensation	109
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace a Servicer	109
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	110
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	110
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	111
Tax Considerations Relating to Foreclosure	111
REMIC Status	111
Material Federal Tax Considerations Regarding Original Issue Discount	111
Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates	111
Description of the Mortgage Pool	112
General	112
Certain Calculations and Definitions	113
Definitions	113
Mortgage Pool Characteristics	123
Overview	123

7

Property Types	124
Retail Properties	125
Self Storage Properties	125
Hotel Properties	126
Manufactured Housing Properties	126
Specialty Use Concentrations	126
Significant Obligors	127
Mortgage Loan Concentrations	127
Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	127
Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	128
Geographic Concentrations	129
Mortgaged Properties With Limited Prior Operating History	130
Condominium Interests	130
Fee & Leasehold Estates; Ground Leases	132
Environmental Considerations	133
Redevelopment, Renovation and Expansion	137
Assessment of Property Value and Condition	137
Litigation and Other Considerations	137
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	138
Tenant Issues	139
Tenant Concentrations	139
Lease Expirations and Terminations	139
Expirations	139
Terminations	140
Purchase Options and Rights of First Refusal	143
Insurance Considerations	144
Use Restrictions	145
Appraised Value	146
Non-Recourse Carveout Limitations	146
Real Estate and Other Tax Considerations	147
Delinquency Information	148
Certain Terms of the Mortgage Loans	148
Amortization of Principal	148
Due Dates; Mortgage Rates; Calculations of Interest	148
ARD Loan	149
Prepayment Protections and Certain Involuntary Prepayments	149
“Due-on-Sale” and “Due-on-Encumbrance” Provisions	151
Defeasance	152
Partial Releases	152
Escrows	155
Mortgaged Property Accounts	156
Delaware Statutory Trusts	158
Exceptions to Underwriting Guidelines	158
Additional Indebtedness	159
General	159
Whole Loans	159
Mezzanine Indebtedness	159
Other Unsecured Indebtedness	161
The Whole Loans	162
General	162
The Serviced Pari Passu Whole Loans	165
The 2100 Ross Whole Loan	165
The Twenty Ninth Street Retail Whole Loan	167
The Gateway Plaza Whole Loan	171
The Non-Serviced Pari Passu Whole Loans	172

8

The 525 Seventh Avenue Whole Loan	172
The Princeton Pike Corporate Center Whole Loan	175
The Ellenton Premium Outlets Whole Loan	178
The Grove City Premium Outlets Whole Loan	180
The Gulfport Premium Outlets Whole Loan	184
The Non-Serviced Pari Passu-AB Whole Loans	188
The GLP Industrial Portfolio B Whole Loan	188
Additional Information	195
Transaction Parties	195
The Sponsors and Mortgage Loan Sellers	195
UBS Real Estate Securities Inc.	195
Morgan Stanley Mortgage Capital Holdings LLC	200
Bank of America, National Association	210
Bank of America’s Commercial Mortgage Loan Underwriting Standards	210
Review of Bank of America Mortgage Loans	216
Repurchases and Replacements	217
Retained Interests in This Securitization	222
The Originators	222
The Depositor	222
The Issuing Entity	223
The Trustee and Certificate Administrator	223
The Master Servicer	225
The Special Servicer	228
Other Servicers	231
The Primary Servicer	231
The MSCI 2015-UBS8 Special Servicer	237
The Operating Advisor and Asset Representations Reviewer	240
Description of the Certificates	241
General	241
Distributions	243
Method, Timing and Amount	243
Available Funds	243
Priority of Distributions	245
Pass-Through Rates	248
Interest Distribution Amount	249
Principal Distribution Amount	250
Certain Calculations with Respect to Individual Mortgage Loans	251
Excess Interest	253
Application Priority of Mortgage Loan Collections or Whole Loan Collections	253
Allocation of Yield Maintenance Charges and Prepayment Premiums	255
Assumed Final Distribution Date; Rated Final Distribution Date	257
Prepayment Interest Shortfalls	258
Subordination; Allocation of Realized Losses	259
Reports to Certificateholders; Certain Available Information	260
Certificate Administrator Reports	260
Information Available Electronically	266
Voting Rights	270
Delivery, Form, Transfer and Denomination	270
Book-Entry Registration	270
Definitive Certificates	273
Certificateholder Communication	273
Requests to Communicate	273
List of Certificateholders	274
Description of the Mortgage Loan Purchase Agreements	274
General	274
Dispute Resolution Provisions	281

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Asset Review Obligations	282
Pooling and Servicing Agreement	282
General	282
Assignment of the Mortgage Loans	282
Servicing Standard	283
Subservicing	284
Advances	285
P&I Advances	285
Servicing Advances	286
Nonrecoverable Advances	286
Recovery of Advances	287
Accounts	289
Withdrawals from the Collection Account	291
Servicing and Other Compensation and Payment of Expenses	293
General	293
Master Servicing Compensation	298
Special Servicing Compensation	300
Disclosable Special Servicer Fees	304
Certificate Administrator and Trustee Compensation	304
Operating Advisor Compensation	304
Asset Representations Reviewer Compensation	305
CREFC® Intellectual Property Royalty License Fee	306
Appraisal Reduction Amounts	306
Maintenance of Insurance	310
Modifications, Waivers and Amendments	313
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	316
Master Servicer Consent Matters	317
Inspections	318
Collection of Operating Information	318
Special Servicing Transfer Event	319
Asset Status Report	320
Realization Upon Mortgage Loans	323
Sale of Defaulted Loans and REO Properties	325
The Directing Certificateholder	328
General	328
Major Decisions	329
Asset Status Report	331
Replacement of Special Servicer	331
Control Termination Event and Consultation Termination Event	331
Servicing Override	333
Rights of Holders of Companion Loans	334
Limitation on Liability of Directing Certificateholder	335
The Operating Advisor	335
General	335
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	336
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	337
Recommendation of the Replacement of the Special Servicer	339
Eligibility of Operating Advisor	339
Other Obligations of Operating Advisor	340
Delegation of Operating Advisor’s Duties	341
Termination of the Operating Advisor With Cause	341
Rights Upon Operating Advisor Termination Event	342
Waiver of Operating Advisor Termination Event	342
Termination of the Operating Advisor Without Cause	342

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Resignation of the Operating Advisor	343
Operating Advisor Compensation	343
The Asset Representations Reviewer	343
Asset Review	343
Asset Review Trigger	343
Asset Review Vote	345
Review Materials	345
Asset Review	346
Eligibility of Asset Representations Reviewer	348
Other Obligations of Asset Representations Reviewer	348
Delegation of Asset Representations Reviewer’s Duties	349
Assignment of Asset Representations Reviewer’s Rights and Obligations	349
Asset Representations Reviewer Termination Events	350
Rights Upon Asset Representations Reviewer Termination Event	351
Termination of the Asset Representations Reviewer Without Cause	351
Resignation of Asset Representations Reviewer	351
Asset Representations Reviewer Compensation	351
Replacement of Special Servicer Without Cause	352
Termination of Master Servicer and Special Servicer for Cause	355
Servicer Termination Events	355
Rights Upon Servicer Termination Event	356
Waiver of Servicer Termination Event	357
Resignation of the Master Servicer and Special Servicer	357
Limitation on Liability; Indemnification	358
Enforcement of a Mortgage Loan Seller’s Obligations Under the MLPA	361
Dispute Resolution Provisions	361
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	361
Repurchase Request Delivered by a Party to the PSA	362
Resolution of a Repurchase Request	362
Mediation and Arbitration Provisions	364
Servicing of the Non-Serviced Mortgage Loans	365
Rating Agency Confirmations	375
Evidence as to Compliance	377
Limitation on Rights of Certificateholders to Institute a Proceeding	378
Termination; Retirement of Certificates	379
Amendment	380
Resignation and Removal of the Trustee and the Certificate Administrator	381
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	382
Certain Legal Aspects of Mortgage Loans	382
General	384
Types of Mortgage Instruments	384
Leases and Rents	384
Personalty	385
Foreclosure	385
General	385
Foreclosure Procedures Vary from State to State	385
Judicial Foreclosure	385
Equitable and Other Limitations on Enforceability of Certain Provisions	386
Nonjudicial Foreclosure/Power of Sale	386
Public Sale	386
Rights of Redemption	387
Anti-Deficiency Legislation	388
Leasehold Considerations	388
Cooperative Shares	389
Bankruptcy Laws	389

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Environmental Considerations	394
General	394
Superlien Laws	394
CERCLA	395
Certain Other Federal and State Laws	395
Additional Considerations	396
Due-on-Sale and Due-on-Encumbrance Provisions	396
Subordinate Financing	396
Default Interest and Limitations on Prepayments	396
Applicability of Usury Laws	397
Americans with Disabilities Act	397
Servicemembers Civil Relief Act	397
Anti-Money Laundering, Economic Sanctions and Bribery	398
Potential Forfeiture of Assets	398
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	398
Pending Legal Proceedings Involving Transaction Parties	399
Use of Proceeds	399
Yield and Maturity Considerations	400
Yield Considerations	400
General	400
Rate and Timing of Principal Payments	400
Losses and Shortfalls	401
Certain Relevant Factors Affecting Loan Payments and Defaults	402
Delay in Payment of Distributions	402
Yield on the Certificates with Notional Amounts	403
Weighted Average Life	403
Pre-Tax Yield to Maturity Tables	407
Material Federal Income Tax Considerations	410
General	410
Qualification as a REMIC	410
Status of Offered Certificates	412
Taxation of Regular Interests	413
General	413
Original Issue Discount	413
Acquisition Premium	415
Market Discount	415
Premium	416
Election To Treat All Interest Under the Constant Yield Method	416
Treatment of Losses	417
Yield Maintenance Charges and Prepayment Premiums	417
Sale or Exchange of Regular Interests	418
Taxes That May Be Imposed on a REMIC	418
Prohibited Transactions	418
Contributions to a REMIC After the Startup Day	419
Net Income from Foreclosure Property	419
Bipartisan Budget Act of 2015	419
Taxation of Certain Foreign Investors	420
FATCA	420
Backup Withholding	421
Information Reporting	421
3.8% Medicare Tax on “Net Investment Income”	421
Reporting Requirements	421
Certain State and Local Tax Considerations	422
Method of Distribution (Underwriter)	422
Incorporation of Certain Information by Reference	425

12

Where You Can Find More Information	425
Financial Information	426
Certain ERISA Considerations	426
General	426
Plan Asset Regulations	427
Administrative Exemptions	427
Insurance Company General Accounts	429
Legal Investment	429
Legal Matters	430
Ratings	430
Index of Defined Terms	433

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1
Annex F:	Princeton Pike Corporate Center Amortization Schedule	F-1

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Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS; HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SECURITIES AND EXCHANGE COMMISSION AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THE OFFERED CERTIFICATES, THE TIME OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF OFFERED CERTIFICATES HAS BEEN PRICED. ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS PRIOR TO THE TIME OF SALE, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE OFFERED CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES MAY NOT BE ISSUED WITH ALL OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITERS’ OBLIGATIONS TO SELL OFFERED CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE OFFERED CERTIFICATES THAT ARE ACTUALLY ISSUED AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE OFFERED CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING

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BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS INFORMATION REGARDING THE CERTIFICATES DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

•	Summary of Certificates, which sets forth important statistical information relating to the certificates;

•	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

•	Risk Factors, which describes risks that apply to the certificates.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

•	the terms “depositor”, “we”, “us” and “our” refer to Morgan Stanley Capital I Inc.;

15

•	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

•	references to a “pooling and servicing agreement” (other than the MSCI 2016-UBS9 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

•	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NOTICE TO RESIDENTS WITHIN THE EUROPEAN ECONOMIC AREA

This prospectus is not a prospectus for the purposes of the European Union’s Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) (the “Prospectus Directive”) as implemented in any Member State of the European Economic Area (each, a “Relevant Member State”). This prospectus has been prepared on the basis that all offers of the offered certificates will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus in connection with offers of the offered certificates. Accordingly, any person making or intending to make any offer in that Relevant Member State of offered certificates which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the depositor, the issuing entity or any of the underwriters to produce a prospectus for such offer. None of the depositor, the issuing entity or the underwriters have authorized, and none of such entities authorizes, the making of any offer of the offered certificates in circumstances in which an obligation arises for the depositor, the issuing entity or the underwriters to publish a prospectus for such offer.

NOTICE TO UNITED KINGDOM INVESTORS

In the United Kingdom, this prospectus is only being distributed to, and is directed only at, persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals in accordance with Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) are high net worth companies, unincorporated associations, partnerships or trustees in accordance with Article 49(2) of the Order (all such persons together being referred to as “relevant persons”). This prospectus must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

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THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A

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PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUING ENTITY NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES

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IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Morgan Stanley Capital I Trust 2016-UBS9, Commercial Mortgage Pass-Through Certificates, Series 2016-UBS9.

Depositor	Morgan Stanley Capital I Inc., a Delaware corporation. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000. See “Transaction Parties—The Depositor”.

Issuing Entity	Morgan Stanley Capital I Trust 2016-UBS9, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. See “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are (1) UBS Real Estate Securities Inc., a Delaware corporation, (2) Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company, and (3) Bank of America, National Association, a national banking association.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”. The sponsors originated or acquired, and will transfer to the depositor, the mortgage loans set forth in the following chart:

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
UBS Real Estate Securities Inc.	21	$493,644,455	74.1%
Morgan Stanley Mortgage Capital Holdings LLC	3	103,892,954	15.6
Bank of America, National Association	7	69,071,788	10.4
Total	31	$666,609,197	100.0%

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Originator	Each mortgage loan seller or its affiliate originated the mortgage loans as to which it is acting as mortgage loan seller, except for the following:

• the GLP Industrial Portfolio B mortgage loan, representing approximately 8.4% of the initial pool balance, was originated by Morgan Stanley Bank, N.A. in conjunction with Column Financial, Inc.; and

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• the Twenty Ninth Street Retail mortgage loan, representing approximately 6.0% of the initial pool balance, was originated by UBS Real Estate Securities Inc. in conjunction with Goldman Sachs Mortgage Company.

See “Transaction Parties—The Originators”.

Master Servicer	KeyBank National Association, a national banking association, will be the master servicer. The master servicer will be primarily responsible for the servicing and administration of the mortgage loans and the related companion loans pursuant to the pooling and servicing agreement (other than any mortgage loan (a “non-serviced mortgage loan”) or companion loan (a “non-serviced companion loan”) that is part of a whole loan (a “non-serviced whole loan”) that is serviced under a separate pooling and servicing agreement (see “—The Mortgage Pool—Whole Loans” below). The primary master servicing offices of the master servicer are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211, and its telephone number is (913) 317-4100. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Each non-serviced mortgage loan will be serviced by the servicer under a separate pooling and servicing agreement. See “—The Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Primary Servicer	Berkadia Commercial Mortgage LLC, a Delaware limited liability company, will act as primary servicer with respect to twenty-three (23) mortgage loans representing approximately 56.2% of the initial pool balance. Its principal servicing office is located at 323 Norristown Road, Suite 300, Ambler, Pennsylvania 19002. The master servicer is required to pay the fees of the primary servicer to the master servicer receives its master servicing fee under the pooling and servicing agreement. See “Transaction Parties—Other Servicers—The Primary Servicer”.

Special Servicer	CWCapital Asset Management LLC, a Delaware limited liability company, is expected to be the special servicer with respect to the mortgage loans and the related companion loans (other than any excluded special servicer loan and any non-serviced mortgage loan). The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating and providing or withholding consent as to major decisions and certain actions of the master servicer relating to such mortgage loans and related companion loans for which a special servicing transfer event has not occurred. CWCapital Asset Management LLC was selected to be the special servicer by Ellington Management Group, LLC or an affiliate thereof, which, on the closing date, is expected to be appointed as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing

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Certificateholder”. The principal servicing office of the special servicer is located at 7501 Wisconsin Avenue, Suite 500 West, Bethesda, Maryland 20814, and its telephone number is (202) 715-9500. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

Rialto Capital Advisors, LLC, a Delaware limited liability company, is the initial special servicer under the MSCI 2015-UBS8 pooling and servicing agreement, pursuant to which the 525 Seventh Avenue, Ellenton Premium Outlets, Grove City Premium Outlets and Gulfport Premium Outlets mortgage loans, collectively representing approximately 19.5% of the initial pool balance, are serviced. The principal servicing office of Rialto Capital Advisors, LLC is located at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172. With respect to each of the Grove City Premium Outlets and Gulfport Premium Outlets mortgage loans, upon the securitization of the related controlling companion loan, such mortgage loan will be serviced pursuant to, and by the applicable servicers under, the pooling and servicing agreement for such securitization. See “Transaction Parties—Other Servicers—The MSCI 2015-UBS8 Special Servicer”.

The special servicer with respect to each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Transaction Parties—The Non-Serviced Special Servicer” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

If the special servicer obtains knowledge that it is a borrower party (as described under “—Directing Certificateholder” below) with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be entitled to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as described under “—Directing Certificateholder” below). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of such resignation, certificateholders holding more than 50% of the exercised voting rights (provided 20% or more of the total voting rights exercise their right to vote) will be entitled to appoint the excluded special servicer; provided, that if such certificateholders do not appoint the excluded special servicer within 30 days of the special servicer’s notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and

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Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned while the related mortgage loan is an excluded special servicer loan.

Trustee and
Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will act as trustee and certificate administrator, as well as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn: Corporate Trust Services, and the office designated for purposes of certificate transfers and exchanges is located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attn: Morgan Stanley Capital I Trust 2016-UBS9. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and the related companion loans. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the applicable trustee set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below will be the mortgagee of record for such mortgage loan (and any related companion loan). In addition, the applicable custodian set forth in such table will, with limited exception, hold the mortgage file for such mortgage loan (and any related companion loan). See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will have no obligations or rights with respect to non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations
Reviewer	Park Bridge Lender Services LLC, a New York limited liability company, will be the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

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Directing Certificateholder	Subject to the rights of the holders of any serviced subordinate companion loans, the directing certificateholder will have certain consent and consultation rights (other than with respect to any non-serviced mortgage loan or excluded loan). The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by a specified percentage of the controlling class certificateholders (by certificate balance). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

An “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance) is one of the following (each, a “borrower party”): a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or certain affiliates of the foregoing.

The controlling class will be the most subordinate class of the Class E, Class F, Class G and Class H certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any appraisal reduction amounts allocable to such class in the manner described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Appraisal Reduction Amounts” in this prospectus, at least equal to 25% of the initial certificate balance of that class; provided, that during such time as the Class E certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder, and there will be no directing certificateholder. No other class of certificates will be eligible to act as the controlling class or appoint a directing certificateholder. As of the closing date, the controlling class will be the Class H certificates.

It is anticipated that on the closing date, funds and/or accounts managed by Ellington Management Group, LLC or an affiliate thereof, will purchase the Class X-E, Class X-FG, Class X-H, Class E, Class F, Class G, Class H and Class V certificates (and may purchase certain other classes of certificates), and that Ellington Management Group, LLC or an affiliate, is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan)

With respect to each non-serviced mortgage loan, the applicable entity set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below was (or was

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an affiliate of) the initial directing certificateholder for the indicated transaction (as of the closing date thereof) and will have certain consent and consultation rights with respect to the servicing of such non-serviced mortgage loan, which rights are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization (subject to similar appraisal mechanics). See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Underwriters	Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Drexel Hamilton, LLC and Academy Securities, Inc. are the underwriters. The underwriters are required to purchase the certificates offered in this prospectus from the depositor (in the amounts to be set forth under the heading “Method of Distribution (Underwriter)” in this prospectus, subject to certain conditions.

Certain Affiliations
and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Significant Obligors	There are no significant obligors related to the issuing entity.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in March 2016 (or, in the case of any mortgage loan that has its first due date in April 2016, the date that would have been its due date in March 2016 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about March 8, 2016.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in April 2016.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the immediately succeeding business day. The first determination date will be in April 2016.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

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Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in New York or any of the jurisdictions in which the respective primary servicing offices of either master servicer or special servicer, corporate trust offices of either the certificate administrator or the trustee or primary corporate office of any financial institution holding the collection account or other trust administration accounts are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

Assumed Final Distribution Date; Rated Final
Distribution Date	The assumed final distribution date set forth below for each class of certificates offered by this prospectus has been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	March 2021
Class A-2	February 2023
Class A-SB	November 2025
Class A-3	December 2025
Class A-4	January 2026
Class X-A	January 2026
Class X-B	February 2026
Class A-S	February 2026
Class B	February 2026
Class C	February 2026

The rated final distribution date will be the distribution date in March 2049.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date pursuant to the pooling and servicing agreement. The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

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Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2016-UBS9: Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class A-S, Class B and Class C.

The certificates of this series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-E, Class X-FG, Class X-H, Class D, Class E, Class F, Class G, Class H, Class V and Class R.

Certificate Balances and Notional Amounts	Each class of offered certificates will have the approximate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approximate Initial Aggregate Certificate Balance or Notional Amount	Approximate% of Initial Pool Balance	Approximate Initial Credit Support(1)

Class A-1	$29,800,000	4.470%	30.000%
Class A-2	$73,500,000	11.026%	30.000%
Class A-SB	$46,100,000	6.916%	30.000%
Class A-3	$125,000,000	18.752%	30.000%
Class A-4	$192,226,000	28.836%	30.000%
Class X-A	$466,626,000(2)	N/A	N/A
Class X-B	$87,493,000(2)	N/A	N/A
Class A-S	$47,496,000	7.125%	22.875%
Class B	$39,997,000	6.000%	16.875%
Class C	$29,997,000	4.500%	12.375%

(1)	The approximate initial credit support with respect to each class of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates in the aggregate.

(2)	Notional amount.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of offered certificates:

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Approx. Initial
Class	Pass-Through Rate
Class A-1	[_]%(1)
Class A-2	[_]%(1)
Class A-SB	[_]%(1)
Class A-3	[_]%(1)
Class A-4	[_]%(1)
Class X-A	[_]%(2)
Class X-B	[_]%(2)
Class A-S	[_]%(1)
Class B	[_]%(1)
Class C	[_]%(1)

(1)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage.

(2)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and Class B certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

See “—Interest Rate Calculation Convention Below.”

B. Interest Rate Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on any class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, excess interest accrued after any related anticipated repayment date, any loan term modifications agreed to by the applicable special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the net interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that

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month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and Administration Fees
For each distribution date, the master servicer is entitled to a servicing fee with respect to each mortgage loan, serviced companion loan and any related REO loan, in each case payable from interest payments thereon. The servicing fee will include any primary servicing fee payable to a primary servicer or subservicer engaged by the master servicer and is calculated based on the related outstanding principal balance at a servicing fee rate equal to (1) with respect to each mortgage loan, the per annum rate set forth on Annex A-1, and (2) with respect to each serviced pari passu companion loan, 0.0025% per annum.

For each distribution date, the special servicer is entitled to a special servicing fee (calculated at a rate equal to 0.25% per annum) on each mortgage loan (other than any non-serviced mortgage loan) as to which a special servicing transfer event has occurred and that has not become a corrected mortgage loan, as well as on any related serviced companion loan and any related REO loan, in each case payable from interest payments thereon. If the related interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then the special servicer will be entitled to collect such fees from general collections on all mortgage loans.

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced loan (and any related serviced companion loan or related REO loan) and, in certain cases, mortgage loans repurchased by the related mortgage loan seller and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject in each case to a minimum fee of $25,000 and a maximum fee equal to $1,000,000 and subject to certain adjustments and exceptions as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicer Compensation”.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan and any successor REO loan at a per annum rate equal to 0.0090%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan (excluding each

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non-serviced mortgage loan and the Twenty Ninth Street Retail mortgage loan) at a rate equal to (i) 0.0038% per annum with respect to each such mortgage loan (other than the 2100 Ross mortgage loan and the Gateway Plaza mortgage loan), (ii) 0.0088% per annum with respect to the 2100 Ross mortgage loan, and (iii) 0.0145% per annum with respect to the Gateway Plaza mortgage loan. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan at a per annum rate equal to 0.00038%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Additionally, with respect to each distribution date, an amount equal to the product of 0.0005% per annum multiplied by the outstanding principal amount of each mortgage loan and any successor REO loan will be payable to CRE Finance Council© as a license fee for use of its names and trademarks, including its investor reporting package.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances related to the performance of their duties under the pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the master servicer under the related pooling and servicing agreement governing the servicing of that loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to such other pooling and servicing agreement will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans in this transaction to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and

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Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Mortgage Loan(1)	Primary Servicing Fee Rate	Special Servicing Fee Rate

525 Seventh Avenue	0.00250%	0.250%
GLP Industrial Portfolio B	0.00125%	0.125%
Princeton Pike Corporate Center	0.00500%	0.250%
Ellenton Premium Outlets	0.00250%	0.250%
Grove City Premium Outlets	0.00250%(2)	0.250%
Gulfport Premium Outlets	0.00250%(2)	0.250%

(1)	Does not reflect the Twenty Ninth Street Retail mortgage loan, which will be a non-serviced mortgage loan after the securitization of the related controlling pari passu companion loan. The master servicer and special servicer with respect to such future securitization will be entitled to a primary servicing fee and a special servicing fee, respectively, in respect of such mortgage loan in the amounts set forth under the pooling and servicing agreement for such securitization.

(2)

After the securitization of the related controlling pari passu companion loan, the master servicer and special servicer with respect to such future securitization will be entitled to this primary servicing fee and special servicing fee, respectively, in respect of such mortgage loan.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

Distributions

A. Amount and Order of Distributions

On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class V certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-H certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as follows, to the extent of funds allocated to principal and available for distribution: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, and (b) second, to principal on each class of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in that order, in each case until the

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certificate balance of such class of certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, to reimburse such classes of certificates for the amounts described in this clause third: first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, and second, up to an amount equal to, and pro rata based on, interest on such unreimbursed losses previously allocated to each such class at the pass-through rate for such class from the date the related loss was allocated to such class;

Fourth, to each class of the Class A-S, Class B and Class C certificates, in that order, as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and second, for interest on such unreimbursed losses at the pass-through rate for such class from the date the related loss was allocated to such class;

Fifth, to the non-offered certificates (other than the Class X-D, Class X-E, Class X-FG and Class X-H certificates and other than the Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Sixth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal Entitlements
A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

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A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges, Prepayment Premiums

Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation of Losses and Certain Expenses
The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which losses on the mortgage loans are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class V and Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or losses on the mortgage loans will be allocated to the Class X certificates or the Class V or Class R certificates, although principal payments and losses on the mortgage loans may reduce the notional amounts of the Class X certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-H certificates are interest-only certificates.

(2)	The Class X-D, Class X-E, Class X-FG and Class X-H certificates are non-offered certificates.

(3)	Other than the Class X-D, Class X-E, Class X-FG, Class X-H, Class V and Class R certificates.

With respect to each whole loan, subject to the terms of the related intercreditor agreement, losses thereon will first be allocated to any related subordinate companion loan, and remaining losses will be allocable to the related mortgage loan and any related pari passu companion loans.

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Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S and Class B certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities:

•	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

•	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

•	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

•	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

•	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

•	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates (other than the Class V and Class R certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to

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the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

F. Excess Interest

On each distribution date, any excess interest resulting from an increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates on such distribution date. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan and any successor REO loan unless, in each case, the master servicer or the special servicer determines that the advance would be non-recoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or, with respect to mortgage loans with an anticipated repayment date, interest in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will be required to advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection Advances

The master servicer will be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

•	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

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•	maintain the lien on the related mortgaged property; and/or

•	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances.

If the master servicer fails to make a required advance of this type, the trustee will be required to make such advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of the related non-serviced whole loan will be required to make similar property protection advances as those described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above-described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be thirty-one (31) fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in two hundred twenty-two (222) commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $666,609,197.

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Whole Loans	Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the thirty-one (31) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the loans in the table below is part of a larger “whole loan”, each of which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”), and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”).

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Companion Loan(s) Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
525 Seventh Avenue	$62,000,000	9.3%	$114,000,000	N/A	45.1%	N/A	1.70x	N/A
2100 Ross	$59,915,784	9.0%	$37,946,663	N/A	58.6%	N/A	1.36x	N/A
GLP Industrial Portfolio B	$56,000,000	8.4%	$572,700,000	$ 335,300,000	30.2%	46.3%	4.37x	2.85x
Princeton Pike Corporate Center	$45,000,000	6.8%	$85,000,000	N/A	65.3%	N/A	1.38x	N/A
Twenty Ninth Street Retail	$40,000,000	6.0%	$110,000,000	N/A	42.9%	N/A	2.79x	N/A
Ellenton Premium Outlets	$38,800,000	5.8%	$139,200,000	N/A	53.6%	N/A	2.45x	N/A
Gateway Plaza	$28,000,000	4.2%	$29,500,000	N/A	46.7%	N/A	1.98x	N/A
Grove City Premium Outlets	$20,000,000	3.0%	$120,000,000	N/A	54.9%	N/A	2.66x	N/A
Gulfport Premium Outlets	$9,330,000	1.4%	$40,670,000	N/A	46.3%	N/A	2.80x	N/A

(1)	Calculated including the related pari passu companion loans but excluding any related subordinate companion loan.

(2)	Calculated including the related pari passu companion loans and any related subordinate companion loan but excluding any mezzanine debt.

Each of the 2100 Ross and Gateway Plaza whole loans will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and will constitute a “serviced whole loan” (and each related companion loan will constitute a “serviced companion loan”).

The Twenty Ninth Street Retail whole loan will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and, for so long as it is so serviced, will constitute a “serviced whole loan” (and each related pari passu companion loan will constitute a “serviced pari passu companion loan”). After the securitization of the related controlling pari passu companion loan, however, such whole loan will be serviced under the pooling and servicing agreement entered into in connection with such securitization and will thereafter constitute a “non-serviced whole loan” (and each related pari passu companion loan will constitute a “non-serviced pari passu companion loan”).

The whole loans identified in the table below (each, a “non-serviced whole loan”) will not be serviced under the pooling and servicing agreement and instead will or, as of the closing date, are expected to each be serviced under a separate pooling and servicing agreement. The related mortgage loans are each referred to as a “non-serviced mortgage loan,” and the related companion loans are each referred to as a “non-serviced

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companion loan.” See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)

Loan Name	Lead Servicing Agreement as of the Closing Date	% of Initial Pool Balance	Master Servicer	Special Servicer	Custodian
525 Seventh Avenue	Morgan Stanley Capital I Trust 2015-UBS8	9.3%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association
GLP Industrial Portfolio B	CSMC Trust 2015-GLPB	8.4%	KeyBank National Association	AEGON USA Realty Advisors, LLC	Wells Fargo Bank, National Association
Princeton Pike Corporate Center	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28	6.8%	Wells Fargo Bank, National Association	C-III Asset Management LLC	Wilmington Trust, National Association
Ellenton Premium Outlets	Morgan Stanley Capital I Trust 2015-UBS8	5.8%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association
Grove City Premium Outlets	Morgan Stanley Capital I Trust 2015-UBS8(2)	3.0%	Midland Loan Services, a Division of PNC Bank, National Association(2)	Rialto Capital Advisors, LLC(2)	Wells Fargo Bank, National Association(2)
Gulfport Premium Outlets	Morgan Stanley Capital I Trust 2015-UBS8(2)	1.4%	Midland Loan Services, a Division of PNC Bank, National Association(2)	Rialto Capital Advisors, LLC(2)	Wells Fargo Bank, National Association(2)

Loan Name	Certificate Administrator	Trustee	Operating Advisor	Directing Certificateholder
525 Seventh Avenue	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Situs Holdings, LLC	RREF III Debt AIV, LP or an affiliate
GLP Industrial Portfolio B	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	Prima Capital Advisors LLC or an affiliate
Princeton Pike Corporate Center	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	C-III High Yield Real Estate Debt Fund IV Tier Holdings Inc. or an affiliate
Ellenton Premium Outlets	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Situs Holdings, LLC	RREF III Debt AIV, LP or an affiliate
Grove City Premium Outlets	Wells Fargo Bank, National Association(2)	Wells Fargo Bank, National Association(2)	Situs Holdings, LLC(2)	RREF III Debt AIV, LP or an affiliate(3)
Gulfport Premium Outlets	Wells Fargo Bank, National Association(2)	Wells Fargo Bank, National Association(2)	Situs Holdings, LLC(2)	RREF III Debt AIV, LP or an affiliate(3)

(1)	Does not reflect the Twenty Ninth Street Retail mortgage loan, which will be a non-serviced mortgage loan after the securitization of the related controlling pari passu companion loan and thereafter will be serviced under the pooling and servicing agreement for such securitization by the master servicer and special servicer designated therein, subject to the rights of any directing certificateholder appointed thereunder.

(2)	After the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced under the related pooling and servicing agreement for that securitization transaction (and by the service provider parties thereto).

(3)	Each such directing certificateholder will only have certain limited consultation rights in respect of the servicing of the related whole loan; the holder of the related controlling pari passu companion loan or its representative will be entitled to direct the servicing of the related whole loan.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics	The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including

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loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) is calculated including the principal balance and debt service payment of any related pari passu companion loan, but excluding the principal balance and debt service payment of any related subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

In the case of cross-collateralized and cross-defaulted mortgage loans, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to cross-collateralization, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (other than by reason of cross-collateralization with another mortgage loan) is based on allocated loan amounts as stated in Annex A-1.

With respect to any mortgage loan with an anticipated repayment date, unless otherwise indicated, references in the following tables to the related maturity date refer to the applicable anticipated repayment date with respect to such mortgage loan.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

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Initial Pool Balance(1)	$666,609,197
Number of mortgage loans	31
Number of mortgaged properties	222
Number of crossed loans	0
Crossed loans as a percentage	0.0%
Range of Cut-off Date Balances	$2,842,849 to $62,000,000
Average Cut-off Date Balance	$21,503,522
Range of Mortgage Rates	3.8164% to 5.6500%
Weighted average Mortgage Rate	4.5706%
Range of original terms to maturity(2)	84 months to 180 months
Weighted average original term to maturity(2)	118 months
Range of remaining terms to maturity(2)	80 months to 179 months
Weighted average remaining term to maturity(2)	116 months
Range of original amortization terms(3)(4)	240 months to 360 months
Weighted average original amortization term(3)(4)	339 months
Range of remaining amortization terms(3)(4)	239 months to 360 months
Weighted average remaining amortization term(3)(4)	339 months
Range of Cut-off Date LTV Ratios(5)	30.2% to 75.9%
Weighted average Cut-off Date LTV Ratio(5)	54.5%
Range of LTV Ratios as of the maturity date(2)(5)	30.2% to 67.1%
Weighted average LTV Ratio as of the maturity date(2)(5)	47.7%
Range of UW NCF DSCRs(6)	1.27x to 4.37x
Weighted average UW NCF DSCR(6)	2.01x
Range of UW NOI Debt Yields	8.0% to 18.4%
Weighted average UW NOI Debt Yield	11.9%
Percentage of Initial Pool Balance consisting of:
Amortizing Balloons	39.5%
Interest-Only Amortizing Balloons	34.5%
Interest-Only Balloon	26.0%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of one (1) mortgage loan, representing approximately 9.3% of the initial pool balance, calculated as of the related anticipated repayment date.

(3)	Excludes six (6) mortgage loans, representing approximately 26.0% of the initial pool balance, that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	In the case of the Princeton Pike Corporate Center mortgage loan, representing approximately 6.8% of the initial pool balance, such mortgage loan will amortize based on the assumed principal payment schedule set forth on Annex F.

(5)	With respect to the U Haul AREC RW Portfolio mortgage loan, representing approximately 9.3% of the initial pool balance, the “as-is” appraised value of the portfolio of related mortgaged properties as a collective whole is $130,000,000, which is higher than the sum of the “as-is” appraised values of the individual mortgaged properties, which is $123,200,000, representing a 5.5% portfolio premium. The foregoing “as-is” appraised values represent the higher of the concluded land value or “in-use” value for each property included in the U Haul AREC RW Portfolio. “In-use” means the appraised value is determined on the assumption that the mortgaged properties continue to be used as self storage properties. The “in-use portfolio value” conclusion is $110,000,000. The sum of the “in-use” appraised values on a stand-alone basis is $100,290,000. In addition, with respect to the GLP Industrial Portfolio B mortgage loan, representing approximately 8.4% of the initial pool balance, the “as-is” appraised value of the portfolio of related mortgaged properties as a collective whole is $2,081,000,000, which is higher than the sum of the “as-is” appraised values of the individual mortgaged properties, which is $1,988,100,000, representing a 4.7% portfolio premium. All other Mortgage Loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not

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Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

(6)	Debt service coverage ratios are calculated based on annual debt service equal to 12 times the monthly payment in effect as of the cut-off date; provided, that (i) in the case of a mortgage loan that provides for monthly payments in accordance with a specified payment schedule, debt service coverage ratios are instead calculated based on annual debt service equal to the average of the principal and interest payments for the first 12 payment periods of the mortgage loan following the cut-off date, (ii) in the case of a mortgage loan that provides for interest-only payments through its maturity or anticipated repayment date, as applicable, such items are calculated based on annual debt service equal to the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (iii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to its maturity or anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on annual debt service equal to the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

All of the mortgage loans accrue interest on an actual/360 basis. For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.
Modified and Refinanced
Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency, nor were any of the mortgage loans refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan.

See “Description of the Mortgage Pool”.

Loans Underwritten Based on
Projections of Future Income	With respect to one (1) mortgage loan, representing approximately 6.8% of the initial pool balance, the related mortgaged property is a single tenant property subject to a triple net lease with the related tenant. With respect to two (2) of the mortgage loans, representing approximately 5.3% of the initial pool balance, the related mortgaged property was constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no prior operating history. With respect to one (1) mortgage loan, representing approximately 0.8% of the initial pool balance, the related borrower or an affiliate acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from
Underwriting Standards	Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. The mortgage loans to be contributed by MSMCH were originated in accordance with

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MSMCH’s underwriting standards, except with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as Princeton Pike Corporate Center, representing approximately 6.8% of the initial pool balance, as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS Real Estate Securities Inc.—UBSRES’ Underwriting Standards—Exceptions to Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”; and “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Guidelines and Processes—Exceptions to Underwriting Standards”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance
and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Information Available to
Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See

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“Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates will be available to certificateholders through:

• the certificate administrator’s website initially located at www.ctslink.com; and

• the master servicer’s website initially located at www.keybank.com/key2cre.

Optional Termination	On any distribution date on which the then-aggregate principal balance of the pool of mortgage loans is less than 1.0% of the initial pool balance (solely for the purposes of this calculation, excluding the Gateway Plaza mortgage loan from the then-aggregate principal balance of the pool of mortgage loans and from the initial pool balance), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus, which generally will include the outstanding principal balance of each such mortgage loan, together with accrued and unpaid interest thereon.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C and Class D certificates are no longer outstanding and (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates).

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or Substitutions of Mortgage
Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan

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to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties). In the absence of a cash offer at least equal to such serviced mortgage loan’s outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement, the special servicer may purchase such defaulted mortgage loan (or defaulted whole loan) or accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price. The special servicer will not be required to accept the highest cash offer if it determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and the related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender and, with respect to a whole loan with a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).

With respect to each non-serviced mortgage loan, if the related controlling pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement governing the servicing of the related whole loan, and the special servicer under such pooling and servicing agreement determines to sell such pari passu companion loan, then such special servicer will be required to sell such non-serviced mortgage loan together with any related pari passu companion loan (and, in some cases, any related subordinate companion loan) as a single whole loan in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portions of the issuing entity consisting of entitlement to any excess interest accrued on any mortgage loans with an anticipated repayment date, beneficial ownership of which is represented by the Class V certificates, will be treated as a grantor trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

• Each class of offered certificates will constitute REMIC “regular interests”.

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• The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

• You will be required to report income on your offered certificates using the accrual method of accounting.

• It is anticipated that the Class [__] and Class [__] certificates will be issued with original issue discount and that the Class [__] certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA
Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act, contained in Section 3(c)(5) of the Investment Company Act, or Rule 3a-7 under the Investment Company Act of 1940, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates was due, in part, to their initial subordination levels for the various classes of the certificates and may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to

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notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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RISK FACTORS

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

•	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

•	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates,

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and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics and desirability of the area where the property is located;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	the proximity and attractiveness of competing properties;

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•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

•	a decline in the businesses operated by tenants or in their financial condition;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	political factors;

•	environmental factors;

•	seismic activity risk;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments;

•	location of certain mortgaged properties in less densely populated or less affluent areas; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

•	the quality and creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term

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revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

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A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged

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property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal to purchase and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal or first offer, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

•	if the related borrower allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

•	if the related borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

•	if the related borrower fails to provide a designated number of parking spaces,

•	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

•	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time or if the casualty occurs within a specified period of the lease expiration date,

•	if a tenant’s use is not permitted by zoning or applicable law,

•	if the tenant is unable to exercise an expansion right,

•	if the landlord defaults on its obligations under the lease,

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•	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

•	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

•	if significant tenants at the subject property go dark, terminate their leases or otherwise cease to occupy their space, or if a specified percentage of the mortgaged property is unoccupied,

•	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

•	in the case of government sponsored tenants, at any time or for lack of appropriations, or

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the tenant mix, such as the tenants being concentrated in a particular industry or business;

•	the adaptability of the building to changes in the technological needs of the tenants;

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

•	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored

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insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;

•	an anchor tenant’s or shadow anchor tenant’s decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if an anchor or shadow anchor tenant goes dark or otherwise is no longer in occupancy. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow

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anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor tenants to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement or other business objective under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and other tenant estoppels will have been obtained in connection with the origination of the mortgage loans that may identify disputes between the related borrower and the applicable anchor tenant or other tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or other tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and other tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with subject tenants or that potential disputes do not exist with tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

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•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

•	decreased demand;

•	lack of proximity to apartment complexes or commercial users;

•	apartment tenants moving to single family homes;

•	decline in services rendered, including security;

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•	dependence on business activity ancillary to renting units;

•	security concerns;

•	age of improvements; or

•	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Cold Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties that operate as refrigerated distribution/warehouse facilities, which we refer to as “cold storage properties”, including those discussed in the paragraphs below.

Cold storage properties are part of the supply chain linking producers, distributors and retailers of refrigerated, frozen and perishable food products. These temperature-controlled warehouses are generally production facilities, distribution centers, “public” or port warehouses. Production warehouses typically serve one or a small number of tenants and customers and are generally used by food processors located nearby. The production warehouse tenants and customers store large quantities of ingredients or partially processed or finished products in the warehouses until they are shipped to the next stage of production or distributed to end-markets. Distribution center warehouses primarily store a wide variety of tenants’ and customers’ finished products until future shipment to end-users. Each distribution center is typically located in a key distribution hub that services the surrounding regional market. Distribution centers also include “retail” warehouses, which generally store finished products specifically for distribution to one or a small number of local or regional retailers. Public warehouses generally serve the needs of local and regional warehouse tenants and customers. Food manufacturers, processors and retailers use these warehouses to store capacity overflow from their production warehouses or to facilitate cost-effective distribution. Port warehouses primarily store goods that are being imported and exported.

Significant factors determining the value of cold storage properties include the quality and mix of customers, the location of the property, availability of labor sources, the age, design and construction quality of the facilities, energy costs, proximity to customers and accessibility of rail lines, major roadways and other distribution

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channels. Site characteristics which are valuable to such a property include high ceiling clear heights, wide column spacing, a large number of bays and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility. Warehousing sales can be seasonal, depending on the timing and availability of livestock, seafood and crops grown for frozen food production and the seasonal build-up of certain products for holiday consumption, and this seasonality can be expected to cause periodic fluctuations in a cold storage property’s revenues and operating expenses.

Substantially all of the customers at a cold storage property are in the food industry. The food industry may be affected by outbreaks of diseases among crops or livestock that could have a negative effect on the supply of the affected products. Livestock diseases such as Asian bird flu may adversely affect consumer demand for related products. Declines in domestic consumption or foreign exports of various foods could lead to a reduced demand for cold storage facilities and negatively impact the related mortgaged properties.

An interruption or reduction in demand for a customer’s products or a decline in a particular industry segment could result in a decrease of sales and overall profitability at a cold storage facility. A facility that suited the needs of its original customer may be difficult to relet to another customer, or may become functionally obsolete relative to newer properties. In addition, in certain locations, customers depend upon shipping products in pooled shipments with products of other customers going to the same markets. In these cases, the mix of customers in a cold storage property can significantly influence the cost of delivering products to markets.

Cold storage properties, in particular production facilities dedicated to a single customer, may not be easily convertible to an alternate use and if not used as a cold storage facility, the actual market value of such properties may be substantially lower than its current appraised value.

Cold storage properties are also subject to certain risks specific to industrial properties. See “—Industrial Properties Have Special Risks”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	ability to convert to alternative uses which may not be readily made;

•	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

•	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

•	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or

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if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management company agreement or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of

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equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor or licensor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

•	the quality of property management;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the generally short terms of residential leases and the need for continued reletting;

•	rent concessions and month-to-month leases, which may impact cash flow at the property;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

•	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

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•	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

•	restrictions on the age of tenants who may reside at the property;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, or guarantees by non-profit entities, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

•	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under any such building is owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may

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receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

•	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

•	the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

•	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

•	that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

•	the number of competing residential developments in the local market, such as: other manufactured housing community properties apartment buildings and site built single family homes;

•	the physical attributes of the community, including its age and appearance;

•	the location of the manufactured housing property;

•	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);

•	the type of services or amenities it provides;

•	any age restrictions;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

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Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 31 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of

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another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to mortgaged properties consisting of condominium units will not allow the special servicer the same flexibility in realizing on the collateral as-is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon collateral consisting of condominium units described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

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Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Remaining Terms to Maturity” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es), if any, have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, industrial, self storage and hospitality properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, Texas, New York, Florida, New Jersey, Washington, Colorado and Virginia. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

•	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

•	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

•	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the

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pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Environmental Laws Entail Risks that May Adversely Affect Payments on Your Certificates

Under various United States federal, state, local and municipal environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the owner’s ability to refinance the property or to sell the property to a third party, the value of the property and a borrower’s ability to repay its mortgage loan.

Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability

Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as, on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the issuing entity) under environmental laws. These operations incur ongoing costs to comply with environmental permit or license requirements and other environmental laws governing, among other things, containment systems and underground storage tank systems. Any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could also adversely impact the related borrower’s ability to repay the related mortgage loan.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

•	future laws, ordinances or regulations will not impose any material environmental liability; or

•	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

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We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will not be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS Real Estate Securities Inc.—UBSRES’ Underwriting Standards—Exceptions”, “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards—Third Party Reports—Environmental Report”, “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Third Party Reports—Environmental Site Assessments”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans may in the future undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans may in the future undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any

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of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers or guests, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

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•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

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Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

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Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California or other areas of high seismic activity) do not require earthquake insurance.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 16 on Annex D-1 to this prospectus and the

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exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

•	a title insurer will have the ability to pay title insurance claims made upon it;

•	the title insurer will maintain its present financial strength; or

•	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1% decreases beginning in 2016 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $100 million (subject to annual $20 million increases beginning in 2016 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed),

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then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the ten largest mortgage loans or groups of cross-collateralized mortgage loans. See representation and warranty no. 29 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

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Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and/or underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior 3 calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases or a lease amendment expanding the leased space but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the

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underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Information”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS Real Estate Securities Inc.—UBSRES’ Underwriting Standards”, “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards” and “—Bank of America, National Association—Bank of

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America’s Commercial Mortgage Loan Underwriting Standards”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS Real Estate Securities Inc.—Review of UBSRES Mortgage Loans”, “—Morgan Stanley Mortgage Capital Holdings LLC—Review of MSMCH Mortgage Loans” and “—Bank of America, National Association—Review of Bank of America Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with

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respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

•	changes in governmental regulations, zoning or tax laws;

•	potential environmental or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

In certain cases, appraisals may reflect both “as-stabilized” and “as-is” values. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the “as-stabilized” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and “as-stabilized” values, we cannot assure you that those assumptions are or will be accurate or that the “as-stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity or anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS Real Estate Securities Inc.—UBSRES’ Underwriting Standards”, “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards” and “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

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Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

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Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Delaware Statutory Trusts”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group will not delay enforcement of the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies in Common; Crowd Funding”. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

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A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions, recommended immediate repairs and seasonality reserves. We cannot assure you that any such reserve will be sufficient, that borrowers will reserve the required amount of funds or that cash flow from the properties will be sufficient to fully fund such reserves. See Annex A-1 for additional information with respect to the reserves established for the mortgage loans.

Borrowers That Are Not Special Purpose Entities May Be More Likely to File Bankruptcy Petitions and This May Adversely Affect Payments on Your Certificates

While many of the borrowers have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers may not be special purpose entities. The loan documents and organizational documents of these borrowers that are not special purpose entities generally do not limit the purpose of the borrowers to owning the mortgaged properties and do not contain the representations, warranties and covenants customarily employed to ensure that a borrower is a special purpose entity (such as limitations on indebtedness, affiliate transactions and the conduct of other businesses, restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions upon amending its organizational documents). Consequently, these borrowers may have other monetary obligations, and certain of the loan documents provide that a default under any such other obligations constitutes a default under the related mortgage loan.

In addition, certain of the borrowers and their owners may not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances. Therefore, borrowers without an independent director may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”.

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Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. See also representation and warranty no. 13 in Annex D-1 and the identified exceptions to that representation in Annex D-2. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

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Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

•	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

•	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

•	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the whole loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

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In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

The borrowers under certain of the mortgage loans secured by multiple mortgaged properties may be permitted, subject to the satisfaction of certain conditions, to obtain the release of one or more mortgaged properties from the lien of the mortgage and substitute other properties as collateral. A substitute property generally is required to meet certain criteria under the related loan documents. However, notwithstanding the substitution criteria, a substitute mortgaged property may have different characteristics from those of the replaced mortgaged property. We cannot assure you that a substitute mortgaged property will perform in the same manner as the replaced mortgaged property and that a substitution will not adversely affect the performance of the mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

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Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

•	what proceedings are required for foreclosure;

•	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

•	whether and to what extent recourse to the borrower is permitted; and

•	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

One of the mortgage loans provides that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate

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continues to accrue and be payable on a current basis on this mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or pay the outstanding principal balance at any anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

•	the prevailing interest rates;

•	the net operating income generated by the mortgaged property;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

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•	the tax laws; and

•	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

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Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 Amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 34 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

In the case of a mortgage loan secured by both a fee and a leasehold interest in the related mortgaged property, in certain circumstances, including where the related fee is owned by an affiliate or other accommodation mortgagee that is not itself a borrower under the mortgage loan, or is not a special purpose bankruptcy remote entity, or has not received consideration for mortgaging its fee interest, the bankruptcy and other risks noted above may still be present.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures

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from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low-income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

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State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Each of the following relationships should be considered carefully by you before you invest in any certificates.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, one of the sponsors, of Morgan Stanley Bank, N.A., one of the originators, and of Morgan Stanley & Co. LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization.

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Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not the interests of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as Princeton Pike Corporate Center, representing approximately 6.8% of the initial pool balance, Morgan Stanley Mortgage Capital Holdings LLC, one of the mortgage loan sellers, is currently the holder of a related mezzanine loan, and it is anticipated that Morgan Stanley Mortgage Capital Holdings LLC will be the holder of such related mezzanine loan on the closing date.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, ”—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where a financial institution buys and sells on behalf of customers, or for its own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related

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securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of Morgan Stanley Capital I Inc., the depositor, Morgan Stanley Mortgage Capital Holdings LLC, a mortgage loan seller and a sponsor, and Morgan Stanley Bank, N.A., an originator and the initial holder of a Princeton Pike Corporate Center pari passu companion loan. In addition, UBS Securities LLC, one of the underwriters, is an affiliate of UBS Real Estate Securities Inc., a mortgage loan seller, a sponsor, an originator and the initial holder of one or more of each of the 525 Seventh Avenue non-serviced companion loans, the 2100 Ross serviced companion loans, the Twenty Ninth Street Retail companion loans, the Ellenton Premium Outlets non-serviced companion loans, the Gateway Plaza serviced companion loans, the Grove City Premium Outlets companion loans and the Gulfport Premium Outlets companion loans. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, is an affiliate of Bank of America, National Association, a mortgage loan seller, an originator, a sponsor and the initial holder of one or more of each of the Ellenton Premium Outlets non-serviced companion loans, the Grove City Premium Outlets non-serviced companion loans and the Gulfport Premium Outlets non-serviced companion loans (however, Bank of America, National Association is not an originator with respect to any mortgage loan related to any of the foregoing companion loans). See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The Servicing of Certain Mortgage Loans Will Shift to Other Servicers

The servicing of the Twenty Ninth Street Retail whole loan is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until such time as the related controlling pari passu companion loan is securitized in a separate securitization. Similarly, with respect to each of the Grove City

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Premium Outlets whole loan and the Gulfport Premium Outlets whole loan, the servicing of such whole loan is expected to be governed by the MSCI 2015-UBS8 pooling and servicing agreement only temporarily, until such time as the related controlling pari passu companion loan is securitized in a separate securitization. At each such time, the servicing and administration of the related whole loan will shift to the master servicer and special servicer under that other securitization and will be governed exclusively by the pooling and servicing agreement entered into in connection with that securitization and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such other master servicer or special servicer has been determined. In addition, the provisions of the other pooling and servicing agreement that will govern any such future securitization have not yet been determined, although they will be required to satisfy certain requirements set forth in the related intercreditor agreement described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The Twenty Ninth Street Retail Whole Loan” and “—The Non-Serviced Pari Passu Whole Loans—The Grove City Premium Outlets Whole Loan” and “—The Gulfport Premium Outlets Whole Loan.” Prospective investors should be aware that they will not have any control over the identity of either of the master servicer or the special servicer under any other pooling and servicing agreement, nor will they have any assurance as to the particular terms of any other pooling and servicing agreement except to the extent of compliance with the requirements referred to in the previous sentence. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of any such whole loan other than those limited consent and consultation rights as are provided in any related intercreditor agreement, and the holder of any related controlling pari passu companion loan (or the controlling party in any related securitization of such related controlling pari passu companion loan or such other party specified in the related intercreditor agreement) will likely have rights similar to, or more expansive than, those granted to the directing certificateholder in this transaction with respect to the other loans in this mortgage pool that are serviced under the pooling and servicing agreement for this securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The Twenty Ninth Street Retail Whole Loan” and “—The Non-Serviced Pari Passu Whole Loans—The Grove City Premium Outlets Whole Loan” and “—The Gulfport Premium Outlets Whole Loan.”

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of such non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, if the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan (and will be replaced according to the procedures described under “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”). The replacement special servicer (referred to herein as an “excluded special servicer”) will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in

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the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

In addition, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, delayed action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

CWCapital Asset Management LLC is expected to act as the special servicer, and it or an affiliate assisted Ellington Management Group, LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the non-serviced mortgage loans and the Twenty Ninth Street Retail whole loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the

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existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower. Furthermore, in the normal course of its business, Park Bridge Lender Services LLC and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the initial controlling class representative and/or mortgaged property owners or affiliates of any of those parties.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower or any of their affiliates.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans other than the non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Notwithstanding the foregoing, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders, especially if the asset representations reviewer or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction,

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a borrower or a parent of a borrower. Furthermore, in the normal course of its business, Park Bridge Lender Services LLC and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the initial controlling class representative and/or mortgaged property owners or affiliates of any of those parties.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower or any of their affiliates.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

Absent a control termination event, the directing certificateholder will be entitled to direct the servicing actions of the special servicer in respect of serviced mortgage loans (other than any excluded loan or the Twenty Ninth Street Retail mortgage loan) and, subject to certain limitations, will be entitled to replace the special servicer with or without cause. In addition, if a control termination event has occurred and is continuing, but absent a consultation termination event, the directing certificateholder will retain certain consultation rights with respect to the special servicer’s servicing actions related to such mortgage loans. See “Pooling and Servicing Agreement—The Directing Certificateholder.”

The directing certificateholder and its affiliates may have interests that are in conflict with those of certain certificateholders, and the special servicer may, at the direction of, or in consultation with, the directing certificateholder, take actions with respect to a mortgage loan that could adversely affect the holders of some or all of the classes of certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. See “Pooling and Servicing Agreement—The Directing Certificateholder.” Each certificateholder, by its acceptance of its certificates, will be deemed to acknowledge and agree that the directing certificateholder will be controlled by the controlling class, will have no duty to any certificateholders and may have certain conflicts of interest, as set forth under “Pooling and Servicing Agreement—The Directing Certificateholder—Limitation on Liability of Directing Certificateholder.” It is expected that Ellington Management Group, LLC or an affiliate thereof will be appointed as the initial directing certificateholder.

Such conflicts of interest may be particularly significant if the directing certificateholder or any affiliate thereof holds certificates or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as the directing certificateholder or the holder of the majority of the controlling class is a borrower party (the related mortgage loan being referred to herein as an “excluded loan”), the directing certificateholder will not have consent or consultation rights solely with respect to such excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as the directing certificateholder or a controlling class certificateholder is a borrower party, it will not be given access to certain “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties. Notwithstanding those restrictions, there can be no assurance that a borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or that a borrower-related certificateholder will not otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation.

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With respect to each non-serviced mortgage loan and the Twenty Ninth Street Retail mortgage loan, the holder of the related controlling companion loan or its designee will have rights to direct the servicing of the related whole loan similar to the rights of the directing certificateholder with respect to the other mortgage loans in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-AB Whole Loans.” Any such controlling companion loan holder may have interests in conflict with those of the MSCI 2016-UBS9 certificateholders, and to the extent the controlling companion loan has been securitized, the controlling class certificateholders (or a directing certificateholder on their behalf) under such securitization may have similar conflicting interests. As a result, it is possible that such entities may direct the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the MSCI 2016-UBS9 certificates. Each certificateholder, by its acceptance of its certificates, will be deemed to make acknowledgements and agreements with respect to conflicts of interest of the controlling companion loan holder similar to those made with respect to the directing certificateholder (see “Pooling and Servicing Agreement—The Directing Certificateholder—Limitation on Liability of Directing Certificateholder”).

Set forth below is the identity of the holder of the controlling note with respect to each non-serviced whole loan and the Twenty Ninth Street Retail mortgage loan and, to the extent such controlling note has been securitized (and to the extent known), the initial directing certificateholder (or equivalent entity) as of the closing date for the related securitization transaction.

Whole Loan	Controlling Noteholder	Initial Directing Certificateholder
525 Seventh Avenue	Morgan Stanley Capital I Trust 2015-UBS8	RREF III Debt AIV, LP or an affiliate thereof
GLP Industrial Portfolio B	CSMC Trust 2015-GLPB	Prima Capital Advisors LLC or an affiliate
Princeton Pike Corporate Center	Morgan Stanley Bank of America Merrill Lynch Trust 2016-C28	C-III High Yield Real Estate Debt Fund IV Tier Holdings LLC or an affiliate thereof
Twenty Ninth Street Retail	Goldman Sachs Mortgage Company(1)	(1)
Ellenton Premium Outlets	Morgan Stanley Capital I Trust 2015-UBS8	RREF III Debt AIV, LP or an affiliate thereof
Grove City Premium Outlets	UBS Real Estate Securities Inc.(1)	(1)
Gulfport Premium Outlets	Bank of America, National Association(1)	(1)

(1)	After the securitization of the related controlling companion loan, the securitization trust holding the related controlling pari passu companion loan will be the controlling noteholder for the related whole loan, and the directing certificateholder (or equivalent entity) for the related whole loan is expected to be the holder of certain subordinate certificates issued by such securitization trust.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the control eligible certificates, which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the B-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, the B-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be

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construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding paragraphs, and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The B-piece buyer or an affiliate thereof will constitute the initial directing certificateholder. For a description of certain conflicts of interest related to the directing certificateholder, see “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

In addition, CWCapital Asset Management LLC is expected to act as the special servicer and it or an affiliate assisted Ellington Management Group, LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the B-piece buyers may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Other Potential Conflicts of Interest May Affect Your Investment

The property managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	the property managers, borrowers and affiliates thereof may also own other properties, including competing properties.

None of the borrowers, property managers or their affiliates (or any employee thereof) has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

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The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

•	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

•	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

•	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

•	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, may not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis.

National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm.

If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.

Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities. On September 30, 2015, the European Commission published a proposal for a new regulation which, if adopted, would recast the Retention Requirement, the Due Diligence Requirement and Similar

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Requirements and which would, additionally, apply such requirements to investments in securitizations by EU occupational pension schemes.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates are not a suitable investment for EEA-credit institutions, EEA-investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.

•	The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance on credit agency ratings, including, but not limited to, those found in the federal banking agencies’ risk-based capital regulations. New capital regulations were issued by the banking regulators in July 2013 and began phasing in on January 1, 2014; these regulations implement the increased capital requirements established under the Basel Accord. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. As a result of these and other capital regulations, investments in CMBS like the certificates by institutions subject to the risk based capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

•	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act of 1940, as amended. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014. Conformance with the Volcker Rule and its implementing regulations was required by July 21, 2015 (subject to the possibility of up to two one-year extensions). In the interim, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act of 1940, as amended. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal

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investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Changes to Accounting Standards Could Have an Adverse Impact on the Offered Certificates

We make no representation or warranty regarding any accounting implications related to the offered certificates. The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products that are effective as of the start of the first fiscal year that began after December 15, 2009 for each investor in the offered certificates. These changes, or any other future changes, may impact the accounting for entities such as the issuing entity and could require the issuing entity to be consolidated in an investor’s financial statements. Each investor in the offered certificates should consult its accounting advisor to determine the impact these accounting changes might have as a result of an investment in the offered certificates.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

•	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

•	do not represent any assessment of the yield to maturity that a certificateholder may experience;

•	reflect only the views of the respective rating agencies as of the date such ratings were issued;

•	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

•	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

•	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

•	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

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As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to 5 nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected 3 of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due, in part, to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings of such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization hired by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate the other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following: the purchase price for the certificates;

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•	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

•	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of the weighted average lives of your principal balance certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

•	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans, including, the length of any prepayment lockout period and the imposition of applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the level of prevailing interest rates;

•	the availability of credit for commercial real estate;

•	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

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Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the master servicer or the special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the master servicer or the special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or provide incentives for a borrower to repay the mortgage loan by any anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or not be repaid by any anticipated repayment date, or that the master servicer or the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) or the holder of a subordinate companion loan may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in any class of Class X certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of each class of Class X certificates is based upon the outstanding certificate balance(s) of the related class(es) of principal balance certificates whose certificate balances comprise such notional amount, the yield to maturity on any class of Class X certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the underlying principal balance certificates.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in any class of Class X certificates. Investors in Class X certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in

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part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates and the Class R certificates with notional amounts) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, and then, the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class D, Class E, Class F, Class G or Class H certificates will result in a corresponding reduction in the notional amount of the corresponding class of Class X certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Release of Collateral May Reduce the Yield on Your Certificates

Notwithstanding the prepayment provisions described in this prospectus, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described in Annex A-1. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the related borrower may be required (among other things) to pay a release price, which in some cases may not include a prepayment premium or yield maintenance charge on all or a portion of such payment. Any such prepayment may adversely affect the yield to maturity of your certificates. See “—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. Certain of the mortgage loans also permit the related

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borrower to add or substitute collateral under certain circumstances. Any such release or substitution may impact the value of the collateral upon which the lender may realize, which may adversely affect the yield to maturity of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” for further details regarding the various release provisions.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on such classes of certificates will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-H certificates and the Class A-S certificates (solely in the case of the Class B and Class C certificates) and the Class B certificates (solely in the case of the Class C certificates). See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans serviced under the pooling and servicing agreement, those decisions are generally made by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loans and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect to such non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan(s), subject to the rights of the directing certificateholder (or equivalent entity) appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to a non-serviced whole loan.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “Pooling and Servicing Agreement—The Directing Certificateholder”. These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could

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adversely affect the interests of investors in one or more classes of offered certificates. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders.”

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent entity) of the related securitization trust holding the controlling note for the related non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan(s) that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited (or no) consultation rights with respect to major decisions relating to the related non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no control termination event has occurred and is continuing and by the special servicer if a control termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or equivalent entity) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders,” “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan, for the benefit of the holders of the related companion loan (as a collective whole as if the certificateholders and companion loan holders constituted a single lender). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to each non-serviced mortgage loan, the operating advisor appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, the Twenty Ninth Street Retail mortgage loan or any related REO Property. Additionally, with respect to the Twenty Ninth Street Retail mortgage loan, in the event the related controlling pari passu companion loan is not included in a future securitization, the pooling and servicing agreement under this securitization does not provide for an operating advisor with rights and duties in connection with the servicing and administration of such serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this prospectus. After the occurrence and during continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 75% of a quorum of the certificateholders (which is the holders of certificates evidencing at least 75% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances). See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the

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operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or equivalent entity) and the certificateholders of the securitization trust related to such other pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to a non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (other than the holder of the controlling pari passu companion loan for the Twenty Ninth Street Retail whole loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with the companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

The holder of the controlling pari passu companion loan for the Twenty Ninth Street Retail whole loan will have certain consent and consultation rights with respect to certain matters relating to the related mortgage loan and the right to replace the special servicer with or without cause, solely with respect to the related whole loan. These actions and decisions include, among others, the right, in certain circumstances, to modify or waive any of the terms of the related mortgage loan documents, call or waive any event of default under the related mortgage loan documents and consent to any action or failure to act by any party to the related mortgage loan documents. The exercise of these rights may cause the special servicer to take actions with respect to the related whole loan that could adversely affect the interests of investors in one or more classes of offered certificates.

With respect to any whole loan that includes a subordinate companion loan, the holders of the subordinate companion loan will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of an AB control appraisal period with respect to the subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of a subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of the applicable fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

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In addition, with respect to a non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or equivalent entity) of the related securitization trust holding the controlling note for the related non-serviced whole loan, will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or equivalent entity) of such securitization trust may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

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Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (other than Morgan Stanley Mortgage Capital Holdings LLC in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. In particular, in the case of a non-serviced mortgage loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected non-serviced mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace a Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity’s claim to collections in that master servicer or special servicer’s, as applicable,

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possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may be eligible for relief under the federal bankruptcy laws, if it is characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

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Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other limitations, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Code Section 166.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if the mortgage loan is in default, default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by the Internal Revenue Service, eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances

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under which default is “reasonably foreseeable” to include those where the servicer reasonably believes there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Internal Revenue Code that allow a servicer to modify terms of REMIC-held mortgage loans without risking adverse REMIC consequences provided that both (1) the modification relates to changes in collateral, credit enhancement and recourse features, and (2) after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of thirty-one (31) fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $666,609,197 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in March 2016 (or, in the case of any Mortgage Loan that has its first due date in April 2016, the date that would have been its due date in March 2016 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Nine (9) of the Mortgage Loans, representing approximately 53.9% of the Initial Pool Balance, are each part of a larger whole loan, which whole loan is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loan”). The Pari Passu Companion Loans and the Subordinate Companion Loan are collectively referred to as the “Companion Loans” in this prospectus, and each such Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the PSA (as defined in “Description of the Certificates—General” in this prospectus) for this transaction.

The Mortgage Loans and Whole Loans were originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

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Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
UBS Real Estate Securities Inc.(1)	21	71	$ 493,644,455	74.1%
Morgan Stanley Mortgage Capital Holdings LLC(2)	3	144	103,892,954	15.6
Bank of America, National Association	7	7	69,071,788	10.4
Total	31	222	$ 666,609,197	100.0%

(1)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Twenty Ninth Street Retail, representing approximately 6.0% of the Initial Pool Balance, was originated by UBS Real Estate Securities Inc. in conjunction with Goldman Sachs Mortgage Company.

(2)	The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as GLP Industrial Portfolio B, representing approximately 8.4% of the Initial Pool Balance, was originated by Morgan Stanley Bank, N.A. in conjunction with Column Financial, Inc.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Properties, as applicable, and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on March 8, 2016 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the Allocated Loan Amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a Subordinate Companion Loan is calculated without regard to any related Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

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“ADR” means, for any hotel property, average daily rate.

“Allocated Loan Amount” means, in the case of Mortgage Loans secured by a portfolio of Mortgaged Properties, a portion of the Cut-off Date Balance allocated to each Mortgaged Property based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance. With respect to any Mortgage Loan that is secured by a single Mortgaged Property, “Allocated Loan Amount” means the Cut-off Date Balance of such Mortgage Loan.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date, provided that:

•	in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, ”Annual Debt Service” means 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date;

•	in the case of a Mortgage Loan that provides for interest-only payments through its maturity, or its Anticipated Repayment Date, as applicable, “Annual Debt Service” means the interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan; and

•	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, “Annual Debt Service” means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the monthly payment in effect as of the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan (other than a Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable mortgage loan seller as set forth under “Appraised Value” on Annex A-1. In certain cases, the appraisals state an “as-stabilized”, “as-complete”, “as-repaired”, “hypothetical” or “as-renovated” value as well as “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction renovation or repairs at such Mortgaged Property. In most such cases, the applicable mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as U Haul AREC RW Portfolio, representing approximately 9.3% of the Initial Pool Balance, the “as-is” appraised value of the portfolio of related Mortgaged Properties as a collective whole is $130,000,000, which is higher than the sum of the “as-is” appraised values of the individual Mortgaged Properties, which is $123,200,000, representing a 5.5% portfolio premium. The foregoing “as-is” appraised values represent the higher of the concluded land value or “in-use” value for each property included in the U Haul AREC RW Portfolio. “In-use” means the appraised value is determined on the assumption that the Mortgaged Properties continue to be used as self storage properties. The “in-use portfolio value” conclusion is $110,000,000. The sum of the “in-use” appraised values on a stand-alone basis is $100,290,000. In addition, with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as GLP Industrial Portfolio B, representing approximately 8.4% of the Initial Pool Balance, the “as-is” appraised value of the portfolio of related Mortgaged Properties as a collective whole is $2,081,000,000, which is higher than the sum of the “as-is” appraised values of the individual Mortgaged Properties, which is $1,988,100,000, representing a 4.7% portfolio premium. With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes.

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“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

•	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

•	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net operating income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “effective gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “total operating expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

“Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

“Cut-off Date LTV Ratio”, Cut-off Date Loan-to-Value Ratio”, “Cut-off Date LTV”, or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

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•	In the case of a Mortgage Loan that is part of a Whole Loan unless otherwise indicated, Loan-to-Value Ratios were calculated with respect to such Mortgage Loan including any related Companion Loan (except, in the case of a Mortgage Loan with a Subordinate Companion Loan, Loan-to-Value Ratios were calculated without regard to any related Subordinate Companion Loan).

•	With respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Cut-off Date Balance of the related Mortgage Loans divided by the aggregate Appraised Value of the related Mortgaged Properties. See the definition of “Appraised Value” above and Annex A-1 and the related footnotes.

“EGI” means “Effective Gross Income”, as defined under “Cash Flow Analysis” above.

“GLA” means gross leasable area.

“Grace Period” is the number of days before a payment default is an event of default under the related Mortgage Loan and/or before the imposition of late payment charges and/or default interest.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender; provided that hotel, multifamily and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are continuing) generally on a daily basis.

“IO” means interest-only.

“IO Period UW NCF DSCR” means the Debt Service Coverage Ratio with respect to any related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet. Similarly, “2nd Largest Tenant”, “3rd Largest Tenant”, “4th Largest Tenant” and “5th Largest Tenant” mean, with respect to any Mortgaged Property, the tenant occupying the second, third, fourth or fifth (as applicable) largest amount of net rentable square feet.

“Lease Expiration of Largest Tenant” means the date at which the applicable Largest Tenant’s lease is scheduled to expire. Similarly, “Lease Expiration of 2nd Largest Tenant”, “Lease Expiration of 3rd Largest Tenant”, “Lease Expiration of 4th Largest Tenant” and “Lease Expiration of 5th Largest Tenant” mean, with respect to any Mortgaged Property, the date at which the applicable 2nd Largest Tenant’s, 3rd Largest Tenant’s, 4th Largest Tenant’s or 5th Largest Tenant’s, as applicable, lease is scheduled to expire.

“Loan Per Unit” means the applicable principal balance per unit of measure as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the subject Mortgage Loan included in the issuing entity, but without regard to any related Subordinate Companion Loan, unless otherwise indicated. With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group.

“LTV Ratio at Maturity or ARD,”, “Loan-to-Value Ratio at Maturity or ARD”, “Balloon LTV”, “Maturity Date LTV Ratio” or “Maturity Date LTV” means, with respect to any Mortgage Loan, (a) the Balloon Balance for such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratio at Maturity or ARD was calculated including both such Mortgage Loan and any related Pari Passu Companion Loan and without regard to any related Subordinate Companion Loan.

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In the case of an ARD Loan, the LTV Ratio at Maturity or ARD is calculated with respect to the related Balloon Balance on the related Anticipated Repayment Date. For further description, see the definition of “Appraised Value” above and Annex A-1 and the footnotes thereto.

With respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Balloon Balance of the related Mortgage Loans divided by the aggregate Appraised Value of the related Mortgaged Properties.

“Mortgage Rate” means, with respect to each Mortgage Loan or Whole Loan and any interest accrual period, the annual rate at which interest accrues on such Mortgage Loan or Whole Loan (without regard to any increase in such rate after the Anticipated Repayment Date in the case of an ARD Loan) during such period (in the absence of a default), as set forth in the related Mortgage Note from time to time (the initial Mortgage Rate with respect to each Mortgage Loan is set forth on Annex A-1 to this prospectus); provided, that for purposes of calculating Pass-Through Rates equal to, based on and limited by the weighted average Net Mortgage Rate, the Mortgage Rate for any mortgage loan will be determined without regard to any default interest and without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction of interest or principal due to a modification, waiver or amendment of the terms of that Mortgage Loan pursuant to the PSA.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A-1) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“MSA” means metropolitan statistical area.

“Net Operating Income” or “NOI” means historical net operating income for a Mortgaged Property for the annual or other period specified (or ending on the “NOI Date” specified), and generally consists of revenue derived from the use and operation of the Mortgaged Property, consisting primarily of rental income (and in the case of cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes (except in the case of certain Mortgage Loans included in the issuing entity, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

“NRA” means net rentable area.

“Occupancy Rate” means the percentage of Square Feet, Units, Rooms or Pads, as the case may be, of a Mortgaged Property that was occupied or leased as of or, in the case of certain properties, average Units or Rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 to this prospectus as the “Occupancy Rate As-of Date”), as specified by the borrower or as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property. Such percentage may include tenants which have executed a lease to occupy such Mortgaged Property even though the applicable tenant has not taken physical occupancy. The Occupancy Rate presented in this prospectus may include space subject to build-out or other renovation and may exclude space currently under renovation. Generally, for purposes of the presentation in this prospectus, we consider a “master lease” to be a lease by an affiliate of the borrower, or by an entity (or an affiliate of an entity) from which the borrower acquired the Mortgaged Property, that (in either case) is obligated to pay rent under a lease with the borrower but does not conduct business operations at the leased premises. We do not consider the following to be a “master lease” for purposes of the presentation in this prospectus: (i) a lease executed in connection with a sale-leaseback

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arrangement under which an unaffiliated seller of a property (or an affiliate thereof) conducts business operations at the Mortgaged Property and executes a long-term lease at the Mortgaged Property simultaneously with its acquisition by the borrower; (ii) a lease executed by the borrower, property seller or other person that (a) relates to space, whether or not occupied, that is leased by an unaffiliated tenant and (b) has the effect of making that borrower, seller or other person liable, in whole or in part, for the payment of rent that is not more than the rent payable by the unaffiliated tenant under its lease; or (iii) a master lease that was not taken into account in the underwriting. “Master leases” are typically used in connection with the origination of a loan to bring occupancy to a “stabilized” level but may not provide additional economic support for the Mortgage Loan. A master lease may relate to all or a portion of a Mortgaged Property.

In some cases, the “Debt Service Coverage Ratio” information and the “Occupancy Rate” with respect to a Mortgaged Property reflects the existence of a “master lease.”

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as GLP Industrial Portfolio B, representing approximately 8.4% of the Initial Pool Balance, the sponsor, Global Logistics Properties Limited, acquired the Mortgaged Properties securing the Mortgage Loan from Industrial Income Trust Inc. (“IIT”), a public, nontraded REIT, in November 2015. With respect to such Mortgaged Properties, “Occupancy” means, for historical periods, the average occupancy for the year, or for Mortgaged Properties acquired by IIT during the year, the average occupancy for the portion of the year that such Mortgaged Property was owned by IIT.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

•	“D(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

•	“L(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

•	“O(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•	“YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•	“D or GRTR of @% or YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

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•	“GRTR of @% or YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account; provided, that hotel, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox (if any) is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office building, industrial/warehouse facility, any combination of the foregoing, or any other property type for which such term is used, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “UW Expenses” means, with respect to any mortgaged property securing an underlying mortgage loan, the annual operating expenses estimated for that property, generally derived from the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

•	operating expenses were generally adjusted by various factors such as inflation, appraisers’ estimates and historical trends;

•	if there was no management fee or a management fee which varies from the market, it was assumed that a management fee is payable with respect to the mortgaged property in an amount that is the greater of the market rate as determined by an appraiser or the lender’s minimum management fee underwriting criteria for the applicable property type; and

•	those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar nonrecurring expenses.

Underwritten Expenses generally include:

•	salaries, wages and benefits;

•	the costs of utilities;

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•	repairs and maintenance;

•	marketing;

•	insurance;

•	management;

•	landscaping;

•	security, if provided at the mortgaged property;

•	real estate taxes;

•	general and administrative expenses; and

•	ground lease payments, and other costs,

but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

“Underwritten NCF Debt Yield”, “UW NCF Debt Yield” or “Cut-off Date UW NCF” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten NCF Debt Yield was calculated with respect to both such Mortgage Loan and any related Pari Passu Companion Loan, but without regard to any related Subordinate Companion Loan. With respect to any cross collateralized and cross defaulted Mortgage Loan, unless otherwise indicated, such terms mean the ratio of the aggregate Underwritten Net Cash Flow derived from the Mortgaged Properties securing all Mortgage Loans comprising such group divided by the aggregate Cut-off Date Balance of all Mortgage Loans comprising such group.

“Underwritten Net Cash Flow,” “Underwritten NCF” or “UW NCF,” with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

“Underwritten Net Cash Flow DSCR”, “Underwritten NCF DSCR”, or “UW NCF DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan. For purposes of the information presented in this prospectus, the Underwritten Net Cash Flow DSCR (unless otherwise indicated) with respect to (a) any Mortgage Loan that is part of a Whole Loan, reflects the Annual Debt Service payable under both such Mortgage Loan and any related Pari Passu Companion Loan, but does not reflect the Annual Debt Service payable under any Subordinate Companion Loan, and (b) any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, is calculated on the basis of the Underwritten Net Cash Flow generated by all the Mortgaged Properties securing such group and the aggregate Annual Debt Service payable under all Mortgage Loans comprising such group, in each case unless otherwise indicated.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. The Underwritten NCF DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.

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In some cases, the “UW NCF DSCR” information and the “Occupancy Rate” with respect to a mortgaged property reflects the existence of a “master lease.”

“Underwritten Net Operating Income” or “UW NOI” with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related mortgage loan seller. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property (in certain cases, however, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant), consisting primarily of rental income, less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees, franchise fees and advertising), and (b) estimated fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth herein. Certain of such assumptions and subjective judgments of each related mortgage loan seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the depositor, the applicable mortgage loan seller, the master servicer or the special servicer has control. In some cases, the Underwritten Net Operating Income set forth herein for any mortgaged property is higher, and may be materially higher, than the annual net operating income for such mortgaged property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable mortgage loan seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable mortgage loan seller was aware (e.g., current rent roll information including newly signed leases, near term market rent steps, expirations of “free rent” periods, market rents, and market vacancy data), contractual rent increases and estimated capital expenditures, leasing commissions and tenant improvement costs. In certain cases, the applicable mortgage loan seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable mortgage loan seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income.

The Underwritten Net Operating Income for cooperative mortgaged properties is based on projected net operating income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related Mortgage Loan, assuming that the related Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

Historical operating results may not be available or were deemed not relevant for some of the Mortgage Loans which are secured by Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Operating Income were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information such as estimates or budgets.

“Underwritten NOI Debt Yield” or “UW NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income for the related Mortgaged Property divided by the Cut-off Date Balance for such Mortgage Loan. With respect to any Mortgage Loan that is part of a Whole Loan, the Underwritten NOI Debt

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Yield is calculated with regard to both such Mortgage Loan and any related Pari Passu Companion Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated. With respect to any Mortgage Loan in any group of cross-collateralized Mortgage Loans, Underwritten NOI Debt Yield is calculated on the basis of the aggregate Cut-off Date Balance of all Mortgage Loans comprising such group and the aggregate Underwritten Net Operating Income derived for the Mortgaged Properties securing all Mortgage Loans comprising such group, in each case unless otherwise indicated.

“Underwritten EGI” or “UW EGI” or “UW Effective Gross Income” ” with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark-to-market, vacancy and collection loss.

“Underwritten NOI DSCR” or “UW NOI DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan. With respect to any Mortgage Loan that is part of a Whole Loan, UW NOI DSCR is calculated on the basis of the aggregate Annual Debt Service payable with respect to both the Serviced Pari Passu Companion Loan(s) and the related Mortgage Loan included in the issuing entity, but without regard to any related Subordinate Companion Loan, unless otherwise indicated. With respect to any Mortgage Loan in any group of cross-collateralized Mortgage Loans, UW NOI DSCR is calculated on the basis of the aggregate Annual Debt Service of all Mortgage Loans comprising such group and the aggregate Underwritten Net Operating Income of all Mortgage Loans comprising such group, in each case unless otherwise indicated.

“Underwritten Revenue” or “UW Revenue” means, with respect to any Mortgage Loan, the gross potential rent, less vacancies and collection loss.

“Units”, “Rooms”, or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, or (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented including such Mortgage Loan and any related Pari Passu Companion Loan, but without regard to any Subordinate Companion Loan or any other indebtedness, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans, unless otherwise indicated.

If we present a debt rating for some tenants and not others in the tables or elsewhere in this prospectus, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the

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same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$666,609,197
Number of mortgage loans	31
Number of mortgaged properties	222
Number of crossed loans	0
Crossed loans as a percentage	0.0%
Range of Cut-off Date Balances	$2,842,849 to $62,000,000
Average Cut-off Date Balance	$21,503,522
Range of Mortgage Rates	3.8164% to 5.6500%
Weighted average Mortgage Rate	4.5706%
Range of original terms to maturity(2)	84 months to 180 months
Weighted average original term to maturity(2)	118 months
Range of remaining terms to maturity(2)	80 months to 179 months
Weighted average remaining term to maturity(2)	116 months
Range of original amortization terms(3)(4)	240 months to 360 months
Weighted average original amortization term(3)(4)	339 months
Range of remaining amortization terms(3)(4)	239 months to 360 months
Weighted average remaining amortization term(3)(4)	339 months
Range of Cut-off Date LTV Ratios(5)	30.2% to 75.9%
Weighted average Cut-off Date LTV Ratio(5)	54.5%
Range of LTV Ratios as of the maturity date(2)(5)	30.2% to 67.1%
Weighted average LTV Ratio as of the maturity date(2)(5)	47.7%
Range of UW NCF DSCRs(6)	1.27x to 4.37x
Weighted average UW NCF DSCR(6)	2.01x
Range of UW NOI Debt Yields	8.0% to 18.4%
Weighted average UW NOI Debt Yield	11.9%
Percentage of Initial Pool Balance consisting of:
Amortizing Balloons	39.5%
Interest-Only Amortizing Balloons	34.5%
Interest-Only Balloon	26.0%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of one (1) Mortgage Loan, representing approximately 9.3% of the Initial Pool Balance, calculated as of the related Anticipated Repayment Date.

(3)	Excludes six (6) Mortgage Loans, representing approximately 26.0% of the Initial Pool Balance, that are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.

(4)	In the case of the Princeton Pike Corporate Center Mortgage Loan, representing approximately 6.8% of the Initial Pool Balance, such Mortgage Loan will amortize based on the assumed principal payment schedule set forth on Annex F.

(5)	With respect to the U Haul AREC RW Portfolio Mortgage Loan, representing approximately 9.3% of the Initial Pool Balance, the “as-is” appraised value of the portfolio of related Mortgaged Properties as a collective whole is $130,000,000, which is higher than the sum of the “as-is” appraised values of the individual Mortgaged Properties, which is $123,200,000, representing a 5.5% portfolio premium. The foregoing “as-is” appraised values represent the higher of the concluded land value or “in-use” value for each property included in the U Haul AREC RW Portfolio. “In-use” means the appraised value is determined on the assumption that the Mortgaged Properties continue to be used as self storage properties. The “in-use portfolio value” conclusion is $110,000,000. The sum of the “in-use” appraised values on a stand-alone basis is $100,290,000. In addition, with respect to the GLP Industrial Portfolio B Mortgage Loan, representing approximately 8.4% of the Initial Pool Balance, the “as-is” appraised value of the portfolio of related Mortgaged Properties as a collective whole is $2,081,000,000, which is higher than the sum of the “as-is” appraised values of the individual Mortgaged Properties, which is $1,988,100,000, representing a 4.7% portfolio premium. All other Mortgage Loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

(6)	Debt service coverage ratios are calculated based on annual debt service equal to 12 times the monthly payment in effect as of the Cut-off Date; provided, that (i) in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, debt service coverage ratios are instead calculated based on annual debt service equal to the average of the principal

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and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, (ii) in the case of a Mortgage Loan that provides for interest-only payments through its maturity or Anticipated Repayment Date, as applicable, such items are calculated based on annual debt service equal to the interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan and (iii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to its maturity or Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on annual debt service equal to the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

The issuing entity will include four (4) Mortgage Loans, representing approximately 24.3% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office	8	$221,994,215	33.3%
CBD	3	149,915,784	22.5
Suburban	4	67,738,304	10.2
Medical	1	4,340,127	0.7
Retail	35	$165,882,942	24.9%
Outlet Center	3	68,130,000	10.2
Regional Lifestyle Center	1	40,000,000	6.0
Unanchored	15	19,277,007	2.9
Anchored	2	16,100,000	2.4
Single Tenant	13	12,975,935	1.9
Shadow Anchored	1	9,400,000	1.4
Industrial	152	$130,986,763	19.6%
Warehouse	25	63,556,285	9.5
Distribution Warehouse	68	37,085,459	5.6
Flex	24	24,590,379	3.7
Light Industrial	24	3,833,610	0.6
Flex, Light Industrial, Distribution	11	1,921,030	0.3
Self Storage	19	$61,878,649	9.3%
Hospitality	3	$45,135,863	6.8%
Full Service	2	38,418,795	5.8
Limited Service	1	6,717,068	1.0
Multifamily	3	$26,455,073	4.0%
Garden	2	19,155,073	2.9
Mid-Rise	1	7,300,000	1.1
Manufactured Housing	2	$14,275,691	2.1%
Total	222	$666,609,197	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts as set forth in Annex A-1.

Office Properties

With respect to the office properties set forth in the above chart that include office tenants:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Princeton Pike Corporate Center, representing approximately 6.8% of the Initial Pool Balance, the

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Mortgaged Property is located near several other office parks that compete with it. For example, Philadelphia Insurance, which had been a tenant at the Mortgaged Property since 2006, recently exercised a termination option and relocated to a competing office park (which is owned by an affiliate of the borrower). The Mortgaged Property is also located adjacent to parcels of vacant land that are approved for office/hotel development. Moreover, a corporate entity is constructing a new office campus near the Mortgaged Property, and vacating an office building located three (3) miles from the Mortgaged Property, which is expected to compete with the Mortgaged Property, and a 650,000 SF office building located eight (8) miles from the Mortgaged Property, which may compete with the Mortgaged Property.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 7141 Cleanwater Lane, representing approximately 3.1% of the Initial Pool Balance, the Mortgaged Property consists of unit 1 in a 3-unit condominium. Units 2 and 3 are currently owned by an affiliate of the borrower and may be developed as office properties. There currently exists a steel structure on unit 2, which the ground lessor requires to be completed or demolished by January 2021 (or, if the current owner sells unit 2, within two years after such sale). However, a restrictive covenant was recorded at loan origination against units 2 and 3, which (i) requires future construction to be done in accordance with all laws, (ii) restricts the poaching of tenants from unit 1 and (iii) prohibits any construction that will interfere with unit 1 or have a material adverse effect on unit 1.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties

With respect to the retail properties, mixed use properties and self storage properties with retail components set forth in the above chart:

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Dembs Roth Kancov Portfolio, representing approximately 2.9% of the Initial Pool Balance, the fourth largest tenant of the portfolio, representing 4.3% of the net rentable area at the portfolio, is the Salvation Army, a charitable organization.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Industrial Properties

With respect to the industrial properties set forth in the above chart:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Preferred Freezer - San Leandro, CA, representing approximately 6.8% of the Initial Pool Balance, such Mortgaged Property is a cold storage facility. See “Risk Factors—Risks Relating to the Mortgage Loans—Cold Storage Properties Have Special Risks”.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as GLP Industrial Portfolio B, representing approximately 8.4% of the Initial Pool Balance, all of such Mortgaged Properties are logistics properties, including three such Mortgaged Properties, representing approximately 1.2% of the Cut-off Date Balance of such Mortgage Loan and 0.1% of the Initial Pool Balance by Allocated Loan Amount, which are operated as cold storage facilities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Self Storage Properties

With respect to the self storage properties and mixed use properties set forth in the above chart:

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as U Haul AREC RW Portfolio, representing approximately 9.3% of the Initial Pool Balance,

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the Mortgaged Properties derive a portion (approximately 17.4%) of the underwritten revenue collectively from (a) rent derived from truck rentals located at the related Mortgaged Properties, (b) rent derived from cell tower leases, (c) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle and boat storage and (d) rent derived from commercial/retail tenants operating at the related Mortgaged Properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Hotel Properties

With respect to the hotel properties set forth in the above chart:

•	With respect to three (3) Mortgaged Properties identified on Annex A-1 as Hilton Garden Inn - Oxnard, CA, Hilton Garden Inn Tupelo and Best Western Oakland, securing approximately 6.8% of the Initial Pool Balance by Allocated Loan Amount in the aggregate, such Mortgaged Properties are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the related Mortgage Loan
Hilton Garden Inn - Oxnard, CA	$22,946,097	3.4%	5/22/2025	1/1/2026
Hilton Garden Inn Tupelo	$15,472,699	2.3%	9/30/2028	2/6/2026
Best Western Oakland	$6,717,068	1.0%	11/30/2016(1)	12/6/2025

(1)	The Mortgaged Property operates as a Best Western hotel pursuant to a membership agreement that may be renewed for additional one-year terms. Such membership agreement may be terminated at any time without penalty.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Best Western Oakland, representing approximately 1.0% of the Initial Pool Balance, such Mortgage Loan provides for a seasonality reserve.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Hotel Properties Have Special Risks”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Manufactured Housing Properties

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Pine Haven MHC, representing approximately 1.7% of the Initial Pool Balance, there are approximately 100 manufactured homes (representing approximately 31% of total pad sites) that are owned by a borrower affiliate and rented by such borrower affiliate to third party tenants. Neither the homes nor the income from the rental of such manufactured homes is included in the collateral for such Mortgage Loan nor were they included in underwriting such Mortgage Loan.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

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Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance(1)
Gym, fitness center or a health club(2)	5	8.0%
Restaurant(3)	4	8.0%
Cold storage facility(4)	4	6.9%
Bank branch(5)	3	6.7%
Theater(6)	1	6.0%
Medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(7)	7	4.4%
Parking garages/parking lots(8)	1	4.2%
Beauty and cosmetology school(9)	1	1.4%

(1)	Based on Allocated Loan Amount.

(2)	Includes the Mortgaged Properties identified on Annex A 1 as Twenty Ninth Street Retail, Day Creek Village, Dembs Roth Kancov Portfolio - 5974-5990 S. Tamiami Trail, Dembs Roth Kancov Portfolio - 2660 SW College Road and Dembs Roth Cross Group Portfolio - 14706-14740 LaGrange Road.

(3)	Includes the Mortgaged Properties identified on Annex A-1 as Gateway Plaza, Day Creek Village, Woods Corner and Finksburg Plaza.

(4)	Includes the Mortgaged Properties identified on Annex A-1 as Preferred Freezer - San Leandro, CA, GLP Industrial Portfolio B - Bell Gardens Distribution Center #3, GLP Industrial Portfolio B - Memphis IC I and GLP Industrial Portfolio B - Ft. Lauderdale Industrial I.

(5)	Includes the Mortgaged Properties identified on Annex A-1 as Gateway Plaza, Day Creek Village and Finksburg Plaza.

(6)	Includes the Mortgaged Property identified on Annex A-1 as Twenty Ninth Street Retail.

(7)	Includes the Mortgaged Properties identified on Annex A-1 as Day Creek Village, Peachtree Business Park, Stony Creek Medical Center, Dembs Roth Cross Group Portfolio - 14706-14740 LaGrange Road, Dembs Roth Kancov Portfolio - 745 Battlefield Boulevard, Dembs Roth Cross Group Portfolio - 28188-28196 Schoolcraft Road and Dembs Roth Cross Group Portfolio - 310-330 W. Roosevelt Road.

(8)	Includes the Mortgaged Property identified on Annex A-1 as Gateway Plaza.

(9)	Includes the Mortgaged Property identified on Annex A-1 as Woods Corner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Additionally, the Mortgaged Properties identified on Annex A-1 as Dembs Roth Kancov Portfolio - 745 Battlefield Boulevard and Dembs Roth Cross Group Portfolio - 6905-6943 E. State Street, which collectively secure approximately 0.6% of the Initial Pool Balance by Allocated Loan Amount, include one or more tenants that operate its space as a dry cleaner with on-site processing.

Significant Obligors

There are no significant obligors related to the Trust.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans by Cut-off Date Balance:

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Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
525 Seventh Avenue	$62,000,000	9.3%	$348.33	1.70x	45.1%	Office
U Haul AREC RW Portfolio	$61,878,649	9.3%	$100.28	1.64x	47.6%	Self Storage
2100 Ross	$59,915,784	9.0%	$115.99	1.36x	58.6%	Office
GLP Industrial Portfolio B	$56,000,000	8.4%	$23.96	4.37x	30.2%	Industrial
Preferred Freezer - San Leandro, CA	$45,000,000	6.8%	$181.31	1.41x	61.6%	Industrial
Princeton Pike Corporate Center	$45,000,000	6.8%	$160.60	1.38x	65.3%	Office
Twenty Ninth Street Retail	$40,000,000	6.0%	$212.85	2.79x	42.9%	Retail
Ellenton Premium Outlets	$38,800,000	5.8%	$373.57	2.45x	53.6%	Retail
Gateway Plaza	$28,000,000	4.2%	$174.08	1.98x	46.7%	Office
Hilton Garden Inn - Oxnard, CA	$22,946,097	3.4%	$134,977.04	2.21x	68.3%	Hospitality
7141 Cleanwater Lane	$20,961,726	3.1%	$141.34	1.63x	57.6%	Office
Grove City Premium Outlets	$20,000,000	3.0%	$263.55	2.66x	54.9%	Retail
Dembs Roth Kancov Portfolio	$19,409,822	2.9%	$69.98	1.86x	65.4%	Retail
Dembs Roth Cross Group Portfolio	$16,144,990	2.4%	$57.51	1.98x	66.3%	(2)
Hilton Garden Inn Tupelo	$15,472,699	2.3%	$97,928.47	1.52x	63.2%	Hospitality
Top 3 Total/Weighted Average	$183,794,433	27.6%		1.57x	50.3%
Top 5 Total/Weighted Average	$284,794,433	42.7%		2.09x	48.2%
Top 15 Total/Weighted Average	$551,529,766	82.7%		2.09x	52.5%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, UW NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance and debt service payment for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but excludes the principal balance and debt service payment of any related Subordinate Companion Loan.

(2)	With respect to the Dembs Roth Cross Group Portfolio Mortgage Loan, the related Mortgaged Properties that make up the portfolio of Mortgaged Properties securing the Mortgage Loan comprise more than one property type. They include industrial, retail and office properties.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.0% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

As set forth below in the table entitled “Cross-Collateralized/Multi-Property Mortgage Loans”, the Mortgage Pool will include five (5) Mortgage Loans, collectively representing approximately 23.8% of the Initial Pool Balance, each of which are secured by two or more Mortgaged Properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of properties securing a multi-property Mortgage Loan or group of cross-collateralized Mortgage Loans may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property

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would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan or group of cross-collateralized Mortgage Loans.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties and each group of cross-collateralized Mortgage Loans.

Cross-Collateralized/Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan or Cross-Collateralized Group	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
U Haul AREC RW Portfolio	Multi-property Loan	$ 61,878,649	9.3%
GLP Industrial Portfolio B	Multi-property Loan	56,000,000	8.4
Dembs Roth Kancov Portfolio	Multi-property Loan	19,409,822	2.9
Dembs Roth Cross Group Portfolio	Multi-property Loan	16,144,990	2.4
Collis Portfolio	Multi-property Loan	5,091,435	0.8
Total		$ 158,524,896	23.8%

(1)	Total may not equal the sum of such amounts listed due to rounding.

Related Borrower Loans (Other than Cross-Collateralized Groups)(1)

Two (2) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans” and representing approximately 10.2% and 5.3% of the Initial Pool Balance, are not cross-collateralized but have borrower sponsors related to each other.

The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Mortgage Loan/Mortgaged Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Ellenton Premium Outlets	1	$38,800,000	5.8%
Grove City Premium Outlets	1	20,000,000	3.0
Gulfport Premium Outlets	1	9,330,000	1.4
Total for Group 1:	3	$68,130,000	10.2%
Group 2:
Dembs Roth Kancov Portfolio	21	$19,409,822	2.9%
Dembs Roth Cross Group Portfolio	11	16,144,990	2.4
Total for Group 2:	32	$35,554,812	5.3%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

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Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	21	$97,887,084	14.7%
Texas	33	$95,072,892	14.3%
New York	1	$62,000,000	9.3%
Florida	38	$60,311,649	9.0%
New Jersey	1	$45,000,000	6.8%
Washington	13	$40,636,359	6.1%
Colorado	1	$40,000,000	6.0%
Virginia	4	$39,465,678	5.9%
Other States	110	$186,235,535	27.9%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an Allocated Loan Amount as stated in Annex A-2.

The remaining Mortgaged Properties are located throughout twenty (20) other states and the District of Columbia, with less than 5.0% of the Initial Pool Balance by Allocated Loan Amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

•	Forty-eight (48) Mortgaged Properties securing approximately 22.9% of the Initial Pool Balance by Allocated Loan Amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 28%.

•	Certain of the Mortgaged Properties are located within 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean, which areas are more susceptible to hurricanes.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Mortgaged Properties With Limited Prior Operating History

With respect to one (1) Mortgage Loan, representing approximately 6.8% of the Initial Pool Balance, the related Mortgaged Property is a single tenant property subject to a triple-net lease with the related tenant.

With respect to two (2) Mortgage Loans, representing approximately 5.3% of the Initial Pool Balance, the related Mortgaged Property was constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no prior operating history.

With respect to one (1) Mortgage Loan, representing approximately 0.8% of the Initial Pool Balance, the related borrower or an affiliate acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Condominium Interests

Four (4) of the Mortgaged Properties, identified on Annex A-1 as Princeton Pike Corporate Center, Gateway Plaza and 7141 Cleanwater Lane, representing approximately 6.8%, 4.2% and 3.1%, respectively, of the Initial Pool Balance, and Dembs Roth Kancov Portfolio - #1 Auto Row Drive, representing approximately 0.2% of the Initial Pool Balance by Allocated Loan Amount, are comprised, in certain cases, in part, of the related borrower’s interest in one or more units in a condominium. With respect to such Mortgaged Properties (other than as

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described below), the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

The Mortgaged Property identified on Annex A-1 as Princeton Pike Corporate Center, which secures a Mortgage Loan representing approximately 6.8% of the Initial Pool Balance, consists of eight (8) office buildings, of which four (4) of the buildings are included in three (3) separate condominium regimes, as follows:

•	The 100 Lenox Drive condominium is comprised of the building known as 100 Lenox Drive and is a 91,450 SF office building that is divided into two (2) condominium units that share a structural wall. The borrower’s pro rata share of the square footage and common elements is 55.7%. The borrower is required under the condominium documents to perform certain common area services (such as snow removal, landscaping, fire alarm monitoring, parking lot maintenance, etc.) and bill back the other unit owner for its pro rata share. The condominium is governed by a board of three (3) directors, which is controlled by the borrower.

•	The 1000 Lenox condominium is made up of four (4) condominium units: 1000 Lenox Drive, 1100 Lenox Drive, 1200 Lenox Drive and 1300 Lenox Drive. 1000 Lenox Drive and 1200 Lenox Drive are owned by the borrower and are part of the collateral for the Mortgage Loan. The other two (2) units, which do not secure the Mortgage Loan, consist of undeveloped land and related development rights. The condominium is governed by a board of directors, as to which each unit owner is permitted to appoint one member. Accordingly, the borrower has the right to appoint only two (2) of the four (4) directors, and does not control the condominium board.

•	The 2000 Lenox condominium is made up of three (3) condominium units. 2000 Lenox Drive is the only developed lot in the condominium and the only unit which secures the Mortgage Loan. The condominium is governed by a board of three (3) directors, with each director elected by majority vote, and each unit having one vote with a value equal to its interest in the common elements. The borrower has a 33-1/3% interest in the common elements, and does not control the condominium board.

The buildings identified as 100 Lenox Drive, 1000 Lenox Drive, 1200 Lenox Drive and 2000 Lenox Drive are also bound by a roadway covenant for the maintenance of Lenox Drive.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Gateway Plaza, representing approximately 4.2% of the Initial Pool Balance, there are two borrowers, which own fee and leasehold interests in the Mortgaged Property as follows. The Gateway Plaza fee borrower owns the fee interest in the Mortgaged Property and has ground leased such fee interest to the Gateway Plaza leasehold borrower pursuant to a ground lease expiring in August 2088 (the “Gateway Plaza Ground Lease”). The leasehold interest under the Gateway Plaza Ground Lease is subject to a condominium regime, consisting of two leasehold condominium units, one of which is comprised of the public portion of the in-building parking garage, consisting of 310 spaces, which leasehold condominium unit is held by the City of Richmond (the “City of Richmond Leasehold Condominium Unit”), and the other of which is comprised of the remainder of the Mortgaged Property, and is held by the Gateway Plaza leasehold borrower (the “Gateway Plaza Borrower Leasehold Condominium Unit”). The collateral for the Mortgage Loan includes (i) the fee interest of the Gateway Plaza fee borrower, (ii) the leasehold interest of the Gateway Plaza leasehold borrower (subject to the City of Richmond Leasehold Condominium Unit), and (iii) the Gateway Plaza Borrower Leasehold Condominium Unit. Upon a foreclosure of the Gateway Plaza Mortgage Loan, the lender’s interest in the Mortgaged Property would exclude the City of Richmond Leasehold Condominium Unit. The Gateway Plaza leasehold borrower has a 75% interest in the condominium, and is entitled to appoint two (2) members of the condominium board and the City of Richmond is entitled to appoint one (1) board member.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 7141 Cleanwater Lane, representing approximately 3.1% of the Initial Pool Balance, the Mortgaged Property consists of unit 1 of a 3-unit leasehold condominium, each of which leasehold units is party to the same ground lease. The borrower maintains 60% voting control during the term of the Mortgage Loan. Under the condominium documents, in the event of foreclosure, the lender and its successors and assigns would have 60% control of the allocated voting interest in the condominium unless and until the following conditions have been satisfied: (1) the foreclosing lender has transferred title of unit 1 to a third party; (2) units 2 and 3 have been sold or transferred to the Port of Olympia or a third party purchaser unrelated to the borrower; and (3) either (A) unit 2 or unit 3 has been fully developed with a building for which a certificate of occupancy has been issued and such building has

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been leased up to tenants obligated to pay market rent or (B)(i) the Port of Olympia has become the owner of units 2 and 3 under the condominium; (ii) units 2 and 3 have been leased to a third-party tenant unrelated to the borrower and such new tenant is obligated to construct one or more buildings on units 2 and 3 and has obtained approved plans for such building(s); (iii) such new tenant has entered into market term subleases with one or more subtenants to occupy such building(s); and (iv) an institutional lender has provided sufficient financing to complete the construction of such building(s). Once all of the foregoing conditions are satisfied, unit 1 will have a 50% voting interest; however, unit 1 will retain the right to break any deadlock.

With respect to the Mortgaged Property identified on Annex A-1 as Dembs Roth Kancov Portfolio - #1 Auto Row Drive, representing approximately 0.2% of the Initial Pool Balance by Allocated Loan Amount, the Mortgaged Property consists of one unit of a three-unit condominium, as to which each unit owner has the right to appoint one member of a three member condominium board.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	219	$596,317,471	89.5%
Fee/Leasehold(3)	1	40,000,000	6.0
Leasehold	2	30,291,726	4.5
Total	222	$666,609,197	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts as set forth in Annex A-2.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties.

In general, unless the related fee interest is also encumbered by the related Mortgage, except as noted below or in the exceptions to representation and warranty no. 34 in Annex D-1 indicated on Annex D-2, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted below or in the exceptions to representation and warranty no. 34 in Annex D-1 indicated on Annex D-2, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Mortgaged Property identified on Annex A-1 as Twenty Ninth Street Retail, securing approximately 6.0% of the Initial Pool Balance, over 50% of such Mortgaged Property consists of a leasehold interest under a ground lease expiring on June 30, 2060. Ground rent is reset every ten years and is equal to 6% of the then appraised value of the land. The current annual ground rent is $2,052,000, and the next rent adjustment is scheduled to occur on July 1, 2022. The Mortgage Loan was underwritten based on the current ground rent.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Gateway Plaza, representing approximately 4.2% of the Initial Pool Balance, such Mortgaged Property is treated as fee for purposes of this prospectus; however, the Mortgaged Property includes both the fee interest and the ground

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leasehold interest, which interests are subject to the City of Richmond Leasehold Condominium Unit, as described above under “—Condominium Interests”.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 7141 Cleanwater Lane, representing approximately 3.1% of the Initial Pool Balance, such Mortgaged Property consists of a leasehold condominium unit identified as unit 1 of a three-unit leasehold condominium. Unit 2 of the condominium regime is currently improved with a four-story steel frame that has been approved for development as a four-story 74,000 SF office building. Unit 3 of the condominium regime is currently vacant land that could be developed into a four-story 74,000 SF office building. Units 2 and 3 are currently owned by an affiliate of the borrower. The three separate units and shared common elements are together situated on a 9.31 acre parcel of land that is ground leased by the Port of Olympia to the three condominium unit owners at an annual ground rent of $99,907 (including the related leasehold excise tax), which increases by 10.0% every five years, with the next increase in August 2019. The entire ground rent for all three units is required to be paid by the related borrower until unit 2 and unit 3 of the condominium regime are developed in accordance with the loan documents. The initial term of the ground lease expires on July 31, 2036 and the borrower and leasehold lender are permitted to exercise a thirty-year extension option.

The ground lease with respect to the Mortgaged Property identified on Annex A-1 as 7141 Cleanwater Lane is assignable by the lender without the lessor’s consent, but only if the third party purchaser has, in the lender’s reasonable business judgment, the financial capability and management experience (personally or through a property management company) to prudently own and operate the Mortgaged Property. In addition, such ground lease requires the ground lessor’s consent to sublease the premises (i.e. to lease to space lease tenants), which consent cannot be unreasonably withheld, conditioned or delayed.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Gulfport Premium Outlets, representing approximately 1.4% of the Initial Pool Balance, such Mortgaged Property is ground leased by the related borrower pursuant to a 40-year ground lease with the Board of Education of Harrison County School District, expiring in December 2034. In addition, the ground lease provides for a 25-year extension option, which results in a fully extended maturity of December 31, 2059, which renewal option may be exercised by the lender. The Mortgaged Property was developed on a location that was deemed a wetlands designated area. Given that the development of the Mortgaged Property would have had an adverse effect on the wetlands area, the borrower was required to also ground lease (and not develop) a non-contiguous 121 acre parcel of land from the Board of Education of Harrison County, in order to develop the parcel on which the improvements are located. Such additional parcel is part of the collateral for the Mortgage Loan; however, it was not given any value in the appraisal of the Mortgaged Property, or in underwriting the Mortgage Loan. The current ground lease payment for both parcels is $167,470 per year with 5.0% annual increases.

The Mortgaged Property identified on Annex A-1 to the Preliminary Prospectus as GLP Industrial Portfolio B – Atlanta - Liberty DC, representing approximately 0.2% of Initial Pool Balance by Allocated Loan Amount, is ground leased to the related borrower by the Henry County Development Authority in connection with a payment in lieu of taxes program. The county has granted to the lender a mortgage on its fee interest in the Mortgaged Property. The ground lease expires on October 1, 2020; however, the borrower has the right, and is required under the loan documents, to purchase the fee interest for $10.00 and surrender of a county bond.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests” and “—Leased Fee Properties Have Special Risks”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

As regards ground leases, see representation and warranty no. 34 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than nine months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I

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standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 40 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as U Haul AREC RW Portfolio, representing approximately 9.3% of the Initial Pool Balance, the environmental consultant noted the following environmental issues at certain of the Mortgaged Properties:

o	with respect to the Mortgaged Property identified on Annex A-1 as U-Haul Moving & Storage of Anchorage, securing approximately 0.7% of the Initial Pool Balance by Allocated Loan Amount, the related Phase I ESA reported that two leaking underground storage tanks (“LUSTs”) were removed in 1998 followed by soil and groundwater investigation and remediation. The ESA reported that regulatory closure is anticipated in 2017 after completion of current semi-annual groundwater monitoring and related corrective actions that are expected to cost $30,000 per year;

o	with respect to the Mortgaged Property identified on Annex A-1 as U-Haul Moving & Storage of West Hartford, securing approximately 0.6% of the Initial Pool Balance by Allocated Loan Amount, the related Phase I ESA reported that historic industrial and commercial activities had resulted in impacts that have been undergoing investigation and remediation pursuant to oversight by the Connecticut Department of Energy & Environmental Protection. The ESA stated that regulatory closure can be requested if two additional quarterly groundwater monitoring events confirm compliance with remediation standards. The ESA recommended no additional action in regard to this issue;

o	with respect to the Mortgaged Property identified on Annex A-1 as U-Haul Moving & Storage of Lynwood, securing approximately 0.4% of the Initial Pool Balance by Allocated Loan Amount, the related Phase I ESA reported that the Mortgaged Property was impacted by groundwater contamination migrating from an adjacent third-party property at which a gas station and dry cleaner had operated. Additionally, a previous LUST at the Mortgaged Property had commingled with the offsite impacts. The ESA recommended that the owners of the Mortgaged Property provide cooperation, access, and assistance to persons conducting response actions or natural resource restoration for both sites until regulatory closure is achieved;

o	with respect to the Mortgaged Property identified on Annex A-1 as U-Haul Moving & Storage of Capitol Hill, securing approximately 0.3% of the Initial Pool Balance by Allocated Loan Amount, the related Phase I ESA reported that dry cleaning and gas station facilities previously had operated onsite. Basement sump groundwater sampling in 2005 identified elevated concentrations of dry cleaning solvent, and the ESA recommended additional investigation to determine any potential for vapor intrusion at an estimated cost of $8,000 to $10,000. Additionally, LUSTs had been removed and based on natural attenuation of groundwater impacts conditional regulatory closure was granted, which potentially could require further actions in the event of any future redevelopment. The ESA recommended no additional actions in regard to these issues;

o	with respect to the Mortgaged Property identified on Annex A-1 as U-Haul Moving & Storage of Jacksonville, securing approximately 0.2% of the Initial Pool Balance by Allocated Loan

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Amount, the related Phase I ESA reported that previously LUSTs had been removed and sampling ranked the incident as low priority. Additionally, former hydraulic lifts had been abandoned without document assessment. The ESA recommended further investigation of the hydraulic lifts at an estimated cost of $8,000 to $10,000 and recommended submitting LUST incident closure request documentation;

o	with respect to the Mortgaged Property identified on Annex A-1 as U-Haul Moving & Storage of SE Seattle, securing approximately 0.2% of the Initial Pool Balance by Allocated Loan Amount, the related Phase I ESA reported that previously LUSTs had been removed and investigated and that a request for regulatory closure is pending. The ESA recommended no additional action in regard to this issue; and

o	with respect to the Mortgaged Property identified on Annex A-1 as U-Haul Moving & Storage of Rainier Valley, securing approximately 0.2% of the Initial Pool Balance by Allocated Loan Amount, the related Phase I ESA reported that previously LUSTs had been removed from the Mortgaged Property and that additional investigation is required to delineate the extent of impacts, at an estimated cost of $15,000 to $25,000. The ESA recommended no additional action in regard to this issue.

In lieu of reserves and pursuant to the Mortgage Loan documents, the related borrower maintains an environmental impairment liability (“EIL”) insurance policy from Chartis Specialty Insurance Company (AIG) (rated “A” by A.M. Best), which includes the lender, with its successors, assigns and/or affiliates as an additional named insured. The EIL Policy is required to be maintained for the term of the Mortgage Loan with coverage limits of $10 million per incident and in the aggregate with a self-insured retention per incident of $100,000. The EIL policy will need to be renewed during the term of the Mortgage Loan, and the borrower has convenanted in the Mortgage Loan documents to do the same. In addition, the failure to renew the EIL policy during the term of the Mortgage Loan is an event of default and a recourse carveout. Additionally, at origination, the borrower obtained a Secured Creditor Impaired Property (SCIP) insurance policy from Great American Insurance Group (rated “A+” by A.M. Best, “A+” by S&P and “A1” Moody’s) for the benefit of the lender with coverage limits of $5 million per incident and in the aggregate with a $50,000 self-insured retention per incident for a term of 13 years from the origination date.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 2100 Ross, representing approximately 9.0% of the Initial Pool Balance, the related Phase I ESA reported that groundwater had been impacted either by historic onsite or offsite activities and the Mortgaged Property previously entered a state voluntary cleanup program. A dewatering system was constructed to divert and pretreat groundwater prior to discharge by permit to the municipal sewer system. The ESA concluded that vapor intrusion is not a concern. The ESA recommended no additional action in regard to this issue.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as GLP Industrial Portfolio B, representing approximately 8.4% of the Initial Pool Balance, each of the Mortgaged Properties was subject to an environmental site assessment. In certain cases, these assessments revealed conditions including: nearby third-party spills or third-party LUSTs or third-party high risk activities such as industrial facilities that potentially may have or in some cases have impacted a Mortgaged Property; previously removed and/or remediated onsite LUSTs; historic onsite activities including industrial facilities, or printing and automotive services; the onsite presence of dry wells or monitoring wells or underground storage tanks; and electrical transformer or hydraulic equipment leakage. These conditions resulted in recommendations that the related Mortgaged Properties: monitor conditions, investigations, or cleanup activities at nearby properties; implement the closure of clarifiers; review governmental regulatory files to obtain additional information; or otherwise abate or remediate a condition. Additionally, certain of the Mortgaged Properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing. The borrowers obtained an environmental insurance policy from Allied World Assurance Company covering all of the Mortgaged Properties. The policy expires November 4, 2025, has a limit of $5,000,000 per incident ($10,000,000 in the aggregate) and has a deductible of $100,000. The borrowers are required to obtain a three (3) year extension period thirty (30) days prior to the termination of the policy. If pollution legal liability insurance, as required under the loan documents (including the policy described above), is in place with respect to a Mortgaged Property, the related

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guarantors will not have any obligations, liabilities or indemnifications under the related environmental indemnity agreement with respect to such Mortgaged Property.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Preferred Freezer - San Leandro, CA, representing approximately 6.8% of the Initial Pool Balance, the related Phase I ESA reported that the Mortgaged Property is within an area of regional groundwater contamination and has been impacted by an upgradient source site. Additionally, historic onsite lumber mill activities resulted in contamination. The Mortgaged Property is in a state voluntary cleanup program that includes monitored natural attenuation of groundwater impacts with deed restrictions on land use and groundwater use. The five year groundwater monitoring program extends until 2019. The ESA recommended no additional action in regard to this issue. In addition to a $65,000 reserve funded by the borrower at origination to cover the cost of required monitoring, the lender purchased mortgagee environmental insurance coverage issued by Steadfast Insurance Company, which is rated “A+” by A.M. Best, with a coverage limit of $1 million per incident and in the aggregate and with $50,000 self-insured retention per claim for the full term of the Mortgage Loan.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Twenty Ninth Street Retail, representing approximately 6.0% of the Initial Pool Balance, the related Phase I ESA reported that two automobile service centers previously had operated at the Mortgaged Property. A waste oil underground storage tank was removed, later investigation detected no residual action level impacts, and the site was issued a No Further Action letter. The ESA recommended no additional action in regard to these issues. The borrower obtained a Pollution and Remediation Legal Liability Policy from X.L. America, Inc. (rated “A+” by S&P and “A” by A.M. Best) with a mortgagee endorsement for $5 million per incident and in the aggregate and a $100,000 self-insured retention expiring on December 4, 2025. The environmental policy will need to be renewed during the term of the Mortgage Loan, and the borrower has covenanted in the Mortgage Loan documents to do the same. In addition, the failure to renew the environmental policy during the term of the Mortgage Loan is an event of default and a recourse carveout.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Stony Creek Medical Center, representing approximately 0.7% of the Initial Pool Balance, the related Phase I ESA reported that historic fill including coal ash and post-combustion coal materials had impacted soils at the Mortgaged Property. Following investigation and soil excavation pursuant to an approved remedial action plan, the Connecticut Department of Energy & Environmental Protection approved management of residual impacts through use of engineering controls consisting of clean fill and concrete slab caps. The ESA recommended no further action. In lieu of reserves, the borrower obtained an environmental insurance policy from Nautilus Insurance Company (rated “A+:XV” by A.M. Best) with the lender as an additional named insured, with coverage limits of $2 million per incident and in the aggregate and with a per incident self-insured retention of $50,000, and with a term extending through the maturity date of the Mortgage Loan.

•	With respect to the Mortgaged Property identified on Annex A-1 as Dembs Roth Cross Group Portfolio - 6905-6943 E. State Street, representing approximately 0.3% of the Initial Pool Balance by Allocated Loan Amount, the related Phase I ESA reported that onsite dry cleaning had resulted in impacts that were addressed pursuant to a state voluntary investigation and cleanup program. The incident received regulatory closure with a deeded groundwater use restriction to manage residual impacts; however, the ESA could not immediately rule out potential vapor intrusion. In lieu of reserves, the borrower obtained an environmental insurance policy from Beazley ECLIPSE (Lloyd’s Syndicates 623/2623) (rated “A” by A.M. Best) with the lender, as an additional named insured with coverage of $2 million per incident and in the aggregate and with a per incident self-insured retention of $50,000, with a term extending through the maturity date of the Mortgage Loan.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Walgreens – Glasgow, KY, representing approximately 0.4% of the Initial Pool Balance, a petroleum release was identified in 2003 related to a gas station that formerly occupied the southeast portion of the Mortgaged Property from 1990 to 2003. According to the most recent Corrective Action Monitoring Report dated June 2, 2015, the Benzene results for a section of the Mortgaged Property were 0.337 parts per million (ppm), which is above the applicable Maximum Contaminant Level (MCL) of 0.31 ppm. However, the previous sampling event of the section of the Mortgaged Property produced a result

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below the MCL allowable limits. According to the Phase I environmental assessment, future remedial investigation and/or actions would be the responsibility of the gas station formerly occupying the area and the Kentucky Office of Petroleum Storage Tank Environmental Assurance Fund.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion. Below are descriptions of certain of such Mortgaged Properties.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Princeton Pike Corporate Center, representing approximately 6.8% of the Initial Pool Balance, the Mortgage Loan funded the acquisition of the Mortgaged Property, which at the time of acquisition was undergoing a capital improvements program, which was not yet complete. Under the purchase agreement for the Mortgaged Property, various sellers escrowed the amount of $726,568 with Fidelity National Title Insurance Company as escrow agent to be used for the completion of such capital improvements. The applicable seller is authorized and obligated to perform the applicable work, and has the right to withdraw amounts from such reserve to the extent it performs such work. The agreements which establish the right and obligation of the sellers to perform ongoing work at the Mortgaged Property have been collaterally assigned to the lender. However, such escrow fund is not collateral for the Mortgage Loan, and the lender does not have the right to hold, and does not hold, such escrow.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. See “Appraised Value” above.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than nine (9) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or to remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Property may be subject to ongoing litigation. For example:

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•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as U Haul AREC RW Portfolio, representing approximately 9.3% of the Initial Pool Balance, an affiliate of the borrower, U-Haul International, Inc. (“U-Haul”) (which is wholly-owned by AMERCO, the related mortgage loan sponsor) was named as the defendant in a complaint filed on July 3, 2012. The complaint alleged various trademark infringement and unfair competition claims. The complaint alleged that the claims arose from U-Haul’s use of the word “pod” and “pods” as a generic term for its U-Box moving and storage product. The plaintiff, PODS Enterprises, Inc. (“PEI”) alleged that such use is an inappropriate use of its PODS mark. PEI sought among other reliefs, approximately $70 million in damages. On September 25, 2014, the jury returned a unanimous verdict, finding in favor of PEI and against U-Haul on all claims and counterclaims. The jury awarded PEI $45 million in actual damages and $15.7 million in U-Haul’s alleged profits attributable to its use of the term “pod” or “pods”. On October 1, 2014, the Court ordered briefing on U-Haul’s oral motion for directed verdict on its genericness defense, the motion on which the Court had deferred ruling during trial. On March 11, 2015, the Court denied U-Haul’s Renewed Motion for Directed Verdict and entered Judgment on the jury verdict in favor of PEI and against U-Haul in the amount of $60.7 million. In 2015, the parties filed a series of post-judgment motions which are still pending.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Gateway Plaza, representing approximately 4.2% of the Initial Pool Balance, the related non-recourse carveout guarantor is subject to a lawsuit filed on September 16, 2015, concerning a limited guaranty of recourse obligations executed by a predecessor entity of the guarantor in connection with a defaulted mortgage loan secured by a commercial property in Bridgewater, New Jersey. The plaintiff seeks approximately $15.5 million in order to satisfy the outstanding amount of the loan, plus reasonable attorney’s fees and other costs and disbursements related thereto. The plaintiff claims that the guarantor’s limited guaranty was triggered due to the merger of Newkirk Realty Trust, Inc. and Lexington Corporate Properties Trust on December 31, 2006, arguing that it constituted an event of default because it was a transfer that was not permitted by the related loan agreement.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below. See also representation and warranty no. 13 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

Twenty-two (22) of the Mortgage Loans, representing approximately 61.7% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

Eight (8) of the Mortgage Loans, representing approximately 32.3% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

One (1) of the Mortgage Loans, representing approximately 6.0% of the Initial Pool Balance, was originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed in lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

•	With respect to the portfolio of Mortgaged Properties identified on Annex A-1 as U Haul AREC RW Portfolio, which secures a Mortgage Loan representing approximately 9.3% of the Initial Pool Balance, the non-recourse carve-out guarantor, AMERCO, the holding company that indirectly owns 100% of the borrowers and also owns 100% of U Haul International, Inc., the parent company of the property managers for the Mortgaged Properties, previously filed a voluntary petition for bankruptcy protection in the U.S. Bankruptcy Court in 2003. AMERCO emerged from bankruptcy on March 15, 2004 with full payment to creditors.

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•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 2100 Ross, representing approximately 9.0% of the Initial Pool Balance, the Mortgaged Property previously secured a mortgage loan that was included in the WBCMT 2007-C34 securitization trust and was foreclosed upon (under other ownership) in August 2012.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Gateway Plaza, representing approximately 4.2% of the Initial Pool Balance, an affiliate of the sponsor filed for bankruptcy in 2009.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

•	The Mortgaged Properties identified on Annex A-1 as Preferred Freezer - San Leandro, CA, 7141 Cleanwater Lane, Walgreens - Glasgow, KY and Valley View, secured by Mortgage Loans collectively representing approximately 10.8% of the Initial Pool Balance by Allocated Loan Amount, are each a single Mortgaged Property that is leased to a single tenant.

•	In addition, with respect to the Mortgage Loans secured by the portfolios of Mortgaged Properties identified on Annex A-1 as GLP Industrial Portfolio B, Dembs Roth Kancov Portfolio, Dembs Roth Cross Group Portfolio and Collis Portfolio, seventy-three (73) of the related Mortgaged Properties, collectively representing approximately 7.3% of the Initial Pool Balance by Allocated Loan Amount, are leased to a single tenant.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties (or portfolios of Mortgaged Properties) identified on Annex A-1 as 525 Seventh Avenue, 2100 Ross, GLP Industrial Portfolio B, Princeton Pike Corporate Center, Twenty Ninth Street Retail, Ellenton Premium Outlets, Gateway Plaza, 7141 Cleanwater Lane, Grove City Premium Outlets, Dembs Roth Kancov Portfolio and Dembs Roth Cross Group Portfolio.

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With respect to the Mortgage Loan secured in whole by the Mortgaged Property identified in the table below, such Mortgaged Property is occupied by a single tenant under a lease that expires prior to the maturity of such Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
7141 Cleanwater Lane	3.1%	No	11/30/2021	2/6/2023

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as GLP Industrial Portfolio B, representing approximately 8.4% of the Initial Pool Balance, fifty-five (55) Mortgaged Properties, with Allocated Loan Amounts representing approximately 53.4% of the Cut-off Date Balance of such Mortgage Loan, are leased to single tenants, and 40 of those single tenants have lease expiration dates prior to the maturity date of such Mortgage Loan.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Dembs Roth Kancov Portfolio, twelve (12) of the related Mortgaged Properties (representing approximately 1.5% of the Initial Pool Balance by Allocated Loan Amount) are leased to single tenants, and all of such tenants’ leases expire prior to the maturity date of such Mortgage Loan.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Dembs Roth Cross Group Portfolio, three (3) of the related Mortgaged Properties (representing approximately 0.6% of the Initial Pool Balance by Allocated Loan Amount) are leased to single tenants, and all of such tenants’ leases expire prior to the maturity date of such Mortgage Loan.

With respect to the Mortgage Loans shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property or Mortgaged Properties (excluding Mortgage Loans secured by a single Mortgaged Property leased to a single tenant and shown in the table above) expires in a single calendar year prior to, or the same year as, the maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of Leases Expiring	Calendar Year of Expiration	Maturity Date
Gateway Plaza	4.2%	75.8%	2030	2/6/2031
Dembs Roth Cross Group Portfolio	2.4%	54.1%	2017	11/6/2025
41 Eagle Road	1.3%	80.2%	2021	2/6/2026

There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease at any time. For example (with respect to the largest 15 Mortgage Loans and the largest 5 tenants at each Mortgaged Property or portfolio of Mortgaged Properties):

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•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 2100 Ross, representing approximately 9.0% of the Initial Pool Balance, the five largest tenants have the following termination rights: (1) The largest tenant, CBRE, Inc., has (a) a one-time termination option pertaining to 90,204 sq. ft. of its space which is effective January 1, 2018 upon notice to terminate on or before January 31, 2017, and payment of one month of base rent and the unamortized portion of construction allowance, rent abatement, leasing commissions, and certain legal fees, and (b) a termination option pertaining to 7,957 sq. ft. of its space effective upon 180 days’ notice and payment of the unamortized cost of all tenant improvements and leasing commissions; (2) The second largest tenant, Lockton Companies, LLC, has a right to terminate its lease effective March 31, 2022 upon 12 months’ notice, and payment of three months’ base rent, and the unamortized portion of the construction allowance, leasing commissions, and certain legal fees; (3) The third largest tenant, Netherland, Sewell & Associates, Inc., has an early termination option effective September 30, 2023 upon 12 months’ notice and the payment of three months of base rent and the unamortized portion of the construction allowance and leasing commissions; (4) The fourth largest tenant, Prudential Mortgage Capital Co., has a right (a) to terminate its lease effective April 30, 2023 upon 12 months’ notice and payment of three months’ base rent and the unamortized portion of the construction allowance and leasing commissions and (b) to terminate its lease for its 799 sq. ft. storage space upon 30 days’ notice with no termination fee; and (5) The fifth largest tenant, Merrill Lynch, Pierce, Fenner & Smith Incorporated has a one-time lease termination option on up to 10,000 sq. ft. of space on the 11th floor of the Mortgaged Property effective December 31, 2016 with six months’ notice and payment of a termination fee.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as GLP Industrial Portfolio B, representing approximately 8.4% of the Initial Pool Balance, certain tenants at the Mortgaged Properties are permitted to unilaterally terminate their leases upon providing notice of such termination. For example, with respect to the Mortgaged Property identified on Annex A-1 as South Bay DC, NYX, Los Angeles, LLC, the single tenant, representing approximately 1.8% of the aggregate underwritten base rent for the portfolio, has a right to terminate its lease as of November 30, 2018, with 6 months’ prior written notice and payment of a termination fee equal to $400,000. With respect to the Mortgaged Property identified on Annex A-1 as Sugarland Interchange DC, Fairfield Industries Inc., the largest tenant, representing approximately 1.5% of the aggregate underwritten base rent for the portfolio, has a one-time right to terminate its lease as of August 1, 2016, with 9 months’ prior written notice and payment of a termination fee equal to $1,000,000. With respect to the Mortgaged Property identified on Annex A-1 as Portside Distribution Center, Solo Cup (Dart), the largest tenant, representing approximately 1.2% of the aggregate underwritten base rent for the portfolio, has a one-time right to terminate its lease effective as of December 31, 2016, with 12 months’ prior written notice and payment of a termination fee equal to $600,000. With respect to the Mortgaged Property identified on Annex A-1 as Kent Valley DC II, (Clarsonic) Pacific B, the single tenant, representing approximately 1.1% of the aggregate underwritten base rent for the portfolio, has a right to terminate its lease as of November 30, 2016, with 6 months’ prior written notice and payment of a termination fee equal to $100,000. With respect to the Mortgaged Property identified on Annex A-1 as Fairburn DC, New Breed, the single tenant, representing approximately 1.0% of the aggregate underwritten base rent for the portfolio, has the one-time right to terminate its lease effective as of May 31, 2017, with 10 months’ prior written notice and payment of a termination fee equal to approximately $272,312 (including the unamortized portion of landlord costs incurred for tenant improvements, leasing commissions and other costs related to such lease).

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Princeton Pike Corporate Center, representing approximately 6.8% of the Initial Pool Balance, the fourth (4th) largest tenant, Albridge/BNY Mellon (which is guaranteed by BNY Mellon), representing approximately 5.6% of NRA and approximately 6.9% of underwritten rent, has exercised its termination option effective January 1, 2017. At origination, the borrower deposited $4,305,615 into a reserve fund, which equates to approximately three (3) years of underwritten base rent. The fifth (5th) largest tenant at the Mortgaged Property, Parsons Brinckerhoff, representing approximately 5.4% of NRA and approximately 6.8% of underwritten rent, has a one-time option to terminate its lease at the end of the seventh (7th) lease year following the rent commencement date, upon twelve (12) months’ of notice. The termination option is effective November 2018 with notice given by November 2017. Upon exercising its termination option, Parsons Brinckerhoff is required to pay a termination fee equal to the

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unamortized portion of tenant allowances, brokerage commissions and free rent, amortized over the initial term at 9.5% interest, plus three (3) months’ fixed rent.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Gateway Plaza, representing approximately 4.2% of the Initial Pool Balance, the largest tenant, McGuireWoods LLP, has two contraction options that allow the tenant to reduce its space by one or two floors representing 7.8% and 15.5% of the net rentable area, respectively, on September 1, 2022 and September 1, 2026, respectively, but in no case by more than two floors in the aggregate. In the event that the tenant exercises its options to contract its space, it is required to pay the landlord a contraction fee equal to $140.57 per sq. ft. of the reduced space in connection with the first option and $95.89 per sq. ft. of the reduced space in connection with the second option.

For more information related to tenant termination options, see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Major Tenants” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus.

See Annex A-1 to this prospectus and the accompanying footnotes for information regarding certain termination options held by the 5 largest tenants (by net rentable area leased) at each Mortgaged Property or portfolio of Mortgaged Properties. Prospective investors are also encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus.

Other. Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or may not be in physical occupancy, or may have been underwritten based on average or straight-lined rents, as set forth below:

•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as 525 Seventh Avenue, Princeton Pike Corporate Center, Grove City Premium Outlets and Gulfport Premium Outlets, collectively representing approximately 20.5% of the Initial Pool Balance, underwritten base rent included straight lined rent credits for one or more tenants.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 525 Seventh Avenue, representing approximately 9.3% of the Initial Pool Balance, the borrower deposited $777,924 in escrow at the origination of the Mortgage Loan for outstanding free rent periods ranging from one to nine months, relating to 21 individual tenants.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 2100 Ross, representing approximately 9.0% of the Initial Pool Balance, one of the tenants at the Mortgaged Property, Turner Construction Company (“Turner”) executed a lease for 29,358 sq. ft. (3.5% net rentable area) in July 2014, but never took occupancy. The lease expires in June 2025 and Turner continues to meet all of its obligations under the lease. At the origination of the Mortgage Loan, the borrower established a reserve of $752,445, which represented an amount equal to one year’s rent (including reimbursements) payable under the Turner lease. In addition, with respect to such Mortgaged Property, at loan origination, the borrower deposited $765,850 into a reserve relating to free rent for the fourth largest tenant, Prudential Mortgage Capital Co.

•	With respect to the portfolio of Mortgaged Properties identified on Annex A-1 as GLP Industrial Portfolio B, representing approximately 8.4% of the Initial Pool Balance, five (5) tenants, collectively, representing approximately 1.5% of the Underwritten Base Rent for the GLP Industrial Portfolio B, have sublet all or a portion of their space as of August 2015. In addition, with respect to the Mortgaged Property included in such portfolio identified on Annex A-1 as Westport DC Bldg B, the sole tenant, The Sun Products Corporations, representing approximately 1.5% of the underwritten base rent for the portfolio, has gone dark, but continued to pay rent as of August 2015. In addition, approximately 3.8% of such portfolio of Mortgaged Properties by Allocated Loan Amount have material levels (50% or more) of vacancy, and others of such Mortgaged Properties have varying levels of vacancy.

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•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Gateway Plaza, representing approximately 4.2% of the Initial Pool Balance, all vacant space at the Mortgaged Property (comprising 80,065 square feet, which includes 28,615 square feet leased to Towne Bank and Potbelly’s until their respective lease commencement dates), is subject to a master lease (“Master Lease”) between the related borrower and the prior owner of the Mortgaged Property (“Prior Owner”), which expires on December 31, 2017, subject to certain extensions. Pursuant to the purchase and sale agreement among the related borrower, the Prior Owner and the non-recourse carveout guarantor, the Prior Owner has the right to require the borrower to enter into leases for the space that is subject to the Master Lease, provided that such leases meet certain predetermined criteria, one of which is an average minimum net effective rent based on all leases entered into pursuant to the Master Lease. In connection with the entry into such new leases, the non-recourse carveout guarantor is required to pay an earn-out price to the Prior Owner. Based on existing leases entered into pursuant to the Master Lease, the borrower may be required to enter into leases in the future for the space that is subject to the Master Lease, which have below market rent. The lender has no consent rights over such leases.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Gateway Plaza, representing approximately 4.2% of the Initial Pool Balance, the borrower funded a rent commencement reserve of $62,898, relating to underwritten rent for the second largest tenant, TowneBank (7.9% net rentable area) and the fourth largest tenant, Potbelly’s (0.8% net rentable area) for the period between loan origination and the respective lease rent commencement dates in March 2016 and May 2016.

In addition, other Mortgaged Properties have various levels of vacancy. See Annex A-1 for the Underwritten Occupancy at each Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

•	Four (4) of the Mortgage Loans secured in whole or in part by the Mortgaged Properties identified on Annex A-1 as Preferred Freezer - San Leandro, CA, 7141 Cleanwater Lane, Dembs Roth Cross Group Portfolio - 6933 NW 36th Avenue and Walgreens - Glasgow, KY, collectively representing approximately 10.4% of the Initial Pool Balance in the aggregate by Allocated Loan Amount, have certain tenants at the related Mortgaged Properties or other third parties that hold purchase options, rights of first refusal or rights of first offer to purchase the related Mortgaged Property. See “Yield and Maturity Considerations” in this prospectus. See also representation and warranty no. 5 and representation and warranty no. 6 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

In addition, with respect to the 15 largest loans presented on Annex A-3, we note the following:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Preferred Freezer - San Leandro, CA, representing approximately 6.8% of the Initial Pool Balance, the Mortgaged Property is leased to a single tenant that has a right of first refusal relative to a sale during its lease term. However, the tenant has agreed that the right of first refusal will not apply to a transfer of the landlord’s interest in the Mortgaged Property to the mortgagee or its designee.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 7141 Cleanwater Lane, representing approximately 3.1% of the Initial Pool Balance, the Mortgaged Property is leased to a single tenant, the Office of the Attorney General for the State of Washington. Pursuant to its lease, the tenant has a purchase option exercisable at any time during the term of its lease, and a right of first refusal relative to a sale during its lease term. However, the tenant has agreed that (i) the

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right of first refusal will not apply in a foreclosure, deed in lieu or other exercise of remedies by the lender, (ii) it will not exercise the purchase option during the lockout period, and (iii) the purchase option is conditional on the related borrower complying with the prepayment provisions in the Mortgage Loan documents and repayment of the Mortgage Loan in full.

•	With respect to the Mortgaged Property identified on Annex A-1 as Dembs Roth Cross Group Portfolio - 6933 NW 36th Avenue, representing approximately 0.1% of the Initial Pool Balance by Allocated Loan Amount, New Horizon, the single tenant at the Mortgaged Property, has a right of first refusal relative to a sale during its lease term. However, the borrower covenanted to use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement (SDNA) from such tenant that waives the right of first refusal with respect to any foreclosure sale or deed in lieu thereof.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Forty-eight (48) of the Mortgaged Properties, securing 22.9% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of California, Tennessee, Washington, Utah, Oregon and Alaska. Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 28%.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as GLP Industrial Portfolio B, representing approximately 8.4% of the Initial Pool Balance, thirty-six (36) of the related Mortgaged Properties, having Allocated Loan Amounts representing in the aggregate approximately 30.8% of the Cut-off Date Balance of such Mortgage Loan, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties and, based on those reports, none of such Mortgaged Properties has a seismic expected loss greater than 18% (except for the Mortgaged Property identified on Annex A-1 as South San Francisco DC II, which has a seismic expected loss of 28%). The related borrowers have obtained an earthquake insurance policy covering all of the properties included in the acquisition by Global Logistics Properties Limited, the parent entity of the borrowers, of 284 logistics properties (which includes the Mortgaged Properties) from IIT (the “IIT Acquisition”). The policy expires February 15, 2017, has a per occurrence and annual aggregate limit of $125,000,000 across all of the properties relating to the IIT Acquisition (which includes the Mortgaged Properties) and has a deductible of $100,000 (except (i) in the State of California where the deductible is 5% of the total insurable value of the affected Mortgaged Property (subject to a minimum of $100,000 per occurrence) and (ii) in the Pacific Northwest and New Madrid where the deductible is 2% of the total insurable value of the affected Mortgaged Property (subject to a minimum of $100,000 per occurrence). We cannot assure you that the earthquake insurance policy will be sufficient to cover any or all potential liabilities that may arise from seismic conditions at such Mortgaged Properties.

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With respect to certain of the Mortgaged Properties, including Mortgaged Properties securing certain of the fifteen (15) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the Mortgaged Properties).

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager as described below:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Walgreens - Glasgow, KY, representing approximately 0.4% of the Initial Pool Balance, the related borrower may rely on the single tenant’s insurance or self-insurance, so long as the single tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or self-insurance meets the requirements under the related loan documents. See representation and warranty no. 16 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Further, with respect to Mortgaged Properties that are part of condominium regimes, or are leased to a single tenant, or are ground leased, the insurance may be maintained by the tenant, condominium association or ground lessor rather than the related borrower, and the related leases, condominium documents or ground leases may require restoration, regardless of whether the conditions in the Mortgage Loan documents to restoration have been satisfied.

Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. For example, certain Mortgage Loans being sold by MSMCH provide, and Mortgage Loans sold by other sellers may provide, that terrorism insurance may be provided by insurers having a lower rating than is generally required for other insurance under the related Mortgage Loan documents, so long as such insurers providing terrorism insurance meet a specified minimum rating, generally “BBB-” or “BBB”, from at least one (1) credit rating agency (which is generally not required to be a rating agency rating the Certificates). In addition, certain Mortgage Loans may cap the insurance premium that the related borrower is required to spend on terrorism insurance, generally at an amount equal to two (2) times the insurance premium payable at such time in respect of the Mortgaged Property and business interruption/rental loss insurance required under the loan documents on a stand-alone basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. For example:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 7141 Cleanwater Lane, representing approximately 3.1% of the Initial Pool Balance, the ground lease restricts the use of the Mortgaged Property to office, retail and related parking. Moreover, the ground lessee is required to prevent any use of the Mortgaged Property that would interfere with the landing or taking off of an aircraft at the Olympia Regional Airport or would otherwise constitute an airport hazard as determined by the ground lessor or the Federal Aviation Administration or similar agency, including any visual obstruction or radio or similar emission that may tend to interfere with the operations at the Olympia Regional Airport.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

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Appraised Value

In certain cases, appraisals may reflect both “as-stabilized”, “as-renovated”, “as-complete” and/or “as-hypothetical” values, and “as-is” values. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as described below.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as U Haul AREC RW Portfolio, representing approximately 9.3% of the Initial Pool Balance, the “as-is” appraised value of the portfolio of related Mortgaged Properties as a collective whole is $130,000,000, which is higher than the sum of the “as-is” appraised values of the individual Mortgaged Properties, which is $123,200,000, representing a 5.5% portfolio premium. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the stand-alone appraised “as-is” value are 50.2% and 36.9%, respectively. The foregoing “as-is” appraised values represent the higher of the concluded land value or “in-use” value for each property included in the U Haul AREC RW Portfolio. “In-use” means the appraised value is determined on the assumption that the Mortgaged Properties continue to be used as self storage properties. The “in-use portfolio value” conclusion is $110,000,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the appraised “in-use portfolio value” are 56.3% and 41.4%, respectively. The sum of the “in-use” appraised values on a stand-alone basis is $100,290,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the stand-alone appraised “in-use” values are 61.7% and 45.4%, respectively.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as GLP Industrial Portfolio B, representing approximately 8.4% of the Initial Pool Balance, the “as-is” appraised value of $2,081,000,000 reflects a premium attributed to the value of the related Mortgaged Properties as a whole. The sum of the individual appraised values of each of the related Mortgaged Properties is $1,988,100,000, which results in a Cut-off Date LTV Ratio of 31.6% and a Maturity Date LTV Ratio of 31.6%.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Princeton Pike Corporate Center, representing approximately 6.8% of the Initial Pool Balance, the “as-is” appraised value of the Mortgaged Property is $199,000,000. Concurrently with the origination of the related Mortgage Loan, a deed was recorded in Mercer County, New Jersey disclosing consideration of $156,000,000 paid to the third party seller by the related borrower for the Mortgaged Property. Simultaneously with the acquisition of the Mortgaged Property, 90.0% of the indirect equity interests in the related borrower were syndicated by the initial owners of the borrower pursuant to an equity contribution agreement at a purchase price of $186,000,000 for such Mortgaged Property. In addition, the appraised value of the Mortgaged Property reflects the extraordinary assumption that an escrow account to cover future leasing costs (tenant improvement contributions and leasing commissions) for $11,500,000 would be available to any subsequent purchaser of the Mortgaged Property and therefore applies the amount of such reserve as an addition to the final reconciled values in each of the valuation approaches used in the appraisal report.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 26 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as GLP Industrial Portfolio B, representing approximately 8.4% of the Initial Pool Balance, the guarantor’s recourse liability for voluntary or collusive bankruptcy is limited to 15% of the then outstanding Whole Loan amount. In addition, the guarantor has no liability under the environmental indemnity so long as an environmental insurance policy meeting the requirements of the loan documents (including the environmental policy described above under “—Environmental

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Considerations”) is in place. Accordingly, the guarantor will not be liable under the environmental indemnity for so long as the current environmental indemnity is in place.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Twenty Ninth Street Retail, representing approximately 6.0% of the Initial Pool Balance, to the extent that an environmental insurance policy acceptable to the lender covers the Mortgaged Property, the lender is required to use commercially reasonable efforts to collect under such policy prior to making a claim for environmental matters under the recourse carveout guaranty.

•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Ellenton Premium Outlets, Grove City Premium Outlets and Gulfport Premium Outlets, collectively representing approximately 10.2% of the Initial Pool Balance, for so long as Simon Property Group, L.P. is the guarantor under the guaranty and the indemnitor under the environmental indemnity, recourse relating to the guaranty and the environmental indemnity agreement is limited to an amount equal to 20% of the initial principal balance of each respective Mortgage Loan. In addition, each related borrower is permitted to replace the existing guarantor for liabilities under the guaranty and environmental indemnity accruing after the date of such replacement with an entity controlled by Simon Property Group, L.P., provided that certain requirements in the related Mortgage Loan documents are satisfied.

•	A substantial portion of the Mortgage Loans, including several of the fifteen (15) largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no “Recognized Environmental Conditions” at the Mortgaged Property.

•	With respect to certain of the Mortgage Loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed in lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, pursuant to such Mortgage Loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

•	The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as The Saint Anna Apartments, representing approximately 1.1% of the Initial Pool Balance, such Mortgage Loan was underwritten taking into account such Mortgaged Property’s five-year tax abatement for historical renovation that caps such Mortgaged Property’s assessment at the 2015 assessment of $60,961 until it is reassessed in 2020, at which time the taxes will be based on such new assessment.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

None of the Mortgage Loans were 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Fifteen (15) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing approximately 39.5% of the Initial Pool Balance, provide for payments of interest and principal and then have an expected Balloon Balance at the maturity date (or in the case of the ARD loan, the anticipated repayment date).

Ten (10) Mortgage Loans, representing approximately 34.5% of the Initial Pool Balance, provide for payments of interest-only for the first 21 to 119 months following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

Six (6) Mortgage Loans, representing approximately 26.0% of the Initial Pool Balance, provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

One (1) Mortgage Loan, identified on Annex A-1 as Princeton Pike Corporate Center, representing approximately 6.8% of the Initial Pool Balance, provide for amortization based on the principal payment schedule set forth on Annex F.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Approx. % of Initial Pool Balance (%)
Amortizing Balloon	15	$263,096,572	39.5%
Interest-only, Amortizing Balloon	10	229,982,625	34.5
Interest-only, Balloon	6	173,530,000	26.0
Total	31	$666,609,197	100.0%

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
First	12	$185,094,742	27.8%
Sixth	19	481,514,455	72.2
Total	31	$666,609,197	100.0%

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The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods (Late Days)

Grace Period (Late Days)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
0	22	$512,537,409	76.9%
4	1	22,946,097	3.4
5	8	131,125,691	19.7
Total	31	$666,609,197	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loan

One (1) Mortgage Loan, secured by the portfolio of Mortgaged Properties identified as U Haul AREC RW Portfolio on Annex A-1 (the “ARD Loan”), representing approximately 9.3% of the Initial Pool Balance, provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”), although the Initial Rate remains the current payment rate as described in the paragraph below. See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for the ARD Loan.

After its Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on the ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid, only after the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class V certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 4 to 25 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

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Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

•	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

•	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

•	Twenty-six (26) of the Mortgage Loans, representing approximately 71.8% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

•	Three (3) of the Mortgage Loans, representing approximately 10.6% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

•	One (1) of the Mortgage Loans, representing approximately 9.3% of the Initial Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, permits prepayment upon the payment of a Yield Maintenance Charge and also allows the related borrower to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, for a specified period and thereafter such Mortgage Loan is freely prepayable.

•	One (1) of the Mortgage Loans, representing approximately 8.4% of the Initial Pool Balance, permits the related borrower for a specified period of time to make voluntary principal prepayments upon the payment of the greater of a yield maintenance charge or prepayment premium, and thereafter such Mortgage Loan is freely prepayable.

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The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Allocated Loans	% of Initial Pool Balance
4	15	$244,401,424	36.7%
5	6	193,748,409	29.1
7	9	200,459,364	30.1
25	1	28,000,000	4.2
Total	31	$666,609,197	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of equity interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

•	no event of default has occurred;

•	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

•	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

•	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

•	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

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Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of twenty-seven (27) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 81.0% of the Initial Pool Balance, permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or anticipated repayment date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or anticipated repayment date, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as GLP Industrial Portfolio B, representing approximately 8.4% of the Initial Pool Balance, the related borrowers (the “GLP Industrial Portfolio B Borrowers“) may obtain the release of any of the related individual Mortgaged Properties (each, an “Individual GLP Industrial Portfolio B Property“) from the mortgage relating to the GLP Industrial Portfolio B Whole Loan by prepaying a portion of the GLP Industrial Portfolio B Whole Loan equal to the applicable Allocated Loan Amount times (i) 105% until the first 10% of the GLP Industrial Portfolio B Whole Loan has been repaid; then (ii) 110% until 20% in aggregate of the GLP Industrial Portfolio B Whole Loan has been repaid; and (iii) thereafter 115%. All property releases under the GLP Industrial Portfolio B Whole Loan prior to the open prepayment date are subject to payment of a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium, provided that if the lender applies loss proceeds from a casualty or condemnation at any Individual GLP Industrial Portfolio B Property toward prepayment of the GLP Industrial Portfolio B

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Whole Loan, then neither such loss proceeds nor any subsequent voluntary prepayment by the GLP Industrial Portfolio B Borrowers of the remainder of the release price for such Individual GLP Industrial Portfolio B Property will be subject to payment of such prepayment fee. Any such prepayment must be made in conjunction with a simultaneous and pro rata prepayment of the related mezzanine loans, such that the ratio of the principal balance of the GLP Industrial Portfolio B Whole Loan to the related mezzanine loans remains unchanged.

•	In addition, releases (other than releases that occur as a result of the application of loss proceeds from a casualty or condemnation) are further subject to a combined debt yield test under the GLP Industrial Portfolio B Whole Loan and related mezzanine loans, such that such combined debt yield after giving effect to such release is at least the lesser of (x) the debt yield immediately prior to such release and (y) 10.5%. The GLP Industrial Portfolio B Borrowers may satisfy the foregoing debt yield test by posting cash or a letter of credit in an amount such that, if the principal balance of the GLP Industrial Portfolio B Whole Loan were reduced by such amount, such debt yield test would be satisfied; provided that the aggregate notional amount of all letters of credit delivered under the loan documents may not exceed 10% of the principal balance of the GLP Industrial Portfolio B Whole Loan. Release is also subject to certain additional conditions, including, among others, delivery of a REMIC opinion.

•	The GLP Industrial Portfolio B Borrowers have the limited right, from and after the six-month anniversary of the origination date, to replace one or more GLP Industrial Portfolio B Properties (a “GLP Industrial Portfolio B Replaced Property“) with a qualified substitute property (a “Property Substitution“). Any Property Substitution must satisfy the following conditions, among others: (i) obtaining rating agency confirmation, (ii) the substitute property is located in one of the following states: Arizona, California, Florida, Georgia, Maryland, Mississippi, Nevada, New Jersey, New York, Oregon, Pennsylvania, Tennessee, Texas, Utah, Virginia or Washington; and the aggregate Allocated Loan Amount of substitute properties located in states in which none of the related Mortgaged Properties are located as of the origination date may not exceed 30% of the Whole Loan amount, (iii) total substitutions (by Allocated Loan Amount) may not exceed 10% of the original principal balance of the GLP Industrial Portfolio B Whole Loan, (iv) after giving effect to the Property Substitution, the combined debt yield on the GLP Industrial Portfolio B Whole Loan and related mezzanine loans, recalculated to include only income and expense attributable to the remaining GLP Industrial Portfolio B Properties (including the related substitute property) may not be less than such combined debt yield immediately prior to such Property Substitution; and, if such recalculated combined debt yield is less than the combined debt yield as of the origination date, then the property-specific combined debt yield of the substitute property as of the date of the related Property Substitution may not be less than the property-specific combined debt yield of the GLP Industrial Portfolio B Replaced Property as of the origination date, (v) based on current appraisals, the as-is market value of the related substitute property must be equal to or greater than the greater of (x) the as-is market value of the related GLP Industrial Portfolio B Replaced Property at the time of substitution and (y) the appraised value of the related GLP Industrial Portfolio B Replaced Property at origination, (vi) the substitute property must primarily consist of warehouse/distribution or light industrial space, unless the related GLP Industrial Portfolio B Replaced Property is a flex office space, in which case it may also be a flex office space, (vii) after giving effect to the Property Substitution, no metropolitan statistical area may have a geographic concentration greater than 30% (by allocated loan amount), and such Property Substitution may not increase the geographic concentration of any such metropolitan statistical area by more than 30% (by allocated loan amount); (viii) the GLP Industrial Portfolio B Borrowers certify to the lender in an officer’s certificate that the Property Substitution will not have a material adverse effect, (ix) the lender receives reasonably satisfactory environmental reports and engineering reports regarding the substitute properties showing no structural, environmental or other issues that are not reasonably acceptable to the lender; and, if corrective measures are recommended in the environmental reports or engineering reports, the GLP Industrial Portfolio B Borrowers deposit into the deferred maintenance account 110% of the amount required to fund such corrective measures, (x) delivery of a REMIC opinion, (xi) the GLP Industrial Portfolio B Borrowers or a party that has been added as a borrower in connection with the Property Substitution owns the fee interest (as opposed to the interest of a ground lessee) in each substitute property and (xii) satisfying the conditions to substitution under the related mezzanine loans.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Dembs Roth Kancov Portfolio, representing approximately 2.9% of the Initial Pool Balance, the borrower may obtain the release of one or more properties after the lockout period, subject to certain

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conditions, including among others, (i) the payment of a release price equal to the greatest of (A) 115% of the Allocated Loan Amount of the release property, (B) an amount that, after giving effect to the release, would result in the debt service coverage ratio being not less than the greater of (a) 1.80x and (b) the debt service coverage ratio for the Dembs Roth Kancov Portfolio preceding the release, (C) an amount that, after giving effect to the release, would result in the debt yield being not less than the greater of (a) 11.6% and (b) the debt yield for the Dembs Roth Kancov Portfolio preceding the release, and (D) an amount that, after giving effect to the release, would result in the loan-to-value ratio being not greater than the lesser of (a) 65.0% and (b) the loan-to-value ratio for the Dembs Roth Kancov Portfolio preceding the release; (ii) delivery of a REMIC opinion and (iii) delivery of a Rating Agency Confirmation.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as Dembs Roth Cross Group Portfolio, representing approximately 2.4% of the Initial Pool Balance, the borrower may obtain the release of one or more properties after the lockout period, subject to certain conditions, including among others, (i) the payment of a release price equal to the greatest of (A) 115% of the Allocated Loan Amount of the release property, (B) an amount that, after giving effect to the release, would result in the debt service coverage ratio being not less than the greater of (a) 1.81x and (b) the debt service coverage ratio for the Dembs Roth Cross Group Portfolio preceding the release, (C) an amount that, after giving effect to the release, would result in the debt yield being not less than the greater of (a) 11.6% and (b) the debt yield for the Dembs Roth Cross Group Portfolio preceding the release, and (D) an amount that, after giving effect to the release, would result in the loan-to-value ratio being not greater than the lesser of (a) 66.6% and (b) the loan-to-value ratio for the Dembs Roth Cross Group Portfolio preceding the release; (ii) delivery of a REMIC opinion and (iii) delivery of a Rating Agency Confirmation.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if certain conditions are satisfied. For example:

•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Ellenton Premium Outlets, Grove City Premium Outlets and Gulfport Premium Outlets, collectively representing approximately 10.2% of the Initial Pool Balance, each related borrower may, without lender’s consent, (i) make transfers of immaterial or non-income producing portions of the related Mortgaged Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of such Mortgaged Property, including, without limitation, portions of such Mortgaged Property’s “ring road,” for dedication or public use, (ii) make transfers of non-income producing portions of the related Mortgaged Property, including portions of such Mortgaged Property’s “ring road” (by sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the related borrower, including, owners of out parcels and department store pads, pads for office buildings, hotels or other properties and (iii) dedicate portions of the related Mortgaged Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as GLP Industrial Portfolio B, representing approximately 8.4% of the Initial Pool Balance, the GLP Industrial Portfolio B Borrowers may obtain a release of certain excess parcels from the lien of the applicable mortgage without the lender’s consent or any requirement to prepay any portion of the GLP Industrial Portfolio B Whole Loan upon the satisfaction of certain conditions, including, among others: (i) delivery of an officer’s certificate from the GLP Industrial Portfolio B Borrowers certifying that the release will not have a material adverse effect on the value or use of the remainder of any Individual GLP Industrial Portfolio B Property that is adjacent to the released parcel, (ii) transfer of the released parcel to an entity that is not one of the GLP Industrial Portfolio B Borrowers, and (iii) delivery of a REMIC opinion.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Twenty Ninth Street Retail, representing approximately 6.0% of the Initial Pool Balance, provided no event of

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default under the Mortgage Loan is continuing or would occur as a result of the release, the borrower may obtain a release of property that is either non-income producing, unimproved or contains immaterial non-structural improvements, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including among others, (i) payment of a release fee to the lender and reimbursement of fees and expenses associated with the release, (ii) the remaining property is required to be a separate tax lot, (iii) if the outparcel is transferred to an affiliate of the borrower, the borrower must comply with the terms and provisions of the Mortgage Loan documents including a “bring-down” of the non-consolidation opinion and (iv) satisfaction of certain REMIC requirements.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Finksburg Plaza, representing approximately 1.1% of the Initial Pool Balance, provided no event of default under the Mortgage Loan is then continuing, the borrower may obtain the release of a non-income producing, unimproved portion of the Mortgaged Property, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including among others, (i) the recording of certain use restrictions; (ii) delivery of a REMIC opinion; and (iii) delivery of a Rating Agency Confirmation.

In addition, one (1) Mortgage Loan, representing approximately 9.3% of the Initial Pool Balance, permits the related borrower to acquire additional parcels as part of the related Mortgaged Property as provided below.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as U Haul AREC RW Portfolio, provided no event of default under the Mortgage Loan is then continuing and borrower is in compliance in all material respects with the terms and conditions of the Mortgage Loan documents, the borrower may acquire vacant land that is adjacent and contiguous to an existing Mortgaged Property. In addition the borrower may acquire leasehold interests in property that is not contiguous to a Mortgaged Property provided that the newly acquired leasehold property may only be operated as a storage facility and is prohibited from being used as an office, showroom, retail or for administrative use. In connection with either such acquisition, the borrower is required to comply with the terms of the Mortgage Loan documents, including, but not limited to, delivering (i) a Phase I environmental site assessment that is satisfactory to the lender and (ii) a Rating Agency Confirmation.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Twenty (20) of the Mortgage Loans, representing approximately 61.5% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Eighteen (18) of the Mortgage Loans, representing approximately 46.6% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Eleven (11) of the Mortgage Loans, representing approximately 36.0% of the aggregate Cut-off Date Balance of the Mortgage Loans secured in whole or in part by office, retail or industrial properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Fourteen (14) of the Mortgage Loans, representing approximately 33.9% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Certain of the Mortgage Loans described above permit the related borrower to post a guaranty or letter of credit in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

For example, with respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Ellenton Premium Outlets, Grove City Premium Outlets and Gulfport Premium Outlets, representing approximately 5.8%, 3.0% and 1.4% of the Initial Pool Balance, respectively, if unpaid construction costs due and payable with respect to alterations at the related Mortgaged Property exceed a specified threshold ($8,900,000 for

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Ellenton Premium Outlets, $7,000,000 for Grove City Premium Outlets and $2,500,000 for Gulfport Premium Outlets), the related borrower is required to deliver security for payment of such excess costs. Such security may be delivered in the form of a guaranty from the guarantor or other party acceptable to the lender or a letter of credit, or may also be delivered in the form of (i) cash or (ii) securities having a rating acceptable to the lender.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Princeton Pike Corporate Center, representing approximately 6.8% of the Initial Pool Balance, in connection with the acquisition of such Mortgaged Property, various sellers established escrows with Fidelity National Title Insurance Company as follows, having balances in the following amounts as of the date such escrows were initially deposited: (1) $312,336.41, for tenant improvements and leasing commissions associated with the lease to Adare Pharmaceuticals; (2) $378,286.38, for tenant improvements and leasing commissions associated with the lease to JMT Engineering; (3) $220,944.11, for tenant improvements and leasing commissions associated with any future lease with respect to a space designated as the Advantest Space (4,229 square feet at 100 Lenox Drive); (4) $53,645.38, for scheduled rent abatements associated with the lease to Adare Pharmaceuticals; (5) $18,294.16 for scheduled rent abatements associated with the lease to JMT Engineering; (6) $159,116.13, for fifteen (15) months of rent abatements associated with the vacancy of the Advantest Space; and (7) $726,567.73, for the completion of certain ongoing capital expenditure work.

The applicable seller has the right to withdraw amounts from the foregoing reserves to the extent such seller performs the applicable pending capital expenditure work or tenant improvement work. Funds in the rent abatement escrow accounts are to be disbursed as rent would otherwise become due under the applicable lease. Each escrow agreement has been collaterally assigned to the lender and the escrow agent thereunder has been directed to deposit any funds payable to borrower directly into the lender controlled lockbox account. However, such escrows do not constitute collateral for the Mortgage Loan, and are not permitted or required to be held by the lender. To the extent such non-collateral escrows were established, the lender did not require reserves for the related items to be established under the Mortgage Loan.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	10	$300,293,734	45.0%
Springing/Springing	14	202,792,428	30.4
Soft/Springing Cash Management	2	75,033,722	11.3
Hard/In-Place Cash Management	2	50,091,435	7.5
None	3	38,397,879	5.8
Total	31	$666,609,197	100.0%

For purposes of the foregoing chart, the following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

•	Hard/In-Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity; or, with respect to hotel, multifamily and manufactured housing community properties, credit card receivables are required to be deposited directly into the lockbox account, but cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing

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entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

•	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity; or, with respect to hotel, multifamily and manufactured housing community properties, credit card receivables are required to be deposited directly into the lockbox account, but cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

•	Soft/In-Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

•	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

•	Springing/Springing. A lockbox account is established at origination (or in certain cases, related documentation is signed, but the lockbox account is not opened) or upon the occurrence of certain “trigger” events. However, even if a lockbox is established, revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to open a lockbox account (if not previously established) or instruct tenants to pay directly into such lockbox account (if previously established) or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

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•	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 to this prospectus for more information regarding lockbox provisions for the Mortgage Loans.

Delaware Statutory Trusts

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Collis Portfolio, representing approximately 0.8% of the Initial Pool Balance, the related borrower is a Delaware statutory trust (“DST“). The DST is controlled by the signatory trustee (which is 100% owned and controlled by the related sponsor), and the signatory trustee is authorized under the trust agreement to take all customary actions that a manager of a single-purpose entity borrower would be permitted to take. However, because an interest in a DST is treated as real property for certain tax purposes, the IRS restricts a DST’s ability to actively operate a property. Under certain circumstances where active management of and/or investment in the property is required, the signatory trustee can cause the DST to convert to a limited liability company. The holders of the beneficial interests in the borrower do not have authority to control or manage the borrower or the Mortgaged Property under the related trust agreement, and their consent is not required for a conversion of the borrower to a limited liability company.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS Real Estate Securities Inc.—UBSRES’ Underwriting Standards—Exceptions to Underwriting Standards”, “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”, and “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

One (1) Mortgage Loan, identified on Annex A-1 as Princeton Pike Corporate Center, representing approximately 6.8% of the Initial Pool Balance, was originated by Morgan Stanley Bank with an exception to its underwriting guidelines and/or typical underwriting procedures. With respect to such Mortgage Loan, certain reserves were provided by the seller of the Mortgaged Property in connection with the borrower’s acquisition of the Mortgaged Property, including an aggregate amount of $1,142,622.57 for tenant improvements and leasing commissions and/or free rent owed under leases to certain tenants and $726,567.73 in respect of capital improvements required to be completed by certain seller parties. Such reserves do not constitute collateral for the Mortgage Loan, and are held by an outside escrow agent and not by the lender. The applicable seller has the right to withdraw amounts from the foregoing reserves to the extent it performs the applicable capital expenditure or tenant improvement work. Under Morgan Stanley Bank’s guidelines and/or typical underwriting procedures, reserves for the foregoing items would be required under the loan agreement and held as collateral for the loan; accordingly permitting such outside escrows in lieu of loan reserve funds constitutes a variation from Morgan Stanley Bank’s guidelines and/or typical underwriting procedures. The decision of MSMCH to include such Mortgage Loan in the transaction was based on the fact that the escrow agreements, as well as the agreements obligating seller parties to perform capital improvement and tenant improvement work, have been collaterally assigned to the lender, that the funds in such outside reserves are required to be held in an eligible account, and that each escrow agent has been directed to deposit any funds payable to the borrower under such outside reserves directly into the lockbox account under the Mortgage Loan.

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Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

•	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

•	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

•	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

•	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

•	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

•	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or a pledge of passive equity interests (such as limited partnership or non-managing membership interests) in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

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Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance(1)	Cut-off Date Total Debt Balance(2)	Cut-off Date Wtd. Avg. Total Debt Interest Rate(2)	Cut-off Date Mortgage Loan LTV Ratio(1)	Cut-off Date Total Debt LTV Ratio(2)	Cut-off Date Mortgage Loan UW NCF DSCR(1)	Cut-off Date Total Debt UW NCF DSCR(2)
GLP Industrial Portfolio B	$56,000,000	8.4%	$330,000,000	$572,700,000	$1,294,000,000	4.08%	30.2%	62.2%	4.37x	1.99x
Princeton Pike Corporate Center	$45,000,000	6.8%	$17,000,000	$85,000,000	$147,000,000	5.52%	65.3%	73.9%	1.38x	1.07x

(1)	Calculated including any related Pari Passu Companion Loan (but without regard to any Subordinate Companion Loan).

(2)	Calculated including the mezzanine debt and any related Companion Loan (including any related Subordinate Companion Loan).

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan, the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the pledged equity interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related loan documents:

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Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Hilton Garden Inn Tupelo	$15,472,699	N/A	63.3%	1.51x	11.00%	Yes	Yes
Pine Haven MHC	$11,432,625	N/A	73%	1.40x	8.70%	Yes	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower that has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Unsecured Indebtedness

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

In addition, the borrowers under some of the Mortgage Loans or group of cross-collateralized Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for

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working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as “525 Seventh Avenue”, “2100 Ross”, “GLP Industrial Portfolio B”, “Princeton Pike Corporate Center”, “Twenty Ninth Street Retail”, “Ellenton Premium Outlets”, “Gateway Plaza”, “Grove City Premium Outlets” and “Gulfport Premium Outlets” is part of a related Whole Loan consisting of the Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder of the related Companion Loan(s) (the “Companion Holder”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“CSMC 2015-GLPB TSA” means the trust and servicing agreement relating to the securitization of certain of the GLP Industrial Portfolio B Non-Serviced Pari Passu Companion Loans and the GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loans and governing the servicing of the GLP Industrial Portfolio B Whole Loan.

“MSBAM 2016-C28 PSA“ means the pooling and servicing agreement relating to the expected securitization of one of the Princeton Pike Corporate Center Non-Serviced Pari Passu Companion Loans and expected to govern the servicing of the Princeton Pike Corporate Center Whole Loan.

“MSCI 2015-UBS8 PSA“ means the pooling and servicing agreement relating to the securitization of each of the 525 Seventh Avenue Non-Serviced Pari Passu Companion Loans, the Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loans, the Grove City Premium Outlets Non-Serviced Pari Passu Companion Loans and the Gulfport Premium Outlets Non-Serviced Pari Passu Companion Loans and governing, as of the Closing Date, the servicing of the Whole Loans related to each of the foregoing Companion Loans.

“Non-Serviced Certificate Administrator” means the certificate administrator under the lead servicing agreement relating to a Non-Serviced Whole Loan, which will be (i) with respect to the 525 Seventh Avenue Whole Loan and the Ellenton Premium Outlets Whole Loan, the certificate administrator under the MSCI 2015-UBS8 PSA, (ii) with respect to the GLP Industrial Portfolio B Whole Loan, the certificate administrator under the CSMC 2015-GLPB TSA, (iii) with respect to the Princeton Pike Corporate Center Whole Loan, the certificate administrator under the MSBAM 2016-C28 PSA, (iv) with respect to the Twenty Ninth Street Retail Whole Loan, after the date of the Twenty Ninth Street Retail Controlling Pari Passu Companion Loan securitization (the “Twenty Ninth Street Retail Companion Loan Securitization Date”), the certificate administrator under the related Non-Serviced PSA and (v) with respect to each of the Grove City Premium Outlets Whole Loan and the Gulfport Premium Outlets Whole Loan, (x) as of the Closing Date, the certificate administrator under the MSCI 2015-UBS8 PSA, and (y) after the securitization of the related controlling companion loan, the certificate administrator under the pooling and servicing agreement for such securitization.

“Non-Serviced Companion Loan” means each of (i) the 525 Seventh Avenue Non-Serviced Pari Passu Companion Loans, (ii) the GLP Industrial Portfolio B Non-Serviced Pari Passu Companion Loans, (iii) the GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loans, (iv) the Princeton Pike Corporate Center Non-Serviced Pari Passu Companion Loans, (v) after the Twenty Ninth Street Retail Companion Loan Securitization Date, the Twenty Ninth Street Retail Companion Loans, (vi) the Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loans, (vii) the Grove City Premium Outlets Non-Serviced Pari Passu Companion Loans and (viii) the Gulfport Premium Outlets Non-Serviced Pari Passu Companion Loans, each as defined in “The Whole Loans—The Non-Serviced Pari Passu Whole Loans” or “—The Non-Serviced Pari Passu-AB Whole Loans”.

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“Non-Serviced Custodian” means the custodian under the lead servicing agreement relating to a Non-Serviced Whole Loan, which will be (i) with respect to the 525 Seventh Avenue Whole Loan and the Ellenton Premium Outlets Whole Loan, the custodian under the MSCI 2015-UBS8 PSA, (ii) with respect to the GLP Industrial Portfolio B Whole Loan, the custodian under the CSMC 2015-GLPB TSA, (iii) with respect to the Princeton Pike Corporate Center Whole Loan, the custodian under the MSBAM 2016-C28 PSA, (iv) with respect to the Twenty Ninth Street Retail Whole Loan, after the Companion Loan Securitization Date, the custodian under the related Non-Serviced PSA and (v) with respect to each of the Grove City Premium Outlets Whole Loan and the Gulfport Premium Outlets Whole Loan, (x) as of the Closing Date, the custodian under the MSCI 2015-UBS8 PSA, and (y) after the securitization of the related controlling companion loan, the custodian under the pooling and servicing agreement for such securitization.

“Non-Serviced Directing Certificateholder” means the directing certificateholder (or equivalent entity) under the lead servicing agreement relating to a Non-Serviced Whole Loan, which will be (i) with respect to the 525 Seventh Avenue Whole Loan and the Ellenton Premium Outlets Whole Loan, the directing certificateholder (or equivalent entity) under the MSCI 2015-UBS8 PSA, if any, (ii) with respect to the GLP Industrial Portfolio B Whole Loan, the directing certificateholder (or equivalent entity) under the CSMC 2015-GLPB TSA, if any, (iii) with respect to the Princeton Pike Corporate Center Whole Loan, the directing certificateholder (or equivalent entity) under the MSBAM 2016-C28 PSA, if any, (iv) with respect to the Twenty Ninth Street Retail Whole Loan, (a) prior to the Twenty Ninth Street Retail Companion Loan Securitization Date, the Twenty Ninth Street Retail Controlling Companion Loan holder and (b) after the Twenty Ninth Street Retail Companion Loan Securitization Date, the directing certificateholder under the related Non-Serviced PSA, if any, and (v) with respect to each of the Grove City Premium Outlets Whole Loan and the Gulfport Premium Outlets Whole Loan, (x) as of the Closing Date, the holder of the control note related to such Whole Loan, and (y) after the securitization of the related controlling companion loan, the directing certificateholder with respect to such securitization.

“Non-Serviced Master Servicer” means the master servicer under the lead servicing agreement relating to a Non-Serviced Whole Loan, which will be (i) with respect to the 525 Seventh Avenue Whole Loan and the Ellenton Premium Outlets Whole Loan, the master servicer under the MSCI 2015-UBS8 PSA, (ii) with respect to the GLP Industrial Portfolio B Whole Loan, the master servicer under the CSMC 2015-GLPB TSA, (iii) with respect to the Princeton Pike Corporate Center Whole Loan, the master servicer under the MSBAM 2016-C28 PSA, (iv) with respect to the Twenty Ninth Street Retail Whole Loan, after the Twenty Ninth Street Retail Companion Loan Securitization Date, the master servicer under the related Non-Serviced PSA and (v) with respect to each of the Grove City Premium Outlets Whole Loan and the Gulfport Premium Outlets Whole Loan, (x) as of the Closing Date, the master servicer under the MSCI 2015-UBS8 PSA, and (y) after the securitization of the related controlling companion loan, the master servicer under the pooling and servicing agreement for such securitization.

“Non-Serviced Mortgage Loan” means each of (i) the 525 Seventh Avenue Mortgage Loan, (ii) the GLP Industrial Portfolio B Mortgage Loan, (iii) the Princeton Pike Corporate Center Mortgage Loan, (iv) the Ellenton Premium Outlets Mortgage Loan, (v) after the Twenty Ninth Street Retail Companion Loan Securitization Date, the Twenty Ninth Street Retail Mortgage Loan, (vi) the Grove City Premium Outlets Mortgage Loan and (vii) the Gulfport Premium Outlets Mortgage Loan, each as defined in “The Whole Loans—The Non-Serviced Pari Passu Whole Loans” or “—The Non-Serviced Pari Passu-AB Whole Loans”.

“Non-Serviced Pari Passu-AB Whole Loan” means the GLP Industrial Portfolio B Pari Passu-AB Whole Loan.

“Non-Serviced Pari Passu Companion Loan” means each of the 525 Seventh Avenue Non-Serviced Pari Passu Companion Loans, the GLP Industrial Portfolio B Non-Serviced Pari Passu Companion Loans, the Princeton Pike Corporate Center Non-Serviced Pari Passu Companion Loans, the Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loans, the Grove City Premium Outlets Non-Serviced Pari Passu Companion Loans and the Gulfport Premium Outlets Non-Serviced Pari Passu Companion Loans.

“Non-Serviced Pari Passu Whole Loan” means each of the (i) the 525 Seventh Avenue Whole Loan, (ii) the Princeton Pike Corporate Center Whole Loan, (iii) the Ellenton Premium Outlets Whole Loan, (iv) after the Twenty Ninth Street Retail Companion Loan Securitization Date, the Twenty Ninth Street Retail Whole Loan, (v) the Grove City Premium Outlets Whole Loan and (vi)  the Gulfport Premium Outlets Whole Loan.

“Non-Serviced PSA” means the lead servicing agreement relating to a Non-Serviced Whole Loan, which will be (i) with respect to the 525 Seventh Avenue Whole Loan and the Ellenton Premium Outlets Whole Loan, the MSCI 2015-UBS8 PSA, (ii) with respect to the GLP Industrial Portfolio B Whole Loan, the CSMC 2015-GLPB

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TSA, (iii) with respect to the Princeton Pike Corporate Center Whole Loan, the MSBAM 2016-C28 PSA, (iv) with respect to the Twenty Ninth Street Retail Whole Loan, after the Twenty Ninth Street Retail Companion Loan Securitization Date, the pooling and servicing agreement that creates the trust whose assets include the Twenty Ninth Street Retail Controlling Pari Passu Companion Loan and (v) with respect to each of the Grove City Premium Outlets Whole Loan and the Gulfport Premium Outlets Whole Loan, (x) as of the Closing Date, the MSCI 2015-UBS8 PSA, and (y) after the securitization of the related controlling companion loan, the pooling and servicing agreement for such securitization.

“Non-Serviced Special Servicer” means the special servicer under the lead servicing agreement relating to a Non-Serviced Whole Loan, which will be (i) with respect to the 525 Seventh Avenue Whole Loan and the Ellenton Premium Outlets Whole Loan, the special servicer under the MSCI 2015-UBS8 PSA, (ii) with respect to the GLP Industrial Portfolio B Whole Loan, the special servicer under the CSMC 2015-GLPB TSA, (iii) with respect to the Princeton Pike Corporate Center Whole Loan, the special servicer under the MSBAM 2016-C28 PSA, (iv) with respect to the Twenty Ninth Street Retail Whole Loan, after the Twenty Ninth Street Retail Companion Loan Securitization Date, the special servicer under the related Non-Serviced PSA and (v) with respect to each of the Grove City Premium Outlets Whole Loan and the Gulfport Premium Outlets Whole Loan, (x) as of the Closing Date, the special servicer under the MSCI 2015-UBS8 PSA, and (y) after the securitization of the related controlling companion loan, the special servicer under the pooling and servicing agreement for such securitization.

“Non-Serviced Subordinate Companion Loan“ means the GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loans.

“Non-Serviced Trustee” means the trustee under the lead servicing agreement relating to a Non-Serviced Whole Loan, which will be (i) with respect to the 525 Seventh Avenue Whole Loan and the Ellenton Premium Outlets Whole Loan, the trustee under the MSCI 2015-UBS8 PSA, (ii) with respect to the GLP Industrial Portfolio B Whole Loan, the trustee under the CSMC 2015-GLPB TSA, (iii) with respect to the Princeton Pike Corporate Center Whole Loan, the trustee under the MSBAM 2016-C28 PSA, (iv) with respect to the Twenty Ninth Street Retail Whole Loan, after the Twenty Ninth Street Retail Companion Loan Securitization Date, the trustee under the related Non-Serviced PSA and (v) with respect to each of the Grove City Premium Outlets Whole Loan and the Gulfport Premium Outlets Whole Loan, (x) as of the Closing Date, the trustee under the MSCI 2015-UBS8 PSA, and (y) after the securitization of the related controlling companion loan, the trustee under the pooling and servicing agreement for such securitization.

“Non-Serviced Whole Loan” means each of (i) the 525 Seventh Avenue Whole Loan, (ii) the GLP Industrial Portfolio B Whole Loan, (iii) the Princeton Pike Corporate Center Whole Loan, (iv) the Ellenton Premium Outlets Whole Loan, (v) after the Twenty Ninth Street Retail Companion Loan Securitization Date, the Twenty Ninth Street Retail Whole Loan, (vi) the Grove City Premium Outlets Whole Loan and (vii)  the Gulfport Premium Outlets Whole Loan.

“Other Master Servicer” means with respect to each of the 2100 Ross Whole Loan and the Gateway Plaza Whole Loan, the master servicer that will be appointed under the applicable pooling and servicing agreement that creates the trust whose assets include any of the related Serviced Pari Passu Companion Loans.

“Other PSA” means with respect to each of the 2100 Ross Whole Loan and the Gateway Plaza Whole Loan, the pooling and servicing agreement that creates the trust whose assets include any of the related Serviced Pari Passu Companion Loans.

“Pari Passu Companion Loan“ means any of the Serviced Pari Passu Companion Loans or the Non-Serviced Pari Passu Companion Loans.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Mortgage Loans.

“Serviced Pari Passu Companion Loan” means each of (i) the 2100 Ross Pari Passu Companion Loans, (ii) prior to the Twenty Ninth Street Retail Companion Loan Securitization Date, the Twenty Ninth Street Retail Pari Passu Companion Loans and (iii) the Gateway Plaza Pari Passu Companion Loans.

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“Serviced Pari Passu Mortgage Loan” means the each of (i) the 2100 Ross Pari Passu Mortgage Loan, (ii) prior to the Twenty Ninth Street Retail Companion Loan Securitization Date, the Twenty Ninth Street Retail Mortgage Loan and (iii) the Gateway Plaza Pari Passu Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of (i) the 2100 Ross Pari Passu Whole Loan, (ii) prior to the Twenty Ninth Street Retail Companion Loan Securitization Date, the Twenty Ninth Street Retail Whole Loan and (iii) the Gateway Plaza Pari Passu Whole Loan.

“Serviced Whole Loan” means each of (i) the 2100 Ross Pari Passu Whole Loan, (ii) prior to the Twenty Ninth Street Retail Companion Loan Securitization Date, the Twenty Ninth Street Retail Whole Loan and (iii) the Gateway Plaza Pari Passu Whole Loan.

“Subordinate Companion Loan” means the GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loans, as defined in “—The Non-Serviced Pari Passu-AB Whole Loans”.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Companion Loan(s) Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
525 Seventh Avenue	$ 62,000,000	9.3%	$114,000,000	N/A	45.1%	N/A	1.70x	N/A
2100 Ross	$ 59,915,784	9.0%	$37,946,663	N/A	58.6%	N/A	1.36x	N/A
GLP Industrial Portfolio B	$ 56,000,000	8.4%	$572,700,000	$ 335,300,000	30.2%	46.3%	4.37x	2.85x
Princeton Pike Corporate Center	$ 45,000,000	6.8%	$85,000,000	N/A	65.3%	N/A	1.38x	N/A
Twenty Ninth Street Retail	$ 40,000,000	6.0%	$110,000,000	N/A	42.9%	N/A	2.79x	N/A
Ellenton Premium Outlets	$ 38,800,000	5.8%	$139,200,000	N/A	53.6%	N/A	2.45x	N/A
Gateway Plaza	$ 28,000,000	4.2%	$29,500,000	N/A	46.7%	N/A	1.98x	N/A
Grove City Premium Outlets	$ 20,000,000	3.0%	$120,000,000	N/A	54.9%	N/A	2.66x	N/A
Gulfport Premium Outlets	$ 9,330,000	1.4%	$40,670,000	N/A	46.3%	N/A	2.80x	N/A

(1)	Calculated including the related pari passu companion loans but excluding any related subordinate companion loan.

(2)	Calculated including the related pari passu companion loans and any related subordinate companion loan but excluding any mezzanine debt.

The Serviced Pari Passu Whole Loans

The 2100 Ross Whole Loan

The Mortgaged Property identified on Annex A-1 to this prospectus as 2100 Ross (the “2100 Ross Mortgaged Property“) secures a Whole Loan evidenced by four (4) promissory notes, each originally dated as of January 20, 2016 and bearing the same rate of interest, as follows: (1) Promissory Note A-1 in the original principal amount of $50,000,000 (“Promissory Note A-1”), (2) Promissory Note A-2, in the original principal amount of $10,000,000 (“Promissory Note A-2”, and together with “Promissory Note A-1, the “2100 Ross Mortgage Loan“), (3) Promissory Note A-3 in the original principal amount of $15,000,000 (“Promissory Note A-3”) and (4) Promissory Note A-4 in the original principal amount of $23,000,000 (“Promissory Note A-4” and, together with Promissory Note A-3, the “2100 Ross Serviced Companion Loans“, and the 2100 Ross Serviced Companion Loans together with the 2100 Ross Mortgage Loan, the “2100 Ross Whole Loan“). The 2100 Ross Serviced Companion Loans are pari passu in right of payment with each other and with the 2100 Ross Mortgage Loan. The 2100 Ross Mortgage Loan is included in the Trust and the 2100 Ross Serviced Companion Loans are not included in the Trust. The 2100 Ross Serviced Companion Loans are currently held by UBSRES and are expected to be contributed to one or more future securitizations.

Unless otherwise indicated, for purposes of the information presented in this prospectus with respect to the 2100 Ross Mortgage Loan, the loan-to-value ratio, debt yield, debt service coverage ratio and loan per unit of measure information includes the 2100 Ross Serviced Companion Loans.

The 2100 Ross Whole Loan will be serviced by the master servicer and the special servicer, as applicable, pursuant to the PSA and the terms of the 2100 Ross Intercreditor Agreement (as defined below). None of the master servicer, the special servicer or the trustee, as applicable, will be required to make P&I Advances on a 2100 Ross Serviced Companion Loan, but the master servicer or the trustee, as applicable, will be required to make Servicing Advances on the 2100 Ross Whole Loan, unless such party determines that such a Servicing Advance would be a Nonrecoverable Advance.

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The 2100 Ross Intercreditor Agreement

Pursuant to an agreement between the holders of the 2100 Ross Mortgage Loan and the 2100 Ross Serviced Companion Loans (the “2100 Ross Intercreditor Agreement“), the 2100 Ross Mortgage Loan is pari passu in right of payment with the 2100 Ross Serviced Companion Loans. The 2100 Ross Intercreditor Agreement provides, in general, that:

•	The 2100 Ross Mortgage Loan and the 2100 Ross Serviced Companion Loans are of equal priority with each other and none will have priority or preference over another.

•	All payments, proceeds and other recoveries on the 2100 Ross Whole Loan will be applied to the 2100 Ross Mortgage Loan and the 2100 Ross Serviced Companion Loans on a pro rata and pari passu basis (subject, in each case, to certain payment and reimbursement rights of the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the operating advisor, in accordance with the terms of the PSA and the pooling and servicing agreement, if any, entered into in connection with a securitization of a 2100 Ross Serviced Companion Loan).

•	The Directing Certificateholder under the PSA will initially be entitled to exercise the rights of controlling note holder with respect to the 2100 Ross Whole Loan in accordance with the terms, and subject to the limitations, set forth in the PSA; provided, that if the Directing Certificateholder is (or is an affiliate of) any related borrower, the Directing Certificateholder will not be entitled to exercise any such rights of the controlling note holder.

Certain Rights of the 2100 Ross Non-Controlling Note Holders

The special servicer will be required to (i) provide to each 2100 Ross Non-Controlling Note Holder (as defined below) copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to the 2100 Ross Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to the 2100 Ross Whole Loan (each, a “2100 Ross Major Decision“) (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or a Consultation Termination Event) and (ii) use reasonable efforts to consult with each 2100 Ross Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of 2100 Ross Major Decisions.

Such consultation right will expire ten (10) business days after the delivery to each 2100 Ross Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not the 2100 Ross Non-Controlling Note Holder has responded within such period (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by a 2100 Ross Non-Controlling Note Holder (or its representative).

If the special servicer determines that immediate action is necessary to protect the interests of the holders of the 2100 Ross Mortgage Loan and the 2100 Ross Serviced Companion Loans, it may take, in accordance with the Servicing Standard, any action constituting a 2100 Ross Major Decision with respect to the 2100 Ross Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, the 2100 Ross Non-Controlling Note Holders will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the 2100 Ross Whole Loan are discussed.

If a Special Servicer Termination Event has occurred that affects the holder of a 2100 Ross Serviced Companion Loan, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the 2100 Ross Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to the special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

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The “2100 Ross Non-Controlling Note Holders“ will initially be the holders of the 2100 Ross Serviced Companion Loans, and from and after the date that any such 2100 Ross Serviced Companion Loan is securitized, the “directing certificateholder” or other designated party under, and as and to the extent provided for in, the related pooling and servicing agreement entered into in connection with the securitization of such 2100 Ross Serviced Companion Loan will be a 2100 Ross Non-Controlling Note Holder; provided that for so long as 50% or more of a 2100 Ross Serviced Companion Loan is held by (or such “directing certificateholder” or other designated party under the related pooling and servicing agreement is) a related borrower or an affiliate thereof, such 2100 Ross Non-Controlling Noteholder will not be entitled to exercise the rights of a 2100 Ross Pari Passu Companion Loan or the 2100 Ross Mortgage Loan, and there will be deemed to be no 2100 Ross Non-Controlling Note Holder with respect to such 2100 Ross Serviced Companion Loan.

Sale of Defaulted Mortgage Loan

Under the 2100 Ross Intercreditor Agreement and the PSA, upon the 2100 Ross Whole Loan becoming a defaulted mortgage loan, and if the special servicer decides to sell the 2100 Ross Mortgage Loan, the special servicer will be required to sell the 2100 Ross Mortgage Loan and the 2100 Ross Serviced Companion Loans together as notes evidencing one whole loan. Notwithstanding the foregoing, the special servicer will not be permitted to sell the 2100 Ross Whole Loan without the consent of a 2100 Ross Non-Controlling Note Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the 2100 Ross Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Twenty Ninth Street Retail Whole Loan

The Mortgaged Property identified on Annex A-1 to this prospectus as Twenty Ninth Street Retail (the “Twenty Ninth Street Retail Mortgaged Property“) secures a Whole Loan evidenced by three (3) promissory notes, each originally dated as of January 14, 2016 and bearing the same rate of interest, as follows: (1) Promissory Note A-1 in the original principal amount of $75,000,000 (“Promissory Note A-1” and the “Twenty Ninth Street Retail Controlling Companion Loan“), (2) Promissory Note A-2, in the original principal amount of $40,000,000 (“Twenty Ninth Street Retail Mortgage Loan“) and (3) Promissory Note A-3 in the original principal amount of $35,000,000 (“Promissory Note A-3” and, together with Promissory Note A-1, the “Twenty Ninth Street Retail Companion Loans“, and the Twenty Ninth Street Retail Companion Loans together with the Twenty Ninth Street Retail Mortgage Loan, the “Twenty Ninth Street Retail Whole Loan“). The Twenty Ninth Street Retail Companion Loans are pari passu in right of payment with the Twenty Ninth Street Retail Mortgage Loan. The Twenty Ninth Street Retail Mortgage Loan is included in the Trust and the Twenty Ninth Street Retail Companion Loans are not included in the Trust. Promissory Note A-1 is currently held by Goldman Sachs Mortgage Company and is expected to be contributed to a future securitization. Promissory Note A-3 is currently held by UBSRES and is expected to be contributed to a future securitization.

Unless otherwise indicated, for purposes of the information presented in this prospectus with respect to the Twenty Ninth Street Retail Mortgage Loan, the loan-to-value ratio, debt yield, debt service coverage ratio and loan per unit information includes the Twenty Ninth Street Retail Companion Loans.

Servicing of the Twenty Ninth Street Retail Whole Loan

From and after the Closing Date, but prior to the date that the Twenty Ninth Street Retail Controlling Companion Loan is included in a securitization trust (the “Twenty Ninth Street Retail Controlling Companion Loan Securitization Date“), the Twenty Ninth Street Retail Whole Loan will be serviced by the master servicer and the special servicer pursuant to the terms of the PSA and the terms of the Twenty Ninth Street Retail Intercreditor Agreement (defined below).

From and after the Twenty Ninth Street Retail Controlling Companion Loan Securitization Date, the Twenty Ninth Street Retail Whole Loan will be serviced by the master servicer and the special servicer appointed under, and pursuant to the terms of, the pooling and servicing agreement entered into in connection with the securitization of the Twenty Ninth Street Retail Controlling Companion Loan (the “Twenty Ninth Street Retail Pooling and Servicing Agreement“) and, subject to the terms of the Twenty Ninth Street Retail Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any of the holders of the

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Twenty Ninth Street Retail Mortgage Loan or the Twenty Ninth Street Retail Companion Loans will be effected in accordance with the Twenty Ninth Street Retail Pooling and Servicing Agreement.

If the Twenty Ninth Street Retail Whole Loan becomes specially serviced prior to the securitization of the Twenty Ninth Street Retail Controlling Companion Loan, the special servicer will be required to service and administer the Twenty Ninth Street Retail Whole Loan and any related REO property in the same manner as any other Specially Serviced Loan or serviced REO property and will be entitled to all rights and compensation earned with respect to such Whole Loan as set forth under the PSA. Prior to the Twenty Ninth Street Retail Controlling Companion Loan Securitization Date, no other special servicer will be entitled to any such compensation or have such rights and obligations. From and after the Twenty Ninth Street Retail Controlling Companion Loan Securitization Date, the Twenty Ninth Street Retail Whole Loan will no longer be serviced pursuant to the PSA. If the Twenty Ninth Street Retail Whole Loan is being specially serviced on the Twenty Ninth Street Retail Controlling Companion Loan Securitization Date, the special servicer will be entitled to compensation for the period during which it acted as special servicer with respect to such Whole Loan, as well as all surviving indemnity and other rights in respect of such special servicing role.

The Twenty Ninth Street Retail Pooling and Servicing Agreement must provide for a liquidation fee, special servicing fee and workout fee with respect to the Twenty Ninth Street Retail Mortgage Loan that are similar in all material respects to or materially consistent with the corresponding fee payable under the PSA, except that rates at which the primary servicing fee, special servicing fee, liquidation fee and workout fee accrue or are determined must be not more than 0.0025% per annum, 0.25% per annum, 1.00% and 1.00%, respectively.

Advances

Prior to the Twenty Ninth Street Retail Controlling Companion Loan Securitization Date, the master servicer or the trustee under the PSA, as applicable, will be responsible for making (i) any required P&I Advances on the Twenty Ninth Street Retail Mortgage Loan (but not on any Twenty Ninth Street Retail Companion Loan) unless the master servicer, the special servicer or the trustee under the PSA, as applicable, determines that such an advance would not be recoverable from collections on the Twenty Ninth Street Retail Mortgage Loan, and (ii) any required Servicing Advances with respect to the Twenty Ninth Street Retail Whole Loan unless the master servicer or the trustee under the PSA, as applicable, determines that such an advance would not be recoverable from collections on the Twenty Ninth Street Retail Whole Loan. Reimbursement of Servicing Advances made with respect to any Twenty Ninth Street Retail Companion Loan will be made as described herein under “Pooling and Servicing Agreement” in this prospectus.

From and after the Twenty Ninth Street Retail Controlling Companion Loan Securitization Date:

1)	the master servicer or the trustee under the PSA, as applicable, will continue to be responsible for making P&I Advances on the Twenty Ninth Street Retail Mortgage Loan only, as required under the PSA (subject to the nonrecoverability determination described above); and

2)	the master servicer or the trustee, as applicable, appointed under the Twenty Ninth Street Retail Pooling and Servicing Agreement will be responsible for making (i) any required principal and interest advances on the Twenty Ninth Street Retail Controlling Companion Loan only, as required under the Twenty Ninth Street Retail Pooling and Servicing Agreement, and (ii) any required servicing advances with respect to the Twenty Ninth Street Retail Whole Loan, in each case unless a determination of nonrecoverability (similar to that described above) is made under the Twenty Ninth Street Retail Pooling and Servicing Agreement.

The Twenty Ninth Street Retail Intercreditor Agreement

Pursuant to an agreement between the holders of the Twenty Ninth Street Retail Mortgage Loan and the Twenty Ninth Street Retail Companion Loans (the “Twenty Ninth Street Retail Intercreditor Agreement“), the Twenty Ninth Street Retail Mortgage Loan is pari passu in right of payment with the Twenty Ninth Street Retail Companion Loans. The Twenty Ninth Street Retail Intercreditor Agreement provides, in general, that:

•	The Twenty Ninth Street Retail Mortgage Loan and the Twenty Ninth Street Retail Companion Loans are of equal priority with each other and none will have priority or preference over another;

•	All payments, proceeds and other recoveries on the Twenty Ninth Street Retail Whole Loan will be applied to the Twenty Ninth Street Retail Mortgage Loan and the Twenty Ninth Street Retail Companion Loans on a pro rata and pari passu basis (subject, in each case, to (a) certain amounts for reserves or escrows required by the mortgage loan documents and (b) certain payment and reimbursement rights

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of the applicable master servicer, special servicer, trustee, certificate administrator, asset representations reviewer and operating advisor, in accordance with the terms of the PSA or the Twenty Ninth Street Retail Pooling and Servicing Agreement, as applicable); and

•	The holder of Promissory Note A-1, or after the securitization of the Twenty Ninth Street Retail Controlling Companion Loan, the directing certificateholder under the Twenty Ninth Street Retail Pooling and Servicing Agreement (or such other designee specified thereunder) will act as the controlling note holder with respect to the Twenty Ninth Street Retail Whole Loan and will have rights with respect to the Twenty Ninth Street Retail Whole Loan set forth in the PSA, or, after the securitization of the Twenty Ninth Street Retail Controlling Companion Loan, in the Twenty Ninth Street Retail Pooling and Servicing Agreement (which rights will be similar but not necessarily identical to the rights that the Directing Certificateholder has with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) under the PSA).

Consultation and Control

The controlling note holder under the Twenty Ninth Street Retail Intercreditor Agreement with respect to the Twenty Ninth Street Retail Whole Loan (the “Twenty Ninth Street Retail Controlling Note Holder“) will initially be the holder of the Twenty Ninth Street Retail Controlling Companion Loan, and from and after the Twenty Ninth Street Retail Controlling Companion Loan Securitization Date, will be the directing certificateholder with respect to such securitization or such other party specified in the Twenty Ninth Street Retail Pooling and Servicing Agreement; provided, that for so long as 50% or more of the Twenty Ninth Street Retail Controlling Companion Loan is held by (or the party assigned the rights to exercise the rights of the “Controlling Note Holder” under the Twenty Ninth Street Retail Intercreditor Agreement is) the related borrower or an affiliate thereof, the holder of the Twenty Ninth Street Retail Controlling Companion Loan (and such party assigned the rights to exercise the rights of the “Controlling Note Holder”) will not be entitled to exercise any rights of the Twenty Ninth Street Retail Controlling Note Holder, and there will be deemed to be no Twenty Ninth Street Retail Controlling Note Holder under the Twenty Ninth Street Retail Intercreditor Agreement. The Twenty Ninth Street Retail Controlling Note Holder will have consent rights over major servicing decisions with respect to the Twenty Ninth Street Retail Whole Loan under the PSA (prior to the Twenty Ninth Street Retail Controlling Companion Loan Securitization Date) or the Twenty Ninth Street Retail Pooling and Servicing Agreement (on and after the Twenty Ninth Street Retail Controlling Companion Loan Securitization Date) (the “Twenty Ninth Street Retail Major Decisions“).

The Twenty Ninth Street Retail Controlling Note Holder will have ten (10) business days (or thirty (30) calendar days in respect of an acceptable insurance default) to object to any proposed Twenty Ninth Street Retail Major Decision. Nevertheless, the applicable special servicer or master servicer with respect to the Twenty Ninth Street Retail Whole Loan will be permitted to implement any Twenty Ninth Street Retail Major Decision before the expiration of such period if, among other things, it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Twenty Ninth Street Retail Whole Loan (as a collective whole) and it has made a reasonable effort to contact the Twenty Ninth Street Retail Controlling Note Holder.

Pursuant to the terms of the Twenty Ninth Street Retail Intercreditor Agreement, the holder of the promissory note evidencing the Twenty Ninth Street Retail Mortgage Loan and the holder of Promissory Note A-3, or any other party entitled to exercise the rights of such holders will be the “Twenty Ninth Street Retail Non-Controlling Note Holders“; provided, that for so long as 50% or more of the Twenty Ninth Street Retail Mortgage Loan or the holder of the Twenty Ninth Street Retail Companion Loan evidenced by Promissory Note A-3 is held by (or the party assigned the rights to exercise the rights of a “Non-Controlling Note Holder” under the Twenty Ninth Street Retail Intercreditor Agreement is) the related borrower or an affiliate thereof, the Twenty Ninth Street Retail Mortgage Loan or such Twenty Ninth Street Retail Companion Loan (and such party assigned the rights to exercise the rights of such “Non-Controlling Note Holder”) will not be entitled to exercise any rights of a Twenty Ninth Street Retail Non-Controlling Note Holder, and there will be deemed to be no Twenty Ninth Street Retail Non-Controlling Note Holder with respect to the relevant note under the Twenty Ninth Street Retail Intercreditor Agreement. The Twenty Ninth Street Retail Non-Controlling Note Holders will have the right (i) to receive copies of all notices, information and reports with respect to Twenty Ninth Street Retail Major Decisions (and the implementation of any recommended actions outlined in an asset status report) that the applicable master servicer or special servicer for the Twenty Ninth Street Retail Whole Loan is required to provide to the Twenty Ninth Street Retail Controlling Note Holder within the same time frame as such items are required to be delivered to the Twenty Ninth Street Retail Controlling Note Holder (for this purpose, without regard to whether such items are actually required to be provided to the applicable directing certificateholder due to the occurrence of a control termination event or a consultation termination event) and (ii) to consult such master servicer or special servicer

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on a strictly non-binding basis with respect to any such Twenty Ninth Street Retail Major Decisions (or the implementation of any recommended actions outlined in an asset status report). The consultation right of the Twenty Ninth Street Retail Non-Controlling Note Holders will expire ten (10) business days after the delivery by the applicable master servicer or special servicer of written notice of such proposed action and all related information, whether or not the Twenty Ninth Street Retail Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the ten (10) business day consultation period will begin anew. Notwithstanding such consultation rights, the applicable master servicer or special servicer for the Twenty Ninth Street Retail Whole Loan is permitted to implement any Twenty Ninth Street Retail Major Decision or take any action set forth in an asset status report before the expiration of the aforementioned ten (10) business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Twenty Ninth Street Retail Whole Loan as a collective whole.

In addition, the Twenty Ninth Street Retail Non-Controlling Note Holders will have the right to annual meetings (which may be held telephonically) with the master servicer or the special servicer under the PSA, or after the Twenty Ninth Street Retail Controlling Companion Loan Securitization Date, the master servicer or the special servicer under the Twenty Ninth Street Retail Pooling and Servicing Agreement, as applicable, upon reasonable notice and at times reasonably acceptable to such master servicer or special servicer, as applicable, in which servicing issues related to the Twenty Ninth Street Retail Whole Loan are discussed.

Neither the master servicer nor the special servicer under the PSA, or after the Twenty Ninth Street Retail Controlling Companion Loan Securitization Date, neither the master servicer nor the special servicer under the Twenty Ninth Street Retail Pooling and Servicing Agreement, may follow any direction or consultation that would require or cause such parties to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause such parties to violate provisions of the Twenty Ninth Street Retail Intercreditor Agreement, the PSA or the Twenty Ninth Street Retail Pooling and Servicing Agreement, as applicable, or the related mortgage loan documents.

If a Servicer Termination Event with respect to the special servicer has occurred under the PSA or, after the Twenty Ninth Street Retail Controlling Companion Loan Securitization Date, under the Twenty Ninth Street Retail Pooling and Servicing Agreement, that affects the Twenty Ninth Street Retail Non-Controlling Note Holders, any such holder will have the right to direct the trustee to terminate the special servicer under the PSA or the Twenty Ninth Street Retail Pooling and Servicing Agreement, as applicable, solely with respect to the Twenty Ninth Street Retail Whole Loan.

Sale of Defaulted Mortgage Loan

If the Twenty Ninth Street Retail Whole Loan becomes a “defaulted mortgage loan” pursuant to the terms of the PSA or the Twenty Ninth Street Retail Pooling and Servicing Agreement, as applicable, the applicable special servicer will be required to sell the Twenty Ninth Street Retail Mortgage Loan together with the Twenty Ninth Street Retail Companion Loans as a single whole loan. The Twenty Ninth Street Retail Non-Controlling Note Holders will have consultation rights in connection with such sale, as described above. In addition, the consent of the Twenty Ninth Street Retail Non-Controlling Note Holders will be required with respect to any such sale unless the applicable special servicer provides to such holders certain notices and information, including, among other things, fifteen (15) business days’ prior notice of its intent to sell such Whole Loan and copies of bid materials received in connection with such sale. With respect to a sale of the Twenty Ninth Street Retail Mortgage Loan while it is a serviced mortgage loan under the PSA, see “Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Appointment of Special Servicer

The Twenty Ninth Street Retail Controlling Note Holder (or, if such controlling note is an asset of a securitization trust, the related directing certificateholder (except if a control termination event or equivalent exists under the related pooling and servicing agreement) or the related certificateholders with the requisite percentage of voting rights (if a control termination event or equivalent exists under the related pooling and servicing agreement) may remove the existing special servicer for the Twenty Ninth Street Retail Whole Loan, with or without cause, and appoint a successor to the special servicer that satisfies the requirements, including certain ratings requirements, and makes the representations, warranties and covenants, set forth in the PSA or the Twenty Ninth Street Retail Pooling and Servicing Agreement, as applicable.

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The Gateway Plaza Whole Loan

The Mortgaged Property identified on Annex A-1 to this prospectus as Gateway Plaza (the “Gateway Plaza Mortgaged Property“) secures a Whole Loan evidenced by three (3) promissory notes, each originally dated as of February 4, 2016 and bearing the same rate of interest, as follows: (1) Promissory Note A-1 in the original principal amount of $28,000,000 (the “Gateway Plaza Mortgage Loan“), (2) Promissory Note A-2, in the original principal amount of $24,000,000 (“Promissory Note A-2”) and (3) Promissory Note A-3 in the original principal amount of $5,500,000 (“Promissory Note A-3” and, together with Promissory Note A-2, the “Gateway Plaza Serviced Companion Loans“, and the Gateway Plaza Serviced Companion Loans together with the Gateway Plaza Mortgage Loan, the “Gateway Plaza Whole Loan“). The Gateway Plaza Serviced Companion Loan is pari passu in right of payment with each other and with the Gateway Plaza Mortgage Loan. The Gateway Plaza Mortgage Loan is included in the Trust and the Gateway Plaza Serviced Companion Loans are not included in the Trust. The Gateway Plaza Serviced Companion Loans are currently held by UBSRES and are expected to be contributed to one or more future securitizations.

Unless otherwise indicated, for purposes of the information presented in this prospectus with respect to the Gateway Plaza Mortgage Loan, the loan-to-value ratio, debt yield, debt service coverage ratio and loan per unit of measure information includes the Gateway Plaza Serviced Companion Loans.

The Gateway Plaza Whole Loan will be serviced by the master servicer and the special servicer, as applicable, pursuant to the PSA and the terms of the Gateway Plaza Intercreditor Agreement (as defined below). None of the master servicer, the special servicer or the trustee, as applicable, will be required to make P&I Advances on a Gateway Plaza Serviced Companion Loan, but the master servicer or the trustee, as applicable, will be required to make Servicing Advances on the Gateway Plaza Whole Loan, unless such party determines that such a Servicing Advance would be a Nonrecoverable Advance.

The Gateway Plaza Intercreditor Agreement

Pursuant to an agreement between the holders of the Gateway Plaza Mortgage Loan and the Gateway Plaza Serviced Companion Loans (the “Gateway Plaza Intercreditor Agreement“), the Gateway Plaza Mortgage Loan is pari passu in right of payment with the Gateway Plaza Serviced Companion Loans. The Gateway Plaza Intercreditor Agreement provides, in general, that:

•	The Gateway Plaza Mortgage Loan and the Gateway Plaza Serviced Companion Loans are of equal priority with each other and none will have priority or preference over another.

•	All payments, proceeds and other recoveries on the Gateway Plaza Whole Loan will be applied to the Gateway Plaza Mortgage Loan and the Gateway Plaza Serviced Companion Loans on a pro rata and pari passu basis (subject, in each case, to certain payment and reimbursement rights of the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the operating advisor, in accordance with the terms of the PSA and the pooling and servicing agreement, if any, entered into in connection with a securitization of a Gateway Plaza Serviced Companion Loan).

•	The Directing Certificateholder under the PSA will initially be entitled to exercise the rights of controlling note holder with respect to the Gateway Plaza Whole Loan in accordance with the terms, and subject to the limitations, set forth in the PSA; provided, that if the Directing Certificateholder is (or is an affiliate of) any related borrower, the Directing Certificateholder will not be entitled to exercise any such rights of the controlling note holder.

Certain Rights of the Gateway Plaza Non-Controlling Note Holder

The special servicer will be required to (i) provide to each Gateway Plaza Non-Controlling Note Holder (as defined below) copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to the Gateway Plaza Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to the Gateway Plaza Whole Loan (each, a “Gateway Plaza Major Decision“) (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or a Consultation Termination Event) and (ii) use reasonable efforts to consult with each Gateway Plaza Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of Gateway Plaza Major Decisions.

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Such consultation right will expire ten (10) business days after the delivery to the applicable Gateway Plaza Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not the Gateway Plaza Non-Controlling Note Holder has responded within such period (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by a Gateway Plaza Non-Controlling Note Holder (or its representative).

If the special servicer determines that immediate action is necessary to protect the interests of the holders of the Gateway Plaza Mortgage Loan and the Gateway Plaza Serviced Companion Loans, it may take, in accordance with the Servicing Standard, any action constituting a Gateway Plaza Major Decision with respect to the Gateway Plaza Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, the Gateway Plaza Non-Controlling Note Holders will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the Gateway Plaza Whole Loan are discussed.

If a Special Servicer Termination Event has occurred that affects the holder of a Gateway Plaza Serviced Companion Loan, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the Gateway Plaza Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to the special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

The “Gateway Plaza Non-Controlling Note Holders“ will initially be the holders of the Gateway Plaza Serviced Companion Loans, and from and after the date that any such Gateway Plaza Serviced Companion Loan is securitized, the “directing certificateholder” or other designated party under, and as and to the extent provided for in, the related pooling and servicing agreement entered into in connection with the securitization of such Gateway Plaza Serviced Companion Loan will be a Gateway Plaza Non-Controlling Note Holder; provided that for so long as 50% or more of a Gateway Plaza Serviced Companion Loan is held by (or such “directing certificateholder” or other designated party under the related pooling and servicing agreement is) a related borrower or an affiliate thereof, such Gateway Plaza Non-Controlling Noteholder will not be entitled to exercise any of the rights described above, and there will be deemed to be no Gateway Plaza Non-Controlling Note Holder with respect to such Gateway Plaza Serviced Companion Loan.

Sale of Defaulted Mortgage Loan

Under the Gateway Plaza Intercreditor Agreement and the PSA, upon the Gateway Plaza Whole Loan becoming a defaulted mortgage loan, and if the special servicer decides to sell the Gateway Plaza Mortgage Loan, the special servicer will be required to sell the Gateway Plaza Mortgage Loan and the Gateway Plaza Serviced Companion Loans together as notes evidencing one whole loan. Notwithstanding the foregoing, the special servicer will not be permitted to sell the Gateway Plaza Whole Loan without the consent of a Gateway Plaza Non-Controlling Note Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the Gateway Plaza Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

The 525 Seventh Avenue Whole Loan

The Mortgaged Property identified on Annex A-1 to this prospectus as 525 Seventh Avenue (the “525 Seventh Avenue Mortgaged Property“) secures a Whole Loan evidenced by four (4) promissory notes, each originally dated as of October 8, 2015 and bearing the same rate of interest, as follows: (1) Promissory Note A-1 in the original principal amount of $62,000,000 (the “525 Seventh Avenue Mortgage Loan“), (2) Promissory Note A-2, in the original principal amount of $70,000,000 (“Promissory Note A-2”), (3) Promissory Note A-3 in the

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original principal amount of $41,000,000 (“Promissory Note A-3”) and (4) Promissory Note A-4 in the original principal amount of $3,000,000 (“Promissory Note A-4” and, together with Promissory Note A-2 and Promissory Note A-3, the “525 Seventh Avenue Non-Serviced Companion Loans“, and the 525 Seventh Avenue Serviced Companion Loans together with the 525 Seventh Avenue Mortgage Loan, the “525 Seventh Avenue Whole Loan“). The 525 Seventh Avenue Non-Serviced Companion Loans are pari passu in right of payment with each other and with the 525 Seventh Avenue Mortgage Loan. The 525 Seventh Avenue Mortgage Loan is included in the Trust and the 525 Seventh Avenue Non-Serviced Companion Loans are not included in the Trust. Promissory Note A-2 is currently held by the MSCI 2015-UBS8 securitization trust. Promissory Note A-3 and Promissory Note A-4 are currently held by UBSRES and are expected to be contributed to one or more future securitizations.

Unless otherwise indicated, for purposes of the information presented in this prospectus with respect to the 525 Seventh Avenue Mortgage Loan, the loan-to-value ratio, debt yield, debt service coverage ratio and loan per unit of measure information includes the 525 Seventh Avenue Non-Serviced Companion Loans.

The 525 Seventh Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSCI 2015-UBS8 securitization, dated as of December 1, 2015 (the “MSCI 2015-UBS8 PSA”), between Morgan Stanley Capital I Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “MSCI 2015-UBS8 Master Servicer”), Rialto Capital Advisors, LLC, as special servicer (the “MSCI 2015-UBS8 Special Servicer”), Situs Holdings, LLC, as trust advisor (the “MSCI 2015-UBS8 Trust Advisor”), and Wells Fargo Bank, National Association, as trustee (the “MSCI 2015-UBS8 Trustee”), certificate administrator and custodian (the “MSCI 2015-UBS8 Certificate Administrator”), and the terms of the 525 Seventh Avenue Intercreditor Agreement (as defined below). None of the MSCI 2015-UBS8 Master Servicer, the MSCI 2015-UBS8 Special Servicer or the MSCI 2015-UBS8 Trustee, as applicable, will be required to make P&I Advances on the 525 Seventh Avenue Mortgage Loan, but the MSCI 2015-UBS8 Master Servicer or the MSCI 2015-UBS8 Trustee, as applicable, will be required to make servicing advances, and the MSCI 2015-UBS8 Special Servicer may make certain servicing advances, on the 525 Seventh Avenue Whole Loan, unless such party determines that such a servicing advance would be a nonrecoverable advance. The servicing terms of the MSCI 2015-UBS8 PSA are similar to the servicing terms of the PSA. See “Servicing of the Non-Serviced Mortgage Loans—Servicing of the 525 Seventh Avenue Mortgage Loan” in this prospectus.

Any losses, liabilities, claims, costs and expenses incurred in connection with the 525 Seventh Avenue Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the 525 Seventh Avenue Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

The 525 Seventh Avenue Intercreditor Agreement

Pursuant to an agreement between the holders of the 525 Seventh Avenue Mortgage Loan and the 525 Seventh Avenue Non-Serviced Companion Loan (the “525 Seventh Avenue Intercreditor Agreement“), the 525 Seventh Avenue Mortgage Loan is pari passu in right of payment with the 525 Seventh Avenue Non-Serviced Companion Loans. The 525 Seventh Avenue Intercreditor Agreement provides, in general, that:

•	The 525 Seventh Avenue Mortgage Loan and the 525 Seventh Avenue Non-Serviced Companion Loans are of equal priority with each other and none will have priority or preference over another.

•	All payments, proceeds and other recoveries on the 525 Seventh Avenue Whole Loan will be applied to the 525 Seventh Avenue Mortgage Loan and the 525 Seventh Avenue Non-Serviced Companion Loans on a pro rata and pari passu basis (subject, in each case, to certain payment and reimbursement rights of the MSCI 2015-UBS8 Master Servicer, the MSCI 2015-UBS8 Special Servicer, the MSCI 2015-UBS8 Trustee, the MSCI 2015-UBS8 Certificate Administrator and the MSCI 2015-UBS8 Trust Advisor, in accordance with the terms of the MSCI 2015-UBS8 PSA, the PSA and the pooling and servicing agreement, if any, entered into in connection with a securitization of any other 525 Seventh Avenue Non-Serviced Companion Loan).

•	The controlling class representative under the MSCI 2015-UBS8 PSA (which has a similar position with respect to the MSCI 2015-UBS8 securitization as the Directing Certificateholder has with respect to this securitization) will initially be entitled to exercise the rights of controlling note holder with respect to the 525 Seventh Avenue Whole Loan in accordance with the terms, and subject to the limitations, set forth in the MSCI 2015-UBS8 PSA; provided, that if the MSCI 2015-UBS8 controlling class representative is (or is an affiliate of) any related borrower, the MSCI 2015-UBS8 controlling class representative will not be entitled to exercise any such rights of the controlling note holder.

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Certain Rights of the 525 Seventh Avenue Non-Controlling Note Holder

The MSCI 2015-UBS8 Special Servicer will be required to (i) provide to the 525 Seventh Avenue Non-Controlling Note Holders (as defined below) copies of any notice, information and report that it is required to provide to the MSCI 2015-UBS8 controlling class representative with respect to the implementation of any recommended actions outlined in an asset status report relating to the 525 Seventh Avenue Whole Loan or any proposed action to be taken in respect of a major servicing decision with respect to the 525 Seventh Avenue Whole Loan (each, a “525 Seventh Avenue Major Decision“) (for this purpose, without regard to whether such items are actually required to be provided to the MSCI 2015-UBS8 controlling class representative due to the occurrence of a subordinate control period or a collective consultation period) and (ii) use reasonable efforts to consult with each 525 Seventh Avenue Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the MSCI 2015-UBS8 Special Servicer or any proposed action to be taken by the MSCI 2015-UBS8 Special Servicer in respect of 525 Seventh Avenue Major Decisions.

Such consultation right will expire ten (10) business days after the delivery to the 525 Seventh Avenue Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not the 525 Seventh Avenue Non-Controlling Note Holder has responded within such period (unless the MSCI 2015-UBS8 Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the MSCI 2015-UBS8 Special Servicer be obligated to follow or take any alternative actions recommended by a 525 Seventh Avenue Non-Controlling Note Holder (or its representative).

If the MSCI 2015-UBS8 Special Servicer determines that immediate action is necessary to protect the interests of the holders of the 525 Seventh Avenue Mortgage Loan and the 525 Seventh Avenue Non-Serviced Companion Loans, it may take, in accordance with the servicing standard under the MSCI 2015-UBS8 PSA, any action constituting a 525 Seventh Avenue Major Decision with respect to the 525 Seventh Avenue Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, the 525 Seventh Avenue Non-Controlling Note Holders will have the right to annual meetings (which may be held telephonically) with the MSCI 2015-UBS8 Master Servicer or MSCI 2015-UBS8 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the MSCI 2015-UBS8 Master Servicer or MSCI 2015-UBS8 Special Servicer, as applicable, in which servicing issues related to the 525 Seventh Avenue Whole Loan are discussed.

If a special servicer termination event has occurred that affects the holder of a 525 Seventh Avenue Non-Serviced Companion Loan, such holder will have the right to direct the MSCI 2015-UBS8 Trustee to terminate the MSCI 2015-UBS8 Special Servicer under the MSCI 2015-UBS8 PSA solely with respect to the 525 Seventh Avenue Whole Loan, other than with respect to any rights such MSCI 2015-UBS8 Special Servicer may have as a MSCI 2015-UBS8 certificateholder, entitlements to amounts payable to the MSCI 2015-UBS8 Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

The “525 Seventh Avenue Non-Controlling Note Holders” are the holders of the 525 Seventh Avenue Mortgage Loan and the 525 Seventh Avenue Non-Serviced Pari Passu Companion Loans (other than Promissory Note A-2); provided, that for so long as 50% or more of any such non-controlling note is held by (or the majority “controlling class” holder or other party assigned the rights to exercise the rights of such 525 Seventh Avenue Non-Controlling Note Holder is) the related Mortgage Loan borrower or an affiliate thereof, such non-controlling note (and the majority “controlling class” holder or other party assigned the rights to exercise the rights of such 525 Seventh Avenue Non- Controlling Note Holder) will not be entitled to exercise any rights of such 525 Seventh Avenue Non-Controlling Note Holder, and there will be deemed to be no 525 Seventh Avenue Non-Controlling Note Holder with respect to such non-controlling note. UBS Real Estate Securities Inc., as holder of a non-controlling 525 Seventh Avenue Non-Serviced Pari Passu Companion Loan, is expected to be a 525 Seventh Avenue Non-Controlling Note Holder on the Closing Date. In addition, with respect to the 525 Seventh Avenue Mortgage Loan, the rights of the related 525 Seventh Avenue Non-Controlling Note Holder will initially be exercisable by the Directing Certificateholder under the PSA prior to the occurrence of a Control Termination Event.

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Sale of Defaulted Mortgage Loan

Under the 525 Seventh Avenue Intercreditor Agreement and the MSCI 2015-UBS8 PSA, upon the 525 Seventh Avenue Whole Loan becoming a defaulted mortgage loan, and if the MSCI 2015-UBS8 Special Servicer decides to sell the 525 Seventh Avenue Promissory Note A-2, the MSCI 2015-UBS8 Special Servicer will be required to sell the 525 Seventh Avenue Mortgage Loan and the 525 Seventh Avenue Non-Serviced Companion Loans together as notes evidencing one whole loan. Notwithstanding the foregoing, the MSCI 2015-UBS8 Special Servicer will not be permitted to sell the 525 Seventh Avenue Whole Loan without the consent of the 525 Seventh Avenue Non-Controlling Note Holders unless it has delivered to each such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the 525 Seventh Avenue Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the MSCI 2015-UBS8 Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the MSCI 2015-UBS8 controlling class representative) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the MSCI 2015-UBS8 Master Servicer or MSCI 2015-UBS8 Special Servicer in connection with the proposed sale.

The Princeton Pike Corporate Center Whole Loan

The Mortgaged Property identified on Annex A-1 to this prospectus as Princeton Pike Corporate Center (the “Princeton Pike Corporate Center Mortgaged Property”) secures a Whole Loan evidenced by three (3) promissory notes (collectively, the “Princeton Pike Corporate Center Promissory Notes”), each dated as of December 23, 2015, as follows: (1) ”Princeton Pike Corporate Center Promissory Note A-1” in the original principal amount of $50,000,000, (2) ”Princeton Pike Corporate Center Promissory Note A-2” in the original principal amount of $45,000,000 and (3) ”Princeton Pike Corporate Center Promissory Note A-3” in the original principal amount of $35,000,000. The Princeton Pike Corporate Center Promissory Notes are cross-defaulted and have the same borrowers, interest rate, maturity date, amortization schedule and prepayment structure.

The Princeton Pike Corporate Center Promissory Note A-2 will be included in the Trust, will be a “Mortgage Loan” and is referred to herein as the “Princeton Pike Corporate Center Mortgage Loan”. The Princeton Pike Corporate Center Promissory Note A-1 and the Princeton Pike Corporate Center Promissory Note A-3 will not be included in the Trust, will be “Pari Passu Companion Loans” and are referred to herein as the “Princeton Pike Corporate Center Pari Passu Companion Loans”. The Princeton Pike Corporate Center Pari Passu Companion Loans are pari passu in right of payment with the Princeton Pike Corporate Center Mortgage Loan. Princeton Pike Corporate Center Promissory Note A-1 is expected to be included in the MSBAM 2016-C28 securitization trust, and Princeton Pike Corporate Center Promissory Note A-3 is currently held by Morgan Stanley Bank, which may sell such Princeton Pike Corporate Center Pari Passu Companion Loan at any time, subject to compliance with the Princeton Pike Corporate Center Intercreditor Agreement (as defined below). The Princeton Pike Corporate Center Mortgage Loan and the Princeton Pike Corporate Center Pari Passu Companion Loans are collectively referred to herein as the “Princeton Pike Corporate Center Whole Loan”).

Unless otherwise indicated, for purposes of the information presented in this prospectus with respect to the Princeton Pike Corporate Center Mortgage Loan, the loan-to-value ratio, debt yield, debt service coverage ratio and loan per unit of measure information includes the Princeton Pike Corporate Center Pari Passu Companion Loans.

The Princeton Pike Corporate Center Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the MSBAM 2016-C28 securitization, to be dated as of February 1, 2016 (the “MSBAM 2016-C28 PSA“), between Banc of America Merrill Lynch Commercial Mortgage Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, C-III Asset Management LLC, as special servicer, U.S. Bank National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, certificate registrar, authenticating agent and custodian, and Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer. The MSBAM 2016-C28 PSA is expected to constitute the Non-Serviced PSA with respect to the Princeton Pike Corporate Center Whole Loan. The servicing terms of such Non-Serviced PSA are expected to be substantially similar to the servicing terms of the PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Princeton Pike Corporate Center Mortgage Loan”.

The terms of the Princeton Pike Corporate Center Intercreditor Agreement provides that the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer will be obligated to administer the Princeton Pike Corporate Center Whole Loan consistently with the terms of such intercreditor agreement and the

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related Non-Serviced PSA. None of the Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee, as applicable, under the related Non-Serviced PSA will be required to make monthly payment advances on the Princeton Pike Corporate Center Mortgage Loan, but such Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to make servicing advances on the Princeton Pike Corporate Center Whole Loan unless the applicable party determines that such a servicing advance would be a nonrecoverable advance, all in accordance with the related Non-Serviced PSA (monthly payment advances on the Princeton Pike Corporate Center Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA; none of the master servicer, the special servicer or the trustee will be obligated to make Servicing Advances with respect to the Princeton Pike Corporate Center Whole Loan).

Any losses, liabilities, claims, costs and expenses incurred in connection with the Princeton Pike Corporate Center Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the Princeton Pike Corporate Center Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

The Princeton Pike Corporate Center Intercreditor Agreement

Pursuant to the intercreditor agreement entered into between the holders of the Princeton Pike Corporate Center Promissory Notes (the “Princeton Pike Corporate Center Intercreditor Agreement”), the Princeton Pike Corporate Center Mortgage Loan is pari passu in right of payment with the Princeton Pike Corporate Center Pari Passu Companion Loans. The Princeton Pike Corporate Center Intercreditor Agreement provides, in general, that:

•	The Princeton Pike Corporate Center Promissory Notes are of equal priority with each other and none of such promissory notes will have priority or preference over any other such promissory note.

•	All payments, proceeds and other recoveries on the Princeton Pike Corporate Center Whole Loan will be applied to the Princeton Pike Corporate Center Promissory Notes on a pro rata and pari passu basis (subject, in each case, to (a) certain amounts for escrows and reserves required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the applicable master servicer and the special servicer, in accordance with the terms of the related Non-Serviced PSA).

•	The directing certificateholder under the MSBAM 2016-C28 PSA (or such other designee specified thereunder) will act as the controlling note holder with respect to the Princeton Pike Corporate Center Whole Loan and will have all rights with respect to the Princeton Pike Corporate Center Whole Loan set forth in such Non-Serviced PSA (which rights are substantially similar to the rights that the Directing Certificateholder has with respect to the mortgage loans (other than the Non-Serviced Mortgage Loans) under the PSA).

•	The transfer of up to 49% of the beneficial interest of Princeton Pike Corporate Center Note A-3 is generally permitted. The transfer of more than 49% of the beneficial interest therein is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring note holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring note holder’s promissory note is held in a securitization, a rating agency communication is provided to each applicable rating agency. The foregoing restrictions do not apply to a sale of the Princeton Pike Corporate Center Mortgage Loan together with the Princeton Pike Corporate Center Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Certain Rights of each Princeton Pike Corporate Center Non-Controlling Holder. The related Non-Serviced Special Servicer will be required (i) to provide to each Princeton Pike Corporate Center Non-Controlling Holder (as defined below) copies of any notice, information and report that it is required to provide to the directing certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the Princeton Pike Corporate Center Whole Loan or any proposed action to be taken in respect of a Princeton Pike Corporate Center Major Decision (for this purpose, without regard to whether such items are actually required to be provided to the directing certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” under such Non-Serviced PSA) and (ii) to use reasonable efforts to consult each Princeton Pike Corporate Center Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by

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such Non-Serviced Special Servicer or any proposed action to be taken by such Non-Serviced Special Servicer in respect of “major decisions” (as defined in the related Non-Serviced PSA, and which major decisions are substantially similar to “Major Decisions” as defined in the PSA) with respect to the Princeton Pike Corporate Center Whole Loan (each, a “Princeton Pike Corporate Center Major Decision“).

Such consultation right will expire ten (10) business days after the delivery to the related Princeton Pike Corporate Center Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Princeton Pike Corporate Center Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer be obligated to follow or take any alternative actions recommended by any Princeton Pike Corporate Center Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer determines that immediate action is necessary to protect the interests of the holders of the Princeton Pike Corporate Center Mortgage Loan and the Princeton Pike Corporate Center Pari Passu Companion Loans, it may take, in accordance with the servicing standard, any action constituting a Princeton Pike Corporate Center Major Decision with respect to the Princeton Pike Corporate Center Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Princeton Pike Corporate Center Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the Princeton Pike Corporate Center Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects any Princeton Pike Corporate Center Non-Controlling Note Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the Princeton Pike Corporate Center Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

A “Princeton Pike Corporate Center Non-Controlling Holder” is any holder of Princeton Pike Corporate Center Promissory Note A-2 or Princeton Pike Corporate Center Promissory Note A-3, and from and after the date that any such promissory note is securitized, the “directing certificateholder” or other designated party under, and as and to the extent provided for in, the related pooling and servicing agreement entered into in connection with the related securitization will be entitled to exercise the rights of such Princeton Pike Corporate Center Non-Controlling Holder; provided that for so long as 50% or more of either such promissory note is held by (or such “directing certificateholder” or other designated party under the related pooling and servicing agreement is) the related mortgage loan borrower or an affiliate thereof, the related Princeton Pike Corporate Center Non-Controlling Holder will not be entitled to exercise the rights of a Princeton Pike Corporate Center Pari Passu Companion Loan, and there will be deemed to be no Princeton Pike Corporate Center Non-Controlling Holder with respect to such promissory note.

Custody of the Mortgage File. Wells Fargo Bank, National Association, as custodian under the MSBAM 2016-C28 PSA is expected to be the initial custodian of the mortgage file related to the Princeton Pike Corporate Center Whole Loan (other than any Princeton Pike Corporate Center promissory notes not contributed to the MSBAM 2016-C28 securitization trust).

Sale of Defaulted Mortgage Loan. Under the Princeton Pike Corporate Center Intercreditor Agreement and the related Non-Serviced PSA, upon the Princeton Pike Corporate Center Whole Loan becoming a defaulted mortgage loan, if the related Non-Serviced Special Servicer decides to sell the Princeton Pike Corporate Center Non-Serviced Pari Passu Companion Loan, such Non-Serviced Special Servicer will be required to sell the Princeton Pike Corporate Center Mortgage Loan and each Princeton Pike Corporate Center Pari Passu Companion Loan together as interests evidencing one whole loan in accordance with the terms of the related Non-Serviced PSA. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell the Princeton Pike Corporate Center Whole Loan without the consent of each Princeton Pike Corporate Center Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business

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days prior written notice of any decision to attempt to sell the Princeton Pike Corporate Center Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Ellenton Premium Outlets Whole Loan

The Mortgaged Property identified on Annex A-1 to this prospectus as Ellenton Premium Outlets (the “Ellenton Premium Outlets Mortgaged Property“) secures a Whole Loan evidenced by four (4) promissory notes, each originally dated as of November 3, 2015 and bearing the same rate of interest, as follows: (1) Promissory Note A-1 in the original principal amount of $58,000,000 (“Promissory Note A-1”), (2) Promissory Note A-2, in the original principal amount of $38,800,000 (the “Ellenton Premium Outlets Mortgage Loan“), (3) Promissory Note A-3 in the original principal amount of $10,000,000 (“Promissory Note A-3”) and (4) Promissory Note A-4 in the original principal amount of $71,200,000 (“Promissory Note A-4” and together with Promissory Note A-1 and Promissory Note A-3, the “Ellenton Premium Outlets Non-Serviced Companion Loans“, and the Ellenton Premium Outlets Non-Serviced Companion Loans together with the Ellenton Premium Outlets Mortgage Loan, the “Ellenton Premium Outlets Whole Loan“). The Ellenton Premium Outlets Serviced Companion Loans are pari passu in right of payment with each other and with the Ellenton Premium Outlets Mortgage Loan. The Ellenton Premium Outlets Mortgage Loan is included in the Trust and the Ellenton Premium Outlets Non-Serviced Companion Loans are not included in the Trust. Promissory Note A-1 and Promissory Note A-3 are currently held by the MSCI 2015-UBS8 securitization trust. Promissory Note A-4 is currently held by Bank of America and is expected to be contributed to the MSBAM 2016-C28 securitization trust.

Any losses, liabilities, claims, costs and expenses incurred in connection with the Ellenton Premium Outlets Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the Ellenton Premium Outlets Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

The Ellenton Premium Outlets Whole Loan will be serviced pursuant to the MSCI 2015-UBS8 PSA and the terms of the Ellenton Premium Outlets Intercreditor Agreement (as defined below). None of the MSCI 2015-UBS8 Master Servicer, the MSCI 2015-UBS8 Special Servicer or the MSCI 2015-UBS8 Trustee, as applicable, will be required to make P&I Advances on an Ellenton Premium Outlets Non-Serviced Companion Loan, but the MSCI 2015-UBS8 Master Servicer or the MSCI 2015-UBS8 Trustee, as applicable, will be required to make servicing advances, and the MSCI 2015-UBS8 Special Servicer may make certain servicing advances, on the Ellenton Premium Outlets Whole Loan, unless such party determines that such a servicing advance would be a nonrecoverable advance. Unless otherwise indicated, for purposes of the information presented in this prospectus with respect to the Ellenton Premium Outlets Mortgage Loan, the loan-to-value ratio, debt yield, debt service coverage ratio and loan per unit of measure information includes the Ellenton Premium Outlets Non-Serviced Companion Loans. The servicing terms of the MSCI 2015-UBS8 PSA are similar to the servicing terms of the PSA. See “Servicing of the Non-Serviced Mortgage Loans—Servicing of the Ellenton Premium Outlets Mortgage Loan” in this prospectus.

The Ellenton Premium Outlets Intercreditor Agreement

Pursuant to an agreement between the holders of the Ellenton Premium Outlets Mortgage Loan and the Ellenton Premium Outlets Non-Serviced Companion Loans (the “Ellenton Premium Outlets Intercreditor Agreement“), the Ellenton Premium Outlets Mortgage Loan is pari passu in right of payment with the Ellenton Premium Outlets Non-Serviced Companion Loans. The Ellenton Premium Outlets Intercreditor Agreement provides, in general, that:

•	The Ellenton Premium Outlets Mortgage Loan and the Ellenton Premium Outlets Non-Serviced Companion Loans are of equal priority with each other and none will have priority or preference over another.

•	All payments, proceeds and other recoveries on the Ellenton Premium Outlets Whole Loan will be applied to the Ellenton Premium Outlets Mortgage Loan and the Ellenton Premium Outlets Non-Serviced Companion Loans on a pro rata and pari passu basis (subject, in each case, to certain payment and reimbursement rights of the MSCI 2015-UBS8 Master Servicer, the MSCI 2015-UBS8

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Special Servicer, the MSCI 2015-UBS8 Trustee, the MSCI 2015-UBS8 Certificate Administrator and the MSCI 2015-UBS8 Trust Advisor, in accordance with the terms of the MSCI 2015-UBS8 PSA, the PSA and the pooling and servicing agreement, if any, entered into in connection with a securitization of any other Ellenton Premium Outlets Non-Serviced Companion Loan).

•	The controlling class representative under the MSCI 2015-UBS8 PSA (which has a similar position with respect to the MSCI 2015-UBS8 as Directing Certificateholder with respect to this securitization) will initially be entitled to exercise the rights of controlling note holder with respect to the Ellenton Premium Outlets Whole Loan in accordance with the terms, and subject to the limitations, set forth in the MSCI 2015-UBS8 PSA; provided, that if the MSCI 2015-UBS8 controlling class representative is (or is an affiliate of) any related borrower, the MSCI 2015-UBS8 controlling class representative will not be entitled to exercise any such rights of the controlling note holder.

Certain Rights of the Ellenton Premium Outlets Non-Controlling Note Holder

The MSCI 2015-UBS8 Special Servicer will be required to (i) provide to the Ellenton Premium Outlets Non-Controlling Note Holders (as defined below) copies of any notice, information and report that it is required to provide to the MSCI 2015-UBS8 controlling class representative with respect to the implementation of any recommended actions outlined in an asset status report relating to the Ellenton Premium Outlets Whole Loan or any proposed action to be taken in respect of a major servicing decision with respect to the Ellenton Premium Outlets Whole Loan (each, a “Ellenton Premium Outlets Major Decision“) (for this purpose, without regard to whether such items are actually required to be provided to the MSCI 2015-UBS8 controlling class representative due to the occurrence of a subordinate control period or a collective consultation period under the MSCI 2015-UBS8 PSA) and (ii) use reasonable efforts to consult with each Ellenton Premium Outlets Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the MSCI 2015-UBS8 Special Servicer or any proposed action to be taken by the MSCI 2015-UBS8 Special Servicer in respect of Ellenton Premium Outlets Major Decisions.

Such consultation right will expire ten (10) business days after the delivery to the Ellenton Premium Outlets Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not the Ellenton Premium Outlets Non-Controlling Note Holder has responded within such period (unless the MSCI 2015-UBS8 Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the MSCI 2015-UBS8 Special Servicer be obligated to follow or take any alternative actions recommended by an Ellenton Premium Outlets Non-Controlling Note Holder (or its representative).

If the MSCI 2015-UBS8 Special Servicer determines that immediate action is necessary to protect the interests of the holders of the Ellenton Premium Outlets Mortgage Loan and the Ellenton Premium Outlets Non-Serviced Companion Loans, it may take, in accordance with the servicing standard under the MSCI 2015-UBS8 PSA, any action constituting a Ellenton Premium Outlets Major Decision with respect to the Ellenton Premium Outlets Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, the Ellenton Premium Outlets Non-Controlling Note Holders will have the right to annual meetings (which may be held telephonically) with the MSCI 2015-UBS8 Master Servicer or MSCI 2015-UBS8 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the MSCI 2015-UBS8 Master Servicer or MSCI 2015-UBS8 Special Servicer, as applicable, in which servicing issues related to the Ellenton Premium Outlets Whole Loan are discussed.

If a special servicer termination event has occurred that affects the holder of a Ellenton Premium Outlets Non-Serviced Companion Loan, such holder will have the right to direct the MSCI 2015-UBS8 Trustee to terminate the MSCI 2015-UBS8 Special Servicer under the MSCI 2015-UBS8 PSA solely with respect to the Ellenton Premium Outlets Whole Loan, other than with respect to any rights such MSCI 2015-UBS8 Special Servicer may have as a MSCI 2015-UBS8 certificateholder, entitlements to amounts payable to the MSCI 2015-UBS8 Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

The “Ellenton Premium Outlets Non-Controlling Note Holders“ are the holders of the Ellenton Premium Outlets Mortgage Loan and the Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loans (other than the related control note); provided, that for so long as 50% or more of any such non-controlling note is held by (or

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the majority “controlling class” holder or other party assigned the rights to exercise the rights of such Ellenton Premium Outlets Non-Controlling Note Holder is) the related Mortgage Loan borrower or an affiliate thereof, such non-controlling note (and the majority “controlling class” holder or other party assigned the rights to exercise the rights of such Ellenton Premium Outlets Non-Controlling Note Holder) will not be entitled to exercise any rights of such Ellenton Premium Outlets Non-Controlling Note Holder, and there will be deemed to be no Ellenton Premium Outlets Non- Controlling Note Holder with respect to such non-controlling note. UBS Real Estate Securities Inc., as holder of an Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan, is expected to be a Ellenton Premium Outlets Non-Controlling Note Holder on the Closing Date. In addition, with respect to the Ellenton Premium Outlets Mortgage Loan, the rights of the related Ellenton Premium Outlets Non-Controlling Note Holder will initially be exercisable by the Directing Certificateholder under the PSA prior to the occurrence of a Control Termination Event.

Sale of Defaulted Mortgage Loan

Under the Ellenton Premium Outlets Intercreditor Agreement and the MSCI 2015-UBS8 PSA, upon the Ellenton Premium Outlets Whole Loan becoming a defaulted mortgage loan, and if the MSCI 2015-UBS8 Special Servicer decides to sell the Promissory Notes A-1 and A-3, the MSCI 2015-UBS8 Special Servicer will be required to sell the Ellenton Premium Outlets Mortgage Loan and the Ellenton Premium Outlets Non-Serviced Companion Loans together as notes evidencing one whole loan. Notwithstanding the foregoing, the MSCI 2015-UBS8 Special Servicer will not be permitted to sell the Ellenton Premium Outlets Whole Loan without the consent of the Ellenton Premium Outlets Non-Controlling Note Holders unless it has delivered to each holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the Ellenton Premium Outlets Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the MSCI 2015-UBS8 Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the MSCI 2015-UBS8 controlling class representative) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the MSCI 2015-UBS8 Master Servicer or MSCI 2015-UBS8 Special Servicer in connection with the proposed sale.

The Grove City Premium Outlets Whole Loan

The Mortgaged Property identified on Annex A-1 to this prospectus as Grove City Premium Outlets (the “Grove City Premium Outlets Mortgaged Property“) secures a Whole Loan evidenced by five (5) promissory notes, each originally dated as of November 3, 2015 and bearing the same rate of interest, as follows: (1) Promissory Note A-1 in the original principal amount of $40,000,000 (Promissory Note A-1), (2) Promissory Note A-2, in the original principal amount of $24,000,000 (“Promissory Note A-2” or the “Grove City Premium Outlets Controlling Companion Loan“), (3) Promissory Note A-3 in the original principal amount of $13,000,000 (“Promissory Note A-3”), (4) Promissory Note A-4 in the original principal amount of $7,000,000 (“Promissory Note A-4” and together with Promissory Note A-3, the “Grove City Premium Outlets Mortgage Loan“) and (5) Promissory Note A-5 in the original principal amount of $56,000,000 (“Promissory Note A-5” and together with Promissory Note A-1 and Promissory Note A-2, the “Grove City Premium Outlets Companion Loans“, and the Grove City Premium Outlets Companion Loans together with the Grove City Premium Outlets Mortgage Loan, the “Grove City Premium Outlets Whole Loan“). The Grove City Premium Outlets Companion Loans are pari passu in right of payment with each other and with the Grove City Premium Outlets Mortgage Loan. The Grove City Premium Outlets Mortgage Loan is included in the Trust and the Grove City Premium Outlets Companion Loans are not included in the Trust. Promissory Note A-1 is currently held by the MSCI 2015-UBS8 securitization trust. Promissory Note A-2 is currently held by UBSRES and is expected to be contributed to a future securitization. Promissory Note A-5 is currently held by Bank of America and is expected to be contributed to a future securitization.

Unless otherwise indicated, for purposes of the information presented in this prospectus with respect to the Grove City Premium Outlets Mortgage Loan, the loan-to-value ratio, debt yield, debt service coverage ratio and loan per unit of measure information includes the Grove City Premium Outlets Companion Loans.

Servicing of the Grove City Premium Outlets Whole Loan

Prior to the date that the Grove City Premium Outlets Controlling Companion Loan is included in a securitization trust (the “Grove City Premium Outlets Controlling Companion Loan Securitization Date”), the Grove City Premium Outlets Whole Loan will be serviced pursuant to the MSCI 2015-UBS8 PSA and the terms of the Grove City Premium Outlets Intercreditor Agreement (defined below).

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From and after the Grove City Premium Outlets Controlling Companion Loan Securitization Date, the Grove City Premium Outlets Whole Loan will be serviced by the master servicer and the special servicer appointed under, and pursuant to the terms of, the pooling and servicing agreement entered into in connection with the securitization of the Grove City Premium Outlets Controlling Companion Loan (the “Grove City Premium Outlets Pooling and Servicing Agreement“) and, subject to the terms of the Grove City Premium Outlets Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any of the holders of the Grove City Premium Outlets Mortgage Loan or the Grove City Premium Outlets Companion Loans will be effected in accordance with the Grove City Premium Outlets Pooling and Servicing Agreement.

The servicing terms of the MSCI 2015-UBS8 PSA are similar to the servicing terms of the PSA. See “Servicing of the Non-Serviced Mortgage Loans—Servicing of the Grove City Premium Outlets Mortgage Loan” in this prospectus. The Grove City Premium Outlets Intercreditor Agreement requires that the Grove City Premium Outlets Pooling and Servicing Agreement contain terms and conditions that are customary for securitization transactions involving assets similar to the Grove City Premium Outlets Whole Loan.

If the Grove City Premium Outlets Whole Loan becomes specially serviced prior to the securitization of the Grove City Premium Outlets Controlling Companion Loan, the MSCI 2015-UBS8 Special Servicer will be required to service and administer the Grove City Premium Outlets Whole Loan and any related REO property in the same manner as any other specially serviced mortgage loan or serviced REO property and will be entitled to all rights and compensation earned with respect to such Whole Loan as set forth under the MSCI 2015-UBS8 PSA. Prior to the Grove City Premium Outlets Controlling Companion Loan Securitization Date, no other special servicer will be entitled to any such compensation or have such rights and obligations. From and after the Grove City Premium Outlets Controlling Companion Loan Securitization Date, the Grove City Premium Outlets Whole Loan will no longer be serviced pursuant to the MSCI 2015-UBS8 PSA.

Advances

Prior to the Grove City Premium Outlets Controlling Companion Loan Securitization Date, (i) the master servicer or the trustee under the PSA, as applicable, will be responsible for making any required P&I Advances on the Grove City Premium Outlets Mortgage Loan (but not on any Grove City Premium Outlets Companion Loans) unless the master servicer, the special servicer or the trustee under the MSCI 2015-UBS8 PSA, as applicable, determines that such an advance would not be recoverable from collections on the Grove City Premium Outlets Mortgage Loan, and (ii) the MSCI 2015-UBS8 Master Servicer, the MSCI 2015-UBS8 Special Servicer (with respect to certain servicing advances) or the MSCI 2015-UBS8 Trustee, as applicable, will be responsible for making any required servicing advances with respect to the Grove City Premium Outlets Whole Loan unless the MSCI 2015-UBS8 Master Servicer, the MSCI 2015-UBS8 Special Servicer or the MSCI 2015-UBS8 Trustee under the MSCI 2015-UBS8 PSA, as applicable, determines that such an advance would not be recoverable from collections on the Grove City Premium Outlets Whole Loan. Reimbursement of servicing advances made with respect to a Grove City Premium Outlets Companion Loan will be made as described herein under “Servicing of the Non-Serviced Mortgage Loans—Servicing of the Grove City Premium Outlets Mortgage Loan” in this prospectus.

From and after the Grove City Premium Outlets Controlling Companion Loan Securitization Date:

1)	the master servicer or the trustee under the PSA will continue to be responsible for making P&I Advances on the Grove City Premium Outlets Mortgage Loan only, as required under the PSA (subject to the nonrecoverability determination described above); and

2)	the master servicer, the special servicer (with respect to certain servicing advances) or the trustee, as applicable, appointed under the Grove City Premium Outlets Pooling and Servicing Agreement will be responsible for making (i) any required principal and interest advances on the Grove City Premium Outlets Controlling Companion Loan only, as required under the Grove City Premium Outlets Pooling and Servicing Agreement, and (ii) any required servicing advances with respect to the Grove City Premium Outlets Whole Loan, in each case unless a determination of nonrecoverability (similar to that described above) is made under the Grove City Premium Outlets Pooling and Servicing Agreement.

Any losses, liabilities, claims, costs and expenses incurred in connection with the Grove City Premium Outlets Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the Grove City Premium Outlets Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

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The Grove City Premium Outlets Intercreditor Agreement

Pursuant to an agreement between the holders of the Grove City Premium Outlets Mortgage Loan and the Grove City Premium Outlets Companion Loans (the “Grove City Premium Outlets Intercreditor Agreement”), the Grove City Premium Outlets Mortgage Loan is pari passu in right of payment with the Grove City Premium Outlets Companion Loans. The Grove City Premium Outlets Intercreditor Agreement provides, in general, that:

•	The Grove City Premium Outlets Mortgage Loan and the Grove City Premium Outlets Companion Loans are of equal priority with each other and none will have priority or preference over another;

•	All payments, proceeds and other recoveries on the Grove City Premium Outlets Whole Loan will be applied to the Grove City Premium Outlets Mortgage Loan and the Grove City Premium Outlets Companion Loans on a pro rata and pari passu basis (subject, in each case, to (a) certain amounts for reserves or escrows required by the mortgage loan documents and (b) certain payment and reimbursement rights of the applicable master servicer, special servicer, trustee, certificate administrator, asset representations reviewer and operating advisor, in accordance with the terms of the MSCI 2015-UBS8 PSA or the Grove City Premium Outlets Pooling and Servicing Agreement, as applicable); and

•	The holder of Promissory Note A-2, or after the securitization of the Grove City Premium Outlets Controlling Companion Loan, the controlling class representative under the Grove City Premium Outlets Pooling and Servicing Agreement (or such other designee specified thereunder) will act as the controlling note holder with respect to the Grove City Premium Outlets Whole Loan and will have rights with respect to the Grove City Premium Outlets Whole Loan set forth in the MSCI 2015-UBS8 PSA or, after the securitization of the Grove City Premium Outlets Controlling Companion Loan, the Grove City Premium Outlets Pooling and Servicing Agreement (which rights will be similar but not necessarily identical to the rights that the Directing Certificateholder has with respect to the mortgage loans (other than the Non-Serviced Mortgage Loans) under the PSA).

Consultation and Control

The controlling note holder under the Grove City Premium Outlets Intercreditor Agreement with respect to the Grove City Premium Outlets Whole Loan (the “Grove City Premium Outlets Controlling Note Holder”) will initially be the holder of the Grove City Premium Outlets Controlling Companion Loan, and from and after the Grove City Premium Outlets Controlling Companion Loan Securitization Date, will be the controlling class representative with respect to such securitization or such other party specified in the Grove City Premium Outlets Pooling and Servicing Agreement; provided, that for so long as 50% or more of the Grove City Premium Outlets Controlling Companion Loan is held by (or the party assigned the rights to exercise the rights of the “Controlling Note Holder” under the Grove City Premium Outlets Intercreditor Agreement is) the related borrower or an affiliate thereof, the holder of the Grove City Premium Outlets Controlling Companion Loan (and such party assigned the rights to exercise the rights of the “Controlling Note Holder”) will not be entitled to exercise any rights of the Grove City Premium Outlets Controlling Note Holder, and there will be deemed to be no Grove City Premium Outlets Controlling Note Holder under the Grove City Premium Outlets Intercreditor Agreement. The Grove City Premium Outlets Controlling Note Holder will have consent rights over the major servicing decisions with respect to the Grove City Premium Outlets Whole Loan under the MSCI 2015-UBS8 PSA (prior to the Grove City Premium Outlets Controlling Companion Loan Securitization Date) or the Grove City Premium Outlets Pooling and Servicing Agreement (on and after the Grove City Premium Outlets Controlling Companion Loan Securitization Date) (the “Grove City Premium Outlets Major Decisions”).

The Grove City Premium Outlets Controlling Note Holder will have ten (10) business days (or thirty (30) days in respect of an acceptable insurance default) to object to any such proposal. Nevertheless, the special servicer or master servicer with respect to the Grove City Premium Outlets Whole Loan will be permitted to implement any Grove City Premium Outlets Major Decision before the expiration of such period if, among other things, it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Grove City Premium Outlets Whole Loan (as a collective whole) and it has made a reasonable effort to contact the Grove City Premium Outlets Controlling Note Holder.

Pursuant to the terms of the Grove City Premium Outlets Intercreditor Agreement, the holder of the promissory note evidencing the Grove City Premium Outlets Mortgage Loan, the holder of Promissory Note A-1 and the holder of Promissory Note A-5, or any other party entitled to exercise the rights of such holders will be the “Grove City Premium Outlets Non-Controlling Note Holders”; provided, that for so long as 50% or more of the Grove City Premium Outlets Mortgage Loan or the holder of a Grove City Premium Outlets Companion Loan

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evidenced by Promissory Note A-1 or Promissory Note A-5 is held by (or the party assigned the rights to exercise the rights of a “Non-Controlling Note Holder” under the Grove City Premium Outlets Intercreditor Agreement is) the related borrower or an affiliate thereof, the Grove City Premium Outlets Mortgage Loan or such Grove City Premium Outlets Companion Loan (and such party assigned the rights to exercise the rights of such “Non-Controlling Note Holder”) will not be entitled to exercise any rights of a Grove City Premium Outlets Non-Controlling Note Holder, and there will be deemed to be no Grove City Premium Outlets Non-Controlling Note Holder with respect to the relevant note under the Grove City Premium Outlets Intercreditor Agreement. The Grove City Premium Outlets Non-Controlling Note Holders will have the right (i) to receive copies of all notices, information and reports with respect to Grove City Premium Outlets Major Decisions (and the implementation of any recommended actions outlined in an asset status report) that the applicable master servicer or special servicer for the Grove City Premium Outlets Whole Loan is required to provide to the Grove City Premium Outlets Controlling Note Holder within the same time frame as such items are required to be delivered to the Grove City Premium Outlets Controlling Note Holder (for this purpose, without regard to whether such items are actually required to be provided to the applicable controlling class representative due to the expiration of a subordinate control period or a collective consultation period) and (ii) to consult such master servicer or special servicer on a strictly non-binding basis with respect to any such Grove City Premium Outlets Major Decisions (or the implementation of any recommended actions outlined in an asset status report). The consultation right of the Grove City Premium Outlets Non-Controlling Note Holders will expire ten (10) business days after the delivery by the applicable master servicer or special servicer of written notice of such proposed action and all related information, whether or not the Grove City Premium Outlets Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the ten (10) business day consultation period will begin anew. Notwithstanding such consultation rights, the applicable master servicer or special servicer for the Grove City Premium Outlets Whole Loan is permitted to implement any Grove City Premium Outlets Major Decision or take any action set forth in an asset status report before the expiration of the aforementioned ten (10) business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Grove City Premium Outlets Whole Loan as a collective whole.

In addition, the Grove City Premium Outlets Non-Controlling Note Holders will have the right to annual meetings (which may be held telephonically) with the MSCI 2015-UBS8 Master Servicer or the MSCI 2015-UBS8 Special Servicer under the MSCI 2015-UBS8 PSA, or after the Grove City Premium Outlets Controlling Companion Loan Securitization Date, the master servicer or the special servicer under the Grove City Premium Outlets Pooling and Servicing Agreement, as applicable, upon reasonable notice and at times reasonably acceptable to such master servicer or special servicer, as applicable, in which servicing issues related to the Grove City Premium Outlets Whole Loan are discussed.

Neither the MSCI 2015-UBS8 Master Servicer nor the MSCI 2015-UBS8 Special Servicer under the MSCI 2015-UBS8 PSA, and after the Grove City Premium Outlets Controlling Companion Loan Securitization Date, neither the master servicer nor the special servicer under the Grove City Premium Outlets Pooling and Servicing Agreement, may follow any direction or consultation that would require or cause such parties to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause such parties to violate provisions of the Grove City Premium Outlets Intercreditor Agreement, the MSCI 2015-UBS8 PSA or the Grove City Premium Outlets Pooling and Servicing Agreement, as applicable, or the related mortgage loan documents.

If a special servicer termination event has occurred under the MSCI 2015-UBS8 PSA or, after the Grove City Premium Outlets Controlling Companion Loan Securitization Date, the Grove City Premium Outlets Pooling and Servicing Agreement, that affects the Grove City Premium Outlets Non-Controlling Note Holders, any such holder will have the right to direct the applicable trustee to terminate the special servicer under the MSCI 2015-UBS8 PSA or the special servicer under the Grove City Premium Outlets Pooling and Servicing Agreement, as applicable, solely with respect to the Grove City Premium Outlets Whole Loan.

Sale of Defaulted Mortgage Loan

If the Grove City Premium Outlets Whole Loan becomes a “defaulted mortgage loan” pursuant to the terms of the MSCI 2015-UBS8 PSA or the Grove City Premium Outlets Pooling and Servicing Agreement, as applicable, the applicable special servicer will be required to sell the Grove City Premium Outlets Mortgage Loan together with the Grove City Premium Outlets Companion Loans as a single whole loan. The Grove City Premium Outlets Non-Controlling Note Holders will have consultation rights in connection with such sale, as described above. In addition, the consent of the Grove City Premium Outlets Non-Controlling Note Holders will be required with respect to any such sale unless the applicable special servicer provides to such holders certain notices and

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information, including, among other things, fifteen (15) business days’ prior notice of its intent to sell such Whole Loan and copies of bid materials received in connection with such sale. With respect to a sale of the Grove City Premium Outlets Mortgage Loan, see “Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Appointment of Special Servicer

The Grove City Premium Outlets Controlling Note Holder (or, if such controlling note is an asset of a securitization trust, the related directing certificateholder (except if a control termination event or equivalent event has occurred and is continuing under the related pooling and servicing agreement) or the related certificateholders with the requisite percentage of voting rights (if a control termination event or equivalent event has occurred and is continuing under the related pooling and servicing agreement) may remove the existing special servicer for the Grove City Premium Outlets Whole Loan, with or without cause, and appoint a successor to the special servicer that satisfies the requirements, including certain ratings requirements, and makes the representations, warranties and covenants, set forth in the MSCI 2015-UBS8 PSA or the Grove City Premium Outlets Pooling and Servicing Agreement, as applicable.

The Gulfport Premium Outlets Whole Loan

The Mortgaged Property identified on Annex A-1 to this prospectus as Gulfport Premium Outlets (the “Gulfport Premium Outlets Mortgaged Property”) secures a Whole Loan evidenced by three (3) promissory notes, each originally dated as of November 3, 2015 and bearing the same rate of interest, as follows: (1) Promissory Note A-1 in the original principal amount of $16,670,000 (“Promissory Note A-1” and the “Gulfport Premium Outlets Controlling Companion Loan”), (2) Promissory Note A-2, in the original principal amount of $24,000,000 (“Promissory Note A-2” and, together with Promissory Note A-1, the “Gulfport Premium Outlets Companion Loans”) and (3) Promissory Note A-3 in the original principal amount of $9,330,000 (the “Gulfport Premium Outlets Mortgage Loan”, and the Gulfport Premium Outlets Mortgage Loan together with the Gulfport Premium Outlets Companion Loans, the “Gulfport Premium Outlets Whole Loan”). The Gulfport Premium Outlets Companion Loans are pari passu in right of payment with each other and with the Gulfport Premium Outlets Mortgage Loan. The Gulfport Premium Outlets Mortgage Loan is included in the Trust and the Gulfport Premium Outlets Companion Loans are not included in the Trust. Promissory Note A-1 is currently held by Bank of America and is expected to be contributed to a future securitization. Promissory Note A-2 is currently held by the MSCI 2015-UBS8 securitization trust.

Unless otherwise indicated, for purposes of the information presented in this prospectus with respect to the Gulfport Premium Outlets Mortgage Loan, the loan-to-value ratio, debt yield, debt service coverage ratio and loan per unit of measure information includes the Gulfport Premium Outlets Companion Loans.

Servicing of the Gulfport Premium Outlets Whole Loan

Prior to the date that the Gulfport Premium Outlets Controlling Companion Loan is included in a securitization trust (the “Gulfport Premium Outlets Controlling Companion Loan Securitization Date”), the Gulfport Premium Outlets Whole Loan will be serviced pursuant to the MSCI 2015-UBS8 PSA, and the terms of the Gulfport Premium Outlets Intercreditor Agreement (defined below).

From and after the Gulfport Premium Outlets Controlling Companion Loan Securitization Date, the Gulfport Premium Outlets Whole Loan will be serviced by the master servicer and the special servicer appointed under, and pursuant to the terms of, the pooling and servicing agreement entered into in connection with the securitization of the Gulfport Premium Outlets Controlling Companion Loan (the “Gulfport Premium Outlets Pooling and Servicing Agreement”) and, subject to the terms of the Gulfport Premium Outlets Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any of the holders of the Gulfport Premium Outlets Mortgage Loan or the Gulfport Premium Outlets Companion Loans will be effected in accordance with the Gulfport Premium Outlets Pooling and Servicing Agreement.

The servicing terms of the MSCI 2015-UBS8 PSA are similar to the servicing terms of the PSA. See “Servicing of the Non-Serviced Mortgage Loans—Servicing of the Gulfport Premium Outlets Mortgage Loan” in this prospectus. The Gulfport Premium Outlets Intercreditor Agreement requires that the Gulfport Premium Outlets Pooling and Servicing Agreement contain terms and conditions that are customary for securitization transactions involving assets similar to the Gulfport Premium Outlets Whole Loan.

If the Gulfport Premium Outlets Whole Loan becomes specially serviced prior to the securitization of the Gulfport Premium Outlets Controlling Companion Loan, the MSCI 2015-UBS8 Special Servicer will be required to service and administer the Gulfport Premium Outlets Whole Loan and any related REO property in the same

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manner as any other specially serviced mortgage loan or serviced REO property and will be entitled to all rights and compensation earned with respect to such Whole Loan as set forth under the MSCI 2015-UBS8 PSA. Prior to the Gulfport Premium Outlets Controlling Companion Loan Securitization Date, no other special servicer will be entitled to any such compensation or have such rights and obligations. From and after the Gulfport Premium Outlets Controlling Companion Loan Securitization Date, the Gulfport Premium Outlets Whole Loan will no longer be serviced pursuant to the MSCI 2015-UBS8 PSA.

Advances

Prior to the Gulfport Premium Outlets Controlling Companion Loan Securitization Date (i) the master servicer or the trustee under the PSA, as applicable, will be responsible for making any required P&I Advances on the Gulfport Premium Outlets Mortgage Loan (but not on any Gulfport Premium Outlets Companion Loan) unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Gulfport Premium Outlets Mortgage Loan, and (ii) the MSCI 2015-UBS8 Master Servicer, the MSCI 2015-UBS8 Special Servicer (with respect to certain servicing advances) or the MSCI 2015-UBS8 Trustee, as applicable, will be responsible for making any required servicing advances with respect to the Gulfport Premium Outlets Whole Loan unless the MSCI 2015-UBS8 Master Servicer, the MSCI 2015-UBS8 Special Servicer or the MSCI 2015-UBS8 Trustee under the MSCI 2015-UBS8 PSA, as applicable, determines that such an advance would not be recoverable from collections on the Gulfport Premium Outlets Whole Loan. Reimbursement of servicing advances made with respect to a Gulfport Premium Outlets Companion Loan will be made as described herein under “Servicing of the Non-Serviced Mortgage Loans—Servicing of the Gulfport Premium Outlets Mortgage Loan” in this prospectus.

From and after the Gulfport Premium Outlets Controlling Companion Loan Securitization Date:

1)	the master servicer or the trustee under the PSA, as applicable, will continue to be responsible for making P&I Advances on the Gulfport Premium Outlets Mortgage Loan only, as required under the PSA (subject to the nonrecoverability determination described above); and

2)	the master servicer, the special servicer (with respect to certain servicing advances) or the trustee, as applicable, appointed under the Gulfport Premium Outlets Pooling and Servicing Agreement will be responsible for making (i) any required principal and interest advances on the Gulfport Premium Outlets Controlling Companion Loan only, as required under the Gulfport Premium Outlets Pooling and Servicing Agreement, and (ii) any required servicing advances with respect to the Gulfport Premium Outlets Whole Loan, in each case unless a determination of nonrecoverability (similar to that described above) is made under the Gulfport Premium Outlets Pooling and Servicing Agreement.

Any losses, liabilities, claims, costs and expenses incurred in connection with the Gulfport Premium Outlets Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the Gulfport Premium Outlets Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

The Gulfport Premium Outlets Intercreditor Agreement

Pursuant to an agreement between the holders of the Gulfport Premium Outlets Mortgage Loan and the Gulfport Premium Outlets Companion Loans (the “Gulfport Premium Outlets Intercreditor Agreement“), the Gulfport Premium Outlets Mortgage Loan is pari passu in right of payment with the Gulfport Premium Outlets Companion Loans. The Gulfport Premium Outlets Intercreditor Agreement provides, in general, that:

•	The Gulfport Premium Outlets Mortgage Loan and the Gulfport Premium Outlets Companion Loans are of equal priority with each other and none will have priority or preference over another;

•	All payments, proceeds and other recoveries on the Gulfport Premium Outlets Whole Loan will be applied to the Gulfport Premium Outlets Mortgage Loan and the Gulfport Premium Outlets Companion Loans on a pro rata and pari passu basis (subject, in each case, to (a) certain amounts for reserves or escrows required by the mortgage loan documents and (b) certain payment and reimbursement rights of the applicable master servicer, special servicer, trustee, certificate administrator, asset representations reviewer and operating advisor, in accordance with the terms of the MSCI 2015-UBS8 PSA or the Gulfport Premium Outlets Pooling and Servicing Agreement, as applicable); and

•	The holder of Promissory Note A-1, or after the securitization of the Gulfport Premium Outlets Controlling Companion Loan, the directing certificateholder under the Gulfport Premium Outlets Pooling and Servicing Agreement (or such other designee specified thereunder) will act as the controlling note

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holder with respect to the Gulfport Premium Outlets Whole Loan and will have rights with respect to the Gulfport Premium Outlets Whole Loan set forth in the MSCI 2015-UBS8 PSA or, after the securitization of the Gulfport Premium Outlets Controlling Companion Loan, the Gulfport Premium Outlets Pooling and Servicing Agreement (which rights will be similar but not necessarily identical to the rights that the Directing Certificateholder has with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) under the PSA).

Consultation and Control

The controlling note holder under the Gulfport Premium Outlets Intercreditor Agreement with respect to the Gulfport Premium Outlets Whole Loan (the “Gulfport Premium Outlets Controlling Note Holder”) will initially be the holder of the Gulfport Premium Outlets Controlling Companion Loan, and from and after the Gulfport Premium Outlets Controlling Companion Loan Securitization Date, will be the controlling class representative with respect to such securitization or such other party specified in the Gulfport Premium Outlets Pooling and Servicing Agreement; provided, that for so long as 50% or more of the Gulfport Premium Outlets Controlling Companion Loan is held by (or the party assigned the rights to exercise the rights of the “Controlling Note Holder” under the Gulfport Premium Outlets Intercreditor Agreement is) the related borrower or an affiliate thereof, the holder of the Gulfport Premium Outlets Controlling Companion Loan (and such party assigned the rights to exercise the rights of the “Controlling Note Holder”) will not be entitled to exercise any rights of the Gulfport Premium Outlets Controlling Note Holder, and there will be deemed to be no Gulfport Premium Outlets Controlling Note Holder under the Gulfport Premium Outlets Intercreditor Agreement. The Gulfport Premium Outlets Controlling Note Holder will have consent rights over the major servicing decisions with respect to the Gulfport Premium Outlets Whole Loan under the MSCI 2015-UBS8 PSA (prior to the Gulfport Premium Outlets Controlling Companion Loan Securitization Date) or the Gulfport Premium Outlets Pooling and Servicing Agreement (on and after the Gulfport Premium Outlets Controlling Companion Loan Securitization Date) (the “Gulfport Premium Outlets Major Decisions”).

The Gulfport Premium Outlets Controlling Note Holder will have ten (10) business days (or thirty (30) days in respect of an acceptable insurance default) to object to any such proposal. Nevertheless, the applicable special servicer or master servicer with respect to the Gulfport Premium Outlets Whole Loan will be permitted to implement any Gulfport Premium Outlets Major Decision before the expiration of such period if, among other things, it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Gulfport Premium Outlets Whole Loan (as a collective whole) and it has made a reasonable effort to contact the Gulfport Premium Outlets Controlling Note Holder.

Pursuant to the terms of the Gulfport Premium Outlets Intercreditor Agreement, the holder of the promissory note evidencing the Gulfport Premium Outlets Mortgage Loan and the holder of Promissory Note A-3, or any other party entitled to exercise the rights of such holders will be the “Gulfport Premium Outlets Non-Controlling Note Holders”; provided, that for so long as 50% or more of the Gulfport Premium Outlets Mortgage Loan or the Gulfport Premium Outlets Companion Loan evidenced by Promissory Note A-2 is held by (or the party assigned the rights to exercise the rights of a “Non-Controlling Note Holder” under the Gulfport Premium Outlets Intercreditor Agreement is) the related borrower or an affiliate thereof, the Gulfport Premium Outlets Mortgage Loan or such Gulfport Premium Outlets Companion Loan (and such party assigned the rights to exercise the rights of such “Non-Controlling Note Holder”) will not be entitled to exercise any rights of a Gulfport Premium Outlets Non-Controlling Note Holder, and there will be deemed to be no Gulfport Premium Outlets Non-Controlling Note Holder with respect to the relevant note under the Gulfport Premium Outlets Intercreditor Agreement. The Gulfport Premium Outlets Non-Controlling Note Holders will have the right (i) to receive copies of all notices, information and reports with respect to Gulfport Premium Outlets Major Decisions (and the implementation of any recommended actions outlined in an asset status report) that the applicable master servicer or special servicer for the Gulfport Premium Outlets Whole Loan is required to provide to the Gulfport Premium Outlets Controlling Note Holder within the same time frame as such items are required to be delivered to the Gulfport Premium Outlets Controlling Note Holder (for this purpose, without regard to whether such items are actually required to be provided to the applicable controlling class representative due to the expiration of a subordinate control period or a collective consultation period) and (ii) to consult such master servicer or special servicer on a strictly non-binding basis with respect to any such Gulfport Premium Outlets Major Decisions (or the implementation of any recommended actions outlined in an asset status report). The consultation right of the Gulfport Premium Outlets Non-Controlling Note Holders will expire ten (10) business days after the delivery by the applicable master servicer or special servicer of written notice of such proposed action and all related information, whether or not the Gulfport Premium Outlets Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the ten (10) business day consultation period will begin anew. Notwithstanding such consultation

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rights, the applicable master servicer or special servicer for the Gulfport Premium Outlets Whole Loan is permitted to implement any Gulfport Premium Outlets Major Decision or take any action set forth in an asset status report before the expiration of the aforementioned ten (10) business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Gulfport Premium Outlets Whole Loan as a collective whole.

In addition, the Gulfport Premium Outlets Non-Controlling Note Holders will have the right to annual meetings (which may be held telephonically) with the MSCI 2015-UBS8 Master Servicer or the MSCI 2015-UBS8 Special Servicer under the MSCI 2015-UBS8 PSA, or after the Gulfport Premium Outlets Controlling Companion Loan Securitization Date, the master servicer or the special servicer under the Gulfport Premium Outlets Pooling and Servicing Agreement, as applicable, upon reasonable notice and at times reasonably acceptable to such master servicer or special servicer, as applicable, in which servicing issues related to the Gulfport Premium Outlets Whole Loan are discussed.

Neither the MSCI 2015-UBS8 Master Servicer nor the MSCI 2015-UBS8 Special Servicer under the MSCI 2015-UBS8 PSA, and after the Gulfport Premium Outlets Controlling Companion Loan Securitization Date, neither the master servicer nor the special servicer under the Gulfport Premium Outlets Pooling and Servicing Agreement, may follow any direction or consultation that would require or cause such parties to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause such parties to violate provisions of the Gulfport Premium Outlets Intercreditor Agreement, the MSCI 2015-UBS8 PSA or the Gulfport Premium Outlets Pooling and Servicing Agreement, as applicable, or the related mortgage loan documents.

If a special servicer termination event has occurred under the MSCI 2015-UBS8 PSA or, after the Gulfport Premium Outlets Controlling Companion Loan Securitization Date, the Gulfport Premium Outlets Pooling and Servicing Agreement, that affects the Gulfport Premium Outlets Non-Controlling Note Holders, any such holder will have the right to direct the applicable trustee to terminate the special servicer under the MSCI 2015-UBS8 PSA or the special servicer under the Gulfport Premium Outlets Pooling and Servicing Agreement, as applicable, solely with respect to the Gulfport Premium Outlets Whole Loan.

Sale of Defaulted Mortgage Loan

If the Gulfport Premium Outlets Whole Loan becomes a “defaulted mortgage loan” pursuant to the terms of the MSCI 2015-UBS8 PSA or the Gulfport Premium Outlets Pooling and Servicing Agreement, as applicable, the applicable special servicer will be required to sell the Gulfport Premium Outlets Mortgage Loan together with the Gulfport Premium Outlets Companion Loan as a single whole loan. The Gulfport Premium Outlets Non-Controlling Note Holders will have consultation rights in connection with such sale, as described above. In addition, the consent of the Gulfport Premium Outlets Non-Controlling Note Holders will be required with respect to any such sale unless the applicable special servicer provides to such holders certain notices and information, including, among other things, fifteen (15) business days’ prior notice of its intent to sell such Whole Loan and copies of bid materials received in connection with such sale. With respect to a sale of the Gulfport Premium Outlets Mortgage Loan, see “Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Appointment of Special Servicer

The Gulfport Premium Outlets Controlling Note Holder (or, if such controlling note is an asset of a securitization trust, the related directing certificateholder (except if a control termination event or equivalent event has occurred and is continuing under the related pooling and servicing agreement) or the related certificateholders with the requisite percentage of voting rights (if a control termination event or equivalent event has occurred and is continuing under the related pooling and servicing agreement) may remove the existing special servicer for the Gulfport Premium Outlets Whole Loan, with or without cause, and appoint a successor to the special servicer that satisfies the requirements, including certain ratings requirements, and makes the representations, warranties and covenants, set forth in the MSCI 2015-UBS8 PSA or the Gulfport Premium Outlets Pooling and Servicing Agreement, as applicable.

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The Non-Serviced Pari Passu-AB Whole Loans

The GLP Industrial Portfolio B Whole Loan

The portfolio of mortgaged properties identified on Annex A-1 to this prospectus as GLP Industrial Portfolio B (the “GLP Industrial Portfolio B Mortgaged Property”) secures a Whole Loan evidenced by six (6) promissory notes (collectively, the “GLP Industrial Portfolio B Promissory Notes”),

Promissory Note	Note Date	Cut-off Date Balance
“GLP Industrial Portfolio B Promissory Note A-1”	November 4, 2015	$ 304,655,000
“GLP Industrial Portfolio B Promissory Note A-2”	November 4, 2015	$ 164,045,000
“GLP Industrial Portfolio B Promissory Note A-3”	November 4, 2015	$ 104,000,000
“GLP Industrial Portfolio B Promissory Note A-4”	November 4, 2015	$ 056,000,000
“GLP Industrial Portfolio B Promissory Note B-1”	November 4, 2015	$ 217,945,000
“GLP Industrial Portfolio B Promissory Note B-2”	November 4, 2015	$ 117,355,000

The GLP Industrial Portfolio B Promissory Notes are cross-defaulted and have the same borrowers, interest rate, maturity date, amortization schedule and prepayment structure.

GLP Industrial Portfolio B Promissory Note A-4 will be included in the Trust, will be a “Mortgage Loan” and is referred to herein as the “GLP Industrial Portfolio B Mortgage Loan”. GLP Industrial Portfolio B Promissory Note A-1, GLP Industrial Portfolio B Promissory Note A-2 and GLP Industrial Portfolio B Promissory Note A-3 will not be included in the Trust, will be “Non-Serviced Pari Passu Companion Loans” and are referred to herein as the “GLP Industrial Portfolio B Non-Serviced Pari Passu Companion Loans” and, together with the GLP Industrial Portfolio B Mortgage Loan, the “GLP Industrial Portfolio B Senior Notes”. GLP Industrial Portfolio B Promissory Note B-1 and GLP Industrial Portfolio B Promissory Note B-2 will not be included in the Trust, will be “Non-Serviced Subordinate Companion Loans” and are referred to herein as the “GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loans”. The GLP Industrial Portfolio B Mortgage Loan, the GLP Industrial Portfolio B Non-Serviced Pari Passu Companion Loans and the GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loans are collectively referred to herein as the “GLP Industrial Portfolio B Whole Loan”).

GLP Industrial Portfolio B Promissory Note A-1, GLP Industrial Portfolio B Promissory Note A-2, GLP Industrial Portfolio B Promissory Note B-1 and GLP Industrial Portfolio B Promissory Note B-2 are expected to be held as of the Closing Date by the CSMC 2015-GLPB securitization trust. GLP Industrial Portfolio B Promissory Note A-3 is expected to be held as of the Closing Date by Column Financial Inc. or an affiliate thereof, which may sell such promissory note at any time, subject to compliance with the GLP Industrial Portfolio B Intercreditor Agreement (as defined below).

The GLP Industrial Portfolio B Mortgage Loan is pari passu in right of payment with the GLP Industrial Portfolio B Non-Serviced Pari Passu Companion Loans, the GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loans are pari passu in right of payment with each other, and the GLP Industrial Portfolio B Mortgage Loan and the GLP Industrial Portfolio B Non-Serviced Pari Passu Companion Loans are generally senior in right of payment to the GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loans. Unless otherwise indicated, for purposes of the information presented in this prospectus with respect to the GLP Industrial Portfolio B Mortgage Loan, the loan-to-value ratio, debt yield, debt service coverage ratio and loan per unit information includes the GLP Industrial Portfolio B Non-Serviced Pari Passu Companion Loans and excludes the GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loans.

Servicing of the GLP Industrial Portfolio B Whole Loan

The GLP Industrial Portfolio B Whole Loan is expected to be serviced pursuant to the trust and servicing agreement for the CSMC 2015-GLPB securitization, dated as of December 22, 2015 (the “CSMC 2015-GLPB Trust and Servicing Agreement”), between Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyBank National Association, as servicer, AEGON USA Realty Advisors, LLC, as special servicer, and Wells Fargo Bank, National Association, as certificate administrator and trustee. The CSMC 2015-GLPB Trust and Servicing Agreement constitutes the “Non-Serviced PSA” with respect to the GLP Industrial Portfolio B Whole Loan. The servicing terms of the CSMC 2015-GLPB Trust and Servicing Agreement are similar to the servicing

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terms of the PSA for this transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the GLP Industrial Portfolio B Mortgage Loan” in this prospectus.

The GLP Industrial Portfolio B Intercreditor Agreement provides that the servicer or the special servicer under the related Non-Serviced PSA will be obligated to administer the GLP Industrial Portfolio B Whole Loan in accordance with the servicing standard and consistently with the terms of such Intercreditor Agreement and the related Non-Serviced PSA. None of the servicer, special servicer or trustee, as applicable, under the related Non-Serviced PSA will be required to make monthly payment advances or administrative advances on the GLP Industrial Portfolio B Mortgage Loan, but such servicer or trustee, as applicable, will be required to make property protection advances on the GLP Industrial Portfolio B Whole Loan in accordance with the related Non-Serviced PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee under the PSA for this transaction will be obligated to make servicing advances with respect to the GLP Industrial Portfolio B Whole Loan. Each of the servicer and trustee under the related Non-Serviced PSA is entitled to reimbursement for a servicing advance, first, from amounts on deposit in the collection account established under the related Non-Serviced PSA that represent amounts received in respect of the GLP Industrial Portfolio B Whole Loan, and then, if such servicing advance is a nonrecoverable advance, if funds on deposit in such collection account are insufficient to reimburse such servicing advance, then any deficiency will be paid from general collections of each securitization of a GLP Industrial Portfolio B Promissory Note, in each case to the extent of such promissory note’s allocable share of such deficiency (determined in Note Reverse Sequential Order (as defined below)).

P&I Advances on the GLP Industrial Portfolio B Mortgage Loan are required to be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA for this transaction, and each such party will be entitled to make its own nonrecoverability determination with respect to such P&I Advances. Similarly, monthly payment advances are required to be made on the promissory notes held in the CSMC 2015-GLPB securitization trust (GLP Industrial Portfolio B Promissory Note A-1, GLP Industrial Portfolio B Promissory Note A-2, GLP Industrial Portfolio B Promissory Note B-1 and GLP Industrial Portfolio B Promissory Note B-2) by the related Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee, as applicable. Monthly payment advances with respect to any group of one or more GLP Industrial Portfolio B Promissory Notes may only be reimbursed out of amounts allocated to such group of GLP Industrial Portfolio B Promissory Notes pursuant to the GLP Industrial Portfolio B Intercreditor Agreement and may not be reimbursed out of amounts allocated to any other GLP Industrial Portfolio B Promissory Note.

In addition, the CSMC 2015-GLPB securitization trust will be entitled to indemnification out of proceeds of the Mortgage Loans in the Trust to the extent of certain losses and liabilities in connection with the servicing and administration of the GLP Industrial Portfolio B Whole Loan and the GLP Industrial Portfolio B Mortgaged Property, and each of the parties to the related Non-Serviced PSA will be entitled to indemnification for such losses and liabilities out of proceeds of the Mortgage Loans in the Trust to the same extent to which such parties are entitled to indemnification out of proceeds on the mortgage loans held by the CSMC 2015-GLPB securitization trust, in each case only to the extent of the pro rata share of any such indemnification amounts allocable to the GLP Industrial Portfolio B Mortgage Loan.

The obligation of the master servicer to provide information and collections to the certificate administrator and make P&I Advances for the benefit of the Certificateholders with respect to the GLP Industrial Portfolio B Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable servicer or special servicer under the related Non-Serviced PSA.

The GLP Industrial Portfolio B Intercreditor Agreement

The initial holders of the GLP Industrial Portfolio B Promissory Notes have entered into an intercreditor agreement (the “GLP Industrial Portfolio B Intercreditor Agreement”). Payments made in respect of the GLP Industrial Portfolio B Whole Loan will be applied in accordance with the GLP Industrial Portfolio B Intercreditor Agreement.

Distributions; Cost and Expense Allocations and Reimbursements. Each GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loan and the right of the related holder thereof to receive payments of interest, principal and other amounts with respect thereto will at all times be junior, subject and subordinate to each GLP Industrial Portfolio B Senior Note and the right of the related holder thereof to receive payments of interest, principal and other amounts with respect thereto as set forth in the related Intercreditor Agreement. Generally, all amounts available for payment on the GLP Industrial Portfolio B Whole Loan (other than (i) proceeds, awards or

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settlements to be applied to the restoration or repair of the GLP Industrial Portfolio B Mortgaged Property or released to the related borrower in accordance with the related Mortgage Loan documents, (ii) any amounts for required reserves or escrows required by the related Mortgage Loan documents, and (iii) certain fees and other amounts payable to the servicer or special servicer under the related Non-Serviced PSA), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the GLP Industrial Portfolio B Intercreditor Agreement, as follows:

•	first, on a Pro Rata and Pari Passu Basis, to each holder of a GLP Industrial Portfolio B Senior Note in an amount equal to the accrued and unpaid interest on the principal balance of the applicable GLP Industrial Portfolio B Senior Note at the related note rate, net of any applicable servicing fees under the related Non-Serviced PSA;

•	second, on a Pro Rata and Pari Passu Basis based on the outstanding principal balances of each GLP Industrial Portfolio B Senior Note, to each holder of a GLP Industrial Portfolio B Senior Note in an amount equal to all principal payments received, if any, with respect to such monthly payment date with respect to the GLP Industrial Portfolio B Whole Loan, until the principal balance of such GLP Industrial Portfolio B Senior Note has been reduced to zero;

•	third, on a Pro Rata and Pari Passu Basis, to each holder of a GLP Industrial Portfolio B Senior Note up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs (which include liquidation fees, workout fees, special servicing fees or interest on advances or similar amounts previously paid by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer under the related Non-Serviced PSA from the collection account thereunder to the extent reimbursed by or on behalf of the borrower pursuant to the related Mortgage Loan documents) not previously reimbursed to such holder (or paid or advanced by such party on its behalf and not previously paid or reimbursed) with respect to the GLP Industrial Portfolio B Whole Loan pursuant to the GLP Industrial Portfolio B Intercreditor Agreement or the CSMC 2015-GLPB Trust and Servicing Agreement;

•	fourth, on a Pro Rata and Pari Passu Basis, to each holder of a GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the principal balance thereof at the related note rate, net of any applicable servicing fees under the related Non-Serviced PSA;

•	fifth, on a Pro Rata and Pari Passu Basis based on the outstanding principal balances of each GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loan, to each holder of a GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loan in an amount equal to all remaining principal payments (or other amounts allocated to principal payments) received, if any, with respect to such monthly payment date with respect to the GLP Industrial Portfolio B Whole Loan, until the aggregate principal balance of such GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loan has been reduced to zero;

•	sixth, on a Pro Rata and Pari Passu Basis, any prepayment premium, to the extent paid by the related borrowers, to each holder of a GLP Industrial Portfolio B Senior Note in an amount up to its pro rata interest therein, based on the product of the related percentage interest in the GLP Industrial Portfolio B Whole Loan multiplied by its Relative Spread;

•	seventh, on a Pro Rata and Pari Passu Basis, any prepayment premium, to the extent paid by the related borrowers, to each holder of a GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loan in an amount up to its pro rata interest therein, based on the product of the related percentage interest in the GLP Industrial Portfolio B Whole Loan multiplied by its Relative Spread;

•	eighth, if the proceeds of any foreclosure sale or any liquidation of the GLP Industrial Portfolio B Whole Loan or the GLP Industrial Portfolio B Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first to seventh and, as a result of a workout the aggregate principal balance of the GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loans have been reduced, such excess amount shall be paid to each holder of a GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loan, on a Pro Rata and Pari Passu Basis, in an amount up to the reduction, if any, of the principal balance of the applicable GLP Industrial Portfolio B Non-Serviced

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Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related note rate, net of any applicable servicing fees under the related Non-Serviced PSA;

•	ninth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the CSMC 2015-GLPB Trust and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any advances thereunder, to pay any additional servicing expenses or to compensate the related Non-Serviced Master Servicer or Non-Serviced Special Servicer (in each case provided that such reimbursements or payments relate to the GLP Industrial Portfolio B Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to each holder of a GLP Industrial Portfolio B Promissory Note, pro rata, based on their respective percentage interests in the GLP Industrial Portfolio B Whole Loan; and

•	tenth, if any excess amount is available to be distributed in respect of the GLP Industrial Portfolio B Whole Loan, and not otherwise applied in accordance with the foregoing clauses first to ninth, any remaining amount shall be paid pro rata to each holder of a GLP Industrial Portfolio B Promissory Note in accordance with their respective percentage interests in the GLP Industrial Portfolio B Whole Loan.

“Pro Rata and Pari Passu Basis”, as used in this section, means, (i) with respect to the GLP Industrial Portfolio B Senior Notes and the related GLP Industrial Portfolio B Senior Note holders, the allocation of any particular payment, collection, cost, expense or liability or other amount among such GLP Industrial Portfolio B Senior Notes or such GLP Industrial Portfolio B Senior Note holders, as the case may be, without any priority of any such GLP Industrial Portfolio B Senior Note or any such GLP Industrial Portfolio B Senior Note holder over another such GLP Industrial Portfolio B Senior Note or GLP Industrial Portfolio B Senior Note holder, as the case may be, and in any event such that each GLP Industrial Portfolio B Senior Note or GLP Industrial Portfolio B Senior Note holder, as the case may be, is allocated its respective pro rata share of such particular payment, collection, cost, expense, liability or other amount, in each case based on the amounts due to each such GLP Industrial Portfolio B Senior Note holder, and (ii) with respect to the GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loans and the related GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loan holders, the allocation of any particular payment, collection, cost, expense or liability or other amount among such GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loans or such GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loan holders, as the case may be, without any priority of any such GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loan or any such GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loan holder over another such GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loan or GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loan holder, as the case may be, and in any event such that each GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loan or GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loan holder, as the case may be, is allocated its respective pro rata share of such particular payment, collection, cost, expense, liability or other amount, in each case based on the amounts due to each such GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loan holder.

“Relative Spread” means with respect to any GLP Industrial Portfolio B Promissory Note and any date of determination, the ratio of the interest rate on such note to the interest rate payable on the GLP Industrial Portfolio B Whole Loan as of such date of determination.

All expenses and losses relating to the GLP Industrial Portfolio B Whole Loan and the GLP Industrial Portfolio B Mortgaged Property, including without limitation, losses of principal or interest, servicing advances, interest on any advance (calculated at the applicable advance rate), special servicing fees, liquidation fees, work-out fees and certain other trust expenses, as well as appraisal reduction amounts, will be allocated in Note Reverse Sequential Order.

“Note Reverse Sequential Order”, as used in this section, means (i) with respect to the allocation of losses of principal, (a) first, to the reduction of the principal balance of each GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loan, on a Pro Rata and Pari Passu Basis, until the principal balance of each such GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loan is reduced to zero; and (b) second, to the reduction of the principal balance of each GLP Industrial Portfolio B Senior Note, on a Pro Rata and Pari Passu Basis, until the principal balance of each such GLP Industrial Portfolio B Senior Note is reduced to zero and (ii) with respect to the allocation of any fees, costs, liabilities or expenses incurred in connection with the servicing and administration of the Mortgage Loan, (a) first, to the GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loans, on a Pro Rata and Pari Passu Basis, based on their respective outstanding principal balances (up to the amounts distributable to such GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loans)

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and (b) second, to the GLP Industrial Portfolio B Senior Notes, on a Pro Rata and Pari Passu Basis, based on their respective outstanding principal balances.

Workout. If the servicer or the special servicer, as applicable, under the related Non-Serviced PSA, in connection with a workout or proposed workout of the GLP Industrial Portfolio B Whole Loan, modifies the terms thereof such that (i) the principal balance thereof is decreased, (ii) the interest rate on any GLP Industrial Portfolio B Promissory Note is reduced, (iii) payments of interest or principal thereon are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the GLP Industrial Portfolio B Whole Loan, such modification must not alter, and any modification of the related Mortgage Loan documents is required to be structured to preserve, the Sequential Order of payments of the GLP Industrial Portfolio B Promissory Notes as set forth in the related Mortgage Loan documents, and all payments to the GLP Industrial Portfolio B Senior Note holders must be made as though such workout did not occur, with the payment terms of each GLP Industrial Portfolio B Senior Note remaining the same as on the date of the GLP Industrial Portfolio B Intercreditor Agreement, and the full economic effect of all waivers, reductions or deferrals of amounts due on the GLP Industrial Portfolio B Whole Loan attributable to such workout will be borne, first, by the GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loan holders, on a Pro Rata and Pari Passu Basis, based on their respective outstanding principal balances (up to their respective outstanding principal balances, together with accrued interest thereon at the related note rate and any other amounts due to each GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loan holder, as applicable) and then, by the GLP Industrial Portfolio B Senior Note holders, on a Pro Rata and Pari Passu Basis (up to their respective outstanding principal balances, together with accrued interest thereon at the related note rate and any other amounts due to each GLP Industrial Portfolio B Senior Note holder, as applicable). Any recoveries in connection with a workout of the GLP Industrial Portfolio B Whole Loan must be allocated first, to the GLP Industrial Portfolio B Senior Note holders, on a Pro Rata and Pari Passu Basis, based on their respective outstanding principal balances (up to their respective outstanding principal balances), together with accrued interest thereon at the related note rate and any other amounts due to each GLP Industrial Portfolio B Senior Note holder, as applicable), and then, to the GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loan holders, on a Pro Rata and Pari Passu Basis, based on their respective outstanding principal balances (up to their respective outstanding principal balances, together with accrued interest thereon at the related note rate and any other amounts due to each GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loan holder, as applicable).

“Sequential Order”, as used in this section, means (a) first, to the reduction of the principal balance of each GLP Industrial Portfolio B Senior Note, on a Pro Rata and Pari Passu Basis, until the principal balance of each such GLP Industrial Portfolio B Senior Note is reduced to zero; and (b) second, to the reduction of the principal balance of each GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loan, on a Pro Rata and Pari Passu Basis, until the principal balance of each such GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loan is reduced to zero.

GLP Industrial Portfolio B Major Decisions. Pursuant to the GLP Industrial Portfolio B Intercreditor Agreement and subject to certain conditions and limitations, the servicer or special servicer under the related Non-Serviced PSA, as applicable, will be required to provide copies of any notice, information and report that it is required to provide to the controlling class representative under the CSMC 2015-GLPB Trust and Servicing Agreement with respect to any GLP Industrial Portfolio B Major Decision or the implementation of any recommended actions outlined in an asset status report relating to the GLP Industrial Portfolio B Whole Loan, to each GLP Industrial Portfolio B Non-Controlling Note Holder (or its representative), within the same time frame it is required to provide to the controlling class representative under the CSMC 2015-GLPB Trust and Servicing Agreement (for this purpose, without regard to whether a control termination event or consultation termination event has occurred thereunder). No GLP Industrial Portfolio B Non-Controlling Note Holder will have any consent or consultation rights in respect of GLP Industrial Portfolio B Major Decisions.

As used herein, “GLP Industrial Portfolio B Major Decisions” means any of the following:

•	any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of a foreclosed property) of the ownership of any of the mortgaged properties securing the GLP Industrial Portfolio B Whole Loan as come into and continue in default;

•	any modification, consent to a modification or waiver of a monetary term (other than any late fees, penalty charges and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding waiver of any late fees, penalty

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charges and default interest) of the GLP Industrial Portfolio B Whole Loan or any extension of the maturity date thereof;

•	any sale of the GLP Industrial Portfolio B Promissory Notes contributed to the CSMC 2015-GLPB securitization trust (other than in connection with the termination of such securitization trust) if it becomes a defaulted mortgage loan for less than the applicable repurchase price set forth in the related Non-Serviced PSA (without regard to any provision in the definition thereof relating to expenses reasonably incurred or expected to be incurred by the related Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee arising out of the enforcement of a repurchase obligation);

•	any determination to bring the related mortgaged properties or a related foreclosed property into compliance with applicable environmental laws or to otherwise address hazardous materials located at any foreclosed property;

•	any release of collateral or any acceptance of substitute or additional collateral for the GLP Industrial Portfolio B Whole Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings or if otherwise required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

•	any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the GLP Industrial Portfolio B Whole Loan or, if lender consent is required, any consent to such waiver or consent to a transfer of a mortgaged property or interests in a related borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related mortgage loan agreement or related to an immaterial easement, right of way or similar agreement;

•	any property management company changes to the extent the lender is required to consent or approve under the related Mortgage Loan documents;

•	releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn out” escrows or reserves other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

•	any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a related borrower or guarantor releasing a related borrower or guarantor from liability under the GLP Industrial Portfolio B Whole Loan, other than pursuant to the specific terms thereof and for which there is no lender discretion;

•	the determination of the related Non-Serviced Master Servicer that a servicing transfer event has occurred under the CSMC 2015-GLPB Trust and Servicing Agreement in connection with either (i) a reasonably foreseeable default or (ii) a default of which such Non-Serviced Master Servicer has notice (other than a failure by the related borrowers to pay principal or interest) and that materially and adversely affects the interests of the CSMC 2015-GLPB certificateholders has occurred and remains unremedied for the applicable grace period specified in the related Mortgage Loan documents (or, if no grace period is specified, sixty (60) days);

•	following a default or an event of default with respect to the GLP Industrial Portfolio B Whole Loan, any acceleration thereof or initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to a related borrower or mortgaged property;

•	any proposed modification or waiver of any material provision in the related mortgage loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrowers;

•	any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of a mortgaged property;

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•	any modification, waiver or amendment of the GLP Industrial Portfolio B Intercreditor Agreement or any other intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the GLP Industrial Portfolio B Whole Loan, or an action to enforce rights with respect thereto; and

•	the exercise of the rights and powers granted under the GLP Industrial Portfolio B Intercreditor Agreement (or any other intercreditor agreement referenced in the prior bullet) to the lender as may be set forth therein, if and to the extent such rights or powers affect the priority, payments, consent rights or security interest with respect to the GLP Industrial Portfolio B Whole Loan.

The “GLP Industrial Portfolio B Non-Controlling Note Holders” will be the holders of each GLP Industrial Portfolio B Promissory Note other than GLP Industrial Portfolio B Promissory Note A-1.

Custody of the Mortgage File. Wells Fargo Bank, National Association, as custodian under the CSMC 2015-GLPB Trust and Servicing Agreement is the current custodian of the mortgage file related to the GLP Industrial Portfolio B Whole Loan.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the GLP Industrial Portfolio B Intercreditor Agreement, if the GLP Industrial Portfolio B Whole Loan becomes a defaulted loan, and if the related Non-Serviced Special Servicer has made the decision to sell the GLP Industrial Portfolio B Whole Loan, the related Non-Serviced Special Servicer will be required to sell the GLP Industrial Portfolio B Mortgage Loan, the GLP Industrial Portfolio B Non-Serviced Pari Passu Companion Loans and the GLP Industrial Portfolio B Non-Serviced Subordinate Companion Loan together as notes evidencing one whole loan in accordance with terms of the CSMC 2015-GLPB Trust and Servicing Agreement. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell the GLP Industrial Portfolio B Whole Loan without the written consent of each GLP Industrial Portfolio B Non-Controlling Note Holder (provided that such consent is not required if the GLP Industrial Portfolio B Non-Controlling Note Holder is a GLP Industrial Portfolio B Borrower Related Party) unless the related Non-Serviced Special Servicer has delivered to each GLP Industrial Portfolio B Non-Controlling Note Holder (i) at least fifteen (15) business days prior written notice of any decision to attempt to sell the GLP Industrial Portfolio B Whole Loan, (ii) at least ten (10) days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale and a copy of the most recent appraisal and any documents in the mortgage file requested by such GLP Industrial Portfolio B Non-Controlling Note Holder that are material to the price of the GLP Industrial Portfolio B Whole Loan, and (iii) until the sale is completed, and a reasonable period of time prior to the proposed sale date, all information and documents being provided to offerors that are otherwise approved by the master servicer or the special servicer under the related Non-Serviced PSA in connection with the proposed sale. Each GLP Industrial Portfolio B Non-Controlling Note Holder will be permitted to bid at any sale of the GLP Industrial Portfolio B Whole Loan, unless such person is a related borrower or agent thereof.

“GLP Industrial Portfolio B Borrower Related Party” means (a) the related borrowers, the loan sponsor, the property manager or a GLP Industrial Portfolio B Restricted Holder, (b) any other person or entity controlling or controlled by or under common control with a related borrower, loan sponsor, property manager or GLP Industrial Portfolio B Restricted Holder, as applicable, or (c) any other person or entity owning, directly or indirectly, twenty-five percent (25%) or more of the beneficial interests in a related borrower, loan sponsor, property manager or GLP Industrial Portfolio B Restricted Holder, as applicable. For the purposes of this definition, “control” when used with respect to any specified person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“GLP Industrial Portfolio B Restricted Holder” means any CSMC 2015-GLPB certificateholder, beneficial owner of a CSMC 2015-GLPB certificate or prospective purchaser thereof (whether legally, beneficially or otherwise) or any other person or entity that is also a related mezzanine lender (or any affiliate or agent thereof) or an owner in any interest in any mezzanine loan (whether legally, beneficially or otherwise, including as a holder of a note evidencing a mezzanine loan, a holder of a participation interest in a mezzanine loan or a beneficial owner of any securities collateralized by any such mezzanine loan) (a) as to which an event of default has occurred under such mezzanine loan giving rise to an automatic acceleration of such mezzanine loan or the right of the lender thereunder to accelerate such mezzanine loan or (b) as to which foreclosure proceedings against the related collateral have been initiated (and in respect of which, the related Non-Serviced Special Servicer has received notice thereof).

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Removal and Replacement of the Special Servicer. The related Non-Serviced Special Servicer under the CSMC 2015-GLPB Trust and Servicing Agreement may be removed, with or without cause, and a successor special servicer appointed, from time to time, as follows: (1) prior to the foreclosure on (or payment in full of) the related mezzanine A loan, the holders of at least 25% of the voting rights of the CSMC 2015-GLPB certificates may request a vote to replace the related special servicer, and such special servicer will be terminated if within 180 days of the initial request for that vote the holders of (a) at least 75% of the voting rights of the CSMC 2015-GLPB certificates or (b) more than 50% of the voting rights of each class of CSMC 2015-GLPB principal balance certificates (but only those classes that have an outstanding certificate balance, as notionally reduced by any appraisal reductions allocable to such class, equal to or greater than 25% of the initial certificate balance thereof, as reduced by payments of principal) vote affirmatively to so replace; (2) on or after the foreclosure on (or payment in full of) the related mezzanine A loan, but prior to the occurrence of a control termination event under the CSMC 2015-GLPB Trust and Servicing Agreement, the related special servicer may be replaced by the CSMC 2015-GLPB controlling class representative with or without cause at any time; and (3) after the occurrence of a control termination event under the CSMC 2015-GLPB Trust and Servicing Agreement, the holders of at least 25% of the voting rights of the CSMC 2015-GLPB certificates may request a vote to replace the related special servicer, in the same manner as described in clause (1) above. In no event will any GLP Industrial Portfolio B Non-Controlling Note Holder have any right to terminate the special servicer with respect to the GLP Industrial Portfolio B Whole Loan.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

The depositor will acquire the Mortgage Loans from UBS Real Estate Securities Inc., Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association on or about March 8, 2016 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

UBS Real Estate Securities Inc.

General

UBS Real Estate Securities Inc., a Delaware corporation (“UBSRES”), a Sponsor and a Mortgage Loan Seller, is an affiliate of UBS Securities LLC, an Underwriter. UBSRES originated or acquired certain Mortgage Loans sold to the Depositor by it. UBSRES is an indirect subsidiary of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

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UBS AG, a Switzerland corporation, provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide. UBS AG provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. It has global headquarters in Switzerland, regional headquarters in New York and London, and offices in additional locations throughout the world.

UBSRES has engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization and portfolio. Currently, UBSRES originates commercial mortgage loans primarily for securitization or resale.

UBSRES’ Securitization Program

UBSRES engages in mortgage securitizations and other structured financing arrangements. UBSRES has been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and has securitized an aggregate of approximately $21,384,453,634 multifamily and commercial mortgage loans since then.

UBSRES originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated or acquired and to be securitized by UBSRES include both small balance and large balance fixed-rate loans. The commercial mortgage loans that will be sold by UBSRES into a commercial loan securitization sponsored by UBSRES will have been or will be, as applicable, originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBSRES or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBSRES works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, UBSRES will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus in Annex D-2), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBSRES Mortgage Loans”) for which it acts as Mortgage Loan Seller, in connection with certain breaches of such representations and warranties or certain defects with respect such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject Mortgage Loan or such other standard as is described in the Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan from the Depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in, and Annex D-1 to, this prospectus.

Neither UBSRES nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBSRES sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBSRES Mortgage Loans

Overview. UBSRES, in its capacity as the Sponsor of the UBSRES Mortgage Loans, has conducted a review of the UBSRES Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBSRES Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBSRES’ affiliates and certain third-party consultants engaged by UBSRES (the “UBSRES Deal Team”). The review procedures described below were employed with respect to all of the UBSRES Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBSRES Deal Team created a database of loan-level and property-level information relating to each UBSRES Mortgage Loan. The database was compiled from,

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among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBSRES during the underwriting process. After origination of each UBSRES Mortgage Loan, the UBSRES Deal Team updated the information in the database with respect to the UBSRES Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBSRES Deal Team, to the extent such updates were provided to, and deemed material by, the UBSRES Deal Team.

A data tape (the “UBSRES Data Tape”) containing detailed information regarding each UBSRES Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBSRES Data Tape was used by the UBSRES Deal Team to provide the numerical information regarding the UBSRES Mortgage Loans in this prospectus.

Data Comparison and Recalculation. UBSRES engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBSRES, relating to information in this prospectus regarding the UBSRES Mortgage Loans. These procedures included:

•	comparing the information in the UBSRES Data Tape against various source documents provided by UBSRES;

•	comparing numerical information regarding the UBSRES Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBSRES Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the UBSRES Mortgage Loans disclosed in this prospectus.

Legal Review. UBSRES engaged various law firms to conduct certain legal reviews of the UBSRES Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBSRES Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBSRES’ standard form loan documents. In addition, origination counsel for each UBSRES Mortgage Loan reviewed UBSRES’ representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBSRES Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBSRES Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBSRES Mortgage Loans prepared by origination counsel, and (iii) assisting the UBSRES Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBSRES Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Origination counsel also assisted in the preparation of the UBSRES Mortgage Loan summaries set forth in Annex A-3 to this prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBSRES Mortgage Loan, UBSRES requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBSRES conducted a search with respect to each borrower under a UBSRES Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBSRES Mortgage Loan. If UBSRES became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBSRES Mortgage Loan, UBSRES obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBSRES Deal Team also consulted with UBSRES to confirm that the UBSRES Mortgage Loans were originated or reunderwritten in compliance with the origination and underwriting criteria described below under “—UBSRES’ Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

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Findings and Conclusions. Based on the foregoing review procedures, UBSRES determined that the disclosure regarding the UBSRES Mortgage Loans in this prospectus is accurate in all material respects. UBSRES also determined that the UBSRES Mortgage Loans were originated and in accordance with UBSRES’ origination procedures and underwriting criteria. UBSRES attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBSRES will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBSRES and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “Qualification Criteria”). UBSRES will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBSRES and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBSRES to render any tax opinion required in connection with the substitution.

UBSRES’ Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBSRES with respect to multifamily and commercial mortgage loans originated or acquired by UBSRES.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBSRES generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBSRES’ credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBSRES assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBSRES must be approved by a loan committee which includes senior personnel from UBSRES or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBSRES’ underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBSRES and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBSRES may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBSRES, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a

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lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBSRES may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBSRES will obtain the property assessments and reports described below:

Appraisals. UBSRES will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBSRES may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBSRES will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBSRES may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBSRES might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBSRES or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBSRES may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBSRES will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBSRES will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBSRES will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBSRES may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBSRES conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBSRES. Furthermore, UBSRES may accept an alternative to a cash

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escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBSRES may vary from the specific UBSRES underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBSRES, UBSRES may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBSRES Mortgage Loans was originated with any material exceptions from UBSRES’ underwriting guidelines described above.

Repurchase Requests

UBSRES most recently filed a Form ABS-15G on February 5, 2016. UBSRES’ Central Index Key is 0001541886. With respect to the period from and including January 1, 2013 to and including December 31, 2015, UBSRES does not have any activity to report as required by Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended, with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Litigation

UBSRES is currently engaged in litigation with respect to various legacy residential mortgage-backed securities transactions. Some litigants are seeking the repurchase of mortgage loans by UBSRES from certain residential mortgage securitization trusts, on the basis that the loans are allegedly in breach of contractual representations and warranties in governing transaction documents. Other litigants are alleging violations of federal and/or state securities or common law for alleged misrepresentations and omissions in offering documents in connection with the issuance and/or distribution of residential mortgage-backed securities. No assurance can be given that one or more of the foregoing actions will not result in material liability to UBSRES.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction and one of the mortgage loan sellers. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator of all of the MSMCH Mortgage Loans, representing approximately 15.6% of the Initial Pool Balance, which MSMCH will acquire on or prior to the closing date and contribute to this securitization (except that the GLP Industrial Portfolio B Mortgage Loan, representing approximately 8.4% of the Initial Pool Balance, was originated in conjunction with a third party (Column Financial, Inc.)). Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and of Morgan Stanley Capital I Inc., the depositor, and Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own

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investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ,” “HQ” and “TOP,” typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans were included in both public and private securitizations. MSMCH also originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by MSMCH for the five years ending on December 31, 2015.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2015	10.8	5.6	2.8	8.4
Year ending December 31, 2014	11.9	4.8	0.4	5.2
Year ending December 31, 2013	7.5	5.5	1.2	6.6
Year ending December 31, 2012	4.7	2.7	0.2	2.9
Year ending December 31, 2011	4.7	2.9	0.0	2.9
Year ending December 31, 2010	2.1	0.0	0.0	0.0
(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.

(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to December 31, 2015, Morgan Stanley Bank originated multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $25,120,386,287.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

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The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or loan sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity””). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements,” “—Zoning and Land Use,” “—Title Insurance Policy,” “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

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Debt Service Coverage and Loan to Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the UW NCF DSCR set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

•	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

•	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

•	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum

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requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

•	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

•	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

•	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

•	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1 to this prospectus.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the

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mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

•	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.

•	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I assessment with respect to a mortgaged property, a Phase II assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

•	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies

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associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

•	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. Except as discussed in the next paragraph, none of the MSMCH Mortgage Loans was originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Princeton Pike Corporate Center, representing approximately 6.8% of the Initial Pool Balance, certain reserves were provided by the seller of the Mortgaged Property in connection with the borrower’s acquisition of the Mortgaged Property, including an aggregate amount of $1,142,622.57 for tenant improvements and leasing commissions and/or free rent owed under leases to certain tenants and $726,567.73 in respect of capital improvements required to be completed by certain seller parties. Such reserves do not constitute collateral for the Mortgage Loan, and are held by an outside escrow agent and not by the lender. The applicable seller has the right to withdraw amounts from the foregoing reserves to the extent it performs the applicable capital expenditure or tenant improvement work. Under Morgan Stanley Bank’s guidelines and/or typical underwriting procedures, reserves for the foregoing items would be required under the loan agreement and held as collateral for the loan; accordingly permitting such outside escrows in lieu of loan reserve funds constitutes a variation from Morgan Stanley Bank’s guidelines and/or typical underwriting procedures. The decision of MSMCH to include such Mortgage Loan in the transaction was based on the fact that the escrow agreements, as well as the agreements obligating seller parties to perform capital improvement and tenant improvement work, have been collaterally assigned to the lender, that the funds in such outside reserves are required to be held in an eligible account, and that each escrow agent has been directed to deposit any funds payable to the borrower under such outside reserves directly into the lockbox account under the Mortgage Loan.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature,

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extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination of the MSMCH Mortgage Loans, including:

•	certain information from the mortgage loan documents;

•	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

•	insurance information for the related mortgaged properties;

•	information from third party reports such as the appraisals, environmental and property condition reports;

•	credit and background searches with respect to the related borrowers; and

•	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus).

Data Comparisons and Recalculation. Morgan Stanley & Co. LLC, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

•	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;

•	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and

•	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 to this prospectus and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2 to this prospectus.

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For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 to this prospectus and provided them to the depositor for inclusion in Annex D-2 to this prospectus.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3 to this prospectus.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated (or, with respect to the GLP Industrial Portfolio B Mortgage Loan, originated in conjunction with third parties) in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing January 1, 2013 and ending December 31, 2015, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from October 1, 2015 through December 31, 2015 was set forth in a Form ABS-15G filed by MSMCH on February 12, 2016. The Central Index Key Number of MSMCH is 0001541557.

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Repurchases and Replacements[1] Asset Class: CMBS
Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)[5]			Demand in Dispute[6]			Demand Withdrawn[7]			Demand Rejected[8]
			#	$	%	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]
Morgan Stanley Dean Witter Capital I Series 2001-TOP1 (0001133471)(11)	X	Morgan Stanley Dean Witter Mortgage Capital Inc.	15	221,328,651	19.1%	1	-	0.00%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	-	0.00%	0	-	0.00%
Morgan Stanley Capital I Series 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	12,500,000	1.17%	0	-	0.00%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	12,500,000	0.25%
Morgan Stanley Capital I Series 2007-IQ14 (0001398854)	X	Morgan Stanley Mortgage Capital Inc.	34	1,345,579,291	27.4%	1	81,000,000	2.33%	0	-	0.00%	0	-	0.00%	1	81,000,000	2.33%	0	-	0.00%	0	-	0.00%
Aggregate Total			116	2,339,227,150		3	93,500,000		0	-		0	-		1	81,000,000		1	-		0	12,500,000
1.	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

2.	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.

3.	Reflects aggregate numbers for all demand activity shown in this table.

4.	Includes loans for which the repurchase price or replacement asset was received during the reporting period from January 1, 2013 to December 31, 2015. The demand related to loans reported in this column may have been received prior to such reporting period.

5.	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from January 1, 2013 to December 31, 2015.

6.	Includes demands received during and prior to the reporting period from January 1, 2013 to December 31, 2015 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.

7.	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from January 1, 2013 to December 31, 2015. The demand related to loans reported in this column may have been received prior to such reporting period.

8.	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from January 1, 2013 to December 31, 2015. The demand related to loans reported in this column may have been received prior to such reporting period.

9.	Principal balance was determined as of the earlier of (i) the principal balance reported in the December 2015 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds.

10.	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the December 2015 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.

11.	With respect to the Morgan Stanley Dean Witter Capital I Series 2001-TOP1 securitization, the demand made with respect to one of the underlying loans was subsequently withdrawn. In addition, the March 2014 distribution date report showed that the current balance of such loan is $0.

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Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank nor any of their affiliates intend to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, any of MSMCH, Morgan Stanley Bank and their affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

Bank of America, National Association

Bank of America, National Association (“Bank of America”) is a subsidiary of Bank of America Corporation.

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2010	2011	2012	2013	2014	2015
Multifamily	$ 0	$ 9,700,000	$ 8,050,000	$ 411,310,000	$ 518,929,738	$ 1,104,590,000
Office	435,331,927	295,300,000	854,800,000	1,122,060,000	1,864,674,000	1,863,491,000
Retail	238,220,000	861,406,000	2,521,663,000	1,613,066,013	1,726,602,172	1,254,393,252
Industrial	20,000,000	270,870,000	110,780,000	46,200,000	31,185,000	1,342,375,000
Manufactured Housing	0	65,835,000	150,225,000	365,593,000	87,111,250	116,618,625
Self Storage	44,645,000	132,535,000	173,810,000	140,247,500	93,095,000	546,593,750
Lodging	137,850,000	581,550,000	1,180,501,000	2,205,861,250	2,631,502,433	2,241,228,600
Mixed Use	25,000,000	10,000,000	0	79,242,199	144,100,000	147,725,000
Other	0	0	0	0	69,930,000	0
Total	$ 901,046,927	$ 2,227,196,000	$ 4,999,829,000	$ 6,287,108,854	$ 7,167,129,593	$ 8,617,015,227

Bank of America is a sponsor and mortgage loan seller in this transaction. Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about the Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview. Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of

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the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America mortgage loans, see “—Exceptions to Underwriting Standards” below and Annex D-2 to this prospectus.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

•	rent roll;

•	existing mortgage verification;

•	credit references;

•	certified financial statements for mortgagor and borrower principals;

•	tenant/resident leases;

•	ground leases;

•	property operating statements;

•	real estate tax bills;

•	purchase contract (if applicable);

•	appraisal;

•	engineering report;

•	seismic report (if applicable);

•	environmental report;

•	site plan;

•	certificate of occupancy;

•	evidence of zoning compliance;

•	insurance policies;

•	borrower structure/authority documents; and

•	underwriting evaluation.

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In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America mortgage loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt

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service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

•	Taxes. An initial deposit and monthly escrow deposits equal to one-twelfth (1/12th) of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

•	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to one-twelfth (1/12th) of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

•	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.

•	Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

•	Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

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•	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

•	Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America mortgage loans, please see Annex A-1 to this prospectus.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America mortgage loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

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•	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

•	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.

•	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

•	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting

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guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America Mortgage Loans was originated with any material exceptions from Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America mortgage loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America mortgage loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America mortgage loans, including:

•	certain information from the related mortgage loan documents;

•	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

•	insurance information for the related mortgaged properties;

•	information from third party reports such as the appraisals, environmental and property condition reports;

•	credit and background searches with respect to the related borrowers; and

•	certain other information and search results obtained by Bank of America for each of the Bank of America mortgage loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America mortgage loans in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus).

Data Comparisons and Recalculation. The depositor, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America mortgage loan information in this prospectus. These procedures included:

•	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;

•	comparing numerical information regarding the Bank of America mortgage loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and

•	recalculating certain percentages, ratios and other formulas relating to the Bank of America mortgage loans disclosed in this prospectus.

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Legal Review. For each Bank of America mortgage loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1 to this prospectus, revised the exceptions and provided them to the depositor for inclusion in Annex D-2 to this prospectus.

For Bank of America mortgage loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America mortgage loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 to this prospectus and provided them to the depositor for inclusion in Annex D-2 to this prospectus.

In addition, with respect to each Bank of America mortgage loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America mortgage loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America mortgage loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America mortgage loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America mortgage loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3 to this prospectus.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America mortgage loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America mortgage loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America mortgage loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Repurchases and Replacements

The following table sets forth, for the period commencing January 1, 2013, and ending December 31, 2015, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from October 1, 2015, through December 31, 2015, was set forth

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in a Form ABS-15G filed by Bank of America on February 4, 2016. The Central Index Key Number of Bank of America is 0001102113.

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Repurchases and Replacements Asset Class: Commercial Mortgages
Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bank of America, N.A.	55	10,552,361	29.58	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	23,446,851	65.72	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bridger Commercial Funding LLC	55	1,676,915	4.70	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
LaSalle Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-MF4[8]		Bank of America, N.A. (successor by merger to LaSalle Bank National Association)	375	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	375	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	Bank of America, N.A.	85	1,655,556,270	75.08	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	Eurohypo AG, New York Branch	22	388,547,031	17.62	1	4,200,000	0.18	0	0	0.00	0	0	0.00	1	4,200,000	0.18	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	Hypo Real Estate Capital Corporation	3	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	SunTrust Bank	25	78,919,038	3.58	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3[9] (0001404501)	X	Bridger Commercial Funding LLC	16	81,947,332	3.72	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00

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Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6[8] (0001403924)	X	Bank of America, N.A. (successor by merger to LaSalle Bank National Association)	118	1,508,601,750	41.30	1	8,238,107	0.23	0	0	0.00	0	0	0.00	1	8,283,107	0.23	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6[8] (0001403924)	X	Citigroup Global Markets Realty Corp.	119	1,354,708,269	37.09	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6[8] (0001403924)	X	Capmark Finance Inc.	29	468,354,744	12.82	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6[8] (0001403924)	X	PNC Bank, National Association	52	320,764,404	8.78	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-5[9] (0001420805)	X	Bank of America, N.A.	80	1,080,767,876	94.66	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-5[9] (0001420805)	X	Bridger Commercial Funding LLC	20	60,930,846	5.34	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Commercial Mortgages Total			1,072	7,034,773,688		2	12,483,107		0	0		0	0		4	12,483,107		375	0		0	0

1.	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.

2.	Reflects assets subject to demands to repurchase or replace that were received during the period from January 1, 2013 to December 31, 2015. Activity with respect to demands received during and, if applicable, prior to such period ended December 31, 2015, is reflected elsewhere in this table. If an asset changed status during such period ended December 31, 2015, information regarding the asset will appear in this column and the other applicable column in this table.

Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

3.	Reflects assets that were repurchased or replaced during the period from January 1, 2013 to December 31, 2015. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to such period.

4.	Includes assets for which any of the following situations apply as of December 31, 2015:

a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by December 31, 2015;

b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or

c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period from January 1, 2013 to December 31, 2015.

5.	Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period ended December 31, 2015.

6.	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of December 31, 2015.

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7.	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and September 30, 2015, or (b) for any asset no longer part of the pool assets at the end of the reporting period, as zero.

8.	With respect to this securitization transaction, the information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on February 4, 2016. The Central Index Key Number of Bank of America is 0001102113.

9.	With respect to this securitization transaction, the information for Bank of America as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on February 4, 2016. The Central Index Key Number of BAMLCM is 0001005007.

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Retained Interests in This Securitization

Neither Bank of America nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Bank of America or its affiliates may retain on the Closing Date or acquire in the future certain classes of certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The Originators

UBS Real Estate Securities Inc. (and, solely with respect to the Twenty Ninth Street Retail Mortgage Loan, Goldman Sachs Mortgage Company), Morgan Stanley Bank (and, solely with respect to the GLP Industrial Portfolio B Mortgage Loan, Column Financial, Inc.) and Bank of America, National Association are referred to in this prospectus as the “originators”.

Morgan Stanley Bank, an affiliate of MSMCH, originated (or, with respect to the GLP Industrial Portfolio B Mortgage Loan, representing approximately 8.4% of the Initial Pool Balance, originated in conjunction with a third party (Column Financial, Inc.)) all of the mortgage loans with respect to which MSMCH is acting as the mortgage loan seller, representing approximately 15.6% of the Initial Pool Balance.

The Depositor

Morgan Stanley Capital I Inc., the depositor, is a direct wholly owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. Our principal executive offices are located at 1585 Broadway, 37th Floor, New York, New York 10036. Our telephone number is (212) 761-4000. The depositor does not have, nor is it expected in the future that it will have, any significant assets and it is not engaged in any activities except those related to the securitization of assets.

The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2000 and terminating May 29, 2015, the depositor acted as depositor with respect to multifamily, commercial and manufactured housing community mortgage loan securitization transactions, in an aggregate amount of approximately $98,056,685,372. Generally, MSMCH (or its predecessor) has acted as a sponsor or co-sponsor of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other mortgage loan sellers. The depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders. The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian, as applicable, (ii) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Exchange Act, (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the trustee, the custodian and the certificate administrator against certain securities laws liabilities and (v) signing, or contracting with the master servicer to sign, any distribution report on Form 10-D, current report on Form 8-K or annual report on Form 10-K, including the required

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certification therein under the Sarbanes-Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The Issuing Entity

The issuing entity, Morgan Stanley Capital I Trust 2016-UBS9 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee and Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer and the underwriters. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee and Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as trustee, certificate administrator and custodian under the PSA. Wells Fargo Bank is also acting as trustee, certificate administrator and custodian for each of the 525 Seventh Avenue Whole Loan, the Ellenton Premium Outlets Whole Loan, the Grove City Premium Outlets Whole Loan and the Gulfport Premium Outlets Whole Loan under the MSCI 2015-UBS8 PSA and for the GLP Industrial Portfolio B Whole Loan under the CSMC 2015-GLPB TSA. Wells Fargo Bank is expected to act as the certificate administrator and custodian under the MSBAM 2016-C28 PSA, pursuant to which the Princeton Pike Corporate Center Whole Loan is expected to be serviced.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.7 trillion in assets and approximately 265,000 employees as of September 30, 2015, which provides banking, insurance, trust, mortgage and consumer finance services

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throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The other transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045 1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of September 30, 2015, Wells Fargo Bank was acting as trustee on approximately 358 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $151 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo Bank has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust REMICs and the grantor trust and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of September 30, 2015, Wells Fargo Bank was acting as securities administrator with respect to more than $400 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the Mortgage Files pursuant to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the Mortgage Files on behalf of the trustee and the Certificateholders. Wells Fargo Bank maintains each Mortgage File in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of September 30, 2015, Wells Fargo Bank was acting as custodian of more than 173,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York against Wells Fargo Bank, alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank National Trust Company, Citibank N.A., HSBC Bank USA, The Bank of New York Mellon and U.S. Bank National Association) by a group of institutional investor plaintiffs. The Complaint against Wells Fargo Bank alleges that the trustee caused

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losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees by RMBS investors in these and other transactions. On January 19, 2016, an order was entered in which the United States District Court for the Southern District of New York declined to exercise jurisdiction over 261 RMBS trusts and required all plaintiffs to file amended complaints.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on Wells Fargo Bank or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of any losses to investors, and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

Neither Wells Fargo Bank nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the Trust. However, each of Wells Fargo Bank and its affiliates will be entitled at their discretion to acquire certificates issued by the Trust, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading has been provided by Wells Fargo Bank.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, Wells Fargo Bank and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances”.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, National Association and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the trustee and the certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding replacement or resignation of the trustee and certificate administrator are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. The rights and obligations of the trustee and certificate administrator with respect to indemnification, and certain limitations on each such party’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Master Servicer

KeyBank National Association (“KeyBank”), will act as the master servicer with respect to the Mortgage Loans and any Serviced Pari Passu Companion Loan and Serviced Subordinate Companion Loan. KeyBank is a wholly-owned subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank

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is not an affiliate of the issuing entity, the depositor, any mortgage loan seller, the certificate administrator, the operating advisor, the asset representations reviewer, the special servicer or the trustee. KeyBank is also acting as master servicer for the GLP Industrial Portfolio B Whole Loan under the CSMC 2015-GLPB TSA.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015
By Approximate Number	16,716	16,772	16,876
By Approximate Aggregate Principal Balance (in billions)	$170.1	$174.6	$185.2

Within this servicing portfolio are, as of December 31, 2015, approximately 9,539 loans with a total principal balance of approximately $145.8 billion that are included in approximately 405 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2015, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”), Fitch Ratings, Inc. (“Fitch”), and Morningstar Credit Ratings, LLC (“Morningstar”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS2” as a primary servicer, and “CSS1-” as a special servicer. Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

KeyBank’s servicing system utilizes a mortgage servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions as to which KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s long-term deposits and short-term deposits.

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	S&P	Fitch	Moody’s
Long-Term Deposits	A-	A-	Aa3
Short-Term Deposits	A-2	F1	P-1

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material adverse impact on the performance of the underlying mortgage loans or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the PSA for assets of the same type included in this securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the master servicer, generally responsible for the master servicing and primary servicing functions with respect to the underlying mortgage loans (other than primary servicing any non-serviced mortgage loans). KeyBank, as the master servicer, will be permitted to appoint one or more sub-servicers to perform all or any portion of its primary servicing functions under the PSA pursuant to one or more sub-servicing agreements. Additionally, KeyBank may from time to time perform some of its servicing obligations under the PSA through one or more third-party vendors that provide servicing functions such as tracking and reporting flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions.

The manner in which collections on the underlying mortgage loans are required to be maintained is described under “Pooling and Servicing Agreement—Accounts” and “—Withdrawals from the Collection Account”. Generally, all amounts received by KeyBank on mortgage loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the PSA. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the mortgage loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard under the PSA.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as master servicer, primary servicer or special servicer, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in

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connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any such lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the mortgage loans pursuant to the PSA. KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

KeyBank will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related mortgage loans and the primary servicing rights with respect to certain of the related mortgage loans (other than any non-serviced mortgage loan) and related companion loans or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such mortgage loans.

KeyBank expects to enter into subservicing agreements with Berkadia Commercial Mortgage, LLC, Grandbridge Real Estate Capital LLC, Q10 Capital, LLC and Meridian Capital (collectively, the “KeyBank Subservicers”) pursuant to which the KeyBank Subservicers are expected to assume certain subservicing duties with respect to some of the mortgage loans.

Pursuant to the terms of the PSA, KeyBank will be entitled to retain a portion of the Servicing Fee notwithstanding any termination or resignation of KeyBank as master servicer equal to the amount by which the Servicing Fee exceeds the sum of (1) the fee payable to any initial subservicer as a primary servicer and (ii) a master servicing fee calculated at a per annum rate of 0.0025% with respect to each mortgage loan, subject to certain reductions to the extent necessary to appoint a replacement master servicer. In addition, KeyBank will have the right to assign and transfer its rights to receive that retained portion of its servicing fee to another party.

Neither KeyBank nor any of its affiliates intends to retain any Certificates issued by the issuing entity or any other economic interest in this securitization except as disclosed in this section “—The Master Servicer”. However, KeyBank or its affiliates may retain certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth above under this heading “Transaction Parties—The Master Servicer” has been provided by KeyBank.

KeyBank’s ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

KeyBank’s obligations as the master servicer to make advances, and the interest or other fees charged for those advances and the terms of KeyBank’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

The master servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause” and “—Resignation of the Master Servicer and Special Servicer”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicer

CWCapital Asset Management LLC, a Delaware limited liability company (“CWCAM”), is expected to be the special servicer and in such capacity is expected to be responsible for the servicing and

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administration of the Specially Serviced Loans and related REO Properties, as well as the reviewing of Major Decisions and certain other actions that are not Master Servicer Consent Matters in respect of Mortgage Loans (other than any Non-Serviced Mortgage Loans) and related Companion Loans, in each case pursuant to the PSA.

CWCAM maintains a servicing office at 7501 Wisconsin Avenue, Suite 500 West, Bethesda, Maryland 20814.

CWCAM and its affiliates are involved in special servicing, management and investment management of commercial real estate assets, including:

•	special servicing of commercial and multifamily real estate loans;

•	commercial real estate property management and insurance brokerage services; and

•     investing in, surveilling and managing as special servicer, commercial real estate assets including unrated and non-investment grade rated securities issued pursuant to CRE, CDO and CMBS transactions.

CWCAM was organized in June 2005. In July of 2005, it acquired Allied Capital Corporation’s special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE Inc. (“CMAE”) and the special servicing operations of CRIIMI MAE Services L.P., the special servicing subsidiary of CMAE, were consolidated into the special servicing operations of CWCAM. CWCAM is a wholly-owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and manage assets similar in type to the assets of the issuing entity. Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth. On September 1, 2010, affiliates of certain Fortress Investment Group LLC managed funds purchased all of the membership interest of CW Financial Services LLC, the sole member of CWCAM.

As of December 31, 2012, CWCAM acted as special servicer with respect to 154 domestic and one Canadian CMBS pools containing approximately 10,500 loans secured by properties throughout the United States and Canada with a then current unpaid principal balance in excess of $140 billion. As of December 31, 2013, CWCAM acted as special servicer with respect to 160 domestic and one Canadian CMBS pools containing approximately 9,200 loans secured by properties throughout the United States and Canada with a then current unpaid principal balance in excess of $125 billion. As of December 31, 2014, CWCAM acted as special servicer with respect to 147 domestic CMBS pools containing approximately 7,800 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $110 billion. As of December 31, 2015, CWCAM acted as special servicer with respect to 134 domestic CMBS pools containing approximately 7,000 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of approximately $99 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans.

CWCAM has one primary office (Bethesda, Maryland) and provides special servicing activities for investments in various markets throughout the United States. As of December 31, 2015, CWCAM had 99 employees responsible for the special servicing of commercial real estate assets. As of December 31, 2015, within the CMBS pools described in the preceding paragraph, 359 assets were actually in special servicing. The assets owned, serviced or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has policies and procedures in place that govern its special servicing activities. These policies and procedures for the performance of its special servicing obligations are, among other things,

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in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls. CWCAM reviews, updates and/or creates its policies and procedures throughout the year as needed to reflect any changing business practices, regulatory demands or general business practice refinements and incorporates such changes into its manual. Recent refinements include but are not limited to the improvement of controls and procedures implemented for property cash flow, wiring instructions and the expansion of unannounced property and employee audits.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage subservicers to perform on its behalf any of its duties with respect to this transaction. CWCAM has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by CWCAM in securitization transactions.

CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

From time to time CWCAM is a party to lawsuits and other legal proceedings as part of its duties as the special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that is material to the Certificateholders.

CWCAM may enter into one or more arrangements with the directing holder, holders of controlling class certificates or other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any person with the right to appoint or remove and replace CWCAM as the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of CWCAM as the special servicer under the PSA and limitations on the right of such person to replace CWCAM as the special servicer.

CWCAM or an affiliate of CWCAM assisted Ellington Management Group, LLC or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer.

From time to time, CWCAM and/or its affiliates may purchase or sell securities, including CMBS certificates. CWCAM and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

The foregoing information regarding CWCAM under this heading “Transaction Parties—The Special Servicer” has been provided by CWCAM.

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and the related Serviced Pari Passu Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Pari Passu Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

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The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Other Servicers

The Primary Servicer

Berkadia Commercial Mortgage LLC

Berkadia Commercial Mortgage LLC (“Berkadia”) will be appointed as a sub-servicer for KeyBank with respect to 22 Mortgage Loans representing approximately 55.1% of the Initial Pool Balance. Berkadia is a limited liability company organized under the laws of the state of Delaware. Berkadia is wholly-owned (indirectly) by Leucadia National Corporation and Berkshire Hathaway Inc.

Berkadia is one of the largest servicers of commercial real estate loans in the United States and is a rated primary and master servicer. The Berkadia team has experience with servicing commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions dating back to 1995. In addition, Berkadia carries out servicing activities on a contracted basis for third parties such as insurance companies, banks and other financial institutions. Berkadia’s principal office location is 323 Norristown Road, Suite 300, Ambler, Pennsylvania 19002.

Calendar Year End
Portfolio—Primary/Master Servicing(1)	2013	2014	2015
CMBS (US)	$75.8 billion	$65.1 billion	$53.8 billion
Other	$162.2 billion	$173.3 billion	$173.1 billion
Total	$238.0 billion	$238.4 billion	$226.9 billion

(1)	Includes performance of primary/master servicing functions as a sub-servicer.

Berkadia currently maintains ratings from Fitch, S&P and Morningstar. Berkadia’s primary servicing operations are rated “CPS1” from Fitch, “STRONG” from S&P, and “CS1” from Morningstar. Berkadia’s master servicing operations are rated “CMS2” from Fitch, “STRONG” from S&P and “CS1” from Morningstar.

Berkadia has developed policies, procedures and controls for the performance of its servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB. Berkadia reviews its policies and procedures regularly and updates them on an annual basis to ensure that they reflect its current servicing practices. There were no material changes made to the policies and procedures in order for Berkadia to be named KeyBank’s sub-servicer in connection with this transaction.

Berkadia has an established business continuity program that is tested regularly in accordance with its policies and procedures. In the event of a disruption, all functions of the disrupted facility would transfer to a steady business recovery facility, providing access to all data and tools to continue to perform its servicing duties. Berkadia’s business continuity program is tested and updated on an annual basis.

Berkadia maintains a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of its servicing activities. Berkadia may, from time to time, engage third party contractors or vendors to assist in performing certain routine servicing functions. Berkadia monitors and reviews its third party contractors and vendors in compliance with its internal procedures and applicable law.

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No securitization transaction involving commercial mortgage loans in which Berkadia was acting as master servicer and/or sub-servicer has experienced an event of default as a result of any action or inaction of Berkadia as master servicer and/or sub-servicer, including as a result of Berkadia’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

Berkadia Services India Private Limited, located in Hyderabad (Andra Pradesh) India, has been assisting in the performance of servicing functions for Berkadia and Berkadia’s predecessors since 2002. Berkadia Services India Private Limited reports to the Executive Vice President of Servicing at Berkadia.

From time to time Berkadia and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Berkadia does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as sub-servicer in connection with this transaction.

Neither Berkadia nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Berkadia or its affiliates may retain certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth in this “Transaction Parties—Other Servicers—The Primary Servicer—Berkadia Commercial Mortgage LLC” section has been provided by Berkadia.

Summary of Berkadia Subservicing Agreements

General. KeyBank, as master servicer, will appoint Berkadia as the primary servicer of 23 Mortgage Loans, representing approximately 56.2% of the Initial Pool Balance (the “Berkadia Primary Serviced Loans”) pursuant to that certain Amended and Restated Subservicing Agreement dated as of January 18, 2013 (as amended, restated, replaced, or otherwise modified from time to time, the “Berkadia Primary Servicing Agreement”). The primary servicing of the Berkadia Primary Serviced Loans will be governed by the Berkadia Primary Servicing Agreement. In addition, KeyBank, as master servicer, will appoint Berkadia as the primary servicer of one Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Finksburg Plaza representing approximately 1.1% of the Initial Pool Balance (the “Berkadia Subserviced Loan”) pursuant to that certain Subservicing Agreement dated as of March 1, 2016 (as amended, restated, replaced, or otherwise modified from time to time, the “Berkadia Cashiering Agreement” and, together with the Berkadia Primary Servicing Agreement, the “Berkadia Subservicing Agreements”). The primary servicing of the Berkadia Subserviced Loan will be governed by the Berkadia Cashiering Agreement. The following summary describes certain provisions of the Berkadia Subservicing Agreements relating to the servicing and administration of the Berkadia Primary Serviced Loans and the Berkadia Subserviced Loan, as applicable. The terms of the Berkadia Subservicing Agreements are substantially similar and, except where expressly noted below, the below summary applies equally to both Berkadia Subservicing Agreements. The summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the applicable Berkadia Subservicing Agreement.

Summary of Duties. With respect to the Berkadia Primary Serviced Loans and the Berkadia Subserviced Loan, Berkadia, as primary servicer, will be responsible for performing the primary servicing of such mortgage loans in a manner consistent with the PSA and the Servicing Standard. Primary servicing will include:

•	maintaining the servicing file and releasing files upon borrower request or payoff of such Mortgage Loan as approved by the master servicer;

•	promptly (in the case of the Berkadia Primary Servicing Agreement) or within 5 business days (in the case of the Berkadia Cashiering Agreement), providing the master servicer with a copy of any repurchase demand received by the subservicer, (ii) within 5 business days of discovery, notifying the master servicer in writing of any discovered document defect or breach of Mortgage Loan representation, and (iii) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller;

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•	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer certificate account and applicable escrow and reserve accounts to hold such collections in accordance with the terms of the PSA;

•	remitting to the master servicer on a timely basis monthly payments less any primary servicer fees, and other borrower paid fees such as late payment charges, assumption fees, modification fees, and charges for prepayment, defeasance, and lease reviews that Berkadia is entitled to retain pursuant to the applicable Berkadia Subservicing Agreement;

•	preparing such reports, including property inspection reports, monthly remittance reports, and such other reports as reasonably requested by the master servicer from time to time;

•	collecting quarterly and annual budgets, rent rolls, and operating statements;

•	performing inspections of the related Mortgaged Property and providing inspection reports to the master servicer according to the requirements under the PSA;

•	monitoring tax amounts due and borrower insurance obligations on such loans and related Specially Serviced Loans and obtaining such property level insurance when the borrower fails to maintain such insurance;

•	maintaining errors and omissions insurance and an appropriate fidelity bond;

•	notifying the master servicer of any borrower requests or transactions; provided, however, that Berkadia will not approve or consummate any borrower request or transaction without obtaining the prior written consent of the master servicer;

•	promptly notifying master servicer of any defaults under the Berkadia Primary Serviced Loans or Berkadia Subserviced Loan, as applicable, collection issues, or customer issues; provided that Berkadia will not take any action with respect to enforcing such loans (including enforcing an anticipated repayment date mortgage loan after its anticipated repayment date) without the prior written approval of the master servicer; and

•	reasonably cooperating with the master servicer to facilitate the timely performance of all servicing responsibilities of the master servicer under the PSA that are not being performed by Berkadia under the applicable Berkadia Subservicing Agreement.

Berkadia will provide to the master servicer access to all of the servicing files, mortgage loan files, and the servicing systems maintained by Berkadia with respect to the Berkadia Primary Serviced Loans and the Berkadia Subserviced Loan. Berkadia’s custodial responsibilities are limited to electronic copies of the primary servicing files. Berkadia will fully cooperate with the master servicer’s performance of its servicing responsibilities under the PSA, including the REMIC provisions. Berkadia will take, or refrain from taking, any action the master servicer directs in writing relating to Berkadia’s responsibilities under the applicable Berkadia Subservicing Agreement.

Berkadia will also timely provide such certifications, reports, and registered public accountant attestations required by the Berkadia Subservicing Agreements or by the master servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

The master servicer and Berkadia will each designate a portfolio manager and other appropriate personnel to receive documents and communications between each other so that Berkadia may perform its obligations under the applicable Berkadia Subservicing Agreement and the master servicer may perform its supervisory authority over Berkadia. Berkadia will not communicate directly with the special servicer, the directing certificateholder, any Rating Agency, NRSRO, or any other similar person except in very limited circumstances set forth in the applicable Berkadia Subservicing Agreement.

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Berkadia will have no obligation to make any P&I Advances. With respect to the Berkadia Primary Servicing Agreement only, Berkadia is obligated to make servicing advances with respect to taxes and insurance (“T&I Advances”) when the master servicer is otherwise required to make such T&I Advances under the PSA. Berkadia is entitled to be reimbursed for any such T&I Advances in the same manner the master servicer is entitled to be reimbursed under the PSA for an Advance. Berkadia is permitted to advance interest on any T&I Advance at the prime rate commencing from the date such T&I Advance was made to the business day that Berkadia is reimbursed for such T&I Advance. Other than T&I Advances, Berkadia has no other obligation to make any servicing advances. Berkadia has no obligation to make any T&I Advances under the Berkadia Cashiering Agreement.

Berkadia will not perform any of the restricted servicing actions set forth in the Berkadia Subservicing Agreements without the prior written approval of the master servicer. Such consent may be subject to the prior approval of the special servicer, any required Certificateholder, the Rating Agencies, and any other person, as applicable, if required under the PSA, which approvals will be requested by the master servicer.

Compensation. Under the Berkadia Subservicing Agreements, Berkadia is entitled to retain a portion of the servicing fees and additional servicing compensation that is payable to the master servicer under the PSA. The issuing entity will not have any obligation or be liable for the payment to Berkadia of any servicing compensation payable to Berkadia under the applicable Berkadia Subservicing Agreement in excess of the servicing compensation payable to the master servicer.

Berkadia will be required to promptly remit to the master servicer any additional servicing compensation or other amounts received by it that Berkadia is not entitled to retain. Except as otherwise provided, Berkadia will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the Berkadia Subservicing Agreements. Notwithstanding the foregoing, Berkadia will not be entitled to receive any portion of any compensation, fee, or other amount that is payable to the special servicer.

Indemnification; Limitation of Liability. Berkadia and its directors, officers, agents, or employees (the “Berkadia Parties”) will have no liability to the master servicer for any action or inaction, done in good faith pursuant to the Berkadia Subservicing Agreements, or for errors in judgment. However, this will not protect the Berkadia Parties against losses resulting from any breach of representations or warranties, any expense or liability specifically required to be borne by Berkadia without right of reimbursement, any specific liability imposed on Berkadia for a breach of the accepted servicing practices, or any liability that would otherwise be imposed on Berkadia by reason of its misfeasance, bad faith, fraud, negligence, or willful violation of applicable law in the performance of its duties under the applicable Berkadia Subservicing Agreement or by reason of its negligent disregard of its obligations or duties under such Berkadia Subservicing Agreement. The Berkadia Parties will be indemnified and held harmless by the master servicer against any loss, liability, cost or expense (including reasonable legal fees and expenses) in connection with any claim or legal action incurred by reason of (i) the servicing of the Berkadia Primary Serviced Loans or Berkadia Subserviced Loan prior to Berkadia’s servicing of the Berkadia Primary Serviced Loans or Berkadia Subserviced Loan, (ii) the master servicer’s (A) willful misfeasance, bad faith, or negligence in the performance of its obligations or duties under the applicable Berkadia Subservicing Agreement, (B) material breach of its covenants or duties under the applicable Berkadia Subservicing Agreement, (C) willful violation of applicable law in the performance of its obligations under the applicable Berkadia Subservicing Agreement, or (D) breach of a representation or warranty made by master servicer in the applicable Berkadia Subservicing Agreement, or (iii) the taking, or the refraining from the taking, of any action pursuant to the express written direction of the master servicer. The master servicer agrees to use reasonable efforts to pursue the trust for indemnification against any loss, liability or expense incurred by Berkadia in connection with the performance of its duties and obligations as to which the PSA grants to the master servicer’s agents a right to indemnification from the trust.

Berkadia will indemnify and hold harmless the master servicer and its directors, officers, agents or employees against any loss, damage, liability, penalty, fine, forfeiture, cost, or expense (including reasonable legal fees and expenses) in connection with any claim or legal action incurred by reason of Berkadia’s (i) breach of any representation or warranty made in the applicable Berkadia Subservicing

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Agreement, (ii) breach of its Exchange Act reporting obligations in the applicable Berkadia Subservicing Agreement, (iii) certification required under its Exchange Act obligations containing any material inaccuracy, (iv) willful misconduct, misfeasance, bad faith, or negligence in the performance of its obligations under the applicable Berkadia Subservicing Agreement, (v) material breach of any of its covenants or obligations under the applicable Berkadia Subservicing Agreement, (vi) willful violation of applicable law in the performance of its obligations under the applicable Berkadia Subservicing Agreement, or (vii) breach of accepted servicing practices. Berkadia will not be required to indemnify master servicer for any action or inaction at the express direction of master servicer or with the specific consent of master servicer.

Termination. The applicable Berkadia Subservicing Agreement will be terminated with respect to Berkadia if any of the following occurs:

•	As to any particular Berkadia Primary Serviced Loan or Berkadia Subserviced Loan, upon the purchase, repurchase, or replacement of such Berkadia Primary Serviced Loan or Berkadia Subserviced Loan, as applicable, pursuant to the PSA;

•	If the master servicer’s responsibilities and duties as master servicer under the PSA have been assumed by the trustee, and the trustee has elected to terminate Berkadia pursuant to the PSA;

•	If the master servicer (or the depositor, if applicable) elects to terminate Berkadia following an event of default by Berkadia under the applicable Berkadia Subservicing Agreement;

•	If required by the PSA, with respect to any Berkadia Primary Serviced Loan or Berkadia Subserviced Loan, as applicable, becoming a Specially Serviced Loan or REO Loan; provided, however, (in the case of the Berkadia Cashiering Agreement only) Berkadia will be reinstated and resume its responsibilities under the Berkadia Cashiering Agreement, upon any such loan becoming a corrected loan;

•	In the case of the Berkadia Primary Servicing Agreement only, pursuant to any other agreement between the master servicer and Berkadia in accordance with any provision thereof that expressly provides for the termination of the Berkadia Primary Servicing Agreement; or

•	In the case of the Berkadia Cashiering Agreement only, upon Berkadia’s resignation pursuant to the terms of the Berkadia Cashiering Agreement.

“Berkadia Event of Default”, means any one of the following events:

•	in the case of the Berkadia Primary Servicing Agreement only, if the master servicer has a cure period of at least 10 days under the PSA, Berkadia fails to cure within a time period that is 5 days less than the cure period provided to the master servicer in the PSA and after receiving written notice of the default from master servicer at least 2 business days prior to the expiration of the cure period provided to Berkadia under the Berkadia Primary Servicing Agreement; or

•	in the case of the Berkadia Primary Servicing Agreement only, if the master servicer has a cure period under the PSA that is less than 10 days long, Berkadia fails to cure within a time period that is 1 business day less than the cure period provided to the master servicer in the PSA and after receiving prompt notice of the default from master servicer prior to the expiration of the cure period provided to Berkadia under the Berkadia Primary Servicing Agreement; or

•	in the case of the Berkadia Primary Servicing Agreement only, any act, omission, or failure to act by Berkadia that causes the master servicer to be terminated or results in the master servicer being terminated under the PSA; or

•	any act, omission, or failure to act by Berkadia that results in a written notice of an event of default, under the PSA being delivered to master servicer or Berkadia by a party to the PSA, or

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•	any act, omission, or failure to act by Berkadia that constitutes, causes, or results in an event of default of the master servicer under the PSA, which is not cured within the cure period set forth in the PSA and which provides any party to the PSA with the right to terminate the master servicer or cause the master servicer to be terminated under the PSA; or

•	any failure by Berkadia to remit to master servicer any amount required to be remitted pursuant to the applicable Berkadia Subservicing Agreement, which failure continues unremedied until 6:00 p.m. (New York City time) on the date such remittance is due; provided that to the extent Berkadia does not timely make remittances, Berkadia shall pay to the master servicer interest on any amount not timely remitted at the prime rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

•	any failure by Berkadia to timely deliver to the master servicer or any other person any report or information required to be delivered pursuant to the applicable Berkadia Subservicing Agreement, which failure continues unremedied for 1 business day after Berkadia’s receipt of notice from the master servicer of such failure; or

•	except as otherwise permitted pursuant to the applicable Berkadia Subservicing Agreement, Berkadia’s (A) assignment of such Berkadia Subservicing Agreement, (B) assignment or delegation of all or any portion of its servicing duties or obligations under such Berkadia Subservicing Agreement, or (C) assignment of all or any portion of its rights to servicing compensation under such Berkadia Subservicing Agreement, which assignment would have a material adverse effect on the performance by Berkadia of its duties under such Berkadia Subservicing Agreement; or

•	any failure by the subservicer to deposit into the a designated accounts any amount required to be deposited under the applicable Berkadia Subservicing Agreement, which failure continues unremedied for 1 business day following the date on which such deposit was first required to be made; or

•	except as otherwise specified, any failure by Berkadia to observe or perform in any material respect any other of the covenants or agreements in the applicable Berkadia Subservicing Agreement, which failure continues unremedied for a period of 25 days (or 10 days in the case of a failure to pay the premium for any insurance policy required to be maintained) after the date on which written notice of such failure, is given to Berkadia; provided, however, that, with respect to any such failure (other than a failure to pay insurance policy premiums) that is not curable within such 25 day period, Berkadia has an additional 30 day cure period so long as Berkadia has commenced to cure such failure within the initial 25 day period and has provided the master servicer with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure and such delay does not materially or adversely affect the master servicer or the Certificateholders; or

•	any failure by Berkadia to (A) comply with any of the Exchange Act requirements under the applicable Berkadia Subservicing Agreement or under the PSA that are applicable to Berkadia, including the failure to deliver any required reports or certificates at the time such report or certification is required or (B) deliver any performance certification or any items required by Items 1122 and 1123 of Regulation AB that it is required to deliver under any other PSA relating to any other series of certificates offered by the Depositor; or

•	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Berkadia and such decree or order shall have remained in force undischarged, undismissed or unstayed for 50 days; or

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•	Berkadia consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

•	Berkadia admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of its creditors, voluntarily suspends payment of its obligations, takes any corporate action in furtherance of the foregoing, or takes any other actions indicating its insolvency or inability to pay its obligations; or

•	the master servicer receives notice that if Berkadia continues to act in such capacity, the rating or ratings on one or more classes of Certificates will be downgraded or withdrawn, and the related rating agency is citing servicing concerns relating to Berkadia as subservicer as the sole or material factor in such action; or

•	failure by Berkadia to maintain the ratings required of a subservicer under the PSA; or

•	a rating agency has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of Certificates, or (ii) placed one or more classes of Certificates on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), citing servicing concerns with Berkadia as a material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such rating agency within 20 days (in the case of the Berkadia Primary Servicing Agreement) or 60 days (in the case of the Berkadia Cashiering Agreement) of such event); or

•	in the case of the Berkadia Cashiering Agreement only, any breach on the part of Berkadia of any representation or warranty contained in the Berkadia Cashiering Agreement, which breach continues unremedied for a period of 25 days after the date on which written notice of such breach, is given to Berkadia; provided, however, that, with respect to any such breach that is not curable within such 25 day period, Berkadia has an additional 30 day cure period so long as Berkadia has commenced to cure such breach within the initial 25 day period and has provided the master servicer with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure and such delay does not materially or adversely affect the master servicer or the Certificateholders; or

•	in the case of the Berkadia Cashiering Agreement only, any failure by Berkadia to timely perform any of its obligations in respect of principal prepayments of a Mortgage Loan under the Berkadia Cashiering Agreement.

Notwithstanding the foregoing, upon any termination of Berkadia, Berkadia will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination.

The foregoing information under this heading “Transaction Parties—Other Servicers—The Primary Servicer—Berkadia Commercial Mortgage LLC—Summary of Berkadia Subservicing Agreements” has been provided by KeyBank.

The MSCI 2015-UBS8 Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), is the initial special servicer under the MSCI 2015-UBS8 PSA, pursuant to which the 525 Seventh Avenue Whole Loan, the Ellenton Premium Outlets Whole Loan, the Grove City Premium Outlets Whole Loan and the Gulfport Premium Outlets Whole Loan are being serviced. In such capacity, Rialto will initially be responsible for the servicing and administration of those Whole Loans and any related REO Properties and processing and performing certain reviews of material actions with respect to such mortgage loans when such mortgage loans become specially serviced mortgage loans, in each case pursuant to the MSCI 2015-UBS8 PSA.

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The special servicing of each of the Grove City Premium Outlets Whole Loan and the Gulfport Premium Outlets Whole Loan is expected to shift in the future and to be conducted under and pursuant to the terms of the related pooling and servicing agreement governing the securitization of the Grove City Premium Outlets Controlling Pari Passu Companion Loan or the Gulfport Premium Outlets Controlling Pari Passu Companion Loan, as applicable, by the special servicer designated in the pooling and servicing agreement entered into in connection with such securitization.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar.

Rialto is a wholly-owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B). As of December 31, 2015, RCM was the sponsor of, and certain of its affiliates were investors in, six private equity funds (collectively, the “Funds”) with an aggregate of approximately $3.0 billion of equity under management, and RCM also advised one separately managed account with $400 million of committed capital. Four of such funds are focused on distressed and value-add real estate related investments and commercial mortgage-backed securities, one of such funds is focused on investments in commercial mortgage-backed securities and the other fund and the separately managed account are focused on mezzanine debt. To date, RCM has acquired and/or is managing over $7.2 billion of non- and sub-performing real estate assets, representing approximately 10,800 loans. Included in this number are approximately $3 billion in structured transactions with the FDIC. RCM was also a sub-advisor and investor in an approximately $4.6 billion Public Private Investment Fund with the U.S. Department of the Treasury, which was liquidated in October of 2012.

RCM has underwritten and purchased, primarily for the Funds, approximately $4.0 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 56 different securitizations totaling approximately $64 billion in overall transaction size. RCM has the right to appoint the special servicer for each of these transactions.

RCM has over 435 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta. In addition, the asset management platform utilizes seven satellite offices located in Las Vegas, Nevada, Phoenix, Arizona, Aliso Viejo, California, Denver, Colorado, Portland, Oregon, Chicago, Illinois and Tampa, Florida. It is also supported in local markets by the Lennar infrastructure which provides access to over 6,800 employees across the country’s largest real estate markets.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews. Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. Rialto is also subject to external audits as part

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of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of December 31, 2015, Rialto and its affiliates were actively special servicing over 1,900 portfolio loans with a principal balance of approximately $700 million and were responsible for approximately 1,300 portfolio REO assets with a principal balance of approximately $1.4 billion.

Rialto is also currently performing special servicing for 60 commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering approximately 4,400 assets with an original principal balance at securitization of approximately $65.6 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land. The table below sets forth information about Rialto’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015
Number of CMBS Pools Named Special Servicer	16	27	45	59
Approximate Aggregate Unpaid Principal Balance(1)	$18.9 billion	$32.4 billion	$49.2 billion	$63.6 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	19	27	28	17
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$21 billion	$101 billion	$126.9 billion	$141.9 billion

(1)     Includes all commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.

(2)     Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

In its capacity as the special servicer under the MSCI 2015-UBS8 PSA, Rialto will not have primary responsibility for custody services of original documents evidencing the applicable mortgage loans. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the relevant servicing standard under the MSCI 2015-UBS8 PSA.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally.

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There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the MSCI 2015-UBS8 PSA for assets of the same type included in this securitization transaction. No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer. Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the MSCI 2015-UBS8 PSA and, accordingly, Rialto believes that its financial condition will not have any material impact on the performance of the related mortgage pool or the performance of the related certificates.

From time to time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the MSCI 2015-UBS8 PSA.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, which are material to certificateholders under the Morgan Stanley Capital I Trust 2016-UBS9 securitization. Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market. It currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace Rialto as the special servicer.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor under the PSA with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and the Twenty Ninth Street Retail Mortgage Loan) (in such capacity, the “Operating Advisor”) and asset representations reviewer with respect to each Mortgage Loan (in such capacity, the “Asset Representations Reviewer”). Park Bridge Lender Services has an address at 41 Watchung Plaza, Suite 250, Montclair, New Jersey 07042 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

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Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of December 31, 2015, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $73.8 billion issued in 68 transactions.

As of February 10, 2016, Park Bridge Lender Services is acting as asset representations reviewer for two CMBS transactions with an approximate aggregate initial principal balance of $1.7 billion.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”. The operating advisor’s and the asset representations reviewer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Description of the Certificates

General

The Commercial Mortgage Pass-Through Certificates, Series 2016-UBS9, will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property and revenues received in respect thereof but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan and revenues; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in any such funds or assets relating to such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The certificates will consist of the following classes: the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG and Class X-H certificates (collectively, the

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“Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown under “Summary of Certificates.”

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of each class of Class X Certificates will equal the Certificate Balance (or the aggregate of the Certificate Balances, as applicable) of the class(es) of Principal Balance Certificates set forth next to such class of Class X Certificates (each such class of Principal Balance Certificates, with respect to the related class of Class X Certificates, an “Underlying Class”).

Class of Class X Certificates	Underlying Class(es)
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4
Class X-B	Class A-S and Class B
Class X-D	Class D
Class X-E	Class E
Class X-FG	Class F and Class G
Class X-H	Class H

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive Excess Interest received on any ARD Loan.

“Excess Interest” with respect to the ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

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The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class V certificates) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in April 2016.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R or Class V certificate) will equal its initial denomination as of the closing date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a) the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

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•	all scheduled payments of principal and/or interest (such amounts other than any Excess Interest, together with any balloon payments, the “Periodic Payments”) paid by the borrowers of the Mortgage Loans, that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

•	all unscheduled payments of principal (including prepayments), unscheduled payments of interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date and, in the case of a Non-Serviced Mortgage Loan, other than the monthly remittance thereof) allocable to the Mortgage Loans;

•	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

•	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

•	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates);

•	all Yield Maintenance Charges and Prepayment Premiums;

•	all amounts deposited in the Collection Account in error; and

•	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b) if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c) all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d) with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The “Collection Period” for each Distribution Date and any Mortgage Loan (and any related Companion Loan) will be the period the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan (and any related Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

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Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates and each class of Class X Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)  prior to the Cross-Over Date

   (a) to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date,

   (b) to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates are reduced to zero,

   (c) to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero,

   (d) to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero,

   (e) to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero, and

   (f)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero and

(ii) on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, first, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class, and second, up to an amount equal to, and pro rata based upon, interest on such unreimbursed Realized Losses at the Pass-Through Rate for each such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

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Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A and Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A, Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A, Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate

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Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A, Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero, to the Class H certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the first Distribution Date as of which the Certificate Balances of the Subordinate Certificates (calculated without giving effect to the Principal Distribution Amount on such Distribution Date) have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

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Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The “Pass-Through Rate” is the rate per annum at which any class of certificates (other than the Class V and Class R certificates) accrues interest. The approximate initial Pass-Through Rate for each class of Offered Certificates is set forth on the cover of this prospectus.

The Pass-Through Rate with respect to each class of Principal Balance Certificates for any Distribution Date will be equal to one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the WAC Rate for the related Distribution Date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related Distribution Date or (iv) a variable rate per annum equal to the WAC Rate for the related Distribution Date minus a specified percentage.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal the excess, if any of (a) the WAC Rate for that Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal the excess, if any of (a) the WAC Rate for that Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S and Class B certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-FG certificates for any Distribution Date will be a per annum rate equal the excess, if any of (a) the WAC Rate for that Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class F and Class G certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for each class of Class X Certificates (other than the Class X-A, Class X-B and Class X-FG certificates) for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for that Distribution Date, over (b) the Pass-Through Rate on the class of Principal Balance Certificates that, with the addition of “X-,” has the same alphabetical designation as such class of Class X Certificates.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest, if any, with respect to the ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a related Non-Serviced Master Servicer or a related Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or otherwise. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates, the Net Mortgage

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Rate of any Mortgage Loan for any one-month accrual period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month accrual period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan that is a successor to a Mortgage Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, any related Pari Passu Loan Primary Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

“Pari Passu Loan Primary Servicing Fee Rate” means the “master servicing fee rate” (or analogous term) (as defined in the related Non-Serviced PSA) and any other servicing fee rate payable to the applicable Non-Serviced Master Servicer applicable to any Non-Serviced Mortgage Loan, and “Pari Passu Loan Primary Servicing Fee” means the amount of such fee payable for a given Distribution Date. The Pari Passu Loan Primary Servicing Fee Rate will be equal to (i) 0.0025% per annum with respect to each of the 525 Seventh Avenue Mortgage Loan, the Twenty Ninth Street Retail Mortgage Loan (after the Twenty Ninth Street Retail Companion Loan Securitization Date), the Ellenton Premium Outlets Mortgage Loan, the Grove City Premium Outlets Mortgage Loan and the Gulfport Premium Outlets Mortgage Loan, (ii) 0.00125% per annum with respect to the GLP Industrial Portfolio B Mortgage Loan and (iii) 0.00500% per annum with respect to the Princeton Pike Corporate Center Mortgage Loan.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates is the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) in the case of a class of Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

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The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)     the Principal Shortfall for that Distribution Date,

(b)     the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)     the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)     Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)     Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date or, if applicable, as of such later date as would permit inclusion in the Available Funds for such Distribution Date (or (i) with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date and (ii) with respect to a Non-Serviced Mortgage Loan, received by the master servicer as of such date as would permit inclusion in the Available Funds for such Distribution Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date or, if applicable, as of such later date as would permit inclusion in the Available Funds for such Distribution Date (or (i) with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date and (ii) with respect to a Non-Serviced Mortgage Loan, received by the master servicer as of such date as would permit inclusion in the Available Funds for such Distribution Date), and to the extent not included in clause (a) above for the subject Distribution Date or in the Scheduled Principal Distribution Amount for any preceding Distribution Date. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except

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to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following to the extent not included in the Unscheduled Principal Distribution Amount for any prior Distribution Date: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees payable as of the date of receipt of such proceeds, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan and payable as of the date of receipt of such proceeds, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E to this prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E to this prospectus. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan as of any date of determination will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)     the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower on or prior to the

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Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination or advanced by the master servicer as of the most recent Distribution Date coinciding with or preceding such date of determination;

(ii)    all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution) and on or prior to the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination;

(iii)   the principal portion of all Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution) and on or prior to the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination; and

(iv)   any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution) and on or prior to the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)    the principal portion of any P&I Advance made with respect to such REO Loan as of the most recent Distribution Date coinciding with or preceding such date of determination; and

(ii)   the principal portion of all Insurance and Condemnation Proceeds, Liquidation Proceeds and all income rents and profits received with respect to such REO Loan on or prior to the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to each Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of each Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO Acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that relates to the first Determination Date on or prior to which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO

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Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, if acquired in respect of a Whole Loan, one or more outstanding Companion Loans (each, an “REO Loan”), and all references to Mortgage Loans or Companion Loans, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to the ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the other Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction

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Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest,

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions of the Code.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

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First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the other Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any Collection Period with respect to any Mortgage Loan, then on the Distribution Date immediately succeeding the end of such Collection Period, the certificate administrator will pay to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Control Eligible Certificates) for that Distribution Date. Any Yield Maintenance Charge or Prepayment Premium that is collected during any Collection Period with respect to any Mortgage Loan and remaining after the

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distributions in the preceding sentence (as to the applicable Distribution Date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates as follows: (1) first, to the Class X-A, Class X-B, Class X-D, Class X-E and Class X-FG certificates, in the case of each such class in an amount equal to the product of (i) a fraction, the numerator of which is equal to the amount of principal distributed on the applicable Distribution Date with respect to the Underlying Class(es) of Principal Balance Certificates for such class of Class X Certificates, and the denominator of which is the total amount of principal distributed on the applicable Distribution Date with respect to the Principal Balance Certificates, multiplied by (ii) the Class X YM Distribution Amount for the applicable Distribution Date, and (2) second, to the Class X-H certificates, in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A, Class X-B, Class X-D, Class X-E and Class X-FG certificates.

Notwithstanding any of the foregoing to the contrary, if at any time the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the certificate administrator will pay to the holders of each class of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date. Any Yield Maintenance Charge or Prepayment Premium that is collected during the one month period prior to any Determination Date with respect to any Mortgage Loan and remaining after the distributions in the preceding sentence (as to the applicable Distribution Date, the “Class X YM Subordinate Distribution Amount”) will be distributed to the holders of the Class X Certificates as follows: (1) first, to the Class X-E and Class X-FG certificates, in the case of each such class in an amount equal to the product of (i) a fraction, the numerator of which is equal to the amount of principal distributed on the applicable Distribution Date with respect to the Underlying Classes of Principal Balance Certificates for such class of Class X Certificates, and the denominator of which is the total amount of principal distributed on the applicable Distribution Date with respect to the Principal Balance Certificates, multiplied by (ii) the Class X YM Subordinate Distribution Amount for the applicable Distribution Date, and (2) second, to the Class X-H certificates, in an amount equal to the portion of the Class X YM Subordinate Distribution Amount remaining after the distributions to the holders of the Class X-E and Class X-FG certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any Class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

•	under no circumstances will the Base Interest Fraction be greater than one;

•	if the Discount Rate referred to above is greater than or equal to both the mortgage interest rate on the related Mortgage Loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

•	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

•	if a Discount Rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, that Discount Rate, converted (if necessary) to a monthly equivalent yield, or

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•	if a Discount Rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of Class V or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates is set forth under “Summary of Certificates” above.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates were calculated on the basis of a 0% CPY prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

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The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in March 2049. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)     the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than each Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)    the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.0025% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance

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with the Servicing Standard, (y) at the request or with the consent of the special servicer or, so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan, the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer (the aggregate of the Prepayment Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of each class of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates and the rights of holders of each other class of Subordinate Certificates, if any, with an earlier alphabetical designation.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-SB certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in that order, in each case until the Certificate Balance thereof has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates that are still outstanding, pro rata, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Senior Certificates (other than the Class X Certificates), for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of such Senior Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of such Senior Certificates, the percentage interest in the issuing entity evidenced by such Senior Certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to such Senior Certificates by the Subordinate Certificates.

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Following retirement of the Senior Certificates (other than the Class X Certificates), the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than the Class H certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any successor REO Loans immediately following such Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”). The certificate administrator will be required to allocate any Realized Losses to the respective classes of Subordinate Certificates in reverse order of alphabetical designation, in each case until the Certificate Balance of the subject class is reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the Certificate Balances of the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on monthly reports prepared by the master servicer and the special servicer and delivered by the master servicer to the certificate administrator, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

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In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable, substantially in the forms provided in the PSA (in the case of clause (1) below) or required in the PSA (in the case of clauses (2) – (15) below), which forms are subject to change and including substantially the following information:

(1)     a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)     a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)     a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)     a CREFC® advance recovery report;

(5)     a CREFC® total loan report;

(6)     a CREFC® operating statement analysis report;

(7)     a CREFC® comparative financial status report;

(8)     a CREFC® net operating income adjustment worksheet;

(9)     a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file (to the extent delivery is required under the PSA; provided, that such document will not be required to be periodically updated or provided in respect of each Distribution Date); and

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(15)     a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

•	a CREFC® property file;

•	a CREFC® financial file;

•	a CREFC® loan periodic update file.

In addition, the master servicer (with respect to each Mortgage Loan) or the special servicer (with respect to REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

•	Within 45 days after receipt of a quarterly operating statement, if any, commencing with the quarter ending June 30, 2016, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the related Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

•	Within 45 days after receipt by the special servicer (with respect to REO Properties) or the master servicer (with respect to each Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines), commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2016, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the related Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holders of Serviced Pari Passu Companion Loans who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

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“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that if the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party (each such party, as applicable, an “Excluded Controlling Class Holder”) it will only be considered a Privileged Person with respect to any Mortgage Loan with respect to which it is not a Borrower Party; provided, further, in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is an Excluded Controlling Class Holder, any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, that, if the special servicer obtains knowledge that it is a Borrower Party, the special servicer will nevertheless be a Privileged Person; provided, further, that, the special servicer may not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to a related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will be required to maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, that any Excluded Controlling Class Holder will be permitted to obtain from the master servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (unless (i) acceleration was automatic under such mezzanine loan, (ii) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender, and (iii) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or a mezzanine lender that has accelerated the related mezzanine loan (unless (i) acceleration was automatic under such mezzanine loan, (ii) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender, and (iii) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced

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foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder (to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) except in the case of a Companion Holder, that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain from the master servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be resubmitted from time to time in accordance with its policies and procedures.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided, that, notwithstanding the foregoing, with respect to actions relating to any Mortgage Loan, (x) any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to

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be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan and (y) any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to such Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide to the holders of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, will be provided by the certificate administrator at the direction of the depositor to certain market data providers pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or the special servicer, as applicable, the master servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer; provided that in connection with such request, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

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Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

•	the following “deal documents”:

o	this prospectus;

o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the closing date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

•	the following “SEC EDGAR filings”:

o	any reports on Forms 10-D, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

•	the following documents, which will be made available under a tab or heading designated “periodic reports”:

o	the Distribution Date Statements;

o	the CREFC® bond level files;

o	the CREFC® collateral summary files;

o	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

o	the annual reports as provided by the operating advisor;

•	the following documents, which will be made available under a tab or heading designated “additional documents”:

o	the summary of any Final Asset Status Report as provided by the special servicer; and

o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

o	any appraisals delivered in connection with any Asset Status Report;

•	the following documents, which will be made available under a tab or heading designated “special notices”:

o	notice of any release based on an environmental release under the PSA;

o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

o	notice of final payment on the certificates;

o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

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o	any notice of resignation or termination of the master servicer or special servicer;

o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

o	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

o	any notice of the termination of the issuing entity;

o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred;

o	any notice of the occurrence of an Operating Advisor Termination Event;

o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

o	any Proposed Course of Action Notice;

o	any assessment of compliance delivered to the certificate administrator;

o	any Attestation Reports delivered to the certificate administrator; and

o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

•	the “Investor Q&A Forum”; and

•	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”.

Notwithstanding the description set forth above, all Excluded Information will be made available on the certificate administrator’s website under one separate restricted tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the

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certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and the master servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator.

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering

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the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at (866) 846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of

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notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)     2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)     in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the Certificate Balance of such class, and the denominator of which is equal to the aggregate Certificate Balance of all classes of the Principal Balance Certificates, in each case determined as of the prior Distribution Date (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, such numerator and denominator will take into account any notional reduction in the Certificate Balance of any class of Principal Balance Certificates for Appraisal Reduction Amounts allocated to such class).

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

Neither the Class V certificates nor the Class R certificates will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective

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transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Certificateholder.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates in global form that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be

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forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor and Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes

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various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

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Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – MSCI 2016-UBS9

With a copy to: trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates and is required to include a copy of the communication the Certificateholder proposes to transmit, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from the mortgage loan sellers pursuant to separate mortgage loan purchase agreements (each, an “MLPA”), each of which will be between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loan (other than the original promissory note evidencing the related Non-Serviced Mortgage Loan) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)     the original Mortgage Note bearing, or accompanied by, all prior or intervening endorsements, endorsed either in blank or to the order of the trustee or if the original Mortgage Note is not included therein, then a lost note affidavit with a copy of the Mortgage Note attached thereto;

(ii)    the original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified

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by the public recorder’s office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed) or certified by a title insurance company or escrow company to be a true copy thereof;

(iii)      the originals of all agreements modifying the stated maturity date, Mortgage Rate, principal balance, amortization term or payment frequency or any provision of such Mortgage Loan or Serviced Whole Loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon;

(iv)      an original assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of the trustee;

(v)       originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon;

(vi)      if the related assignment of leases is separate from the Mortgage, the original of such assignment of leases with evidence of recording thereon;

(vii)      the original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

(viii)     an original or copy of the related lender’s title insurance policy (or, if a title insurance policy has not been issued, a binder, commitment for title insurance or a preliminary title report binding on the title company);

(ix)      any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(x)       copies of the related ground lease(s), space lease(s) or air rights lease(s) (and, in each case, any related lessor estoppels), if any, related to any Mortgage Loan where the mortgagor is the lessee under any such lease and there is a lien in favor of the mortgagee in such lease;

(xi)      copies of any loan agreements, lock-box agreements, co-lender agreements and intercreditor agreements related to any Mortgage Loan;

(xii)     the original of each letter of credit, if any, constituting additional collateral for the related Mortgage Loan;

(xiii)     the original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

(xiv)     third-party management agreements, if any, with respect to any Mortgaged Property;

(xv)     copies of any environmental insurance policy;

(xvi)    copies of any affidavit and indemnification agreement;

(xvii)    if the related Mortgaged Property is a hospitality property that is subject to a franchise, management or similar arrangement, (a) an original or a copy of any franchise, management or similar agreement; (b) a copy of any related estoppel certificate or any comfort letter delivered by the franchisor; and (c) if the related Mortgage Loan is a franchise Mortgage Loan, a copy of the notice to the related franchisor stating that the franchise Mortgage Loan has been transferred to the Trust and requesting a replacement comfort letter in favor of the Trust; and

(xviii)   with respect to any Non-Serviced Mortgage Loan, a copy of the related Non-Serviced PSA;

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provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) the Twenty Ninth Street Retail Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the applicable securitization on or about the related companion loan securitization date.

In addition, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence File to a designated website, and the depositor will be required to deliver to the certificate administrator an electronic copy of such Diligence File to be posted to a secure data room.

“Diligence File” means with respect to each Mortgage Loan, collectively the following documents in electronic format:

(a)     A copy of each of the following documents:

(i)	the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee); provided that any such Mortgage Note may be endorsed by the applicable mortgage loan seller to the order of the trustee in accordance with the terms of the related MLPA;

(ii)	the Mortgage, together with any intervening assignments of Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)	any related assignment of leases and of any intervening assignments (if any such item is a document separate from the Mortgage), in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)	all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)	the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)	any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

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(vii)	any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)	any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)	any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)	any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)	any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)	any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)	all related environmental reports; and

(xiv)	all related environmental insurance policies;

(b)	a copy of any engineering reports or property condition reports;

(c)	other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)	for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)	a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)	a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)	a copy of the appraisal for the related Mortgaged Property(ies);

(h)	for any Mortgage Loan as to which the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)	a copy of the applicable mortgage loan seller’s asset summary;

(j)	a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)	a copy of all zoning reports;

(l)	a copy of financial statements of the related mortgagor;

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(m)	a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)	a copy of all UCC searches;

(o)	a copy of all litigation searches;

(p)	a copy of all bankruptcy searches;

(q)	a copy of any origination settlement statement;

(r)	a copy of the insurance summary report;

(s)	a copy of the organizational documents of the related mortgagor and any guarantor;

(t)	unless already included in the origination settlement statement, a copy of the escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)	unless already included in the environmental reports, a copy of any closure letter (environmental);

(v)	a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties; and

(w)	a copy of the payment history with respect to such Mortgage Loan prior to the Closing Date;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan, the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications or credit underwriting analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days (or 85 days in the case of clause (y) below) following:

(x)     such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

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(y)     in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)     cure such Material Defect in all material respects, at its own expense,

(B)     repurchase the affected Mortgage Loan or successor REO Loan at the Purchase Price, or

(C)     substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or successor REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan, if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will be required to promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

If (i) one or more Mortgage Loans are to be repurchased or substituted as contemplated above, (ii) such Mortgage Loans are cross-collateralized and cross-defaulted with each other and with one or more other Mortgage Loans (each such cross-collateralized and cross-defaulted Mortgage Loan, a “Crossed Underlying Loan”, and such cross-collateralized and cross-defaulted Mortgage Loans, collectively, a “Crossed Mortgage Loan Group”) and (iii) the applicable Material Defect does not constitute a Material Defect as to any Crossed Underlying Loan (other than the Mortgage Loans referred to in clause (i) above) in the related Crossed Mortgage Loan Group (without regard to this paragraph), then the applicable Material Defect will be deemed to constitute a Material Defect as to each such other Crossed Underlying Loan in the related Crossed Mortgage Loan Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for each such other Crossed Underlying Loan in the related Crossed Mortgage Loan Group as described above unless such Crossed Mortgage Loan Group satisfies the Crossed Underlying Loan Repurchase Criteria (as defined below). In the event that the remaining Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the Crossed Underlying Loan Repurchase Criteria, the applicable mortgage loan seller may elect either to repurchase

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or substitute for only the affected Crossed Underlying Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the Crossed Underlying Loans in the related Crossed Mortgage Loan Group.

“Crossed Underlying Loan Repurchase Criteria” means, with respect to any Crossed Mortgage Loan Group as to which one or more (but not all) of the Crossed Underlying Loans therein are affected by a Material Defect (the Crossed Underlying Loan(s) in such Crossed Mortgage Loan Group affected by such Material Defect, for purposes of this definition, the “affected Crossed Underlying Loans” and the other Crossed Underlying Loan(s) in such Crossed Mortgage Loan Group, for purposes of this definition, the “remaining Crossed Underlying Loans”) (i) the debt service coverage ratio for all the remaining Crossed Underlying Loans for the four most recently reported calendar quarters preceding the repurchase or substitution must not be less than the lesser of (a) 0.10x below the debt service coverage ratio for the Crossed Mortgage Loan Group (including the affected Crossed Underlying Loan(s)) set forth in Annex A-1 to this prospectus and (b) the debt service coverage ratio for the Crossed Mortgage Loan Group (including the affected Crossed Underlying Loan(s)) for the four (4) preceding calendar quarters preceding the repurchase or replacement, (ii) the loan-to-value ratio for all the remaining Crossed Underlying Loans determined at the time of repurchase or substitution (which may be based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller) must not be greater than the greater of (a) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire Crossed Mortgage Loan Group, (including the affected Crossed Underlying Loan(s)) set forth in Annex A-1 to this prospectus plus 10% and (b) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire such Crossed Mortgage Loan Group, including the affected Crossed Underlying Loan(s) at the time of repurchase or substitution, (iii) the related mortgage loan seller, at its expense, must have furnished the trustee and the certificate administrator with an opinion of counsel that any modification relating to the repurchase or substitution of a Crossed Underlying Loan must not cause an adverse REMIC event, and (iv) the related mortgage loan seller causes the affected Crossed Underlying Loan(s) to become not cross-collateralized and cross-defaulted with the related remaining Crossed Underlying Loans(s) prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the primary collateral for any Crossed Underlying Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the primary collateral for the Mortgage Loan(s) removed from the Trust).

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or successor REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any successor REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest with respect to any ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or successor REO Loan, (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor,

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the certificate administrator, asset representations reviewer or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or successor REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions” and (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or successor REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period).

A “Qualified Substitute Mortgage Loan” means a Mortgage Loan satisfying the criteria set forth in the PSA (including, subject to certain conditions and qualifications, (i) an outstanding principal balance not exceeding that of the substituted Mortgage Loan, (ii) an interest rate at least equal to that of the substituted Mortgage Loan, (iii) a remaining term to stated maturity not greater than, and not more than two (2) years less than, that of the substituted Mortgage Loan (and in no event will such Mortgage Loan mature after the date that is three (3) years prior to the Distribution Date in January 2049), (iv) original and current loan-to-value ratios not higher than the current loan-to-value ratio of the substituted Mortgage Loan, (v) a current debt service coverage ratio equal to or greater than the current debt service coverage ratio of the substituted Mortgage Loan, (vi) compliance with the representations and warranties relating to Mortgage Loans set forth in the applicable MLPA, (vii) an environmental assessment and an engineering report are included in the related Mortgage File and do not raise material issues that have not been adequately addressed, (viii) a REMIC opinion has been delivered to the trustee and certificate administrator and (ix) a Rating Agency Confirmation has been obtained from each Rating Agency) and otherwise satisfying the conditions set forth in the PSA. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or, if the applicable mortgage loan seller agrees to make a Loss of Value Payment, the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trust under the PSA for any uncured Material Defect; provided, however, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. Upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates (other than the respective guarantor) and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

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Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loans and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Pari Passu Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), the related Companion Loans and any related REO Properties. In the case of each Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loan”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Certificateholder (so long as no

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Consultation Termination Event has occurred and other than in respect of an Excluded Loan) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to a designated website within 60 days following the Closing Date, and the depositor will be required to deliver to the certificate administrator an electronic copy of such Diligence File to be posted to a secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of a Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Pari Passu Companion Loans, and the best interests of the issuing entity and the certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu nature of the related Companion Loan), as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)     any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)     the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)     the obligation, if any, of the master servicer to make advances;

(D)     the right of the master servicer or the special servicer, as the case may be, or any of their respective affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)     the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine

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loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(F)     any debt that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)     any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have; and

(H)     any obligation of the master servicer or the special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and, subject to the consent of the Directing Certificateholder prior to a Control Termination Event, the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and the Serviced Pari Passu Companion Loans to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing

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Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer and the special servicer will be solely liable for all fees owed by it to any sub-servicer retained by it, without regard to whether its compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer or the special servicer, as applicable, for certain expenditures which such sub-servicer makes, only to the same extent the master servicer or special servicer, as applicable, is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)	all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)	in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any successor REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net

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of the related appraisal reduction amount (or, in the case of any Whole Loan, the portion of such appraisal reduction amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

The special servicer will have no obligation to make any Servicing Advances.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. No Servicing Advances will be made with regard to a Subordinate Companion Loan if the related Mortgage Loan is no longer held by the issuing entity. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans” below, and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-AB Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (with respect to any specially-serviced Mortgage Loan, in consultation with (with respect to any Mortgage Loan other than an Excluded Loan), prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to any master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which

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the related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, but will not be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and regardless of any determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a)(i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer, the special servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of each Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage

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Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to defer the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to defer the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to defer such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to defer such reimbursement or right to obtain reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

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In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date (accounting for any applicable grace period) or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to the Serviced Companion Loans, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of any Serviced Companion Loan in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the related Master Servicer Remittance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any,

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distributable to the Class V and Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class V certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and, to the extent not so applied, such gains will be held and applied to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R Certificates.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, the issuing entity’s interest in any such account will be limited to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

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Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)     to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date, or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)    to pay or reimburse the master servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)   to pay to the master servicer and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)   to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)    to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be paid by the issuing entity);

(vi)   to reimburse the trustee and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)  to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)  to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)   to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)    to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)   to recoup any amounts deposited in the Collection Account in error;

(xii)  to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other

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unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)     to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)     to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transaction, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)      to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)     to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)     to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)    to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA as described above under “—Accounts”;

(xix)     to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)      to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

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If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan and the Twenty Ninth Street Retail Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and the related Serviced Pari Passu Companion Loans, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Pari Passu Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and the related Serviced Pari Passu Companion Loans) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Pari Passu Loan Primary Servicing Fee / Non-Serviced Master Servicer	With respect to each Non-Serviced Mortgage Loan, the product of the monthly portion of the related annual Pari Passu Loan Primary Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan.	Out of recoveries of interest with respect to the related Non-Serviced Mortgage Loan or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Loan and the related Serviced Pari Passu Companion Loan that are Specially Serviced Loans, the product of the monthly portion of the annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and the related Serviced Pari Passu Companion Loans), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Pari Passu Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Pari Passu Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Pari Passu Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Liquidation Fee / Special Servicer(2)	With respect to (i) each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Pari Passu Companion Loan that are Specially Serviced Loans for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Pari Passu Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and other processing fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and related Serviced Pari Passu Companion Loans.	Related payments made by borrowers with respect to the related Mortgage Loans and related Serviced Pari Passu Companion Loans.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator/Trustee	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan and the Twenty Ninth Street Retail Whole Loan) and each successor REO Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (or such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan).	Payable by the related borrower when incurred.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan) and each successor REO Loan.	Out of general collections on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee	(4)	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Trustee, Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loans), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Trustee, Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loans), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on Serviced Companion Loans)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Pari Passu Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any successor REO Loan.

With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor and/or asset representations reviewer under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan

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in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Pari Passu Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

(4)	With respect to each Delinquent Loan that is subject to an Asset Review (for purposes of this footnote, each a “Subject Loan”), the asset representations reviewer will be entitled to a fee that is equal to the sum of: (i) $12,500 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $1,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, taking into account the Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year of the occurrence of the Asset Review.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Pari Passu Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Pari Passu Companion Loan or REO Loan, equal to (1) with respect to each Mortgage Loan, a per annum rate set forth on Annex A-1, and (2) with respect to each Serviced Pari Passu Companion Loan, 0.0025% per annum; provided, that with respect to the Twenty Ninth Street Retail Mortgage Loan, on and after the Twenty Ninth Street Retail Companion Loan Securitization Date, the primary servicing fee rate comprising a part of the related “Servicing Fee Rate” will be 0% per annum. The Servicing Fee payable to the master servicer with respect to each Serviced Pari Passu Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

•	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Pari Passu Companion Loan to the extent not prohibited by the related Intercreditor Agreement; provided that with respect to such transactions, the consent of the special servicer is not required for the related transaction and, in the event that the special servicer’s consent is required, then the master servicer will be entitled to 50% of such fees;

•	100% of all assumption application fees and other processing fees received on any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Pari Passu

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Companion Loan to the extent not prohibited by the related Intercreditor Agreement) (whether or not the consent of the special servicer is required) and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

•	100% of assumption, waiver, consent and earnout fees and other processing fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Pari Passu Companion Loan to the extent not prohibited by the related Intercreditor Agreement), provided that with respect to such transactions, the consent of the special servicer is not required to take such actions;

•	50% of all assumption, waiver, consent and earnout fees and other processing fees (other than assumption application fees and defeasance fees), in each case, with respect to all Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Pari Passu Companion Loan to the extent not prohibited by the related Intercreditor Agreement) for which the special servicer’s consent or approval is required and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan or related Serviced Pari Passu Companion Loan have been paid;

•	100% of charges collected for checks returned for insufficient funds;

•	100% of charges for beneficiary statements or demands actually paid by the related borrowers under the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) that are not Specially Serviced Loans;

•	the excess, if any, of Prepayment Interest Excesses (to the extent not payable by the master servicer as a Compensating Interest Payment) over Prepayment Interest Shortfalls arising from any principal prepayments on the Mortgage Loans and any Serviced Pari Passu Companion Loan; and

•	late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Pari Passu Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account, the Companion Distribution Account, any Loss of Value Payment reserve account held by the master servicer and any other servicing, escrow or reserve accounts in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such

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Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loans, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Pari Passu Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan) and each related Serviced Pari Passu Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Pari Passu Companion Loans. The Servicing Fee Rate for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, KeyBank will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, to the extent provided for in the related Intercreditor Agreement, each Serviced Pari Passu Companion Loan, notwithstanding any termination or resignation of KeyBank as master servicer; provided that KeyBank may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, KeyBank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to the related Pari Passu Loan Primary Servicing Fee.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan or REO Loan (other than a Non-Serviced Mortgage Loan) at a rate equal to a per annum rate of 0.25% (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Mortgage Loan

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(including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-AB Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, that in no event will the Workout Fee exceed $1,000,000 in the aggregate with respect to any particular workout of a Mortgage Loan that is a Specially Serviced Loan; provided, further, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan or Serviced Subordinate Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special

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servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) and (b) each Mortgage Loan repurchased by a mortgage loan seller (except as specified in the following paragraph). The Liquidation Fee for each such Mortgage Loan, Specially Serviced Loan (and each related Serviced Pari Passu Companion Loan) or REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000); provided that in no event will the Liquidation Fee payable in respect of any Specially Serviced Loan or REO Property exceed $1,000,000; provided, further, that the Liquidation Fee with respect to any Mortgage Loan or Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)     (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a Material Defect within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such Material Defect if the applicable mortgage loan seller makes such Loss of Value Payment within the initial cure period provided under the related MLPA (as such period may be extended under the terms of the related MLPA),

(ii)    the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case described in clause (ii)(A) or (B) above, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)   the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)   with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)    the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates) or

(vi)   if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds

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are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans and “—The Non-Serviced Pari Passu-AB Whole Loans””.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)     100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)    100% of assumption application fees and processing fees as further described in the PSA, in each case received with respect to the Specially Serviced Loans,

(iii)   100% of assumption, waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees (other than assumption application fees and defeasance fees) paid by the related borrower, and

(iv)   50% of all Excess Modification Fees related to any modifications, waivers, extensions or amendments, and 50% of assumption fees, waiver fees, consent fees and earnout fees received with respect to all Mortgage Loans (including the Serviced Pari Passu Companion Loans, to the extent not prohibited by the related Intercreditor Agreements, if applicable) (excluding any Non-Serviced Mortgage Loan) and Subordinate Companion Loan that are not Specially Serviced Loans and for which the special servicer’s consent or approval is required.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

The special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (and the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (and the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loans.

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Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within 2 business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the Master Servicer Remittance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of any Mortgage Loan or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any other Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that trustee fee is payable by the certificate administrator from the Certificate Administrator/Trustee Fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.0090% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan and the Twenty Ninth Street Retail Whole Loan) and each successor REO Loan, and will be equal to the product of a rate equal to (i) 0.0038% per annum with respect to each such Mortgage Loan (other than the 2100 Ross Mortgage Loan and the Gateway Plaza Mortgage Loan) and any successor REO Loan, (ii) 0.0088% per annum with respect to the 2100 Ross Mortgage Loan, and (iii) 0.0145% per annum with respect to the

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Gateway Plaza Mortgage Loan (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of such Mortgage Loans and successor REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and successor REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee” ) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but not any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.00038% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans. With respect to each Delinquent Loan that is subject to an Asset Review (each, for purposes of this paragraph, a “Subject Loan”), the asset representations reviewer will be entitled to a fee equal to the sum of: (i) $12,500 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $1,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, taking into account the Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year of the occurrence of the Asset Review (the “Asset Representations Reviewer Asset Review Fee”).

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The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as applicable, of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the master servicer or the special servicer, as applicable, will be required to pursue remedies against such mortgage loan seller in accordance with the Servicing Standard in order to seek recovery of such amounts from such mortgage loan seller. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

The CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.0005% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)	120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or related Companion Loan;

(2)	the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or related Companion Loan or a change in any other material economic term of the Mortgage Loan or the related Companion Loan (other than an extension of its maturity) becomes effective as a result of a modification of the related Mortgage Loan or the related Companion Loan by the special servicer;

(3)	30 days after the date on which a receiver has been appointed for the Mortgaged Property;

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(4)	30 days after the date on which a borrower declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)	60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)	90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or related Companion Loan (or, if a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan, 120 days after such uncured delinquency); and

(7)	immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal or conducts a valuation described below equal to the excess of

(a)	the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)	the excess of

1.     the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.     the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

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b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Whole Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective outstanding principal balances. For a summary of the provisions in each Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal. The master servicer will be required to provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request (which request is required to be made promptly, but in no event later than 10 business days, after the special servicer’s receipt of the applicable appraisal or preparation of the applicable internal valuation); provided, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

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With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report is also required to be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). With respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the special servicer will be required to consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will

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be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, and second, to the Senior Certificates, pro rata based on their respective interest entitlements). See “—Advances”.

For purposes of determining the Controlling Class, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, and finally, pro rata based on Certificate Balance, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates). With respect to any Appraisal Reduction Amount calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”). The special servicer will be required to obtain (and will be required to use reasonable efforts to obtain within 60 days from receipt of the Requesting Holders’ written request) an appraisal prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount is warranted and, if so warranted, will be required to recalculate such Appraisal Reduction Amount based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu-AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than the Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will be required to maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Pari Passu Companion Loans) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the

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failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan) or special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the lender to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will be required to impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with (with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Certificateholder. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property other than the Mortgaged Property securing a Non-Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those

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customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event and other than in respect of any Excluded Loan, with the consent of the Directing Certificateholder) in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

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The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy their respective obligations to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than any REO Property with respect to a Non-Serviced Mortgage Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties (other than the Mortgaged Property securing a Non-Serviced Whole Loan) due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, is required to be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this paragraph, the special servicer (with respect to Specially Serviced Loans) or the master servicer (with respect to Mortgage Loans that are not Specially Serviced Loans or Non-Serviced Mortgage Loans and subject to the special servicer’s consent if such action constitutes a Major Decision or an action that is not a Master Servicer Consent Matter) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Pari Passu Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or any Trust REMIC to be subject to tax under the REMIC provisions. The master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions (or that do not constitute Master Servicer Consent Matters) without the consent of the special servicer (which consent will be deemed given (unless earlier objected to by the special servicer) within 15 business days (or such longer period provided under a related Intercreditor Agreement) after the special servicer’s receipt of the master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the special servicer, and reasonably available to the master servicer, in order to grant or withhold such consent) except Master Servicer Consent Matters described in the PSA and as permitted under the Mortgage Loan documents.

The master servicer may amend any term (other than a Money Term) of a mortgage loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan that is not a Specially Serviced Loan and may extend the maturity date of any Balloon Loan, other than a Specially Serviced Loan or a Non-Serviced Mortgage Loan, to a date not more than sixty (60) days beyond the original maturity date, if

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in the master servicer’s sole judgment exercised in good faith, a default in the payment of the Balloon Payment is reasonably foreseeable and such extension is reasonably likely to produce a greater recovery to the Certificateholders and the holder of the related Companion Loan, as applicable (as a collective whole), on a net present value basis than liquidation of such mortgage loan, and the borrower has obtained an executed written commitment (acceptable to the special servicer) for refinancing of the mortgage loan or purchase of the related mortgaged property (subject only to satisfaction of conditions set forth therein). “Money Term” means, with respect to any mortgage loan or Serviced Companion Loan, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of such mortgage loan or Serviced Companion Loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions). Notwithstanding any of the foregoing to the contrary, the master servicer’s power to amend a mortgage loan is subject to any restrictions applicable to REMICs, and to limitations imposed by the PSA and any applicable Intercreditor Agreement or co-lender agreement (including the consent rights of the Directing Certificateholder prior to the occurrence and continuance of a Control Termination Event, the consultation rights of the Directing Certificateholder during the occurrence and continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the rights of the Operating Advisor during the occurrence and continuance of a Control Termination Event or following the occurrence of a Consultation Termination Event and the rights of the holder of any Companion Loan, as applicable).

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder) as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

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(1)	extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder, 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)	provide for the deferral of interest unless interest accrues on the Mortgage Loan or the related Serviced Whole Loan at the related Mortgage Rate.

If the special servicer agrees to any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (with respect to any Mortgage Loan other than an Excluded Loan, and unless a Consultation Termination Event has occurred), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer agrees to any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and, unless a Consultation Termination Event has occurred, the special servicer will be required to forward any such notice with respect to any Mortgage Loan other than an Excluded Loan to the Directing Certificateholder), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

Modifications that forgive principal or interest of a mortgage loan will result in realized losses on such mortgage loan and such realized losses will be allocated among the various classes of Certificates in the manner described under “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See “Yield and Maturity Considerations”.

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Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, that (i) with respect to such waiver of rights, if such waiver is by the master servicer, the master servicer has obtained the consent of the special servicer (provided that such consent will be deemed given 15 business days (or 5 business days after the time period provided for in any related Intercreditor Agreement) after the special servicer’s receipt of the master servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the special servicer, and reasonably available to the master servicer, in order to grant or withhold such consent) and prior to the occurrence and continuance of any Control Termination Event and other than with respect to an Excluded Loan, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan, the special servicer has consulted with the Directing Certificateholder), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer, with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan that (A) represents at least 5% of the aggregate Certificate Balance of the Principal Balance Certificates, (B) has an unpaid principal balance that exceeds $35 million or (C) is one of the then current ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans based on principal balance, a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, to each Rating Agency (provided that no such Rating Agency Confirmation will be required if such mortgage loan has an unpaid principal balance less than $5,000,000).

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan with a “due-on-encumbrance” clause, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that the master servicer, prior to itself taking such an action, has obtained the consent (or deemed consent) of the special servicer (provided that such consent will be deemed given 15 business days (or 5 business days after the time period provided for in any related Intercreditor Agreement) after the special servicer’s receipt of the master servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the special servicer, and reasonably available to the master servicer, in order to grant or withhold such consent), (i) prior to the occurrence and continuance of any Control Termination Event and other than with respect to an Excluded Loan, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan, the special servicer has consulted with the Directing Certificateholder), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer, with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the master servicer or the special servicer has received a Rating

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Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

Master Servicer Consent Matters

The master servicer will have the right to perform the following actions in respect of a Mortgage Loan (or related Whole Loan) (and, in the case of a Non-Serviced Mortgage Loan, subject to the servicing thereof by the applicable Non-Serviced Master Servicer and Non-Serviced Special Servicer): (A) to execute and deliver, on behalf of the Certificateholders (and in connection with any Whole Loan, the holder of any related Serviced Pari Passu Companion Loan) and the trustee, customary consents or waivers and other instruments and documents (including, without limitation, estoppel certificates, financing statements, continuation statements, title endorsements and reports and other documents and instruments necessary to preserve and maintain the lien on the related Mortgaged Property and related collateral), (B) to consent to assignments and assumptions or substitutions, and transfers of interest of any mortgagor, in each case subject to and in accordance with the terms of the related Mortgage Loan and the terms described above under “Enforcement of “Due on Sale” and “Due on Encumbrance” Provisions”, (C) to collect any insurance proceeds, (D) subject to the terms described above under “Enforcement of “Due on Sale” and “Due on Encumbrance” Provisions”, to consent to any subordinate financings to be secured by any related Mortgaged Property to the extent that such consent is required pursuant to the terms of the related mortgage or which otherwise is required, and subject to the terms described above under “Enforcement of “Due on Sale” and “Due on Encumbrance” Provisions”, to consent to any mezzanine debt to the extent such consent is required pursuant to the terms of the related mortgage, (E) to consent to the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property or otherwise and to administer and monitor the application of such proceeds and awards in accordance with the terms of the Mortgage Loan as the master servicer deems reasonable under the circumstances, (F) to execute and deliver, on behalf of the Certificateholders (and the holders of any Serviced Pari Passu Companion Loan) and the trustee, documents relating to the management, operation, maintenance, repair, leasing and marketing of the related Mortgaged Properties, including agreements and requests by the mortgagor with respect to modifications of the standards of operation and management of the Mortgaged Properties or the replacement of asset managers, (G) to consent to any operation or action under a Mortgage Loan that is contemplated or permitted under a mortgage or other documents evidencing or securing the applicable Mortgage Loan (either as a matter of right or upon satisfaction of specified conditions), (H) to obtain, release, waive or modify any term other than a Money Term of a Mortgage Loan and related documents subject to and to the extent permitted by the terms described above under “Modifications, Waivers and Amendments”, (I) to exercise all rights, powers and privileges granted or provided to the holder of the mortgage notes and any Serviced Pari Passu Companion Loan under the terms of the mortgage, including all rights of consent or approval thereunder, subject to the terms described above under “Enforcement of “Due on Sale” and “Due on Encumbrance” Provisions” and “Modifications, Waivers and Amendments”, (J) to enter into lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements which may be requested by the mortgagor or the mortgagor’s tenants, (K) to join the mortgagor in granting, modifying or releasing any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged Properties to the extent such does not adversely affect the value of the related Mortgage Loan or Mortgaged Property, (L) to execute and deliver, on behalf of itself, the trustee, the Trust (and the holders of any Serviced Pari Passu Companion Loan) or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties, and (M) to hold in

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accordance with the terms of any Mortgage Loan and the PSA, defeasance collateral. The foregoing clauses (A) through (M) are referred to collectively as “Master Servicer Consent Matters”). Notwithstanding anything to the contrary herein, any action of the master servicer in respect of a Mortgage Loan (or related Whole Loan) that does not constitute a Master Servicer Consent Matter will require the consent of the special servicer (subject to the process and timing set forth in the PSA).

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2017 unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use efforts consistent with the Servicing Standard to collect and review the annual operating statements beginning with calendar year end 2016 of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

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Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans that have become REO Loans) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(1)     as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the special servicer, as of the related maturity date, with a written and fully executed written commitment or otherwise binding application for refinancing (subject only to customary final closing conditions) from an acceptable lender reasonably satisfactory in form and substance to the special servicer (and the special servicer is required to promptly forward such commitment or application to the master servicer), which provides that such refinancing will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan, as applicable, will become a Specially Serviced Loan immediately (i) if, in the judgment of the special servicer in accordance with the Servicing Standard, the related borrower fails to diligently pursue such refinancing, or fails to satisfy any condition of such refinancing or the related borrower fails to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing, (ii) if such refinancing does not occur within 120 days of the related maturity date (or within such shorter period as the refinancing is scheduled to occur pursuant to the related refinancing commitment), or (iii) the related refinancing commitment is terminated before the refinancing is scheduled to occur;

(2)     as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(3)     as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (ii) the borrower has become the subject of a decree or order for that proceeding provided that, with respect to clause (ii), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period, or (iii) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)     as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)     as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)     as to which the master servicer or special servicer has notice of a default (other than a failure by the related borrower to pay principal or interest) and the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into

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account the pari passu nature of any Companion Loan, as applicable)), has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, for 60 days); or

(7)     as to which the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Companion Loans)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 60 days (provided that such 60-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” above.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Pari Passu Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Pari Passu Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is

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transferred to the special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

•	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence of a Consultation Termination Event);

•	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

•	the operating advisor (but, other than with respect to an Excluded Loan, only after the occurrence and during the continuance of a Control Termination Event);

•	the master servicer; and

•	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

•	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

•	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

•	the most current rent roll and income or operating statement available for the related Mortgaged Property;

•	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

•	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

•	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

•	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

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•	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

•	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

•	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard.

If a Control Termination Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Certificateholder), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)), but the special servicer will be under no obligation to revise such Asset Status Report based on the input or comments of the operating advisor or Directing Certificateholder.

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The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or the Directing Certificateholder or a recommendation of the operating advisor or the Directing Certificateholder.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan) and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report as described above. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above.

With respect to each Non-Serviced Mortgage Loan and the Twenty Ninth Street Retail Mortgage Loan (prior to the Twenty Ninth Street Retail Companion Loan Securitization Date), the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer (or the special servicer, as applicable) with respect to the related Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)     such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)     there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but

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will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and any related Companion Holders, as a collective whole, could reasonably be expected to be greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place

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with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent that amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit all amounts received in respect of each REO Property during the Collection Period ending on such Determination Date, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and it would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to realize a fair price. In the case of each Non-Serviced Mortgage Loan, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loan, the special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the highest cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer or the special servicer with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer; and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note

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and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the first or highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the first or highest offeror is an Interested Person (provided that the trustee or its affiliates may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least one other offer is received from an independent third party. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan, in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender and, with respect to a Whole Loan with a Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment (but in all cases in accordance with the Servicing Standard), that acceptance of such offer would be in the best interests of

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the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender and, with respect to a Whole Loan with a Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-AB Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-AB Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

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The Directing Certificateholder

General

Subject to the rights of the holder of the related Companion Loans under the related Intercreditor Agreements as described under “—Rights of Holders of Companion Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise the special servicer with respect to all Mortgage Loans other than any Excluded Loan as to (1) all matters for which the master servicer must obtain the consent or deemed consent of the special servicer (e.g., the Major Decisions) or (2) any extension of maturity being considered by the special servicer or by the master servicer subject to the consent or deemed consent of the special servicer, and will have the right to replace the special servicer with or without cause and certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)     absent that selection, or

(2)     until a Directing Certificateholder is so selected, or

(3)     upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) if such holder elects or has elected to not be the Directing Certificateholder, the holder of the next largest aggregate Certificate Balance will be the Directing Certificateholder, (ii) in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (iii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the Certificate Registrar), or the resignation of the then-current Directing Certificateholder.

Notwithstanding anything to the contrary herein, neither the depositor nor any affiliate thereof may serve as Directing Certificateholder, and solely for purposes of determining the identity of or selecting the Directing Certificateholder as described above, any Control Eligible Certificates held by the depositor or any affiliate thereof will be deemed not to be outstanding.

The initial Directing Certificateholder is expected to be Ellington Management Group, LLC or an affiliate.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such class in the manner described under “—Servicing and Other Compensation and Payment of Expenses—Appraisal Reduction Amounts“ above, at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the

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Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F, Class G and Class H Certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable, at the expense of the requesting party) of the Controlling Class. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and the special servicer, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

The Class E certificateholders that are the Controlling Class Certificateholders may waive its rights as the Controlling Class Certificateholders as described in “—Control Termination Event and Consultation Termination Event” below.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, (a) with respect to a Mortgage Loan (other than a Specially Serviced Loan or a Non-Serviced Mortgage Loan), the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer, which consent will be deemed given (unless earlier objected to by the special servicer) 15 business days after the special servicer’s receipt of the master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the special servicer, and reasonably available to the master servicer, in order to grant or withhold such consent, and (b) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan, prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any of the following actions and the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (xi) below) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer, in order to grant or withhold such consent (provided that if such written objection has not been received by the special servicer within such ten-business-day (or 30-day) period, the Directing Certificateholder will be deemed to have approved such action).

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Each of the following, a “Major Decision”:

(i)     any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loans as come into and continue in default;

(ii)     any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)     following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)     any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)     any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vi)     any requests for release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than (A) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan, (B) releases of non-material parcels of a Mortgaged Property, (C) releases which the related Mortgage Loan documents expressly require the mortgagee thereunder to make upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related Mortgage Loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related Mortgage Loan documents that do not include any other approval or exercise of discretion)) and such release is made as required by the related Mortgage Loan documents, (D) releases that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property, or (E) releases of collateral securing any Mortgage Loan in connection with a defeasance of such collateral;

(vii)     any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(viii)     any property management company changes (with respect to a Mortgage Loan with a principal balance greater than $2,500,000) or franchise changes (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan for which the lender is required to consent or approve under the Mortgage Loan documents);

(ix)      releases of any amounts from any escrows, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the

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related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan and for which there is no lender discretion;

(x)     any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)     any determination of an Acceptable Insurance Default;

(xii)     any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Loan, provided that if lender consent is not required for such transaction pursuant to the Mortgage Loan documents, such transaction will not constitute a Major Decision;

(xiii)     any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement related to a Mortgage Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; and

(xiv)     any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the

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special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan.

With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be entitled to select (and, at any time, replace) an Excluded Special Servicer with respect to such Excluded Special Servicer Loan.

After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, certificateholders holding more than 50% of the exercised Voting Rights (provided 20% or more of the total Voting Rights exercise their right to vote) will be entitled to appoint the Excluded Special Servicer; provided, that if such certificateholders do not appoint the Excluded Special Servicer within 30 days of the special servicer’s notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA); provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan (regardless of whether a Control Termination Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class E certificates have a Certificate Balance (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided, however, that a Control Termination Event will be deemed not continuing in the event that the

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Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Appraisal Reduction Amounts; or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class E certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, however, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class E certificates and the Class E certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time, the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class E certificates, the successor Class E certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the Controlling Class Certificateholder. The successor Class E certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class E certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class E certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class E certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the

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Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of Holders of Companion Loans

With respect to any Non-Serviced Whole Loans or the Twenty Ninth Street Retail Whole Loan (prior to the Twenty Ninth Street Retail Companion Loan Securitization Date), the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder. The issuing entity, as the holder of a Non-Serviced Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan and, other than in respect of an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the related Non-Serviced PSA. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu-AB Whole Loans” and —Servicing of the Non-Serviced Mortgage Loans”.

Similarly, with respect to the Twenty Ninth Street Retail Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights described above under “—Major Decisions” or replace the related special servicer with or without cause as described above under “—Replacement of Special Servicer”, but such rights, or rights substantially similar to those rights, will be exercisable by the related controlling noteholder. The issuing entity, as the holder of the Twenty Ninth Street Retail Mortgage Loan has consultation rights with respect to certain major decisions relating to the related whole loan, and, other than in respect of an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of any of the Twenty Ninth Street Retail Whole Loan to the extent that it has become a defaulted loan under the related Non-Serviced PSA. See also “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The Twenty Ninth Street Retail Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan (other than the Twenty Ninth Street Retail Controlling Pari Passu Companion Loan, which has the rights described above) that has a related Pari

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Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain major decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and —Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will be deemed to acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)     may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)     may act solely in the interests of the holders of the Controlling Class;

(c)     does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)     may take actions that favor the interests of the holders of one or more Classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)     will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each Certificateholder will be deemed to acknowledge and agree, by its acceptance of its certificates, that the holders of a Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-AB Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent, and in accordance with the standard of care, set forth in the PSA, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular

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Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan, the Twenty Ninth Street Retail Mortgage Loan or any related REO Properties. It is expected that the operating advisor under each of the Twenty Ninth Street Retail Pooling and Servicing Agreement, the MSCI 2015-UBS8 PSA, the CSMC 2015-GLPB TSA and the MSBAM 2016-C28 PSA will have certain obligations and consultation rights with respect to each of the Twenty Ninth Street Retail Whole Loan and the related Non-Serviced Whole Loan thereunder, which are substantially similar to those of the operating advisor under the PSA for this transaction.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a)     promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)     promptly reviewing each Final Asset Status Report; and

(c)     reviewing any Appraisal Reduction Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer and the Directing Certificateholder of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the special servicer in accordance with the terms of the PSA.

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Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)     the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)     the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)     the operating advisor will be required to meet with representatives of the special servicer as described below under “—Annual Meeting”;

(d)     the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) in the form attached to this prospectus as Annex C to be provided to the trustee, the master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”;

(e)     the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)     after the calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)     if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)     if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of and for the benefit of the Certificateholders and, with respect to any Serviced Whole Loan, for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender) and not for the benefit of holders of any particular class of certificates (as determined by the operating

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advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, or any of their affiliates.

Annual Meeting. After the occurrence and during the continuance of a Control Termination Event, within 60 days after the end of each calendar year during which any Mortgage Loan was a Specially Serviced Loan or any Mortgaged Property was an REO Property, the operating advisor will be required to meet with representatives of the special servicer (if it was acting as special servicer as of December 31 in the prior calendar year and has continued in such capacity through the date of such meeting) to perform a review of the special servicer’s operational practices in light of the Servicing Standard and the requirements of the PSA and will be required to discuss the special servicer’s stated policies and procedures, operational controls and protocols, risk management systems, intellectual resources, the special servicer’s reasoning for believing it is in compliance with the PSA and other pertinent information the operating advisor may reasonably consider relevant, in each case, insofar as such information relates to the resolution or liquidation of Specially Serviced Loans and REO Properties.

The operating advisor must provide the special servicer at least 30 days’ prior written notice of the date proposed for any annual meeting. The operating advisor and the special servicer will be required to determine a mutually acceptable date for the annual meeting, and the operating advisor will be required to deliver, at least 14 days prior to such annual meeting, a proposed written agenda to the special servicer identifying the Asset Status Reports to be discussed. The operating advisor and the special servicer may discuss any of the Asset Status Reports produced and any Specially Serviced Loan and any REO Property as part of the operating advisor’s annual assessment of the special servicer’s performance under the PSA. The special servicer will be required to make available servicing officers with relevant knowledge regarding the applicable Specially Serviced Loans and REO Properties and the related platform level information for each annual meeting.

Annual Report. After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s meeting with the special servicer, the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will be required (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) to prepare an annual report in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year on a “platform-level basis” with respect to the resolution and/or liquidation of Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the operating advisor’s annual report, the term “platform-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and/or liquidation of Specially Serviced Loans, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA. Notwithstanding the foregoing, no Operating Advisor Annual Report will be required from the Operating Advisor with respect to the special servicer if during the prior

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calendar year no annual meeting was required to be held or if no Asset Status Report was prepared by the special servicer in connection with a Specially Serviced Loan or REO Property.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will be required to identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of the special servicer in the manner described in “—Replacement of Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)     that is a special servicer or operating advisor on a CMBS transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)     that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)     that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)     that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the

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appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)     that (x) has been regularly engaged in the business of analyzing and advising clients in CMBS matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any Privileged Information received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and that is labeled or otherwise identified as Privileged Information by the special servicer, (iii) information subject to attorney-client privilege and (iv) any Asset Status Report or Final Asset Status Report.

The operating advisor is required to keep all such Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, as evidenced by an opinion of counsel (which will be an additional expense of the issuing entity) delivered to each of the master servicer, the special servicer, the Directing Certificateholder, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from

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gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)     any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)     any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)     any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)     the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)      the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

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Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence of a Consultation Termination Event, the operating advisor may be subject to a certificateholder vote for removal upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable), the trustee will be required to immediately replace the operating advisor with the replacement operating advisor.

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In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class X-E, Class X-FG, Class X-H, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

In addition, the operating advisor has the right to resign without cost or expense on or after any date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The operating advisor will provide all of the parties to the PSA and the Directing Certificateholder thirty (30) days prior written notice of any such resignation. If the operating advisor resigns pursuant to the foregoing, then no replacement operating advisor will be appointed. The resigning operating advisor will be entitled to, and subject, to any rights and obligations that accrued under the PSA prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to the asset representations reviewer and to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to

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the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 49 prior pools of commercial mortgage loans for which MSMCH (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006, the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2011 and December 31, 2015 was approximately 13.04%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was approximately 2.58%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was approximately 8.13% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was approximately 2.08%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the 3 largest Mortgage Loans in the Mortgage Pool represent approximately 27.6% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the 3 largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the

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transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders and the Asset Representations Reviewer, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least a majority of those Certificateholders casting a vote within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be required to be paid by the related mortgage loan seller; provided, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the certificate administrator of evidence reasonably satisfactory to the master servicer or the special servicer, as applicable, of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the issuing entity to the certificate administrator, such fee will remain an obligation of the related mortgage loan seller and the master servicer or the special servicer, as applicable, will be required to pursue remedies against such mortgage loan seller in accordance with the Servicing Standard in order to seek recovery of such amounts from such mortgage loan seller.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for non-Specially Serviced Loans), the master servicer (with respect to clause (vi) for non-Specially Serviced Loans) and the special servicer (with respect to clause (vi) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days (except with respect to clause (vi)) after receipt of such notice from the certificate administrator, provide the following materials to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA posted by

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the certificate administrator to the secure data room or the certificate administrator’s website, as applicable, the “Review Materials”):

(i)     a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)     a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)     a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)     a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)     a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)     any other related documents or information that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frames and as otherwise described below.

In addition, if the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan that was entered into or delivered in connection with the origination of the related Mortgage Loan and is necessary in connection with its completion of any Asset Review, the asset representations reviewer will be required to promptly, but in no event later than 10 business days after receipt of the Review Materials identified in clause (i) – (v) above, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time

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when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. Except as otherwise expressly set forth in the PSA, all determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 45 business days after the date on which access to the secure data room is provided. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the related mortgage loan seller, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) within 10 days following the asset representations reviewer’s request, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support a conclusion that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, certificate administrator, master servicer and special servicer. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the master servicer or special servicer, as applicable. See “—Enforcement of Mortgage Loan Seller’s Obligations

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Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or Standard & Poor’s Ratings Services and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or Standard & Poor’s Ratings Services has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA or the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any Privileged Information received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each

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party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

In addition, the asset representations reviewer will be required to keep all documents and information received by the asset representations reviewer in connection with an Asset Review that are provided by the applicable mortgage loan seller, the master servicer and the special servicer confidential and will not be permitted to disclose such documents or information except (i) for purposes of complying with its duties and obligations under the PSA, (ii) if such documents or information become generally available and known to the public other than as a result of a disclosure directly or indirectly by the asset representations reviewer, (iii) if it is reasonable and necessary for the asset representations reviewer to disclose such documents or information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (iv) if any such document or information was already known to the asset representations reviewer and not otherwise subject to a confidentiality obligation and/or (v) if the asset representations reviewer is required by law, rule, regulation, order, judgment or decree to disclose such document or information.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of their asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an established Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation,

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the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer hereunder.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)     any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights of all then outstanding Certificates, provided, if such failure is capable of being cured and the asset representations reviewer is diligently pursuing such cure, such 30 day period will be extended an additional 30 days;

(ii)     any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)     any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)     the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)     the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

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Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator is required to promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee is required to terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In such event, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign by giving written notice to the other parties if it fails to be, an Eligible Asset Representations Reviewer. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

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Replacement of Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that such replacement special servicer may not be the asset representations reviewer or any of its affiliates, and the Directing Certificateholder provides each Rating Agency (with a copy to the certificate administrator and the trustee) with a Rating Agency Communication. The reasonable fees and out-of-pocket expenses of any such termination without cause incurred by the Directing Certificateholder (including the costs of providing a Rating Agency Communication) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to each Rating Agency (with a copy to the certificate administrator and trustee) of a Rating Agency Communication (which such Rating Agency Communication must be provided at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 75% of the aggregate Voting Rights (taking into account, other than with respect to the termination of the asset representations reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder will be entitled to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the certificate administrator will be required to promptly provide written notice of such resignation to all Certificateholders by posting such notice on its internet website, and the

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Excluded Special Servicer will be appointed upon the written direction of more than 50% of the Voting Rights of the Certificates that exercise their right to vote (provided, that holders of at least 20% of the total Voting Rights of the Certificates exercise their right to vote). If such Excluded Special Servicer has not been appointed pursuant to the preceding sentence within 30 days after the special servicer has provided its written notice of resignation, the certificate administrator will be required to provide written notice to the resigning special servicer that such Excluded Special Servicer has not been appointed and such resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer. The special servicer will also have no liability with respect to the identity of the applicable Excluded Special Servicer, so long as at the time of appointment the Excluded Special Servicer selected by the resigning special servicer is a Qualified Replacement Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer (i) that satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) that is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) that is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) that is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) that is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) (A) that confirms in writing that it was appointed to act as, and currently serves as, special servicer on a transaction level basis on the closing date of a commercial mortgage loan securitization with respect to which Moody’s rated one or more classes of certificates and one or more of such classes of certificates are still outstanding and rated by Moody’s and (B) with respect to which Moody’s has not cited servicing concerns of such replacement special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in any other commercial mortgage-backed securities transaction serviced by

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the replacement special servicer prior to the time of determination, (vii) that currently has a special servicer rating of at least “CSS3” from Fitch, and (viii) that (a) if acting as special servicer in a commercial mortgage loan securitization that was rated by Kroll Bond Rating Agency, Inc. (“KBRA”) within the twelve (12) month period prior to the date of determination, has not been downgraded or had withdrawn the then-current rating on any class of commercial mortgage securities or had placed any class of commercial mortgage securities on watch citing the continuation of such special servicer, as special servicer of such commercial mortgage securities, as the sole or a material reason for such downgrade or withdrawal (or placement on watch) or (b) if not acting as special servicer in a commercial mortgage loan securitization that was rated by KBRA in such twelve (12) month period, receives a Rating Agency Confirmation from such Rating Agency.

In addition, after the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the special servicer within 180 days of posting of the operating advisor’s recommendation to the certificate administrator’s website, the certificate administrator will be required to provide a Rating Agency Communication to each of the Rating Agencies at that time. After the delivery of a Rating Agency Communication to each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with providing such Rating Agency Communications and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. In any case, the trustee will be required to notify the outgoing special servicer promptly of the effective date of its termination.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans and the Twenty Ninth Street Retail Whole Loan (prior to the Twenty Ninth Street Retail Companion Loan Securitization Date), the related Non-Serviced Special Servicer (or, with respect to the Twenty Ninth Street Retail Whole Loan (prior to the Twenty Ninth Street Retail Companion Loan Securitization Date), the special servicer) may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA (or, with respect to the Twenty Ninth Street Retail Whole Loan (prior to the Twenty Ninth Street Retail Companion Loan Securitization Date), the PSA) and the related Intercreditor Agreement for such Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole

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Loans”, “—The Non-Serviced Pari Passu-AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)     (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)     any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)     any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)     any breach on the part of the master servicer or the special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)     certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

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(f)     either of Moody’s or KBRA (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) has placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) and (ii), such action has not been withdrawn by Moody’s or KBRA within 60 days of such actual knowledge by the master servicer or the special servicer, as the case may be) and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)     the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan to the extent provided under the related Intercreditor Agreement. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the

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related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to the extent provided under the related Intercreditor Agreement to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clauses (f) or (g) under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, if a Servicer Termination Event on the part of the master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Pari Passu Companion Loan, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any certificates backed, wholly or partially, by such Serviced Pari Passu Companion Loan, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer and Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered

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satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code (for which determination, the master servicer and the special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action or claim that relates to

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the PSA, the Mortgage Loans, any related Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), certificate administrator, asset representations reviewer, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the

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master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

Each of the trustee and certificate administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the PSA or in the exercise of

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any of its rights or powers if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to the custodian.

Enforcement of a Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The master servicer (in the case of Mortgage Loans that are not Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as the master servicer or special servicer, as applicable, would require were it, in its individual capacity, the owner of the affected Mortgage Loan.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the master servicer (in the case of Mortgage Loans that are not Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the master servicer or special servicer, as applicable, determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or special servicer, as applicable, with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer or the special servicer, as applicable, and such party will be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the master servicer (in the case of Mortgage Loans that are not Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) (the “Enforcing Servicer”) will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

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An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the directing certificateholder has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will be required to tabulate within three (3) Business Days after the expiration of the 30-day

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response period the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator may only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language may not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from Certificateholders regarding such Proposed Course of Action. The certificate administrator’s obligations in connection with this approval process will be limited to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action approved by the majority of Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will

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continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

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In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the Enforcing Servicer on behalf of the issuing entity will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard; provided, further, that certain actions of the Enforcing Servicer set forth in the PSA in representing the issuing entity in such arbitration or mediation will be subject to the consent of the Directing Certificateholder (provided that no Control Termination Event has occurred and is continuing and subject to the time periods for such consent set forth in the PSA). All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Party or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed in lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make Servicing

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Advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Servicing of the 525 Seventh Avenue Mortgage Loan and the Ellenton Premium Outlets Mortgage Loan

The 525 Seventh Avenue Mortgage Loan and the Ellenton Premium Outlets Mortgage Loan and any related REO property are expected to be serviced under the MSCI 2015-UBS8 PSA.

The servicing arrangements under the MSCI 2015-UBS8 PSA are generally similar to, but differ in certain respects from, the servicing arrangements under the PSA. In that regard, in the case of the MSCI 2015-UBS8 PSA, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in servicing provisions between the MSCI 2015-UBS8 PSA and the PSA:

•	The MSCI 2015-UBS8 PSA reflects that each of the 525 Seventh Avenue Whole Loan and the Ellenton Premium Outlets Whole Loan must be serviced in accordance with the related Intercreditor Agreement.

•	The MSCI 2015-UBS8 Master Servicer will earn a primary servicing fee with respect to each of the 525 Seventh Avenue Mortgage Loan and the Ellenton Premium Outlets Mortgage Loan that is to be calculated at 0.0025% per annum.

•	The MSCI 2015-UBS8 Special Servicer will earn a special servicing fee payable monthly with respect to each of the 525 Seventh Avenue Mortgage Loan and the Ellenton Premium Outlets Mortgage Loan accruing at a rate equal to the greater of 0.25% per annum or such rate as would result in a special servicing fee of $2,000 for the related month.

•	The MSCI 2015-UBS8 Special Servicer will be entitled to a workout fee in respect of any workout of each of the 525 Seventh Avenue Mortgage Loan and the Ellenton Premium Outlets Mortgage Loan generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA, and such workout fee will accrue at a rate equal to the lesser of 1.0% and such rate as would result in a workout fee of $1,000,000.

•	The MSCI 2015-UBS8 Special Servicer will be entitled to a liquidation fee in respect of any liquidation or other resolution of each of the 525 Seventh Avenue Mortgage Loan and the Ellenton Premium Outlets Mortgage Loan generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA, and such liquidation fee will accrue at a rate equal to the lesser of 1.0% and such rate as would result in a liquidation fee of $1,000,000.

•	The MSCI 2015-UBS8 Master Servicer is obligated to make property protection advances with respect to each of the 525 Seventh Avenue Whole Loan and the Ellenton Premium Outlets Whole Loan. Property protection advances on either such Whole Loan will be reimbursable, first, from collections on, and proceeds of, such Whole Loan, and, to the extent the property protection advances are determined to be nonrecoverable, then from general collections on all the Mortgage Loans and from general collections of the MSCI 2015-UBS8 issuing entity and any securitization trust holding any related Companion Loan, on a pro rata basis (based on outstanding principal balance).

•	Amounts payable with respect to each of the 525 Seventh Avenue Mortgage Loan and the Ellenton Premium Outlets Mortgage Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation under the MSCI 2015-UBS8 PSA may be allocated between the MSCI

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2015-UBS8 Master Servicer and the MSCI 2015-UBS8 Special Servicer in proportions that are different from the proportions of similar fees allocated between the master servicer and the special servicer with respect to Mortgage Loans serviced under the PSA.

•	The MSCI 2015-UBS8 Special Servicer will be required to take actions with respect to each of the 525 Seventh Avenue Mortgage Loan and the Ellenton Premium Outlets Mortgage Loan if such Mortgage Loan becomes a defaulted loan, which actions are similar to the actions of the special servicer described under “—Sale of Defaulted Loans and REO Properties” in this prospectus.

•	With respect to each of the 525 Seventh Avenue Mortgage Loan and the Ellenton Premium Outlets Mortgage Loan, the servicing provisions of the MSCI 2015-UBS8 PSA relating to performing inspections and collecting operating information are similar to those of the PSA.

•	The requirement of the MSCI 2015-UBS8 Master Servicer to make compensating interest payments in respect of each of the 525 Seventh Avenue Mortgage Loan and the Ellenton Premium Outlets Mortgage Loan is similar to the requirement of the master servicer to make Compensating Interest Payments in respect of the Mortgage Loans serviced under the PSA.

•	The MSCI 2015-UBS8 Master Servicer and the MSCI 2015-UBS8 Special Servicer (a) have rights related to resignation similar to those of the master servicer and the special servicer under the PSA and (b) are subject to servicer termination events similar to those in the PSA.

•	Penalty charges with respect to each of the 525 Seventh Avenue Whole Loan and the Ellenton Premium Outlets Whole Loan will be allocated in accordance with the related Intercreditor Agreement.

•	The servicing transfer events of the MSCI 2015-UBS8 PSA that would cause each of the 525 Seventh Avenue Mortgage Loan and the Ellenton Premium Outlets Mortgage Loan to become specially serviced are similar in all material respects to, but not identical to, the corresponding provisions under the PSA.

•	The specific types of actions constituting major decisions under the MSCI 2015-UBS8 PSA differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ.

•	The MSCI 2015-UBS8 Special Servicer has the power and authority under the MSCI 2015-UBS8 PSA to direct, manage, prosecute and/or defend any action, suit or proceeding brought by a borrower, guarantor, other obligor under the related mortgage loan documents or any affiliates thereof against the trust and represent the interests of the trust in any litigation relating to the rights and obligations of a borrower, guarantor or other obligor under the related mortgage loan documents, or with respect to the related mortgaged property or other collateral securing a mortgage loan, or of the trust or the enforcement of the obligations of a borrower, guarantor or other obligor under the related mortgage loan documents.

•	The MSCI 2015-UBS8 Special Servicer will be entitled to consent to certain loan-level decisions (that are not otherwise major decisions) with respect to non-specially serviced mortgage loans, including (i) certain waivers regarding receipt of financial statements, (ii) where no lender discretion is permitted other than confirming that the conditions in the related mortgage loan documents have been satisfied, certain incurrences of additional debt and releases of collateral, (iii) approval of material easements and (iv) requests for the funding or disbursement of amounts from escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out” or “holdback” escrows or reserves (other than certain routine and/or customary fundings or disbursements).

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•	The MSCI 2015-UBS8 Special Servicer, rather than the MSCI 2015-UBS8 Master Servicer, will be required to process major decisions and the loan-level decisions described in the preceding bullet with respect to non-specially serviced mortgage loans.

•	The liability of the parties to the MSCI 2015-UBS8 PSA will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

•	Collections on each of the 525 Seventh Avenue Mortgage Loan and the Ellenton Premium Outlets Mortgage Loan will be maintained under the MSCI 2015-UBS8 PSA in a manner similar, but not necessarily identical, to collections on the Mortgage Loans serviced under the PSA, provided that rating requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

•	The MSCI 2015-UBS8 PSA does not provide for an asset representations reviewer and does not provide for any asset representations review similar to that described under “—The Asset Representations Reviewer”.

•	The MSCI 2015-UBS8 PSA does not provide for dispute resolution mechanisms similar to those described under “—Dispute Resolution Provisions”.

•	The MSCI 2015-UBS8 PSA does not require delivery of a Diligence File as described under “—Assignment of the Mortgage Loans”.

•	The MSCI 2015-UBS8 PSA differs from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

•	The MSCI 2015-UBS8 Special Servicer may be removed by the applicable Non-Serviced Directing Certificateholder under the MSCI 2015-UBS8 PSA so long as the equivalent of a “control termination event” does not exist thereunder.

The depositor under the MSCI 2015-UBS8 securitization trust, the MSCI 2015-UBS8 Master Servicer, the MSCI 2015-UBS8 Special Servicer, the MSCI 2015-UBS8 Certificate Administrator, the MSCI 2015-UBS8 Trustee and various related persons and entities will be entitled to be indemnified by the Trust for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Intercreditor Agreement and the PSA.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The 525 Seventh Avenue Whole Loan” and “—The Ellenton Premium Outlets Whole Loan” in this prospectus.

Prospective investors are encouraged to review the full provisions of the MSCI 2015-UBS8 PSA, which is available by requesting a copy from the underwriters.

Servicing of the GLP Industrial Portfolio B Mortgage Loan

The GLP Industrial Portfolio B Mortgage Loan will be serviced pursuant to the CSMC 2015-GLPB Trust and Servicing Agreement. The servicing terms of the CSMC 2015-GLPB Trust and Servicing Agreement (including, but not limited to, terms governing limitations on servicer liability and retention of loan collections) are similar in all material respects to the servicing terms of the PSA; however, the servicing arrangements under such agreements differ in certain respects. For example:

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•	The CSMC 2015-GLPB Trust and Servicing Agreement reflects that the GLP Industrial Portfolio B Mortgage Loan must be serviced in accordance with the GLP Industrial Portfolio B Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans—The GLP Industrial Portfolio B Whole Loan” in this prospectus.

•	There is no operating advisor or asset representations reviewer (and therefore no monthly operating advisor fee or monthly asset representations reviewer fee) with respect to the CSMC 2015-GLPB securitization.

•	The primary servicing fee rate payable to the related Non-Serviced Master Servicer (KeyBank National Association) under the CSMC 2015-GLPB Trust and Servicing Agreement is 0.00125% per annum (which is paid in connection with such Non-Serviced Master Servicer’s primary servicing obligations for the GLP Industrial Portfolio B Mortgage Loan).

•	Special servicing fees, work-out fees and liquidation fees payable to the Non-Serviced Special Servicer under the CSMC 2015-GLPB Trust and Servicing Agreement with respect to the GLP Industrial Portfolio B Whole Loan are generally calculated in a manner similar, but not necessarily identical, to the corresponding fees under the PSA, except that (i) the special servicing fee rate is 0.125% per annum, and (ii) the work-out and liquidation fees are calculated a rate equal to 0.50%, are not subject to a minimum fee payable in connection with each loan resolution or workout, as applicable, and are subject to certain additional or different offsets and thresholds which may affect the circumstances under which such fees are payable to the Non-Serviced Special Servicer.

•	Any party to the CSMC 2015-GLPB Trust and Servicing Agreement that makes a property protection advance or an administrative advance with respect to the GLP Industrial Portfolio B Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner similar to the reimbursement of Servicing Advances under the PSA. However, the extent to which modification fees or other fee items with respect to the GLP Industrial Portfolio B Whole Loan may be applied to offset servicing compensation, interest on advances and/or other servicer expenses will, in certain circumstances, be less than is the case under the PSA.

•	Items with respect to the GLP Industrial Portfolio B Whole Loan that are the equivalent of assumption application fees, assumption, waiver, consent and earnout fees and/or Excess Modification Fees and that constitute additional servicing compensation under the CSMC 2015-GLPB Trust and Servicing Agreement will not be payable to the servicer or special servicer under the PSA and will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the CSMC 2015-GLPB Trust and Servicing Agreement in proportions that are different than the allocation of similar fees under the PSA between the servicer and special servicer for this transaction.

•	The related Non-Serviced Master Servicer will not be obligated to cover prepayment interest shortfalls with respect to the GLP Industrial Portfolio B Mortgage Loan.

•	The parties to the CSMC 2015-GLPB Trust and Servicing Agreement (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the CSMC 2015-GLPB Trust and Servicing Agreement to the same extent that parties to the PSA (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the PSA. The Trust, as holder of the GLP Industrial Portfolio B Mortgage Loan, will be responsible for its pro rata share of any such amounts allocable to the GLP Industrial Portfolio B Senior Notes (including out of general collections on the MSBAM 2016-C28 mortgage pool, if necessary, and notwithstanding that the

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CSMC 2015-GLPB securitization trust will only be liable for such amounts to the extent of the principal balance of the GLP Industrial Portfolio B promissory notes included in such trust).

•	The related Non-Serviced Special Servicer will be required to take actions with respect to the GLP Industrial Portfolio B Mortgage Loan if such mortgage loan becomes the equivalent of a Defaulted Loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties” in this prospectus.

•	The Non-Serviced Special Servicer under the CSMC 2015-GLPB Trust and Servicing Agreement may be removed and replaced at any time without cause as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans—The GLP Industrial Portfolio B Whole Loan—Removal and Replacement of the Special Servicer”.

•	On or after the foreclosure on (or payment in full of) the related mezzanine A loan, but prior to a control termination event under the CSMC 2015-GLPB Trust and Servicing Agreement, the CSMC 2015-GLPB controlling class representative will have rights similar to the Directing Certificateholder hereunder with respect to the servicing and administration of the GLP Industrial Portfolio B Whole Loan, including consenting to GLP Industrial Portfolio B Major Decisions proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the GLP Industrial Portfolio B Whole Loan.

•	While the special servicer under the PSA and the Non-Serviced Special Servicer under CSMC 2015-GLPB must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, differ as between the PSA and the CSMC 2015-GLPB Trust and Servicing Agreement.

•	The matters as to which notice or consent with respect to the rating agencies under the CSMC 2015-GLPB Trust and Servicing Agreement are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements may differ as to whether it is notice or consent that is required). In particular, such Non-Serviced PSA does not include the term “Rating Agency Communication” and it is possible that the equivalent of a Rating Agency Confirmation may be required for more or fewer actions than might be the case under the PSA.

•	The servicing transfer events of the CSMC 2015-GLPB Trust and Servicing Agreement that would cause the GLP Industrial Portfolio B Whole Loan to become specially serviced are similar to, but not identical to, the corresponding provisions under the PSA.

•	The conditions of the CSMC 2015-GLPB Trust and Servicing Agreement that would require an appraisal are similar to, but differ in some respects from, the conditions that would result in an Appraisal Reduction Event under the PSA.

•	The provisions of the CSMC 2015-GLPB Trust and Servicing Agreement also vary from the PSA with respect to timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans—The GLP Industrial Portfolio B Whole Loan” in this prospectus.

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Prospective investors are encouraged to review the full provisions of the CSMC 2015-GLPB Trust and Servicing Agreement, which is available by requesting a copy from the underwriters.

Servicing of the Princeton Pike Corporate Center Mortgage Loan

The Princeton Pike Corporate Center Mortgage Loan will be serviced pursuant to the MSBAM 2016-C28 PSA. The servicing terms of the MSBAM 2016-C28 PSA (including, but not limited to, terms governing limitations on servicer liability and retention of loan collections) are expected to be substantially similar in all material respects to the servicing terms of the PSA; however, the servicing arrangements under such agreements differ in certain respects. For example:

•	The MSBAM 2016-C28 PSA reflects that the Princeton Pike Corporate Center Mortgage Loan must be serviced in accordance with the Princeton Pike Corporate Center Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Princeton Pike Corporate Center Whole Loan” in this prospectus.

•	The primary servicing fee rate payable to the related Non-Serviced Master Servicer (Wells Fargo Bank, National Association) under the MSBAM 2016-C28 PSA is 0.00500% per annum (which is paid in connection with such Non-Serviced Master Servicer’s primary servicing obligations for the Princeton Pike Corporate Center Mortgage Loan).

•	Special servicing fees, work-out fees and liquidation fees payable to the Non-Serviced Special Servicer under the MSBAM 2016-C28 PSA with respect to the Princeton Pike Corporate Center Whole Loan are generally calculated in a manner similar, but not necessarily identical, to the corresponding fees under the PSA, except that the special servicing fee rate is 0.25% per annum (or such higher rate as would result in a monthly payment of $3,500), and are subject to certain additional or different offsets and thresholds which may affect the circumstances under which such fees are payable to the Non-Serviced Special Servicer.

•	Any party to the MSBAM 2016-C28 PSA that makes a property protection advance with respect to the Princeton Pike Corporate Center Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner similar to the reimbursement of Servicing Advances under the PSA. However, the extent to which modification fees or other fee items with respect to the Princeton Pike Corporate Center Whole Loan may be applied to offset servicing compensation, interest on advances and/or other servicer expenses will, in certain circumstances, be less than is the case under the PSA.

•	Items with respect to the Princeton Pike Corporate Center Whole Loan that are the equivalent of assumption application fees, assumption, waiver, consent and earnout fees and/or Excess Modification Fees and that constitute additional servicing compensation under the MSBAM 2016-C28 PSA will not be payable to the servicer or special servicer under the PSA and will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the MSBAM 2016-C28 PSA in proportions that are different than the allocation of similar fees under the PSA between the servicer and special servicer for this transaction.

•	The parties to the MSBAM 2016-C28 PSA (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the MSBAM 2016-C28 PSA to the same extent that parties to the PSA (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the MSBAM 2016-C28 PSA. The Trust, as holder of the Princeton Pike Corporate Center Mortgage Loan, will be responsible for its pro rata share of any such amounts (including out of general collections on the MSBAM 2016-C28 mortgage pool, if necessary).

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•	The related Non-Serviced Special Servicer will be required to take actions with respect to the Princeton Pike Corporate Center Mortgage Loan if such mortgage loan becomes the equivalent of a Defaulted Loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”.

•	The Non-Serviced Special Servicer under the MSBAM 2016-C28 PSA may be removed and replaced at any time without cause as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Princeton Pike Corporate Center Whole Loan—Removal and Replacement of the Special Servicer”.

•	The MSBAM 2016-C28 directing certificateholder will have rights substantially similar to the Directing Certificateholder hereunder with respect to the servicing and administration of the Princeton Pike Corporate Center Whole Loan, including consenting to Princeton Pike Corporate Center Major Decisions proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the Princeton Pike Corporate Center Whole Loan.

•	While the special servicer under the PSA and the Non-Serviced Special Servicer under MSBAM 2016-C28 PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, differ as between the PSA and the MSBAM 2016-C28 PSA.

•	The matters as to which notice or consent with respect to the rating agencies under the MSBAM 2016-C28 PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements may differ as to whether it is notice or consent that is required).

•	The servicing transfer events of the MSBAM 2016-C28 PSA that would cause the Princeton Pike Corporate Center Whole Loan to become specially serviced are similar to, but not identical to, the corresponding provisions under the PSA.

•	The provisions of the MSBAM 2016-C28 PSA also vary from the PSA with respect to timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Princeton Pike Corporate Center Whole Loan” in this prospectus.

Prospective investors are encouraged to review the full provisions of the MSBAM 2016-C28 PSA, which is available by requesting a copy from the underwriters.

Servicing of the Grove City Premium Outlets Mortgage Loan

Prior to the Grove City Premium Outlets Controlling Companion Loan Securitization Date, the Grove City Premium Outlets Mortgage Loan will be serviced pursuant to the MSCI 2015-UBS8 PSA. The servicing arrangements under the MSCI 2015-UBS8 PSA are generally similar to, but differ in certain respects from, the servicing arrangements under the PSA. See “—Servicing of the 525 Seventh Avenue Mortgage Loan and the Ellenton Premium Outlets Mortgage Loan” above. Following the Grove City Premium Outlets Controlling Companion Loan Securitization Date, the Grove City Premium Outlets Whole Loan and any related REO Property will be serviced under the Grove City Premium Outlets Pooling and Servicing Agreement. The master servicer under the Grove City Premium Outlets Pooling

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and Servicing Agreement will generally be required to make servicing advances and remit collections on such Non-Serviced Mortgage Loan to or on behalf of the Trust. The servicing arrangements under the Grove City Premium Outlets Pooling and Servicing Agreement will differ in certain respects from the servicing arrangements under the PSA.

The Grove City Premium Outlets Intercreditor Agreement requires that the Grove City Premium Outlets Pooling and Servicing Agreement contain terms and conditions that are customary for securitization transactions involving assets similar to such mortgage loan and that are otherwise (i) required by the Code relating to the tax elections of the trust fund for the Grove City Premium Outlets Controlling Companion Loan, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the securitization of the Grove City Premium Outlets Controlling Companion Loan. Required terms include, without limitation:

•	The master servicer and special servicer under the Grove City Premium Outlets Pooling and Servicing Agreement must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are materially similar in all material respects to or materially consistent with those in the PSA.

•	The Grove City Premium Outlets Pooling and Servicing Agreement must provide for a liquidation fee, special servicing fee and workout fee with respect to the Grove City Premium Outlets Mortgage Loan that are similar in all material respects to or materially consistent with the corresponding fee payable under the PSA, except that rates at which the primary servicing fee, special servicing fee, liquidation fee and workout fee accrue or are determined must be not more than 0.0025% per annum, 0.25% per annum, 1.00% and 1.00%, respectively.

In addition,

•	Following the Grove City Premium Outlets Controlling Companion Loan Securitization Date, the MSCI 2015-UBS8 Master Servicer, the MSCI 2015-UBS8 Special Servicer, the MSCI 2015-UBS8 Certificate Administrator and the MSCI 2015-UBS8 Trustee under the MSCI 2015-UBS8 PSA will have no obligation or authority to make servicing advances with respect to the Grove City Premium Outlets Whole Loan.

•	Until the Grove City Premium Outlets Controlling Companion Loan Securitization Date, the MSCI 2015-UBS8 Master Servicer’s compensation in respect of the Grove City Premium Outlets Mortgage Loan will be the related Pari Passu Loan Primary Servicing Fee accrued and payable with respect to the Grove City Premium Outlets Mortgage Loan. From and after the Grove City Premium Outlets Controlling Companion Loan Securitization Date, such primary servicing fee on the Grove City Premium Outlets Mortgage Loan will accrue and be payable to the master servicer under the Grove City Premium Outlets Pooling and Servicing Agreement instead.

•	Following the Grove City Premium Outlets Controlling Companion Loan Securitization Date, the master servicer under the Grove City Premium Outlets Pooling and Servicing Agreement will be obligated to make servicing advances with respect to the Grove City Premium Outlets Whole Loan. If such master servicer (or the special servicer under the Grove City Premium Outlets Pooling and Servicing Agreement, as applicable) determines that a servicing advance it made with respect to the Grove City Premium Outlets Whole Loan or the related mortgaged property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the Grove City Premium Outlets Mortgage Loan and each Grove City Premium Outlets Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the mortgage loans included in the Trust, from general collections of the trust established under the Grove City Premium Outlets Pooling and Servicing Agreement, and from general collections of any trust holding any other Grove City Premium Outlet Companion Loan on a pro rata basis (based on each such loan’s outstanding principal balance).

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•	Absent the existence of any control termination event or equivalent event under the Grove City Premium Outlets Pooling and Servicing Agreement, the controlling class representative or equivalent party under such agreement will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

Servicing of the Gulfport Premium Outlets Mortgage Loan

Prior to the Gulfport Premium Outlets Controlling Companion Loan Securitization Date, the Gulfport Premium Outlets Mortgage Loan will be serviced pursuant to the MSCI 2015-UBS8 PSA. The servicing arrangements under the MSCI 2015-UBS8 PSA are generally similar to, but differ in certain respects from, the servicing arrangements under the PSA. See “—Servicing of the 525 Seventh Avenue Mortgage Loan and the Ellenton Premium Outlets Mortgage Loan” above. Following the Gulfport Premium Outlets Controlling Companion Loan Securitization Date, the Gulfport Premium Outlets Whole Loan and any related REO Property will be serviced under the Gulfport Premium Outlets Pooling and Servicing Agreement. The master servicer under the Gulfport Premium Outlets Pooling and Servicing Agreement will generally be required to make servicing advances and remit collections on such Non-Serviced Mortgage Loan to or on behalf of the Trust. The servicing arrangements under the Gulfport Premium Outlets Pooling and Servicing Agreement will differ in certain respects from the servicing arrangements under the PSA.

The Gulfport Premium Outlets Intercreditor Agreement requires that the Gulfport Premium Outlets Pooling and Servicing Agreement contain terms and conditions that are customary for securitization transactions involving assets similar to such mortgage loan and that are otherwise (i) required by the Code relating to the tax elections of the trust fund for the Gulfport Premium Outlets Companion Loan, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the securitization of the Gulfport Premium Outlets Companion Loan. Required terms include, without limitation:

•	The master servicer and special servicer under the Gulfport Premium Outlets Pooling and Servicing Agreement must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are materially similar in all material respects to or materially consistent with those in the PSA.

•	The Gulfport Premium Outlets Pooling and Servicing Agreement must provide for a liquidation fee, special servicing fee and workout fee with respect to the Gulfport Premium Outlets Mortgage Loan that are similar in all material respects to or materially consistent with the corresponding fee payable under the PSA, except that rates at which the primary servicing fee, special servicing fee, liquidation fee and workout fee accrue or are determined must be not more than 0.0025% per annum, 0.25% per annum, 1.00% and 1.00%, respectively.

In addition,

•	Following the Gulfport Premium Outlets Controlling Companion Loan Securitization Date, the MSCI 2015-UBS8 Master Servicer, the MSCI 2015-UBS8 Special Servicer, the MSCI 2015-UBS8 Certificate Administrator and the MSCI 2015-UBS8 Trustee under the MSCI 2015-UBS8 PSA will have no obligation or authority to make servicing advances with respect to the Gulfport Premium Outlets Whole Loan.

•	Until the Gulfport Premium Outlets Controlling Companion Loan Securitization Date, the MSCI 2015-UBS8 Master Servicer’s compensation in respect of the Gulfport Premium Outlets Mortgage Loan will be the related Pari Passu Loan Primary Servicing Fee accrued and payable with respect to the Gulfport Premium Outlets Mortgage Loan. From and after the Gulfport Premium Outlets Controlling Companion Loan Securitization Date, such primary servicing fee on the Gulfport Premium Outlets Mortgage Loan will accrue and be payable to the master servicer under the Gulfport Premium Outlets Pooling and Servicing Agreement instead.

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•	Following the Gulfport Premium Outlets Controlling Companion Loan Securitization Date, the master servicer under the Gulfport Premium Outlets Pooling and Servicing Agreement will be obligated to make servicing advances with respect to the Gulfport Premium Outlets Whole Loan. If such master servicer (or the special servicer under the Gulfport Premium Outlets Pooling and Servicing Agreement, as applicable) determines that a servicing advance it made with respect to the Gulfport Premium Outlets Whole Loan or the related mortgaged property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the Gulfport Premium Outlets Mortgage Loan and each Gulfport Premium Outlets Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the mortgage loans included in the Trust, from general collections of the trust established under the Gulfport Premium Outlets Pooling and Servicing Agreement, and from general collections of any trust holding any other Gulfport Premium Outlet Companion Loan on a pro rata basis (based on each such loan’s outstanding principal balance).

•	Absent the existence of any control termination event or equivalent event under the Gulfport Premium Outlets Pooling and Servicing Agreement, the controlling class representative or equivalent party under such agreement will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may also be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer has been appointed and currently serves as a master servicer or special servicer on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a CMBS transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master

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servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction rated by KBRA and serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in any format that is consistent with the policies, procedures or guidelines of the applicable Rating Agency at the time such Rating Agency Confirmation is sought, including, without limitation, by way of electronic communication, press release or any other written communication and need not be directed or addressed to any party to the PSA) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. “Rating Agencies” means the rating agencies engaged by the depositor to rate the certificates.

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must

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be provided to the 17g-5 Information Provider and the certificate administrator for posting to their respective websites.

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Certain actions under the PSA that do not require a Rating Agency Confirmation may nevertheless require the delivery of a Rating Agency Communication.

“Rating Agency Communication” means, with respect to any action, any written communication intended for a Rating Agency relating to such action, which shall be delivered at least ten (10) Business Days prior to completing such action, in electronic document format suitable for website posting to the 17g-5 Information Provider (which will be required to post such request on the 17g-5 Information Provider’s Website in accordance with the PSA).

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each sub-servicer with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such sub-servicer to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

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•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

•	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

If the party’s Assessment of Compliance or the related Attestation Report identifies any material instance of noncompliance with the servicing criteria, such party will also be required to provide a discussion of (1) the relationship, if any, between the identified instance and the servicing of the Mortgage Loans and (2) any steps taken to remedy such identified instance to the extent related to its activities with respect to asset backed securities transactions taken as a whole involving such party and that are backed by the same asset type backing the certificates.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee, the Non-Serviced Custodian and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

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Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates is reduced to zero and (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class V and Class R certificates)) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will be required to promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity and effect early retirement of the then outstanding certificates, provided, that the then-aggregate Stated Principal Balance of the pool of Mortgage Loans is less than 1.0% of the Initial Pool Balance of the Mortgage Loans (solely for the purposes of this calculation, excluding the Gateway Plaza Mortgage Loan from the then-aggregate Stated Principal Balance of the pool of Mortgage Loans and from the Initial Pool Balance). This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class (prior to a Control Termination Event, if any such class is outstanding), (3) the reasonable out of pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). The voluntary exchange of certificates (other than the Class V and Class R certificates), for the remaining Mortgage Loans is not subject to the above-described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

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Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(1) to cure any ambiguity or to correct any error;

(2) to cause the provisions in the PSA to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the issuing entity or the PSA in the final prospectus for the Offered Certificates or in the final private placement memorandum for the privately offered Certificates, or to correct or supplement any provision which may be inconsistent with any other provisions;

(3) to amend any provision of the PSA to the extent necessary or desirable to maintain the status of each REMIC (or any grantor trust portion of the issuing entity) for the purposes of federal income tax law (or comparable provisions of state income tax law);

(4) to make any other provisions with respect to matters or questions arising under or with respect to the PSA not inconsistent with the provisions therein;

(5) to modify, add to or eliminate the provisions in the PSA relating to transfers of Class R Certificates;

(6) to amend any provision of the PSA to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-certificate administrators and the requirement that certain information be delivered to such sub-certificate administrators;

(7) to modify the provisions relating to the timing of Advance reimbursements in order to conform them to the CMBS industry standard for such provisions if (w) the depositor, the trustee and the master servicer determine that industry standard has changed, (x) such modification will not result in an adverse REMIC event or adverse grantor trust event, as evidenced by an opinion of counsel, (y) each Rating Agency must have been provided with a Rating Agency Communication with respect to such modification, and (z) if no Control Termination Event or Consultation Termination Event has occurred and is continuing, the Directing Certificateholder consents to such modification;

(8) to modify the procedures in the PSA relating to Rule 17g-5 under the Exchange Act; provided that if such modification materially increases the obligations of the trustee, the certificate administrator, the custodian, the 17g-5 Information Provider, the Operating Advisor, the depositor, the master servicer or the special servicer, then the consent of such party will be required;

(9) to modify, alter, amend, add or to rescind any of the provisions contained in the PSA if and to the extent necessary to comply with any rules or regulations promulgated, or any guidance provided with respect to Rule 15Ga-1 under the Exchange Act, by the SEC from time to time; or

(10) any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to

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consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or the related Intercreditor Agreement without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, an entity that is not an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A-” by Fitch and, if rated by KBRA, a rating by KBRA equivalent to at least an “A2” rating by Moody’s; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s and “A-” by Fitch and, if rated by KBRA, a rating by KBRA equivalent to at least a “Baa2” rating by Moody’s, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s and “F1” by Fitch and, if rated by KBRA, a rating by KBRA equivalent to either of the foregoing and (c) the master servicer maintains a long-term unsecured debt rating of at least “A2” by Moody’s and “A+” by Fitch and, if rated by KBRA, a rating by KBRA equivalent to at least an “A2” rating by Moody’s; provided, further, that if any such institution is not rated by KBRA, it maintains an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and/or Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate

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administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 30 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, at such removed party’s cost, and appoint a successor trustee or certificate administrator acceptable to the master servicer.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale in

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accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court-appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule.” Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four (4) years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise). Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least twenty-one (21) days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse door of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such twenty-one (21) day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above. The trustee’s sale must be performed pursuant to the terms of the deed of trust and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three (3) hours after that time. If the property is located in

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multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two (2) years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor and any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the owner of the applicable property and usually the borrower) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the grantor (the equivalent of a mortgagor), conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the

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revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to

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foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States

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Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

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The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

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Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final

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maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of pre-petition security interests in post-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under

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the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to

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perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both (a) the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and to remain in possession of the property pursuant to the lease and (b) any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

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Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, in a multi-borrower loan transaction a lien granted by one of the borrowers to secure repayment of the loan in excess of its allocated share of loan proceeds could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) such borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the

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distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the issuing entity to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

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CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a

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lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit

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prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to

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the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

The depositor is an affiliate of MSMCH, a mortgage loan seller and a sponsor, Morgan Stanley Bank, an originator and the initial holder of a Princeton Pike Corporate Center Pari Passu Companion Loan, and Morgan Stanley & Co. LLC, one of the underwriters. MSMCH is also the holder of a mezzanine loan

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secured by direct or indirect equity interests in the mortgage borrower under the Princeton Pike Corporate Center Mortgage Loan, which Mortgage Loan represents approximately 6.8% of the Initial Pool Balance.

In addition, UBS Securities LLC, one of the underwriters, is an affiliate of UBS Real Estate Securities Inc., a mortgage loan seller, a sponsor, an originator and the initial holder of one or more of each of the 525 Seventh Avenue Non-Serviced Companion Loans, the 2100 Ross Serviced Companion Loans, the Twenty Ninth Street Retail Companion Loans, the Ellenton Premium Outlets Non-Serviced Companion Loans, the Gateway Plaza Serviced Companion Loans, the Grove City Premium Outlets Companion Loans and the Gulfport Premium Outlets Companion Loans.

Bank of America, a mortgage loan seller, a sponsor and an originator, is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters. In addition, Bank of America is the initial holder (by acquisition) of one or more of each of the Ellenton Premium Outlets Non-Serviced Companion Loans, the Grove City Premium Outlets Non-Serviced Companion Loans and the Gulfport Premium Outlets Non-Serviced Companion Loans (however, Bank of America is not an originator with respect to any Mortgage Loan related to any of the foregoing Companion Loans).

The master servicer will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related mortgage loans and the primary servicing rights with respect to certain of the related mortgage loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such mortgage loans.

Wells Fargo Bank, the trustee, certificate administrator and custodian, is also the current trustee, certificate administrator and custodian under each of the MSCI 2015-UBS8 PSA, pursuant to which the 525 Seventh Avenue Whole Loan, the Ellenton Premium Outlets Whole Loan, the Grove City Premium Outlets Whole Loan and the Gulfport Premium Outlets Whole Loan are being serviced, and the CSMC 2015-GLPB TSA, pursuant to which the GLP Industrial Portfolio B Whole Loan is being serviced. Wells Fargo Bank is expected to act as the certificate administrator and custodian under the MSBAM 2016-C28 PSA, pursuant to which the Princeton Pike Corporate Center Whole Loan is expected to be serviced.

CWCapital Asset Management LLC is expected to act as the special servicer and it or an affiliate assisted Ellington Management Group, LLC and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

See “Risk Factors—Risks Related to Conflicts of Interest” and “—Risks Relating to the Mortgage Loans—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to

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purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a companion loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be

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permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee (or, in the case of any Non-Serviced Mortgage Loan, the Non-Serviced Master Servicer or the Non-Serviced Trustee under the related Non-Serviced PSA) of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to a Non-Serviced Mortgage Loan). With respect to each class of Class X Certificates, any reduction of the Certificate Balances of the Underlying Classes of Certificates will also reduce the Notional Amount of such class of Class X Certificates.

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Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the Allocated Loan Amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such

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certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related Underlying Classes of Certificates, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Principal Balance Certificates offered by this prospectus that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

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•	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 to this prospectus and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

•	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

•	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

•	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

•	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1 to this prospectus;

•	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

•	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

•	all monthly debt service or balloon payments on the Mortgage Loans are timely received by a master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

•	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;

•	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

•	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

•	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPYs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

•	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

•	no Yield Maintenance Charges or Prepayment Premiums are collected;

•	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

•	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby

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cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

•	distributions on the Offered Certificates are made on the 15th day of each month, commencing in April 2016; and

•	the Offered Certificates are settled with investors on March 8, 2016.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
March 2017	85%	85%	85%	85%	85%
March 2018	68%	68%	68%	68%	68%
March 2019	49%	49%	49%	49%	49%
March 2020	26%	26%	26%	26%	26%
March 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.85	2.85	2.85	2.85	2.85

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.75	6.71	6.66	6.59	6.25

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Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	80%	80%	80%	80%	80%
March 2023	58%	58%	58%	58%	58%
March 2024	37%	37%	37%	37%	37%
March 2025	15%	15%	15%	15%	15%
March 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.44	7.44	7.44	7.44	7.44

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024	100%	100%	100%	100%	100%
March 2025	100%	100%	100%	100%	100%
March 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.71	9.65	9.59	9.50	9.27

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024	100%	100%	100%	100%	100%
March 2025	100%	100%	100%	100%	100%
March 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.80	9.80	9.78	9.74	9.49

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Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024	100%	100%	100%	100%	100%
March 2025	100%	100%	100%	100%	100%
March 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.90	9.87	9.85	9.60

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024	100%	100%	100%	100%	100%
March 2025	100%	100%	100%	100%	100%
March 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.94	9.94	9.94	9.91	9.63

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
March 2017	100%	100%	100%	100%	100%
March 2018	100%	100%	100%	100%	100%
March 2019	100%	100%	100%	100%	100%
March 2020	100%	100%	100%	100%	100%
March 2021	100%	100%	100%	100%	100%
March 2022	100%	100%	100%	100%	100%
March 2023	100%	100%	100%	100%	100%
March 2024	100%	100%	100%	100%	100%
March 2025	100%	100%	100%	100%	100%
March 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.94	9.94	9.94	9.94	9.69

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—

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Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from and including March 1, 2016 to and excluding the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance	Prepayment Assumption (CPY)
of Class A-1 certificates (in 32nds, excluding accrued interest))	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance	Prepayment Assumption (CPY)
of Class A-2 certificates (in 32nds, excluding accrued interest))	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance	Prepayment Assumption (CPY)
of Class A-SB certificates (in 32nds, excluding accrued interest))	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance	Prepayment Assumption (CPY)
of Class A-3 certificates (in 32nds, excluding accrued interest))	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance	Prepayment Assumption (CPY)
of Class A-4 certificates (in 32nds, excluding accrued interest))	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount	Prepayment Assumption (CPY)
of Class X-A certificates (in 32nds, excluding accrued interest))	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount	Prepayment Assumption (CPY)
of Class X-B certificates (in 32nds, excluding accrued interest))	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance	Prepayment Assumption (CPY)
of Class A-S certificates (in 32nds, excluding accrued interest))	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance	Prepayment Assumption (CPY)
of Class B certificates (in 32nds, excluding accrued interest))	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance	Prepayment Assumption (CPY)
of Class C certificates (in 32nds, excluding accrued interest))	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates (other than the Class R Certificates). The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and the related proceeds of the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) one or more classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-E, Class X-FG, Class X-H, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each intercreditor agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, (i) entitlement to any Excess Interest and the related distribution account will be treated as held in a grantor trust (the “Grantor Trust“) for federal income tax purposes under subpart E, part I of subchapter J of the Code, and (ii) the Class V certificates will represent undivided beneficial interests in the Excess Interest and the related distribution account.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations

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provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of

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regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, three (3) of the Mortgaged Properties representing approximately 4.0% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

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Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Conference Committee Report to the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is

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anticipated that the Class [__] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to 0% CPY; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [ ] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate

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amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently

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as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [ ] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) ”interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval

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of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the classes of interest-only Regular Interests, such as the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of the applicable classes of certificates receiving such amounts, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of the applicable classes of certificates receiving such amounts. The IRS may disagree with these positions.

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Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

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Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of a REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

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Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons). The term “Non-U.S. Tax Person” means a person other than a U.S. Tax Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including

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U.S.-source interest and, beginning on January 1, 2019, gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations,

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non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-SB	Class A-3
Morgan Stanley & Co. LLC	$	$	$	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$	$	$	$
UBS Securities LLC.	$	$	$	$
Drexel Hamilton, LLC.	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Total	$	$	$	$

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Underwriter	Class A-4	Class X-A	Class X-B	Class A-S
Morgan Stanley & Co. LLC	$	$	$	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$	$	$	$
UBS Securities LLC.	$	$	$	$
Drexel Hamilton, LLC.	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Total	$	$	$	$

Underwriter	Class B	Class C
Morgan Stanley & Co. LLC	$	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$	$
UBS Securities LLC.	$	$
Drexel Hamilton, LLC.	$	$
Academy Securities, Inc.	$	$
Total	$	$

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Each underwriter has represented and agreed that:

(a) in the United Kingdom, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA“) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

In relation to each Relevant Member State, each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the certificates which are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State other than:

(a) to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b) to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the issuing entity for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided, that no such offer of the Offered Certificates referred to in clauses (a) to (c) above shall require the depositor, the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the prior paragraph, the expression an “offer of the certificates which are the subject of the offering contemplated by this prospectus to the public” in relation to any Offered Certificate in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe to the Offered Certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

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Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Net proceeds to the depositor from the sale of Offered Certificates after deducting expenses payable by the depositor of $[_____] will be approximately $[__], plus accrued interest on the Offered Certificates from March 1, 2016. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of Morgan Stanley Capital I Inc., the depositor, Morgan Stanley Mortgage Capital Holdings LLC, a mortgage loan seller and a sponsor, and Morgan Stanley Bank, N.A., an originator and the initial holder of a Princeton Pike Corporate Center Pari Passu Companion Loan. In addition, UBS Securities LLC, one of the underwriters, is an affiliate of UBS Real Estate Securities Inc., a mortgage loan seller, a sponsor, an originator and the initial holder of one or more of each of the 525 Seventh Avenue Non-Serviced Companion Loans, the 2100 Ross Serviced Companion Loans, the Twenty Ninth Street Retail Companion Loans, the Ellenton Premium Outlets Non-Serviced Companion Loans, the Gateway Plaza Serviced Companion Loans, the Grove City Premium Outlets Companion Loans and the Gulfport Premium Outlets Companion Loans. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, is an affiliate of Bank of America, National Association, a mortgage loan seller, an originator, a sponsor and the initial holder (by acquisition) of one or more of each of the Ellenton Premium Outlets Non-Serviced Companion Loans, the Grove City Premium Outlets Non-Serviced Companion Loans and the Gulfport Premium Outlets Non-Serviced Companion Loans (however, Bank of America is not an originator with respect to any Mortgage Loan related to any of the foregoing Companion Loans).

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) are intended to be directed to affiliates of Morgan Stanley & Co. LLC, one of the underwriters and one of the co-lead managers and co-bookrunners for this offering, Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters and one of the co-lead managers and co-bookrunners for this offering, and UBS Securities LLC, one of the co-lead managers and co-bookrunners for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor of the purchase price for the Offered Certificates and (i) the payment by the depositor to Morgan Stanley Mortgage Capital Holdings LLC (an affiliate of Morgan

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Stanley & Co. LLC), in its capacity as a mortgage loan seller, of the purchase price for the MSMCH Mortgage Loans; (ii) the payment by the depositor to Bank of America, National Association (an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated), in its capacity as a mortgage loan seller, of the purchase price for the Bank of America Mortgage Loans; and (iii) the payment by the depositor to UBS Real Estate Securities Inc. (an affiliate of UBS Securities LLC), in its capacity as a mortgage loan seller, of the purchase price for the UBSRES Mortgage Loans.

As a result of the circumstances described above, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and UBS Securities LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 1585 Broadway, New York, New York 10036, Attention: President, or by telephone at (212) 761-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-206847) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

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Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

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Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to Morgan Stanley & Co. LLC, Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), and to the predecessor of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Prohibited Transaction Exemption 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), each as amended by Prohibited Transaction Exemption 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Morgan Stanley & Co. LLC or Merrill Lynch, Pierce, Fenner & Smith Incorporated, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and

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reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

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A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

429

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act“). The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the three (3) Rating Agencies engaged by the depositor to rate the offered certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

430

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

431

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain Classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the Classes of Offered Certificates. If the depositor had selected that NRSRO to rate the other Classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

432

INDEX OF DEFINED TERMS

1

17g-5 Information Provider	269
1986 Act	412
1996 Act	395

2

2100 Ross Intercreditor Agreement	166
2100 Ross Major Decision	166
2100 Ross Mortgage Loan	165
2100 Ross Mortgaged Property	165
2100 Ross Non-Controlling Note
Holders	167
2100 Ross Serviced Companion Loan	165
2100 Ross Whole Loan	165

3

30/360 Basis	300

4

401(c) Regulations	429

5

525 Seventh Avenue Intercreditor
Agreement	173
525 Seventh Avenue Major Decision	174
525 Seventh Avenue Mortgage Loan	172
525 Seventh Avenue Mortgaged
Property	172
525 Seventh Avenue Non-Controlling
Note Holders	174
525 Seventh Avenue Non-Serviced
Companion Loans	173
525 Seventh Avenue Whole Loan	173

A

Acceptable Insurance Default	312
Acting General Counsel’s Letter	110
Actual/360 Basis	149
Actual/360 Loans	290
ADA	397
Additional Exclusions	312
Administrative Cost Rate	249
ADR	114
Advances	286
Affirmative Asset Review Vote	345
Allocated Loan Amount	114
Annual Debt Service	114
Anticipated Repayment Date	149
Appraisal Reduction Amount	307
Appraisal Reduction Event	306
Appraised Value	114
Appraised-Out Class	310
ARD Loan	149
Assessment of Compliance	377
Asset Representations Reviewer	240
Asset Representations Reviewer Asset
Review Fee	305
Asset Representations Reviewer Fee	305
Asset Representations Reviewer Fee
Rate	305
Asset Representations Reviewer
Termination Event	350
Asset Review	346
Asset Review Notice	345
Asset Review Report	347
Asset Review Report Summary	347
Asset Review Standard	347
Asset Review Trigger	344
Asset Review Vote Election	345
Asset Status Report	320
Assumed Final Distribution Date	257
Assumed Scheduled Payment	251
Attestation Report	378
Available Funds	243

B

Balloon Balance	115
Balloon LTV	116
BAMLCM	221
Bank of America	210
Bank of America Data File	216
Bank of America Guidelines	211
Bank of America Securitization
Database	216
Bankruptcy Code	389
Base Interest Fraction	256
Berkadia	231
Berkadia Cashiering Agreement	232
Berkadia Event of Default	235
Berkadia Parties	234
Berkadia Primary Serviced Loans	232
Berkadia Primary Servicing Agreement	232
Berkadia Subserviced Loan	232
Berkadia Subservicing Agreements	232
Borrower Party	263
Borrower Party Affiliate	263
Breach Notice	278

433

C

C(WUMP)O	17
Cash Flow Analysis	115
CERCLA	395
Certificate Administrator/Trustee Fee	304
Certificate Administrator/Trustee Fee
Rate	304
Certificate Balance	242
Certificate Owners	271
Certificateholder	264
Certificateholder Quorum	352
Certificateholder Repurchase Request	361
Class A Certificates	241
Class A-SB Planned Principal Balance	251
Class X Certificates	242
Class X YM Distribution Amount	256
Class X YM Subordinate Distribution
Amount	256
Clearstream	270
Clearstream Participants	272
Closing Date	113, 195
CMAE	229
CMBS	47
Code	410
Collection Account	289
Collection Period	244
Communication Request	274
Companion Distribution Account	289
Companion Holder	162
Companion Loans	112
Compensating Interest Payment	258
Constant Prepayment Rate	403
Consultation Termination Event	333
Control Eligible Certificates	329
Control Termination Event	332
Controlling Class	328
Controlling Class Certificateholder	328
Corrected Loan	320
CPP	403
CPR	403
CPY	403
CRE Loans	208
CREFC®	261
CREFC® Intellectual Property Royalty
License Fee	306
CREFC® Intellectual Property Royalty
License Fee Rate	306
CREFC® Reports	261
Crossed Mortgage Loan Group	279
Crossed Underlying Loan	279
Crossed Underlying Loan Repurchase
Criteria	280
Cross-Over Date	247
CRR	98
CSMC 2015-GLPB Trust and Servicing
Agreement	188
CSMC 2015-GLPB TSA	162
Cure/Contest Period	347
Current LTV	115
Cut-off Date	112
Cut-off Date Balance	115
Cut-off Date Loan-to-Value Ratio	115
Cut-off Date LTV	115
Cut-off Date LTV Ratio	115
Cut-off Date UW NCF	120
CWCAM	228

D

D or GRTR of @% or YM(#)	118
D(#)	118
Defaulted Loan	325
Defeasance Deposit	152
Defeasance Loans	152
Defeasance Lock-Out Period	152
Defeasance Option	152
Definitive Certificate	270
Delinquent Loan	345
Demand Entities	209, 220
Depositaries	271
Determination Date	243
Diligence File	276
Directing Certificateholder	328
Disclosable Special Servicer Fees	304
Discount Rate	256
Dispute Resolution Consultation	363
Dispute Resolution Cut-off Date	363
Distribution Accounts	289
Distribution Date	243
Distribution Date Statement	261
Dodd-Frank Act	99
DOL	427
DST	158
DTC	270
DTC Participants	271
DTC Rules	272
Due Date	148, 244
Due Diligence Requirement	98

E

EDGAR	425
EEA	98
Effective Gross Income	115
EGI	116
Eligible Asset Representations
Reviewer	348
Eligible Operating Advisor	339
Ellenton Premium Outlets Intercreditor
Agreement	178

434

Ellenton Premium Outlets Major
Decision	179
Ellenton Premium Outlets Mortgage
Loan	178
Ellenton Premium Outlets Mortgaged
Property	178
Ellenton Premium Outlets Non-
Controlling Note Holders	179
Ellenton Premium Outlets Serviced
Companion Loans	178
Ellenton Premium Outlets Whole Loan	178
Enforcing Party	362
Enforcing Servicer	361
ESA	133
Euroclear	270
Euroclear Operator	273
Euroclear Participants	272
Excess Interest	242
Excess Interest Distribution Account	290
Excess Modification Fee Amount	301
Excess Modification Fees	299
Excess Prepayment Interest Shortfall	259
Exchange Act	195
Excluded Controlling Class Holder	263
Excluded Controlling Class Loan	264
Excluded Information	264
Excluded Loan	264
Excluded Plan	428
Excluded Special Servicer	352
Excluded Special Servicer Loan	352
Exemption	427
Exemption Rating Agency	427

F

FATCA	420
FDIA	109
FDIC	110
FETL	18
FIEL	19
Final Asset Status Report	336
Final Dispute Resolution Election
Notice	363
FIRREA	110
Fitch	226
FSCMA	18
FSMA	423
Funds	238

G

Garn Act	396
Gateway Plaza Intercreditor Agreement	171
Gateway Plaza Major Decision	171
Gateway Plaza Mortgage Loan	171
Gateway Plaza Mortgaged Property	171
Gateway Plaza Non-Controlling Note
Holders	172
Gateway Plaza Serviced Companion
Loans	171
Gateway Plaza Whole Loan	171
GLA	116
GLP Industrial Portfolio B Borrower
Related Party	194
GLP Industrial Portfolio B Borrowers	152
GLP Industrial Portfolio B Intercreditor
Agreement	189
GLP Industrial Portfolio B Major
Decisions	192
GLP Industrial Portfolio B Mortgage
Loan	188
GLP Industrial Portfolio B Mortgaged
Property	188
GLP Industrial Portfolio B Non-
Controlling Note Holders	194
GLP Industrial Portfolio B Non-
Serviced Pari Passu Companion
Loans	188
GLP Industrial Portfolio B Non-
Serviced Subordinate Companion
Loans	188
GLP Industrial Portfolio B Promissory
Note A-1	188
GLP Industrial Portfolio B Promissory
Note A-2	188
GLP Industrial Portfolio B Promissory
Note A-3	188
GLP Industrial Portfolio B Promissory
Note A-4	188
GLP Industrial Portfolio B Promissory
Note B-1	188
GLP Industrial Portfolio B Promissory
Note B-2	188
GLP Industrial Portfolio B Promissory
Notes	188
GLP Industrial Portfolio B Replaced
Property	153
GLP Industrial Portfolio B Restricted
Holder	194
GLP Industrial Portfolio B Senior Notes	188
GLP Industrial Portfolio B Whole Loan	188
Government Securities	150
Grace Period	116
Grantor Trust	243, 410
Grove City Premium Outlets
Companion Loans	180
Grove City Premium Outlets Controlling
Companion Loan	180
Grove City Premium Outlets Controlling
Note Holder	182
Grove City Premium Outlets
Intercreditor Agreement	182

435

Grove City Premium Outlets Major
Decisions	182
Grove City Premium Outlets Mortgage
Loan	180
Grove City Premium Outlets Mortgaged
Property	180
Grove City Premium Outlets Non-
Controlling Note Holders	182
Grove City Premium Outlets Pooling
and Servicing Agreement	181
Grove City Premium Outlets Whole
Loan	180
GRTR of @% or YM(#)	119
Gulfport Premium Outlets Companion
Loans	184
Gulfport Premium Outlets Controlling
Companion Loan	184
Gulfport Premium Outlets Controlling
Note Holder	186
Gulfport Premium Outlets Intercreditor
Agreement	185
Gulfport Premium Outlets Major
Decisions	186
Gulfport Premium Outlets Mortgage
Loan	184
Gulfport Premium Outlets Mortgaged
Property	184
Gulfport Premium Outlets Non-
Controlling Note Holders	186
Gulfport Premium Outlets Whole Loan	184

H

Hard Lockbox	116

I

Indirect Participants	271
Individual GLP Industrial Portfolio B
Property	152
Initial Pool Balance	112
Initial Rate	149
Initial Requesting Certificateholder	361
In-Place Cash Management	116
Insurance and Condemnation
Proceeds	289
Intercreditor Agreement	162
Interest Accrual Amount	249
Interest Accrual Period	250
Interest Distribution Amount	249
Interest Reserve Account	290
Interest Shortfall	249
Interested Person	327
Investment Company Act	430
Investor Certification	264
IO	116
IO Period UW NCF DSCR	116
K

KBRA	354
KeyBank	225
KeyBank Subservicers	228

L

L(#)	118
Largest Tenant	116
Lease Expiration of Largest Tenant	116
Lennar	238
Liquidation Fee	301
Liquidation Proceeds	289
Loan Per Unit	116
Loan-to-Value Ratio at Maturity or ARD	116
Lock-out Period	150
Loss of Value Payment	280
Lower-Tier Regular Interests	410
Lower-Tier REMIC	243, 410
LTV Ratio at Maturity or ARD	116

M

Major Decision	330
MAS	18
Master Servicer Consent Matters	318
Master Servicer Remittance Date	285
Material Defect	278
Maturity Date LTV	116
Maturity Date LTV Ratio	116
MLPA	274
Modification Fees	300
Money Term	314
Moody’s	226
Morgan Stanley Bank	200
Morgan Stanley Group	200
Morgan Stanley Origination Entity	202
Morningstar	226
Mortgage	113
Mortgage File	274
Mortgage Loans	112
Mortgage Note	113
Mortgage Pool	112
Mortgage Rate	117, 249
Mortgaged Property	113
Most Recent NOI	117
MSA	117
MSBAM 2016-C28 PSA	162, 175
MSCI 2015-UBS8 PSA	162
MSMCH	200
MSMCH Data File	207
MSMCH Securitization Database	207

N

Net Mortgage Rate	248
Net Operating Income	117

436

NOI	117
NOI Date	117
Nonrecoverable Advance	286
Non-Serviced Certificate Administrator	162
Non-Serviced Companion Loan	162
Non-Serviced Custodian	163
Non-Serviced Directing
Certificateholder	163
Non-Serviced Master Servicer	163
Non-Serviced Mortgage Loan	163
Non-Serviced Pari Passu Companion
Loan	163
Non-Serviced Pari Passu Whole Loan	163
Non-Serviced Pari Passu-AB Whole
Loan	163
Non-Serviced PSA	163
Non-Serviced Special Servicer	164
Non-Serviced Subordinate Companion
Loan	164
Non-Serviced Trustee	164
Non-Serviced Whole Loan	164
Non-U.S. Tax Person	420
Note Reverse Sequential Order	191
Notional Amount	242
NRA	117
NRSRO	263
NRSRO Certification	265

O

O(#)	118
Occupancy Date	118
Occupancy Rate	117
Occupancy Rate As-of Date	117
Offered Certificates	242
OID Regulations	413
OLA	110
Operating Advisor	240
Operating Advisor Consulting Fee	305
Operating Advisor Expenses	305
Operating Advisor Fee	304
Operating Advisor Fee Rate	305
Operating Advisor Standard	337
Operating Advisor Termination Event	341
Order	16
Original Balance	118
Other Master Servicer	164
Other PSA	164

P

P&I Advance	285
Pads	122
Par Purchase Price	325
Pari Passu Companion Loan	164
Pari Passu Companion Loans	112
Pari Passu Loan Primary Servicing Fee	249
Pari Passu Loan Primary Servicing Fee
Rate	249
Pari Passu Mortgage Loan	164
Park Bridge Financial	240
Park Bridge Lender Services	240
Participants	270
Parties in Interest	426
Pass-Through Rate	248
Patriot Act	398
Percentage Interest	243
Periodic Payments	244
Permitted Investments	243, 290
Permitted Special Servicer/Affiliate
Fees	304
PIPs	67
Plans	426
PRC	16
Preliminary Dispute Resolution Election
Notice	363
Prepayment Assumption	414
Prepayment Interest Excess	258
Prepayment Interest Shortfall	258
Prepayment Premium	257
Prepayment Provisions	118
Prime Rate	289
Princeton Pike Corporate Center
Intercreditor Agreement	176
Princeton Pike Corporate Center Major
Decision	177
Princeton Pike Corporate Center
Mortgage Loan	175
Princeton Pike Corporate Center
Mortgaged Property	175
Princeton Pike Corporate Center Non-
Controlling Holder	177
Princeton Pike Corporate Center Pari
Passu Companion Loans	175
Princeton Pike Corporate Center
Promissory Note A-1	175
Princeton Pike Corporate Center
Promissory Note A-2	175
Princeton Pike Corporate Center
Promissory Note A-3	175
Princeton Pike Corporate Center
Promissory Notes	175
Princeton Pike Corporate Center
Whole Loan	175
Principal Balance Certificates	242
Principal Distribution Amount	250
Principal Shortfall	251
Privileged Information	340
Privileged Information Exception	340
Privileged Person	263
Pro Rata and Pari Passu Basis	191
Professional Investors	17
Prohibited Prepayment	258

437

Property Substitution	153
Proposed Course of Action	362
Proposed Course of Action Notice	362
Prospectus Directive	16
PSA	241
PSA Party Repurchase Request	362
PTCE	429
Purchase Price	280

Q

Qualified Replacement Special
Servicer	353
Qualified Substitute Mortgage Loan	281

R

RAC No-Response Scenario	375
Rated Final Distribution Date	258
Rating Agencies	376
Rating Agency Communication	377
Rating Agency Confirmation	376
RCM	238
REA	54
Realized Loss	260
REC	134
Record Date	243
Registration Statement	425
Regular Certificates	242
Regular Interestholder	413
Regular Interests	410
Regulation AB	378
Reimbursement Rate	289
Related Proceeds	287
Relative Spread	191
Release Date	152
Relevant Member State	16
Relief Act	397
REMIC	410
REMIC Regulations	410
REO Account	290
REO Loan	253
REO Property	320
Repurchase Request	362
Requesting Certificateholder	363
Requesting Holders	310
Requesting Investor	274
Requesting Party	375
Requirements	398
Residual Certificates	242
Resolution Failure	362
Resolved	362
Restricted Group	427
Restricted Party	340
Retention Requirement	98
Review Materials	346
Revised Rate	149
RevPAR	119
Rialto	237
RMBS	224
Rooms	122
Rule 17g-5	265

S

S&P	226
Scheduled Principal Distribution
Amount	250
SEC	195
Securities Act	377
Securitization Accounts	241, 290
Senior Certificates	242
Sequential Order	192
Serviced Pari Passu Companion Loan	164
Serviced Pari Passu Companion Loan
Securities	356
Serviced Pari Passu Mortgage Loan	165
Serviced Pari Passu Whole Loan	165
Serviced Whole Loan	165
Servicer Termination Event	355
Servicing Advances	286
Servicing Fee	298
Servicing Fee Rate	298
Servicing Standard	284
SF	119
SFA	18
SFO	17
Similar Law	426
Similar Requirements	98
SMMEA	429
Soft Lockbox	119
Soft Springing Lockbox	119
Special Servicing Fee	300
Special Servicing Fee Rate	300
Specially Serviced Loans	319
Springing Cash Management	119
Springing Lockbox	119
Sq. Ft.	119
Square Feet	119
Startup Day	410
Stated Principal Balance	251
Structured Product	17
Structuring Assumptions	403
Subject Loan	298, 305
Subordinate Certificates	242
Subordinate Companion Loan	112, 165
Sub-Servicing Agreement	284

T

T&I Advances	234
T-12	119
Term to Maturity	119
Terms and Conditions	273

438

Tests	346
Title V	397
Total Operating Expenses	115
Trailing 12 NOI	117
TRIPRA	72
Trust	223
Trust REMICs	243, 410
TTM	119
Twenty Ninth Street Retail Companion
Loan Securitization Date	162
Twenty Ninth Street Retail Companion
Loans	167
Twenty Ninth Street Retail Controlling
Companion Loan	167
Twenty Ninth Street Retail Controlling
Companion Loan Securitization Date	167
Twenty Ninth Street Retail Controlling
Note Holder	169
Twenty Ninth Street Retail Intercreditor
Agreement	168
Twenty Ninth Street Retail Major
Decisions	169
Twenty Ninth Street Retail Mortgage
Loan	167
Twenty Ninth Street Retail Mortgaged
Property	167
Twenty Ninth Street Retail Non-
Controlling Note Holders	169
Twenty Ninth Street Retail Pooling and
Servicing Agreement	167
Twenty Ninth Street Retail Whole Loan	167

U

U.S. Tax Person	420
UBSRES	195
UBSRES Data Tape	197
UBSRES Deal Team	196
UBSRES Mortgage Loans	196
UCC	384
Underlying Class	242
Underwriter Entities	90
Underwriting Agreement	422
Underwritten Effective Gross Income	122
Underwritten EGI	122
Underwritten Expenses	119

Underwritten NCF	120
Underwritten NCF Debt Yield	120
Underwritten NCF DSCR	120
Underwritten Net Cash Flow	120
Underwritten Net Cash Flow DSCR	120
Underwritten Net Operating Income	121
Underwritten NOI Debt Yield	121
Underwritten NOI DSCR	122
Underwritten Revenue	122
Units	122
Unscheduled Principal Distribution
Amount	251
Unsolicited Information	346
Upper-Tier REMIC	243, 410
UW EGI	122
UW Expenses	119
UW NCF	120
UW NCF Debt Yield	120
UW NCF DSCR	120
UW NOI	121
UW NOI Debt Yield	121
UW NOI DSCR	122
UW Revenue	122

V

Volcker Rule	99
Voting Rights	270

W

WAC Rate	248
Weighted Average Mortgage Rate	122
Wells Fargo Bank	223
Whole Loan	112
Withheld Amounts	290
Workout Fee	301
Workout Fee Rate	301
Workout-Delayed Reimbursement
Amount	288

Y

Yield Maintenance Charge	257
YM(#)	118

439

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Original Balance	Cut-off Date Balance	Maturity/ARD Balance	Cut-off Date Balance per SF/ Units/Rooms/Pads	Loan Purpose
Loan	3	1	525 Seventh Avenue	9.3%	UBSRES	UBSRES	$62,000,000	$62,000,000	$56,477,203	$348.33	Refinance
Loan	4, 5	2	U Haul AREC RW Portfolio	9.3%	UBSRES	UBSRES	$62,000,000	$61,878,649	$45,496,915	$100.28	Refinance
Property		2.01	U-Haul Moving & Storage at I-20 & 360	1.6%	UBSRES	UBSRES	$10,849,536	$10,828,300	$7,961,620
Property		2.02	U-Haul Moving & Storage at N Sam Houston	1.5%	UBSRES	UBSRES	$9,804,766	$9,785,575	$7,194,945
Property		2.03	U-Haul Moving & Storage of Anchorage	0.7%	UBSRES	UBSRES	$4,497,457	$4,488,654	$3,300,329
Property		2.04	U-Haul Moving & Storage at Clackamas Town Center	0.7%	UBSRES	UBSRES	$4,358,361	$4,349,830	$3,198,258
Property		2.05	U-Haul Moving & Storage of West Hartford	0.6%	UBSRES	UBSRES	$4,123,442	$4,115,371	$3,025,869
Property		2.06	U-Haul Moving & Storage at South East St	0.6%	UBSRES	UBSRES	$4,036,893	$4,028,992	$2,962,358
Property		2.07	U-Haul Moving & Storage at Fall River at I-195	0.6%	UBSRES	UBSRES	$3,832,885	$3,825,383	$2,812,652
Property		2.08	U-Haul Moving & Storage of Redwood City	0.5%	UBSRES	UBSRES	$3,109,582	$3,103,496	$2,281,877
Property		2.09	U-Haul Moving & Storage of Levittown	0.4%	UBSRES	UBSRES	$2,843,753	$2,838,187	$2,086,806
Property		2.10	U-Haul Moving & Storage of Lynwood	0.4%	UBSRES	UBSRES	$2,497,557	$2,492,669	$1,832,760
Property		2.11	U-Haul Moving & Storage of Eastland	0.4%	UBSRES	UBSRES	$2,361,552	$2,356,930	$1,732,957
Property		2.12	U-Haul Moving & Storage of Capitol Hill	0.3%	UBSRES	UBSRES	$1,730,980	$1,727,592	$1,270,230
Property		2.13	U-Haul Moving & Storage of Newark	0.2%	UBSRES	UBSRES	$1,557,882	$1,554,833	$1,143,207
Property		2.14	U-Haul Moving & Storage of Jacksonville	0.2%	UBSRES	UBSRES	$1,545,518	$1,542,493	$1,134,134
Property		2.15	U-Haul Moving & Storage of SE Seattle	0.2%	UBSRES	UBSRES	$1,384,784	$1,382,074	$1,016,184
Property		2.16	U-Haul Moving & Storage of Rainier Valley	0.2%	UBSRES	UBSRES	$1,230,232	$1,227,824	$902,770
Property		2.17	U-Haul Moving & Storage of Verde Valley	0.1%	UBSRES	UBSRES	$819,125	$817,522	$601,091
Property		2.18	U-Haul Moving & Storage at Washington St	0.1%	UBSRES	UBSRES	$741,849	$740,397	$544,385
Property		2.19	U-Haul Moving & Storage of W Columbia Schoolhouse	0.1%	UBSRES	UBSRES	$673,846	$672,527	$494,482
Loan	6	3	2100 Ross	9.0%	UBSRES	UBSRES	$60,000,000	$59,915,784	$48,925,522	$115.99	Acquisition
Loan	5, 7, 8, 9, 10	4	GLP Industrial Portfolio B	8.4%	MSBNA	MSMCH	$56,000,000	$56,000,000	$56,000,000	$23.96	Acquisition
Property		4.001	Agave DC	0.4%	MSBNA	MSMCH	$2,805,493	$2,805,493	$2,805,493
Property		4.002	Lehigh Valley 13	0.2%	MSBNA	MSMCH	$1,506,966	$1,506,966	$1,506,966
Property		4.003	Frontier Logistics BTS	0.2%	MSBNA	MSMCH	$1,422,464	$1,422,464	$1,422,464
Property		4.004	Sugarland Interchange DC	0.2%	MSBNA	MSMCH	$1,290,076	$1,290,076	$1,290,076
Property		4.005	York - Willow Springs	0.2%	MSBNA	MSMCH	$1,247,825	$1,247,825	$1,247,825
Property		4.006	Atlanta - Liberty DC	0.2%	MSBNA	MSMCH	$1,171,772	$1,171,772	$1,171,772
Property		4.007	South Bay DC	0.2%	MSBNA	MSMCH	$1,126,704	$1,126,704	$1,126,704
Property		4.008	Sorensen Industrial	0.2%	MSBNA	MSMCH	$1,104,170	$1,104,170	$1,104,170
Property		4.009	Miramar DC	0.2%	MSBNA	MSMCH	$1,087,269	$1,087,269	$1,087,269
Property		4.010	York DC II	0.2%	MSBNA	MSMCH	$1,014,033	$1,014,033	$1,014,033
Property		4.011	Carlisle DC Bldg 1	0.2%	MSBNA	MSMCH	$999,950	$999,950	$999,950
Property		4.012	Portside Distribution Center	0.1%	MSBNA	MSMCH	$943,615	$943,615	$943,615
Property		4.013	Marina West A	0.1%	MSBNA	MSMCH	$926,714	$926,714	$926,714
Property		4.014	Fremont East Bay DC	0.1%	MSBNA	MSMCH	$828,127	$828,127	$828,127
Property		4.015	Harbor Gateway DC	0.1%	MSBNA	MSMCH	$828,127	$828,127	$828,127
Property		4.016	Imperial DC 1	0.1%	MSBNA	MSMCH	$822,494	$822,494	$822,494
Property		4.017	Westport DC Bldg B	0.1%	MSBNA	MSMCH	$805,593	$805,593	$805,593
Property		4.018	Westport DC Bldg A	0.1%	MSBNA	MSMCH	$780,242	$780,242	$780,242
Property		4.019	Auburn DC	0.1%	MSBNA	MSMCH	$721,091	$721,091	$721,091
Property		4.020	Southaven DC Bldg 2	0.1%	MSBNA	MSMCH	$692,923	$692,923	$692,923
Property		4.021	Marina West DC II Bldg 1	0.1%	MSBNA	MSMCH	$681,656	$681,656	$681,656
Property		4.022	Buckeye DC Bldg 1	0.1%	MSBNA	MSMCH	$670,389	$670,389	$670,389
Property		4.023	York DC III	0.1%	MSBNA	MSMCH	$667,572	$667,572	$667,572
Property		4.024	Orange County DC	0.1%	MSBNA	MSMCH	$650,671	$650,671	$650,671
Property		4.025	Kent Valley DC II	0.1%	MSBNA	MSMCH	$645,038	$645,038	$645,038
Property		4.026	Memphis IC III	0.1%	MSBNA	MSMCH	$625,321	$625,321	$625,321
Property		4.027	Pinole Point Building #1	0.1%	MSBNA	MSMCH	$608,420	$608,420	$608,420
Property		4.028	Cactus DC II	0.1%	MSBNA	MSMCH	$594,336	$594,336	$594,336
Property		4.029	Fairburn DC	0.1%	MSBNA	MSMCH	$577,436	$577,436	$577,436
Property		4.030	Windfern Distribution Center II	0.1%	MSBNA	MSMCH	$568,985	$568,985	$568,985
Property		4.031	Miami DC	0.1%	MSBNA	MSMCH	$554,902	$554,902	$554,902
Property		4.032	Southpoint F	0.1%	MSBNA	MSMCH	$543,635	$543,635	$543,635
Property		4.033	Industrial Parkway DC	0.1%	MSBNA	MSMCH	$535,184	$535,184	$535,184
Property		4.034	Chickasaw DC	0.1%	MSBNA	MSMCH	$526,734	$526,734	$526,734
Property		4.035	Valley Crossings	0.1%	MSBNA	MSMCH	$523,917	$523,917	$523,917
Property		4.036	Buckeye DC Bldg 2	0.1%	MSBNA	MSMCH	$518,284	$518,284	$518,284
Property		4.037	Southpoint B	0.1%	MSBNA	MSMCH	$495,750	$495,750	$495,750
Property		4.038	Hartman Business Center I	0.1%	MSBNA	MSMCH	$495,750	$495,750	$495,750
Property		4.039	Artesia DC	0.1%	MSBNA	MSMCH	$481,666	$481,666	$481,666
Property		4.040	Bell Gardens Distribution Center #3	0.1%	MSBNA	MSMCH	$439,415	$439,415	$439,415
Property		4.041	Marina West B	0.1%	MSBNA	MSMCH	$439,415	$439,415	$439,415
Property		4.042	Renton DC	0.1%	MSBNA	MSMCH	$436,598	$436,598	$436,598
Property		4.043	Southpoint A	0.1%	MSBNA	MSMCH	$430,964	$430,964	$430,964
Property		4.044	Westfork A5	0.1%	MSBNA	MSMCH	$430,964	$430,964	$430,964
Property		4.045	Marina West DC II Bldg 2	0.1%	MSBNA	MSMCH	$430,964	$430,964	$430,964
Property		4.046	Pinole Point Building #2	0.1%	MSBNA	MSMCH	$425,331	$425,331	$425,331
Property		4.047	Salt Lake DC II	0.1%	MSBNA	MSMCH	$419,697	$419,697	$419,697
Property		4.048	Northwest 8 Industrial Center II	0.1%	MSBNA	MSMCH	$416,880	$416,880	$416,880
Property		4.049	Salt Lake DC I	0.1%	MSBNA	MSMCH	$411,247	$411,247	$411,247

A-1-1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Original Balance	Cut-off Date Balance	Maturity/ARD Balance	Cut-off Date Balance per SF/ Units/Rooms/Pads	Loan Purpose
Property		4.050	Southshore Commerce Center C	0.1%	MSBNA	MSMCH	$408,430	$408,430	$408,430
Property		4.051	Pinole Point Building #3	0.1%	MSBNA	MSMCH	$402,797	$402,797	$402,797
Property		4.052	Steamboat DC	0.1%	MSBNA	MSMCH	$402,797	$402,797	$402,797
Property		4.053	Palo Verde DC	0.1%	MSBNA	MSMCH	$397,163	$397,163	$397,163
Property		4.054	South San Francisco DC II	0.1%	MSBNA	MSMCH	$385,896	$385,896	$385,896
Property		4.055	Westfork C4	0.1%	MSBNA	MSMCH	$377,446	$377,446	$377,446
Property		4.056	South San Francisco DC	0.1%	MSBNA	MSMCH	$368,996	$368,996	$368,996
Property		4.057	Southshore Commerce Center A	0.1%	MSBNA	MSMCH	$360,545	$360,545	$360,545
Property		4.058	Kent Valley DC IV	0.1%	MSBNA	MSMCH	$349,278	$349,278	$349,278
Property		4.059	Carlisle DC Bldg 2	0.1%	MSBNA	MSMCH	$349,278	$349,278	$349,278
Property		4.060	Bluegrass DC Bldg 4	0.1%	MSBNA	MSMCH	$346,461	$346,461	$346,461
Property		4.061	Westfork A4	0.1%	MSBNA	MSMCH	$343,645	$343,645	$343,645
Property		4.062	Beltway Crossing DC Bldg 2	0.1%	MSBNA	MSMCH	$340,828	$340,828	$340,828
Property		4.063	Ritner DC	0.1%	MSBNA	MSMCH	$338,011	$338,011	$338,011
Property		4.064	Hartman Business Center II	0.0%	MSBNA	MSMCH	$321,111	$321,111	$321,111
Property		4.065	Hayward DC	0.0%	MSBNA	MSMCH	$318,294	$318,294	$318,294
Property		4.066	Houston DC Bldg 1	0.0%	MSBNA	MSMCH	$298,577	$298,577	$298,577
Property		4.067	Kent Valley DC	0.0%	MSBNA	MSMCH	$295,760	$295,760	$295,760
Property		4.068	Lehigh Valley 9	0.0%	MSBNA	MSMCH	$292,943	$292,943	$292,943
Property		4.069	Beltway Crossing DC Bldg 3	0.0%	MSBNA	MSMCH	$292,943	$292,943	$292,943
Property		4.070	Southaven DC Bldg 1	0.0%	MSBNA	MSMCH	$290,126	$290,126	$290,126
Property		4.071	Bluegrass DC Bldg 1	0.0%	MSBNA	MSMCH	$287,309	$287,309	$287,309
Property		4.072	Suwanee Point Building 200	0.0%	MSBNA	MSMCH	$284,493	$284,493	$284,493
Property		4.073	Tamarac Business Center I	0.0%	MSBNA	MSMCH	$270,409	$270,409	$270,409
Property		4.074	Gwinnett DC Bldg 1	0.0%	MSBNA	MSMCH	$259,142	$259,142	$259,142
Property		4.075	Houston DC Bldg 3	0.0%	MSBNA	MSMCH	$256,325	$256,325	$256,325
Property		4.076	Broadway 101 CC Bldg 9	0.0%	MSBNA	MSMCH	$253,508	$253,508	$253,508
Property		4.077	Iron Run DC	0.0%	MSBNA	MSMCH	$253,508	$253,508	$253,508
Property		4.078	Windfern Distribution Center I	0.0%	MSBNA	MSMCH	$242,241	$242,241	$242,241
Property		4.079	Miami DC II	0.0%	MSBNA	MSMCH	$242,241	$242,241	$242,241
Property		4.080	Southshore Commerce Center B	0.0%	MSBNA	MSMCH	$239,425	$239,425	$239,425
Property		4.081	Suwanee Point Building 100	0.0%	MSBNA	MSMCH	$236,608	$236,608	$236,608
Property		4.082	Beltway Crossing DC Bldg 1	0.0%	MSBNA	MSMCH	$228,158	$228,158	$228,158
Property		4.083	Southshore Commerce Center D	0.0%	MSBNA	MSMCH	$228,158	$228,158	$228,158
Property		4.084	Broadway 101 CC Bldg 11	0.0%	MSBNA	MSMCH	$225,341	$225,341	$225,341
Property		4.085	Lehigh Valley DC II	0.0%	MSBNA	MSMCH	$219,707	$219,707	$219,707
Property		4.086	Memphis IC I	0.0%	MSBNA	MSMCH	$214,074	$214,074	$214,074
Property		4.087	Broadway 101 CC Bldg 6	0.0%	MSBNA	MSMCH	$208,440	$208,440	$208,440
Property		4.088	Lehigh Valley 10	0.0%	MSBNA	MSMCH	$205,623	$205,623	$205,623
Property		4.089	Beltway Crossing DC Bldg 4	0.0%	MSBNA	MSMCH	$202,807	$202,807	$202,807
Property		4.090	Northwest 8 Industrial Center I	0.0%	MSBNA	MSMCH	$194,356	$194,356	$194,356
Property		4.091	Bluegrass DC Bldg 3	0.0%	MSBNA	MSMCH	$191,540	$191,540	$191,540
Property		4.092	Andover DC Bldg A	0.0%	MSBNA	MSMCH	$188,723	$188,723	$188,723
Property		4.093	Bluegrass DC Bldg 2	0.0%	MSBNA	MSMCH	$183,089	$183,089	$183,089
Property		4.094	Andover DC Bldg B	0.0%	MSBNA	MSMCH	$180,273	$180,273	$180,273
Property		4.095	Broadway 101 CC Bldg 5	0.0%	MSBNA	MSMCH	$180,273	$180,273	$180,273
Property		4.096	Broadway 101 CC Bldg 8	0.0%	MSBNA	MSMCH	$180,273	$180,273	$180,273
Property		4.097	Broadway 101 CC Bldg 10	0.0%	MSBNA	MSMCH	$180,273	$180,273	$180,273
Property		4.098	Broadway 101 CC Bldg 4	0.0%	MSBNA	MSMCH	$177,456	$177,456	$177,456
Property		4.099	Lehigh Valley 11	0.0%	MSBNA	MSMCH	$174,639	$174,639	$174,639
Property		4.100	Tamarac Commerce Center	0.0%	MSBNA	MSMCH	$169,006	$169,006	$169,006
Property		4.101	Houston DC Bldg 2	0.0%	MSBNA	MSMCH	$169,006	$169,006	$169,006
Property		4.102	Marina West DC II Bldg 3	0.0%	MSBNA	MSMCH	$169,006	$169,006	$169,006
Property		4.103	Broadway 101 CC Bldg 3	0.0%	MSBNA	MSMCH	$166,189	$166,189	$166,189
Property		4.104	Commerce Park Medical Center	0.0%	MSBNA	MSMCH	$154,922	$154,922	$154,922
Property		4.105	Houston IC	0.0%	MSBNA	MSMCH	$152,105	$152,105	$152,105
Property		4.106	Gwinnett DC Bldg 2	0.0%	MSBNA	MSMCH	$152,105	$152,105	$152,105
Property		4.107	Weston Business Center	0.0%	MSBNA	MSMCH	$149,288	$149,288	$149,288
Property		4.108	Kent Valley DC III	0.0%	MSBNA	MSMCH	$149,288	$149,288	$149,288
Property		4.109	Commerce Park SW 2	0.0%	MSBNA	MSMCH	$146,471	$146,471	$146,471
Property		4.110	Commerce Park Westchase 3	0.0%	MSBNA	MSMCH	$143,655	$143,655	$143,655
Property		4.111	Lehigh Valley 12	0.0%	MSBNA	MSMCH	$138,021	$138,021	$138,021
Property		4.112	Houston DC Bldg 4	0.0%	MSBNA	MSMCH	$138,021	$138,021	$138,021
Property		4.113	Valley Forge 1	0.0%	MSBNA	MSMCH	$135,204	$135,204	$135,204
Property		4.114	Valley Forge 2	0.0%	MSBNA	MSMCH	$135,204	$135,204	$135,204
Property		4.115	Bell Gardens Distribution Center #1	0.0%	MSBNA	MSMCH	$132,388	$132,388	$132,388
Property		4.116	Commerce Park SW 4	0.0%	MSBNA	MSMCH	$132,388	$132,388	$132,388
Property		4.117	Broadway 101 CC Bldg 1	0.0%	MSBNA	MSMCH	$132,388	$132,388	$132,388
Property		4.118	Bell Gardens Distribution Center #2	0.0%	MSBNA	MSMCH	$126,754	$126,754	$126,754
Property		4.119	Commerce Park SW 1	0.0%	MSBNA	MSMCH	$126,754	$126,754	$126,754
Property		4.120	Tamarac Business Center II	0.0%	MSBNA	MSMCH	$118,304	$118,304	$118,304
Property		4.121	Broadway 101 CC Bldg 2	0.0%	MSBNA	MSMCH	$115,487	$115,487	$115,487
Property		4.122	Commerce Park Westchase 2	0.0%	MSBNA	MSMCH	$112,670	$112,670	$112,670
Property		4.123	Memphis IC II	0.0%	MSBNA	MSMCH	$109,854	$109,854	$109,854

A-1-2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Original Balance	Cut-off Date Balance	Maturity/ARD Balance	Cut-off Date Balance per SF/ Units/Rooms/Pads	Loan Purpose
Property		4.124	Commerce Park NW 3	0.0%	MSBNA	MSMCH	$104,220	$104,220	$104,220
Property		4.125	Commerce Park NW 4	0.0%	MSBNA	MSMCH	$104,220	$104,220	$104,220
Property		4.126	Commerce Park SW 3	0.0%	MSBNA	MSMCH	$104,220	$104,220	$104,220
Property		4.127	Commerce Park Westchase 1	0.0%	MSBNA	MSMCH	$104,220	$104,220	$104,220
Property		4.128	Commerce Park NW 2	0.0%	MSBNA	MSMCH	$101,403	$101,403	$101,403
Property		4.129	Broadway 101 CC Bldg 7	0.0%	MSBNA	MSMCH	$101,403	$101,403	$101,403
Property		4.130	Commerce Park NW 1	0.0%	MSBNA	MSMCH	$98,587	$98,587	$98,587
Property		4.131	Lakeview BC Bldg 1	0.0%	MSBNA	MSMCH	$98,587	$98,587	$98,587
Property		4.132	Ft. Lauderdale Industrial II	0.0%	MSBNA	MSMCH	$87,320	$87,320	$87,320
Property		4.133	Valley Forge 3	0.0%	MSBNA	MSMCH	$81,686	$81,686	$81,686
Property		4.134	Lakeview BC Bldg 7	0.0%	MSBNA	MSMCH	$78,869	$78,869	$78,869
Property		4.135	Lakeview BC Bldg 4	0.0%	MSBNA	MSMCH	$76,052	$76,052	$76,052
Property		4.136	Lakeview BC Bldg 5	0.0%	MSBNA	MSMCH	$76,052	$76,052	$76,052
Property		4.137	Commerce Park SW 5	0.0%	MSBNA	MSMCH	$73,236	$73,236	$73,236
Property		4.138	Lakeview BC Bldg 6	0.0%	MSBNA	MSMCH	$73,236	$73,236	$73,236
Property		4.139	Valley Forge 4	0.0%	MSBNA	MSMCH	$67,602	$67,602	$67,602
Property		4.140	Lakeview BC Bldg 3	0.0%	MSBNA	MSMCH	$67,602	$67,602	$67,602
Property		4.141	Lakeview BC Bldg 2	0.0%	MSBNA	MSMCH	$47,885	$47,885	$47,885
Property		4.142	Ft. Lauderdale Industrial I	0.0%	MSBNA	MSMCH	$36,618	$36,618	$36,618
Loan		5	Preferred Freezer - San Leandro, CA	6.8%	UBSRES	UBSRES	$45,000,000	$45,000,000	$37,446,435	$181.31	Refinance
Loan	11	6	Princeton Pike Corporate Center	6.8%	MSBNA	MSMCH	$45,000,000	$45,000,000	$41,872,354	$160.60	Acquisition
Loan	12	7	Twenty Ninth Street Retail	6.0%	GSMC/UBSRES	UBSRES	$40,000,000	$40,000,000	$40,000,000	$212.85	Recapitalization
Loan	13	8	Ellenton Premium Outlets	5.8%	UBSRES	UBSRES	$38,800,000	$38,800,000	$38,800,000	$373.57	Refinance
Loan	14, 15	9	Gateway Plaza	4.2%	UBSRES	UBSRES	$28,000,000	$28,000,000	$25,932,138	$174.08	Acquisition
Loan		10	Hilton Garden Inn - Oxnard, CA	3.4%	BANA	BANA	$23,000,000	$22,946,097	$19,040,613	$134,977.04	Refinance
Loan		11	7141 Cleanwater Lane	3.1%	UBSRES	UBSRES	$21,000,000	$20,961,726	$17,618,527	$141.34	Refinance
Loan	16	12	Grove City Premium Outlets	3.0%	UBSRES	UBSRES	$20,000,000	$20,000,000	$20,000,000	$263.55	Refinance
Loan	5, 10	13	Dembs Roth Kancov Portfolio	2.9%	UBSRES	UBSRES	$19,500,000	$19,409,822	$16,108,906	$69.98	Refinance
Property		13.01	745 Battlefield Boulevard	0.2%	UBSRES	UBSRES	$1,651,423	$1,643,786	$1,364,237
Property		13.02	336 Army Trail Road	0.2%	UBSRES	UBSRES	$1,499,492	$1,492,558	$1,238,727
Property		13.03	5858 Sue Mandy Drive	0.2%	UBSRES	UBSRES	$1,288,110	$1,282,153	$1,064,105
Property		13.04	13809 N. Dale Mabry Highway	0.2%	UBSRES	UBSRES	$1,083,333	$1,078,323	$894,939
Property		13.05	5974-5990 S. Tamiami Trail	0.2%	UBSRES	UBSRES	$1,050,305	$1,045,448	$867,655
Property		13.06	#1 Auto Row Drive	0.2%	UBSRES	UBSRES	$1,040,396	$1,035,585	$859,469
Property		13.07	5137-5177 14th Street West	0.2%	UBSRES	UBSRES	$1,010,671	$1,005,997	$834,913
Property		13.08	5510 Franklin Street	0.1%	UBSRES	UBSRES	$951,220	$946,821	$785,801
Property		13.09	12579 Felch Street	0.1%	UBSRES	UBSRES	$924,797	$920,520	$763,973
Property		13.10	12740 W. 87th Parkway	0.1%	UBSRES	UBSRES	$924,797	$920,520	$763,973
Property		13.11	5018 West Colonial Drive	0.1%	UBSRES	UBSRES	$838,923	$835,043	$693,032
Property		13.12	4690 US Highway 98 North	0.1%	UBSRES	UBSRES	$832,317	$828,468	$687,575
Property		13.13	4207 Portsmouth Boulevard	0.1%	UBSRES	UBSRES	$825,711	$821,892	$682,118
Property		13.14	28365 US Highway 19 North	0.1%	UBSRES	UBSRES	$825,711	$821,892	$682,118
Property		13.15	3770 West Haven Avenue	0.1%	UBSRES	UBSRES	$779,472	$775,867	$643,920
Property		13.16	6237 East Colonial Drive	0.1%	UBSRES	UBSRES	$759,654	$756,141	$627,548
Property		13.17	2020 Principal Row	0.1%	UBSRES	UBSRES	$759,654	$756,141	$627,548
Property		13.18	2660 SW College Road	0.1%	UBSRES	UBSRES	$686,992	$683,815	$567,523
Property		13.19	2641 Enterprise Road	0.1%	UBSRES	UBSRES	$673,780	$670,664	$556,608
Property		13.20	1734 S. Tamiami Trail	0.1%	UBSRES	UBSRES	$614,329	$611,488	$507,496
Property		13.21	1150 North Wesleyan Boulevard	0.1%	UBSRES	UBSRES	$478,913	$476,698	$395,629
Loan	5, 10	14	Dembs Roth Cross Group Portfolio	2.4%	UBSRES	UBSRES	$16,220,000	$16,144,990	$13,399,306	$57.51	Refinance
Property		14.01	40984 Concept Drive (Rofin Sinar)	0.4%	UBSRES	UBSRES	$2,723,868	$2,711,271	$2,250,181
Property		14.02	6905-6943 E. State Street	0.3%	UBSRES	UBSRES	$2,064,545	$2,054,998	$1,705,516
Property		14.03	14706-14740 LaGrange Road	0.3%	UBSRES	UBSRES	$1,997,947	$1,988,707	$1,650,500
Property		14.04	1101-1141 E. Rand Road	0.2%	UBSRES	UBSRES	$1,671,616	$1,663,885	$1,380,918
Property		14.05	1640 75th Street	0.2%	UBSRES	UBSRES	$1,598,358	$1,590,966	$1,320,400
Property		14.06	28188-28196 Schoolcraft Road	0.2%	UBSRES	UBSRES	$1,411,883	$1,405,353	$1,166,353
Property		14.07	310-330 W. Roosevelt Road	0.2%	UBSRES	UBSRES	$1,398,563	$1,392,095	$1,155,350
Property		14.08	4732 N. Brandywine Road (Briar Group)	0.2%	UBSRES	UBSRES	$1,265,366	$1,259,515	$1,045,316
Property		14.09	27750 Stansbury Street	0.2%	UBSRES	UBSRES	$1,112,191	$1,107,047	$918,778
Property		14.10	6933 NW 36th Avenue	0.1%	UBSRES	UBSRES	$672,642	$669,532	$555,668
Property		14.11	34360 Glendale Street (Christopher Mgmt Prop)	0.0%	UBSRES	UBSRES	$303,022	$301,621	$250,326

A-1-3

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Original Balance	Cut-off Date Balance	Maturity/ARD Balance	Cut-off Date Balance per SF/ Units/Rooms/Pads	Loan Purpose
Loan	17	15	Hilton Garden Inn Tupelo	2.3%	UBSRES	UBSRES	$15,500,000	$15,472,699	$11,737,052	$97,928.47	Refinance
Loan		16	Parc Central Apartments	2.0%	UBSRES	UBSRES	$13,200,000	$13,155,073	$10,917,639	$87,119.69	Refinance
Loan	17	17	Pine Haven MHC	1.7%	BANA	BANA	$11,432,625	$11,432,625	$10,510,972	$35,726.95	Refinance
Loan		18	Day Creek Village	1.4%	BANA	BANA	$9,400,000	$9,400,000	$9,400,000	$375.97	Acquisition
Loan	18	19	Gulfport Premium Outlets	1.4%	UBSRES	UBSRES	$9,330,000	$9,330,000	$9,330,000	$166.53	Refinance
Loan		20	Peachtree Business Park	1.4%	BANA	BANA	$9,150,000	$9,150,000	$7,872,296	$45.97	Acquisition
Loan		21	Woods Corner	1.4%	UBSRES	UBSRES	$9,000,000	$9,000,000	$7,704,143	$57.69	Refinance
Loan		22	41 Eagle Road	1.3%	UBSRES	UBSRES	$8,500,000	$8,484,234	$6,339,573	$40.96	Refinance
Loan		23	The Saint Anna Apartments	1.1%	BANA	BANA	$7,300,000	$7,300,000	$6,438,668	$317,391.30	Refinance
Loan		24	Finksburg Plaza	1.1%	UBSRES	UBSRES	$7,100,000	$7,100,000	$6,158,660	$94.49	Refinance
Loan		25	Best Western Oakland	1.0%	UBSRES	UBSRES	$6,750,000	$6,717,068	$5,075,080	$88,382.47	Refinance
Loan		26	Palms at Chimney Rock Apartments	0.9%	BANA	BANA	$6,000,000	$6,000,000	$5,290,527	$48,000.00	Refinance
Loan	5	27	Collis Portfolio	0.8%	UBSRES	UBSRES	$5,100,000	$5,091,435	$3,914,796	$58.64	Acquisition
Property		27.01	Longwood	0.5%	UBSRES	UBSRES	$3,473,514	$3,467,680	$2,666,293
Property		27.02	Lakeland	0.1%	UBSRES	UBSRES	$854,595	$853,159	$655,993
Property		27.03	Melbourne	0.1%	UBSRES	UBSRES	$771,892	$770,596	$592,510
Loan		28	Stony Creek Medical Center	0.7%	UBSRES	UBSRES	$4,350,000	$4,340,127	$3,620,832	$148.99	Refinance
Loan		29	Walgreens - Glasgow, KY	0.4%	MSBNA	MSMCH	$2,900,000	$2,892,954	$2,385,751	$198.69	Refinance
Loan		30	Thornapple Lakes Estates MHC	0.4%	BANA	BANA	$2,850,000	$2,843,066	$2,344,083	$13,223.56	Acquisition
Loan		31	Valley View	0.4%	UBSRES	UBSRES	$2,850,000	$2,842,849	$1,825,017	$28.15	Refinance

A-1-4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Sponsor
Loan	3	1	525 Seventh Avenue	9.3%	Samuel W. Rosenblatt; MSGT LLC
Loan	4, 5	2	U Haul AREC RW Portfolio	9.3%	Amerco
Property		2.01	U-Haul Moving & Storage at I-20 & 360	1.6%
Property		2.02	U-Haul Moving & Storage at N Sam Houston	1.5%
Property		2.03	U-Haul Moving & Storage of Anchorage	0.7%
Property		2.04	U-Haul Moving & Storage at Clackamas Town Center	0.7%
Property		2.05	U-Haul Moving & Storage of West Hartford	0.6%
Property		2.06	U-Haul Moving & Storage at South East St	0.6%
Property		2.07	U-Haul Moving & Storage at Fall River at I-195	0.6%
Property		2.08	U-Haul Moving & Storage of Redwood City	0.5%
Property		2.09	U-Haul Moving & Storage of Levittown	0.4%
Property		2.10	U-Haul Moving & Storage of Lynwood	0.4%
Property		2.11	U-Haul Moving & Storage of Eastland	0.4%
Property		2.12	U-Haul Moving & Storage of Capitol Hill	0.3%
Property		2.13	U-Haul Moving & Storage of Newark	0.2%
Property		2.14	U-Haul Moving & Storage of Jacksonville	0.2%
Property		2.15	U-Haul Moving & Storage of SE Seattle	0.2%
Property		2.16	U-Haul Moving & Storage of Rainier Valley	0.2%
Property		2.17	U-Haul Moving & Storage of Verde Valley	0.1%
Property		2.18	U-Haul Moving & Storage at Washington St	0.1%
Property		2.19	U-Haul Moving & Storage of W Columbia Schoolhouse	0.1%
Loan	6	3	2100 Ross	9.0%	Thomas G. Dundon
Loan	5, 7, 8, 9, 10	4	GLP Industrial Portfolio B	8.4%	Global Logistic Properties Limited
Property		4.001	Agave DC	0.4%
Property		4.002	Lehigh Valley 13	0.2%
Property		4.003	Frontier Logistics BTS	0.2%
Property		4.004	Sugarland Interchange DC	0.2%
Property		4.005	York - Willow Springs	0.2%
Property		4.006	Atlanta - Liberty DC	0.2%
Property		4.007	South Bay DC	0.2%
Property		4.008	Sorensen Industrial	0.2%
Property		4.009	Miramar DC	0.2%
Property		4.010	York DC II	0.2%
Property		4.011	Carlisle DC Bldg 1	0.2%
Property		4.012	Portside Distribution Center	0.1%
Property		4.013	Marina West A	0.1%
Property		4.014	Fremont East Bay DC	0.1%
Property		4.015	Harbor Gateway DC	0.1%
Property		4.016	Imperial DC 1	0.1%
Property		4.017	Westport DC Bldg B	0.1%
Property		4.018	Westport DC Bldg A	0.1%
Property		4.019	Auburn DC	0.1%
Property		4.020	Southaven DC Bldg 2	0.1%
Property		4.021	Marina West DC II Bldg 1	0.1%
Property		4.022	Buckeye DC Bldg 1	0.1%
Property		4.023	York DC III	0.1%
Property		4.024	Orange County DC	0.1%
Property		4.025	Kent Valley DC II	0.1%
Property		4.026	Memphis IC III	0.1%
Property		4.027	Pinole Point Building #1	0.1%
Property		4.028	Cactus DC II	0.1%
Property		4.029	Fairburn DC	0.1%
Property		4.030	Windfern Distribution Center II	0.1%
Property		4.031	Miami DC	0.1%
Property		4.032	Southpoint F	0.1%
Property		4.033	Industrial Parkway DC	0.1%
Property		4.034	Chickasaw DC	0.1%
Property		4.035	Valley Crossings	0.1%
Property		4.036	Buckeye DC Bldg 2	0.1%
Property		4.037	Southpoint B	0.1%
Property		4.038	Hartman Business Center I	0.1%
Property		4.039	Artesia DC	0.1%
Property		4.040	Bell Gardens Distribution Center #3	0.1%
Property		4.041	Marina West B	0.1%
Property		4.042	Renton DC	0.1%
Property		4.043	Southpoint A	0.1%
Property		4.044	Westfork A5	0.1%
Property		4.045	Marina West DC II Bldg 2	0.1%
Property		4.046	Pinole Point Building #2	0.1%
Property		4.047	Salt Lake DC II	0.1%
Property		4.048	Northwest 8 Industrial Center II	0.1%
Property		4.049	Salt Lake DC I	0.1%

A-1-5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Sponsor
Property		4.050	Southshore Commerce Center C	0.1%
Property		4.051	Pinole Point Building #3	0.1%
Property		4.052	Steamboat DC	0.1%
Property		4.053	Palo Verde DC	0.1%
Property		4.054	South San Francisco DC II	0.1%
Property		4.055	Westfork C4	0.1%
Property		4.056	South San Francisco DC	0.1%
Property		4.057	Southshore Commerce Center A	0.1%
Property		4.058	Kent Valley DC IV	0.1%
Property		4.059	Carlisle DC Bldg 2	0.1%
Property		4.060	Bluegrass DC Bldg 4	0.1%
Property		4.061	Westfork A4	0.1%
Property		4.062	Beltway Crossing DC Bldg 2	0.1%
Property		4.063	Ritner DC	0.1%
Property		4.064	Hartman Business Center II	0.0%
Property		4.065	Hayward DC	0.0%
Property		4.066	Houston DC Bldg 1	0.0%
Property		4.067	Kent Valley DC	0.0%
Property		4.068	Lehigh Valley 9	0.0%
Property		4.069	Beltway Crossing DC Bldg 3	0.0%
Property		4.070	Southaven DC Bldg 1	0.0%
Property		4.071	Bluegrass DC Bldg 1	0.0%
Property		4.072	Suwanee Point Building 200	0.0%
Property		4.073	Tamarac Business Center I	0.0%
Property		4.074	Gwinnett DC Bldg 1	0.0%
Property		4.075	Houston DC Bldg 3	0.0%
Property		4.076	Broadway 101 CC Bldg 9	0.0%
Property		4.077	Iron Run DC	0.0%
Property		4.078	Windfern Distribution Center I	0.0%
Property		4.079	Miami DC II	0.0%
Property		4.080	Southshore Commerce Center B	0.0%
Property		4.081	Suwanee Point Building 100	0.0%
Property		4.082	Beltway Crossing DC Bldg 1	0.0%
Property		4.083	Southshore Commerce Center D	0.0%
Property		4.084	Broadway 101 CC Bldg 11	0.0%
Property		4.085	Lehigh Valley DC II	0.0%
Property		4.086	Memphis IC I	0.0%
Property		4.087	Broadway 101 CC Bldg 6	0.0%
Property		4.088	Lehigh Valley 10	0.0%
Property		4.089	Beltway Crossing DC Bldg 4	0.0%
Property		4.090	Northwest 8 Industrial Center I	0.0%
Property		4.091	Bluegrass DC Bldg 3	0.0%
Property		4.092	Andover DC Bldg A	0.0%
Property		4.093	Bluegrass DC Bldg 2	0.0%
Property		4.094	Andover DC Bldg B	0.0%
Property		4.095	Broadway 101 CC Bldg 5	0.0%
Property		4.096	Broadway 101 CC Bldg 8	0.0%
Property		4.097	Broadway 101 CC Bldg 10	0.0%
Property		4.098	Broadway 101 CC Bldg 4	0.0%
Property		4.099	Lehigh Valley 11	0.0%
Property		4.100	Tamarac Commerce Center	0.0%
Property		4.101	Houston DC Bldg 2	0.0%
Property		4.102	Marina West DC II Bldg 3	0.0%
Property		4.103	Broadway 101 CC Bldg 3	0.0%
Property		4.104	Commerce Park Medical Center	0.0%
Property		4.105	Houston IC	0.0%
Property		4.106	Gwinnett DC Bldg 2	0.0%
Property		4.107	Weston Business Center	0.0%
Property		4.108	Kent Valley DC III	0.0%
Property		4.109	Commerce Park SW 2	0.0%
Property		4.110	Commerce Park Westchase 3	0.0%
Property		4.111	Lehigh Valley 12	0.0%
Property		4.112	Houston DC Bldg 4	0.0%
Property		4.113	Valley Forge 1	0.0%
Property		4.114	Valley Forge 2	0.0%
Property		4.115	Bell Gardens Distribution Center #1	0.0%
Property		4.116	Commerce Park SW 4	0.0%
Property		4.117	Broadway 101 CC Bldg 1	0.0%
Property		4.118	Bell Gardens Distribution Center #2	0.0%
Property		4.119	Commerce Park SW 1	0.0%
Property		4.120	Tamarac Business Center II	0.0%
Property		4.121	Broadway 101 CC Bldg 2	0.0%
Property		4.122	Commerce Park Westchase 2	0.0%
Property		4.123	Memphis IC II	0.0%

A-1-6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Sponsor
Property		4.124	Commerce Park NW 3	0.0%
Property		4.125	Commerce Park NW 4	0.0%
Property		4.126	Commerce Park SW 3	0.0%
Property		4.127	Commerce Park Westchase 1	0.0%
Property		4.128	Commerce Park NW 2	0.0%
Property		4.129	Broadway 101 CC Bldg 7	0.0%
Property		4.130	Commerce Park NW 1	0.0%
Property		4.131	Lakeview BC Bldg 1	0.0%
Property		4.132	Ft. Lauderdale Industrial II	0.0%
Property		4.133	Valley Forge 3	0.0%
Property		4.134	Lakeview BC Bldg 7	0.0%
Property		4.135	Lakeview BC Bldg 4	0.0%
Property		4.136	Lakeview BC Bldg 5	0.0%
Property		4.137	Commerce Park SW 5	0.0%
Property		4.138	Lakeview BC Bldg 6	0.0%
Property		4.139	Valley Forge 4	0.0%
Property		4.140	Lakeview BC Bldg 3	0.0%
Property		4.141	Lakeview BC Bldg 2	0.0%
Property		4.142	Ft. Lauderdale Industrial I	0.0%
Loan		5	Preferred Freezer - San Leandro, CA	6.8%	Gary Edwards
Loan	11	6	Princeton Pike Corporate Center	6.8%	David Werner
Loan	12	7	Twenty Ninth Street Retail	6.0%	Macerich HHF Centers LLC
Loan	13	8	Ellenton Premium Outlets	5.8%	Simon Property Group, L.P.
Loan	14, 15	9	Gateway Plaza	4.2%	Lexington Realty Trust
Loan		10	Hilton Garden Inn - Oxnard, CA	3.4%	T.M. Mian
Loan		11	7141 Cleanwater Lane	3.1%	Herb Simon; Gene Colin; James Seeley; Richard Shaw
Loan	16	12	Grove City Premium Outlets	3.0%	Simon Property Group, L.P.
Loan	5, 10	13	Dembs Roth Kancov Portfolio	2.9%	Dennis Dembs; Irving Nusbaum; The Michael N. Roth Irrevocable Trust Dated October 6, 1971; The Irving Nusbaum Amended And Restated Revocable Trust Agreement Dated May 31, 1994; Berlin Family Real Estate Company LLC
Property		13.01	745 Battlefield Boulevard	0.2%
Property		13.02	336 Army Trail Road	0.2%
Property		13.03	5858 Sue Mandy Drive	0.2%
Property		13.04	13809 N. Dale Mabry Highway	0.2%
Property		13.05	5974-5990 S. Tamiami Trail	0.2%
Property		13.06	#1 Auto Row Drive	0.2%
Property		13.07	5137-5177 14th Street West	0.2%
Property		13.08	5510 Franklin Street	0.1%
Property		13.09	12579 Felch Street	0.1%
Property		13.10	12740 W. 87th Parkway	0.1%
Property		13.11	5018 West Colonial Drive	0.1%
Property		13.12	4690 US Highway 98 North	0.1%
Property		13.13	4207 Portsmouth Boulevard	0.1%
Property		13.14	28365 US Highway 19 North	0.1%
Property		13.15	3770 West Haven Avenue	0.1%
Property		13.16	6237 East Colonial Drive	0.1%
Property		13.17	2020 Principal Row	0.1%
Property		13.18	2660 SW College Road	0.1%
Property		13.19	2641 Enterprise Road	0.1%
Property		13.20	1734 S. Tamiami Trail	0.1%
Property		13.21	1150 North Wesleyan Boulevard	0.1%
Loan	5, 10	14	Dembs Roth Cross Group Portfolio	2.4%	Dennis Dembs; Irving Nusbaum; The Michael N. Roth Irrevocable Trust Dated October 6, 1971; The Irving Nusbaum Amended And Restated Revocable Trust Agreement Dated May 31, 1994; Berlin Family Real Estate Company LLC
Property		14.01	40984 Concept Drive (Rofin Sinar)	0.4%
Property		14.02	6905-6943 E. State Street	0.3%
Property		14.03	14706-14740 LaGrange Road	0.3%
Property		14.04	1101-1141 E. Rand Road	0.2%
Property		14.05	1640 75th Street	0.2%
Property		14.06	28188-28196 Schoolcraft Road	0.2%
Property		14.07	310-330 W. Roosevelt Road	0.2%
Property		14.08	4732 N. Brandywine Road (Briar Group)	0.2%
Property		14.09	27750 Stansbury Street	0.2%
Property		14.10	6933 NW 36th Avenue	0.1%
Property		14.11	34360 Glendale Street (Christopher Mgmt Prop)	0.0%

A-1-7

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Sponsor
Loan	17	15	Hilton Garden Inn Tupelo	2.3%	Gregory M. Friedman; Mitul Patel; Jatin Desai
Loan		16	Parc Central Apartments	2.0%	Sean T. Keys
Loan	17	17	Pine Haven MHC	1.7%	Ross H. Partrich
Loan		18	Day Creek Village	1.4%	Ning GS Zhang
Loan	18	19	Gulfport Premium Outlets	1.4%	Simon Property Group, L.P.
Loan		20	Peachtree Business Park	1.4%	Avistone, LLC
Loan		21	Woods Corner	1.4%	Mark F. Garcea
Loan		22	41 Eagle Road	1.3%	Melvyn J. Powers
Loan		23	The Saint Anna Apartments	1.1%	DWF Winingder 2013 Trust; DWS Winingder 2013 Trust; KWS Winingder 2013 Trust; DWP Winingder 2013 Trust; JDW Winingder 2013 Trust
Loan		24	Finksburg Plaza	1.1%	George Weldon Clampet; Fredric Alexander Tomarchio; Joseph Tomarchio, Jr.
Loan		25	Best Western Oakland	1.0%	Thakor H. Patel; Ashok D. Patel; Dinesh D. Patel
Loan		26	Palms at Chimney Rock Apartments	0.9%	Robert Martinez
Loan	5	27	Collis Portfolio	0.8%	Trevor Gordon
Property		27.01	Longwood	0.5%
Property		27.02	Lakeland	0.1%
Property		27.03	Melbourne	0.1%
Loan		28	Stony Creek Medical Center	0.7%	Carmen J. Balzano; Alexander Peter Klutch
Loan		29	Walgreens - Glasgow, KY	0.4%	Shorenstein Company LLC
Loan		30	Thornapple Lakes Estates MHC	0.4%	Creekside Communities, LLC
Loan		31	Valley View	0.4%	Otto Reidl; William Rex

A-1-8

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Non-Recourse Carveout Guarantor
Loan	3	1	525 Seventh Avenue	9.3%	Samuel W. Rosenblatt; MSGT LLC
Loan	4, 5	2	U Haul AREC RW Portfolio	9.3%	Amerco
Property		2.01	U-Haul Moving & Storage at I-20 & 360	1.6%
Property		2.02	U-Haul Moving & Storage at N Sam Houston	1.5%
Property		2.03	U-Haul Moving & Storage of Anchorage	0.7%
Property		2.04	U-Haul Moving & Storage at Clackamas Town Center	0.7%
Property		2.05	U-Haul Moving & Storage of West Hartford	0.6%
Property		2.06	U-Haul Moving & Storage at South East St	0.6%
Property		2.07	U-Haul Moving & Storage at Fall River at I-195	0.6%
Property		2.08	U-Haul Moving & Storage of Redwood City	0.5%
Property		2.09	U-Haul Moving & Storage of Levittown	0.4%
Property		2.10	U-Haul Moving & Storage of Lynwood	0.4%
Property		2.11	U-Haul Moving & Storage of Eastland	0.4%
Property		2.12	U-Haul Moving & Storage of Capitol Hill	0.3%
Property		2.13	U-Haul Moving & Storage of Newark	0.2%
Property		2.14	U-Haul Moving & Storage of Jacksonville	0.2%
Property		2.15	U-Haul Moving & Storage of SE Seattle	0.2%
Property		2.16	U-Haul Moving & Storage of Rainier Valley	0.2%
Property		2.17	U-Haul Moving & Storage of Verde Valley	0.1%
Property		2.18	U-Haul Moving & Storage at Washington St	0.1%
Property		2.19	U-Haul Moving & Storage of W Columbia Schoolhouse	0.1%
Loan	6	3	2100 Ross	9.0%	Thomas G. Dundon
Loan	5, 7, 8, 9, 10	4	GLP Industrial Portfolio B	8.4%	Western A West, LLC; Western A Midwest, LLC; Western A South, LLC; Western A East, LLC; Western B West, LLC; Western B South, LLC; Western B Northwest, LLC; Western B Southeast, LLC; Western B East, LLC; Western C REIT, LLC; Western C NR, LLC
Property		4.001	Agave DC	0.4%
Property		4.002	Lehigh Valley 13	0.2%
Property		4.003	Frontier Logistics BTS	0.2%
Property		4.004	Sugarland Interchange DC	0.2%
Property		4.005	York - Willow Springs	0.2%
Property		4.006	Atlanta - Liberty DC	0.2%
Property		4.007	South Bay DC	0.2%
Property		4.008	Sorensen Industrial	0.2%
Property		4.009	Miramar DC	0.2%
Property		4.010	York DC II	0.2%
Property		4.011	Carlisle DC Bldg 1	0.2%
Property		4.012	Portside Distribution Center	0.1%
Property		4.013	Marina West A	0.1%
Property		4.014	Fremont East Bay DC	0.1%
Property		4.015	Harbor Gateway DC	0.1%
Property		4.016	Imperial DC 1	0.1%
Property		4.017	Westport DC Bldg B	0.1%
Property		4.018	Westport DC Bldg A	0.1%
Property		4.019	Auburn DC	0.1%
Property		4.020	Southaven DC Bldg 2	0.1%
Property		4.021	Marina West DC II Bldg 1	0.1%
Property		4.022	Buckeye DC Bldg 1	0.1%
Property		4.023	York DC III	0.1%
Property		4.024	Orange County DC	0.1%
Property		4.025	Kent Valley DC II	0.1%
Property		4.026	Memphis IC III	0.1%
Property		4.027	Pinole Point Building #1	0.1%
Property		4.028	Cactus DC II	0.1%
Property		4.029	Fairburn DC	0.1%
Property		4.030	Windfern Distribution Center II	0.1%
Property		4.031	Miami DC	0.1%
Property		4.032	Southpoint F	0.1%
Property		4.033	Industrial Parkway DC	0.1%
Property		4.034	Chickasaw DC	0.1%
Property		4.035	Valley Crossings	0.1%
Property		4.036	Buckeye DC Bldg 2	0.1%
Property		4.037	Southpoint B	0.1%
Property		4.038	Hartman Business Center I	0.1%
Property		4.039	Artesia DC	0.1%
Property		4.040	Bell Gardens Distribution Center #3	0.1%
Property		4.041	Marina West B	0.1%
Property		4.042	Renton DC	0.1%
Property		4.043	Southpoint A	0.1%
Property		4.044	Westfork A5	0.1%
Property		4.045	Marina West DC II Bldg 2	0.1%
Property		4.046	Pinole Point Building #2	0.1%
Property		4.047	Salt Lake DC II	0.1%
Property		4.048	Northwest 8 Industrial Center II	0.1%
Property		4.049	Salt Lake DC I	0.1%

A-1-9

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Non-Recourse Carveout Guarantor
Property		4.050	Southshore Commerce Center C	0.1%
Property		4.051	Pinole Point Building #3	0.1%
Property		4.052	Steamboat DC	0.1%
Property		4.053	Palo Verde DC	0.1%
Property		4.054	South San Francisco DC II	0.1%
Property		4.055	Westfork C4	0.1%
Property		4.056	South San Francisco DC	0.1%
Property		4.057	Southshore Commerce Center A	0.1%
Property		4.058	Kent Valley DC IV	0.1%
Property		4.059	Carlisle DC Bldg 2	0.1%
Property		4.060	Bluegrass DC Bldg 4	0.1%
Property		4.061	Westfork A4	0.1%
Property		4.062	Beltway Crossing DC Bldg 2	0.1%
Property		4.063	Ritner DC	0.1%
Property		4.064	Hartman Business Center II	0.0%
Property		4.065	Hayward DC	0.0%
Property		4.066	Houston DC Bldg 1	0.0%
Property		4.067	Kent Valley DC	0.0%
Property		4.068	Lehigh Valley 9	0.0%
Property		4.069	Beltway Crossing DC Bldg 3	0.0%
Property		4.070	Southaven DC Bldg 1	0.0%
Property		4.071	Bluegrass DC Bldg 1	0.0%
Property		4.072	Suwanee Point Building 200	0.0%
Property		4.073	Tamarac Business Center I	0.0%
Property		4.074	Gwinnett DC Bldg 1	0.0%
Property		4.075	Houston DC Bldg 3	0.0%
Property		4.076	Broadway 101 CC Bldg 9	0.0%
Property		4.077	Iron Run DC	0.0%
Property		4.078	Windfern Distribution Center I	0.0%
Property		4.079	Miami DC II	0.0%
Property		4.080	Southshore Commerce Center B	0.0%
Property		4.081	Suwanee Point Building 100	0.0%
Property		4.082	Beltway Crossing DC Bldg 1	0.0%
Property		4.083	Southshore Commerce Center D	0.0%
Property		4.084	Broadway 101 CC Bldg 11	0.0%
Property		4.085	Lehigh Valley DC II	0.0%
Property		4.086	Memphis IC I	0.0%
Property		4.087	Broadway 101 CC Bldg 6	0.0%
Property		4.088	Lehigh Valley 10	0.0%
Property		4.089	Beltway Crossing DC Bldg 4	0.0%
Property		4.090	Northwest 8 Industrial Center I	0.0%
Property		4.091	Bluegrass DC Bldg 3	0.0%
Property		4.092	Andover DC Bldg A	0.0%
Property		4.093	Bluegrass DC Bldg 2	0.0%
Property		4.094	Andover DC Bldg B	0.0%
Property		4.095	Broadway 101 CC Bldg 5	0.0%
Property		4.096	Broadway 101 CC Bldg 8	0.0%
Property		4.097	Broadway 101 CC Bldg 10	0.0%
Property		4.098	Broadway 101 CC Bldg 4	0.0%
Property		4.099	Lehigh Valley 11	0.0%
Property		4.100	Tamarac Commerce Center	0.0%
Property		4.101	Houston DC Bldg 2	0.0%
Property		4.102	Marina West DC II Bldg 3	0.0%
Property		4.103	Broadway 101 CC Bldg 3	0.0%
Property		4.104	Commerce Park Medical Center	0.0%
Property		4.105	Houston IC	0.0%
Property		4.106	Gwinnett DC Bldg 2	0.0%
Property		4.107	Weston Business Center	0.0%
Property		4.108	Kent Valley DC III	0.0%
Property		4.109	Commerce Park SW 2	0.0%
Property		4.110	Commerce Park Westchase 3	0.0%
Property		4.111	Lehigh Valley 12	0.0%
Property		4.112	Houston DC Bldg 4	0.0%
Property		4.113	Valley Forge 1	0.0%
Property		4.114	Valley Forge 2	0.0%
Property		4.115	Bell Gardens Distribution Center #1	0.0%
Property		4.116	Commerce Park SW 4	0.0%
Property		4.117	Broadway 101 CC Bldg 1	0.0%
Property		4.118	Bell Gardens Distribution Center #2	0.0%
Property		4.119	Commerce Park SW 1	0.0%
Property		4.120	Tamarac Business Center II	0.0%
Property		4.121	Broadway 101 CC Bldg 2	0.0%
Property		4.122	Commerce Park Westchase 2	0.0%
Property		4.123	Memphis IC II	0.0%

A-1-10

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Non-Recourse Carveout Guarantor
Property		4.124	Commerce Park NW 3	0.0%
Property		4.125	Commerce Park NW 4	0.0%
Property		4.126	Commerce Park SW 3	0.0%
Property		4.127	Commerce Park Westchase 1	0.0%
Property		4.128	Commerce Park NW 2	0.0%
Property		4.129	Broadway 101 CC Bldg 7	0.0%
Property		4.130	Commerce Park NW 1	0.0%
Property		4.131	Lakeview BC Bldg 1	0.0%
Property		4.132	Ft. Lauderdale Industrial II	0.0%
Property		4.133	Valley Forge 3	0.0%
Property		4.134	Lakeview BC Bldg 7	0.0%
Property		4.135	Lakeview BC Bldg 4	0.0%
Property		4.136	Lakeview BC Bldg 5	0.0%
Property		4.137	Commerce Park SW 5	0.0%
Property		4.138	Lakeview BC Bldg 6	0.0%
Property		4.139	Valley Forge 4	0.0%
Property		4.140	Lakeview BC Bldg 3	0.0%
Property		4.141	Lakeview BC Bldg 2	0.0%
Property		4.142	Ft. Lauderdale Industrial I	0.0%
Loan		5	Preferred Freezer - San Leandro, CA	6.8%	Gary Edwards
Loan	11	6	Princeton Pike Corporate Center	6.8%	David Werner
Loan	12	7	Twenty Ninth Street Retail	6.0%	Macerich HHF Centers LLC
Loan	13	8	Ellenton Premium Outlets	5.8%	Simon Property Group, L.P.
Loan	14, 15	9	Gateway Plaza	4.2%	Lexington Realty Trust
Loan		10	Hilton Garden Inn - Oxnard, CA	3.4%	T.M. Mian
Loan		11	7141 Cleanwater Lane	3.1%	Herb Simon; Gene Colin; James Seeley; Richard Shaw
Loan	16	12	Grove City Premium Outlets	3.0%	Simon Property Group, L.P.
Loan	5, 10	13	Dembs Roth Kancov Portfolio	2.9%	Dennis Dembs; Irving Nusbaum; The Michael N. Roth Irrevocable Trust Dated October 6, 1971; The Irving Nusbaum Amended And Restated Revocable Trust Agreement Dated May 31, 1994; Berlin Family Real Estate Company LLC
Property		13.01	745 Battlefield Boulevard	0.2%
Property		13.02	336 Army Trail Road	0.2%
Property		13.03	5858 Sue Mandy Drive	0.2%
Property		13.04	13809 N. Dale Mabry Highway	0.2%
Property		13.05	5974-5990 S. Tamiami Trail	0.2%
Property		13.06	#1 Auto Row Drive	0.2%
Property		13.07	5137-5177 14th Street West	0.2%
Property		13.08	5510 Franklin Street	0.1%
Property		13.09	12579 Felch Street	0.1%
Property		13.10	12740 W. 87th Parkway	0.1%
Property		13.11	5018 West Colonial Drive	0.1%
Property		13.12	4690 US Highway 98 North	0.1%
Property		13.13	4207 Portsmouth Boulevard	0.1%
Property		13.14	28365 US Highway 19 North	0.1%
Property		13.15	3770 West Haven Avenue	0.1%
Property		13.16	6237 East Colonial Drive	0.1%
Property		13.17	2020 Principal Row	0.1%
Property		13.18	2660 SW College Road	0.1%
Property		13.19	2641 Enterprise Road	0.1%
Property		13.20	1734 S. Tamiami Trail	0.1%
Property		13.21	1150 North Wesleyan Boulevard	0.1%
Loan	5, 10	14	Dembs Roth Cross Group Portfolio	2.4%	Dennis Dembs; Irving Nusbaum; The Michael N. Roth Irrevocable Trust Dated October 6, 1971; The Irving Nusbaum Amended And Restated Revocable Trust Agreement Dated May 31, 1994; Berlin Family Real Estate Company LLC
Property		14.01	40984 Concept Drive (Rofin Sinar)	0.4%
Property		14.02	6905-6943 E. State Street	0.3%
Property		14.03	14706-14740 LaGrange Road	0.3%
Property		14.04	1101-1141 E. Rand Road	0.2%
Property		14.05	1640 75th Street	0.2%
Property		14.06	28188-28196 Schoolcraft Road	0.2%
Property		14.07	310-330 W. Roosevelt Road	0.2%
Property		14.08	4732 N. Brandywine Road (Briar Group)	0.2%
Property		14.09	27750 Stansbury Street	0.2%
Property		14.10	6933 NW 36th Avenue	0.1%
Property		14.11	34360 Glendale Street (Christopher Mgmt Prop)	0.0%

A-1-11

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Non-Recourse Carveout Guarantor
Loan	17	15	Hilton Garden Inn Tupelo	2.3%	Gregory M. Friedman; Mitul Patel; Jatin Desai
Loan		16	Parc Central Apartments	2.0%	Sean T. Keys
Loan	17	17	Pine Haven MHC	1.7%	Ross H. Partrich
Loan		18	Day Creek Village	1.4%	Ning GS Zhang
Loan	18	19	Gulfport Premium Outlets	1.4%	Simon Property Group, L.P.
Loan		20	Peachtree Business Park	1.4%	Richard M. Kent; Jeffrey J. Katke; Daniel P. Culler
Loan		21	Woods Corner	1.4%	Mark F. Garcea
Loan		22	41 Eagle Road	1.3%	Melvyn J. Powers
Loan		23	The Saint Anna Apartments	1.1%	Thomas K. Winingder
Loan		24	Finksburg Plaza	1.1%	George Weldon Clampet; Fredric Alexander Tomarchio; Joseph Tomarchio, Jr.
Loan		25	Best Western Oakland	1.0%	Thakor H. Patel; Ashok D. Patel; Dinesh D. Patel
Loan		26	Palms at Chimney Rock Apartments	0.9%	Robert Martinez
Loan	5	27	Collis Portfolio	0.8%	Trevor Gordon
Property		27.01	Longwood	0.5%
Property		27.02	Lakeland	0.1%
Property		27.03	Melbourne	0.1%
Loan		28	Stony Creek Medical Center	0.7%	Carmen J. Balzano; Alexander Peter Klutch
Loan		29	Walgreens - Glasgow, KY	0.4%	Shorenstein Company LLC
Loan		30	Thornapple Lakes Estates MHC	0.4%	William Connell; James Palmer
Loan		31	Valley View	0.4%	Otto Reidl; William Rex

A-1-12

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGED PROPERTY CHARACTERISTICS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	No. of Properties	General Property Type	Detailed Property Type	Title Type	Ground Lease Initial Lease Expiration Date	Address	City	County	State
Loan	3	1	525 Seventh Avenue	9.3%	1	Office	CBD	Fee	N/A	525 Seventh Avenue	New York	New York	NY
Loan	4, 5	2	U Haul AREC RW Portfolio	9.3%	19
Property		2.01	U-Haul Moving & Storage at I-20 & 360	1.6%	1	Self Storage	Self Storage	Fee	N/A	3020 I-20 West	Grand Prairie	Tarrant	TX
Property		2.02	U-Haul Moving & Storage at N Sam Houston	1.5%	1	Self Storage	Self Storage	Fee	N/A	11202 Antoine Drive	Houston	Harris	TX
Property		2.03	U-Haul Moving & Storage of Anchorage	0.7%	1	Self Storage	Self Storage	Fee	N/A	4751 Old Seward Highway	Anchorage	Anchorage	AK
Property		2.04	U-Haul Moving & Storage at Clackamas Town Center	0.7%	1	Self Storage	Self Storage	Fee	N/A	11811 South East 82nd Avenue	Portland	Clackamas	OR
Property		2.05	U-Haul Moving & Storage of West Hartford	0.6%	1	Self Storage	Self Storage	Fee	N/A	164 South Street	West Hartford	Hartford	CT
Property		2.06	U-Haul Moving & Storage at South East St	0.6%	1	Self Storage	Self Storage	Fee	N/A	4011 South East Street	Indianapolis	Marion	IN
Property		2.07	U-Haul Moving & Storage at Fall River at I-195	0.6%	1	Self Storage	Self Storage	Fee	N/A	110 Lewiston Street	Fall River	Bristol	MA
Property		2.08	U-Haul Moving & Storage of Redwood City	0.5%	1	Self Storage	Self Storage	Fee	N/A	2200 El Camino Real	Redwood City	San Mateo	CA
Property		2.09	U-Haul Moving & Storage of Levittown	0.4%	1	Self Storage	Self Storage	Fee	N/A	6250 Bristol Pike	Levittown	Bucks	PA
Property		2.10	U-Haul Moving & Storage of Lynwood	0.4%	1	Self Storage	Self Storage	Fee	N/A	11716 Long Beach Boulevard	Lynwood	Los Angeles	CA
Property		2.11	U-Haul Moving & Storage of Eastland	0.4%	1	Self Storage	Self Storage	Fee	N/A	2880 South Hamilton Road	Columbus	Franklin	OH
Property		2.12	U-Haul Moving & Storage of Capitol Hill	0.3%	1	Self Storage	Self Storage	Fee	N/A	26 K Street Northeast	Washington	Washington	DC
Property		2.13	U-Haul Moving & Storage of Newark	0.2%	1	Self Storage	Self Storage	Fee	N/A	1801 North 21st Street	Newark	Licking	OH
Property		2.14	U-Haul Moving & Storage of Jacksonville	0.2%	1	Self Storage	Self Storage	Fee	N/A	425 South Marine Boulevard	Jacksonville	Onslow	NC
Property		2.15	U-Haul Moving & Storage of SE Seattle	0.2%	1	Self Storage	Self Storage	Fee	N/A	6403 MLK Jr Way South	Seattle	King	WA
Property		2.16	U-Haul Moving & Storage of Rainier Valley	0.2%	1	Self Storage	Self Storage	Fee	N/A	2515 Rainier Avenue South	Seattle	King	WA
Property		2.17	U-Haul Moving & Storage of Verde Valley	0.1%	1	Self Storage	Self Storage	Fee	N/A	1650 East Cherry Street	Cottonwood	Yavapai	AZ
Property		2.18	U-Haul Moving & Storage at Washington St	0.1%	1	Self Storage	Self Storage	Fee	N/A	6525 East Washington Street	Indianapolis	Marion	IN
Property		2.19	U-Haul Moving & Storage of W Columbia Schoolhouse	0.1%	1	Self Storage	Self Storage	Fee	N/A	802 West Columbia Street	Springfield	Clark	OH
Loan	6	3	2100 Ross	9.0%	1	Office	CBD	Fee	N/A	2100 Ross Avenue	Dallas	Dallas	TX
Loan	5, 7, 8, 9, 10	4	GLP Industrial Portfolio B	8.4%	142
Property		4.001	Agave DC	0.4%	1	Industrial	Distribution Warehouse	Fee	N/A	800 North 75th Avenue	Phoenix	Maricopa	AZ
Property		4.002	Lehigh Valley 13	0.2%	1	Industrial	Warehouse	Fee	N/A	861 Nestle Way	Allentown	Lehigh	PA
Property		4.003	Frontier Logistics BTS	0.2%	1	Industrial	Distribution Warehouse	Fee	N/A	3507 Pasadena Freeway	Pasadena	Harris	TX
Property		4.004	Sugarland Interchange DC	0.2%	1	Industrial	Distribution Warehouse	Fee	N/A	1111 Gillingham Lane	Sugarland	Fort Bend	TX
Property		4.005	York - Willow Springs	0.2%	1	Industrial	Warehouse	Fee	N/A	105 Willow Springs Lane	York	York	PA
Property		4.006	Atlanta - Liberty DC	0.2%	1	Industrial	Distribution Warehouse	Fee	N/A	127 Liberty Industrial Parkway	McDonough	Henry	GA
Property		4.007	South Bay DC	0.2%	1	Industrial	Distribution Warehouse	Fee	N/A	588 Crenshaw Boulevard	Torrance	Los Angeles	CA
Property		4.008	Sorensen Industrial	0.2%	1	Industrial	Distribution Warehouse	Fee	N/A	9306 Sorensen Avenue	Santa Fe Springs	Los Angeles	CA
Property		4.009	Miramar DC	0.2%	1	Industrial	Warehouse	Fee	N/A	11500 Miramar Parkway	Miramar	Broward	FL
Property		4.010	York DC II	0.2%	1	Industrial	Warehouse	Fee	N/A	3300 Espresso Way	York	York	PA
Property		4.011	Carlisle DC Bldg 1	0.2%	1	Industrial	Warehouse	Fee	N/A	5 True Temper Drive	Carlisle	Cumberland	PA
Property		4.012	Portside Distribution Center	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	1401 St. Paul Avenue	Tacoma	Pierce	WA
Property		4.013	Marina West A	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	13900 North West 2nd Street	Sunrise	Broward	FL
Property		4.014	Fremont East Bay DC	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	48350 Fremont Boulevard	Fremont	Alameda	CA
Property		4.015	Harbor Gateway DC	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	1580 Francisco Street	Torrance	Los Angeles	CA
Property		4.016	Imperial DC 1	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	19802 Imperial Valley Drive	Houston	Harris	TX
Property		4.017	Westport DC Bldg B	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	6195 West South 300 Street	Salt Lake City	Salt Lake	UT
Property		4.018	Westport DC Bldg A	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	6075 West 300 South	Salt Lake City	Salt Lake	UT
Property		4.019	Auburn DC	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	521 8th Street South West	Auburn	King	WA
Property		4.020	Southaven DC Bldg 2	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	8474 Market Place	Southaven	Desoto	MS
Property		4.021	Marina West DC II Bldg 1	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	900 International Parkway	Sunrise	Broward	FL
Property		4.022	Buckeye DC Bldg 1	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	6825 West Buckeye Road	Phoenix	Maricopa	AZ
Property		4.023	York DC III	0.1%	1	Industrial	Warehouse	Fee	N/A	275 Cross Farm Lane	York	York	PA
Property		4.024	Orange County DC	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	200 Boysenberry Lane	Placentia	Orange	CA
Property		4.025	Kent Valley DC II	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	6111 South 228th Street	Kent	King	WA
Property		4.026	Memphis IC III	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	5625 Challenge Drive	Memphis	Shelby	TN
Property		4.027	Pinole Point Building #1	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	2900 Atlas Road	Richmond	Contra Costa	CA
Property		4.028	Cactus DC II	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	4747 West Buckeye Road	Phoenix	Maricopa	AZ
Property		4.029	Fairburn DC	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	7300 Oakley Industrial Boulevard	Atlanta	Fulton	GA
Property		4.030	Windfern Distribution Center II	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	6323-6377 Windfern Road	Houston	Harris	TX
Property		4.031	Miami DC	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	10733-10763 North West 123rd Street	Medley	Miami-Dade	FL
Property		4.032	Southpoint F	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	4000 South Corporate Parkway	Forest Park	Clayton	GA
Property		4.033	Industrial Parkway DC	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	3710 Atlanta Industrial Parkway North West	Atlanta	Fulton	GA
Property		4.034	Chickasaw DC	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	6380 Holmes Road	Memphis	Shelby	TN
Property		4.035	Valley Crossings	0.1%	1	Industrial	Warehouse	Fee	N/A	2834 Schoeneck Road	Lower Macungie	Lehigh	PA
Property		4.036	Buckeye DC Bldg 2	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	6913 West Buckeye Road	Phoenix	Maricopa	AZ
Property		4.037	Southpoint B	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	2500 Southpoint Drive	Forest Park	Clayton	GA
Property		4.038	Hartman Business Center I	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	675 Hartman Road	Austell	Cobb	GA
Property		4.039	Artesia DC	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	1200 W Artesia Boulevard	Compton	Los Angeles	CA
Property		4.040	Bell Gardens Distribution Center #3	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	8457 South Eastern Avenue	Bell Gardens	Los Angeles	CA
Property		4.041	Marina West B	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	13800 North West 2nd Street	Sunrise	Broward	FL
Property		4.042	Renton DC	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	1905 Raymond Avenue South West	Renton	King	WA
Property		4.043	Southpoint A	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	1500 Southpoint Drive	Forest Park	Clayton	GA
Property		4.044	Westfork A5	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	750 Maxham Road	Lithia Springs	Douglas	GA
Property		4.045	Marina West DC II Bldg 2	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	14599 North West 8th Street	Sunrise	Broward	FL
Property		4.046	Pinole Point Building #2	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	2500 Atlas Road	Richmond	Contra Costa	CA
Property		4.047	Salt Lake DC II	0.1%	1	Industrial	Warehouse	Fee	N/A	1770 South 5500 West	Salt Lake City	Salt Lake	UT
Property		4.048	Northwest 8 Industrial Center II	0.1%	1	Industrial	Flex	Fee	N/A	6350 West Sam Houston Parkway North	Houston	Harris	TX
Property		4.049	Salt Lake DC I	0.1%	1	Industrial	Warehouse	Fee	N/A	1730 South 5500 West	Salt Lake City	Salt Lake	UT

A-1-13

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGED PROPERTY CHARACTERISTICS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	No. of Properties	General Property Type	Detailed Property Type	Title Type	Ground Lease Initial Lease Expiration Date	Address	City	County	State
Property		4.050	Southshore Commerce Center C	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	4131-4293 North East 189th Avenue	Gresham	Multnomah	OR
Property		4.051	Pinole Point Building #3	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	2100 Atlas Road	Richmond	Contra Costa	CA
Property		4.052	Steamboat DC	0.1%	1	Industrial	Warehouse	Fee	N/A	75 Steamboat Boulevard	York	York	PA
Property		4.053	Palo Verde DC	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	9704 West Roosevelt	Tolleson	Maricopa	AZ
Property		4.054	South San Francisco DC II	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	1200-1220 San Mateo Avenue	San Bruno	San Mateo	CA
Property		4.055	Westfork C4	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	850 Maxham Road	Lithia Springs	Douglas	GA
Property		4.056	South San Francisco DC	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	155 South Hill Drive	Brisbane	San Mateo	CA
Property		4.057	Southshore Commerce Center A	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	18550-18870 North East Riverside Parkway	Gresham	Multnomah	OR
Property		4.058	Kent Valley DC IV	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	6305 South 231st Street	Kent	King	WA
Property		4.059	Carlisle DC Bldg 2	0.1%	1	Industrial	Warehouse	Fee	N/A	700 Allen Road	Carlisle	Cumberland	PA
Property		4.060	Bluegrass DC Bldg 4	0.1%	1	Industrial	Light Industrial	Fee	N/A	1880 McFarland Road	Alpharetta	Fulton	GA
Property		4.061	Westfork A4	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	825 Maxham Road	Lithia Springs	Douglas	GA
Property		4.062	Beltway Crossing DC Bldg 2	0.1%	1	Industrial	Distribution Warehouse	Fee	N/A	13323 South Gessner Road	Missouri City	Harris	TX
Property		4.063	Ritner DC	0.1%	1	Industrial	Warehouse	Fee	N/A	1627 Ritner Highway	Carlisle	Cumberland	PA
Property		4.064	Hartman Business Center II	0.0%	1	Industrial	Distribution Warehouse	Fee	N/A	555 Hartman Road	Austell	Cobb	GA
Property		4.065	Hayward DC	0.0%	1	Industrial	Distribution Warehouse	Fee	N/A	3528 Arden Road	Hayward	Alameda	CA
Property		4.066	Houston DC Bldg 1	0.0%	1	Industrial	Distribution Warehouse	Fee	N/A	9830-9856 East Freeway	Houston	Harris	TX
Property		4.067	Kent Valley DC	0.0%	1	Industrial	Distribution Warehouse	Fee	N/A	7050 South 216th Street	Kent	King	WA
Property		4.068	Lehigh Valley 9	0.0%	1	Industrial	Warehouse	Fee	N/A	7520 Morris Court	Allentown	Lehigh	PA
Property		4.069	Beltway Crossing DC Bldg 3	0.0%	1	Industrial	Distribution Warehouse	Fee	N/A	13443 South Gessner Road	Missouri City	Harris	TX
Property		4.070	Southaven DC Bldg 1	0.0%	1	Industrial	Distribution Warehouse	Fee	N/A	481 Airport Industrial Drive	Southaven	Desoto	MS
Property		4.071	Bluegrass DC Bldg 1	0.0%	1	Industrial	Light Industrial	Fee	N/A	1665 Bluegrass Lakes Parkway	Alpharetta	Fulton	GA
Property		4.072	Suwanee Point Building 200	0.0%	1	Industrial	Light Industrial	Fee	N/A	300 Brogdon Road	Atlanta	Fulton	GA
Property		4.073	Tamarac Business Center I	0.0%	1	Industrial	Light Industrial	Fee	N/A	6701 Nob Hill Road	Tamarac	Broward	FL
Property		4.074	Gwinnett DC Bldg 1	0.0%	1	Industrial	Light Industrial	Fee	N/A	7575 Ponce De Leon Circle	Doraville	DeKalb	GA
Property		4.075	Houston DC Bldg 3	0.0%	1	Industrial	Distribution Warehouse	Fee	N/A	552-598 Garden Oaks Boulevard	Houston	Harris	TX
Property		4.076	Broadway 101 CC Bldg 9	0.0%	1	Industrial	Flex, Light Industrial, Distribution	Fee	N/A	2260 West Broadway Road	Mesa	Maricopa	AZ
Property		4.077	Iron Run DC	0.0%	1	Industrial	Warehouse	Fee	N/A	6755 Snowdrift Road	Allentown	Lehigh	PA
Property		4.078	Windfern Distribution Center I	0.0%	1	Industrial	Distribution Warehouse	Fee	N/A	6381-6399 Windfern Road	Houston	Harris	TX
Property		4.079	Miami DC II	0.0%	1	Industrial	Light Industrial	Fee	N/A	2750 North West 84th Avenue	Miami	Miami-Dade	FL
Property		4.080	Southshore Commerce Center B	0.0%	1	Industrial	Distribution Warehouse	Fee	N/A	4122-4286 North East 185th Drive	Gresham	Multnomah	OR
Property		4.081	Suwanee Point Building 100	0.0%	1	Industrial	Light Industrial	Fee	N/A	4103 Tench Road	Atlanta	Fulton	GA
Property		4.082	Beltway Crossing DC Bldg 1	0.0%	1	Industrial	Distribution Warehouse	Fee	N/A	13423 South Gessner Road	Missouri City	Harris	TX
Property		4.083	Southshore Commerce Center D	0.0%	1	Industrial	Distribution Warehouse	Fee	N/A	18792 Northeast Portal Way	Gresham	Multnomah	OR
Property		4.084	Broadway 101 CC Bldg 11	0.0%	1	Industrial	Flex, Light Industrial, Distribution	Fee	N/A	2160 West Broadway Road	Mesa	Maricopa	AZ
Property		4.085	Lehigh Valley DC II	0.0%	1	Industrial	Warehouse	Fee	N/A	7130 Ambassador Drive	Allentown	Lehigh	PA
Property		4.086	Memphis IC I	0.0%	1	Industrial	Distribution Warehouse	Fee	N/A	4001 Hickory Hills Road	Memphis	Shelby	TN
Property		4.087	Broadway 101 CC Bldg 6	0.0%	1	Industrial	Flex, Light Industrial, Distribution	Fee	N/A	2350 West Broadway Road	Mesa	Maricopa	AZ
Property		4.088	Lehigh Valley 10	0.0%	1	Industrial	Warehouse	Fee	N/A	7566 Morris Court	Allentown	Lehigh	PA
Property		4.089	Beltway Crossing DC Bldg 4	0.0%	1	Industrial	Distribution Warehouse	Fee	N/A	13513 South Gessner Road	Missouri City	Harris	TX
Property		4.090	Northwest 8 Industrial Center I	0.0%	1	Industrial	Flex	Fee	N/A	6360 West Sam Houston Parkway North	Houston	Harris	TX
Property		4.091	Bluegrass DC Bldg 3	0.0%	1	Industrial	Light Industrial	Fee	N/A	1490 Bluegrass Lakes Parkway	Alpharetta	Fulton	GA
Property		4.092	Andover DC Bldg A	0.0%	1	Industrial	Warehouse	Fee	N/A	581 Strander Boulevard	Tukwila	King	WA
Property		4.093	Bluegrass DC Bldg 2	0.0%	1	Industrial	Light Industrial	Fee	N/A	1492 Bluegrass Lakes Parkway	Alpharetta	Fulton	GA
Property		4.094	Andover DC Bldg B	0.0%	1	Industrial	Warehouse	Fee	N/A	551 Strander Boulevard	Tukwila	King	WA
Property		4.095	Broadway 101 CC Bldg 5	0.0%	1	Industrial	Flex, Light Industrial, Distribution	Fee	N/A	2360 West Broadway Road	Mesa	Maricopa	AZ
Property		4.096	Broadway 101 CC Bldg 8	0.0%	1	Industrial	Flex, Light Industrial, Distribution	Fee	N/A	2150 West Broadway Road	Mesa	Maricopa	AZ
Property		4.097	Broadway 101 CC Bldg 10	0.0%	1	Industrial	Flex, Light Industrial, Distribution	Fee	N/A	2166 West Broadway Road	Mesa	Maricopa	AZ
Property		4.098	Broadway 101 CC Bldg 4	0.0%	1	Industrial	Flex, Light Industrial, Distribution	Fee	N/A	2250 West Broadway Road	Mesa	Maricopa	AZ
Property		4.099	Lehigh Valley 11	0.0%	1	Industrial	Warehouse	Fee	N/A	6829 Ruppsville Road	Allentown	Lehigh	PA
Property		4.100	Tamarac Commerce Center	0.0%	1	Industrial	Light Industrial	Fee	N/A	6501 Nob Hill Road	Tamarac	Broward	FL
Property		4.101	Houston DC Bldg 2	0.0%	1	Industrial	Distribution Warehouse	Fee	N/A	6323 Brookhill Drive	Houston	Harris	TX
Property		4.102	Marina West DC II Bldg 3	0.0%	1	Industrial	Distribution Warehouse	Fee	N/A	13801 North West 4th Street	Sunrise	Broward	FL
Property		4.103	Broadway 101 CC Bldg 3	0.0%	1	Industrial	Flex, Light Industrial, Distribution	Fee	N/A	2340 West Broadway Road	Mesa	Maricopa	AZ
Property		4.104	Commerce Park Medical Center	0.0%	1	Industrial	Flex	Fee	N/A	9303-9349 Kirby Drive	Houston	Harris	TX
Property		4.105	Houston IC	0.0%	1	Industrial	Light Industrial	Fee	N/A	4601 South Pinemont	Houston	Harris	TX
Property		4.106	Gwinnett DC Bldg 2	0.0%	1	Industrial	Light Industrial	Fee	N/A	7585 Ponce De Leon Circle	Doraville	DeKalb	GA
Property		4.107	Weston Business Center	0.0%	1	Industrial	Light Industrial	Fee	N/A	3260 Meridian Parkway	Weston	Broward	FL
Property		4.108	Kent Valley DC III	0.0%	1	Industrial	Light Industrial	Fee	N/A	22640 West Valley Highway	Kent	King	WA
Property		4.109	Commerce Park SW 2	0.0%	1	Industrial	Flex	Fee	N/A	13003 Southwest Freeway	Stafford	Harris	TX
Property		4.110	Commerce Park Westchase 3	0.0%	1	Industrial	Flex	Fee	N/A	3662-3698 Westchase Drive	Houston	Harris	TX
Property		4.111	Lehigh Valley 12	0.0%	1	Industrial	Warehouse	Fee	N/A	6831 Ruppsville Road	Allentown	Lehigh	PA
Property		4.112	Houston DC Bldg 4	0.0%	1	Industrial	Distribution Warehouse	Fee	N/A	3800-3898 West 11th Street	Houston	Harris	TX
Property		4.113	Valley Forge 1	0.0%	1	Industrial	Flex	Fee	N/A	2495 Boulevard of the Generals	Valley Forge	Montgomery	PA
Property		4.114	Valley Forge 2	0.0%	1	Industrial	Flex	Fee	N/A	2562 Boulevard of the Generals	Valley Forge	Montgomery	PA
Property		4.115	Bell Gardens Distribution Center #1	0.0%	1	Industrial	Distribution Warehouse	Fee	N/A	8429-8433 South Eastern Avenue	Bell Gardens	Los Angeles	CA
Property		4.116	Commerce Park SW 4	0.0%	1	Industrial	Flex	Fee	N/A	4910 Wright Road	Stafford	Harris	TX
Property		4.117	Broadway 101 CC Bldg 1	0.0%	1	Industrial	Flex, Light Industrial, Distribution	Fee	N/A	2330 West Broadway Road	Mesa	Maricopa	AZ
Property		4.118	Bell Gardens Distribution Center #2	0.0%	1	Industrial	Distribution Warehouse	Fee	N/A	8435 South Eastern Avenue	Bell Gardens	Los Angeles	CA
Property		4.119	Commerce Park SW 1	0.0%	1	Industrial	Flex	Fee	N/A	12919 Southwest Freeway	Stafford	Harris	TX
Property		4.120	Tamarac Business Center II	0.0%	1	Industrial	Light Industrial	Fee	N/A	10101 North West 67th Street	Tamarac	Broward	FL
Property		4.121	Broadway 101 CC Bldg 2	0.0%	1	Industrial	Flex, Light Industrial, Distribution	Fee	N/A	2240 West Broadway Road	Mesa	Maricopa	AZ
Property		4.122	Commerce Park Westchase 2	0.0%	1	Industrial	Flex	Fee	N/A	3630-3660 Westchase Drive	Houston	Harris	TX
Property		4.123	Memphis IC II	0.0%	1	Industrial	Distribution Warehouse	Fee	N/A	4105 Hickory Hills Road	Memphis	Shelby	TN

A-1-14

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGED PROPERTY CHARACTERISTICS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	No. of Properties	General Property Type	Detailed Property Type	Title Type	Ground Lease Initial Lease Expiration Date	Address	City	County	State
Property		4.124	Commerce Park NW 3	0.0%	1	Industrial	Flex	Fee	N/A	8801 Jameel Street	Houston	Harris	TX
Property		4.125	Commerce Park NW 4	0.0%	1	Industrial	Flex	Fee	N/A	8901 Jameel Street	Houston	Harris	TX
Property		4.126	Commerce Park SW 3	0.0%	1	Industrial	Flex	Fee	N/A	4850 Wright Road	Stafford	Harris	TX
Property		4.127	Commerce Park Westchase 1	0.0%	1	Industrial	Flex	Fee	N/A	3602-3628 Westchase Drive	Houston	Harris	TX
Property		4.128	Commerce Park NW 2	0.0%	1	Industrial	Flex	Fee	N/A	8601 Jameel Street	Houston	Harris	TX
Property		4.129	Broadway 101 CC Bldg 7	0.0%	1	Industrial	Flex, Light Industrial, Distribution	Fee	N/A	2140 West Broadway Road	Mesa	Maricopa	AZ
Property		4.130	Commerce Park NW 1	0.0%	1	Industrial	Flex	Fee	N/A	6001 Stonington	Houston	Harris	TX
Property		4.131	Lakeview BC Bldg 1	0.0%	1	Industrial	Light Industrial	Fee	N/A	2201 Stirling Road	Dania Beach	Broward	FL
Property		4.132	Ft. Lauderdale Industrial II	0.0%	1	Industrial	Light Industrial	Fee	N/A	3585 North West 54th Street	Fort Lauderdale	Broward	FL
Property		4.133	Valley Forge 3	0.0%	1	Industrial	Flex	Fee	N/A	2564 Boulevard of the Generals	Valley Forge	Montgomery	PA
Property		4.134	Lakeview BC Bldg 7	0.0%	1	Industrial	Light Industrial	Fee	N/A	2381-2385 Stirling Road	Dania Beach	Broward	FL
Property		4.135	Lakeview BC Bldg 4	0.0%	1	Industrial	Light Industrial	Fee	N/A	2317-2321 Stirling Road	Dania Beach	Broward	FL
Property		4.136	Lakeview BC Bldg 5	0.0%	1	Industrial	Light Industrial	Fee	N/A	2333-2345 Stirling Road	Dania Beach	Broward	FL
Property		4.137	Commerce Park SW 5	0.0%	1	Industrial	Flex	Fee	N/A	5010 Wright Road	Stafford	Harris	TX
Property		4.138	Lakeview BC Bldg 6	0.0%	1	Industrial	Light Industrial	Fee	N/A	2349-2363 Stirling Road	Dania Beach	Broward	FL
Property		4.139	Valley Forge 4	0.0%	1	Industrial	Flex	Fee	N/A	603 General Washington Ave	Valley Forge	Montgomery	PA
Property		4.140	Lakeview BC Bldg 3	0.0%	1	Industrial	Light Industrial	Fee	N/A	2301 - 2315 Stirling Road	Dania Beach	Broward	FL
Property		4.141	Lakeview BC Bldg 2	0.0%	1	Industrial	Light Industrial	Fee	N/A	2217 Stirling Road	Dania Beach	Broward	FL
Property		4.142	Ft. Lauderdale Industrial I	0.0%	1	Industrial	Light Industrial	Fee	N/A	5330 North West 35th Avenue	Fort Lauderdale	Broward	FL
Loan		5	Preferred Freezer - San Leandro, CA	6.8%	1	Industrial	Warehouse	Fee	N/A	400 Polar Way	San Leandro	Alameda	CA
Loan	11	6	Princeton Pike Corporate Center	6.8%	1	Office	Suburban	Fee	N/A	100, 989, 993, 997, 1000, 1009, 1200, and 2000 Lenox Drive	Lawrence Township	Mercer	NJ
Loan	12	7	Twenty Ninth Street Retail	6.0%	1	Retail	Regional Lifestyle Center	Fee and Leasehold	6/30/2060	1710 29th Street	Boulder	Boulder	CO
Loan	13	8	Ellenton Premium Outlets	5.8%	1	Retail	Outlet Center	Fee	N/A	5461 Factory Shops Boulevard	Ellenton	Manatee	FL
Loan	14, 15	9	Gateway Plaza	4.2%	1	Office	CBD	Fee	N/A	800 East Canal Street	Richmond	Richmond	VA
Loan		10	Hilton Garden Inn - Oxnard, CA	3.4%	1	Hospitality	Full Service	Fee	N/A	2000 Solar Drive	Oxnard	Ventura	CA
Loan		11	7141 Cleanwater Lane	3.1%	1	Office	Suburban	Leasehold	7/31/2036	7141 Cleanwater Lane Southwest	Tumwater	Thurston	WA
Loan	16	12	Grove City Premium Outlets	3.0%	1	Retail	Outlet Center	Fee	N/A	1911 Leesburg Grove City Road	Grove City	Mercer	PA
Loan	5, 10	13	Dembs Roth Kancov Portfolio	2.9%	21
Property		13.01	745 Battlefield Boulevard	0.2%	1	Retail	Unanchored	Fee	N/A	745 North Battlefield Boulevard	Chesapeake	Chesapeake	VA
Property		13.02	336 Army Trail Road	0.2%	1	Retail	Single Tenant	Fee	N/A	336 Army Trail Road	Bloomingdale	DuPage	IL
Property		13.03	5858 Sue Mandy Drive	0.2%	1	Retail	Single Tenant	Fee	N/A	5858 Suemandy Drive	St. Peters	St. Charles	MO
Property		13.04	13809 N. Dale Mabry Highway	0.2%	1	Retail	Unanchored	Fee	N/A	13809 North Dale Mabry Highway	Tampa	Hillsborough	FL
Property		13.05	5974-5990 S. Tamiami Trail	0.2%	1	Retail	Unanchored	Fee	N/A	5974-5990 South Tamiami Trail	Sarasota	Sarasota	FL
Property		13.06	#1 Auto Row Drive	0.2%	1	Retail	Unanchored	Fee	N/A	1 Auto Row Drive Unit 1	Bloomington	McLean	IL
Property		13.07	5137-5177 14th Street West	0.2%	1	Retail	Unanchored	Fee	N/A	5137-5177 14th Street West	Bradenton	Manatee	FL
Property		13.08	5510 Franklin Street	0.1%	1	Retail	Unanchored	Fee	N/A	5510 Franklin Street	Michigan City	La Porte	IN
Property		13.09	12579 Felch Street	0.1%	1	Retail	Unanchored	Fee	N/A	12579 Felch Street	Holland	Ottawa	MI
Property		13.10	12740 W. 87th Parkway	0.1%	1	Retail	Single Tenant	Fee	N/A	12740 West 87th Street Parkway	Lenexa	Johnson	KS
Property		13.11	5018 West Colonial Drive	0.1%	1	Retail	Single Tenant	Fee	N/A	5018 West Colonial Drive	Orlando	Orange	FL
Property		13.12	4690 US Highway 98 North	0.1%	1	Retail	Unanchored	Fee	N/A	4690 US Highway 98 North	Lakeland	Polk	FL
Property		13.13	4207 Portsmouth Boulevard	0.1%	1	Retail	Unanchored	Fee	N/A	4207 Portsmouth Boulevard	Chesapeake	Chesapeake	VA
Property		13.14	28365 US Highway 19 North	0.1%	1	Retail	Single Tenant	Fee	N/A	28365 US Highway 19 North	Clearwater	Pinellas	FL
Property		13.15	3770 West Haven Avenue	0.1%	1	Retail	Single Tenant	Fee	N/A	3770 West New Haven Avenue	Melbourne	Brevard	FL
Property		13.16	6237 East Colonial Drive	0.1%	1	Retail	Single Tenant	Fee	N/A	6237 East Colonial Drive	Orlando	Orange	FL
Property		13.17	2020 Principal Row	0.1%	1	Retail	Single Tenant	Fee	N/A	9320 South Orange Blossom Trail	Orlando	Orange	FL
Property		13.18	2660 SW College Road	0.1%	1	Retail	Single Tenant	Fee	N/A	2660 Southwest College Road	Ocala	Marion	FL
Property		13.19	2641 Enterprise Road	0.1%	1	Retail	Single Tenant	Fee	N/A	2641 Enterprise Road	Orange City	Volusia	FL
Property		13.20	1734 S. Tamiami Trail	0.1%	1	Retail	Single Tenant	Fee	N/A	1734 South Tamiami Trail	Venice	Sarasota	FL
Property		13.21	1150 North Wesleyan Boulevard	0.1%	1	Retail	Single Tenant	Fee	N/A	1150 North Wesleyan Boulevard	Rocky Mount	Nash	NC
Loan	5, 10	14	Dembs Roth Cross Group Portfolio	2.4%	11
Property		14.01	40984 Concept Drive (Rofin Sinar)	0.4%	1	Industrial	Flex	Fee	N/A	40984 Concept Drive	Plymouth	Wayne	MI
Property		14.02	6905-6943 E. State Street	0.3%	1	Retail	Unanchored	Fee	N/A	6905-6943 East State Street	Rockford	Winnebago	IL
Property		14.03	14706-14740 LaGrange Road	0.3%	1	Retail	Unanchored	Fee	N/A	14706-14740 LaGrange Road	Orland Park	Cook	IL
Property		14.04	1101-1141 E. Rand Road	0.2%	1	Retail	Unanchored	Fee	N/A	1101-1141 East Rand Road	Arlington Heights	Cook	IL
Property		14.05	1640 75th Street	0.2%	1	Retail	Unanchored	Fee	N/A	1640 75th Street	Downers Grove	DuPage	IL
Property		14.06	28188-28196 Schoolcraft Road	0.2%	1	Industrial	Flex	Fee	N/A	28188-28196 Schoolcraft Road	Livonia	Wayne	MI
Property		14.07	310-330 W. Roosevelt Road	0.2%	1	Retail	Unanchored	Fee	N/A	310-330 West Roosevelt Road	Lombard	DuPage	IL
Property		14.08	4732 N. Brandywine Road (Briar Group)	0.2%	1	Retail	Unanchored	Fee	N/A	4732 North Brandywine Drive	Peoria	Peoria	IL
Property		14.09	27750 Stansbury Street	0.2%	1	Office	Suburban	Fee	N/A	27750 Stansbury Street	Farmington Hills	Oakland	MI
Property		14.10	6933 NW 36th Avenue	0.1%	1	Office	Suburban	Fee	N/A	6933 Northwest 4th Boulevard	Gainesville	Alachua	FL
Property		14.11	34360 Glendale Street (Christopher Mgmt Prop)	0.0%	1	Industrial	Flex	Fee	N/A	34360 Glendale Street	Livonia	Wayne	MI

A-1-15

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGED PROPERTY CHARACTERISTICS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	No. of Properties	General Property Type	Detailed Property Type	Title Type	Ground Lease Initial Lease Expiration Date	Address	City	County	State
Loan	17	15	Hilton Garden Inn Tupelo	2.3%	1	Hospitality	Full Service	Fee	N/A	363 East Main Street	Tupelo	Lee	MS
Loan		16	Parc Central Apartments	2.0%	1	Multifamily	Garden	Fee	N/A	2600 T Street	Vancouver	Clark	WA
Loan	17	17	Pine Haven MHC	1.7%	1	Manufactured Housing	Manufactured Housing	Fee	N/A	848 Sandtown Road Southwest	Marietta	Cobb	GA
Loan		18	Day Creek Village	1.4%	1	Retail	Shadow Anchored	Fee	N/A	12273 Highland Avenue	Rancho Cucamonga	San Bernardino	CA
Loan	18	19	Gulfport Premium Outlets	1.4%	1	Retail	Outlet Center	Leasehold	12/31/2034	10000 Factory Shops Boulevard	Gulfport	Harrison	MS
Loan		20	Peachtree Business Park	1.4%	1	Industrial	Flex	Fee	N/A	6649, 6659, 6669, 6679, 6689 and 6699 Peachtree Industrial Boulevard	Norcross	Gwinnett	GA
Loan		21	Woods Corner	1.4%	1	Retail	Anchored	Fee	N/A	1920 Centerville Turnpike	Virginia Beach	Virginia Beach City	VA
Loan		22	41 Eagle Road	1.3%	1	Industrial	Flex	Fee	N/A	41 Eagle Road	Danbury	Fairfield	CT
Loan		23	The Saint Anna Apartments	1.1%	1	Multifamily	Mid-Rise	Fee	N/A	1823 Prytania Street	New Orleans	Orleans Parish	LA
Loan		24	Finksburg Plaza	1.1%	1	Retail	Anchored	Fee	N/A	3000 Gamber Road	Finksburg	Carroll	MD
Loan		25	Best Western Oakland	1.0%	1	Hospitality	Limited Service	Fee	N/A	170 Hegenberger Loop	Oakland	Alameda	CA
Loan		26	Palms at Chimney Rock Apartments	0.9%	1	Multifamily	Garden	Fee	N/A	6700 Chimney Rock Road	Houston	Harris	TX
Loan	5	27	Collis Portfolio	0.8%	3
Property		27.01	Longwood	0.5%	1	Industrial	Warehouse	Fee	N/A	485 Commerce Way	Longwood	Seminole	FL
Property		27.02	Lakeland	0.1%	1	Industrial	Warehouse	Fee	N/A	2323 Memorial Boulevard	Lakeland	Polk	FL
Property		27.03	Melbourne	0.1%	1	Industrial	Warehouse	Fee	N/A	3970 Dow Road	Melbourne	Brevard	FL
Loan		28	Stony Creek Medical Center	0.7%	1	Office	Medical	Fee	N/A	6-12 Business Park Drive	Branford	New Haven	CT
Loan		29	Walgreens - Glasgow, KY	0.4%	1	Retail	Single Tenant	Fee	N/A	1001 West Main Street	Glasgow	Barren	KY
Loan		30	Thornapple Lakes Estates MHC	0.4%	1	Manufactured Housing	Manufactured Housing	Fee	N/A	6355 Thornapple Lake Road	Nashville	Barry	MI
Loan		31	Valley View	0.4%	1	Industrial	Warehouse	Fee	N/A	7825 Hub Parkway	Valley View	Cuyahoga	OH

A-1-16

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

														MORTGAGE LOAN CHARACTERISTICS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Zip Code	Year Built	Year Renovated	Size	Units of Measure	Occupancy Rate	Occupancy Rate As-of Date	Appraised Value	Appraisal As-of Date	Mortgage Rate	Administrative Fee Rate(2)	Master Servicing Fee Rate	Primary Servicing Fee Rate
Loan	3	1	525 Seventh Avenue	9.3%	10018	1925	N/A	505,273	SF	95.5%	1/19/2016	$390,000,000	10/1/2015	4.118%	0.01488%	0.00250%	0.00000%
Loan	4, 5	2	U Haul AREC RW Portfolio	9.3%				617,047	SF	86.6%		$130,000,000		4.400%	0.01868%	0.00250%	0.00250%
Property		2.01	U-Haul Moving & Storage at I-20 & 360	1.6%	75052	2000	N/A	92,020	SF	94.7%	12/1/2015	$17,550,000	11/11/2015
Property		2.02	U-Haul Moving & Storage at N Sam Houston	1.5%	77066	2001	N/A	79,015	SF	93.8%	12/1/2015	$15,860,000	11/9/2015
Property		2.03	U-Haul Moving & Storage of Anchorage	0.7%	99503	1982-2001	N/A	36,804	SF	87.8%	12/1/2015	$7,275,000	11/19/2015
Property		2.04	U-Haul Moving & Storage at Clackamas Town Center	0.7%	97086	1970, 1975, 1978, 1984, 2001	1981	12,586	SF	99.2%	12/1/2015	$8,000,000	11/12/2015
Property		2.05	U-Haul Moving & Storage of West Hartford	0.6%	06110	1955	N/A	46,890	SF	86.2%	12/1/2015	$6,670,000	11/9/2015
Property		2.06	U-Haul Moving & Storage at South East St	0.6%	46227	1956, 1968 & 1991	2015	57,782	SF	48.6%	12/1/2015	$6,530,000	11/11/2015
Property		2.07	U-Haul Moving & Storage at Fall River at I-195	0.6%	02721	2004	N/A	65,375	SF	92.7%	12/1/2015	$6,200,000	11/23/2015
Property		2.08	U-Haul Moving & Storage of Redwood City	0.5%	94063	1960	N/A	10,487	SF	87.6%	12/1/2015	$7,170,000	11/12/2015
Property		2.09	U-Haul Moving & Storage of Levittown	0.4%	19057	1984	N/A	30,175	SF	95.5%	12/1/2015	$4,600,000	11/10/2015
Property		2.10	U-Haul Moving & Storage of Lynwood	0.4%	90262	1962	1977	14,816	SF	98.4%	12/1/2015	$4,040,000	11/9/2015
Property		2.11	U-Haul Moving & Storage of Eastland	0.4%	43232	1981	N/A	36,824	SF	89.5%	12/1/2015	$3,820,000	11/23/2015
Property		2.12	U-Haul Moving & Storage of Capitol Hill	0.3%	20002	1995	N/A	10,888	SF	85.7%	12/1/2015	$18,100,000	11/17/2015
Property		2.13	U-Haul Moving & Storage of Newark	0.2%	43055	1982-1984	N/A	34,150	SF	84.6%	12/1/2015	$2,520,000	11/23/2015
Property		2.14	U-Haul Moving & Storage of Jacksonville	0.2%	28540	1950	1963, 2002	23,575	SF	74.0%	12/1/2015	$2,500,000	11/12/2015
Property		2.15	U-Haul Moving & Storage of SE Seattle	0.2%	98118	1955	N/A	8,935	SF	96.6%	12/1/2015	$5,250,000	11/6/2015
Property		2.16	U-Haul Moving & Storage of Rainier Valley	0.2%	98144	1981	N/A	10,027	SF	86.3%	12/1/2015	$3,500,000	11/6/2015
Property		2.17	U-Haul Moving & Storage of Verde Valley	0.1%	86326	1980	N/A	20,035	SF	87.5%	12/1/2015	$1,325,000	11/16/2015
Property		2.18	U-Haul Moving & Storage at Washington St	0.1%	46219	1956	N/A	11,525	SF	83.1%	12/1/2015	$1,200,000	11/11/2015
Property		2.19	U-Haul Moving & Storage of W Columbia Schoolhouse	0.1%	45504	1979	N/A	15,138	SF	90.4%	12/1/2015	$1,090,000	11/23/2015
Loan	6	3	2100 Ross	9.0%	75201	1982	2012-2015	843,728	SF	85.7%	12/31/2015	$167,000,000	12/9/2015	4.684%	0.02368%	0.00250%	0.00250%
Loan	5, 7, 8, 9, 10	4	GLP Industrial Portfolio B	8.4%				26,238,861	SF	93.8%		$2,081,000,000		3.816%	0.01363%	0.00250%	0.00000%
Property		4.001	Agave DC	0.4%	85043	2009	NAP	1,267,110	SF	100.0%	10/1/2015	$99,600,000	9/15/2015
Property		4.002	Lehigh Valley 13	0.2%	18031	2000	NAP	822,500	SF	100.0%	10/1/2015	$53,500,000	8/26/2015
Property		4.003	Frontier Logistics BTS	0.2%	77503	2015	NAP	600,004	SF	100.0%	10/1/2015	$50,500,000	10/2/2015
Property		4.004	Sugarland Interchange DC	0.2%	77478	1995	NAP	486,263	SF	100.0%	10/1/2015	$45,800,000	8/25/2015
Property		4.005	York - Willow Springs	0.2%	17406	2009	NAP	624,000	SF	100.0%	10/1/2015	$44,300,000	8/27/2015
Property		4.006	Atlanta - Liberty DC	0.2%	30253	2006	NAP	851,349	SF	100.0%	10/1/2015	$41,600,000	8/31/2015
Property		4.007	South Bay DC	0.2%	90503	2013	NAP	265,440	SF	100.0%	10/1/2015	$40,000,000	9/15/2015
Property		4.008	Sorensen Industrial	0.2%	90670	2012	NAP	305,422	SF	100.0%	10/1/2015	$39,200,000	9/15/2015
Property		4.009	Miramar DC	0.2%	33025	2002	NAP	289,300	SF	100.0%	10/1/2015	$38,600,000	8/24/2015
Property		4.010	York DC II	0.2%	17406	2011	NAP	603,000	SF	100.0%	10/1/2015	$36,000,000	8/27/2015
Property		4.011	Carlisle DC Bldg 1	0.2%	17015	2001	NAP	511,760	SF	100.0%	10/1/2015	$35,500,000	8/27/2015
Property		4.012	Portside Distribution Center	0.1%	98421	2007	NAP	416,050	SF	100.0%	10/1/2015	$33,500,000	7/9/2015
Property		4.013	Marina West A	0.1%	33325	2002	NAP	276,175	SF	100.0%	10/1/2015	$32,900,000	8/24/2015
Property		4.014	Fremont East Bay DC	0.1%	94538	1990	NAP	246,450	SF	100.0%	10/1/2015	$29,400,000	8/27/2015
Property		4.015	Harbor Gateway DC	0.1%	90501	2000	NAP	184,815	SF	100.0%	10/1/2015	$29,400,000	9/15/2015
Property		4.016	Imperial DC 1	0.1%	77073	2014	NAP	328,020	SF	100.0%	10/1/2015	$29,200,000	10/2/2015
Property		4.017	Westport DC Bldg B	0.1%	84104	2008	NAP	409,374	SF	100.0%	10/1/2015	$28,600,000	9/1/2015
Property		4.018	Westport DC Bldg A	0.1%	84104	2007	NAP	350,892	SF	100.0%	10/1/2015	$27,700,000	9/1/2015
Property		4.019	Auburn DC	0.1%	98001	1999	NAP	283,450	SF	100.0%	10/1/2015	$25,600,000	7/9/2015
Property		4.020	Southaven DC Bldg 2	0.1%	38671	2004	NAP	602,500	SF	100.0%	10/1/2015	$24,600,000	8/27/2015
Property		4.021	Marina West DC II Bldg 1	0.1%	33325	1994	NAP	200,000	SF	100.0%	10/1/2015	$24,200,000	8/24/2015
Property		4.022	Buckeye DC Bldg 1	0.1%	85043	2008	NAP	380,569	SF	100.0%	10/1/2015	$23,800,000	9/15/2015
Property		4.023	York DC III	0.1%	17406	2009	NAP	342,160	SF	100.0%	10/1/2015	$23,700,000	8/27/2015
Property		4.024	Orange County DC	0.1%	92870	1985	NAP	198,275	SF	100.0%	10/1/2015	$23,100,000	9/15/2015
Property		4.025	Kent Valley DC II	0.1%	98032	1995	NAP	228,907	SF	100.0%	10/1/2015	$22,900,000	7/9/2015
Property		4.026	Memphis IC III	0.1%	38115	1998	NAP	582,098	SF	100.0%	10/1/2015	$22,200,000	8/27/2015
Property		4.027	Pinole Point Building #1	0.1%	94806	1999	NAP	200,000	SF	100.0%	10/1/2015	$21,600,000	8/27/2015
Property		4.028	Cactus DC II	0.1%	85043	2007	NAP	376,760	SF	0.0%	10/1/2015	$21,100,000	9/15/2015
Property		4.029	Fairburn DC	0.1%	30213	1995	NAP	346,224	SF	100.0%	10/1/2015	$20,500,000	8/31/2015
Property		4.030	Windfern Distribution Center II	0.1%	77040	1999	NAP	245,700	SF	100.0%	10/1/2015	$20,200,000	8/31/2015
Property		4.031	Miami DC	0.1%	33178	2013	NAP	185,520	SF	100.0%	10/1/2015	$19,700,000	8/24/2015
Property		4.032	Southpoint F	0.1%	30297	2001	NAP	358,360	SF	100.0%	10/1/2015	$19,300,000	8/31/2015
Property		4.033	Industrial Parkway DC	0.1%	30331	1986	NAP	443,800	SF	100.0%	10/1/2015	$19,000,000	9/1/2015
Property		4.034	Chickasaw DC	0.1%	38141	2004	NAP	437,940	SF	100.0%	10/1/2015	$18,700,000	8/27/2015
Property		4.035	Valley Crossings	0.1%	18062	1997	NAP	270,000	SF	100.0%	10/1/2015	$18,600,000	8/26/2015
Property		4.036	Buckeye DC Bldg 2	0.1%	85043	2008	NAP	303,495	SF	100.0%	10/1/2015	$18,400,000	9/15/2015
Property		4.037	Southpoint B	0.1%	30297	1996	NAP	297,000	SF	100.0%	10/1/2015	$17,600,000	8/31/2015
Property		4.038	Hartman Business Center I	0.1%	30168	2003	NAP	353,983	SF	100.0%	10/1/2015	$17,600,000	8/31/2015
Property		4.039	Artesia DC	0.1%	90220	1972	NAP	151,800	SF	100.0%	10/1/2015	$17,100,000	9/15/2015
Property		4.040	Bell Gardens Distribution Center #3	0.1%	90201	1970	NAP	166,261	SF	100.0%	10/1/2015	$15,600,000	9/15/2015
Property		4.041	Marina West B	0.1%	33325	2002	NAP	115,680	SF	100.0%	10/1/2015	$15,600,000	8/24/2015
Property		4.042	Renton DC	0.1%	98057	1997	NAP	126,660	SF	100.0%	10/1/2015	$15,500,000	7/9/2015
Property		4.043	Southpoint A	0.1%	30297	1997	NAP	218,875	SF	100.0%	10/1/2015	$15,300,000	8/31/2015
Property		4.044	Westfork A5	0.1%	30122	2001	NAP	315,095	SF	63.3%	10/1/2015	$15,300,000	8/31/2015
Property		4.045	Marina West DC II Bldg 2	0.1%	33325	1995	NAP	143,000	SF	100.0%	10/1/2015	$15,300,000	8/24/2015
Property		4.046	Pinole Point Building #2	0.1%	94806	2000	NAP	143,250	SF	100.0%	10/1/2015	$15,100,000	8/27/2015
Property		4.047	Salt Lake DC II	0.1%	84104	2011	NAP	190,000	SF	100.0%	10/1/2015	$14,900,000	9/1/2015
Property		4.048	Northwest 8 Industrial Center II	0.1%	77041	2001	NAP	99,175	SF	61.2%	10/1/2015	$14,800,000	8/31/2015
Property		4.049	Salt Lake DC I	0.1%	84104	2007	NAP	190,000	SF	100.0%	10/1/2015	$14,600,000	9/1/2015

A-1-17

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

														MORTGAGE LOAN CHARACTERISTICS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Zip Code	Year Built	Year Renovated	Size	Units of Measure	Occupancy Rate	Occupancy Rate As-of Date	Appraised Value	Appraisal As-of Date	Mortgage Rate	Administrative Fee Rate(2)	Master Servicing Fee Rate	Primary Servicing Fee Rate
Property		4.050	Southshore Commerce Center C	0.1%	97230	1999	NAP	179,457	SF	100.0%	10/1/2015	$14,500,000	9/2/2015
Property		4.051	Pinole Point Building #3	0.1%	94806	2001	NAP	131,504	SF	100.0%	10/1/2015	$14,300,000	8/27/2015
Property		4.052	Steamboat DC	0.1%	17345	2002	NAP	193,160	SF	100.0%	10/1/2015	$14,300,000	8/27/2015
Property		4.053	Palo Verde DC	0.1%	85353	1994	NAP	302,640	SF	0.0%	10/1/2015	$14,100,000	9/15/2015
Property		4.054	South San Francisco DC II	0.1%	94080	1977	NAP	86,918	SF	100.0%	10/1/2015	$13,700,000	8/28/2015
Property		4.055	Westfork C4	0.1%	30122	1999	NAP	292,281	SF	23.5%	10/1/2015	$13,400,000	8/31/2015
Property		4.056	South San Francisco DC	0.1%	94005	1972	NAP	87,000	SF	100.0%	10/1/2015	$13,100,000	8/28/2015
Property		4.057	Southshore Commerce Center A	0.1%	97230	1999	NAP	165,000	SF	100.0%	10/1/2015	$12,800,000	9/2/2015
Property		4.058	Kent Valley DC IV	0.1%	98032	1995	NAP	115,189	SF	100.0%	10/1/2015	$12,400,000	7/9/2015
Property		4.059	Carlisle DC Bldg 2	0.1%	17015	2001	NAP	181,990	SF	100.0%	10/1/2015	$12,400,000	8/27/2015
Property		4.060	Bluegrass DC Bldg 4	0.1%	30004	2000	NAP	136,238	SF	100.0%	10/1/2015	$12,300,000	10/1/2015
Property		4.061	Westfork A4	0.1%	30122	1997	NAP	228,576	SF	100.0%	10/1/2015	$12,200,000	8/31/2015
Property		4.062	Beltway Crossing DC Bldg 2	0.1%	77489	2009	NAP	166,400	SF	100.0%	10/1/2015	$12,100,000	8/5/2015
Property		4.063	Ritner DC	0.1%	17013	1980	NAP	202,000	SF	100.0%	10/1/2015	$12,000,000	8/27/2015
Property		4.064	Hartman Business Center II	0.0%	30168	2006	NAP	261,799	SF	0.0%	10/1/2015	$11,400,000	8/31/2015
Property		4.065	Hayward DC	0.0%	94545	1999	NAP	101,805	SF	100.0%	10/1/2015	$11,300,000	8/27/2015
Property		4.066	Houston DC Bldg 1	0.0%	77029	1980	NAP	219,243	SF	100.0%	10/1/2015	$10,600,000	9/1/2015
Property		4.067	Kent Valley DC	0.0%	98032	1983	NAP	125,000	SF	100.0%	10/1/2015	$10,500,000	7/9/2015
Property		4.068	Lehigh Valley 9	0.0%	18106	1989	NAP	154,156	SF	100.0%	10/1/2015	$10,400,000	8/26/2015
Property		4.069	Beltway Crossing DC Bldg 3	0.0%	77489	2013	NAP	116,480	SF	100.0%	10/1/2015	$10,400,000	8/5/2015
Property		4.070	Southaven DC Bldg 1	0.0%	38671	2003	NAP	246,564	SF	100.0%	10/1/2015	$10,300,000	8/27/2015
Property		4.071	Bluegrass DC Bldg 1	0.0%	30004	1999	NAP	112,000	SF	100.0%	10/1/2015	$10,200,000	10/1/2015
Property		4.072	Suwanee Point Building 200	0.0%	30024	2007	NAP	105,972	SF	100.0%	10/1/2015	$10,100,000	10/1/2015
Property		4.073	Tamarac Business Center I	0.0%	33321	1997	NAP	90,000	SF	100.0%	10/1/2015	$9,600,000	8/24/2015
Property		4.074	Gwinnett DC Bldg 1	0.0%	30340	1972	NAP	201,440	SF	100.0%	10/1/2015	$9,200,000	10/1/2015
Property		4.075	Houston DC Bldg 3	0.0%	77018	1977	NAP	192,430	SF	100.0%	10/1/2015	$9,100,000	8/31/2015
Property		4.076	Broadway 101 CC Bldg 9	0.0%	85202	2007	NAP	97,554	SF	100.0%	10/1/2015	$9,000,000	9/15/2015
Property		4.077	Iron Run DC	0.0%	18106	1988	NAP	125,000	SF	100.0%	10/1/2015	$9,000,000	8/26/2015
Property		4.078	Windfern Distribution Center I	0.0%	77040	1999	NAP	128,460	SF	100.0%	10/1/2015	$8,600,000	8/31/2015
Property		4.079	Miami DC II	0.0%	33122	1996	NAP	70,000	SF	100.0%	10/1/2015	$8,600,000	8/24/2015
Property		4.080	Southshore Commerce Center B	0.0%	97230	1999	NAP	103,500	SF	100.0%	10/1/2015	$8,500,000	9/2/2015
Property		4.081	Suwanee Point Building 100	0.0%	30024	2007	NAP	125,725	SF	89.3%	10/1/2015	$8,400,000	10/1/2015
Property		4.082	Beltway Crossing DC Bldg 1	0.0%	77489	2009	NAP	116,480	SF	100.0%	10/1/2015	$8,100,000	8/5/2015
Property		4.083	Southshore Commerce Center D	0.0%	97230	2002	NAP	96,608	SF	100.0%	10/1/2015	$8,100,000	9/2/2015
Property		4.084	Broadway 101 CC Bldg 11	0.0%	85202	2007	NAP	106,106	SF	100.0%	10/1/2015	$8,000,000	9/15/2015
Property		4.085	Lehigh Valley DC II	0.0%	18106	1991	NAP	114,049	SF	100.0%	10/1/2015	$7,800,000	8/26/2015
Property		4.086	Memphis IC I	0.0%	38115	1996	NAP	200,000	SF	100.0%	10/1/2015	$7,600,000	8/27/2015
Property		4.087	Broadway 101 CC Bldg 6	0.0%	85202	2005	NAP	96,120	SF	100.0%	10/1/2015	$7,400,000	9/15/2015
Property		4.088	Lehigh Valley 10	0.0%	18106	1991	NAP	111,300	SF	100.0%	10/1/2015	$7,300,000	8/26/2015
Property		4.089	Beltway Crossing DC Bldg 4	0.0%	77489	2013	NAP	91,520	SF	100.0%	10/1/2015	$7,200,000	8/5/2015
Property		4.090	Northwest 8 Industrial Center I	0.0%	77041	2001	NAP	42,143	SF	100.0%	10/1/2015	$6,900,000	8/31/2015
Property		4.091	Bluegrass DC Bldg 3	0.0%	30004	1996	NAP	72,000	SF	100.0%	10/1/2015	$6,800,000	10/1/2015
Property		4.092	Andover DC Bldg A	0.0%	98188	1967	NAP	81,225	SF	100.0%	10/1/2015	$6,700,000	7/9/2015
Property		4.093	Bluegrass DC Bldg 2	0.0%	30004	1995	NAP	69,000	SF	100.0%	10/1/2015	$6,500,000	10/1/2015
Property		4.094	Andover DC Bldg B	0.0%	98188	1967	NAP	81,660	SF	100.0%	10/1/2015	$6,400,000	7/9/2015
Property		4.095	Broadway 101 CC Bldg 5	0.0%	85202	2005	NAP	85,533	SF	100.0%	10/1/2015	$6,400,000	9/15/2015
Property		4.096	Broadway 101 CC Bldg 8	0.0%	85202	2007	NAP	68,175	SF	70.0%	10/1/2015	$6,400,000	9/15/2015
Property		4.097	Broadway 101 CC Bldg 10	0.0%	85202	2007	NAP	85,533	SF	100.0%	10/1/2015	$6,400,000	9/15/2015
Property		4.098	Broadway 101 CC Bldg 4	0.0%	85202	2005	NAP	65,310	SF	100.0%	10/1/2015	$6,300,000	9/15/2015
Property		4.099	Lehigh Valley 11	0.0%	18106	1986	NAP	100,000	SF	100.0%	10/1/2015	$6,200,000	8/26/2015
Property		4.100	Tamarac Commerce Center	0.0%	33321	2005	NAP	49,100	SF	100.0%	10/1/2015	$6,000,000	8/24/2015
Property		4.101	Houston DC Bldg 2	0.0%	77087	1979	NAP	123,536	SF	60.1%	10/1/2015	$6,000,000	9/1/2015
Property		4.102	Marina West DC II Bldg 3	0.0%	33325	1987	NAP	58,650	SF	0.0%	10/1/2015	$6,000,000	8/24/2015
Property		4.103	Broadway 101 CC Bldg 3	0.0%	85202	2005	NAP	65,310	SF	100.0%	10/1/2015	$5,900,000	9/15/2015
Property		4.104	Commerce Park Medical Center	0.0%	77054	1985	NAP	51,914	SF	100.0%	10/1/2015	$5,500,000	9/1/2015
Property		4.105	Houston IC	0.0%	77041	1980	NAP	67,180	SF	100.0%	10/1/2015	$5,400,000	8/31/2015
Property		4.106	Gwinnett DC Bldg 2	0.0%	30340	1972	NAP	115,228	SF	89.5%	10/1/2015	$5,400,000	10/1/2015
Property		4.107	Weston Business Center	0.0%	33331	1996	NAP	35,447	SF	100.0%	10/1/2015	$5,300,000	8/24/2015
Property		4.108	Kent Valley DC III	0.0%	98032	1979	NAP	50,450	SF	100.0%	10/1/2015	$5,300,000	7/9/2015
Property		4.109	Commerce Park SW 2	0.0%	77477	1981	NAP	49,900	SF	100.0%	10/1/2015	$5,200,000	8/27/2015
Property		4.110	Commerce Park Westchase 3	0.0%	77042	1984	NAP	61,580	SF	100.0%	10/1/2015	$5,100,000	8/27/2015
Property		4.111	Lehigh Valley 12	0.0%	18106	1987	NAP	80,000	SF	100.0%	10/1/2015	$4,900,000	8/26/2015
Property		4.112	Houston DC Bldg 4	0.0%	77055	1973	NAP	106,725	SF	100.0%	10/1/2015	$4,900,000	8/31/2015
Property		4.113	Valley Forge 1	0.0%	19403	1988	NAP	65,723	SF	85.1%	10/1/2015	$4,800,000	8/26/2015
Property		4.114	Valley Forge 2	0.0%	19403	1970	NAP	62,800	SF	100.0%	10/1/2015	$4,800,000	8/26/2015
Property		4.115	Bell Gardens Distribution Center #1	0.0%	90201	1970	NAP	48,541	SF	100.0%	10/1/2015	$4,700,000	9/15/2015
Property		4.116	Commerce Park SW 4	0.0%	77477	1981	NAP	42,742	SF	100.0%	10/1/2015	$4,700,000	8/27/2015
Property		4.117	Broadway 101 CC Bldg 1	0.0%	85202	2005	NAP	46,879	SF	58.5%	10/1/2015	$4,700,000	9/15/2015
Property		4.118	Bell Gardens Distribution Center #2	0.0%	90201	1970	NAP	48,600	SF	100.0%	10/1/2015	$4,500,000	9/15/2015
Property		4.119	Commerce Park SW 1	0.0%	77477	1981	NAP	40,813	SF	95.2%	10/1/2015	$4,500,000	8/27/2015
Property		4.120	Tamarac Business Center II	0.0%	33321	1997	NAP	35,000	SF	100.0%	10/1/2015	$4,200,000	8/24/2015
Property		4.121	Broadway 101 CC Bldg 2	0.0%	85202	2005	NAP	44,854	SF	70.0%	10/1/2015	$4,100,000	9/15/2015
Property		4.122	Commerce Park Westchase 2	0.0%	77042	1984	NAP	48,197	SF	100.0%	10/1/2015	$4,000,000	8/27/2015
Property		4.123	Memphis IC II	0.0%	38115	1996	NAP	106,844	SF	73.6%	10/1/2015	$3,900,000	8/27/2015

A-1-18

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

														MORTGAGE LOAN CHARACTERISTICS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Zip Code	Year Built	Year Renovated	Size	Units of Measure	Occupancy Rate	Occupancy Rate As-of Date	Appraised Value	Appraisal As-of Date	Mortgage Rate	Administrative Fee Rate(2)	Master Servicing Fee Rate	Primary Servicing Fee Rate
Property		4.124	Commerce Park NW 3	0.0%	77040	1980	NAP	47,450	SF	100.0%	10/1/2015	$3,700,000	8/31/2015
Property		4.125	Commerce Park NW 4	0.0%	77040	1980	NAP	47,510	SF	48.1%	10/1/2015	$3,700,000	8/31/2015
Property		4.126	Commerce Park SW 3	0.0%	77477	1981	NAP	42,695	SF	100.0%	10/1/2015	$3,700,000	8/27/2015
Property		4.127	Commerce Park Westchase 1	0.0%	77042	1984	NAP	48,148	SF	100.0%	10/1/2015	$3,700,000	8/27/2015
Property		4.128	Commerce Park NW 2	0.0%	77040	1980	NAP	45,000	SF	100.0%	10/1/2015	$3,600,000	8/31/2015
Property		4.129	Broadway 101 CC Bldg 7	0.0%	85202	2007	NAP	47,045	SF	16.9%	10/1/2015	$3,600,000	9/15/2015
Property		4.130	Commerce Park NW 1	0.0%	77040	1980	NAP	45,000	SF	100.0%	10/1/2015	$3,500,000	8/31/2015
Property		4.131	Lakeview BC Bldg 1	0.0%	33312	1985	NAP	40,000	SF	100.0%	10/1/2015	$3,500,000	8/24/2015
Property		4.132	Ft. Lauderdale Industrial II	0.0%	33309	1991	NAP	24,490	SF	100.0%	10/1/2015	$3,100,000	8/24/2015
Property		4.133	Valley Forge 3	0.0%	19403	1984	NAP	40,000	SF	100.0%	10/1/2015	$2,900,000	8/26/2015
Property		4.134	Lakeview BC Bldg 7	0.0%	33312	1987	NAP	31,497	SF	100.0%	10/1/2015	$2,800,000	8/24/2015
Property		4.135	Lakeview BC Bldg 4	0.0%	33312	1987	NAP	31,153	SF	100.0%	10/1/2015	$2,700,000	8/24/2015
Property		4.136	Lakeview BC Bldg 5	0.0%	33312	1987	NAP	31,326	SF	23.4%	10/1/2015	$2,700,000	8/24/2015
Property		4.137	Commerce Park SW 5	0.0%	77477	1981	NAP	30,620	SF	100.0%	10/1/2015	$2,600,000	8/27/2015
Property		4.138	Lakeview BC Bldg 6	0.0%	33312	1987	NAP	30,888	SF	100.0%	10/1/2015	$2,600,000	8/24/2015
Property		4.139	Valley Forge 4	0.0%	19403	1991	NAP	31,836	SF	100.0%	10/1/2015	$2,400,000	8/26/2015
Property		4.140	Lakeview BC Bldg 3	0.0%	33312	1987	NAP	27,086	SF	100.0%	10/1/2015	$2,400,000	8/24/2015
Property		4.141	Lakeview BC Bldg 2	0.0%	33312	1985	NAP	18,400	SF	100.0%	10/1/2015	$1,700,000	8/24/2015
Property		4.142	Ft. Lauderdale Industrial I	0.0%	33309	1987	NAP	10,000	SF	100.0%	10/1/2015	$1,300,000	8/24/2015
Loan		5	Preferred Freezer - San Leandro, CA	6.8%	94577	2014	N/A	248,195	SF	100.0%	3/6/2016	$73,000,000	10/28/2015	4.637%	0.01868%	0.00250%	0.00250%
Loan	11	6	Princeton Pike Corporate Center	6.8%	08648	1978-2007	N/A	809,458	SF	87.5%	12/15/2015	$199,000,000	11/5/2015	4.673%	0.01738%	0.00250%	0.00000%
Loan	12	7	Twenty Ninth Street Retail	6.0%	80301	1963	2006	704,713	SF	99.0%	12/3/2015	$350,000,000	11/30/2015	4.097%	0.01488%	0.00250%	0.00250%
Loan	13	8	Ellenton Premium Outlets	5.8%	34222	1991	N/A	476,481	SF	99.3%	1/21/2016	$332,000,000	10/1/2015	4.299%	0.01488%	0.00250%	0.00000%
Loan	14, 15	9	Gateway Plaza	4.2%	23219	2015	N/A	330,309	SF	84.4%	1/7/2016	$123,000,000	12/30/2015	5.191%	0.02938%	0.00250%	0.00250%
Loan		10	Hilton Garden Inn - Oxnard, CA	3.4%	93036	2005	2013	170	Rooms	71.6%	12/31/2015	$33,600,000	10/28/2015	5.145%	0.01868%	0.00250%	0.00250%
Loan		11	7141 Cleanwater Lane	3.1%	98501	2005	N/A	148,311	SF	100.0%	3/6/2016	$36,400,000	10/27/2015	4.980%	0.04618%	0.00250%	0.03000%
Loan	16	12	Grove City Premium Outlets	3.0%	16127	1994	2004	531,200	SF	97.9%	1/21/2016	$255,000,000	9/28/2015	4.309%	0.01488%	0.00250%	0.00250%
Loan	5, 10	13	Dembs Roth Kancov Portfolio	2.9%				277,367	SF	100.0%		$29,665,000		5.078%	0.08868%	0.00250%	0.07250%
Property		13.01	745 Battlefield Boulevard	0.2%	23320	1991	N/A	16,865	SF	100.0%	11/1/2015	$2,500,000	8/26/2015
Property		13.02	336 Army Trail Road	0.2%	60108	1991	N/A	12,000	SF	100.0%	3/6/2016	$2,270,000	8/27/2015
Property		13.03	5858 Sue Mandy Drive	0.2%	63376	1991	N/A	12,000	SF	100.0%	3/6/2016	$1,950,000	8/26/2015
Property		13.04	13809 N. Dale Mabry Highway	0.2%	33624	1995	N/A	14,100	SF	100.0%	11/1/2015	$1,640,000	8/13/2015
Property		13.05	5974-5990 S. Tamiami Trail	0.2%	34231	1987	N/A	14,279	SF	100.0%	11/1/2015	$1,590,000	8/13/2015
Property		13.06	#1 Auto Row Drive	0.2%	61704	1995	N/A	14,000	SF	100.0%	11/1/2015	$1,575,000	8/24/2015
Property		13.07	5137-5177 14th Street West	0.2%	34207	1987	N/A	19,888	SF	100.0%	11/1/2015	$1,530,000	8/13/2015
Property		13.08	5510 Franklin Street	0.1%	46360	1996	N/A	16,950	SF	100.0%	11/1/2015	$1,440,000	8/27/2015
Property		13.09	12579 Felch Street	0.1%	49424	1994	N/A	17,600	SF	100.0%	11/1/2015	$1,400,000	8/25/2015
Property		13.10	12740 W. 87th Parkway	0.1%	66215	1991	N/A	12,000	SF	100.0%	3/6/2016	$1,400,000	8/25/2015
Property		13.11	5018 West Colonial Drive	0.1%	32808	1997	N/A	11,960	SF	100.0%	3/6/2016	$1,270,000	8/16/2015
Property		13.12	4690 US Highway 98 North	0.1%	33809	1991	N/A	12,000	SF	100.0%	11/1/2015	$1,260,000	8/17/2015
Property		13.13	4207 Portsmouth Boulevard	0.1%	23321	1992	N/A	12,000	SF	100.0%	11/1/2015	$1,250,000	8/26/2015
Property		13.14	28365 US Highway 19 North	0.1%	34683	1985	N/A	9,400	SF	100.0%	3/6/2016	$1,250,000	8/13/2015
Property		13.15	3770 West Haven Avenue	0.1%	32904	1992	N/A	12,000	SF	100.0%	3/6/2016	$1,180,000	8/16/2015
Property		13.16	6237 East Colonial Drive	0.1%	32807	1993	N/A	12,000	SF	100.0%	3/6/2016	$1,150,000	8/16/2015
Property		13.17	2020 Principal Row	0.1%	32837	1992	N/A	12,000	SF	100.0%	3/6/2016	$1,150,000	8/16/2015
Property		13.18	2660 SW College Road	0.1%	34474	1995	N/A	12,000	SF	100.0%	3/6/2016	$1,040,000	8/17/2015
Property		13.19	2641 Enterprise Road	0.1%	32763	1995	N/A	12,000	SF	100.0%	3/6/2016	$1,020,000	8/16/2015
Property		13.20	1734 S. Tamiami Trail	0.1%	34293	1993	N/A	11,530	SF	100.0%	3/6/2016	$930,000	8/13/2015
Property		13.21	1150 North Wesleyan Boulevard	0.1%	27804	1994	N/A	10,795	SF	100.0%	3/6/2016	$870,000	12/10/2015
Loan	5, 10	14	Dembs Roth Cross Group Portfolio	2.4%				280,729	SF	95.9%		$24,355,000		5.078%	0.08868%	0.00250%	0.07250%
Property		14.01	40984 Concept Drive (Rofin Sinar)	0.4%	48170	2002	N/A	54,080	SF	100.0%	3/6/2016	$4,090,000	8/26/2015
Property		14.02	6905-6943 E. State Street	0.3%	61108	1991	N/A	40,179	SF	71.4%	11/1/2015	$3,100,000	8/28/2015
Property		14.03	14706-14740 LaGrange Road	0.3%	60462	1986	2014	21,050	SF	100.0%	11/1/2015	$3,000,000	8/26/2015
Property		14.04	1101-1141 E. Rand Road	0.2%	60004	1988	N/A	29,065	SF	100.0%	11/1/2015	$2,510,000	8/27/2015
Property		14.05	1640 75th Street	0.2%	60516	1962	N/A	22,618	SF	100.0%	11/1/2015	$2,400,000	8/26/2015
Property		14.06	28188-28196 Schoolcraft Road	0.2%	48150	1983	N/A	27,084	SF	100.0%	11/1/2015	$2,120,000	8/26/2015
Property		14.07	310-330 W. Roosevelt Road	0.2%	60148	1987	N/A	27,733	SF	100.0%	11/1/2015	$2,100,000	8/8/2015
Property		14.08	4732 N. Brandywine Road (Briar Group)	0.2%	61614	1958	N/A	28,668	SF	100.0%	11/1/2015	$1,900,000	8/24/2015
Property		14.09	27750 Stansbury Street	0.2%	48334	1998	N/A	10,002	SF	100.0%	11/1/2015	$1,670,000	8/26/2015
Property		14.10	6933 NW 36th Avenue	0.1%	32607	1996	N/A	10,050	SF	100.0%	3/6/2016	$1,010,000	8/17/2015
Property		14.11	34360 Glendale Street (Christopher Mgmt Prop)	0.0%	48150	1979	N/A	10,200	SF	100.0%	3/6/2016	$455,000	8/26/2015

A-1-19

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

														MORTGAGE LOAN CHARACTERISTICS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Zip Code	Year Built	Year Renovated	Size	Units of Measure	Occupancy Rate	Occupancy Rate As-of Date	Appraised Value	Appraisal As-of Date	Mortgage Rate	Administrative Fee Rate(2)	Master Servicing Fee Rate	Primary Servicing Fee Rate
Loan	17	15	Hilton Garden Inn Tupelo	2.3%	38804	2006	2014	158	Rooms	69.4%	11/30/2015	$24,500,000	12/7/2015	5.259%	0.01868%	0.00250%	0.00250%
Loan		16	Parc Central Apartments	2.0%	98661	1976	2015	151	Units	92.1%	11/30/2015	$18,400,000	11/30/2015	5.109%	0.01868%	0.00250%	0.00250%
Loan	17	17	Pine Haven MHC	1.7%	30008	1963-1972	N/A	320	Pads	85.0%	2/1/2016	$15,660,000	11/5/2015	4.688%	0.01868%	0.00250%	0.00250%
Loan		18	Day Creek Village	1.4%	91739	2004	N/A	25,002	SF	100.0%	1/6/2016	$15,500,000	9/23/2015	4.853%	0.01868%	0.00250%	0.00250%
Loan	18	19	Gulfport Premium Outlets	1.4%	39501	1995	2006	300,249	SF	92.2%	1/21/2016	$108,000,000	9/29/2015	4.349%	0.01488%	0.00250%	0.00250%
Loan		20	Peachtree Business Park	1.4%	30092	1980	N/A	199,036	SF	90.3%	11/17/2015	$12,300,000	10/9/2015	4.698%	0.01868%	0.00250%	0.00250%
Loan		21	Woods Corner	1.4%	23464	1988	N/A	156,014	SF	90.3%	12/22/2015	$15,900,000	11/12/2015	4.511%	0.05868%	0.00250%	0.04250%
Loan		22	41 Eagle Road	1.3%	06810	1968	2013	207,156	SF	100.0%	1/21/2016	$15,900,000	10/16/2015	4.837%	0.01868%	0.00250%	0.00250%
Loan		23	The Saint Anna Apartments	1.1%	70130	1853	2015	23	Units	65.2%	10/1/2015	$10,925,000	11/13/2015	4.745%	0.01868%	0.00250%	0.00250%
Loan		24	Finksburg Plaza	1.1%	21048	1987	N/A	75,143	SF	89.0%	11/13/2015	$10,730,000	11/12/2015	5.027%	0.07618%	0.00250%	0.06000%
Loan		25	Best Western Oakland	1.0%	94621	2001	2013; 2015	76	Rooms	77.5%	12/31/2015	$11,300,000	9/3/2015	5.050%	0.01868%	0.00250%	0.00250%
Loan		26	Palms at Chimney Rock Apartments	0.9%	77081	1963-1968	2014-2015	125	Units	97.6%	1/11/2016	$7,910,000	10/28/2015	4.732%	0.01868%	0.00250%	0.00250%
Loan	5	27	Collis Portfolio	0.8%				86,822	SF	100.0%		$9,250,000		5.650%	0.01868%	0.00250%	0.00250%
Property		27.01	Longwood	0.5%	32750	1987	N/A	58,500	SF	100.0%	3/6/2016	$6,300,000	1/25/2016
Property		27.02	Lakeland	0.1%	33815	1985-1988	N/A	14,505	SF	100.0%	3/6/2016	$1,550,000	1/25/2016
Property		27.03	Melbourne	0.1%	32934	1990	N/A	13,817	SF	100.0%	3/6/2016	$1,400,000	1/25/2016
Loan		28	Stony Creek Medical Center	0.7%	06405	2004	N/A	29,130	SF	87.3%	10/22/2015	$5,800,000	10/14/2015	5.318%	0.01868%	0.00250%	0.00250%
Loan		29	Walgreens - Glasgow, KY	0.4%	42141	2003	N/A	14,560	SF	100.0%	12/1/2015	$4,700,000	11/11/2015	4.950%	0.01868%	0.00250%	0.00250%
Loan		30	Thornapple Lakes Estates MHC	0.4%	49073	1973	N/A	215	Pads	75.8%	11/30/2015	$4,020,000	11/5/2015	4.943%	0.01868%	0.00250%	0.00250%
Loan		31	Valley View	0.4%	44125	1989	N/A	101,000	SF	100.0%	3/6/2016	$4,900,000	1/16/2016	5.250%	0.01868%	0.00250%	0.00250%

A-1-20

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Pari Passu Loan Primary Servicing Fee Rate	Trustee Fee Rate	Trust Advisor Fee Rate	Asset Representation Reviewer Fee Rate	CREFC Fee Rate	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No)	Original Term to Maturity (mos.)	Remaining Term to Maturity (mos.)	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)
Loan	3	1	525 Seventh Avenue	9.3%	0.00250%	0.00900%	0.00000%	0.00038%	0.00050%	Actual/360	4	No	120	116	60	56	360	360
Loan	4, 5	2	U Haul AREC RW Portfolio	9.3%	0.00000%	0.00900%	0.00380%	0.00038%	0.00050%	Actual/360	1	Yes	120	119	0	0	300	299
Property		2.01	U-Haul Moving & Storage at I-20 & 360	1.6%
Property		2.02	U-Haul Moving & Storage at N Sam Houston	1.5%
Property		2.03	U-Haul Moving & Storage of Anchorage	0.7%
Property		2.04	U-Haul Moving & Storage at Clackamas Town Center	0.7%
Property		2.05	U-Haul Moving & Storage of West Hartford	0.6%
Property		2.06	U-Haul Moving & Storage at South East St	0.6%
Property		2.07	U-Haul Moving & Storage at Fall River at I-195	0.6%
Property		2.08	U-Haul Moving & Storage of Redwood City	0.5%
Property		2.09	U-Haul Moving & Storage of Levittown	0.4%
Property		2.10	U-Haul Moving & Storage of Lynwood	0.4%
Property		2.11	U-Haul Moving & Storage of Eastland	0.4%
Property		2.12	U-Haul Moving & Storage of Capitol Hill	0.3%
Property		2.13	U-Haul Moving & Storage of Newark	0.2%
Property		2.14	U-Haul Moving & Storage of Jacksonville	0.2%
Property		2.15	U-Haul Moving & Storage of SE Seattle	0.2%
Property		2.16	U-Haul Moving & Storage of Rainier Valley	0.2%
Property		2.17	U-Haul Moving & Storage of Verde Valley	0.1%
Property		2.18	U-Haul Moving & Storage at Washington St	0.1%
Property		2.19	U-Haul Moving & Storage of W Columbia Schoolhouse	0.1%
Loan	6	3	2100 Ross	9.0%	0.00000%	0.00900%	0.00880%	0.00038%	0.00050%	Actual/360	1	No	120	119	0	0	360	359
Loan	5, 7, 8, 9, 10	4	GLP Industrial Portfolio B	8.4%	0.00125%	0.00900%	0.00000%	0.00038%	0.00050%	Actual/360	4	No	84	80	84	80	0	0
Property		4.001	Agave DC	0.4%
Property		4.002	Lehigh Valley 13	0.2%
Property		4.003	Frontier Logistics BTS	0.2%
Property		4.004	Sugarland Interchange DC	0.2%
Property		4.005	York - Willow Springs	0.2%
Property		4.006	Atlanta - Liberty DC	0.2%
Property		4.007	South Bay DC	0.2%
Property		4.008	Sorensen Industrial	0.2%
Property		4.009	Miramar DC	0.2%
Property		4.010	York DC II	0.2%
Property		4.011	Carlisle DC Bldg 1	0.2%
Property		4.012	Portside Distribution Center	0.1%
Property		4.013	Marina West A	0.1%
Property		4.014	Fremont East Bay DC	0.1%
Property		4.015	Harbor Gateway DC	0.1%
Property		4.016	Imperial DC 1	0.1%
Property		4.017	Westport DC Bldg B	0.1%
Property		4.018	Westport DC Bldg A	0.1%
Property		4.019	Auburn DC	0.1%
Property		4.020	Southaven DC Bldg 2	0.1%
Property		4.021	Marina West DC II Bldg 1	0.1%
Property		4.022	Buckeye DC Bldg 1	0.1%
Property		4.023	York DC III	0.1%
Property		4.024	Orange County DC	0.1%
Property		4.025	Kent Valley DC II	0.1%
Property		4.026	Memphis IC III	0.1%
Property		4.027	Pinole Point Building #1	0.1%
Property		4.028	Cactus DC II	0.1%
Property		4.029	Fairburn DC	0.1%
Property		4.030	Windfern Distribution Center II	0.1%
Property		4.031	Miami DC	0.1%
Property		4.032	Southpoint F	0.1%
Property		4.033	Industrial Parkway DC	0.1%
Property		4.034	Chickasaw DC	0.1%
Property		4.035	Valley Crossings	0.1%
Property		4.036	Buckeye DC Bldg 2	0.1%
Property		4.037	Southpoint B	0.1%
Property		4.038	Hartman Business Center I	0.1%
Property		4.039	Artesia DC	0.1%
Property		4.040	Bell Gardens Distribution Center #3	0.1%
Property		4.041	Marina West B	0.1%
Property		4.042	Renton DC	0.1%
Property		4.043	Southpoint A	0.1%
Property		4.044	Westfork A5	0.1%
Property		4.045	Marina West DC II Bldg 2	0.1%
Property		4.046	Pinole Point Building #2	0.1%
Property		4.047	Salt Lake DC II	0.1%
Property		4.048	Northwest 8 Industrial Center II	0.1%
Property		4.049	Salt Lake DC I	0.1%

A-1-21

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Pari Passu Loan Primary Servicing Fee Rate	Trustee Fee Rate	Trust Advisor Fee Rate	Asset Representation Reviewer Fee Rate	CREFC Fee Rate	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No)	Original Term to Maturity (mos.)	Remaining Term to Maturity (mos.)	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)
Property		4.050	Southshore Commerce Center C	0.1%
Property		4.051	Pinole Point Building #3	0.1%
Property		4.052	Steamboat DC	0.1%
Property		4.053	Palo Verde DC	0.1%
Property		4.054	South San Francisco DC II	0.1%
Property		4.055	Westfork C4	0.1%
Property		4.056	South San Francisco DC	0.1%
Property		4.057	Southshore Commerce Center A	0.1%
Property		4.058	Kent Valley DC IV	0.1%
Property		4.059	Carlisle DC Bldg 2	0.1%
Property		4.060	Bluegrass DC Bldg 4	0.1%
Property		4.061	Westfork A4	0.1%
Property		4.062	Beltway Crossing DC Bldg 2	0.1%
Property		4.063	Ritner DC	0.1%
Property		4.064	Hartman Business Center II	0.0%
Property		4.065	Hayward DC	0.0%
Property		4.066	Houston DC Bldg 1	0.0%
Property		4.067	Kent Valley DC	0.0%
Property		4.068	Lehigh Valley 9	0.0%
Property		4.069	Beltway Crossing DC Bldg 3	0.0%
Property		4.070	Southaven DC Bldg 1	0.0%
Property		4.071	Bluegrass DC Bldg 1	0.0%
Property		4.072	Suwanee Point Building 200	0.0%
Property		4.073	Tamarac Business Center I	0.0%
Property		4.074	Gwinnett DC Bldg 1	0.0%
Property		4.075	Houston DC Bldg 3	0.0%
Property		4.076	Broadway 101 CC Bldg 9	0.0%
Property		4.077	Iron Run DC	0.0%
Property		4.078	Windfern Distribution Center I	0.0%
Property		4.079	Miami DC II	0.0%
Property		4.080	Southshore Commerce Center B	0.0%
Property		4.081	Suwanee Point Building 100	0.0%
Property		4.082	Beltway Crossing DC Bldg 1	0.0%
Property		4.083	Southshore Commerce Center D	0.0%
Property		4.084	Broadway 101 CC Bldg 11	0.0%
Property		4.085	Lehigh Valley DC II	0.0%
Property		4.086	Memphis IC I	0.0%
Property		4.087	Broadway 101 CC Bldg 6	0.0%
Property		4.088	Lehigh Valley 10	0.0%
Property		4.089	Beltway Crossing DC Bldg 4	0.0%
Property		4.090	Northwest 8 Industrial Center I	0.0%
Property		4.091	Bluegrass DC Bldg 3	0.0%
Property		4.092	Andover DC Bldg A	0.0%
Property		4.093	Bluegrass DC Bldg 2	0.0%
Property		4.094	Andover DC Bldg B	0.0%
Property		4.095	Broadway 101 CC Bldg 5	0.0%
Property		4.096	Broadway 101 CC Bldg 8	0.0%
Property		4.097	Broadway 101 CC Bldg 10	0.0%
Property		4.098	Broadway 101 CC Bldg 4	0.0%
Property		4.099	Lehigh Valley 11	0.0%
Property		4.100	Tamarac Commerce Center	0.0%
Property		4.101	Houston DC Bldg 2	0.0%
Property		4.102	Marina West DC II Bldg 3	0.0%
Property		4.103	Broadway 101 CC Bldg 3	0.0%
Property		4.104	Commerce Park Medical Center	0.0%
Property		4.105	Houston IC	0.0%
Property		4.106	Gwinnett DC Bldg 2	0.0%
Property		4.107	Weston Business Center	0.0%
Property		4.108	Kent Valley DC III	0.0%
Property		4.109	Commerce Park SW 2	0.0%
Property		4.110	Commerce Park Westchase 3	0.0%
Property		4.111	Lehigh Valley 12	0.0%
Property		4.112	Houston DC Bldg 4	0.0%
Property		4.113	Valley Forge 1	0.0%
Property		4.114	Valley Forge 2	0.0%
Property		4.115	Bell Gardens Distribution Center #1	0.0%
Property		4.116	Commerce Park SW 4	0.0%
Property		4.117	Broadway 101 CC Bldg 1	0.0%
Property		4.118	Bell Gardens Distribution Center #2	0.0%
Property		4.119	Commerce Park SW 1	0.0%
Property		4.120	Tamarac Business Center II	0.0%
Property		4.121	Broadway 101 CC Bldg 2	0.0%
Property		4.122	Commerce Park Westchase 2	0.0%
Property		4.123	Memphis IC II	0.0%

A-1-22

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Pari Passu Loan Primary Servicing Fee Rate	Trustee Fee Rate	Trust Advisor Fee Rate	Asset Representation Reviewer Fee Rate	CREFC Fee Rate	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No)	Original Term to Maturity (mos.)	Remaining Term to Maturity (mos.)	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)
Property		4.124	Commerce Park NW 3	0.0%
Property		4.125	Commerce Park NW 4	0.0%
Property		4.126	Commerce Park SW 3	0.0%
Property		4.127	Commerce Park Westchase 1	0.0%
Property		4.128	Commerce Park NW 2	0.0%
Property		4.129	Broadway 101 CC Bldg 7	0.0%
Property		4.130	Commerce Park NW 1	0.0%
Property		4.131	Lakeview BC Bldg 1	0.0%
Property		4.132	Ft. Lauderdale Industrial II	0.0%
Property		4.133	Valley Forge 3	0.0%
Property		4.134	Lakeview BC Bldg 7	0.0%
Property		4.135	Lakeview BC Bldg 4	0.0%
Property		4.136	Lakeview BC Bldg 5	0.0%
Property		4.137	Commerce Park SW 5	0.0%
Property		4.138	Lakeview BC Bldg 6	0.0%
Property		4.139	Valley Forge 4	0.0%
Property		4.140	Lakeview BC Bldg 3	0.0%
Property		4.141	Lakeview BC Bldg 2	0.0%
Property		4.142	Ft. Lauderdale Industrial I	0.0%
Loan		5	Preferred Freezer - San Leandro, CA	6.8%	0.00000%	0.00900%	0.00380%	0.00038%	0.00050%	Actual/360	3	No	120	117	36	33	300	300
Loan	11	6	Princeton Pike Corporate Center	6.8%	0.00500%	0.00900%	0.00000%	0.00038%	0.00050%	Actual/360	2	No	120	118	60	58	360	360
Loan	12	7	Twenty Ninth Street Retail	6.0%	0.00000%	0.00900%	0.00000%	0.00038%	0.00050%	Actual/360	1	No	120	119	120	119	0	0
Loan	13	8	Ellenton Premium Outlets	5.8%	0.00250%	0.00900%	0.00000%	0.00038%	0.00050%	Actual/360	3	No	120	117	120	117	0	0
Loan	14, 15	9	Gateway Plaza	4.2%	0.00000%	0.00900%	0.01450%	0.00038%	0.00050%	Actual/360	1	No	180	179	120	119	360	360
Loan		10	Hilton Garden Inn - Oxnard, CA	3.4%	0.00000%	0.00900%	0.00380%	0.00038%	0.00050%	Actual/360	2	No	120	118	0	0	360	358
Loan		11	7141 Cleanwater Lane	3.1%	0.00000%	0.00900%	0.00380%	0.00038%	0.00050%	Actual/360	1	No	84	83	0	0	300	299
Loan	16	12	Grove City Premium Outlets	3.0%	0.00000%	0.00900%	0.00000%	0.00038%	0.00050%	Actual/360	3	No	120	117	120	117	0	0
Loan	5, 10	13	Dembs Roth Kancov Portfolio	2.9%	0.00000%	0.00900%	0.00380%	0.00038%	0.00050%	Actual/360	4	No	120	116	0	0	360	356
Property		13.01	745 Battlefield Boulevard	0.2%
Property		13.02	336 Army Trail Road	0.2%
Property		13.03	5858 Sue Mandy Drive	0.2%
Property		13.04	13809 N. Dale Mabry Highway	0.2%
Property		13.05	5974-5990 S. Tamiami Trail	0.2%
Property		13.06	#1 Auto Row Drive	0.2%
Property		13.07	5137-5177 14th Street West	0.2%
Property		13.08	5510 Franklin Street	0.1%
Property		13.09	12579 Felch Street	0.1%
Property		13.10	12740 W. 87th Parkway	0.1%
Property		13.11	5018 West Colonial Drive	0.1%
Property		13.12	4690 US Highway 98 North	0.1%
Property		13.13	4207 Portsmouth Boulevard	0.1%
Property		13.14	28365 US Highway 19 North	0.1%
Property		13.15	3770 West Haven Avenue	0.1%
Property		13.16	6237 East Colonial Drive	0.1%
Property		13.17	2020 Principal Row	0.1%
Property		13.18	2660 SW College Road	0.1%
Property		13.19	2641 Enterprise Road	0.1%
Property		13.20	1734 S. Tamiami Trail	0.1%
Property		13.21	1150 North Wesleyan Boulevard	0.1%
Loan	5, 10	14	Dembs Roth Cross Group Portfolio	2.4%	0.00000%	0.00900%	0.00380%	0.00038%	0.00050%	Actual/360	4	No	120	116	0	0	360	356
Property		14.01	40984 Concept Drive (Rofin Sinar)	0.4%
Property		14.02	6905-6943 E. State Street	0.3%
Property		14.03	14706-14740 LaGrange Road	0.3%
Property		14.04	1101-1141 E. Rand Road	0.2%
Property		14.05	1640 75th Street	0.2%
Property		14.06	28188-28196 Schoolcraft Road	0.2%
Property		14.07	310-330 W. Roosevelt Road	0.2%
Property		14.08	4732 N. Brandywine Road (Briar Group)	0.2%
Property		14.09	27750 Stansbury Street	0.2%
Property		14.10	6933 NW 36th Avenue	0.1%
Property		14.11	34360 Glendale Street (Christopher Mgmt Prop)	0.0%

A-1-23

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Pari Passu Loan Primary Servicing Fee Rate	Trustee Fee Rate	Trust Advisor Fee Rate	Asset Representation Reviewer Fee Rate	CREFC Fee Rate	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No)	Original Term to Maturity (mos.)	Remaining Term to Maturity (mos.)	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)
Loan	17	15	Hilton Garden Inn Tupelo	2.3%	0.00000%	0.00900%	0.00380%	0.00038%	0.00050%	Actual/360	1	No	120	119	0	0	300	299
Loan		16	Parc Central Apartments	2.0%	0.00000%	0.00900%	0.00380%	0.00038%	0.00050%	Actual/360	3	No	120	117	0	0	360	357
Loan	17	17	Pine Haven MHC	1.7%	0.00000%	0.00900%	0.00380%	0.00038%	0.00050%	Actual/360	3	No	120	117	60	57	360	360
Loan		18	Day Creek Village	1.4%	0.00000%	0.00900%	0.00380%	0.00038%	0.00050%	Actual/360	1	No	120	119	120	119	0	0
Loan	18	19	Gulfport Premium Outlets	1.4%	0.00000%	0.00900%	0.00000%	0.00038%	0.00050%	Actual/360	3	No	120	117	120	117	0	0
Loan		20	Peachtree Business Park	1.4%	0.00000%	0.00900%	0.00380%	0.00038%	0.00050%	Actual/360	3	No	120	117	24	21	360	360
Loan		21	Woods Corner	1.4%	0.00000%	0.00900%	0.00380%	0.00038%	0.00050%	Actual/360	2	No	120	118	24	22	360	360
Loan		22	41 Eagle Road	1.3%	0.00000%	0.00900%	0.00380%	0.00038%	0.00050%	Actual/360	1	No	120	119	0	0	300	299
Loan		23	The Saint Anna Apartments	1.1%	0.00000%	0.00900%	0.00380%	0.00038%	0.00050%	Actual/360	3	No	120	117	36	33	360	360
Loan		24	Finksburg Plaza	1.1%	0.00000%	0.00900%	0.00380%	0.00038%	0.00050%	Actual/360	2	No	120	118	24	22	360	360
Loan		25	Best Western Oakland	1.0%	0.00000%	0.00900%	0.00380%	0.00038%	0.00050%	Actual/360	3	No	120	117	0	0	300	297
Loan		26	Palms at Chimney Rock Apartments	0.9%	0.00000%	0.00900%	0.00380%	0.00038%	0.00050%	Actual/360	3	No	120	117	36	33	360	360
Loan	5	27	Collis Portfolio	0.8%	0.00000%	0.00900%	0.00380%	0.00038%	0.00050%	Actual/360	1	No	120	119	0	0	300	299
Property		27.01	Longwood	0.5%
Property		27.02	Lakeland	0.1%
Property		27.03	Melbourne	0.1%
Loan		28	Stony Creek Medical Center	0.7%	0.00000%	0.00900%	0.00380%	0.00038%	0.00050%	Actual/360	2	No	120	118	0	0	360	358
Loan		29	Walgreens - Glasgow, KY	0.4%	0.00000%	0.00900%	0.00380%	0.00038%	0.00050%	Actual/360	2	No	120	118	0	0	360	358
Loan		30	Thornapple Lakes Estates MHC	0.4%	0.00000%	0.00900%	0.00380%	0.00038%	0.00050%	Actual/360	2	No	120	118	0	0	360	358
Loan		31	Valley View	0.4%	0.00000%	0.00900%	0.00380%	0.00038%	0.00050%	Actual/360	1	No	120	119	0	0	240	239

A-1-24

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date	ARD Loan Stated Maturity Date	Monthly Debt Service (P&I)	Monthly Debt Service (IO)	Annual Debt Service (P&I)	Annual Debt Service (IO)	Lockbox Type	Cash Management Status	Crossed With Other Loans	Related-Borrower Loans	UW NOI DSCR (P&I)
Loan	3	1	525 Seventh Avenue	9.3%	10/8/2015	12/6/2015	12/6/2020	11/6/2025	N/A	$300,212.74	$215,692.19	$3,602,553	$2,588,306	Springing	Springing	No	N/A	1.83x
Loan	4, 5	2	U Haul AREC RW Portfolio	9.3%	1/26/2016	3/6/2016	N/A	2/6/2026	2/6/2041	$341,106.47	N/A	$4,093,278	N/A	Soft	Springing	No	N/A	1.68x
Property		2.01	U-Haul Moving & Storage at I-20 & 360	1.6%
Property		2.02	U-Haul Moving & Storage at N Sam Houston	1.5%
Property		2.03	U-Haul Moving & Storage of Anchorage	0.7%
Property		2.04	U-Haul Moving & Storage at Clackamas Town Center	0.7%
Property		2.05	U-Haul Moving & Storage of West Hartford	0.6%
Property		2.06	U-Haul Moving & Storage at South East St	0.6%
Property		2.07	U-Haul Moving & Storage at Fall River at I-195	0.6%
Property		2.08	U-Haul Moving & Storage of Redwood City	0.5%
Property		2.09	U-Haul Moving & Storage of Levittown	0.4%
Property		2.10	U-Haul Moving & Storage of Lynwood	0.4%
Property		2.11	U-Haul Moving & Storage of Eastland	0.4%
Property		2.12	U-Haul Moving & Storage of Capitol Hill	0.3%
Property		2.13	U-Haul Moving & Storage of Newark	0.2%
Property		2.14	U-Haul Moving & Storage of Jacksonville	0.2%
Property		2.15	U-Haul Moving & Storage of SE Seattle	0.2%
Property		2.16	U-Haul Moving & Storage of Rainier Valley	0.2%
Property		2.17	U-Haul Moving & Storage of Verde Valley	0.1%
Property		2.18	U-Haul Moving & Storage at Washington St	0.1%
Property		2.19	U-Haul Moving & Storage of W Columbia Schoolhouse	0.1%
Loan	6	3	2100 Ross	9.0%	1/20/2016	3/6/2016	N/A	2/6/2026	N/A	$310,595.12	N/A	$3,727,141	N/A	Hard	Springing	No	N/A	1.57x
Loan	5, 7, 8, 9, 10	4	GLP Industrial Portfolio B	8.4%	11/4/2015	12/6/2015	N/A	11/6/2022	N/A	N/A	$180,572.77	N/A	$2,166,873	Hard	Springing	No	N/A	N/A
Property		4.001	Agave DC	0.4%
Property		4.002	Lehigh Valley 13	0.2%
Property		4.003	Frontier Logistics BTS	0.2%
Property		4.004	Sugarland Interchange DC	0.2%
Property		4.005	York - Willow Springs	0.2%
Property		4.006	Atlanta - Liberty DC	0.2%
Property		4.007	South Bay DC	0.2%
Property		4.008	Sorensen Industrial	0.2%
Property		4.009	Miramar DC	0.2%
Property		4.010	York DC II	0.2%
Property		4.011	Carlisle DC Bldg 1	0.2%
Property		4.012	Portside Distribution Center	0.1%
Property		4.013	Marina West A	0.1%
Property		4.014	Fremont East Bay DC	0.1%
Property		4.015	Harbor Gateway DC	0.1%
Property		4.016	Imperial DC 1	0.1%
Property		4.017	Westport DC Bldg B	0.1%
Property		4.018	Westport DC Bldg A	0.1%
Property		4.019	Auburn DC	0.1%
Property		4.020	Southaven DC Bldg 2	0.1%
Property		4.021	Marina West DC II Bldg 1	0.1%
Property		4.022	Buckeye DC Bldg 1	0.1%
Property		4.023	York DC III	0.1%
Property		4.024	Orange County DC	0.1%
Property		4.025	Kent Valley DC II	0.1%
Property		4.026	Memphis IC III	0.1%
Property		4.027	Pinole Point Building #1	0.1%
Property		4.028	Cactus DC II	0.1%
Property		4.029	Fairburn DC	0.1%
Property		4.030	Windfern Distribution Center II	0.1%
Property		4.031	Miami DC	0.1%
Property		4.032	Southpoint F	0.1%
Property		4.033	Industrial Parkway DC	0.1%
Property		4.034	Chickasaw DC	0.1%
Property		4.035	Valley Crossings	0.1%
Property		4.036	Buckeye DC Bldg 2	0.1%
Property		4.037	Southpoint B	0.1%
Property		4.038	Hartman Business Center I	0.1%
Property		4.039	Artesia DC	0.1%
Property		4.040	Bell Gardens Distribution Center #3	0.1%
Property		4.041	Marina West B	0.1%
Property		4.042	Renton DC	0.1%
Property		4.043	Southpoint A	0.1%
Property		4.044	Westfork A5	0.1%
Property		4.045	Marina West DC II Bldg 2	0.1%
Property		4.046	Pinole Point Building #2	0.1%
Property		4.047	Salt Lake DC II	0.1%
Property		4.048	Northwest 8 Industrial Center II	0.1%
Property		4.049	Salt Lake DC I	0.1%

A-1-25

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date	ARD Loan Stated Maturity Date	Monthly Debt Service (P&I)	Monthly Debt Service (IO)	Annual Debt Service (P&I)	Annual Debt Service (IO)	Lockbox Type	Cash Management Status	Crossed With Other Loans	Related-Borrower Loans	UW NOI DSCR (P&I)
Property		4.050	Southshore Commerce Center C	0.1%
Property		4.051	Pinole Point Building #3	0.1%
Property		4.052	Steamboat DC	0.1%
Property		4.053	Palo Verde DC	0.1%
Property		4.054	South San Francisco DC II	0.1%
Property		4.055	Westfork C4	0.1%
Property		4.056	South San Francisco DC	0.1%
Property		4.057	Southshore Commerce Center A	0.1%
Property		4.058	Kent Valley DC IV	0.1%
Property		4.059	Carlisle DC Bldg 2	0.1%
Property		4.060	Bluegrass DC Bldg 4	0.1%
Property		4.061	Westfork A4	0.1%
Property		4.062	Beltway Crossing DC Bldg 2	0.1%
Property		4.063	Ritner DC	0.1%
Property		4.064	Hartman Business Center II	0.0%
Property		4.065	Hayward DC	0.0%
Property		4.066	Houston DC Bldg 1	0.0%
Property		4.067	Kent Valley DC	0.0%
Property		4.068	Lehigh Valley 9	0.0%
Property		4.069	Beltway Crossing DC Bldg 3	0.0%
Property		4.070	Southaven DC Bldg 1	0.0%
Property		4.071	Bluegrass DC Bldg 1	0.0%
Property		4.072	Suwanee Point Building 200	0.0%
Property		4.073	Tamarac Business Center I	0.0%
Property		4.074	Gwinnett DC Bldg 1	0.0%
Property		4.075	Houston DC Bldg 3	0.0%
Property		4.076	Broadway 101 CC Bldg 9	0.0%
Property		4.077	Iron Run DC	0.0%
Property		4.078	Windfern Distribution Center I	0.0%
Property		4.079	Miami DC II	0.0%
Property		4.080	Southshore Commerce Center B	0.0%
Property		4.081	Suwanee Point Building 100	0.0%
Property		4.082	Beltway Crossing DC Bldg 1	0.0%
Property		4.083	Southshore Commerce Center D	0.0%
Property		4.084	Broadway 101 CC Bldg 11	0.0%
Property		4.085	Lehigh Valley DC II	0.0%
Property		4.086	Memphis IC I	0.0%
Property		4.087	Broadway 101 CC Bldg 6	0.0%
Property		4.088	Lehigh Valley 10	0.0%
Property		4.089	Beltway Crossing DC Bldg 4	0.0%
Property		4.090	Northwest 8 Industrial Center I	0.0%
Property		4.091	Bluegrass DC Bldg 3	0.0%
Property		4.092	Andover DC Bldg A	0.0%
Property		4.093	Bluegrass DC Bldg 2	0.0%
Property		4.094	Andover DC Bldg B	0.0%
Property		4.095	Broadway 101 CC Bldg 5	0.0%
Property		4.096	Broadway 101 CC Bldg 8	0.0%
Property		4.097	Broadway 101 CC Bldg 10	0.0%
Property		4.098	Broadway 101 CC Bldg 4	0.0%
Property		4.099	Lehigh Valley 11	0.0%
Property		4.100	Tamarac Commerce Center	0.0%
Property		4.101	Houston DC Bldg 2	0.0%
Property		4.102	Marina West DC II Bldg 3	0.0%
Property		4.103	Broadway 101 CC Bldg 3	0.0%
Property		4.104	Commerce Park Medical Center	0.0%
Property		4.105	Houston IC	0.0%
Property		4.106	Gwinnett DC Bldg 2	0.0%
Property		4.107	Weston Business Center	0.0%
Property		4.108	Kent Valley DC III	0.0%
Property		4.109	Commerce Park SW 2	0.0%
Property		4.110	Commerce Park Westchase 3	0.0%
Property		4.111	Lehigh Valley 12	0.0%
Property		4.112	Houston DC Bldg 4	0.0%
Property		4.113	Valley Forge 1	0.0%
Property		4.114	Valley Forge 2	0.0%
Property		4.115	Bell Gardens Distribution Center #1	0.0%
Property		4.116	Commerce Park SW 4	0.0%
Property		4.117	Broadway 101 CC Bldg 1	0.0%
Property		4.118	Bell Gardens Distribution Center #2	0.0%
Property		4.119	Commerce Park SW 1	0.0%
Property		4.120	Tamarac Business Center II	0.0%
Property		4.121	Broadway 101 CC Bldg 2	0.0%
Property		4.122	Commerce Park Westchase 2	0.0%
Property		4.123	Memphis IC II	0.0%

A-1-26

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date	ARD Loan Stated Maturity Date	Monthly Debt Service (P&I)	Monthly Debt Service (IO)	Annual Debt Service (P&I)	Annual Debt Service (IO)	Lockbox Type	Cash Management Status	Crossed With Other Loans	Related-Borrower Loans	UW NOI DSCR (P&I)
Property		4.124	Commerce Park NW 3	0.0%
Property		4.125	Commerce Park NW 4	0.0%
Property		4.126	Commerce Park SW 3	0.0%
Property		4.127	Commerce Park Westchase 1	0.0%
Property		4.128	Commerce Park NW 2	0.0%
Property		4.129	Broadway 101 CC Bldg 7	0.0%
Property		4.130	Commerce Park NW 1	0.0%
Property		4.131	Lakeview BC Bldg 1	0.0%
Property		4.132	Ft. Lauderdale Industrial II	0.0%
Property		4.133	Valley Forge 3	0.0%
Property		4.134	Lakeview BC Bldg 7	0.0%
Property		4.135	Lakeview BC Bldg 4	0.0%
Property		4.136	Lakeview BC Bldg 5	0.0%
Property		4.137	Commerce Park SW 5	0.0%
Property		4.138	Lakeview BC Bldg 6	0.0%
Property		4.139	Valley Forge 4	0.0%
Property		4.140	Lakeview BC Bldg 3	0.0%
Property		4.141	Lakeview BC Bldg 2	0.0%
Property		4.142	Ft. Lauderdale Industrial I	0.0%
Loan		5	Preferred Freezer - San Leandro, CA	6.8%	12/3/2015	1/6/2016	1/6/2019	12/6/2025	N/A	$253,641.87	$176,310.21	$3,043,702	$2,115,723	Springing	Springing	No	N/A	1.48x
Loan	11	6	Princeton Pike Corporate Center	6.8%	12/23/2015	2/1/2016	2/1/2021	1/1/2026	N/A	$224,041.46	$177,656.73	$2,688,498	$2,131,881	Hard	In Place	No	N/A	1.61x
Loan	12	7	Twenty Ninth Street Retail	6.0%	1/14/2016	3/6/2016	N/A	2/6/2026	N/A	N/A	$138,463.43	N/A	$1,661,561	Hard	Springing	No	N/A	N/A
Loan	13	8	Ellenton Premium Outlets	5.8%	11/3/2015	1/1/2016	N/A	12/1/2025	N/A	N/A	$140,915.18	N/A	$1,690,982	Hard	Springing	No	Group 1	N/A
Loan	14, 15	9	Gateway Plaza	4.2%	2/4/2016	3/6/2016	3/6/2026	2/6/2031	N/A	$153,595.41	$122,805.60	$1,843,145	$1,473,667	Hard	Springing	No	N/A	2.10x
Loan		10	Hilton Garden Inn - Oxnard, CA	3.4%	12/3/2015	2/1/2016	N/A	1/1/2026	N/A	$125,515.19	N/A	$1,506,182	N/A	Hard	Springing	No	N/A	2.41x
Loan		11	7141 Cleanwater Lane	3.1%	1/29/2016	3/6/2016	N/A	2/6/2023	N/A	$122,519.33	N/A	$1,470,232	N/A	Hard	Springing	No	N/A	1.80x
Loan	16	12	Grove City Premium Outlets	3.0%	11/3/2015	1/1/2016	N/A	12/1/2025	N/A	N/A	$72,805.67	N/A	$873,668	Hard	Springing	No	Group 1	N/A
Loan	5, 10	13	Dembs Roth Kancov Portfolio	2.9%	11/10/2015	12/6/2015	N/A	11/6/2025	N/A	$105,612.95	N/A	$1,267,355	N/A	N/A	N/A	No	Group 2	1.99x
Property		13.01	745 Battlefield Boulevard	0.2%
Property		13.02	336 Army Trail Road	0.2%
Property		13.03	5858 Sue Mandy Drive	0.2%
Property		13.04	13809 N. Dale Mabry Highway	0.2%
Property		13.05	5974-5990 S. Tamiami Trail	0.2%
Property		13.06	#1 Auto Row Drive	0.2%
Property		13.07	5137-5177 14th Street West	0.2%
Property		13.08	5510 Franklin Street	0.1%
Property		13.09	12579 Felch Street	0.1%
Property		13.10	12740 W. 87th Parkway	0.1%
Property		13.11	5018 West Colonial Drive	0.1%
Property		13.12	4690 US Highway 98 North	0.1%
Property		13.13	4207 Portsmouth Boulevard	0.1%
Property		13.14	28365 US Highway 19 North	0.1%
Property		13.15	3770 West Haven Avenue	0.1%
Property		13.16	6237 East Colonial Drive	0.1%
Property		13.17	2020 Principal Row	0.1%
Property		13.18	2660 SW College Road	0.1%
Property		13.19	2641 Enterprise Road	0.1%
Property		13.20	1734 S. Tamiami Trail	0.1%
Property		13.21	1150 North Wesleyan Boulevard	0.1%
Loan	5, 10	14	Dembs Roth Cross Group Portfolio	2.4%	11/10/2015	12/6/2015	N/A	11/6/2025	N/A	$87,848.31	N/A	$1,054,180	N/A	N/A	N/A	No	Group 2	2.07x
Property		14.01	40984 Concept Drive (Rofin Sinar)	0.4%
Property		14.02	6905-6943 E. State Street	0.3%
Property		14.03	14706-14740 LaGrange Road	0.3%
Property		14.04	1101-1141 E. Rand Road	0.2%
Property		14.05	1640 75th Street	0.2%
Property		14.06	28188-28196 Schoolcraft Road	0.2%
Property		14.07	310-330 W. Roosevelt Road	0.2%
Property		14.08	4732 N. Brandywine Road (Briar Group)	0.2%
Property		14.09	27750 Stansbury Street	0.2%
Property		14.10	6933 NW 36th Avenue	0.1%
Property		14.11	34360 Glendale Street (Christopher Mgmt Prop)	0.0%

A-1-27

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date	ARD Loan Stated Maturity Date	Monthly Debt Service (P&I)	Monthly Debt Service (IO)	Annual Debt Service (P&I)	Annual Debt Service (IO)	Lockbox Type	Cash Management Status	Crossed With Other Loans	Related-Borrower Loans	UW NOI DSCR (P&I)
Loan	17	15	Hilton Garden Inn Tupelo	2.3%	1/25/2016	3/6/2016	N/A	2/6/2026	N/A	$92,965.71	N/A	$1,115,589	N/A	Springing	Springing	No	N/A	1.70x
Loan		16	Parc Central Apartments	2.0%	12/11/2015	1/6/2016	N/A	12/6/2025	N/A	$71,744.82	N/A	$860,938	N/A	Soft	Springing	No	N/A	1.33x
Loan	17	17	Pine Haven MHC	1.7%	11/30/2015	1/1/2016	1/1/2021	12/1/2025	N/A	$59,211.48	$45,283.78	$710,538	$543,405	Springing	Springing	No	N/A	1.45x
Loan		18	Day Creek Village	1.4%	1/7/2016	3/1/2016	N/A	2/1/2026	N/A	N/A	$38,543.16	N/A	$462,518	Springing	Springing	No	N/A	N/A
Loan	18	19	Gulfport Premium Outlets	1.4%	11/3/2015	1/1/2016	N/A	12/1/2025	N/A	N/A	$34,279.17	N/A	$411,350	Hard	Springing	No	Group 1	N/A
Loan		20	Peachtree Business Park	1.4%	11/24/2015	1/1/2016	1/1/2018	12/1/2025	N/A	$47,444.36	$36,319.78	$569,332	$435,837	Springing	Springing	No	N/A	1.90x
Loan		21	Woods Corner	1.4%	12/22/2015	2/6/2016	2/6/2018	1/6/2026	N/A	$45,661.06	$34,303.16	$547,933	$411,638	Springing	Springing	No	N/A	2.03x
Loan		22	41 Eagle Road	1.3%	1/21/2016	3/6/2016	N/A	2/6/2026	N/A	$48,886.28	N/A	$586,635	N/A	Springing	Springing	No	N/A	1.62x
Loan		23	The Saint Anna Apartments	1.1%	11/20/2015	1/1/2016	1/1/2019	12/1/2025	N/A	$38,058.26	$29,266.33	$456,699	$351,196	Springing	Springing	No	N/A	1.28x
Loan		24	Finksburg Plaza	1.1%	12/28/2015	2/6/2016	2/6/2018	1/6/2026	N/A	$38,231.58	$30,156.18	$458,779	$361,874	Springing	Springing	No	N/A	1.45x
Loan		25	Best Western Oakland	1.0%	11/23/2015	1/6/2016	N/A	12/6/2025	N/A	$39,657.50	N/A	$475,890	N/A	Springing	Springing	No	N/A	2.46x
Loan		26	Palms at Chimney Rock Apartments	0.9%	11/20/2015	1/1/2016	1/1/2019	12/1/2025	N/A	$31,233.78	$23,988.61	$374,805	$287,863	Springing	Springing	No	N/A	1.49x
Loan	5	27	Collis Portfolio	0.8%	2/1/2016	3/6/2016	N/A	2/6/2026	N/A	$31,776.95	N/A	$381,323	N/A	Hard	In Place	No	N/A	1.66x
Property		27.01	Longwood	0.5%
Property		27.02	Lakeland	0.1%
Property		27.03	Melbourne	0.1%
Loan		28	Stony Creek Medical Center	0.7%	12/15/2015	2/6/2016	N/A	1/6/2026	N/A	$24,203.05	N/A	$290,437	N/A	Hard	Springing	No	N/A	1.53x
Loan		29	Walgreens - Glasgow, KY	0.4%	12/30/2015	2/1/2016	N/A	1/1/2026	N/A	$15,479.33	N/A	$185,752	N/A	Springing	Springing	No	N/A	1.41x
Loan		30	Thornapple Lakes Estates MHC	0.4%	12/10/2015	2/1/2016	N/A	1/1/2026	N/A	$15,200.29	N/A	$182,403	N/A	N/A	N/A	No	N/A	1.87x
Loan		31	Valley View	0.4%	1/19/2016	3/6/2016	N/A	2/6/2026	N/A	$19,204.56	N/A	$230,455	N/A	Springing	Springing	No	N/A	1.68x

A-1-28

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

															MORTGAGED PROPERTY UNDERWRITTEN CASH FLOWS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	UW NOI DSCR (IO)	UW NCF DSCR (P&I)	UW NCF DSCR (IO)	Cut-Off Date LTV Ratio	Maturity Date LTV Ratio	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)	YM Formula	Third Most Recent Revenues
Loan	3	1	525 Seventh Avenue	9.3%	2.54x	1.70x	2.36x	45.1%	41.1%	0	0	Sixth	LO(28);DEF(87);O(5)		$23,963,724
Loan	4, 5	2	U Haul AREC RW Portfolio	9.3%	N/A	1.64x	N/A	47.6%	35.0%	0	0	Sixth	LO(25);DEF or YM1(91);O(4)	A	$8,464,448
Property		2.01	U-Haul Moving & Storage at I-20 & 360	1.6%											$1,340,575
Property		2.02	U-Haul Moving & Storage at N Sam Houston	1.5%											$1,190,077
Property		2.03	U-Haul Moving & Storage of Anchorage	0.7%											$932,762
Property		2.04	U-Haul Moving & Storage at Clackamas Town Center	0.7%											$568,568
Property		2.05	U-Haul Moving & Storage of West Hartford	0.6%											$500,649
Property		2.06	U-Haul Moving & Storage at South East St	0.6%											$377,108
Property		2.07	U-Haul Moving & Storage at Fall River at I-195	0.6%											$0
Property		2.08	U-Haul Moving & Storage of Redwood City	0.5%											$480,107
Property		2.09	U-Haul Moving & Storage of Levittown	0.4%											$346,100
Property		2.10	U-Haul Moving & Storage of Lynwood	0.4%											$330,506
Property		2.11	U-Haul Moving & Storage of Eastland	0.4%											$450,160
Property		2.12	U-Haul Moving & Storage of Capitol Hill	0.3%											$472,823
Property		2.13	U-Haul Moving & Storage of Newark	0.2%											$216,379
Property		2.14	U-Haul Moving & Storage of Jacksonville	0.2%											$281,754
Property		2.15	U-Haul Moving & Storage of SE Seattle	0.2%											$260,382
Property		2.16	U-Haul Moving & Storage of Rainier Valley	0.2%											$267,264
Property		2.17	U-Haul Moving & Storage of Verde Valley	0.1%											$127,646
Property		2.18	U-Haul Moving & Storage at Washington St	0.1%											$169,545
Property		2.19	U-Haul Moving & Storage of W Columbia Schoolhouse	0.1%											$152,043
Loan	6	3	2100 Ross	9.0%	N/A	1.36x	N/A	58.6%	47.9%	0	0	Sixth	LO(25);DEF(90);O(5)		$11,302,781
Loan	5, 7, 8, 9, 10	4	GLP Industrial Portfolio B	8.4%	4.75x	N/A	4.37x	30.2%	30.2%	0	0	Sixth	YM1(77);O(7)	B	$111,269,661
Property		4.001	Agave DC	0.4%											$6,347,639
Property		4.002	Lehigh Valley 13	0.2%											$4,533,700
Property		4.003	Frontier Logistics BTS	0.2%											N/A
Property		4.004	Sugarland Interchange DC	0.2%											$2,902,540
Property		4.005	York - Willow Springs	0.2%											$3,976,064
Property		4.006	Atlanta - Liberty DC	0.2%											$2,548,807
Property		4.007	South Bay DC	0.2%											$0
Property		4.008	Sorensen Industrial	0.2%											$134
Property		4.009	Miramar DC	0.2%											$2,856,185
Property		4.010	York DC II	0.2%											$1,856,197
Property		4.011	Carlisle DC Bldg 1	0.2%											$1,339,044
Property		4.012	Portside Distribution Center	0.1%											$1,391,918
Property		4.013	Marina West A	0.1%											$2,433,358
Property		4.014	Fremont East Bay DC	0.1%											$2,124,826
Property		4.015	Harbor Gateway DC	0.1%											$1,919,872
Property		4.016	Imperial DC 1	0.1%											N/A
Property		4.017	Westport DC Bldg B	0.1%											$2,219,560
Property		4.018	Westport DC Bldg A	0.1%											$2,429,858
Property		4.019	Auburn DC	0.1%											$403,369
Property		4.020	Southaven DC Bldg 2	0.1%											$2,116,019
Property		4.021	Marina West DC II Bldg 1	0.1%											$1,342,903
Property		4.022	Buckeye DC Bldg 1	0.1%											$1,119,053
Property		4.023	York DC III	0.1%											$768,383
Property		4.024	Orange County DC	0.1%											$27,626
Property		4.025	Kent Valley DC II	0.1%											$837,048
Property		4.026	Memphis IC III	0.1%											$2,117,955
Property		4.027	Pinole Point Building #1	0.1%											$864,206
Property		4.028	Cactus DC II	0.1%											$2,312,929
Property		4.029	Fairburn DC	0.1%											$394,435
Property		4.030	Windfern Distribution Center II	0.1%											$1,729,131
Property		4.031	Miami DC	0.1%											$0
Property		4.032	Southpoint F	0.1%											$1,219,555
Property		4.033	Industrial Parkway DC	0.1%											$1,279,920
Property		4.034	Chickasaw DC	0.1%											$1,922,783
Property		4.035	Valley Crossings	0.1%											$746,465
Property		4.036	Buckeye DC Bldg 2	0.1%											$886,086
Property		4.037	Southpoint B	0.1%											$755,973
Property		4.038	Hartman Business Center I	0.1%											$1,386,607
Property		4.039	Artesia DC	0.1%											$576,411
Property		4.040	Bell Gardens Distribution Center #3	0.1%											$1,045,874
Property		4.041	Marina West B	0.1%											$1,127,226
Property		4.042	Renton DC	0.1%											$1,284,051
Property		4.043	Southpoint A	0.1%											$1,246,074
Property		4.044	Westfork A5	0.1%											$1,269,244
Property		4.045	Marina West DC II Bldg 2	0.1%											$765,493
Property		4.046	Pinole Point Building #2	0.1%											$1,323,073
Property		4.047	Salt Lake DC II	0.1%											$1,187,292
Property		4.048	Northwest 8 Industrial Center II	0.1%											$924,909
Property		4.049	Salt Lake DC I	0.1%											$906,396

A-1-29

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

															MORTGAGED PROPERTY UNDERWRITTEN CASH FLOWS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	UW NOI DSCR (IO)	UW NCF DSCR (P&I)	UW NCF DSCR (IO)	Cut-Off Date LTV Ratio	Maturity Date LTV Ratio	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)	YM Formula	Third Most Recent Revenues
Property		4.050	Southshore Commerce Center C	0.1%											$301,705
Property		4.051	Pinole Point Building #3	0.1%											$1,053,682
Property		4.052	Steamboat DC	0.1%											$1,039,281
Property		4.053	Palo Verde DC	0.1%											$437,797
Property		4.054	South San Francisco DC II	0.1%											$369,374
Property		4.055	Westfork C4	0.1%											$356,123
Property		4.056	South San Francisco DC	0.1%											$5,674
Property		4.057	Southshore Commerce Center A	0.1%											$317,757
Property		4.058	Kent Valley DC IV	0.1%											$286,167
Property		4.059	Carlisle DC Bldg 2	0.1%											$462,937
Property		4.060	Bluegrass DC Bldg 4	0.1%											$466,971
Property		4.061	Westfork A4	0.1%											$944,060
Property		4.062	Beltway Crossing DC Bldg 2	0.1%											$615,299
Property		4.063	Ritner DC	0.1%											$904,660
Property		4.064	Hartman Business Center II	0.0%											$1,145,496
Property		4.065	Hayward DC	0.0%											$610,927
Property		4.066	Houston DC Bldg 1	0.0%											$822,366
Property		4.067	Kent Valley DC	0.0%											$683,117
Property		4.068	Lehigh Valley 9	0.0%											$412,736
Property		4.069	Beltway Crossing DC Bldg 3	0.0%											$377,200
Property		4.070	Southaven DC Bldg 1	0.0%											$1,012,374
Property		4.071	Bluegrass DC Bldg 1	0.0%											$378,608
Property		4.072	Suwanee Point Building 200	0.0%											$778,360
Property		4.073	Tamarac Business Center I	0.0%											$897,865
Property		4.074	Gwinnett DC Bldg 1	0.0%											$377,695
Property		4.075	Houston DC Bldg 3	0.0%											$950,803
Property		4.076	Broadway 101 CC Bldg 9	0.0%											$599,613
Property		4.077	Iron Run DC	0.0%											$424,824
Property		4.078	Windfern Distribution Center I	0.0%											$697,152
Property		4.079	Miami DC II	0.0%											$611,183
Property		4.080	Southshore Commerce Center B	0.0%											$190,995
Property		4.081	Suwanee Point Building 100	0.0%											$367,554
Property		4.082	Beltway Crossing DC Bldg 1	0.0%											$453,721
Property		4.083	Southshore Commerce Center D	0.0%											$0
Property		4.084	Broadway 101 CC Bldg 11	0.0%											$450,412
Property		4.085	Lehigh Valley DC II	0.0%											$258,152
Property		4.086	Memphis IC I	0.0%											$216,364
Property		4.087	Broadway 101 CC Bldg 6	0.0%											$478,240
Property		4.088	Lehigh Valley 10	0.0%											$776,599
Property		4.089	Beltway Crossing DC Bldg 4	0.0%											$237,063
Property		4.090	Northwest 8 Industrial Center I	0.0%											$616,044
Property		4.091	Bluegrass DC Bldg 3	0.0%											$170,772
Property		4.092	Andover DC Bldg A	0.0%											$375,079
Property		4.093	Bluegrass DC Bldg 2	0.0%											$164,824
Property		4.094	Andover DC Bldg B	0.0%											$321,513
Property		4.095	Broadway 101 CC Bldg 5	0.0%											$410,974
Property		4.096	Broadway 101 CC Bldg 8	0.0%											$276,724
Property		4.097	Broadway 101 CC Bldg 10	0.0%											$338,962
Property		4.098	Broadway 101 CC Bldg 4	0.0%											$247,110
Property		4.099	Lehigh Valley 11	0.0%											$424,206
Property		4.100	Tamarac Commerce Center	0.0%											$599,733
Property		4.101	Houston DC Bldg 2	0.0%											$523,099
Property		4.102	Marina West DC II Bldg 3	0.0%											$431,456
Property		4.103	Broadway 101 CC Bldg 3	0.0%											$354,139
Property		4.104	Commerce Park Medical Center	0.0%											$501,791
Property		4.105	Houston IC	0.0%											$493,052
Property		4.106	Gwinnett DC Bldg 2	0.0%											$252,149
Property		4.107	Weston Business Center	0.0%											$344,394
Property		4.108	Kent Valley DC III	0.0%											$388,862
Property		4.109	Commerce Park SW 2	0.0%											$428,355
Property		4.110	Commerce Park Westchase 3	0.0%											$344,179
Property		4.111	Lehigh Valley 12	0.0%											$463,664
Property		4.112	Houston DC Bldg 4	0.0%											$457,896
Property		4.113	Valley Forge 1	0.0%											$609,095
Property		4.114	Valley Forge 2	0.0%											$375,449
Property		4.115	Bell Gardens Distribution Center #1	0.0%											$335,022
Property		4.116	Commerce Park SW 4	0.0%											$368,066
Property		4.117	Broadway 101 CC Bldg 1	0.0%											$114,766
Property		4.118	Bell Gardens Distribution Center #2	0.0%											$38,486
Property		4.119	Commerce Park SW 1	0.0%											$410,767
Property		4.120	Tamarac Business Center II	0.0%											$265,701
Property		4.121	Broadway 101 CC Bldg 2	0.0%											$259,603
Property		4.122	Commerce Park Westchase 2	0.0%											$397,445
Property		4.123	Memphis IC II	0.0%											$373,858

A-1-30

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

															MORTGAGED PROPERTY UNDERWRITTEN CASH FLOWS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	UW NOI DSCR (IO)	UW NCF DSCR (P&I)	UW NCF DSCR (IO)	Cut-Off Date LTV Ratio	Maturity Date LTV Ratio	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)	YM Formula	Third Most Recent Revenues
Property		4.124	Commerce Park NW 3	0.0%											$378,014
Property		4.125	Commerce Park NW 4	0.0%											$179,861
Property		4.126	Commerce Park SW 3	0.0%											$277,651
Property		4.127	Commerce Park Westchase 1	0.0%											$412,206
Property		4.128	Commerce Park NW 2	0.0%											$385,362
Property		4.129	Broadway 101 CC Bldg 7	0.0%											$197,888
Property		4.130	Commerce Park NW 1	0.0%											$247,381
Property		4.131	Lakeview BC Bldg 1	0.0%											$98,031
Property		4.132	Ft. Lauderdale Industrial II	0.0%											$316,469
Property		4.133	Valley Forge 3	0.0%											$353,600
Property		4.134	Lakeview BC Bldg 7	0.0%											$228,508
Property		4.135	Lakeview BC Bldg 4	0.0%											$146,777
Property		4.136	Lakeview BC Bldg 5	0.0%											$139,639
Property		4.137	Commerce Park SW 5	0.0%											$202,193
Property		4.138	Lakeview BC Bldg 6	0.0%											$157,921
Property		4.139	Valley Forge 4	0.0%											$252,907
Property		4.140	Lakeview BC Bldg 3	0.0%											$124,326
Property		4.141	Lakeview BC Bldg 2	0.0%											$33,024
Property		4.142	Ft. Lauderdale Industrial I	0.0%											$123,568
Loan		5	Preferred Freezer - San Leandro, CA	6.8%	2.13x	1.41x	2.03x	61.6%	51.3%	0	0	Sixth	LO(27);DEF(89);O(4)		N/A
Loan	11	6	Princeton Pike Corporate Center	6.8%	2.03x	1.38x	1.75x	65.3%	60.8%	5	5	First	LO(26);DEF(89);O(5)		$16,624,756
Loan	12	7	Twenty Ninth Street Retail	6.0%	2.89x	N/A	2.79x	42.9%	42.9%	5	0	Sixth	LO(25);YM1(91);O(4)	C	$22,140,809
Loan	13	8	Ellenton Premium Outlets	5.8%	2.53x	N/A	2.45x	53.6%	53.6%	0	5	First	LO(27);DEF(86);O(7)		$23,503,245
Loan	14, 15	9	Gateway Plaza	4.2%	2.62x	1.98x	2.48x	46.7%	43.3%	0	0	Sixth	LO(25);DEF(130);O(25)		N/A
Loan		10	Hilton Garden Inn - Oxnard, CA	3.4%	N/A	2.21x	N/A	68.3%	56.7%	4	4	First	LO(26);DEF(90);O(4)		$5,325,309
Loan		11	7141 Cleanwater Lane	3.1%	N/A	1.63x	N/A	57.6%	48.4%	0	0	Sixth	LO(25);YM3(52);O(7)	D	$3,413,593
Loan	16	12	Grove City Premium Outlets	3.0%	2.75x	N/A	2.66x	54.9%	54.9%	0	5	First	LO(27);DEF(86);O(7)		$21,077,276
Loan	5, 10	13	Dembs Roth Kancov Portfolio	2.9%	N/A	1.86x	N/A	65.4%	54.3%	0	0	Sixth	LO(28);DEF(85);O(7)		$3,035,769
Property		13.01	745 Battlefield Boulevard	0.2%											$262,847
Property		13.02	336 Army Trail Road	0.2%											$140,466
Property		13.03	5858 Sue Mandy Drive	0.2%											$176,004
Property		13.04	13809 N. Dale Mabry Highway	0.2%											$199,855
Property		13.05	5974-5990 S. Tamiami Trail	0.2%											$215,858
Property		13.06	#1 Auto Row Drive	0.2%											$182,042
Property		13.07	5137-5177 14th Street West	0.2%											$155,763
Property		13.08	5510 Franklin Street	0.1%											$172,335
Property		13.09	12579 Felch Street	0.1%											$199,584
Property		13.10	12740 W. 87th Parkway	0.1%											$147,292
Property		13.11	5018 West Colonial Drive	0.1%											$139,569
Property		13.12	4690 US Highway 98 North	0.1%											$78,845
Property		13.13	4207 Portsmouth Boulevard	0.1%											$161,608
Property		13.14	28365 US Highway 19 North	0.1%											$138,584
Property		13.15	3770 West Haven Avenue	0.1%											$133,719
Property		13.16	6237 East Colonial Drive	0.1%											$127,950
Property		13.17	2020 Principal Row	0.1%											$34,476
Property		13.18	2660 SW College Road	0.1%											$68,919
Property		13.19	2641 Enterprise Road	0.1%											$108,502
Property		13.20	1734 S. Tamiami Trail	0.1%											$89,858
Property		13.21	1150 North Wesleyan Boulevard	0.1%											$101,693
Loan	5, 10	14	Dembs Roth Cross Group Portfolio	2.4%	N/A	1.98x	N/A	66.3%	55.0%	0	0	Sixth	LO(28);DEF(85);O(7)		$2,881,139
Property		14.01	40984 Concept Drive (Rofin Sinar)	0.4%											$409,786
Property		14.02	6905-6943 E. State Street	0.3%											$530,493
Property		14.03	14706-14740 LaGrange Road	0.3%											$527,609
Property		14.04	1101-1141 E. Rand Road	0.2%											$255,993
Property		14.05	1640 75th Street	0.2%											$89,557
Property		14.06	28188-28196 Schoolcraft Road	0.2%											$254,902
Property		14.07	310-330 W. Roosevelt Road	0.2%											$169,512
Property		14.08	4732 N. Brandywine Road (Briar Group)	0.2%											$270,875
Property		14.09	27750 Stansbury Street	0.2%											$217,894
Property		14.10	6933 NW 36th Avenue	0.1%											$113,781
Property		14.11	34360 Glendale Street (Christopher Mgmt Prop)	0.0%											$40,737

A-1-31

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

															MORTGAGED PROPERTY UNDERWRITTEN CASH FLOWS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	UW NOI DSCR (IO)	UW NCF DSCR (P&I)	UW NCF DSCR (IO)	Cut-Off Date LTV Ratio	Maturity Date LTV Ratio	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)	YM Formula	Third Most Recent Revenues
Loan	17	15	Hilton Garden Inn Tupelo	2.3%	N/A	1.52x	N/A	63.2%	47.9%	0	0	Sixth	LO(25);DEF(88);O(7)		$3,481,966
Loan		16	Parc Central Apartments	2.0%	N/A	1.29x	N/A	71.5%	59.3%	0	0	Sixth	LO(27);DEF(89);O(4)		$1,078,416
Loan	17	17	Pine Haven MHC	1.7%	1.89x	1.44x	1.88x	73.0%	67.1%	5	5	First	LO(27);DEF(88);O(5)		$1,596,211
Loan		18	Day Creek Village	1.4%	1.68x	N/A	1.58x	60.6%	60.6%	5	4	First	LO(25);YM1(90);O(5)	E	$984,223
Loan	18	19	Gulfport Premium Outlets	1.4%	3.01x	N/A	2.80x	46.3%	46.3%	0	5	First	LO(27);DEF(86);O(7)		$8,613,392
Loan		20	Peachtree Business Park	1.4%	2.48x	1.69x	2.20x	74.4%	64.0%	5	4	First	LO(27);DEF(89);O(4)		$1,168,692
Loan		21	Woods Corner	1.4%	2.71x	1.88x	2.50x	56.6%	48.5%	0	0	Sixth	LO(26);DEF(90);O(4)		$1,415,789
Loan		22	41 Eagle Road	1.3%	N/A	1.46x	N/A	53.4%	39.9%	0	0	Sixth	LO(25);DEF(91);O(4)		$1,309,145
Loan		23	The Saint Anna Apartments	1.1%	1.66x	1.27x	1.65x	66.8%	58.9%	5	4	First	LO(27);DEF(89);O(4)		N/A
Loan		24	Finksburg Plaza	1.1%	1.84x	1.34x	1.69x	66.2%	57.4%	0	0	Sixth	LO(26);DEF(90);O(4)		$923,808
Loan		25	Best Western Oakland	1.0%	N/A	2.22x	N/A	59.4%	44.9%	0	0	Sixth	LO(27);DEF(89);O(4)		$2,431,236
Loan		26	Palms at Chimney Rock Apartments	0.9%	1.94x	1.41x	1.84x	75.9%	66.9%	5	4	First	LO(27);DEF(88);O(5)		N/A
Loan	5	27	Collis Portfolio	0.8%	N/A	1.54x	N/A	55.0%	42.3%	0	0	Sixth	LO(25);DEF(91);O(4)		N/A
Property		27.01	Longwood	0.5%											N/A
Property		27.02	Lakeland	0.1%											N/A
Property		27.03	Melbourne	0.1%											N/A
Loan		28	Stony Creek Medical Center	0.7%	N/A	1.40x	N/A	74.8%	62.4%	0	0	Sixth	LO(26);DEF(87);O(7)		$761,889
Loan		29	Walgreens - Glasgow, KY	0.4%	N/A	1.35x	N/A	61.6%	50.8%	0	5	First	LO(26);DEF(90);O(4)		$275,004
Loan		30	Thornapple Lakes Estates MHC	0.4%	N/A	1.81x	N/A	70.7%	58.3%	5	4	First	LO(26);DEF(90);O(4)		$595,925
Loan		31	Valley View	0.4%	N/A	1.52x	N/A	58.0%	37.2%	0	0	Sixth	LO(25);DEF(91);O(4)		$555,224

A-1-32

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Third Most Recent Expenses	Third Most Recent NOI	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield
Loan	3	1	525 Seventh Avenue	9.3%	$9,094,748	$14,868,976	12/31/2013	8.4%	$23,720,973	$9,440,167	$14,280,806	12/31/2014	8.1%	$25,650,366	$10,003,780	$15,646,586	12/31/2015 TTM	8.9%
Loan	4, 5	2	U Haul AREC RW Portfolio	9.3%	$2,310,470	$6,153,978	3/31/2013 TTM	9.9%	$9,334,450	$2,474,960	$6,859,490	3/31/2014 TTM	11.1%	$10,127,398	$2,594,147	$7,533,251	12/31/2015 TTM	12.2%
Property		2.01	U-Haul Moving & Storage at I-20 & 360	1.6%	$259,850	$1,080,725	3/31/2013 TTM		$1,355,716	$255,086	$1,100,630	3/31/2014 TTM		$1,430,148	$260,154	$1,169,993	12/31/2015 TTM
Property		2.02	U-Haul Moving & Storage at N Sam Houston	1.5%	$177,971	$1,012,106	3/31/2013 TTM		$1,282,034	$185,308	$1,096,726	3/31/2014 TTM		$1,351,641	$190,805	$1,160,836	12/31/2015 TTM
Property		2.03	U-Haul Moving & Storage of Anchorage	0.7%	$205,459	$727,303	3/31/2013 TTM		$955,610	$213,839	$741,771	3/31/2014 TTM		$873,224	$191,036	$682,187	12/31/2015 TTM
Property		2.04	U-Haul Moving & Storage at Clackamas Town Center	0.7%	$90,756	$477,812	3/31/2013 TTM		$603,001	$92,546	$510,455	3/31/2014 TTM		$657,609	$91,942	$565,666	12/31/2015 TTM
Property		2.05	U-Haul Moving & Storage of West Hartford	0.6%	$142,838	$357,811	3/31/2013 TTM		$571,793	$142,580	$429,213	3/31/2014 TTM		$692,854	$150,161	$542,693	12/31/2015 TTM
Property		2.06	U-Haul Moving & Storage at South East St	0.6%	$106,532	$270,576	3/31/2013 TTM		$351,017	$113,727	$237,290	3/31/2014 TTM		$388,276	$139,227	$249,049	12/31/2015 TTM
Property		2.07	U-Haul Moving & Storage at Fall River at I-195	0.6%	$49,740	-$49,740	3/31/2013 TTM		$417,879	$142,446	$275,433	3/31/2014 TTM		$709,337	$207,473	$501,864	12/31/2015 TTM
Property		2.08	U-Haul Moving & Storage of Redwood City	0.5%	$82,784	$397,323	3/31/2013 TTM		$455,608	$84,523	$371,085	3/31/2014 TTM		$480,983	$86,012	$394,971	12/31/2015 TTM
Property		2.09	U-Haul Moving & Storage of Levittown	0.4%	$149,978	$196,122	3/31/2013 TTM		$392,450	$155,126	$237,324	3/31/2014 TTM		$443,578	$154,734	$288,843	12/31/2015 TTM
Property		2.10	U-Haul Moving & Storage of Lynwood	0.4%	$82,094	$248,412	3/31/2013 TTM		$348,889	$82,899	$265,990	3/31/2014 TTM		$406,794	$84,634	$322,160	12/31/2015 TTM
Property		2.11	U-Haul Moving & Storage of Eastland	0.4%	$129,159	$321,001	3/31/2013 TTM		$512,636	$128,235	$384,401	3/31/2014 TTM		$504,647	$125,506	$379,141	12/31/2015 TTM
Property		2.12	U-Haul Moving & Storage of Capitol Hill	0.3%	$283,720	$189,103	3/31/2013 TTM		$488,258	$306,899	$181,359	3/31/2014 TTM		$496,747	$341,753	$154,994	12/31/2015 TTM
Property		2.13	U-Haul Moving & Storage of Newark	0.2%	$89,714	$126,665	3/31/2013 TTM		$274,765	$101,375	$173,390	3/31/2014 TTM		$308,055	$106,422	$201,633	12/31/2015 TTM
Property		2.14	U-Haul Moving & Storage of Jacksonville	0.2%	$80,984	$200,770	3/31/2013 TTM		$252,814	$82,609	$170,205	3/31/2014 TTM		$261,628	$81,212	$180,416	12/31/2015 TTM
Property		2.15	U-Haul Moving & Storage of SE Seattle	0.2%	$86,650	$173,732	3/31/2013 TTM		$310,987	$91,740	$219,247	3/31/2014 TTM		$293,494	$90,006	$203,488	12/31/2015 TTM
Property		2.16	U-Haul Moving & Storage of Rainier Valley	0.2%	$101,375	$165,889	3/31/2013 TTM		$296,905	$106,906	$189,999	3/31/2014 TTM		$312,826	$102,690	$210,136	12/31/2015 TTM
Property		2.17	U-Haul Moving & Storage of Verde Valley	0.1%	$51,508	$76,138	3/31/2013 TTM		$134,477	$48,208	$86,269	3/31/2014 TTM		$155,523	$47,679	$107,844	12/31/2015 TTM
Property		2.18	U-Haul Moving & Storage at Washington St	0.1%	$73,719	$95,826	3/31/2013 TTM		$165,382	$76,466	$88,916	3/31/2014 TTM		$182,580	$71,723	$110,857	12/31/2015 TTM
Property		2.19	U-Haul Moving & Storage of W Columbia Schoolhouse	0.1%	$65,639	$86,404	3/31/2013 TTM		$164,229	$64,442	$99,787	3/31/2014 TTM		$177,454	$70,976	$106,478	12/31/2015 TTM
Loan	6	3	2100 Ross	9.0%	$6,475,471	$4,827,310	12/31/2013	4.9%	$10,838,304	$8,034,145	$2,804,159	12/31/2014	2.9%	$13,806,332	$7,608,240	$6,198,092	11/30/2015 TTM	6.3%
Loan	5, 7, 8, 9, 10	4	GLP Industrial Portfolio B	8.4%	$30,008,050	$81,261,611	12/31/2013	12.9%	$134,636,713	$37,531,583	$97,105,129	12/31/2014	15.4%	$138,452,968	$38,042,665	$100,410,302	6/30/2015 TTM	16.0%
Property		4.001	Agave DC	0.4%	$1,747,990	$4,599,649	12/31/2013		$6,310,564	$1,713,039	$4,597,525	12/31/2014		$6,513,570	$1,803,051	$4,710,519	6/30/2015 TTM
Property		4.002	Lehigh Valley 13	0.2%	$1,005,541	$3,528,158	12/31/2013		$4,590,641	$1,122,524	$3,468,117	12/31/2014		$4,768,539	$1,249,001	$3,519,539	6/30/2015 TTM
Property		4.003	Frontier Logistics BTS	0.2%	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		4.004	Sugarland Interchange DC	0.2%	$892,238	$2,010,302	12/31/2013		$2,144,187	$808,893	$1,335,294	12/31/2014		$2,198,461	$717,359	$1,481,102	6/30/2015 TTM
Property		4.005	York - Willow Springs	0.2%	$687,125	$3,288,939	12/31/2013		$4,110,983	$765,091	$3,345,891	12/31/2014		$4,129,145	$744,062	$3,385,083	6/30/2015 TTM
Property		4.006	Atlanta - Liberty DC	0.2%	$202,957	$2,345,850	12/31/2013		$2,746,643	$388,132	$2,358,511	12/31/2014		$2,820,556	$470,853	$2,349,703	6/30/2015 TTM
Property		4.007	South Bay DC	0.2%	$4,400	-$4,400	12/31/2013		$124,516	$515,552	-$391,036	12/31/2014		$124,515	$535,924	-$411,409	6/30/2015 TTM
Property		4.008	Sorensen Industrial	0.2%	$166,224	-$166,090	12/31/2013		$932,457	$458,704	$473,753	12/31/2014		$1,850,343	$477,595	$1,372,748	6/30/2015 TTM
Property		4.009	Miramar DC	0.2%	$568,003	$2,288,182	12/31/2013		$2,918,032	$628,878	$2,289,154	12/31/2014		$2,922,610	$623,922	$2,298,689	6/30/2015 TTM
Property		4.010	York DC II	0.2%	$217,020	$1,639,176	12/31/2013		$2,461,498	$305,152	$2,156,347	12/31/2014		$2,487,416	$310,083	$2,177,333	6/30/2015 TTM
Property		4.011	Carlisle DC Bldg 1	0.2%	$283,730	$1,055,314	12/31/2013		$2,707,974	$607,150	$2,100,824	12/31/2014		$2,631,746	$551,921	$2,079,826	6/30/2015 TTM
Property		4.012	Portside Distribution Center	0.1%	$491,768	$900,150	12/31/2013		$2,389,812	$549,957	$1,839,856	12/31/2014		$2,419,558	$533,838	$1,885,720	6/30/2015 TTM
Property		4.013	Marina West A	0.1%	$501,305	$1,932,053	12/31/2013		$2,441,999	$448,769	$1,993,230	12/31/2014		$2,489,634	$464,807	$2,024,827	6/30/2015 TTM
Property		4.014	Fremont East Bay DC	0.1%	$450,825	$1,674,001	12/31/2013		$2,166,009	$436,456	$1,729,554	12/31/2014		$2,196,049	$434,508	$1,761,541	6/30/2015 TTM
Property		4.015	Harbor Gateway DC	0.1%	$403,440	$1,516,432	12/31/2013		$1,439,511	$407,109	$1,032,402	12/31/2014		$1,460,003	$396,568	$1,063,435	6/30/2015 TTM
Property		4.016	Imperial DC 1	0.1%	N/A	N/A	N/A		$0	$744,071	-$744,071	12/31/2014		$0	$900,575	-$900,575	6/30/2015 TTM
Property		4.017	Westport DC Bldg B	0.1%	$542,139	$1,677,422	12/31/2013		$2,154,286	$452,509	$1,701,777	12/31/2014		$2,177,576	$458,376	$1,719,200	6/30/2015 TTM
Property		4.018	Westport DC Bldg A	0.1%	$513,574	$1,916,284	12/31/2013		$2,407,854	$443,731	$1,964,123	12/31/2014		$2,435,112	$431,139	$2,003,973	6/30/2015 TTM
Property		4.019	Auburn DC	0.1%	$92,531	$310,839	12/31/2013		$1,688,322	$405,486	$1,282,836	12/31/2014		$1,784,386	$408,476	$1,375,910	6/30/2015 TTM
Property		4.020	Southaven DC Bldg 2	0.1%	$468,097	$1,647,923	12/31/2013		$2,230,551	$421,776	$1,808,775	12/31/2014		$2,298,200	$524,373	$1,773,827	6/30/2015 TTM
Property		4.021	Marina West DC II Bldg 1	0.1%	$373,053	$969,850	12/31/2013		$1,875,262	$504,214	$1,371,048	12/31/2014		$1,935,573	$520,810	$1,414,763	6/30/2015 TTM
Property		4.022	Buckeye DC Bldg 1	0.1%	$444,439	$674,614	12/31/2013		$1,758,425	$507,308	$1,251,117	12/31/2014		$1,797,968	$479,063	$1,318,905	6/30/2015 TTM
Property		4.023	York DC III	0.1%	$170,428	$597,954	12/31/2013		$1,994,631	$471,202	$1,523,430	12/31/2014		$2,019,153	$486,091	$1,533,062	6/30/2015 TTM
Property		4.024	Orange County DC	0.1%	$88,229	-$60,603	12/31/2013		$1,071,793	$324,799	$746,995	12/31/2014		$1,454,992	$341,733	$1,113,259	6/30/2015 TTM
Property		4.025	Kent Valley DC II	0.1%	$315,003	$522,046	12/31/2013		$1,225,656	$386,499	$839,157	12/31/2014		$1,377,411	$377,043	$1,000,368	6/30/2015 TTM
Property		4.026	Memphis IC III	0.1%	$881,833	$1,236,122	12/31/2013		$2,191,816	$698,120	$1,493,697	12/31/2014		$2,183,230	$598,240	$1,584,990	6/30/2015 TTM
Property		4.027	Pinole Point Building #1	0.1%	$455,915	$408,292	12/31/2013		$1,158,438	$400,967	$757,471	12/31/2014		$1,251,105	$403,101	$848,004	6/30/2015 TTM
Property		4.028	Cactus DC II	0.1%	$372,902	$1,940,027	12/31/2013		$1,732,400	$471,709	$1,260,691	12/31/2014		$4,995	$521,601	-$516,606	6/30/2015 TTM
Property		4.029	Fairburn DC	0.1%	$74,378	$320,057	12/31/2013		$1,118,643	$218,713	$899,930	12/31/2014		$1,177,286	$233,341	$943,945	6/30/2015 TTM
Property		4.030	Windfern Distribution Center II	0.1%	$510,469	$1,218,662	12/31/2013		$1,789,659	$583,404	$1,206,254	12/31/2014		$1,817,857	$618,712	$1,199,145	6/30/2015 TTM
Property		4.031	Miami DC	0.1%	-$1,707	$1,707	12/31/2013		$970,470	$371,234	$599,236	12/31/2014		$1,450,763	$467,655	$983,108	6/30/2015 TTM
Property		4.032	Southpoint F	0.1%	$239,226	$980,329	12/31/2013		$1,325,227	$339,412	$985,815	12/31/2014		$1,562,351	$529,483	$1,032,868	6/30/2015 TTM
Property		4.033	Industrial Parkway DC	0.1%	$395,972	$883,948	12/31/2013		$788,308	$554,186	$234,122	12/31/2014		$1,383,406	$680,913	$702,493	6/30/2015 TTM
Property		4.034	Chickasaw DC	0.1%	$646,700	$1,276,083	12/31/2013		$1,892,719	$579,981	$1,312,737	12/31/2014		$1,942,996	$619,344	$1,323,652	6/30/2015 TTM
Property		4.035	Valley Crossings	0.1%	$142,609	$603,856	12/31/2013		$1,394,393	$267,406	$1,126,987	12/31/2014		$1,397,319	$256,813	$1,140,506	6/30/2015 TTM
Property		4.036	Buckeye DC Bldg 2	0.1%	$432,567	$453,519	12/31/2013		$1,469,542	$629,389	$840,154	12/31/2014		$1,439,543	$626,770	$812,773	6/30/2015 TTM
Property		4.037	Southpoint B	0.1%	$311,102	$444,870	12/31/2013		$1,279,872	$318,626	$961,246	12/31/2014		$1,267,878	$287,775	$980,103	6/30/2015 TTM
Property		4.038	Hartman Business Center I	0.1%	$348,879	$1,037,728	12/31/2013		$1,234,897	$337,478	$897,419	12/31/2014		$1,024,639	$368,797	$655,842	6/30/2015 TTM
Property		4.039	Artesia DC	0.1%	$137,184	$439,228	12/31/2013		$1,119,614	$274,403	$845,211	12/31/2014		$1,121,856	$271,369	$850,488	6/30/2015 TTM
Property		4.040	Bell Gardens Distribution Center #3	0.1%	$242,907	$802,967	12/31/2013		$1,110,381	$228,690	$881,690	12/31/2014		$1,161,131	$231,688	$929,443	6/30/2015 TTM
Property		4.041	Marina West B	0.1%	$272,599	$854,626	12/31/2013		$1,160,208	$271,105	$889,102	12/31/2014		$1,181,074	$273,347	$907,727	6/30/2015 TTM
Property		4.042	Renton DC	0.1%	$211,348	$1,072,703	12/31/2013		$1,328,347	$222,148	$1,106,199	12/31/2014		$1,331,234	$206,272	$1,124,963	6/30/2015 TTM
Property		4.043	Southpoint A	0.1%	$367,196	$878,878	12/31/2013		$1,486,287	$380,503	$1,105,784	12/31/2014		$1,459,705	$337,526	$1,122,179	6/30/2015 TTM
Property		4.044	Westfork A5	0.1%	$309,128	$960,115	12/31/2013		$1,389,842	$395,330	$994,512	12/31/2014		$1,278,620	$274,809	$1,003,811	6/30/2015 TTM
Property		4.045	Marina West DC II Bldg 2	0.1%	$182,772	$582,721	12/31/2013		$1,068,478	$272,829	$795,649	12/31/2014		$1,097,052	$278,958	$818,094	6/30/2015 TTM
Property		4.046	Pinole Point Building #2	0.1%	$333,448	$989,625	12/31/2013		$1,279,251	$312,108	$967,144	12/31/2014		$1,312,021	$316,441	$995,581	6/30/2015 TTM
Property		4.047	Salt Lake DC II	0.1%	$259,278	$928,014	12/31/2013		$1,187,108	$244,943	$942,165	12/31/2014		$1,206,106	$251,283	$954,823	6/30/2015 TTM
Property		4.048	Northwest 8 Industrial Center II	0.1%	$308,600	$616,309	12/31/2013		$966,897	$307,115	$659,782	12/31/2014		$990,237	$321,294	$668,943	6/30/2015 TTM
Property		4.049	Salt Lake DC I	0.1%	$284,645	$621,751	12/31/2013		$1,076,731	$254,453	$822,278	12/31/2014		$1,163,387	$258,644	$904,743	6/30/2015 TTM

A-1-33

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Third Most Recent Expenses	Third Most Recent NOI	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield
Property		4.050	Southshore Commerce Center C	0.1%	$64,080	$237,625	12/31/2013		$974,148	$226,120	$748,028	12/31/2014		$977,068	$236,680	$740,388	6/30/2015 TTM
Property		4.051	Pinole Point Building #3	0.1%	$329,520	$724,161	12/31/2013		$1,068,650	$332,208	$736,441	12/31/2014		$1,066,711	$334,499	$732,212	6/30/2015 TTM
Property		4.052	Steamboat DC	0.1%	$243,878	$795,403	12/31/2013		$1,040,235	$240,081	$800,154	12/31/2014		$1,029,290	$236,183	$793,106	6/30/2015 TTM
Property		4.053	Palo Verde DC	0.1%	$84,557	$353,240	12/31/2013		$162,879	$390,966	-$228,088	12/31/2014		$113,964	$350,803	-$236,839	6/30/2015 TTM
Property		4.054	South San Francisco DC II	0.1%	$139,009	$230,366	12/31/2013		$458,868	$189,637	$269,231	12/31/2014		$579,124	$175,046	$404,078	6/30/2015 TTM
Property		4.055	Westfork C4	0.1%	$278,256	$77,867	12/31/2013		$350,281	$262,512	$87,769	12/31/2014		$380,080	$234,342	$145,738	6/30/2015 TTM
Property		4.056	South San Francisco DC	0.1%	$24,954	-$19,280	12/31/2013		$569,078	$160,604	$408,474	12/31/2014		$851,376	$151,953	$699,423	6/30/2015 TTM
Property		4.057	Southshore Commerce Center A	0.1%	$67,971	$249,787	12/31/2013		$1,073,573	$240,308	$833,265	12/31/2014		$1,087,203	$246,866	$840,337	6/30/2015 TTM
Property		4.058	Kent Valley DC IV	0.1%	$73,914	$212,253	12/31/2013		$877,698	$249,336	$628,362	12/31/2014		$907,692	$251,086	$656,606	6/30/2015 TTM
Property		4.059	Carlisle DC Bldg 2	0.1%	$85,801	$377,137	12/31/2013		$932,999	$171,872	$761,128	12/31/2014		$925,108	$154,520	$770,588	6/30/2015 TTM
Property		4.060	Bluegrass DC Bldg 4	0.1%	$83,813	$383,157	12/31/2013		$743,893	$128,208	$615,686	12/31/2014		$719,818	$131,723	$588,095	6/30/2015 TTM
Property		4.061	Westfork A4	0.1%	$226,261	$717,799	12/31/2013		$957,855	$195,642	$762,213	12/31/2014		$936,469	$188,705	$747,764	6/30/2015 TTM
Property		4.062	Beltway Crossing DC Bldg 2	0.1%	$187,431	$427,868	12/31/2013		$909,583	$256,737	$652,846	12/31/2014		$949,314	$277,525	$671,789	6/30/2015 TTM
Property		4.063	Ritner DC	0.1%	$165,717	$738,943	12/31/2013		$961,463	$169,758	$791,705	12/31/2014		$982,500	$162,333	$820,167	6/30/2015 TTM
Property		4.064	Hartman Business Center II	0.0%	$242,113	$903,383	12/31/2013		$1,156,129	$229,245	$926,884	12/31/2014		$1,161,331	$233,481	$927,851	6/30/2015 TTM
Property		4.065	Hayward DC	0.0%	$152,528	$458,399	12/31/2013		$720,722	$170,850	$549,872	12/31/2014		$721,774	$161,357	$560,417	6/30/2015 TTM
Property		4.066	Houston DC Bldg 1	0.0%	$243,403	$578,963	12/31/2013		$876,746	$289,581	$587,164	12/31/2014		$892,083	$273,113	$618,971	6/30/2015 TTM
Property		4.067	Kent Valley DC	0.0%	$130,749	$552,368	12/31/2013		$734,455	$145,077	$589,379	12/31/2014		$710,491	$146,378	$564,112	6/30/2015 TTM
Property		4.068	Lehigh Valley 9	0.0%	$290,826	$121,910	12/31/2013		$524,268	$322,538	$201,730	12/31/2014		$835,321	$296,168	$539,153	6/30/2015 TTM
Property		4.069	Beltway Crossing DC Bldg 3	0.0%	$130,427	$246,773	12/31/2013		$766,924	$184,914	$582,009	12/31/2014		$775,773	$188,055	$587,717	6/30/2015 TTM
Property		4.070	Southaven DC Bldg 1	0.0%	$230,402	$781,971	12/31/2013		$1,066,651	$250,665	$815,986	12/31/2014		$1,072,767	$271,397	$801,370	6/30/2015 TTM
Property		4.071	Bluegrass DC Bldg 1	0.0%	$62,805	$315,803	12/31/2013		$617,644	$101,532	$516,112	12/31/2014		$610,259	$88,191	$522,068	6/30/2015 TTM
Property		4.072	Suwanee Point Building 200	0.0%	$131,551	$646,808	12/31/2013		$675,372	$143,942	$531,430	12/31/2014		$703,341	$142,386	$560,955	6/30/2015 TTM
Property		4.073	Tamarac Business Center I	0.0%	$215,985	$681,880	12/31/2013		$719,658	$199,145	$520,513	12/31/2014		$722,590	$207,679	$514,910	6/30/2015 TTM
Property		4.074	Gwinnett DC Bldg 1	0.0%	$89,077	$288,619	12/31/2013		$609,603	$179,521	$430,082	12/31/2014		$671,195	$187,281	$483,914	6/30/2015 TTM
Property		4.075	Houston DC Bldg 3	0.0%	$308,310	$642,494	12/31/2013		$959,496	$305,497	$654,000	12/31/2014		$1,037,168	$329,612	$707,556	6/30/2015 TTM
Property		4.076	Broadway 101 CC Bldg 9	0.0%	$102,505	$497,108	12/31/2013		$969,639	$171,102	$798,537	12/31/2014		$996,502	$185,048	$811,455	6/30/2015 TTM
Property		4.077	Iron Run DC	0.0%	$114,078	$310,746	12/31/2013		$790,439	$242,147	$548,292	12/31/2014		$804,629	$234,285	$570,344	6/30/2015 TTM
Property		4.078	Windfern Distribution Center I	0.0%	$286,814	$410,338	12/31/2013		$847,091	$321,259	$525,832	12/31/2014		$817,553	$324,010	$493,543	6/30/2015 TTM
Property		4.079	Miami DC II	0.0%	$135,779	$475,404	12/31/2013		$637,162	$109,320	$527,842	12/31/2014		$642,825	$107,566	$535,259	6/30/2015 TTM
Property		4.080	Southshore Commerce Center B	0.0%	$38,542	$152,453	12/31/2013		$667,766	$146,150	$521,616	12/31/2014		$482,509	$156,247	$326,262	6/30/2015 TTM
Property		4.081	Suwanee Point Building 100	0.0%	$146,767	$220,787	12/31/2013		$233,631	$141,118	$92,513	12/31/2014		$234,551	$156,166	$78,385	6/30/2015 TTM
Property		4.082	Beltway Crossing DC Bldg 1	0.0%	$131,179	$322,542	12/31/2013		$661,396	$188,018	$473,377	12/31/2014		$593,560	$202,409	$391,150	6/30/2015 TTM
Property		4.083	Southshore Commerce Center D	0.0%	$35,241	-$35,241	12/31/2013		$102,695	$125,555	-$22,860	12/31/2014		$411,382	$129,333	$282,049	6/30/2015 TTM
Property		4.084	Broadway 101 CC Bldg 11	0.0%	$98,583	$351,829	12/31/2013		$715,749	$156,012	$559,737	12/31/2014		$732,550	$164,177	$568,373	6/30/2015 TTM
Property		4.085	Lehigh Valley DC II	0.0%	$83,420	$174,732	12/31/2013		$595,993	$166,703	$429,290	12/31/2014		$613,928	$177,949	$435,979	6/30/2015 TTM
Property		4.086	Memphis IC I	0.0%	$345,746	-$129,383	12/31/2013		$76,618	$286,348	-$209,730	12/31/2014		$411,340	$229,478	$181,862	6/30/2015 TTM
Property		4.087	Broadway 101 CC Bldg 6	0.0%	$107,399	$370,841	12/31/2013		$719,800	$175,959	$543,841	12/31/2014		$730,867	$176,558	$554,309	6/30/2015 TTM
Property		4.088	Lehigh Valley 10	0.0%	$200,908	$575,691	12/31/2013		$773,173	$217,425	$555,747	12/31/2014		$687,619	$209,104	$478,515	6/30/2015 TTM
Property		4.089	Beltway Crossing DC Bldg 4	0.0%	$92,900	$144,164	12/31/2013		$638,079	$219,538	$418,542	12/31/2014		$580,418	$146,222	$434,196	6/30/2015 TTM
Property		4.090	Northwest 8 Industrial Center I	0.0%	$165,863	$450,180	12/31/2013		$558,209	$165,090	$393,120	12/31/2014		$571,122	$156,525	$414,596	6/30/2015 TTM
Property		4.091	Bluegrass DC Bldg 3	0.0%	$35,873	$134,900	12/31/2013		$308,726	$69,443	$239,283	12/31/2014		$309,312	$66,313	$242,999	6/30/2015 TTM
Property		4.092	Andover DC Bldg A	0.0%	$110,597	$264,482	12/31/2013		$548,144	$159,993	$388,151	12/31/2014		$468,385	$142,981	$325,404	6/30/2015 TTM
Property		4.093	Bluegrass DC Bldg 2	0.0%	$38,531	$126,293	12/31/2013		$295,473	$64,273	$231,200	12/31/2014		$298,909	$64,960	$233,949	6/30/2015 TTM
Property		4.094	Andover DC Bldg B	0.0%	$113,049	$208,464	12/31/2013		$505,870	$155,432	$350,439	12/31/2014		$505,201	$142,884	$362,316	6/30/2015 TTM
Property		4.095	Broadway 101 CC Bldg 5	0.0%	$93,037	$317,937	12/31/2013		$661,648	$152,854	$508,793	12/31/2014		$677,960	$163,141	$514,818	6/30/2015 TTM
Property		4.096	Broadway 101 CC Bldg 8	0.0%	$70,546	$206,178	12/31/2013		$430,417	$123,093	$307,324	12/31/2014		$440,533	$141,491	$299,042	6/30/2015 TTM
Property		4.097	Broadway 101 CC Bldg 10	0.0%	$73,050	$265,912	12/31/2013		$444,515	$110,114	$334,401	12/31/2014		$507,729	$116,877	$390,853	6/30/2015 TTM
Property		4.098	Broadway 101 CC Bldg 4	0.0%	$68,802	$178,308	12/31/2013		$555,028	$116,376	$438,653	12/31/2014		$570,911	$119,095	$451,817	6/30/2015 TTM
Property		4.099	Lehigh Valley 11	0.0%	$131,014	$293,192	12/31/2013		$464,177	$183,019	$281,159	12/31/2014		$405,658	$169,135	$236,522	6/30/2015 TTM
Property		4.100	Tamarac Commerce Center	0.0%	$173,285	$426,448	12/31/2013		$587,001	$144,317	$442,684	12/31/2014		$488,476	$136,130	$352,346	6/30/2015 TTM
Property		4.101	Houston DC Bldg 2	0.0%	$189,858	$333,241	12/31/2013		$516,889	$166,937	$349,952	12/31/2014		$545,521	$180,014	$365,507	6/30/2015 TTM
Property		4.102	Marina West DC II Bldg 3	0.0%	$113,434	$318,022	12/31/2013		$634,058	$168,825	$465,233	12/31/2014		$669,716	$172,508	$497,208	6/30/2015 TTM
Property		4.103	Broadway 101 CC Bldg 3	0.0%	$73,501	$280,638	12/31/2013		$701,781	$114,002	$587,779	12/31/2014		$722,186	$123,992	$598,194	6/30/2015 TTM
Property		4.104	Commerce Park Medical Center	0.0%	$186,461	$315,330	12/31/2013		$574,349	$174,786	$399,563	12/31/2014		$587,543	$182,002	$405,541	6/30/2015 TTM
Property		4.105	Houston IC	0.0%	$177,005	$316,047	12/31/2013		$553,017	$201,197	$351,820	12/31/2014		$561,767	$192,342	$369,425	6/30/2015 TTM
Property		4.106	Gwinnett DC Bldg 2	0.0%	$78,753	$173,396	12/31/2013		$400,389	$121,064	$279,326	12/31/2014		$398,270	$116,618	$281,651	6/30/2015 TTM
Property		4.107	Weston Business Center	0.0%	$84,089	$260,305	12/31/2013		$349,702	$81,345	$268,357	12/31/2014		$358,124	$80,633	$277,491	6/30/2015 TTM
Property		4.108	Kent Valley DC III	0.0%	$85,853	$303,008	12/31/2013		$400,651	$77,696	$322,954	12/31/2014		$409,450	$79,117	$330,333	6/30/2015 TTM
Property		4.109	Commerce Park SW 2	0.0%	$128,090	$300,265	12/31/2013		$490,149	$135,379	$354,770	12/31/2014		$495,913	$133,169	$362,744	6/30/2015 TTM
Property		4.110	Commerce Park Westchase 3	0.0%	$183,895	$160,284	12/31/2013		$508,589	$160,974	$347,615	12/31/2014		$516,632	$169,649	$346,983	6/30/2015 TTM
Property		4.111	Lehigh Valley 12	0.0%	$102,301	$361,363	12/31/2013		$478,832	$122,968	$355,864	12/31/2014		$475,403	$113,529	$361,874	6/30/2015 TTM
Property		4.112	Houston DC Bldg 4	0.0%	$147,873	$310,023	12/31/2013		$519,344	$157,955	$361,389	12/31/2014		$532,086	$158,211	$373,875	6/30/2015 TTM
Property		4.113	Valley Forge 1	0.0%	$211,619	$397,476	12/31/2013		$472,386	$245,423	$226,964	12/31/2014		$508,577	$233,582	$274,995	6/30/2015 TTM
Property		4.114	Valley Forge 2	0.0%	$153,507	$221,942	12/31/2013		$559,334	$188,685	$370,649	12/31/2014		$525,014	$160,596	$364,419	6/30/2015 TTM
Property		4.115	Bell Gardens Distribution Center #1	0.0%	$84,773	$250,249	12/31/2013		$344,526	$81,281	$263,245	12/31/2014		$292,146	$81,507	$210,639	6/30/2015 TTM
Property		4.116	Commerce Park SW 4	0.0%	$107,798	$260,268	12/31/2013		$322,638	$135,124	$187,513	12/31/2014		$350,499	$131,035	$219,464	6/30/2015 TTM
Property		4.117	Broadway 101 CC Bldg 1	0.0%	$63,492	$51,274	12/31/2013		$140,814	$112,206	$28,608	12/31/2014		$233,112	$126,641	$106,471	6/30/2015 TTM
Property		4.118	Bell Gardens Distribution Center #2	0.0%	$82,000	-$43,513	12/31/2013		$289,887	$74,165	$215,722	12/31/2014		$299,865	$75,427	$224,438	6/30/2015 TTM
Property		4.119	Commerce Park SW 1	0.0%	$109,346	$301,421	12/31/2013		$424,508	$98,818	$325,690	12/31/2014		$417,145	$95,008	$322,137	6/30/2015 TTM
Property		4.120	Tamarac Business Center II	0.0%	$96,515	$169,186	12/31/2013		$258,711	$80,579	$178,132	12/31/2014		$261,913	$84,152	$177,762	6/30/2015 TTM
Property		4.121	Broadway 101 CC Bldg 2	0.0%	$54,591	$205,012	12/31/2013		$457,159	$86,045	$371,114	12/31/2014		$462,211	$89,396	$372,815	6/30/2015 TTM
Property		4.122	Commerce Park Westchase 2	0.0%	$135,179	$262,267	12/31/2013		$450,433	$124,689	$325,745	12/31/2014		$456,648	$123,766	$332,881	6/30/2015 TTM
Property		4.123	Memphis IC II	0.0%	$173,893	$199,965	12/31/2013		$404,337	$178,078	$226,260	12/31/2014		$406,553	$143,836	$262,717	6/30/2015 TTM

A-1-34

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Third Most Recent Expenses	Third Most Recent NOI	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield
Property		4.124	Commerce Park NW 3	0.0%	$147,663	$230,351	12/31/2013		$408,092	$133,278	$274,813	12/31/2014		$413,769	$143,982	$269,788	6/30/2015 TTM
Property		4.125	Commerce Park NW 4	0.0%	$173,271	$6,590	12/31/2013		$201,045	$145,964	$55,081	12/31/2014		$266,731	$150,084	$116,647	6/30/2015 TTM
Property		4.126	Commerce Park SW 3	0.0%	$106,313	$171,338	12/31/2013		$202,119	$141,285	$60,835	12/31/2014		$327,914	$136,591	$191,322	6/30/2015 TTM
Property		4.127	Commerce Park Westchase 1	0.0%	$137,898	$274,307	12/31/2013		$509,595	$147,315	$362,280	12/31/2014		$506,575	$135,572	$371,002	6/30/2015 TTM
Property		4.128	Commerce Park NW 2	0.0%	$129,300	$256,062	12/31/2013		$329,548	$138,533	$191,015	12/31/2014		$362,191	$134,466	$227,725	6/30/2015 TTM
Property		4.129	Broadway 101 CC Bldg 7	0.0%	$49,302	$148,586	12/31/2013		$91,554	$70,082	$21,471	12/31/2014		$92,946	$74,307	$18,639	6/30/2015 TTM
Property		4.130	Commerce Park NW 1	0.0%	$132,626	$114,756	12/31/2013		$401,589	$131,799	$269,791	12/31/2014		$406,053	$140,395	$265,657	6/30/2015 TTM
Property		4.131	Lakeview BC Bldg 1	0.0%	$55,300	$42,731	12/31/2013		$88,482	$107,691	-$19,209	12/31/2014		$186,427	$104,464	$81,963	6/30/2015 TTM
Property		4.132	Ft. Lauderdale Industrial II	0.0%	$83,169	$233,300	12/31/2013		$198,458	$46,653	$151,805	12/31/2014		$48,361	$43,696	$4,665	6/30/2015 TTM
Property		4.133	Valley Forge 3	0.0%	$90,035	$263,566	12/31/2013		$373,770	$111,906	$261,865	12/31/2014		$370,552	$102,662	$267,890	6/30/2015 TTM
Property		4.134	Lakeview BC Bldg 7	0.0%	$64,303	$164,205	12/31/2013		$365,448	$96,562	$268,886	12/31/2014		$372,207	$101,461	$270,746	6/30/2015 TTM
Property		4.135	Lakeview BC Bldg 4	0.0%	$46,141	$100,636	12/31/2013		$239,112	$70,837	$168,275	12/31/2014		$244,274	$73,683	$170,591	6/30/2015 TTM
Property		4.136	Lakeview BC Bldg 5	0.0%	$41,319	$98,320	12/31/2013		$231,810	$68,683	$163,127	12/31/2014		$330,136	$72,688	$257,448	6/30/2015 TTM
Property		4.137	Commerce Park SW 5	0.0%	$77,167	$125,026	12/31/2013		$7,977	$121,383	-$113,406	12/31/2014		$50,714	$117,760	-$67,046	6/30/2015 TTM
Property		4.138	Lakeview BC Bldg 6	0.0%	$43,485	$114,436	12/31/2013		$257,678	$75,870	$181,808	12/31/2014		$264,819	$78,684	$186,135	6/30/2015 TTM
Property		4.139	Valley Forge 4	0.0%	$75,124	$177,783	12/31/2013		$275,370	$93,025	$182,345	12/31/2014		$271,890	$87,378	$184,512	6/30/2015 TTM
Property		4.140	Lakeview BC Bldg 3	0.0%	$38,931	$85,396	12/31/2013		$263,365	$71,594	$191,771	12/31/2014		$286,628	$71,747	$214,880	6/30/2015 TTM
Property		4.141	Lakeview BC Bldg 2	0.0%	$27,673	$5,351	12/31/2013		$113,589	$45,629	$67,960	12/31/2014		$145,696	$47,800	$97,896	6/30/2015 TTM
Property		4.142	Ft. Lauderdale Industrial I	0.0%	$38,349	$85,219	12/31/2013		$117,186	$26,869	$90,316	12/31/2014		$116,246	$27,720	$88,526	6/30/2015 TTM
Loan		5	Preferred Freezer - San Leandro, CA	6.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	11	6	Princeton Pike Corporate Center	6.8%	$6,860,074	$9,764,682	12/31/2013	7.5%	$18,618,962	$8,728,532	$9,890,430	12/31/2014	7.6%	$19,936,472	$9,093,613	$10,842,859	10/31/2015 TTM	8.3%
Loan	12	7	Twenty Ninth Street Retail	6.0%	$9,223,298	$12,917,510	12/31/2013	8.6%	$23,897,393	$8,944,187	$14,953,206	12/31/2014	10.0%	$25,854,134	$9,386,431	$16,467,702	9/30/2015 TTM	11.0%
Loan	13	8	Ellenton Premium Outlets	5.8%	$5,917,654	$17,585,591	12/31/2013	9.9%	$25,225,880	$6,055,800	$19,170,080	12/31/2014	10.8%	$25,746,943	$5,849,702	$19,897,241	12/31/2015 TTM	11.2%
Loan	14, 15	9	Gateway Plaza	4.2%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		10	Hilton Garden Inn - Oxnard, CA	3.4%	$2,868,638	$2,456,671	12/31/2013	10.7%	$6,520,267	$3,251,110	$3,269,157	12/31/2014	14.2%	$7,409,439	$3,831,771	$3,577,668	12/31/2015 TTM	15.6%
Loan		11	7141 Cleanwater Lane	3.1%	$918,134	$2,495,459	12/31/2013	11.9%	$3,420,185	$858,916	$2,561,269	12/31/2014	12.2%	$3,408,031	$887,055	$2,520,976	10/31/2015 TTM	12.0%
Loan	16	12	Grove City Premium Outlets	3.0%	$6,031,836	$15,045,440	12/31/2013	10.7%	$22,526,127	$6,380,355	$16,145,772	12/31/2014	11.5%	$23,061,077	$6,388,943	$16,672,134	12/31/2015 TTM	11.9%
Loan	5, 10	13	Dembs Roth Kancov Portfolio	2.9%	$736,808	$2,298,961	12/31/2013	11.8%	$3,258,080	$794,437	$2,463,643	12/31/2014	12.7%	$3,278,804	$575,780	$2,703,024	8/31/2015 Ann. T-8	13.9%
Property		13.01	745 Battlefield Boulevard	0.2%	$42,018	$220,829	12/31/2013		$249,427	$46,064	$203,363	12/31/2014		$293,754	$47,452	$246,303	8/31/2015 Ann. T-8
Property		13.02	336 Army Trail Road	0.2%	$57,250	$83,216	12/31/2013		$142,170	$67,821	$74,349	12/31/2014		$190,929	$57,689	$133,241	8/31/2015 Ann. T-8
Property		13.03	5858 Sue Mandy Drive	0.2%	$35,317	$140,687	12/31/2013		$192,004	$34,693	$157,311	12/31/2014		$190,694	$6,372	$184,322	8/31/2015 Ann. T-8
Property		13.04	13809 N. Dale Mabry Highway	0.2%	$43,121	$156,734	12/31/2013		$202,945	$44,033	$158,912	12/31/2014		$205,772	$15,800	$189,972	8/31/2015 Ann. T-8
Property		13.05	5974-5990 S. Tamiami Trail	0.2%	$48,571	$167,287	12/31/2013		$203,559	$48,563	$154,996	12/31/2014		$215,202	$32,946	$182,257	8/31/2015 Ann. T-8
Property		13.06	#1 Auto Row Drive	0.2%	$38,035	$144,007	12/31/2013		$187,183	$41,279	$145,904	12/31/2014		$180,852	$39,210	$141,642	8/31/2015 Ann. T-8
Property		13.07	5137-5177 14th Street West	0.2%	$61,772	$93,991	12/31/2013		$172,768	$69,983	$102,785	12/31/2014		$176,006	$48,432	$127,574	8/31/2015 Ann. T-8
Property		13.08	5510 Franklin Street	0.1%	$58,440	$113,895	12/31/2013		$208,330	$67,546	$140,784	12/31/2014		$155,043	$68,360	$86,684	8/31/2015 Ann. T-8
Property		13.09	12579 Felch Street	0.1%	$51,500	$148,084	12/31/2013		$213,407	$58,153	$155,254	12/31/2014		$181,338	$65,925	$115,414	8/31/2015 Ann. T-8
Property		13.10	12740 W. 87th Parkway	0.1%	$38,075	$109,217	12/31/2013		$151,145	$40,253	$110,892	12/31/2014		$153,180	$41,896	$111,284	8/31/2015 Ann. T-8
Property		13.11	5018 West Colonial Drive	0.1%	$20,618	$118,951	12/31/2013		$139,569	$21,319	$118,250	12/31/2014		$139,568	$7,410	$132,158	8/31/2015 Ann. T-8
Property		13.12	4690 US Highway 98 North	0.1%	$35,723	$43,122	12/31/2013		$104,091	$36,431	$67,660	12/31/2014		$156,125	$23,786	$132,339	8/31/2015 Ann. T-8
Property		13.13	4207 Portsmouth Boulevard	0.1%	$29,658	$131,950	12/31/2013		$164,425	$34,251	$130,174	12/31/2014		$134,721	$29,547	$105,174	8/31/2015 Ann. T-8
Property		13.14	28365 US Highway 19 North	0.1%	$22,384	$116,200	12/31/2013		$138,584	$23,340	$115,244	12/31/2014		$139,842	$6,086	$133,756	8/31/2015 Ann. T-8
Property		13.15	3770 West Haven Avenue	0.1%	$21,621	$112,098	12/31/2013		$133,719	$21,980	$111,739	12/31/2014		$133,719	$6,372	$127,347	8/31/2015 Ann. T-8
Property		13.16	6237 East Colonial Drive	0.1%	$20,384	$107,566	12/31/2013		$127,950	$21,592	$106,358	12/31/2014		$131,999	$6,372	$125,627	8/31/2015 Ann. T-8
Property		13.17	2020 Principal Row	0.1%	$21,378	$13,098	12/31/2013		$133,533	$23,665	$109,868	12/31/2014		$135,857	$13,559	$122,298	8/31/2015 Ann. T-8
Property		13.18	2660 SW College Road	0.1%	$24,910	$44,009	12/31/2013		$123,351	$23,502	$99,849	12/31/2014		$121,848	$6,372	$115,476	8/31/2015 Ann. T-8
Property		13.19	2641 Enterprise Road	0.1%	$22,945	$85,557	12/31/2013		$58,190	$25,519	$32,671	12/31/2014		$26,525	$16,869	$9,656	8/31/2015 Ann. T-8
Property		13.20	1734 S. Tamiami Trail	0.1%	$17,398	$72,460	12/31/2013		$109,096	$18,015	$91,081	12/31/2014		$117,012	$6,947	$110,065	8/31/2015 Ann. T-8
Property		13.21	1150 North Wesleyan Boulevard	0.1%	$25,690	$76,003	12/31/2013		$102,634	$26,435	$76,199	12/31/2014		$98,822	$28,382	$70,440	8/31/2015 Ann. T-8
Loan	5, 10	14	Dembs Roth Cross Group Portfolio	2.4%	$971,092	$1,910,047	12/31/2013	11.8%	$2,898,076	$1,115,044	$1,783,032	12/31/2014	11.0%	$2,994,903	$1,001,707	$1,993,197	8/31/2015 Ann. T-8	12.3%
Property		14.01	40984 Concept Drive (Rofin Sinar)	0.4%	$18,972	$390,814	12/31/2013		$423,763	$61,183	$362,580	12/31/2014		$438,659	$52,015	$386,644	8/31/2015 Ann. T-8
Property		14.02	6905-6943 E. State Street	0.3%	$166,429	$364,064	12/31/2013		$413,155	$183,458	$229,697	12/31/2014		$391,445	$179,685	$211,760	8/31/2015 Ann. T-8
Property		14.03	14706-14740 LaGrange Road	0.3%	$202,705	$324,904	12/31/2013		$449,022	$221,781	$227,241	12/31/2014		$406,098	$206,799	$199,300	8/31/2015 Ann. T-8
Property		14.04	1101-1141 E. Rand Road	0.2%	$165,956	$90,037	12/31/2013		$334,600	$180,047	$154,553	12/31/2014		$386,622	$157,327	$229,296	8/31/2015 Ann. T-8
Property		14.05	1640 75th Street	0.2%	$77,006	$12,551	12/31/2013		$194,771	$79,546	$115,225	12/31/2014		$145,224	$71,792	$73,432	8/31/2015 Ann. T-8
Property		14.06	28188-28196 Schoolcraft Road	0.2%	$60,255	$194,647	12/31/2013		$254,674	$62,146	$192,528	12/31/2014		$271,802	$46,001	$225,801	8/31/2015 Ann. T-8
Property		14.07	310-330 W. Roosevelt Road	0.2%	$115,569	$53,943	12/31/2013		$247,908	$136,336	$111,572	12/31/2014		$342,858	$122,833	$220,025	8/31/2015 Ann. T-8
Property		14.08	4732 N. Brandywine Road (Briar Group)	0.2%	$79,746	$191,129	12/31/2013		$240,468	$85,513	$154,955	12/31/2014		$218,690	$85,217	$133,473	8/31/2015 Ann. T-8
Property		14.09	27750 Stansbury Street	0.2%	$45,807	$172,087	12/31/2013		$223,737	$52,104	$171,633	12/31/2014		$227,403	$56,648	$170,756	8/31/2015 Ann. T-8
Property		14.10	6933 NW 36th Avenue	0.1%	$25,405	$88,376	12/31/2013		$115,978	$25,726	$90,252	12/31/2014		$123,558	$5,993	$117,566	8/31/2015 Ann. T-8
Property		14.11	34360 Glendale Street (Christopher Mgmt Prop)	0.0%	$13,242	$27,495	12/31/2013		$0	$27,204	-$27,204	12/31/2014		$42,546	$17,399	$25,147	8/31/2015 Ann. T-8

A-1-35

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Third Most Recent Expenses	Third Most Recent NOI	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield
Loan	17	15	Hilton Garden Inn Tupelo	2.3%	$2,393,367	$1,088,599	12/31/2013	7.0%	$4,309,223	$2,926,751	$1,382,472	12/31/2014	8.9%	$4,860,065	$2,979,710	$1,880,355	11/30/2015 TTM	12.2%
Loan		16	Parc Central Apartments	2.0%	$456,258	$622,158	12/31/2013	4.7%	$1,113,153	$358,447	$754,706	7/31/2014 Ann. T-7	5.7%	$987,592	$662,256	$325,336	12/31/2015 TTM	2.5%
Loan	17	17	Pine Haven MHC	1.7%	$604,844	$991,367	12/31/2013	8.7%	$1,617,216	$744,002	$873,214	12/31/2014	7.6%	$1,727,436	$823,713	$903,723	9/30/2015 TTM	7.9%
Loan		18	Day Creek Village	1.4%	$289,165	$695,058	12/31/2013	7.4%	$1,128,770	$220,222	$908,548	12/31/2014	9.7%	$1,066,605	$236,196	$830,409	10/31/2015 YTD Ann.	8.8%
Loan	18	19	Gulfport Premium Outlets	1.4%	$2,619,249	$5,994,143	12/31/2013	12.0%	$9,227,313	$2,713,121	$6,514,192	12/31/2014	13.0%	$9,491,427	$2,682,506	$6,808,921	12/31/2015 TTM	13.6%
Loan		20	Peachtree Business Park	1.4%	$436,330	$732,362	12/31/2012	8.0%	$1,118,827	$459,339	$659,488	12/31/2013	7.2%	$1,356,060	$355,183	$1,000,877	8/31/2015 TTM	10.9%
Loan		21	Woods Corner	1.4%	$376,960	$1,038,829	12/31/2013	11.5%	$1,397,523	$359,239	$1,038,283	12/31/2014	11.5%	$1,449,294	$380,944	$1,068,350	10/31/2015 TTM	11.9%
Loan		22	41 Eagle Road	1.3%	$359,463	$949,682	12/31/2013	11.2%	$1,317,016	$353,054	$963,962	12/31/2014	11.4%	$1,287,524	$323,804	$963,720	9/30/2015 TTM	11.4%
Loan		23	The Saint Anna Apartments	1.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		24	Finksburg Plaza	1.1%	$258,345	$665,463	12/31/2013	9.4%	$868,989	$303,565	$565,424	12/31/2014	8.0%	$942,323	$288,833	$653,490	11/30/2015 TTM	9.2%
Loan		25	Best Western Oakland	1.0%	$1,364,017	$1,067,219	12/31/2013	15.9%	$2,390,186	$1,394,095	$996,091	12/31/2014	14.8%	$2,839,690	$1,636,396	$1,203,295	12/31/2015 TTM	17.9%
Loan		26	Palms at Chimney Rock Apartments	0.9%	N/A	N/A	N/A	N/A	$899,268	$522,956	$376,312	12/31/2014	6.3%	$1,170,965	$580,671	$590,294	11/30/2015 TTM	9.8%
Loan	5	27	Collis Portfolio	0.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		27.01	Longwood	0.5%	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		27.02	Lakeland	0.1%	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		27.03	Melbourne	0.1%	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Loan		28	Stony Creek Medical Center	0.7%	$247,207	$514,682	12/31/2013	11.9%	$727,024	$217,736	$509,288	12/31/2014	11.7%	$673,031	$202,841	$470,189	9/30/2015 TTM	10.8%
Loan		29	Walgreens - Glasgow, KY	0.4%	$0	$275,004	12/31/2013	9.5%	$275,004	$0	$275,004	12/31/2014	9.5%	$275,004	$0	$275,004	10/31/2015 T-10 Ann.	9.5%
Loan		30	Thornapple Lakes Estates MHC	0.4%	$362,379	$233,546	12/31/2013	8.2%	$606,444	$335,801	$270,643	12/31/2014	9.5%	$614,846	$332,702	$282,144	10/31/2015 TTM	9.9%
Loan		31	Valley View	0.4%	$69,080	$486,144	12/31/2013	17.1%	$534,127	$70,268	$463,859	12/31/2014	16.3%	$516,197	$70,268	$445,929	11/30/2015 TTM	15.7%

A-1-36

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

														LARGEST TENANT INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	UW Occupancy	UW EGI	UW Expenses	UW NOI	UW NOI Debt Yield	UW Replacement Reserves	UW TI/LC	UW NCF	UW NCF Debt Yield	Largest Tenant	Largest Tenant Lease Expiration	Largest Tenant NSF	Largest Tenant % of NSF
Loan	3	1	525 Seventh Avenue	9.3%	95.0%	$28,563,322	$9,894,795	$18,668,527	10.6%	$101,055	$1,225,198	$17,342,275	9.9%	Jones Apparel Group	12/31/2019	58,729	11.6%
Loan	4, 5	2	U Haul AREC RW Portfolio	9.3%	84.5%	$10,127,398	$3,256,775	$6,870,623	11.1%	$153,400	$0	$6,717,223	10.9%
Property		2.01	U-Haul Moving & Storage at I-20 & 360	1.6%	90.7%	$1,430,148	$331,670	$1,098,478		$4,340	$0	$1,094,138		N/A	N/A	N/A	N/A
Property		2.02	U-Haul Moving & Storage at N Sam Houston	1.5%	94.6%	$1,351,641	$369,919	$981,721		$8,591	$0	$973,130		N/A	N/A	N/A	N/A
Property		2.03	U-Haul Moving & Storage of Anchorage	0.7%	90.5%	$873,224	$230,279	$642,944		$6,431	$0	$636,513		N/A	N/A	N/A	N/A
Property		2.04	U-Haul Moving & Storage at Clackamas Town Center	0.7%	97.9%	$657,609	$189,057	$468,551		$4,747	$0	$463,804		N/A	N/A	N/A	N/A
Property		2.05	U-Haul Moving & Storage of West Hartford	0.6%	85.3%	$692,854	$185,465	$507,389		$13,418	$0	$493,971		N/A	N/A	N/A	N/A
Property		2.06	U-Haul Moving & Storage at South East St	0.6%	39.7%	$388,276	$143,279	$244,996		$4,556	$0	$240,440		N/A	N/A	N/A	N/A
Property		2.07	U-Haul Moving & Storage at Fall River at I-195	0.6%	76.8%	$709,337	$261,483	$447,855		$7,600	$0	$440,255		N/A	N/A	N/A	N/A
Property		2.08	U-Haul Moving & Storage of Redwood City	0.5%	92.2%	$480,983	$104,202	$376,781		$2,858	$0	$373,923		N/A	N/A	N/A	N/A
Property		2.09	U-Haul Moving & Storage of Levittown	0.4%	78.7%	$443,578	$184,550	$259,028		$19,955	$0	$239,073		N/A	N/A	N/A	N/A
Property		2.10	U-Haul Moving & Storage of Lynwood	0.4%	95.1%	$406,794	$101,632	$305,163		$8,199	$0	$296,964		N/A	N/A	N/A	N/A
Property		2.11	U-Haul Moving & Storage of Eastland	0.4%	89.5%	$504,647	$147,579	$357,069		$23,487	$0	$333,582		N/A	N/A	N/A	N/A
Property		2.12	U-Haul Moving & Storage of Capitol Hill	0.3%	80.2%	$496,747	$374,412	$122,335		$6,302	$0	$116,033		N/A	N/A	N/A	N/A
Property		2.13	U-Haul Moving & Storage of Newark	0.2%	77.8%	$308,055	$110,325	$197,730		$14,778	$0	$182,952		N/A	N/A	N/A	N/A
Property		2.14	U-Haul Moving & Storage of Jacksonville	0.2%	70.5%	$261,628	$87,990	$173,639		$3,774	$0	$169,865		N/A	N/A	N/A	N/A
Property		2.15	U-Haul Moving & Storage of SE Seattle	0.2%	85.2%	$293,494	$103,822	$189,673		$6,296	$0	$183,377		N/A	N/A	N/A	N/A
Property		2.16	U-Haul Moving & Storage of Rainier Valley	0.2%	82.8%	$312,826	$116,085	$196,741		$1,307	$0	$195,435		N/A	N/A	N/A	N/A
Property		2.17	U-Haul Moving & Storage of Verde Valley	0.1%	83.8%	$155,523	$56,023	$99,500		$927	$0	$98,573		N/A	N/A	N/A	N/A
Property		2.18	U-Haul Moving & Storage at Washington St	0.1%	91.9%	$182,580	$79,022	$103,558		$6,617	$0	$96,941		N/A	N/A	N/A	N/A
Property		2.19	U-Haul Moving & Storage of W Columbia Schoolhouse	0.1%	85.8%	$177,454	$79,982	$97,472		$9,217	$0	$88,255		N/A	N/A	N/A	N/A
Loan	6	3	2100 Ross	9.0%	83.6%	$18,626,438	$9,070,548	$9,555,890	9.8%	$219,369	$1,030,609	$8,305,911	8.5%	CBRE, Inc.	3/31/2022	128,229	15.2%
Loan	5, 7, 8, 9, 10	4	GLP Industrial Portfolio B	8.4%	94.0%	$157,006,433	$41,555,299	$115,451,134	18.4%	$2,623,886	$6,559,716	$106,267,532	16.9%
Property		4.001	Agave DC	0.4%	100.0%	$7,312,727	$2,263,251	$5,049,477		$126,711	$316,778	$4,605,988		Amazon.com, LLC	7/31/2022	1,267,110	100.0%
Property		4.002	Lehigh Valley 13	0.2%	100.0%	$4,738,325	$1,108,140	$3,630,185		$82,250	$205,625	$3,342,310		Home Depot USA Inc	6/30/2018	822,500	100.0%
Property		4.003	Frontier Logistics BTS	0.2%	100.0%	$3,570,019	$873,981	$2,696,038		$60,000	$150,001	$2,486,037		Frontier Logistics	6/30/2025	600,004	100.0%
Property		4.004	Sugarland Interchange DC	0.2%	100.0%	$3,414,807	$738,603	$2,676,204		$48,626	$121,566	$2,506,012		Fairfield Industries Inc.	1/31/2019	266,663	54.8%
Property		4.005	York - Willow Springs	0.2%	100.0%	$4,588,687	$964,952	$3,623,735		$62,400	$156,000	$3,405,335		GSK Consumer Healthcare	12/31/2022	624,000	100.0%
Property		4.006	Atlanta - Liberty DC	0.2%	100.0%	$2,772,412	$411,863	$2,360,549		$85,135	$212,837	$2,062,577		Phillips-Van Heusen	8/31/2030	851,349	100.0%
Property		4.007	South Bay DC	0.2%	100.0%	$2,591,083	$543,363	$2,047,719		$26,544	$66,360	$1,954,815		NYX, Los Angeles, LLC	11/30/2020	265,440	100.0%
Property		4.008	Sorensen Industrial	0.2%	100.0%	$2,660,064	$503,444	$2,156,620		$30,542	$76,356	$2,049,723		Phoenix	11/30/2020	305,422	100.0%
Property		4.009	Miramar DC	0.2%	100.0%	$3,090,537	$658,900	$2,431,637		$28,930	$72,325	$2,330,382		Edward Don & Company	9/30/2021	160,100	55.3%
Property		4.010	York DC II	0.2%	100.0%	$2,838,060	$769,854	$2,068,207		$60,300	$150,750	$1,857,157		Ollie’s Bargain Outlet, Inc.	3/31/2028	603,000	100.0%
Property		4.011	Carlisle DC Bldg 1	0.2%	100.0%	$2,807,168	$650,609	$2,156,559		$51,176	$127,940	$1,977,443		S.C. Johnson & Son, Inc.	12/31/2019	511,760	100.0%
Property		4.012	Portside Distribution Center	0.1%	100.0%	$2,543,844	$580,425	$1,963,419		$41,605	$104,013	$1,817,801		Solo Cup (Dart)	12/31/2018	297,446	71.5%
Property		4.013	Marina West A	0.1%	100.0%	$2,576,008	$549,653	$2,026,355		$27,618	$69,044	$1,929,694		Watson Laboratories,	6/30/2016	276,175	100.0%
Property		4.014	Fremont East Bay DC	0.1%	100.0%	$2,329,828	$456,282	$1,873,546		$24,645	$61,613	$1,787,289		Super Micro Computer	7/31/2020	246,450	100.0%
Property		4.015	Harbor Gateway DC	0.1%	100.0%	$2,071,173	$436,146	$1,635,027		$18,482	$46,204	$1,570,342		DFS Group	6/30/2022	184,815	100.0%
Property		4.016	Imperial DC 1	0.1%	100.0%	$2,350,764	$867,219	$1,483,545		$32,802	$82,005	$1,368,738		CVS	7/31/2023	328,020	100.0%
Property		4.017	Westport DC Bldg B	0.1%	100.0%	$2,304,353	$566,283	$1,738,070		$40,937	$102,344	$1,594,790		The Sun Products Corporations	6/30/2016	409,374	100.0%
Property		4.018	Westport DC Bldg A	0.1%	100.0%	$2,604,097	$538,936	$2,065,162		$35,089	$87,723	$1,942,349		Sephora USA Inc	8/31/2018	350,892	100.0%
Property		4.019	Auburn DC	0.1%	100.0%	$1,783,141	$457,102	$1,326,039		$28,345	$70,863	$1,226,831		ULINE, INC	1/31/2018	157,414	55.5%
Property		4.020	Southaven DC Bldg 2	0.1%	100.0%	$2,354,320	$482,610	$1,871,711		$60,250	$150,625	$1,660,836		Priority Fulfillment Services	4/30/2018	434,900	72.2%
Property		4.021	Marina West DC II Bldg 1	0.1%	100.0%	$1,836,823	$540,851	$1,295,972		$20,000	$50,000	$1,225,972		Sears Logistics Services	12/31/2020	83,833	41.9%
Property		4.022	Buckeye DC Bldg 1	0.1%	100.0%	$1,996,151	$621,416	$1,374,736		$38,057	$95,142	$1,241,536		HD Supply Facilities	10/31/2016	174,769	45.9%
Property		4.023	York DC III	0.1%	100.0%	$2,135,475	$649,851	$1,485,624		$34,216	$85,540	$1,365,868		Crane	12/31/2017	168,510	49.2%
Property		4.024	Orange County DC	0.1%	100.0%	$1,523,710	$365,128	$1,158,582		$19,828	$49,569	$1,089,185		Arlon Graphics	5/31/2024	198,275	100.0%
Property		4.025	Kent Valley DC II	0.1%	100.0%	$1,659,787	$424,165	$1,235,623		$22,891	$57,227	$1,155,505		(Clarsonic) Pacific B	12/31/2018	228,907	100.0%
Property		4.026	Memphis IC III	0.1%	100.0%	$2,265,152	$859,765	$1,405,388		$58,210	$145,525	$1,201,653		Daimler Trucks North America	3/31/2016	341,049	58.6%
Property		4.027	Pinole Point Building #1	0.1%	100.0%	$1,615,470	$438,269	$1,177,201		$20,000	$50,000	$1,107,201		Restoration Hardware	9/30/2022	200,000	100.0%
Property		4.028	Cactus DC II	0.1%	0.2%	-$7,500	$517,790	-$525,290		$37,676	$94,190	-$657,156		N/A	N/A	N/A	N/A
Property		4.029	Fairburn DC	0.1%	100.0%	$1,512,222	$354,950	$1,157,273		$34,622	$86,556	$1,036,094		New Breed	4/30/2022	346,224	100.0%
Property		4.030	Windfern Distribution Center II	0.1%	100.0%	$1,842,085	$589,366	$1,252,720		$24,570	$61,425	$1,166,725		Core Laboratories, LP	11/30/2022	188,028	76.5%
Property		4.031	Miami DC	0.1%	100.0%	$1,454,700	$347,339	$1,107,361		$18,552	$46,380	$1,042,429		OHL	1/31/2019	185,520	100.0%
Property		4.032	Southpoint F	0.1%	100.0%	$1,417,631	$394,600	$1,023,031		$35,836	$89,590	$897,605		Ozark Automotive Distributors	10/31/2024	358,360	100.0%
Property		4.033	Industrial Parkway DC	0.1%	100.0%	$1,636,300	$495,853	$1,140,447		$44,380	$110,950	$985,117		MaschioPack North America, LLC	10/31/2024	301,500	67.9%
Property		4.034	Chickasaw DC	0.1%	100.0%	$1,975,095	$627,381	$1,347,714		$43,794	$109,485	$1,194,435		Flextronics International	MTM	437,940	100.0%
Property		4.035	Valley Crossings	0.1%	100.0%	$1,459,665	$289,393	$1,170,272		$27,000	$67,500	$1,075,772		The Lehigh Group	9/30/2018	270,000	100.0%
Property		4.036	Buckeye DC Bldg 2	0.1%	100.0%	$1,496,583	$571,183	$925,400		$30,350	$75,874	$819,176		Philosophy, Inc	5/31/2016	216,845	71.4%
Property		4.037	Southpoint B	0.1%	100.0%	$1,324,407	$301,735	$1,022,672		$29,700	$74,250	$918,722		Sanofi Aventis US LLC	9/30/2023	297,000	100.0%
Property		4.038	Hartman Business Center I	0.1%	100.0%	$1,448,925	$351,548	$1,097,377		$35,398	$88,496	$973,483		Mars	4/30/2016	157,592	44.5%
Property		4.039	Artesia DC	0.1%	100.0%	$1,121,930	$293,999	$827,931		$15,180	$37,950	$774,801		Ralphs Grocery Co	4/30/2017	151,800	100.0%
Property		4.040	Bell Gardens Distribution Center #3	0.1%	100.0%	$1,210,206	$259,448	$950,758		$16,626	$41,565	$892,567		Konoike General, Inc.	10/31/2017	98,283	59.1%
Property		4.041	Marina West B	0.1%	100.0%	$1,238,441	$304,762	$933,679		$11,568	$28,920	$893,191		Actavis South Atlantic LL	6/30/2018	55,313	47.8%
Property		4.042	Renton DC	0.1%	100.0%	$1,385,161	$248,427	$1,136,734		$12,666	$31,665	$1,092,403		DHL Global Forwarding	10/31/2020	126,660	100.0%
Property		4.043	Southpoint A	0.1%	100.0%	$1,516,055	$402,145	$1,113,910		$21,888	$54,719	$1,037,304		Global Mail, Inc.	3/31/2018	75,375	34.4%
Property		4.044	Westfork A5	0.1%	61.8%	$869,498	$310,488	$559,010		$31,510	$78,774	$448,727		Global Experience Spe	9/30/2020	199,505	63.3%
Property		4.045	Marina West DC II Bldg 2	0.1%	100.0%	$1,132,916	$277,769	$855,147		$14,300	$35,750	$805,097		Owens & Minor Distribution, Inc	12/31/2017	143,000	100.0%
Property		4.046	Pinole Point Building #2	0.1%	100.0%	$1,169,052	$318,559	$850,493		$14,325	$35,813	$800,356		BIO-RAD Laboratories, Inc.	12/31/2018	116,250	81.2%
Property		4.047	Salt Lake DC II	0.1%	100.0%	$1,305,449	$313,102	$992,346		$19,000	$47,500	$925,846		Express Messenger	10/31/2017	106,893	56.3%
Property		4.048	Northwest 8 Industrial Center II	0.1%	61.0%	$780,616	$333,674	$446,942		$9,918	$24,794	$412,231		Schlumberger Technology Corpor	9/30/2024	60,711	61.2%
Property		4.049	Salt Lake DC I	0.1%	100.0%	$1,221,792	$282,292	$939,500		$19,000	$47,500	$873,000		Bunzl Distribution	9/30/2018	83,107	43.7%

A-1-37

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

														LARGEST TENANT INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	UW Occupancy	UW EGI	UW Expenses	UW NOI	UW NOI Debt Yield	UW Replacement Reserves	UW TI/LC	UW NCF	UW NCF Debt Yield	Largest Tenant	Largest Tenant Lease Expiration	Largest Tenant NSF	Largest Tenant % of NSF
Property		4.050	Southshore Commerce Center C	0.1%	100.0%	$1,154,067	$263,769	$890,298		$17,946	$44,864	$827,488		Spicers Paper Inc.	12/31/2017	89,457	49.8%
Property		4.051	Pinole Point Building #3	0.1%	100.0%	$1,286,073	$358,348	$927,725		$13,150	$32,876	$881,699		Serena & Lily, Inc.	3/31/2016	54,896	41.7%
Property		4.052	Steamboat DC	0.1%	100.0%	$1,092,154	$278,177	$813,977		$19,316	$48,290	$746,371		SalonCentric, Inc.	12/31/2024	193,160	100.0%
Property		4.053	Palo Verde DC	0.1%	0.0%	-$9,304	$329,590	-$338,894		$30,264	$75,660	-$444,818		N/A	N/A	N/A	N/A
Property		4.054	South San Francisco DC II	0.1%	100.0%	$1,000,049	$187,835	$812,214		$8,692	$21,730	$781,792		CORT Business Service	4/30/2022	33,833	38.9%
Property		4.055	Westfork C4	0.1%	24.9%	$340,975	$218,336	$122,639		$29,228	$73,070	$20,341		GRM Information Manag	3/31/2017	68,675	23.5%
Property		4.056	South San Francisco DC	0.1%	100.0%	$879,703	$171,764	$707,939		$8,700	$21,750	$677,489		LeeMAH	5/31/2024	87,000	100.0%
Property		4.057	Southshore Commerce Center A	0.1%	100.0%	$1,133,113	$274,389	$858,723		$16,500	$41,250	$800,973		Celestica Oregon LLC.	3/31/2016	165,000	100.0%
Property		4.058	Kent Valley DC IV	0.1%	100.0%	$968,192	$238,296	$729,896		$11,519	$28,797	$689,580		Guardian Fall Protection	12/31/2018	79,700	69.2%
Property		4.059	Carlisle DC Bldg 2	0.1%	100.0%	$1,040,596	$207,949	$832,647		$18,199	$45,498	$768,951		Schenker Logistics, Inc.	1/31/2019	181,990	100.0%
Property		4.060	Bluegrass DC Bldg 4	0.1%	100.0%	$836,433	$131,449	$704,984		$13,624	$34,060	$657,301		AGS Acquisitions Corp	1/31/2022	57,808	42.4%
Property		4.061	Westfork A4	0.1%	100.0%	$1,008,634	$225,461	$783,173		$22,858	$57,144	$703,172		Bunzl Distribution	6/30/2018	228,576	100.0%
Property		4.062	Beltway Crossing DC Bldg 2	0.1%	100.0%	$1,036,380	$270,271	$766,109		$16,640	$41,600	$707,869		Charming Charlie, Inc.	4/30/2018	141,440	85.0%
Property		4.063	Ritner DC	0.1%	100.0%	$1,020,746	$189,853	$830,893		$20,200	$50,500	$760,193		Andersen Distribution, I	4/30/2017	202,000	100.0%
Property		4.064	Hartman Business Center II	0.0%	0.2%	-$3,582	$244,599	-$248,181		$26,180	$65,450	-$339,810		N/A	N/A	N/A	N/A
Property		4.065	Hayward DC	0.0%	100.0%	$734,740	$179,200	$555,540		$10,181	$25,451	$519,908		Stanley G. Alexander, Inc.	9/30/2016	101,805	100.0%
Property		4.066	Houston DC Bldg 1	0.0%	100.0%	$890,524	$274,779	$615,746		$21,924	$54,811	$539,010		Adams Distribution Cente	9/30/2016	145,376	66.3%
Property		4.067	Kent Valley DC	0.0%	100.0%	$740,846	$165,971	$574,875		$12,500	$31,250	$531,125		Tiger Mountain Transp	5/31/2018	125,000	100.0%
Property		4.068	Lehigh Valley 9	0.0%	100.0%	$1,022,911	$267,429	$755,481		$15,416	$38,539	$701,527		Westport Axle	12/31/2019	66,700	43.3%
Property		4.069	Beltway Crossing DC Bldg 3	0.0%	100.0%	$808,951	$201,898	$607,053		$11,648	$29,120	$566,285		American Tire Distributors	6/30/2023	116,480	100.0%
Property		4.070	Southaven DC Bldg 1	0.0%	100.0%	$1,030,446	$253,764	$776,682		$24,656	$61,641	$690,384		Bound Tree Medical, LLC	8/31/2017	96,282	39.0%
Property		4.071	Bluegrass DC Bldg 1	0.0%	100.0%	$756,244	$122,541	$633,702		$11,200	$28,000	$594,502		Benchmark Technology Group, In	8/31/2019	48,665	43.5%
Property		4.072	Suwanee Point Building 200	0.0%	100.0%	$796,884	$145,747	$651,138		$10,597	$26,493	$614,047		Tatitlek Support Services, Inc	MTM	28,733	27.1%
Property		4.073	Tamarac Business Center I	0.0%	100.0%	$753,548	$251,038	$502,510		$9,000	$22,500	$471,010		Richline Group, Inc.	1/31/2024	90,000	100.0%
Property		4.074	Gwinnett DC Bldg 1	0.0%	100.0%	$857,887	$195,370	$662,517		$20,144	$50,360	$592,013		CORT Business Service	5/31/2023	80,000	39.7%
Property		4.075	Houston DC Bldg 3	0.0%	100.0%	$909,388	$327,065	$582,323		$19,243	$48,108	$514,973		McCoy Inc.	9/30/2017	124,220	64.6%
Property		4.076	Broadway 101 CC Bldg 9	0.0%	100.0%	$1,031,807	$212,480	$819,327		$9,755	$24,389	$785,183		PCT Intl	3/31/2021	97,554	100.0%
Property		4.077	Iron Run DC	0.0%	100.0%	$796,583	$214,779	$581,803		$12,500	$31,250	$538,053		Continental Automotive Systems	12/31/2017	125,000	100.0%
Property		4.078	Windfern Distribution Center I	0.0%	100.0%	$895,306	$315,607	$579,699		$12,846	$32,115	$534,738		Bayou Packaging, Inc.	5/31/2020	48,675	37.9%
Property		4.079	Miami DC II	0.0%	100.0%	$661,587	$136,530	$525,057		$7,000	$17,500	$500,557		JAS Forwarding (USA), Inc	10/31/2017	70,000	100.0%
Property		4.080	Southshore Commerce Center B	0.0%	100.0%	$783,327	$178,985	$604,342		$10,350	$25,875	$568,117		FUJIFILM North America	3/31/2018	71,872	69.4%
Property		4.081	Suwanee Point Building 100	0.0%	88.9%	$572,395	$157,223	$415,172		$12,573	$31,431	$371,169		GA Pack & Load	5/31/2021	53,832	42.8%
Property		4.082	Beltway Crossing DC Bldg 1	0.0%	100.0%	$618,890	$187,348	$431,542		$11,648	$29,120	$390,774		Men’s Wearhouse	6/30/2017	96,460	82.8%
Property		4.083	Southshore Commerce Center D	0.0%	100.0%	$659,513	$144,744	$514,769		$9,661	$24,152	$480,956		Kinco, LLC	12/31/2021	68,019	70.4%
Property		4.084	Broadway 101 CC Bldg 11	0.0%	100.0%	$797,985	$181,994	$615,991		$10,611	$26,527	$578,854		Coyote Portable Storage	12/31/2017	67,949	64.0%
Property		4.085	Lehigh Valley DC II	0.0%	100.0%	$625,139	$165,939	$459,200		$11,405	$28,512	$419,283		Dayton Superior Corporation	4/30/2020	114,049	100.0%
Property		4.086	Memphis IC I	0.0%	100.0%	$774,158	$269,478	$504,680		$20,000	$50,000	$434,680		Anixter	3/31/2022	100,000	50.0%
Property		4.087	Broadway 101 CC Bldg 6	0.0%	100.0%	$782,263	$165,799	$616,464		$9,612	$24,030	$582,822		Elliott Auto Supply	6/30/2017	34,913	36.3%
Property		4.088	Lehigh Valley 10	0.0%	100.0%	$748,357	$187,756	$560,601		$11,130	$27,825	$521,646		Rite Pack, Inc.	8/31/2016	69,676	62.6%
Property		4.089	Beltway Crossing DC Bldg 4	0.0%	100.0%	$604,405	$154,446	$449,959		$9,152	$22,880	$417,927		Red Smith Sales, Inc.	6/30/2020	70,720	77.3%
Property		4.090	Northwest 8 Industrial Center I	0.0%	100.0%	$620,848	$172,271	$448,577		$4,214	$10,536	$433,827		Empirica, LLC	10/31/2019	28,250	67.0%
Property		4.091	Bluegrass DC Bldg 3	0.0%	100.0%	$491,570	$85,527	$406,043		$7,200	$18,000	$380,843		Hansgrohe, Inc.	8/31/2023	72,000	100.0%
Property		4.092	Andover DC Bldg A	0.0%	100.0%	$550,924	$145,742	$405,182		$8,123	$20,306	$376,753		Atkore International, Inc.	11/30/2017	41,225	50.8%
Property		4.093	Bluegrass DC Bldg 2	0.0%	100.0%	$474,537	$85,619	$388,918		$6,900	$17,250	$364,768		Hansgrohe, Inc.	8/31/2023	69,000	100.0%
Property		4.094	Andover DC Bldg B	0.0%	100.0%	$510,810	$146,848	$363,962		$8,166	$20,415	$335,381		Macy’s	5/31/2018	61,660	75.5%
Property		4.095	Broadway 101 CC Bldg 5	0.0%	100.0%	$745,386	$178,081	$567,305		$8,553	$21,383	$537,369		Aviall Service	11/30/2016	23,974	28.0%
Property		4.096	Broadway 101 CC Bldg 8	0.0%	73.4%	$483,594	$120,668	$362,926		$6,818	$17,044	$339,065		Braun Corporation	11/30/2020	13,703	20.1%
Property		4.097	Broadway 101 CC Bldg 10	0.0%	100.0%	$616,132	$138,327	$477,805		$8,553	$21,383	$447,868		World Wide Tech	12/31/2017	85,533	100.0%
Property		4.098	Broadway 101 CC Bldg 4	0.0%	100.0%	$653,549	$126,933	$526,615		$6,531	$16,328	$503,757		Aviall Service	11/30/2016	19,607	30.0%
Property		4.099	Lehigh Valley 11	0.0%	100.0%	$572,244	$145,742	$426,502		$10,000	$25,000	$391,502		Delta Industries Interna	7/31/2016	40,000	40.0%
Property		4.100	Tamarac Commerce Center	0.0%	100.0%	$584,174	$180,152	$404,022		$4,910	$12,275	$386,837		The Sun Sentinel Company	5/31/2018	37,500	76.4%
Property		4.101	Houston DC Bldg 2	0.0%	46.2%	$206,547	$158,681	$47,865		$12,354	$30,884	$4,628		Buffalo Industries, LLC	7/31/2017	31,792	25.7%
Property		4.102	Marina West DC II Bldg 3	0.0%	0.0%	-$3,021	$172,013	-$175,034		$5,865	$14,663	-$195,562		N/A	N/A	N/A	N/A
Property		4.103	Broadway 101 CC Bldg 3	0.0%	100.0%	$659,391	$124,585	$534,807		$6,531	$16,328	$511,948		Aviall Service	11/30/2016	52,208	79.9%
Property		4.104	Commerce Park Medical Center	0.0%	100.0%	$572,586	$152,784	$419,803		$5,191	$12,979	$401,633		The Care Group of TX, L.P.	8/31/2020	11,911	22.9%
Property		4.105	Houston IC	0.0%	100.0%	$540,129	$175,351	$364,778		$6,718	$16,795	$341,265		Tejas Testing & Inspecti	MTM	8,700	13.0%
Property		4.106	Gwinnett DC Bldg 2	0.0%	86.6%	$407,114	$118,475	$288,638		$11,523	$28,807	$248,308		GF Health Products, I	9/30/2025	103,162	89.5%
Property		4.107	Weston Business Center	0.0%	100.0%	$376,860	$92,245	$284,615		$3,545	$8,862	$272,208		Louis Poulsen USA, Inc.	6/30/2022	35,447	100.0%
Property		4.108	Kent Valley DC III	0.0%	100.0%	$436,314	$90,456	$345,858		$5,045	$12,613	$328,200		Classic Accessories, Inc	12/31/2017	50,450	100.0%
Property		4.109	Commerce Park SW 2	0.0%	100.0%	$529,495	$120,911	$408,584		$4,990	$12,475	$391,119		Gateway Printing & Office Supp	5/31/2018	10,136	20.3%
Property		4.110	Commerce Park Westchase 3	0.0%	100.0%	$534,846	$171,705	$363,140		$6,158	$15,395	$341,587		Foscam Digital Technologies	11/30/2017	20,222	32.8%
Property		4.111	Lehigh Valley 12	0.0%	100.0%	$480,942	$129,070	$351,872		$8,000	$20,000	$323,872		Consolidated Container Company	11/30/2018	80,000	100.0%
Property		4.112	Houston DC Bldg 4	0.0%	100.0%	$532,619	$162,057	$370,562		$10,673	$26,681	$333,209		Raw Materials Corporatio	7/31/2017	39,601	37.1%
Property		4.113	Valley Forge 1	0.0%	86.3%	$511,073	$208,537	$302,536		$6,572	$16,431	$279,532		Quench USA, Inc.	9/30/2016	23,600	35.9%
Property		4.114	Valley Forge 2	0.0%	100.0%	$580,922	$169,988	$410,934		$6,280	$15,700	$388,954		Solar City	8/1/2020	20,800	33.1%
Property		4.115	Bell Gardens Distribution Center #1	0.0%	100.0%	$336,824	$86,481	$250,343		$4,854	$12,135	$233,354		HBD/Thermoid	3/31/2020	35,892	73.9%
Property		4.116	Commerce Park SW 4	0.0%	100.0%	$422,198	$113,660	$308,538		$4,274	$10,686	$293,578		AI United	2/28/2017	9,050	21.2%
Property		4.117	Broadway 101 CC Bldg 1	0.0%	67.0%	$338,153	$99,508	$238,645		$4,688	$11,720	$222,238		United Respiratory Services	6/30/2021	11,762	25.1%
Property		4.118	Bell Gardens Distribution Center #2	0.0%	100.0%	$307,551	$79,124	$228,427		$4,860	$12,150	$211,417		CWH Wholesale, Inc.	5/31/2017	48,600	100.0%
Property		4.119	Commerce Park SW 1	0.0%	93.6%	$429,440	$94,469	$334,970		$4,081	$10,203	$320,686		Complete Piano Service	1/31/2023	22,715	55.7%
Property		4.120	Tamarac Business Center II	0.0%	100.0%	$306,351	$122,911	$183,441		$3,500	$8,750	$171,191		MSK Precision Products, I	8/31/2017	35,000	100.0%
Property		4.121	Broadway 101 CC Bldg 2	0.0%	78.9%	$431,366	$96,778	$334,588		$4,485	$11,214	$318,889		Patterson Dental	6/30/2017	13,551	30.2%
Property		4.122	Commerce Park Westchase 2	0.0%	100.0%	$441,641	$131,125	$310,516		$4,820	$12,049	$293,647		DE Harvey Builders	10/31/2019	26,788	55.6%
Property		4.123	Memphis IC II	0.0%	75.8%	$366,759	$174,605	$192,154		$10,684	$26,711	$154,759		Black Horse Carrier	8/31/2019	33,600	31.4%

A-1-38

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

														LARGEST TENANT INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	UW Occupancy	UW EGI	UW Expenses	UW NOI	UW NOI Debt Yield	UW Replacement Reserves	UW TI/LC	UW NCF	UW NCF Debt Yield	Largest Tenant	Largest Tenant Lease Expiration	Largest Tenant NSF	Largest Tenant % of NSF
Property		4.124	Commerce Park NW 3	0.0%	100.0%	$417,739	$137,277	$280,461		$4,745	$11,863	$263,854		TD Industries, Inc.	1/31/2017	33,516	70.6%
Property		4.125	Commerce Park NW 4	0.0%	50.7%	$206,285	$142,114	$64,171		$4,751	$11,878	$47,543		Molander Group	8/31/2019	9,266	19.5%
Property		4.126	Commerce Park SW 3	0.0%	100.0%	$406,874	$109,183	$297,691		$4,270	$10,674	$282,747		Phoenix Design Group	8/31/2019	14,195	33.2%
Property		4.127	Commerce Park Westchase 1	0.0%	100.0%	$503,709	$134,629	$369,080		$4,815	$12,037	$352,228		Clean Harbors	6/30/2020	17,040	35.4%
Property		4.128	Commerce Park NW 2	0.0%	100.0%	$421,210	$123,559	$297,651		$4,500	$11,250	$281,901		Monolithic	10/31/2017	10,800	24.0%
Property		4.129	Broadway 101 CC Bldg 7	0.0%	22.6%	$95,987	$86,070	$9,917		$4,705	$11,761	-$6,548		Handicap Vehicle Specialist	12/31/2017	7,964	16.9%
Property		4.130	Commerce Park NW 1	0.0%	100.0%	$419,056	$123,453	$295,603		$4,500	$11,250	$279,853		SMAR International, Inc.	5/31/2016	9,606	21.3%
Property		4.131	Lakeview BC Bldg 1	0.0%	100.0%	$377,613	$108,341	$269,272		$4,000	$10,000	$255,272		Lagaci, Inc.	10/31/2017	20,000	50.0%
Property		4.132	Ft. Lauderdale Industrial II	0.0%	100.0%	$272,677	$86,910	$185,767		$2,449	$6,123	$177,196		MOR Printing	7/31/2025	24,490	100.0%
Property		4.133	Valley Forge 3	0.0%	100.0%	$385,675	$104,657	$281,017		$4,000	$10,000	$267,017		TXR Global Technology Sr	MTM	40,000	100.0%
Property		4.134	Lakeview BC Bldg 7	0.0%	100.0%	$385,059	$103,149	$281,910		$3,150	$7,874	$270,886		Oil Spill Response (Americas)	11/30/2016	18,660	59.2%
Property		4.135	Lakeview BC Bldg 4	0.0%	100.0%	$269,428	$79,461	$189,967		$3,115	$7,788	$179,064		Ryder Integrated Logistics, In	11/30/2017	15,569	50.0%
Property		4.136	Lakeview BC Bldg 5	0.0%	21.5%	$70,809	$77,121	-$6,312		$3,133	$7,832	-$17,277		Safety Guys	9/30/2018	7,341	23.4%
Property		4.137	Commerce Park SW 5	0.0%	100.0%	$290,467	$86,290	$204,177		$3,062	$7,655	$193,460		Truerock, LLC	12/31/2019	12,990	42.4%
Property		4.138	Lakeview BC Bldg 6	0.0%	100.0%	$277,471	$82,439	$195,032		$3,089	$7,722	$184,221		Certex USA, Inc.	9/30/2016	15,295	49.5%
Property		4.139	Valley Forge 4	0.0%	100.0%	$289,121	$86,174	$202,947		$3,184	$7,959	$191,805		Pierce-Phelps, Inc.	4/30/2018	31,836	100.0%
Property		4.140	Lakeview BC Bldg 3	0.0%	100.0%	$268,402	$72,900	$195,502		$2,709	$6,772	$186,021		OTB Architectural Elements	6/30/2018	10,786	39.8%
Property		4.141	Lakeview BC Bldg 2	0.0%	100.0%	$177,615	$48,238	$129,377		$1,840	$4,600	$122,937		Ferretti Group	12/31/2019	18,400	100.0%
Property		4.142	Ft. Lauderdale Industrial I	0.0%	100.0%	$137,834	$37,045	$100,789		$1,000	$2,500	$97,289		Sunny Morning Foods	8/31/2017	10,000	100.0%
Loan		5	Preferred Freezer - San Leandro, CA	6.8%	95.0%	$4,652,841	$139,585	$4,513,256	10.0%	$37,229	$188,343	$4,287,683	9.5%	Preferred Freezer Services	7/31/2039	248,195	100.0%
Loan	11	6	Princeton Pike Corporate Center	6.8%	86.3%	$21,220,131	$8,718,377	$12,501,754	9.6%	$226,737	$1,521,779	$10,753,238	8.3%	Stark & Stark	12/31/2022	93,961	11.6%
Loan	12	7	Twenty Ninth Street Retail	6.0%	98.1%	$28,372,701	$10,387,253	$17,985,448	12.0%	$160,779	$437,240	$17,387,430	11.6%	Home Depot, The	1/31/2031	141,373	20.1%
Loan	13	8	Ellenton Premium Outlets	5.8%	95.0%	$25,891,211	$6,264,689	$19,626,522	11.0%	$138,179	$507,107	$18,981,235	10.7%	V.F. Factory Outlet	12/30/2018	23,272	4.9%
Loan	14, 15	9	Gateway Plaza	4.2%	85.7%	$11,401,321	$3,466,063	$7,935,258	13.8%	$49,546	$388,168	$7,497,543	13.0%	McGuireWoods LLP	8/31/2030	224,537	68.0%
Loan		10	Hilton Garden Inn - Oxnard, CA	3.4%	71.6%	$7,409,439	$3,775,322	$3,634,117	15.8%	$309,400	$0	$3,324,717	14.5%	N/A	N/A	N/A	N/A
Loan		11	7141 Cleanwater Lane	3.1%	95.0%	$3,559,187	$918,549	$2,640,638	12.6%	$22,247	$215,570	$2,402,822	11.5%	Office of the Attorney General for the State of Washington	11/30/2021	148,311	100.0%
Loan	16	12	Grove City Premium Outlets	3.0%	95.0%	$23,354,090	$6,524,509	$16,829,581	12.0%	$217,792	$359,436	$16,252,353	11.6%	V.F. Factory Outlet	11/30/2019	29,224	5.5%
Loan	5, 10	13	Dembs Roth Kancov Portfolio	2.9%	95.0%	$3,483,865	$966,456	$2,517,409	13.0%	$56,289	$109,870	$2,351,250	12.1%
Property		13.01	745 Battlefield Boulevard	0.2%	95.0%	$279,011	$58,610	$220,401		$2,530	$7,698	$210,174		Total Renal	9/7/2024	10,908	64.7%
Property		13.02	336 Army Trail Road	0.2%	95.0%	$263,069	$78,231	$184,838		$4,200	$5,248	$175,390		American Mattress	10/16/2020	12,000	100.0%
Property		13.03	5858 Sue Mandy Drive	0.2%	95.0%	$182,813	$42,792	$140,022		$3,000	$5,970	$131,051		David’s Bridal	12/14/2016	12,000	100.0%
Property		13.04	13809 N. Dale Mabry Highway	0.2%	95.0%	$191,768	$54,181	$137,587		$2,115	$6,109	$129,363		Butler Carpet	3/31/2018	12,000	85.1%
Property		13.05	5974-5990 S. Tamiami Trail	0.2%	95.0%	$197,177	$62,671	$134,506		$4,569	$9,981	$119,956		Butler Carpet	7/31/2017	11,013	77.1%
Property		13.06	#1 Auto Row Drive	0.2%	95.0%	$178,049	$46,332	$131,717		$2,940	$5,919	$122,858		Mattress Firm	4/9/2017	11,334	81.0%
Property		13.07	5137-5177 14th Street West	0.2%	95.0%	$221,408	$74,093	$147,315		$2,983	$7,076	$137,255		America’s Super Pawn	3/31/2020	11,074	55.7%
Property		13.08	5510 Franklin Street	0.1%	95.0%	$189,625	$75,945	$113,681		$5,085	$4,007	$104,589		Aaron’s Rental, Inc	3/31/2021	12,000	70.8%
Property		13.09	12579 Felch Street	0.1%	95.0%	$199,892	$66,942	$132,950		$2,640	$5,694	$124,617		Salvation Army	10/31/2018	12,000	68.2%
Property		13.10	12740 W. 87th Parkway	0.1%	95.0%	$149,067	$47,654	$101,413		$1,800	$4,715	$94,898		Gomer’s Fine Wine	8/31/2018	12,000	100.0%
Property		13.11	5018 West Colonial Drive	0.1%	95.0%	$139,738	$27,102	$112,636		$3,468	$4,878	$104,289		Transamerican 4 Wheel	9/30/2019	11,960	100.0%
Property		13.12	4690 US Highway 98 North	0.1%	95.0%	$156,670	$48,222	$108,448		$1,800	$4,679	$101,968		Florida Cash America	11/22/2020	6,000	50.0%
Property		13.13	4207 Portsmouth Boulevard	0.1%	95.0%	$153,574	$40,399	$113,175		$1,800	$3,450	$107,925		Autozone	11/30/2016	8,940	74.5%
Property		13.14	28365 US Highway 19 North	0.1%	95.0%	$134,646	$30,717	$103,929		$1,410	$4,515	$98,004		Butler Carpet	7/31/2019	9,400	100.0%
Property		13.15	3770 West Haven Avenue	0.1%	95.0%	$128,354	$27,448	$100,906		$1,800	$4,650	$94,456		K & P Capital	8/9/2019	12,000	100.0%
Property		13.16	6237 East Colonial Drive	0.1%	95.0%	$124,628	$27,216	$97,411		$3,720	$4,535	$89,156		Carr Boys	3/31/2022	12,000	100.0%
Property		13.17	2020 Principal Row	0.1%	95.0%	$133,233	$34,059	$99,174		$3,480	$4,535	$91,159		SOS Furniture	12/19/2016	12,000	100.0%
Property		13.18	2660 SW College Road	0.1%	95.0%	$117,813	$28,771	$89,043		$1,800	$4,266	$82,976		Ocala Health	6/25/2016	12,000	100.0%
Property		13.19	2641 Enterprise Road	0.1%	95.0%	$129,904	$39,567	$90,337		$1,800	$4,176	$84,361		Dollar Floor	7/31/2020	12,000	100.0%
Property		13.20	1734 S. Tamiami Trail	0.1%	95.0%	$103,684	$23,012	$80,671		$1,730	$3,927	$75,015		Manasota Flooring	7/7/2020	11,530	100.0%
Property		13.21	1150 North Wesleyan Boulevard	0.1%	95.0%	$109,743	$32,495	$77,248		$1,619	$3,838	$71,791		C.C. Crossroads, Inc.	12/31/2020	10,795	100.0%
Loan	5, 10	14	Dembs Roth Cross Group Portfolio	2.4%	95.0%	$3,429,709	$1,248,288	$2,181,421	13.5%	$57,949	$38,149	$2,085,323	12.9%
Property		14.01	40984 Concept Drive (Rofin Sinar)	0.4%	99.9%	$421,327	$79,793	$341,534		$16,765	$1,783	$322,986		Rofin Sinar	5/31/2017	54,080	100.0%
Property		14.02	6905-6943 E. State Street	0.3%	69.9%	$413,779	$200,942	$212,837		$6,027	$3,508	$203,302		Stateline Satellite	2/28/2017	9,531	23.7%
Property		14.03	14706-14740 LaGrange Road	0.3%	100.0%	$536,122	$239,508	$296,614		$5,894	$4,866	$285,854		Grand Appliance & TV	5/31/2020	12,000	57.0%
Property		14.04	1101-1141 E. Rand Road	0.2%	99.9%	$431,557	$202,225	$229,332		$4,360	$5,309	$219,664		Crest Furniture	2/28/2020	12,361	42.5%
Property		14.05	1640 75th Street	0.2%	99.9%	$313,651	$85,650	$228,001		$3,393	$2,725	$221,883		Harbor Freight	10/31/2025	14,458	63.9%
Property		14.06	28188-28196 Schoolcraft Road	0.2%	99.9%	$261,134	$77,095	$184,039		$4,063	$2,744	$177,232		Graybar Electric	12/28/2017	9,600	35.4%
Property		14.07	310-330 W. Roosevelt Road	0.2%	99.9%	$332,523	$143,453	$189,070		$4,160	$4,404	$180,506		Kentwood Office	10/31/2019	12,000	43.3%
Property		14.08	4732 N. Brandywine Road (Briar Group)	0.2%	99.9%	$284,619	$102,263	$182,356		$4,300	$5,068	$172,988		Mattress Firm	11/13/2017	14,500	50.6%
Property		14.09	27750 Stansbury Street	0.2%	100.0%	$239,447	$63,836	$175,611		$1,500	$4,589	$169,522		IBEX	3/27/2017	5,002	50.0%
Property		14.10	6933 NW 36th Avenue	0.1%	99.9%	$128,874	$31,107	$97,767		$4,020	$2,723	$91,024		New Horizon	2/4/2017	10,050	100.0%
Property		14.11	34360 Glendale Street (Christopher Mgmt Prop)	0.0%	99.9%	$66,677	$22,417	$44,260		$3,468	$430	$40,362		Blue Team Restoration	4/30/2018	10,200	100.0%

A-1-39

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

														LARGEST TENANT INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	UW Occupancy	UW EGI	UW Expenses	UW NOI	UW NOI Debt Yield	UW Replacement Reserves	UW TI/LC	UW NCF	UW NCF Debt Yield	Largest Tenant	Largest Tenant Lease Expiration	Largest Tenant NSF	Largest Tenant % of NSF
Loan	17	15	Hilton Garden Inn Tupelo	2.3%	69.4%	$4,860,065	$2,968,373	$1,891,692	12.2%	$194,403	$0	$1,697,290	11.0%	N/A	N/A	N/A	N/A
Loan		16	Parc Central Apartments	2.0%	94.7%	$1,840,555	$692,797	$1,147,758	8.7%	$37,750	$0	$1,110,008	8.4%	N/A	N/A	N/A	N/A
Loan	17	17	Pine Haven MHC	1.7%	79.6%	$1,855,298	$826,165	$1,029,133	9.0%	$8,000	$0	$1,021,133	8.9%	N/A	N/A	N/A	N/A
Loan		18	Day Creek Village	1.4%	95.0%	$1,228,363	$452,361	$776,002	8.3%	$7,501	$37,880	$730,621	7.8%	Wells Fargo	4/30/2019	4,835	19.3%
Loan	18	19	Gulfport Premium Outlets	1.4%	94.1%	$9,441,029	$2,799,406	$6,641,623	13.3%	$39,032	$422,201	$6,180,390	12.4%	V.F. Factory Outlet	4/30/2021	17,495	5.8%
Loan		20	Peachtree Business Park	1.4%	89.1%	$1,472,369	$389,732	$1,082,637	11.8%	$39,807	$83,188	$959,642	10.5%	PC Specialists	12/31/2016	14,473	7.3%
Loan		21	Woods Corner	1.4%	85.0%	$1,526,099	$412,178	$1,113,921	12.4%	$31,203	$51,785	$1,030,933	11.5%	Food Lion, Inc.#1333	2/28/2021	41,841	26.8%
Loan		22	41 Eagle Road	1.3%	95.0%	$1,247,796	$298,565	$949,231	11.2%	$31,073	$60,156	$858,002	10.1%	Branson	3/31/2021	166,072	80.2%
Loan		23	The Saint Anna Apartments	1.1%	95.0%	$846,389	$261,817	$584,572	8.0%	$6,670	$0	$577,902	7.9%	N/A	N/A	N/A	N/A
Loan		24	Finksburg Plaza	1.1%	85.9%	$961,059	$295,089	$665,971	9.4%	$20,289	$32,464	$613,218	8.6%	Food Lion	7/2/2030	32,014	42.6%
Loan		25	Best Western Oakland	1.0%	77.5%	$2,839,690	$1,667,863	$1,171,827	17.4%	$113,588	$0	$1,058,240	15.8%	N/A	N/A	N/A	N/A
Loan		26	Palms at Chimney Rock Apartments	0.9%	93.0%	$1,169,574	$610,231	$559,343	9.3%	$31,000	$0	$528,343	8.8%	N/A	N/A	N/A	N/A
Loan	5	27	Collis Portfolio	0.8%	93.1%	$892,218	$260,336	$631,882	12.4%	$8,035	$37,078	$586,769	11.5%
Property		27.01	Longwood	0.5%	92.8%	$614,567	$183,436	$431,131		$7,020	$23,921	$400,190		Collis Roofing, Inc.	1/31/2031	58,500	100.0%
Property		27.02	Lakeland	0.1%	92.7%	$143,091	$39,802	$103,289		$1,015	$7,782	$94,492		Collis Roofing, Inc.	1/31/2031	14,505	100.0%
Property		27.03	Melbourne	0.1%	94.6%	$134,560	$37,097	$97,462		$0	$5,375	$92,087		Collis Roofing, Inc.	1/31/2031	13,817	100.0%
Loan		28	Stony Creek Medical Center	0.7%	87.7%	$663,920	$220,513	$443,407	10.2%	$4,370	$33,119	$405,918	9.4%	Stony Creek Urgent Care	1/31/2023	5,000	17.2%
Loan		29	Walgreens - Glasgow, KY	0.4%	97.9%	$269,160	$8,075	$261,085	9.0%	$2,912	$6,804	$251,369	8.7%	Walgreens	5/31/2029	14,560	100.0%
Loan		30	Thornapple Lakes Estates MHC	0.4%	75.4%	$646,912	$305,454	$341,458	12.0%	$10,750	$0	$330,708	11.6%	N/A	N/A	N/A	N/A
Loan		31	Valley View	0.4%	95.0%	$471,455	$84,412	$387,043	13.6%	$15,165	$21,645	$350,233	12.3%	Hodell-Natco	12/31/2030	101,000	100.0%

A-1-40

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					2ND LARGEST TENANT INFORMATION				3RD LARGEST TENANT INFORMATION				4TH LARGEST TENANT INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	2nd Largest Tenant	2nd Largest Tenant Lease Expiration	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF	3rd Largest Tenant	3rd Largest Tenant Lease Expiration	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF	4th Largest Tenant	4th Largest Tenant Lease Expiration	4th Largest Tenant NSF
Loan	3	1	525 Seventh Avenue	9.3%	Kobra International Ltd	6/30/2027	29,461	5.8%	Fashion Avenue Sweater Knits	6/30/2024	24,473	4.8%	Matague Co Ltd	7/31/2016	20,661
Loan	4, 5	2	U Haul AREC RW Portfolio	9.3%
Property		2.01	U-Haul Moving & Storage at I-20 & 360	1.6%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.02	U-Haul Moving & Storage at N Sam Houston	1.5%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.03	U-Haul Moving & Storage of Anchorage	0.7%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.04	U-Haul Moving & Storage at Clackamas Town Center	0.7%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.05	U-Haul Moving & Storage of West Hartford	0.6%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.06	U-Haul Moving & Storage at South East St	0.6%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.07	U-Haul Moving & Storage at Fall River at I-195	0.6%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.08	U-Haul Moving & Storage of Redwood City	0.5%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.09	U-Haul Moving & Storage of Levittown	0.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.10	U-Haul Moving & Storage of Lynwood	0.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.11	U-Haul Moving & Storage of Eastland	0.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.12	U-Haul Moving & Storage of Capitol Hill	0.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.13	U-Haul Moving & Storage of Newark	0.2%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.14	U-Haul Moving & Storage of Jacksonville	0.2%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.15	U-Haul Moving & Storage of SE Seattle	0.2%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.16	U-Haul Moving & Storage of Rainier Valley	0.2%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.17	U-Haul Moving & Storage of Verde Valley	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.18	U-Haul Moving & Storage at Washington St	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.19	U-Haul Moving & Storage of W Columbia Schoolhouse	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6	3	2100 Ross	9.0%	Lockton Companies, LLC	3/31/2026	98,725	11.7%	Netherland, Sewell & Associates, Inc.	9/30/2025	61,898	7.3%	Prudential Mortgage Capital Co.	4/30/2027	55,121
Loan	5, 7, 8, 9, 10	4	GLP Industrial Portfolio B	8.4%
Property		4.001	Agave DC	0.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.002	Lehigh Valley 13	0.2%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.003	Frontier Logistics BTS	0.2%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.004	Sugarland Interchange DC	0.2%	Pro Pack	7/31/2020	171,000	35.2%	Woodfield Distribution	11/30/2025	48,600	10.0%	N/A	N/A	N/A
Property		4.005	York - Willow Springs	0.2%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.006	Atlanta - Liberty DC	0.2%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.007	South Bay DC	0.2%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.008	Sorensen Industrial	0.2%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.009	Miramar DC	0.2%	Firestone Building Produc	9/30/2019	65,400	22.6%	Delta Apparel, Inc.	4/30/2017	63,800	22.1%	N/A	N/A	N/A
Property		4.010	York DC II	0.2%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.011	Carlisle DC Bldg 1	0.2%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.012	Portside Distribution Center	0.1%	Chihuly, Inc.	12/31/2023	118,604	28.5%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.013	Marina West A	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.014	Fremont East Bay DC	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.015	Harbor Gateway DC	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.016	Imperial DC 1	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.017	Westport DC Bldg B	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.018	Westport DC Bldg A	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.019	Auburn DC	0.1%	American Tire Distributors	8/31/2021	126,036	44.5%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.020	Southaven DC Bldg 2	0.1%	StyleCraft Home Collectio	3/31/2023	167,600	27.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.021	Marina West DC II Bldg 1	0.1%	LZBFG of South Florida	9/30/2020	81,984	41.0%	Spohn Enterprises	10/31/2016	34,183	17.1%	N/A	N/A	N/A
Property		4.022	Buckeye DC Bldg 1	0.1%	Mor Furniture for Less, Inc	10/31/2021	106,150	27.9%	Victory Packaging, L.P.	3/31/2019	99,650	26.2%	N/A	N/A	N/A
Property		4.023	York DC III	0.1%	LKQ	10/31/2021	108,160	31.6%	Crane	12/31/2017	65,490	19.1%	N/A	N/A	N/A
Property		4.024	Orange County DC	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.025	Kent Valley DC II	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.026	Memphis IC III	0.1%	Appleton Grp, LLC	8/31/2017	241,049	41.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.027	Pinole Point Building #1	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.028	Cactus DC II	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.029	Fairburn DC	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.030	Windfern Distribution Center II	0.1%	Specialty Rolled Metals	4/30/2016	32,787	13.3%	West Lake Foods	9/30/2019	24,885	10.1%	N/A	N/A	N/A
Property		4.031	Miami DC	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.032	Southpoint F	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.033	Industrial Parkway DC	0.1%	HD Supply Facilities	1/31/2022	142,300	32.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.034	Chickasaw DC	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.035	Valley Crossings	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.036	Buckeye DC Bldg 2	0.1%	Kellogg Sales Company	11/30/2017	86,650	28.6%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.037	Southpoint B	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.038	Hartman Business Center I	0.1%	Inmark, Inc.	9/30/2024	131,132	37.0%	Graphic Dimensions, Inc.	8/31/2021	65,259	18.4%	N/A	N/A	N/A
Property		4.039	Artesia DC	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.040	Bell Gardens Distribution Center #3	0.1%	Kiwi Distributing	9/30/2017	67,978	40.9%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.041	Marina West B	0.1%	Ducool USA, Inc	11/30/2019	40,367	34.9%	Schindler Elevator Corpor	8/31/2018	20,000	17.3%	N/A	N/A	N/A
Property		4.042	Renton DC	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.043	Southpoint A	0.1%	Central Shared Services, LLC	2/29/2020	62,500	28.6%	Qwest Communications Co. LLC (CenturyLink)	4/30/2025	40,500	18.5%	Atlanta Gas Light Company	12/31/2016	40,500
Property		4.044	Westfork A5	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.045	Marina West DC II Bldg 2	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.046	Pinole Point Building #2	0.1%	Serena & Lily, Inc.	3/31/2016	27,000	18.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.047	Salt Lake DC II	0.1%	Boart Longyear	6/30/2017	83,107	43.7%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.048	Northwest 8 Industrial Center II	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.049	Salt Lake DC I	0.1%	JW Pepper & Son, Inc.	2/28/2017	47,081	24.8%	A and L Valve And Fitting	12/31/2016	36,031	19.0%	General Dynamics	6/30/2016	23,781

A-1-41

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					2ND LARGEST TENANT INFORMATION				3RD LARGEST TENANT INFORMATION				4TH LARGEST TENANT INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	2nd Largest Tenant	2nd Largest Tenant Lease Expiration	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF	3rd Largest Tenant	3rd Largest Tenant Lease Expiration	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF	4th Largest Tenant	4th Largest Tenant Lease Expiration	4th Largest Tenant NSF
Property		4.050	Southshore Commerce Center C	0.1%	Capsa	3/31/2020	60,000	33.4%	Macy’s	10/31/2019	30,000	16.7%	N/A	N/A	N/A
Property		4.051	Pinole Point Building #3	0.1%	International Delicacies	2/28/2018	43,776	33.3%	Broadline Medical Systems	1/31/2019	32,832	25.0%	N/A	N/A	N/A
Property		4.052	Steamboat DC	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.053	Palo Verde DC	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.054	South San Francisco DC II	0.1%	Manning Trading Co.,	5/31/2017	32,964	37.9%	Borg Trucking	8/31/2019	20,121	23.1%	N/A	N/A	N/A
Property		4.055	Westfork C4	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.056	South San Francisco DC	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.057	Southshore Commerce Center A	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.058	Kent Valley DC IV	0.1%	TMS Services Corporation	2/28/2021	35,489	30.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.059	Carlisle DC Bldg 2	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.060	Bluegrass DC Bldg 4	0.1%	Lummus Supply Company	MTM	40,000	29.4%	I-Blason	7/31/2018	25,200	18.5%	WESCO	7/31/2019	13,230
Property		4.061	Westfork A4	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.062	Beltway Crossing DC Bldg 2	0.1%	Johnson Storage & Moving Co. H	12/31/2016	24,960	15.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.063	Ritner DC	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.064	Hartman Business Center II	0.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.065	Hayward DC	0.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.066	Houston DC Bldg 1	0.0%	Fluoro-Seal, Inc.	6/30/2019	40,067	18.3%	Schumacher Cargo Logisti	12/31/2018	33,800	15.4%	N/A	N/A	N/A
Property		4.067	Kent Valley DC	0.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.068	Lehigh Valley 9	0.0%	Supply Technologies LLC	4/30/2016	43,755	28.4%	Card Personalization Sol	3/31/2016	24,887	16.1%	Kelchner Food Products	6/30/2019	18,814
Property		4.069	Beltway Crossing DC Bldg 3	0.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.070	Southaven DC Bldg 1	0.0%	Bunzl Distribution	7/31/2016	96,039	39.0%	WPG Americas, Inc.	7/31/2016	54,243	22.0%	N/A	N/A	N/A
Property		4.071	Bluegrass DC Bldg 1	0.0%	Hansgrohe, Inc.	8/31/2023	39,335	35.1%	Summit Rigging, Inc.	MTM	24,000	21.4%	N/A	N/A	N/A
Property		4.072	Suwanee Point Building 200	0.0%	Source Support Services, Inc.	MTM	15,199	14.3%	KGI Trading GA, Inc.	9/30/2018	14,654	13.8%	Greenline Express Transport	10/31/2017	13,161
Property		4.073	Tamarac Business Center I	0.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.074	Gwinnett DC Bldg 1	0.0%	Global Beauty Corp.	6/30/2016	57,440	28.5%	Atosa Catering	8/31/2020	40,000	19.9%	Aura Enterprises, Inc	4/30/2016	24,000
Property		4.075	Houston DC Bldg 3	0.0%	Wilsonart International	4/30/2022	68,210	35.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.076	Broadway 101 CC Bldg 9	0.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.077	Iron Run DC	0.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.078	Windfern Distribution Center I	0.0%	Electrical Distributors, LLC	6/30/2018	34,763	27.1%	All-Tex	7/31/2020	29,475	22.9%	Sunbelt Stud Welding, Inc	11/30/2018	15,189
Property		4.079	Miami DC II	0.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.080	Southshore Commerce Center B	0.0%	Geary Pacific	7/31/2020	31,628	30.6%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.081	Suwanee Point Building 100	0.0%	Rugby IPD	11/30/2018	32,380	25.8%	St. Charles Trading, Inc.	10/31/2018	13,021	10.4%	Potter Roemer	4/30/2018	13,021
Property		4.082	Beltway Crossing DC Bldg 1	0.0%	Mission Foods	3/31/2018	20,020	17.2%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.083	Southshore Commerce Center D	0.0%	Rose City Printing	8/31/2017	28,589	29.6%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.084	Broadway 101 CC Bldg 11	0.0%	Mitel Networks	3/31/2018	38,157	36.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.085	Lehigh Valley DC II	0.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.086	Memphis IC I	0.0%	Greatwide Distribution	8/31/2017	100,000	50.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.087	Broadway 101 CC Bldg 6	0.0%	Superior Pool Products	10/31/2017	34,908	36.3%	World Wide Tech	12/31/2017	26,299	27.4%	N/A	N/A	N/A
Property		4.088	Lehigh Valley 10	0.0%	DHL Express	5/31/2020	17,276	15.5%	Kloss MFG. Company, Inc.	9/30/2020	13,208	11.9%	Andalusia Wholesale Supp	1/31/2017	11,140
Property		4.089	Beltway Crossing DC Bldg 4	0.0%	UniFirst Corporation	1/31/2019	20,800	22.7%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.090	Northwest 8 Industrial Center I	0.0%	Concentra Health Services, Inc	10/31/2021	13,893	33.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.091	Bluegrass DC Bldg 3	0.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.092	Andover DC Bldg A	0.0%	ISN	9/14/2020	20,000	24.6%	The City of Tukwila	12/31/2020	10,000	12.3%	Best Kitchen Cabinet & Granite	5/31/2018	10,000
Property		4.093	Bluegrass DC Bldg 2	0.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.094	Andover DC Bldg B	0.0%	Pacific Insulated Panel, LLC	2/28/2017	20,000	24.5%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.095	Broadway 101 CC Bldg 5	0.0%	AccuTech	4/30/2017	22,972	26.9%	Siemens	7/31/2017	19,527	22.8%	Norwood Furniture	3/31/2016	19,060
Property		4.096	Broadway 101 CC Bldg 8	0.0%	Rightway Nutrition	10/31/2017	13,571	19.9%	California Cheerleading	8/31/2020	6,815	10.0%	Arizona Badminton	9/30/2020	6,813
Property		4.097	Broadway 101 CC Bldg 10	0.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.098	Broadway 101 CC Bldg 4	0.0%	Wasauna	7/31/2016	19,548	29.9%	Baker Distributing	5/31/2017	13,123	20.1%	Norman International	12/31/2018	6,516
Property		4.099	Lehigh Valley 11	0.0%	K&W Tire	1/31/2022	30,000	30.0%	Consolidated Container Company	11/30/2018	30,000	30.0%	N/A	N/A	N/A
Property		4.100	Tamarac Commerce Center	0.0%	New Blue Aerospace, LLC	MTM	11,600	23.6%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.101	Houston DC Bldg 2	0.0%	Universal Minerals, Inc.	MTM	21,504	17.4%	Halco Lighting Corp.	3/31/2017	21,000	17.0%	N/A	N/A	N/A
Property		4.102	Marina West DC II Bldg 3	0.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.103	Broadway 101 CC Bldg 3	0.0%	Aviall Service	2/28/2021	13,102	20.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.104	Commerce Park Medical Center	0.0%	Pevco Systems	1/31/2019	7,853	15.1%	Concentra Health Services, Inc	3/31/2018	6,874	13.2%	Accredo Therapeutics, Inc.	12/31/2016	5,725
Property		4.105	Houston IC	0.0%	Floral Marketing Interna	4/30/2017	7,391	11.0%	Flow-Tech Industries, In	6/30/2018	6,000	8.9%	Interstor Design Associa	11/30/2017	5,840
Property		4.106	Gwinnett DC Bldg 2	0.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.107	Weston Business Center	0.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.108	Kent Valley DC III	0.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.109	Commerce Park SW 2	0.0%	Innovative Electronics	MTM	6,961	13.9%	Groundwater & Environmental	4/30/2018	5,778	11.6%	Radley Management, LLC	6/30/2018	5,194
Property		4.110	Commerce Park Westchase 3	0.0%	Solofill, Inc.	8/31/2016	17,942	29.1%	Evans Hamilton	6/30/2020	15,228	24.7%	Falls Tech, Inc.	7/31/2018	8,188
Property		4.111	Lehigh Valley 12	0.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.112	Houston DC Bldg 4	0.0%	Wheel Mart Houston, Inc.	9/30/2017	35,640	33.4%	Great Southwest Events	3/31/2018	17,624	16.5%	Custom Manufacturing Sou	10/31/2019	13,860
Property		4.113	Valley Forge 1	0.0%	TLC Direct +	4/30/2017	9,000	13.7%	Fallen Cosmeceuticals	2/29/2020	8,721	13.3%	Window Nation	6/30/2017	6,643
Property		4.114	Valley Forge 2	0.0%	Compass Group	1/31/2020	19,800	31.5%	Construction Hardware, I	11/30/2018	13,200	21.0%	Flowers Baking Co. of Ly	5/31/2017	9,000
Property		4.115	Bell Gardens Distribution Center #1	0.0%	Carbon Supply	1/31/2020	12,649	26.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.116	Commerce Park SW 4	0.0%	Nimbic Systems, Inc.	7/31/2018	8,812	20.6%	Moziano Group, LLC	9/30/2018	7,590	17.8%	Health Connector, LLC	7/31/2020	6,310
Property		4.117	Broadway 101 CC Bldg 1	0.0%	Genuine Parts	3/31/2017	7,863	16.8%	Heartland Health	6/30/2022	7,792	16.6%	N/A	N/A	N/A
Property		4.118	Bell Gardens Distribution Center #2	0.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.119	Commerce Park SW 1	0.0%	Sign-A-Rama of Sugar Land	2/28/2018	4,373	10.7%	Tradesmen International	9/30/2018	2,235	5.5%	Health Connector, LLC	8/31/2017	1,995
Property		4.120	Tamarac Business Center II	0.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.121	Broadway 101 CC Bldg 2	0.0%	American Vision	1/31/2021	9,050	20.2%	Appliance Parts	12/31/2018	8,801	19.6%	N/A	N/A	N/A
Property		4.122	Commerce Park Westchase 2	0.0%	ALCESP LLC	4/30/2018	16,764	34.8%	Cardno, Inc.	4/30/2016	4,645	9.6%	N/A	N/A	N/A
Property		4.123	Memphis IC II	0.0%	JB Hunt	MTM	17,075	16.0%	Piedmont Plastics	9/30/2019	16,800	15.7%	Floorserve MS LLC	MTM	11,147

A-1-42

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					2ND LARGEST TENANT INFORMATION				3RD LARGEST TENANT INFORMATION				4TH LARGEST TENANT INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	2nd Largest Tenant	2nd Largest Tenant Lease Expiration	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF	3rd Largest Tenant	3rd Largest Tenant Lease Expiration	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF	4th Largest Tenant	4th Largest Tenant Lease Expiration	4th Largest Tenant NSF
Property		4.124	Commerce Park NW 3	0.0%	Airabella, L.L.C.	9/30/2017	13,934	29.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.125	Commerce Park NW 4	0.0%	Music & Arts	3/31/2020	7,703	16.2%	Stop Hunger Now	6/30/2017	5,902	12.4%	N/A	N/A	N/A
Property		4.126	Commerce Park SW 3	0.0%	SBA Network Services	11/30/2017	9,800	23.0%	Sunbelt Supply	11/30/2019	8,180	19.2%	American Caging, Inc.	MTM	5,283
Property		4.127	Commerce Park Westchase 1	0.0%	Raba Kistner Consultants	12/31/2016	12,635	26.2%	Natali’s Catering LLC	2/28/2019	9,496	19.7%	ATC Group Services, Inc.	4/30/2016	8,977
Property		4.128	Commerce Park NW 2	0.0%	Johnson & Powell Doors & Hardw	9/30/2017	9,000	20.0%	Willowbrook Air Conditioning	1/31/2019	7,200	16.0%	American Embossing, Inc.	7/31/2016	6,000
Property		4.129	Broadway 101 CC Bldg 7	0.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.130	Commerce Park NW 1	0.0%	R. S. Hughes Company, Inc.	6/30/2016	7,800	17.3%	Technifax Office Solutions	1/31/2017	6,594	14.7%	Icon Electric	2/28/2018	6,000
Property		4.131	Lakeview BC Bldg 1	0.0%	Valencia Coverings	7/31/2018	14,000	35.0%	1553 Powerline Realty LLC	5/31/2018	6,000	15.0%	N/A	N/A	N/A
Property		4.132	Ft. Lauderdale Industrial II	0.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.133	Valley Forge 3	0.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.134	Lakeview BC Bldg 7	0.0%	Camera Service Center, Inc.	8/31/2016	12,837	40.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.135	Lakeview BC Bldg 4	0.0%	Advanced Electronic Manufactur	MTM	8,491	27.3%	Rosso’s International LLC	1/31/2017	7,093	22.8%	N/A	N/A	N/A
Property		4.136	Lakeview BC Bldg 5	0.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.137	Commerce Park SW 5	0.0%	Silk Worldwide	11/30/2020	10,150	33.1%	HMA Consulting	6/30/2022	7,480	24.4%	N/A	N/A	N/A
Property		4.138	Lakeview BC Bldg 6	0.0%	FinishMaster, Inc.	2/28/2019	8,327	27.0%	Dora Industries, Inc.	2/28/2017	7,266	23.5%	N/A	N/A	N/A
Property		4.139	Valley Forge 4	0.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.140	Lakeview BC Bldg 3	0.0%	Oracle Elevator Company	3/31/2020	8,200	30.3%	Design Appeal, Inc.	7/31/2018	8,100	29.9%	N/A	N/A	N/A
Property		4.141	Lakeview BC Bldg 2	0.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.142	Ft. Lauderdale Industrial I	0.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		5	Preferred Freezer - San Leandro, CA	6.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	11	6	Princeton Pike Corporate Center	6.8%	Fox Rothschild LLP	4/30/2024	57,048	7.0%	GS1 US	11/30/2018	47,215	5.8%	Albridge/BNY Mellon	1/1/2017	45,035
Loan	12	7	Twenty Ninth Street Retail	6.0%	Century Theatres	8/31/2017	48,510	6.9%	Whole Foods Market	2/28/2017	45,598	6.5%	Nordstrom Rack	4/30/2021	39,031
Loan	13	8	Ellenton Premium Outlets	5.8%	Saks Fifth Avenue Off 5th	10/31/2016	19,804	4.2%	Nike Factory Store	1/31/2020	15,076	3.2%	Gap Outlet	11/30/2016	11,429
Loan	14, 15	9	Gateway Plaza	4.2%	TowneBank	3/31/2031	26,047	7.9%	CCA Industries, Inc.	9/30/2030	25,707	7.8%	Potbelly’s	4/30/2026	2,568
Loan		10	Hilton Garden Inn - Oxnard, CA	3.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		11	7141 Cleanwater Lane	3.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	16	12	Grove City Premium Outlets	3.0%	Old Navy	1/31/2021	20,188	3.8%	Nike Factory Store	6/30/2018	16,475	3.1%	Reebok/Rockport Outlet	4/30/2017	11,356
Loan	5, 10	13	Dembs Roth Kancov Portfolio	2.9%
Property		13.01	745 Battlefield Boulevard	0.2%	Tidewater Brazilian	2/28/2017	2,953	17.5%	Son of Harry & Grace	12/4/2016	1,538	9.1%	Sky Cleaners	2/22/2019	1,466
Property		13.02	336 Army Trail Road	0.2%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		13.03	5858 Sue Mandy Drive	0.2%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		13.04	13809 N. Dale Mabry Highway	0.2%	Auto Solutions	12/19/2020	2,100	14.9%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		13.05	5974-5990 S. Tamiami Trail	0.2%	Active Lifestyles	4/30/2017	2,146	15.0%	U.S. Coin & Jewelry	11/24/2019	1,120	7.8%	N/A	N/A	N/A
Property		13.06	#1 Auto Row Drive	0.2%	Beauty Systems	6/30/2020	2,666	19.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		13.07	5137-5177 14th Street West	0.2%	Florida Integrated Health SRUS	7/31/2018	3,854	19.4%	Riddhi Shiddi	1/4/2017	1,858	9.3%	Mr. Eliot Feliciano	3/31/2018	1,128
Property		13.08	5510 Franklin Street	0.1%	Mattress World	1/31/2019	4,950	29.2%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		13.09	12579 Felch Street	0.1%	Pet Supplies Plus	4/9/2018	5,600	31.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		13.10	12740 W. 87th Parkway	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		13.11	5018 West Colonial Drive	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		13.12	4690 US Highway 98 North	0.1%	Buddy’s Newco	10/31/2019	6,000	50.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		13.13	4207 Portsmouth Boulevard	0.1%	Ameritel	5/31/2018	3,060	25.5%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		13.14	28365 US Highway 19 North	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		13.15	3770 West Haven Avenue	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		13.16	6237 East Colonial Drive	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		13.17	2020 Principal Row	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		13.18	2660 SW College Road	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		13.19	2641 Enterprise Road	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		13.20	1734 S. Tamiami Trail	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		13.21	1150 North Wesleyan Boulevard	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5, 10	14	Dembs Roth Cross Group Portfolio	2.4%
Property		14.01	40984 Concept Drive (Rofin Sinar)	0.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		14.02	6905-6943 E. State Street	0.3%	American Mattress	11/30/2017	7,790	19.4%	Swanson’s Vacuum	5/31/2018	4,083	10.2%	Von’s Rec Room	4/30/2016	3,000
Property		14.03	14706-14740 LaGrange Road	0.3%	Mattress Firm	3/31/2017	4,500	21.4%	For Eyes Optical	6/30/2020	2,300	10.9%	Maximum Body Fitness	2/13/2017	2,250
Property		14.04	1101-1141 E. Rand Road	0.2%	Lucille Resale	10/31/2019	9,600	33.0%	Autoware Illinois Inc	8/31/2017	7,104	24.4%	N/A	N/A	N/A
Property		14.05	1640 75th Street	0.2%	Lover’s Lane	4/6/2020	2,720	12.0%	Olson Rug	8/31/2017	2,720	12.0%	Millard Jewelers	8/31/2020	1,360
Property		14.06	28188-28196 Schoolcraft Road	0.2%	Occucenters	11/20/2017	8,720	32.2%	Sherwin Williams	3/31/2019	4,824	17.8%	Hilti	2/28/2017	3,940
Property		14.07	310-330 W. Roosevelt Road	0.2%	First Surplus & Supply	8/31/2018	4,740	17.1%	Leslie Pools	10/31/2019	3,780	13.6%	Lombard Moose Lodge	5/14/2019	3,366
Property		14.08	4732 N. Brandywine Road (Briar Group)	0.2%	Four Seasons	4/6/2017	10,600	37.0%	D&L Pools, Inc	12/31/2018	3,568	12.4%	N/A	N/A	N/A
Property		14.09	27750 Stansbury Street	0.2%	Dembs Roth Group	9/30/2024	2,543	25.4%	Dembs Development	9/30/2024	2,267	22.7%	Irving Nusbaum	9/30/2024	190
Property		14.10	6933 NW 36th Avenue	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		14.11	34360 Glendale Street (Christopher Mgmt Prop)	0.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-43

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					2ND LARGEST TENANT INFORMATION				3RD LARGEST TENANT INFORMATION				4TH LARGEST TENANT INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	2nd Largest Tenant	2nd Largest Tenant Lease Expiration	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF	3rd Largest Tenant	3rd Largest Tenant Lease Expiration	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF	4th Largest Tenant	4th Largest Tenant Lease Expiration	4th Largest Tenant NSF
Loan	17	15	Hilton Garden Inn Tupelo	2.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		16	Parc Central Apartments	2.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	17	17	Pine Haven MHC	1.7%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		18	Day Creek Village	1.4%	Orangetheory Fitness	8/31/2020	2,750	11.0%	Mr. You Chinese Restaurant	3/30/2021	2,400	9.6%	Clear View Optometry	4/30/2024	2,251
Loan	18	19	Gulfport Premium Outlets	1.4%	Gap Outlet	9/30/2017	14,611	4.9%	Nike Factory Store	1/31/2019	13,452	4.5%	Polo Ralph Lauren	1/31/2021	10,534
Loan		20	Peachtree Business Park	1.4%	Genesis Healthcare Services, Inc.	11/30/2017	11,697	5.9%	Atlanta Fresh Artisan Creamery, LLC	4/30/2019	9,964	5.0%	Image Works	12/31/2019	8,831
Loan		21	Woods Corner	1.4%	RAMJ, LLC	7/31/2018	18,413	11.8%	Centerville Bingo, Inc	12/31/2018	12,822	8.2%	Sushi King, LLC	12/31/2022	12,648
Loan		22	41 Eagle Road	1.3%	Sid Harvey’s	3/31/2023	13,000	6.3%	Dere Street	3/31/2023	12,000	5.8%	Alphagraphics	5/31/2020	8,084
Loan		23	The Saint Anna Apartments	1.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		24	Finksburg Plaza	1.1%	Rite Aid	6/21/2022	9,451	12.6%	BB&T Bank	4/30/2017	3,990	5.3%	Arby’s	4/30/2017	3,521
Loan		25	Best Western Oakland	1.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		26	Palms at Chimney Rock Apartments	0.9%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5	27	Collis Portfolio	0.8%
Property		27.01	Longwood	0.5%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		27.02	Lakeland	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		27.03	Melbourne	0.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		28	Stony Creek Medical Center	0.7%	Radiology Group, P.C.	12/31/2020	4,880	16.8%	Eyecare Group, P.C.	3/31/2017	4,676	16.1%	Nutmeg Pediatric Pulmonary	3/31/2023	2,444
Loan		29	Walgreens - Glasgow, KY	0.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		30	Thornapple Lakes Estates MHC	0.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		31	Valley View	0.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-44

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

						5TH LARGEST TENANT INFORMATION				MORTGAGE LOAN RESERVE INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	4th Largest Tenant % of NSF	5th Largest Tenant	5th Largest Tenant Lease Expiration	5th Largest Tenant NSF	5th Largest Tenant % of NSF	Upfront Replacement Reserves	Monthly Replacement Reserves
Loan	3	1	525 Seventh Avenue	9.3%	4.1%	NYC Knitwear	3/31/2020	19,250	3.8%	$0	$0
Loan	4, 5	2	U Haul AREC RW Portfolio	9.3%						$76,700	$0
Property		2.01	U-Haul Moving & Storage at I-20 & 360	1.6%	N/A	N/A	N/A	N/A	N/A
Property		2.02	U-Haul Moving & Storage at N Sam Houston	1.5%	N/A	N/A	N/A	N/A	N/A
Property		2.03	U-Haul Moving & Storage of Anchorage	0.7%	N/A	N/A	N/A	N/A	N/A
Property		2.04	U-Haul Moving & Storage at Clackamas Town Center	0.7%	N/A	N/A	N/A	N/A	N/A
Property		2.05	U-Haul Moving & Storage of West Hartford	0.6%	N/A	N/A	N/A	N/A	N/A
Property		2.06	U-Haul Moving & Storage at South East St	0.6%	N/A	N/A	N/A	N/A	N/A
Property		2.07	U-Haul Moving & Storage at Fall River at I-195	0.6%	N/A	N/A	N/A	N/A	N/A
Property		2.08	U-Haul Moving & Storage of Redwood City	0.5%	N/A	N/A	N/A	N/A	N/A
Property		2.09	U-Haul Moving & Storage of Levittown	0.4%	N/A	N/A	N/A	N/A	N/A
Property		2.10	U-Haul Moving & Storage of Lynwood	0.4%	N/A	N/A	N/A	N/A	N/A
Property		2.11	U-Haul Moving & Storage of Eastland	0.4%	N/A	N/A	N/A	N/A	N/A
Property		2.12	U-Haul Moving & Storage of Capitol Hill	0.3%	N/A	N/A	N/A	N/A	N/A
Property		2.13	U-Haul Moving & Storage of Newark	0.2%	N/A	N/A	N/A	N/A	N/A
Property		2.14	U-Haul Moving & Storage of Jacksonville	0.2%	N/A	N/A	N/A	N/A	N/A
Property		2.15	U-Haul Moving & Storage of SE Seattle	0.2%	N/A	N/A	N/A	N/A	N/A
Property		2.16	U-Haul Moving & Storage of Rainier Valley	0.2%	N/A	N/A	N/A	N/A	N/A
Property		2.17	U-Haul Moving & Storage of Verde Valley	0.1%	N/A	N/A	N/A	N/A	N/A
Property		2.18	U-Haul Moving & Storage at Washington St	0.1%	N/A	N/A	N/A	N/A	N/A
Property		2.19	U-Haul Moving & Storage of W Columbia Schoolhouse	0.1%	N/A	N/A	N/A	N/A	N/A
Loan	6	3	2100 Ross	9.0%	6.5%	Merrill Lynch, Pierce, Fenner & Smith, Inc.	2/28/2022	47,262	5.6%	$0	$18,281
Loan	5, 7, 8, 9, 10	4	GLP Industrial Portfolio B	8.4%						$0	$0
Property		4.001	Agave DC	0.4%	N/A	N/A	N/A	N/A	N/A
Property		4.002	Lehigh Valley 13	0.2%	N/A	N/A	N/A	N/A	N/A
Property		4.003	Frontier Logistics BTS	0.2%	N/A	N/A	N/A	N/A	N/A
Property		4.004	Sugarland Interchange DC	0.2%	N/A	N/A	N/A	N/A	N/A
Property		4.005	York - Willow Springs	0.2%	N/A	N/A	N/A	N/A	N/A
Property		4.006	Atlanta - Liberty DC	0.2%	N/A	N/A	N/A	N/A	N/A
Property		4.007	South Bay DC	0.2%	N/A	N/A	N/A	N/A	N/A
Property		4.008	Sorensen Industrial	0.2%	N/A	N/A	N/A	N/A	N/A
Property		4.009	Miramar DC	0.2%	N/A	N/A	N/A	N/A	N/A
Property		4.010	York DC II	0.2%	N/A	N/A	N/A	N/A	N/A
Property		4.011	Carlisle DC Bldg 1	0.2%	N/A	N/A	N/A	N/A	N/A
Property		4.012	Portside Distribution Center	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.013	Marina West A	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.014	Fremont East Bay DC	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.015	Harbor Gateway DC	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.016	Imperial DC 1	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.017	Westport DC Bldg B	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.018	Westport DC Bldg A	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.019	Auburn DC	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.020	Southaven DC Bldg 2	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.021	Marina West DC II Bldg 1	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.022	Buckeye DC Bldg 1	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.023	York DC III	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.024	Orange County DC	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.025	Kent Valley DC II	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.026	Memphis IC III	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.027	Pinole Point Building #1	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.028	Cactus DC II	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.029	Fairburn DC	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.030	Windfern Distribution Center II	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.031	Miami DC	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.032	Southpoint F	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.033	Industrial Parkway DC	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.034	Chickasaw DC	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.035	Valley Crossings	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.036	Buckeye DC Bldg 2	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.037	Southpoint B	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.038	Hartman Business Center I	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.039	Artesia DC	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.040	Bell Gardens Distribution Center #3	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.041	Marina West B	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.042	Renton DC	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.043	Southpoint A	0.1%	18.5%	N/A	N/A	N/A	N/A
Property		4.044	Westfork A5	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.045	Marina West DC II Bldg 2	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.046	Pinole Point Building #2	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.047	Salt Lake DC II	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.048	Northwest 8 Industrial Center II	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.049	Salt Lake DC I	0.1%	12.5%	N/A	N/A	N/A	N/A

A-1-45

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

						5TH LARGEST TENANT INFORMATION				MORTGAGE LOAN RESERVE INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	4th Largest Tenant % of NSF	5th Largest Tenant	5th Largest Tenant Lease Expiration	5th Largest Tenant NSF	5th Largest Tenant % of NSF	Upfront Replacement Reserves	Monthly Replacement Reserves
Property		4.050	Southshore Commerce Center C	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.051	Pinole Point Building #3	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.052	Steamboat DC	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.053	Palo Verde DC	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.054	South San Francisco DC II	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.055	Westfork C4	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.056	South San Francisco DC	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.057	Southshore Commerce Center A	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.058	Kent Valley DC IV	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.059	Carlisle DC Bldg 2	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.060	Bluegrass DC Bldg 4	0.1%	9.7%	N/A	N/A	N/A	N/A
Property		4.061	Westfork A4	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.062	Beltway Crossing DC Bldg 2	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.063	Ritner DC	0.1%	N/A	N/A	N/A	N/A	N/A
Property		4.064	Hartman Business Center II	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.065	Hayward DC	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.066	Houston DC Bldg 1	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.067	Kent Valley DC	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.068	Lehigh Valley 9	0.0%	12.2%	N/A	N/A	N/A	N/A
Property		4.069	Beltway Crossing DC Bldg 3	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.070	Southaven DC Bldg 1	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.071	Bluegrass DC Bldg 1	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.072	Suwanee Point Building 200	0.0%	12.4%	Score Promotions Inc.	7/31/2016	12,973	12.2%
Property		4.073	Tamarac Business Center I	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.074	Gwinnett DC Bldg 1	0.0%	11.9%	N/A	N/A	N/A	N/A
Property		4.075	Houston DC Bldg 3	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.076	Broadway 101 CC Bldg 9	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.077	Iron Run DC	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.078	Windfern Distribution Center I	0.0%	11.8%	Fire Closet	3/31/2040	358	0.3%
Property		4.079	Miami DC II	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.080	Southshore Commerce Center B	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.081	Suwanee Point Building 100	0.0%	10.4%	N/A	N/A	N/A	N/A
Property		4.082	Beltway Crossing DC Bldg 1	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.083	Southshore Commerce Center D	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.084	Broadway 101 CC Bldg 11	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.085	Lehigh Valley DC II	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.086	Memphis IC I	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.087	Broadway 101 CC Bldg 6	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.088	Lehigh Valley 10	0.0%	10.0%	N/A	N/A	N/A	N/A
Property		4.089	Beltway Crossing DC Bldg 4	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.090	Northwest 8 Industrial Center I	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.091	Bluegrass DC Bldg 3	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.092	Andover DC Bldg A	0.0%	12.3%	N/A	N/A	N/A	N/A
Property		4.093	Bluegrass DC Bldg 2	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.094	Andover DC Bldg B	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.095	Broadway 101 CC Bldg 5	0.0%	22.3%	N/A	N/A	N/A	N/A
Property		4.096	Broadway 101 CC Bldg 8	0.0%	10.0%	Focus Climbing	5/31/2018	6,813	10.0%
Property		4.097	Broadway 101 CC Bldg 10	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.098	Broadway 101 CC Bldg 4	0.0%	10.0%	DND Enterprises	MTM	6,516	10.0%
Property		4.099	Lehigh Valley 11	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.100	Tamarac Commerce Center	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.101	Houston DC Bldg 2	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.102	Marina West DC II Bldg 3	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.103	Broadway 101 CC Bldg 3	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.104	Commerce Park Medical Center	0.0%	11.0%	Competitive Choice	1/31/2017	5,496	10.6%
Property		4.105	Houston IC	0.0%	8.7%	Controlled Products Syst	10/31/2016	5,490	8.2%
Property		4.106	Gwinnett DC Bldg 2	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.107	Weston Business Center	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.108	Kent Valley DC III	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.109	Commerce Park SW 2	0.0%	10.4%	The Design Firm, Inc.	4/30/2018	4,881	9.8%
Property		4.110	Commerce Park Westchase 3	0.0%	13.3%	N/A	N/A	N/A	N/A
Property		4.111	Lehigh Valley 12	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.112	Houston DC Bldg 4	0.0%	13.0%	N/A	N/A	N/A	N/A
Property		4.113	Valley Forge 1	0.0%	10.1%	Tesla Motors PA, Inc.	MTM	4,180	6.4%
Property		4.114	Valley Forge 2	0.0%	14.3%	N/A	N/A	N/A	N/A
Property		4.115	Bell Gardens Distribution Center #1	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.116	Commerce Park SW 4	0.0%	14.8%	American Wires Corporation	11/30/2020	5,987	14.0%
Property		4.117	Broadway 101 CC Bldg 1	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.118	Bell Gardens Distribution Center #2	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.119	Commerce Park SW 1	0.0%	4.9%	Universal Dialysis	8/31/2018	1,955	4.8%
Property		4.120	Tamarac Business Center II	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.121	Broadway 101 CC Bldg 2	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.122	Commerce Park Westchase 2	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.123	Memphis IC II	0.0%	10.4%	N/A	N/A	N/A	N/A

A-1-46

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

						5TH LARGEST TENANT INFORMATION				MORTGAGE LOAN RESERVE INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	4th Largest Tenant % of NSF	5th Largest Tenant	5th Largest Tenant Lease Expiration	5th Largest Tenant NSF	5th Largest Tenant % of NSF	Upfront Replacement Reserves	Monthly Replacement Reserves
Property		4.124	Commerce Park NW 3	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.125	Commerce Park NW 4	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.126	Commerce Park SW 3	0.0%	12.4%	Folz Vending, Inc.	4/30/2017	5,237	12.3%
Property		4.127	Commerce Park Westchase 1	0.0%	18.6%	N/A	N/A	N/A	N/A
Property		4.128	Commerce Park NW 2	0.0%	13.3%	Kosun Solids Control Equip.	4/30/2017	6,000	13.3%
Property		4.129	Broadway 101 CC Bldg 7	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.130	Commerce Park NW 1	0.0%	13.3%	Industrial Electronic Supply	1/31/2018	6,000	13.3%
Property		4.131	Lakeview BC Bldg 1	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.132	Ft. Lauderdale Industrial II	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.133	Valley Forge 3	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.134	Lakeview BC Bldg 7	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.135	Lakeview BC Bldg 4	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.136	Lakeview BC Bldg 5	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.137	Commerce Park SW 5	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.138	Lakeview BC Bldg 6	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.139	Valley Forge 4	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.140	Lakeview BC Bldg 3	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.141	Lakeview BC Bldg 2	0.0%	N/A	N/A	N/A	N/A	N/A
Property		4.142	Ft. Lauderdale Industrial I	0.0%	N/A	N/A	N/A	N/A	N/A
Loan		5	Preferred Freezer - San Leandro, CA	6.8%	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan	11	6	Princeton Pike Corporate Center	6.8%	5.6%	Parsons Brinckerhoff	7/31/2021	43,509	5.4%	$0	$18,895
Loan	12	7	Twenty Ninth Street Retail	6.0%	5.5%	ColoradoAthleticClubs	6/30/2024	36,207	5.1%	$0	$0
Loan	13	8	Ellenton Premium Outlets	5.8%	2.4%	Adidas	1/31/2018	10,500	2.2%	$0	$0
Loan	14, 15	9	Gateway Plaza	4.2%	0.8%	N/A	N/A	N/A	N/A	$0	$0
Loan		10	Hilton Garden Inn - Oxnard, CA	3.4%	N/A	N/A	N/A	N/A	N/A	$0	$25,784
Loan		11	7141 Cleanwater Lane	3.1%	N/A	N/A	N/A	N/A	N/A	$0	$2,472
Loan	16	12	Grove City Premium Outlets	3.0%	2.1%	Brooks Brothers	12/31/2019	9,584	1.8%	$0	$0
Loan	5, 10	13	Dembs Roth Kancov Portfolio	2.9%						$0	$0
Property		13.01	745 Battlefield Boulevard	0.2%	8.7%	N/A	N/A	N/A	N/A
Property		13.02	336 Army Trail Road	0.2%	N/A	N/A	N/A	N/A	N/A
Property		13.03	5858 Sue Mandy Drive	0.2%	N/A	N/A	N/A	N/A	N/A
Property		13.04	13809 N. Dale Mabry Highway	0.2%	N/A	N/A	N/A	N/A	N/A
Property		13.05	5974-5990 S. Tamiami Trail	0.2%	N/A	N/A	N/A	N/A	N/A
Property		13.06	#1 Auto Row Drive	0.2%	N/A	N/A	N/A	N/A	N/A
Property		13.07	5137-5177 14th Street West	0.2%	5.7%	Ace Cash Express	7/31/2016	987	5.0%
Property		13.08	5510 Franklin Street	0.1%	N/A	N/A	N/A	N/A	N/A
Property		13.09	12579 Felch Street	0.1%	N/A	N/A	N/A	N/A	N/A
Property		13.10	12740 W. 87th Parkway	0.1%	N/A	N/A	N/A	N/A	N/A
Property		13.11	5018 West Colonial Drive	0.1%	N/A	N/A	N/A	N/A	N/A
Property		13.12	4690 US Highway 98 North	0.1%	N/A	N/A	N/A	N/A	N/A
Property		13.13	4207 Portsmouth Boulevard	0.1%	N/A	N/A	N/A	N/A	N/A
Property		13.14	28365 US Highway 19 North	0.1%	N/A	N/A	N/A	N/A	N/A
Property		13.15	3770 West Haven Avenue	0.1%	N/A	N/A	N/A	N/A	N/A
Property		13.16	6237 East Colonial Drive	0.1%	N/A	N/A	N/A	N/A	N/A
Property		13.17	2020 Principal Row	0.1%	N/A	N/A	N/A	N/A	N/A
Property		13.18	2660 SW College Road	0.1%	N/A	N/A	N/A	N/A	N/A
Property		13.19	2641 Enterprise Road	0.1%	N/A	N/A	N/A	N/A	N/A
Property		13.20	1734 S. Tamiami Trail	0.1%	N/A	N/A	N/A	N/A	N/A
Property		13.21	1150 North Wesleyan Boulevard	0.1%	N/A	N/A	N/A	N/A	N/A
Loan	5, 10	14	Dembs Roth Cross Group Portfolio	2.4%						$0	$0
Property		14.01	40984 Concept Drive (Rofin Sinar)	0.4%	N/A	N/A	N/A	N/A	N/A
Property		14.02	6905-6943 E. State Street	0.3%	7.5%	K’s Cleaners	10/14/2021	1,500	3.7%
Property		14.03	14706-14740 LaGrange Road	0.3%	10.7%	N/A	N/A	N/A	N/A
Property		14.04	1101-1141 E. Rand Road	0.2%	N/A	N/A	N/A	N/A	N/A
Property		14.05	1640 75th Street	0.2%	6.0%	U Style	5/31/2019	1,360	6.0%
Property		14.06	28188-28196 Schoolcraft Road	0.2%	14.5%	N/A	N/A	N/A	N/A
Property		14.07	310-330 W. Roosevelt Road	0.2%	12.1%	Dr. Brand	4/30/2016	2,607	9.4%
Property		14.08	4732 N. Brandywine Road (Briar Group)	0.2%	N/A	N/A	N/A	N/A	N/A
Property		14.09	27750 Stansbury Street	0.2%	1.9%	N/A	N/A	N/A	N/A
Property		14.10	6933 NW 36th Avenue	0.1%	N/A	N/A	N/A	N/A	N/A
Property		14.11	34360 Glendale Street (Christopher Mgmt Prop)	0.0%	N/A	N/A	N/A	N/A	N/A

A-1-47

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

						5TH LARGEST TENANT INFORMATION				MORTGAGE LOAN RESERVE INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	4th Largest Tenant % of NSF	5th Largest Tenant	5th Largest Tenant Lease Expiration	5th Largest Tenant NSF	5th Largest Tenant % of NSF	Upfront Replacement Reserves	Monthly Replacement Reserves
Loan	17	15	Hilton Garden Inn Tupelo	2.3%	N/A	N/A	N/A	N/A	N/A	$0	$16,200
Loan		16	Parc Central Apartments	2.0%	N/A	N/A	N/A	N/A	N/A	$0	$3,146
Loan	17	17	Pine Haven MHC	1.7%	N/A	N/A	N/A	N/A	N/A	$0	$856
Loan		18	Day Creek Village	1.4%	9.0%	Day Creek Cleaner	1/31/2022	1,500	6.0%	$0	$417
Loan	18	19	Gulfport Premium Outlets	1.4%	3.5%	Banana Republic Factory	11/30/2017	9,977	3.3%	$0	$0
Loan		20	Peachtree Business Park	1.4%	4.4%	Libco, LLC	3/31/2018	6,966	3.5%	$0	$0
Loan		21	Woods Corner	1.4%	8.1%	Dollar General Corp.	6/30/2016	10,950	7.0%	$0	$0
Loan		22	41 Eagle Road	1.3%	3.9%	Spectral Systems	12/31/2020	8,000	3.9%	$0	$2,582
Loan		23	The Saint Anna Apartments	1.1%	N/A	N/A	N/A	N/A	N/A	$0	$556
Loan		24	Finksburg Plaza	1.1%	4.7%	New York J&P Pizza	11/30/2020	3,490	4.6%	$0	$1,691
Loan		25	Best Western Oakland	1.0%	N/A	N/A	N/A	N/A	N/A	$0	$8,665
Loan		26	Palms at Chimney Rock Apartments	0.9%	N/A	N/A	N/A	N/A	N/A	$0	$2,583
Loan	5	27	Collis Portfolio	0.8%						$0	$1,085
Property		27.01	Longwood	0.5%	N/A	N/A	N/A	N/A	N/A
Property		27.02	Lakeland	0.1%	N/A	N/A	N/A	N/A	N/A
Property		27.03	Melbourne	0.1%	N/A	N/A	N/A	N/A	N/A
Loan		28	Stony Creek Medical Center	0.7%	8.4%	NE Retina Associates	4/30/2018	2,440	8.4%	$0	$607
Loan		29	Walgreens - Glasgow, KY	0.4%	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan		30	Thornapple Lakes Estates MHC	0.4%	N/A	N/A	N/A	N/A	N/A	$0	$896
Loan		31	Valley View	0.4%	N/A	N/A	N/A	N/A	N/A	$0	$1,269

A-1-48

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Replacement Reserve Cap	Upfront TI/LC Reserves
Loan	3	1	525 Seventh Avenue	9.3%	$0	$0
Loan	4, 5	2	U Haul AREC RW Portfolio	9.3%	$76,700	$0
Property		2.01	U-Haul Moving & Storage at I-20 & 360	1.6%
Property		2.02	U-Haul Moving & Storage at N Sam Houston	1.5%
Property		2.03	U-Haul Moving & Storage of Anchorage	0.7%
Property		2.04	U-Haul Moving & Storage at Clackamas Town Center	0.7%
Property		2.05	U-Haul Moving & Storage of West Hartford	0.6%
Property		2.06	U-Haul Moving & Storage at South East St	0.6%
Property		2.07	U-Haul Moving & Storage at Fall River at I-195	0.6%
Property		2.08	U-Haul Moving & Storage of Redwood City	0.5%
Property		2.09	U-Haul Moving & Storage of Levittown	0.4%
Property		2.10	U-Haul Moving & Storage of Lynwood	0.4%
Property		2.11	U-Haul Moving & Storage of Eastland	0.4%
Property		2.12	U-Haul Moving & Storage of Capitol Hill	0.3%
Property		2.13	U-Haul Moving & Storage of Newark	0.2%
Property		2.14	U-Haul Moving & Storage of Jacksonville	0.2%
Property		2.15	U-Haul Moving & Storage of SE Seattle	0.2%
Property		2.16	U-Haul Moving & Storage of Rainier Valley	0.2%
Property		2.17	U-Haul Moving & Storage of Verde Valley	0.1%
Property		2.18	U-Haul Moving & Storage at Washington St	0.1%
Property		2.19	U-Haul Moving & Storage of W Columbia Schoolhouse	0.1%
Loan	6	3	2100 Ross	9.0%	$658,108	$0
Loan	5, 7, 8, 9, 10	4	GLP Industrial Portfolio B	8.4%	$0	$0
Property		4.001	Agave DC	0.4%
Property		4.002	Lehigh Valley 13	0.2%
Property		4.003	Frontier Logistics BTS	0.2%
Property		4.004	Sugarland Interchange DC	0.2%
Property		4.005	York - Willow Springs	0.2%
Property		4.006	Atlanta - Liberty DC	0.2%
Property		4.007	South Bay DC	0.2%
Property		4.008	Sorensen Industrial	0.2%
Property		4.009	Miramar DC	0.2%
Property		4.010	York DC II	0.2%
Property		4.011	Carlisle DC Bldg 1	0.2%
Property		4.012	Portside Distribution Center	0.1%
Property		4.013	Marina West A	0.1%
Property		4.014	Fremont East Bay DC	0.1%
Property		4.015	Harbor Gateway DC	0.1%
Property		4.016	Imperial DC 1	0.1%
Property		4.017	Westport DC Bldg B	0.1%
Property		4.018	Westport DC Bldg A	0.1%
Property		4.019	Auburn DC	0.1%
Property		4.020	Southaven DC Bldg 2	0.1%
Property		4.021	Marina West DC II Bldg 1	0.1%
Property		4.022	Buckeye DC Bldg 1	0.1%
Property		4.023	York DC III	0.1%
Property		4.024	Orange County DC	0.1%
Property		4.025	Kent Valley DC II	0.1%
Property		4.026	Memphis IC III	0.1%
Property		4.027	Pinole Point Building #1	0.1%
Property		4.028	Cactus DC II	0.1%
Property		4.029	Fairburn DC	0.1%
Property		4.030	Windfern Distribution Center II	0.1%
Property		4.031	Miami DC	0.1%
Property		4.032	Southpoint F	0.1%
Property		4.033	Industrial Parkway DC	0.1%
Property		4.034	Chickasaw DC	0.1%
Property		4.035	Valley Crossings	0.1%
Property		4.036	Buckeye DC Bldg 2	0.1%
Property		4.037	Southpoint B	0.1%
Property		4.038	Hartman Business Center I	0.1%
Property		4.039	Artesia DC	0.1%
Property		4.040	Bell Gardens Distribution Center #3	0.1%
Property		4.041	Marina West B	0.1%
Property		4.042	Renton DC	0.1%
Property		4.043	Southpoint A	0.1%
Property		4.044	Westfork A5	0.1%
Property		4.045	Marina West DC II Bldg 2	0.1%
Property		4.046	Pinole Point Building #2	0.1%
Property		4.047	Salt Lake DC II	0.1%
Property		4.048	Northwest 8 Industrial Center II	0.1%
Property		4.049	Salt Lake DC I	0.1%

A-1-49

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Replacement Reserve Cap	Upfront TI/LC Reserves
Property		4.050	Southshore Commerce Center C	0.1%
Property		4.051	Pinole Point Building #3	0.1%
Property		4.052	Steamboat DC	0.1%
Property		4.053	Palo Verde DC	0.1%
Property		4.054	South San Francisco DC II	0.1%
Property		4.055	Westfork C4	0.1%
Property		4.056	South San Francisco DC	0.1%
Property		4.057	Southshore Commerce Center A	0.1%
Property		4.058	Kent Valley DC IV	0.1%
Property		4.059	Carlisle DC Bldg 2	0.1%
Property		4.060	Bluegrass DC Bldg 4	0.1%
Property		4.061	Westfork A4	0.1%
Property		4.062	Beltway Crossing DC Bldg 2	0.1%
Property		4.063	Ritner DC	0.1%
Property		4.064	Hartman Business Center II	0.0%
Property		4.065	Hayward DC	0.0%
Property		4.066	Houston DC Bldg 1	0.0%
Property		4.067	Kent Valley DC	0.0%
Property		4.068	Lehigh Valley 9	0.0%
Property		4.069	Beltway Crossing DC Bldg 3	0.0%
Property		4.070	Southaven DC Bldg 1	0.0%
Property		4.071	Bluegrass DC Bldg 1	0.0%
Property		4.072	Suwanee Point Building 200	0.0%
Property		4.073	Tamarac Business Center I	0.0%
Property		4.074	Gwinnett DC Bldg 1	0.0%
Property		4.075	Houston DC Bldg 3	0.0%
Property		4.076	Broadway 101 CC Bldg 9	0.0%
Property		4.077	Iron Run DC	0.0%
Property		4.078	Windfern Distribution Center I	0.0%
Property		4.079	Miami DC II	0.0%
Property		4.080	Southshore Commerce Center B	0.0%
Property		4.081	Suwanee Point Building 100	0.0%
Property		4.082	Beltway Crossing DC Bldg 1	0.0%
Property		4.083	Southshore Commerce Center D	0.0%
Property		4.084	Broadway 101 CC Bldg 11	0.0%
Property		4.085	Lehigh Valley DC II	0.0%
Property		4.086	Memphis IC I	0.0%
Property		4.087	Broadway 101 CC Bldg 6	0.0%
Property		4.088	Lehigh Valley 10	0.0%
Property		4.089	Beltway Crossing DC Bldg 4	0.0%
Property		4.090	Northwest 8 Industrial Center I	0.0%
Property		4.091	Bluegrass DC Bldg 3	0.0%
Property		4.092	Andover DC Bldg A	0.0%
Property		4.093	Bluegrass DC Bldg 2	0.0%
Property		4.094	Andover DC Bldg B	0.0%
Property		4.095	Broadway 101 CC Bldg 5	0.0%
Property		4.096	Broadway 101 CC Bldg 8	0.0%
Property		4.097	Broadway 101 CC Bldg 10	0.0%
Property		4.098	Broadway 101 CC Bldg 4	0.0%
Property		4.099	Lehigh Valley 11	0.0%
Property		4.100	Tamarac Commerce Center	0.0%
Property		4.101	Houston DC Bldg 2	0.0%
Property		4.102	Marina West DC II Bldg 3	0.0%
Property		4.103	Broadway 101 CC Bldg 3	0.0%
Property		4.104	Commerce Park Medical Center	0.0%
Property		4.105	Houston IC	0.0%
Property		4.106	Gwinnett DC Bldg 2	0.0%
Property		4.107	Weston Business Center	0.0%
Property		4.108	Kent Valley DC III	0.0%
Property		4.109	Commerce Park SW 2	0.0%
Property		4.110	Commerce Park Westchase 3	0.0%
Property		4.111	Lehigh Valley 12	0.0%
Property		4.112	Houston DC Bldg 4	0.0%
Property		4.113	Valley Forge 1	0.0%
Property		4.114	Valley Forge 2	0.0%
Property		4.115	Bell Gardens Distribution Center #1	0.0%
Property		4.116	Commerce Park SW 4	0.0%
Property		4.117	Broadway 101 CC Bldg 1	0.0%
Property		4.118	Bell Gardens Distribution Center #2	0.0%
Property		4.119	Commerce Park SW 1	0.0%
Property		4.120	Tamarac Business Center II	0.0%
Property		4.121	Broadway 101 CC Bldg 2	0.0%
Property		4.122	Commerce Park Westchase 2	0.0%
Property		4.123	Memphis IC II	0.0%

A-1-50

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Replacement Reserve Cap	Upfront TI/LC Reserves
Property		4.124	Commerce Park NW 3	0.0%
Property		4.125	Commerce Park NW 4	0.0%
Property		4.126	Commerce Park SW 3	0.0%
Property		4.127	Commerce Park Westchase 1	0.0%
Property		4.128	Commerce Park NW 2	0.0%
Property		4.129	Broadway 101 CC Bldg 7	0.0%
Property		4.130	Commerce Park NW 1	0.0%
Property		4.131	Lakeview BC Bldg 1	0.0%
Property		4.132	Ft. Lauderdale Industrial II	0.0%
Property		4.133	Valley Forge 3	0.0%
Property		4.134	Lakeview BC Bldg 7	0.0%
Property		4.135	Lakeview BC Bldg 4	0.0%
Property		4.136	Lakeview BC Bldg 5	0.0%
Property		4.137	Commerce Park SW 5	0.0%
Property		4.138	Lakeview BC Bldg 6	0.0%
Property		4.139	Valley Forge 4	0.0%
Property		4.140	Lakeview BC Bldg 3	0.0%
Property		4.141	Lakeview BC Bldg 2	0.0%
Property		4.142	Ft. Lauderdale Industrial I	0.0%
Loan		5	Preferred Freezer - San Leandro, CA	6.8%	$0	$0
Loan	11	6	Princeton Pike Corporate Center	6.8%	$3,000,000	$11,500,000
Loan	12	7	Twenty Ninth Street Retail	6.0%	$118,224	$0
Loan	13	8	Ellenton Premium Outlets	5.8%	$285,892	$0
Loan	14, 15	9	Gateway Plaza	4.2%	$0	$0
Loan		10	Hilton Garden Inn - Oxnard, CA	3.4%	$0	$0
Loan		11	7141 Cleanwater Lane	3.1%	$0	$0
Loan	16	12	Grove City Premium Outlets	3.0%	$318,727	$0
Loan	5, 10	13	Dembs Roth Kancov Portfolio	2.9%	$166,420 if (i) no Event of Default Exists and (ii) Borrower is maintaining the Property at least as well as the Property is being maintained at the time of the closing date	$250,000
Property		13.01	745 Battlefield Boulevard	0.2%
Property		13.02	336 Army Trail Road	0.2%
Property		13.03	5858 Sue Mandy Drive	0.2%
Property		13.04	13809 N. Dale Mabry Highway	0.2%
Property		13.05	5974-5990 S. Tamiami Trail	0.2%
Property		13.06	#1 Auto Row Drive	0.2%
Property		13.07	5137-5177 14th Street West	0.2%
Property		13.08	5510 Franklin Street	0.1%
Property		13.09	12579 Felch Street	0.1%
Property		13.10	12740 W. 87th Parkway	0.1%
Property		13.11	5018 West Colonial Drive	0.1%
Property		13.12	4690 US Highway 98 North	0.1%
Property		13.13	4207 Portsmouth Boulevard	0.1%
Property		13.14	28365 US Highway 19 North	0.1%
Property		13.15	3770 West Haven Avenue	0.1%
Property		13.16	6237 East Colonial Drive	0.1%
Property		13.17	2020 Principal Row	0.1%
Property		13.18	2660 SW College Road	0.1%
Property		13.19	2641 Enterprise Road	0.1%
Property		13.20	1734 S. Tamiami Trail	0.1%
Property		13.21	1150 North Wesleyan Boulevard	0.1%
Loan	5, 10	14	Dembs Roth Cross Group Portfolio	2.4%	$168,437 if (i) no Event of Default Exists and (ii) Borrower is maintaining the Property at least as well as the Property is being maintained at the time of the closing date	$555,000
Property		14.01	40984 Concept Drive (Rofin Sinar)	0.4%
Property		14.02	6905-6943 E. State Street	0.3%
Property		14.03	14706-14740 LaGrange Road	0.3%
Property		14.04	1101-1141 E. Rand Road	0.2%
Property		14.05	1640 75th Street	0.2%
Property		14.06	28188-28196 Schoolcraft Road	0.2%
Property		14.07	310-330 W. Roosevelt Road	0.2%
Property		14.08	4732 N. Brandywine Road (Briar Group)	0.2%
Property		14.09	27750 Stansbury Street	0.2%
Property		14.10	6933 NW 36th Avenue	0.1%
Property		14.11	34360 Glendale Street (Christopher Mgmt Prop)	0.0%

A-1-51

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Replacement Reserve Cap	Upfront TI/LC Reserves
Loan	17	15	Hilton Garden Inn Tupelo	2.3%	$0	$0
Loan		16	Parc Central Apartments	2.0%	$0	$0
Loan	17	17	Pine Haven MHC	1.7%	$41,084	$0
Loan		18	Day Creek Village	1.4%	$0	$0
Loan	18	19	Gulfport Premium Outlets	1.4%	$180,143	$0
Loan		20	Peachtree Business Park	1.4%	$0	$260,000
Loan		21	Woods Corner	1.4%	$0	$0
Loan		22	41 Eagle Road	1.3%		$0
Loan		23	The Saint Anna Apartments	1.1%	$0	$0
Loan		24	Finksburg Plaza	1.1%	$0	$23,100
Loan		25	Best Western Oakland	1.0%	$0	$0
Loan		26	Palms at Chimney Rock Apartments	0.9%	$0	$0
Loan	5	27	Collis Portfolio	0.8%	$0	$325,000
Property		27.01	Longwood	0.5%
Property		27.02	Lakeland	0.1%
Property		27.03	Melbourne	0.1%
Loan		28	Stony Creek Medical Center	0.7%	$0	$0
Loan		29	Walgreens - Glasgow, KY	0.4%	$0	$0
Loan		30	Thornapple Lakes Estates MHC	0.4%	$0	$0
Loan		31	Valley View	0.4%		$50,000

A-1-52

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Monthly TI/LC Reserves	TI/LC Reserve Cap	Upfront Tax Reserves
Loan	3	1	525 Seventh Avenue	9.3%	$0	$0	$2,313,927
Loan	4, 5	2	U Haul AREC RW Portfolio	9.3%	$0	$0	$704,362
Property		2.01	U-Haul Moving & Storage at I-20 & 360	1.6%
Property		2.02	U-Haul Moving & Storage at N Sam Houston	1.5%
Property		2.03	U-Haul Moving & Storage of Anchorage	0.7%
Property		2.04	U-Haul Moving & Storage at Clackamas Town Center	0.7%
Property		2.05	U-Haul Moving & Storage of West Hartford	0.6%
Property		2.06	U-Haul Moving & Storage at South East St	0.6%
Property		2.07	U-Haul Moving & Storage at Fall River at I-195	0.6%
Property		2.08	U-Haul Moving & Storage of Redwood City	0.5%
Property		2.09	U-Haul Moving & Storage of Levittown	0.4%
Property		2.10	U-Haul Moving & Storage of Lynwood	0.4%
Property		2.11	U-Haul Moving & Storage of Eastland	0.4%
Property		2.12	U-Haul Moving & Storage of Capitol Hill	0.3%
Property		2.13	U-Haul Moving & Storage of Newark	0.2%
Property		2.14	U-Haul Moving & Storage of Jacksonville	0.2%
Property		2.15	U-Haul Moving & Storage of SE Seattle	0.2%
Property		2.16	U-Haul Moving & Storage of Rainier Valley	0.2%
Property		2.17	U-Haul Moving & Storage of Verde Valley	0.1%
Property		2.18	U-Haul Moving & Storage at Washington St	0.1%
Property		2.19	U-Haul Moving & Storage of W Columbia Schoolhouse	0.1%
Loan	6	3	2100 Ross	9.0%	$105,466	$3,796,776	$616,451
Loan	5, 7, 8, 9, 10	4	GLP Industrial Portfolio B	8.4%	$0	$0	$0
Property		4.001	Agave DC	0.4%
Property		4.002	Lehigh Valley 13	0.2%
Property		4.003	Frontier Logistics BTS	0.2%
Property		4.004	Sugarland Interchange DC	0.2%
Property		4.005	York - Willow Springs	0.2%
Property		4.006	Atlanta - Liberty DC	0.2%
Property		4.007	South Bay DC	0.2%
Property		4.008	Sorensen Industrial	0.2%
Property		4.009	Miramar DC	0.2%
Property		4.010	York DC II	0.2%
Property		4.011	Carlisle DC Bldg 1	0.2%
Property		4.012	Portside Distribution Center	0.1%
Property		4.013	Marina West A	0.1%
Property		4.014	Fremont East Bay DC	0.1%
Property		4.015	Harbor Gateway DC	0.1%
Property		4.016	Imperial DC 1	0.1%
Property		4.017	Westport DC Bldg B	0.1%
Property		4.018	Westport DC Bldg A	0.1%
Property		4.019	Auburn DC	0.1%
Property		4.020	Southaven DC Bldg 2	0.1%
Property		4.021	Marina West DC II Bldg 1	0.1%
Property		4.022	Buckeye DC Bldg 1	0.1%
Property		4.023	York DC III	0.1%
Property		4.024	Orange County DC	0.1%
Property		4.025	Kent Valley DC II	0.1%
Property		4.026	Memphis IC III	0.1%
Property		4.027	Pinole Point Building #1	0.1%
Property		4.028	Cactus DC II	0.1%
Property		4.029	Fairburn DC	0.1%
Property		4.030	Windfern Distribution Center II	0.1%
Property		4.031	Miami DC	0.1%
Property		4.032	Southpoint F	0.1%
Property		4.033	Industrial Parkway DC	0.1%
Property		4.034	Chickasaw DC	0.1%
Property		4.035	Valley Crossings	0.1%
Property		4.036	Buckeye DC Bldg 2	0.1%
Property		4.037	Southpoint B	0.1%
Property		4.038	Hartman Business Center I	0.1%
Property		4.039	Artesia DC	0.1%
Property		4.040	Bell Gardens Distribution Center #3	0.1%
Property		4.041	Marina West B	0.1%
Property		4.042	Renton DC	0.1%
Property		4.043	Southpoint A	0.1%
Property		4.044	Westfork A5	0.1%
Property		4.045	Marina West DC II Bldg 2	0.1%
Property		4.046	Pinole Point Building #2	0.1%
Property		4.047	Salt Lake DC II	0.1%
Property		4.048	Northwest 8 Industrial Center II	0.1%
Property		4.049	Salt Lake DC I	0.1%

A-1-53

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Monthly TI/LC Reserves	TI/LC Reserve Cap	Upfront Tax Reserves
Property		4.050	Southshore Commerce Center C	0.1%
Property		4.051	Pinole Point Building #3	0.1%
Property		4.052	Steamboat DC	0.1%
Property		4.053	Palo Verde DC	0.1%
Property		4.054	South San Francisco DC II	0.1%
Property		4.055	Westfork C4	0.1%
Property		4.056	South San Francisco DC	0.1%
Property		4.057	Southshore Commerce Center A	0.1%
Property		4.058	Kent Valley DC IV	0.1%
Property		4.059	Carlisle DC Bldg 2	0.1%
Property		4.060	Bluegrass DC Bldg 4	0.1%
Property		4.061	Westfork A4	0.1%
Property		4.062	Beltway Crossing DC Bldg 2	0.1%
Property		4.063	Ritner DC	0.1%
Property		4.064	Hartman Business Center II	0.0%
Property		4.065	Hayward DC	0.0%
Property		4.066	Houston DC Bldg 1	0.0%
Property		4.067	Kent Valley DC	0.0%
Property		4.068	Lehigh Valley 9	0.0%
Property		4.069	Beltway Crossing DC Bldg 3	0.0%
Property		4.070	Southaven DC Bldg 1	0.0%
Property		4.071	Bluegrass DC Bldg 1	0.0%
Property		4.072	Suwanee Point Building 200	0.0%
Property		4.073	Tamarac Business Center I	0.0%
Property		4.074	Gwinnett DC Bldg 1	0.0%
Property		4.075	Houston DC Bldg 3	0.0%
Property		4.076	Broadway 101 CC Bldg 9	0.0%
Property		4.077	Iron Run DC	0.0%
Property		4.078	Windfern Distribution Center I	0.0%
Property		4.079	Miami DC II	0.0%
Property		4.080	Southshore Commerce Center B	0.0%
Property		4.081	Suwanee Point Building 100	0.0%
Property		4.082	Beltway Crossing DC Bldg 1	0.0%
Property		4.083	Southshore Commerce Center D	0.0%
Property		4.084	Broadway 101 CC Bldg 11	0.0%
Property		4.085	Lehigh Valley DC II	0.0%
Property		4.086	Memphis IC I	0.0%
Property		4.087	Broadway 101 CC Bldg 6	0.0%
Property		4.088	Lehigh Valley 10	0.0%
Property		4.089	Beltway Crossing DC Bldg 4	0.0%
Property		4.090	Northwest 8 Industrial Center I	0.0%
Property		4.091	Bluegrass DC Bldg 3	0.0%
Property		4.092	Andover DC Bldg A	0.0%
Property		4.093	Bluegrass DC Bldg 2	0.0%
Property		4.094	Andover DC Bldg B	0.0%
Property		4.095	Broadway 101 CC Bldg 5	0.0%
Property		4.096	Broadway 101 CC Bldg 8	0.0%
Property		4.097	Broadway 101 CC Bldg 10	0.0%
Property		4.098	Broadway 101 CC Bldg 4	0.0%
Property		4.099	Lehigh Valley 11	0.0%
Property		4.100	Tamarac Commerce Center	0.0%
Property		4.101	Houston DC Bldg 2	0.0%
Property		4.102	Marina West DC II Bldg 3	0.0%
Property		4.103	Broadway 101 CC Bldg 3	0.0%
Property		4.104	Commerce Park Medical Center	0.0%
Property		4.105	Houston IC	0.0%
Property		4.106	Gwinnett DC Bldg 2	0.0%
Property		4.107	Weston Business Center	0.0%
Property		4.108	Kent Valley DC III	0.0%
Property		4.109	Commerce Park SW 2	0.0%
Property		4.110	Commerce Park Westchase 3	0.0%
Property		4.111	Lehigh Valley 12	0.0%
Property		4.112	Houston DC Bldg 4	0.0%
Property		4.113	Valley Forge 1	0.0%
Property		4.114	Valley Forge 2	0.0%
Property		4.115	Bell Gardens Distribution Center #1	0.0%
Property		4.116	Commerce Park SW 4	0.0%
Property		4.117	Broadway 101 CC Bldg 1	0.0%
Property		4.118	Bell Gardens Distribution Center #2	0.0%
Property		4.119	Commerce Park SW 1	0.0%
Property		4.120	Tamarac Business Center II	0.0%
Property		4.121	Broadway 101 CC Bldg 2	0.0%
Property		4.122	Commerce Park Westchase 2	0.0%
Property		4.123	Memphis IC II	0.0%

A-1-54

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Monthly TI/LC Reserves	TI/LC Reserve Cap	Upfront Tax Reserves
Property		4.124	Commerce Park NW 3	0.0%
Property		4.125	Commerce Park NW 4	0.0%
Property		4.126	Commerce Park SW 3	0.0%
Property		4.127	Commerce Park Westchase 1	0.0%
Property		4.128	Commerce Park NW 2	0.0%
Property		4.129	Broadway 101 CC Bldg 7	0.0%
Property		4.130	Commerce Park NW 1	0.0%
Property		4.131	Lakeview BC Bldg 1	0.0%
Property		4.132	Ft. Lauderdale Industrial II	0.0%
Property		4.133	Valley Forge 3	0.0%
Property		4.134	Lakeview BC Bldg 7	0.0%
Property		4.135	Lakeview BC Bldg 4	0.0%
Property		4.136	Lakeview BC Bldg 5	0.0%
Property		4.137	Commerce Park SW 5	0.0%
Property		4.138	Lakeview BC Bldg 6	0.0%
Property		4.139	Valley Forge 4	0.0%
Property		4.140	Lakeview BC Bldg 3	0.0%
Property		4.141	Lakeview BC Bldg 2	0.0%
Property		4.142	Ft. Lauderdale Industrial I	0.0%
Loan		5	Preferred Freezer - San Leandro, CA	6.8%	$0	$0	$0
Loan	11	6	Princeton Pike Corporate Center	6.8%	$0	$0	$0
Loan	12	7	Twenty Ninth Street Retail	6.0%	$0	$472,878	$0
Loan	13	8	Ellenton Premium Outlets	5.8%	$0	$1,429,461	$0
Loan	14, 15	9	Gateway Plaza	4.2%	$0	$10,250,000	$0
Loan		10	Hilton Garden Inn - Oxnard, CA	3.4%	$0	$0	$60,968
Loan		11	7141 Cleanwater Lane	3.1%	$0	$0	$143,264
Loan	16	12	Grove City Premium Outlets	3.0%	$0	$1,593,636	$0
Loan	5, 10	13	Dembs Roth Kancov Portfolio	2.9%	$0	$250,000	$351,866
Property		13.01	745 Battlefield Boulevard	0.2%
Property		13.02	336 Army Trail Road	0.2%
Property		13.03	5858 Sue Mandy Drive	0.2%
Property		13.04	13809 N. Dale Mabry Highway	0.2%
Property		13.05	5974-5990 S. Tamiami Trail	0.2%
Property		13.06	#1 Auto Row Drive	0.2%
Property		13.07	5137-5177 14th Street West	0.2%
Property		13.08	5510 Franklin Street	0.1%
Property		13.09	12579 Felch Street	0.1%
Property		13.10	12740 W. 87th Parkway	0.1%
Property		13.11	5018 West Colonial Drive	0.1%
Property		13.12	4690 US Highway 98 North	0.1%
Property		13.13	4207 Portsmouth Boulevard	0.1%
Property		13.14	28365 US Highway 19 North	0.1%
Property		13.15	3770 West Haven Avenue	0.1%
Property		13.16	6237 East Colonial Drive	0.1%
Property		13.17	2020 Principal Row	0.1%
Property		13.18	2660 SW College Road	0.1%
Property		13.19	2641 Enterprise Road	0.1%
Property		13.20	1734 S. Tamiami Trail	0.1%
Property		13.21	1150 North Wesleyan Boulevard	0.1%
Loan	5, 10	14	Dembs Roth Cross Group Portfolio	2.4%	$0	$630,000	$290,098
Property		14.01	40984 Concept Drive (Rofin Sinar)	0.4%
Property		14.02	6905-6943 E. State Street	0.3%
Property		14.03	14706-14740 LaGrange Road	0.3%
Property		14.04	1101-1141 E. Rand Road	0.2%
Property		14.05	1640 75th Street	0.2%
Property		14.06	28188-28196 Schoolcraft Road	0.2%
Property		14.07	310-330 W. Roosevelt Road	0.2%
Property		14.08	4732 N. Brandywine Road (Briar Group)	0.2%
Property		14.09	27750 Stansbury Street	0.2%
Property		14.10	6933 NW 36th Avenue	0.1%
Property		14.11	34360 Glendale Street (Christopher Mgmt Prop)	0.0%

A-1-55

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Monthly TI/LC Reserves	TI/LC Reserve Cap	Upfront Tax Reserves
Loan	17	15	Hilton Garden Inn Tupelo	2.3%	$0	$0	$40,086
Loan		16	Parc Central Apartments	2.0%	$0	$0	$32,380
Loan	17	17	Pine Haven MHC	1.7%	$0	$0	$31,327
Loan		18	Day Creek Village	1.4%	$3,400	$122,400	$43,200
Loan	18	19	Gulfport Premium Outlets	1.4%	$0	$900,714	$0
Loan		20	Peachtree Business Park	1.4%	$0	$260,000	$32,568
Loan		21	Woods Corner	1.4%	$0	$0	$27,289
Loan		22	41 Eagle Road	1.3%	$10,358 up to and including the Monthly Payment Date in August 2017; $4,316 thereafter	$0	$0
Loan		23	The Saint Anna Apartments	1.1%	$0	$0	$63,399
Loan		24	Finksburg Plaza	1.1%	$3,757	$112,750	$33,008
Loan		25	Best Western Oakland	1.0%	$0	$0	$24,771
Loan		26	Palms at Chimney Rock Apartments	0.9%	$0	$0	$0
Loan	5	27	Collis Portfolio	0.8%	3/6/2022 through and including 2/6/2023: $20,000; 3/6/2023 through and including 2/6/2024: $25,000; 3/6/2024 through and including 2/6/2025: $35,000; 3/6/2025 through the Maturity Date: $45,000	$0	$0
Property		27.01	Longwood	0.5%
Property		27.02	Lakeland	0.1%
Property		27.03	Melbourne	0.1%
Loan		28	Stony Creek Medical Center	0.7%	$3,639	$0	$10,508
Loan		29	Walgreens - Glasgow, KY	0.4%	$0	$0	$0
Loan		30	Thornapple Lakes Estates MHC	0.4%	$0	$0	$10,038
Loan		31	Valley View	0.4%	$2,539	$190,900	$0

A-1-56

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Monthly Tax Reserves	Upfront Insurance Reserves	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve	Initial Other Reserves	Ongoing Other Reserves
Loan	3	1	525 Seventh Avenue	9.3%	$462,785	$0	$0	$0	$777,924	$0
Loan	4, 5	2	U Haul AREC RW Portfolio	9.3%	$0	$0	$0	$187,015	$0	$0
Property		2.01	U-Haul Moving & Storage at I-20 & 360	1.6%
Property		2.02	U-Haul Moving & Storage at N Sam Houston	1.5%
Property		2.03	U-Haul Moving & Storage of Anchorage	0.7%
Property		2.04	U-Haul Moving & Storage at Clackamas Town Center	0.7%
Property		2.05	U-Haul Moving & Storage of West Hartford	0.6%
Property		2.06	U-Haul Moving & Storage at South East St	0.6%
Property		2.07	U-Haul Moving & Storage at Fall River at I-195	0.6%
Property		2.08	U-Haul Moving & Storage of Redwood City	0.5%
Property		2.09	U-Haul Moving & Storage of Levittown	0.4%
Property		2.10	U-Haul Moving & Storage of Lynwood	0.4%
Property		2.11	U-Haul Moving & Storage of Eastland	0.4%
Property		2.12	U-Haul Moving & Storage of Capitol Hill	0.3%
Property		2.13	U-Haul Moving & Storage of Newark	0.2%
Property		2.14	U-Haul Moving & Storage of Jacksonville	0.2%
Property		2.15	U-Haul Moving & Storage of SE Seattle	0.2%
Property		2.16	U-Haul Moving & Storage of Rainier Valley	0.2%
Property		2.17	U-Haul Moving & Storage of Verde Valley	0.1%
Property		2.18	U-Haul Moving & Storage at Washington St	0.1%
Property		2.19	U-Haul Moving & Storage of W Columbia Schoolhouse	0.1%
Loan	6	3	2100 Ross	9.0%	$237,097	$90,628	$10,538	$0	$7,517,759	$0
Loan	5, 7, 8, 9, 10	4	GLP Industrial Portfolio B	8.4%	$0	$0	$0	$1,281,668	$0	$0
Property		4.001	Agave DC	0.4%
Property		4.002	Lehigh Valley 13	0.2%
Property		4.003	Frontier Logistics BTS	0.2%
Property		4.004	Sugarland Interchange DC	0.2%
Property		4.005	York - Willow Springs	0.2%
Property		4.006	Atlanta - Liberty DC	0.2%
Property		4.007	South Bay DC	0.2%
Property		4.008	Sorensen Industrial	0.2%
Property		4.009	Miramar DC	0.2%
Property		4.010	York DC II	0.2%
Property		4.011	Carlisle DC Bldg 1	0.2%
Property		4.012	Portside Distribution Center	0.1%
Property		4.013	Marina West A	0.1%
Property		4.014	Fremont East Bay DC	0.1%
Property		4.015	Harbor Gateway DC	0.1%
Property		4.016	Imperial DC 1	0.1%
Property		4.017	Westport DC Bldg B	0.1%
Property		4.018	Westport DC Bldg A	0.1%
Property		4.019	Auburn DC	0.1%
Property		4.020	Southaven DC Bldg 2	0.1%
Property		4.021	Marina West DC II Bldg 1	0.1%
Property		4.022	Buckeye DC Bldg 1	0.1%
Property		4.023	York DC III	0.1%
Property		4.024	Orange County DC	0.1%
Property		4.025	Kent Valley DC II	0.1%
Property		4.026	Memphis IC III	0.1%
Property		4.027	Pinole Point Building #1	0.1%
Property		4.028	Cactus DC II	0.1%
Property		4.029	Fairburn DC	0.1%
Property		4.030	Windfern Distribution Center II	0.1%
Property		4.031	Miami DC	0.1%
Property		4.032	Southpoint F	0.1%
Property		4.033	Industrial Parkway DC	0.1%
Property		4.034	Chickasaw DC	0.1%
Property		4.035	Valley Crossings	0.1%
Property		4.036	Buckeye DC Bldg 2	0.1%
Property		4.037	Southpoint B	0.1%
Property		4.038	Hartman Business Center I	0.1%
Property		4.039	Artesia DC	0.1%
Property		4.040	Bell Gardens Distribution Center #3	0.1%
Property		4.041	Marina West B	0.1%
Property		4.042	Renton DC	0.1%
Property		4.043	Southpoint A	0.1%
Property		4.044	Westfork A5	0.1%
Property		4.045	Marina West DC II Bldg 2	0.1%
Property		4.046	Pinole Point Building #2	0.1%
Property		4.047	Salt Lake DC II	0.1%
Property		4.048	Northwest 8 Industrial Center II	0.1%
Property		4.049	Salt Lake DC I	0.1%

A-1-57

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Monthly Tax Reserves	Upfront Insurance Reserves	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve	Initial Other Reserves	Ongoing Other Reserves
Property		4.050	Southshore Commerce Center C	0.1%
Property		4.051	Pinole Point Building #3	0.1%
Property		4.052	Steamboat DC	0.1%
Property		4.053	Palo Verde DC	0.1%
Property		4.054	South San Francisco DC II	0.1%
Property		4.055	Westfork C4	0.1%
Property		4.056	South San Francisco DC	0.1%
Property		4.057	Southshore Commerce Center A	0.1%
Property		4.058	Kent Valley DC IV	0.1%
Property		4.059	Carlisle DC Bldg 2	0.1%
Property		4.060	Bluegrass DC Bldg 4	0.1%
Property		4.061	Westfork A4	0.1%
Property		4.062	Beltway Crossing DC Bldg 2	0.1%
Property		4.063	Ritner DC	0.1%
Property		4.064	Hartman Business Center II	0.0%
Property		4.065	Hayward DC	0.0%
Property		4.066	Houston DC Bldg 1	0.0%
Property		4.067	Kent Valley DC	0.0%
Property		4.068	Lehigh Valley 9	0.0%
Property		4.069	Beltway Crossing DC Bldg 3	0.0%
Property		4.070	Southaven DC Bldg 1	0.0%
Property		4.071	Bluegrass DC Bldg 1	0.0%
Property		4.072	Suwanee Point Building 200	0.0%
Property		4.073	Tamarac Business Center I	0.0%
Property		4.074	Gwinnett DC Bldg 1	0.0%
Property		4.075	Houston DC Bldg 3	0.0%
Property		4.076	Broadway 101 CC Bldg 9	0.0%
Property		4.077	Iron Run DC	0.0%
Property		4.078	Windfern Distribution Center I	0.0%
Property		4.079	Miami DC II	0.0%
Property		4.080	Southshore Commerce Center B	0.0%
Property		4.081	Suwanee Point Building 100	0.0%
Property		4.082	Beltway Crossing DC Bldg 1	0.0%
Property		4.083	Southshore Commerce Center D	0.0%
Property		4.084	Broadway 101 CC Bldg 11	0.0%
Property		4.085	Lehigh Valley DC II	0.0%
Property		4.086	Memphis IC I	0.0%
Property		4.087	Broadway 101 CC Bldg 6	0.0%
Property		4.088	Lehigh Valley 10	0.0%
Property		4.089	Beltway Crossing DC Bldg 4	0.0%
Property		4.090	Northwest 8 Industrial Center I	0.0%
Property		4.091	Bluegrass DC Bldg 3	0.0%
Property		4.092	Andover DC Bldg A	0.0%
Property		4.093	Bluegrass DC Bldg 2	0.0%
Property		4.094	Andover DC Bldg B	0.0%
Property		4.095	Broadway 101 CC Bldg 5	0.0%
Property		4.096	Broadway 101 CC Bldg 8	0.0%
Property		4.097	Broadway 101 CC Bldg 10	0.0%
Property		4.098	Broadway 101 CC Bldg 4	0.0%
Property		4.099	Lehigh Valley 11	0.0%
Property		4.100	Tamarac Commerce Center	0.0%
Property		4.101	Houston DC Bldg 2	0.0%
Property		4.102	Marina West DC II Bldg 3	0.0%
Property		4.103	Broadway 101 CC Bldg 3	0.0%
Property		4.104	Commerce Park Medical Center	0.0%
Property		4.105	Houston IC	0.0%
Property		4.106	Gwinnett DC Bldg 2	0.0%
Property		4.107	Weston Business Center	0.0%
Property		4.108	Kent Valley DC III	0.0%
Property		4.109	Commerce Park SW 2	0.0%
Property		4.110	Commerce Park Westchase 3	0.0%
Property		4.111	Lehigh Valley 12	0.0%
Property		4.112	Houston DC Bldg 4	0.0%
Property		4.113	Valley Forge 1	0.0%
Property		4.114	Valley Forge 2	0.0%
Property		4.115	Bell Gardens Distribution Center #1	0.0%
Property		4.116	Commerce Park SW 4	0.0%
Property		4.117	Broadway 101 CC Bldg 1	0.0%
Property		4.118	Bell Gardens Distribution Center #2	0.0%
Property		4.119	Commerce Park SW 1	0.0%
Property		4.120	Tamarac Business Center II	0.0%
Property		4.121	Broadway 101 CC Bldg 2	0.0%
Property		4.122	Commerce Park Westchase 2	0.0%
Property		4.123	Memphis IC II	0.0%

A-1-58

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Monthly Tax Reserves	Upfront Insurance Reserves	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve	Initial Other Reserves	Ongoing Other Reserves
Property		4.124	Commerce Park NW 3	0.0%
Property		4.125	Commerce Park NW 4	0.0%
Property		4.126	Commerce Park SW 3	0.0%
Property		4.127	Commerce Park Westchase 1	0.0%
Property		4.128	Commerce Park NW 2	0.0%
Property		4.129	Broadway 101 CC Bldg 7	0.0%
Property		4.130	Commerce Park NW 1	0.0%
Property		4.131	Lakeview BC Bldg 1	0.0%
Property		4.132	Ft. Lauderdale Industrial II	0.0%
Property		4.133	Valley Forge 3	0.0%
Property		4.134	Lakeview BC Bldg 7	0.0%
Property		4.135	Lakeview BC Bldg 4	0.0%
Property		4.136	Lakeview BC Bldg 5	0.0%
Property		4.137	Commerce Park SW 5	0.0%
Property		4.138	Lakeview BC Bldg 6	0.0%
Property		4.139	Valley Forge 4	0.0%
Property		4.140	Lakeview BC Bldg 3	0.0%
Property		4.141	Lakeview BC Bldg 2	0.0%
Property		4.142	Ft. Lauderdale Industrial I	0.0%
Loan		5	Preferred Freezer - San Leandro, CA	6.8%	$0	$0	$0	$0	$65,000	$0
Loan	11	6	Princeton Pike Corporate Center	6.8%	$227,566	$30,882	$15,441	$0	$6,828,740	$23,036
Loan	12	7	Twenty Ninth Street Retail	6.0%	$0	$0	$0	$0	$0	$0
Loan	13	8	Ellenton Premium Outlets	5.8%	$0	$0	$0	$0	$0	$0
Loan	14, 15	9	Gateway Plaza	4.2%	$0	$0	$0	$0	$2,066,759	$0
Loan		10	Hilton Garden Inn - Oxnard, CA	3.4%	$15,242	$64,459	$7,162	$3,125	$0	$15,833
Loan		11	7141 Cleanwater Lane	3.1%	$25,583	$6,327	$2,433	$0	$8,326	Ground Rent Funds: $8,326; Washington Attorney General Lease Work Funds: $15,000 through and including February 6, 2017; Condominium Common Charges Funds: 1/12 of the annual Condominium Common Charges
Loan	16	12	Grove City Premium Outlets	3.0%	$0	$0	$0	$0	$0	$0
Loan	5, 10	13	Dembs Roth Kancov Portfolio	2.9%	$0	$0	$0	$353,959	$94,415	$0
Property		13.01	745 Battlefield Boulevard	0.2%
Property		13.02	336 Army Trail Road	0.2%
Property		13.03	5858 Sue Mandy Drive	0.2%
Property		13.04	13809 N. Dale Mabry Highway	0.2%
Property		13.05	5974-5990 S. Tamiami Trail	0.2%
Property		13.06	#1 Auto Row Drive	0.2%
Property		13.07	5137-5177 14th Street West	0.2%
Property		13.08	5510 Franklin Street	0.1%
Property		13.09	12579 Felch Street	0.1%
Property		13.10	12740 W. 87th Parkway	0.1%
Property		13.11	5018 West Colonial Drive	0.1%
Property		13.12	4690 US Highway 98 North	0.1%
Property		13.13	4207 Portsmouth Boulevard	0.1%
Property		13.14	28365 US Highway 19 North	0.1%
Property		13.15	3770 West Haven Avenue	0.1%
Property		13.16	6237 East Colonial Drive	0.1%
Property		13.17	2020 Principal Row	0.1%
Property		13.18	2660 SW College Road	0.1%
Property		13.19	2641 Enterprise Road	0.1%
Property		13.20	1734 S. Tamiami Trail	0.1%
Property		13.21	1150 North Wesleyan Boulevard	0.1%
Loan	5, 10	14	Dembs Roth Cross Group Portfolio	2.4%	$0	$0	$0	$189,988	$91,594	$0
Property		14.01	40984 Concept Drive (Rofin Sinar)	0.4%
Property		14.02	6905-6943 E. State Street	0.3%
Property		14.03	14706-14740 LaGrange Road	0.3%
Property		14.04	1101-1141 E. Rand Road	0.2%
Property		14.05	1640 75th Street	0.2%
Property		14.06	28188-28196 Schoolcraft Road	0.2%
Property		14.07	310-330 W. Roosevelt Road	0.2%
Property		14.08	4732 N. Brandywine Road (Briar Group)	0.2%
Property		14.09	27750 Stansbury Street	0.2%
Property		14.10	6933 NW 36th Avenue	0.1%
Property		14.11	34360 Glendale Street (Christopher Mgmt Prop)	0.0%

A-1-59

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Monthly Tax Reserves	Upfront Insurance Reserves	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve	Initial Other Reserves	Ongoing Other Reserves
Loan	17	15	Hilton Garden Inn Tupelo	2.3%	$15,418	$25,430	$2,192	$0	$0	$0
Loan		16	Parc Central Apartments	2.0%	$8,995	$8,802	$3,385	$0	$0	$0
Loan	17	17	Pine Haven MHC	1.7%	$10,442	$0	$0	$0	$0	$0
Loan		18	Day Creek Village	1.4%	$7,200	$0	$0	$0	$78,368	$0
Loan	18	19	Gulfport Premium Outlets	1.4%	$0	$0	$0	$0	$0	$0
Loan		20	Peachtree Business Park	1.4%	$10,856	$0	$0	$0	$0	$0
Loan		21	Woods Corner	1.4%	$10,496	$27,132	$0	$439,163	$0	$0
Loan		22	41 Eagle Road	1.3%	$0	$0	$0	$29,431	$644,600	$0
Loan		23	The Saint Anna Apartments	1.1%	$5,283	$4,264	$2,132	$0	$0	$0
Loan		24	Finksburg Plaza	1.1%	$5,894	$20,622	$2,148	$7,944	$12,320	$0
Loan		25	Best Western Oakland	1.0%	$8,257	$13,975	$1,625	$0	$65,000	$0
Loan		26	Palms at Chimney Rock Apartments	0.9%	$8,186	$13,881	$2,641	$0	$0	$0
Loan	5	27	Collis Portfolio	0.8%	$0	$4,481	$0	$40,981	$150,000	$0
Property		27.01	Longwood	0.5%
Property		27.02	Lakeland	0.1%
Property		27.03	Melbourne	0.1%
Loan		28	Stony Creek Medical Center	0.7%	$6,567	$3,525	$766	$0	$51,022	$0
Loan		29	Walgreens - Glasgow, KY	0.4%	$0	$0	$0	$0	$128,400	$0
Loan		30	Thornapple Lakes Estates MHC	0.4%	$2,510	$7,994	$999	$0	$0	$0
Loan		31	Valley View	0.4%	$0	$0	$0	$11,921	$0	$0

A-1-60

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

						THIRD PARTY REPORTS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Other Reserves Description	Appraisal Report Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date
Loan	3	1	525 Seventh Avenue	9.3%	Unfunded Obligations Funds	10/6/2015	9/21/2015	N/A	9/18/2015
Loan	4, 5	2	U Haul AREC RW Portfolio	9.3%	N/A
Property		2.01	U-Haul Moving & Storage at I-20 & 360	1.6%		1/12/2016	11/19/2015	N/A	11/19/2015
Property		2.02	U-Haul Moving & Storage at N Sam Houston	1.5%		1/7/2016	11/19/2015	N/A	11/19/2015
Property		2.03	U-Haul Moving & Storage of Anchorage	0.7%		1/12/2016	11/19/2015	N/A	11/19/2015
Property		2.04	U-Haul Moving & Storage at Clackamas Town Center	0.7%		1/7/2016	11/19/2015	N/A	11/19/2015
Property		2.05	U-Haul Moving & Storage of West Hartford	0.6%		1/8/2016	11/19/2015	N/A	11/19/2015
Property		2.06	U-Haul Moving & Storage at South East St	0.6%		12/14/2015	11/19/2015	N/A	11/19/2015
Property		2.07	U-Haul Moving & Storage at Fall River at I-195	0.6%		1/12/2016	11/19/2015	N/A	11/19/2015
Property		2.08	U-Haul Moving & Storage of Redwood City	0.5%		1/12/2016	11/19/2015	N/A	11/19/2015
Property		2.09	U-Haul Moving & Storage of Levittown	0.4%		1/7/2016	11/19/2015	N/A	11/19/2015
Property		2.10	U-Haul Moving & Storage of Lynwood	0.4%		1/7/2016	11/19/2015	N/A	11/19/2015
Property		2.11	U-Haul Moving & Storage of Eastland	0.4%		12/15/2015	11/19/2015	N/A	11/19/2015
Property		2.12	U-Haul Moving & Storage of Capitol Hill	0.3%		1/7/2016	11/19/2015	N/A	11/19/2015
Property		2.13	U-Haul Moving & Storage of Newark	0.2%		12/15/2015	11/19/2015	N/A	11/19/2015
Property		2.14	U-Haul Moving & Storage of Jacksonville	0.2%		12/14/2015	11/19/2015	N/A	11/19/2015
Property		2.15	U-Haul Moving & Storage of SE Seattle	0.2%		1/25/2016	11/19/2015	N/A	11/19/2015
Property		2.16	U-Haul Moving & Storage of Rainier Valley	0.2%		1/25/2016	11/19/2015	N/A	11/19/2015
Property		2.17	U-Haul Moving & Storage of Verde Valley	0.1%		12/14/2015	11/19/2015	N/A	11/19/2015
Property		2.18	U-Haul Moving & Storage at Washington St	0.1%		1/7/2016	11/19/2015	N/A	11/19/2015
Property		2.19	U-Haul Moving & Storage of W Columbia Schoolhouse	0.1%		12/15/2015	11/19/2015	N/A	11/19/2015
Loan	6	3	2100 Ross	9.0%	Unfunded Tenant Obligation Funds ($5,297,414); Turner Construction Rent Reserve Funds ($752,445); Turner Allowance Reserve Funds ($1,467,900)	1/7/2016	12/10/2015	N/A	12/11/2015
Loan	5, 7, 8, 9, 10	4	GLP Industrial Portfolio B	8.4%	N/A
Property		4.001	Agave DC	0.4%		10/28/2015	6/22/2015	N/A	6/22/2015
Property		4.002	Lehigh Valley 13	0.2%		10/23/2015	6/22/2015	N/A	6/22/2015
Property		4.003	Frontier Logistics BTS	0.2%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.004	Sugarland Interchange DC	0.2%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.005	York - Willow Springs	0.2%		10/23/2015	6/22/2015	N/A	6/22/2015
Property		4.006	Atlanta - Liberty DC	0.2%		10/21/2015	6/22/2015	N/A	6/22/2015
Property		4.007	South Bay DC	0.2%		10/16/2015	6/22/2015	N/A	6/22/2015
Property		4.008	Sorensen Industrial	0.2%		10/16/2015	6/22/2015	N/A	6/22/2015
Property		4.009	Miramar DC	0.2%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.010	York DC II	0.2%		10/23/2015	6/22/2015	N/A	6/22/2015
Property		4.011	Carlisle DC Bldg 1	0.2%		11/5/2015	6/22/2015	N/A	6/22/2015
Property		4.012	Portside Distribution Center	0.1%		10/21/2015	6/22/2015	N/A	6/22/2015
Property		4.013	Marina West A	0.1%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.014	Fremont East Bay DC	0.1%		10/16/2015	6/22/2015	N/A	6/22/2015
Property		4.015	Harbor Gateway DC	0.1%		10/16/2015	6/22/2015	N/A	6/22/2015
Property		4.016	Imperial DC 1	0.1%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.017	Westport DC Bldg B	0.1%		10/20/2015	6/22/2015	N/A	6/22/2015
Property		4.018	Westport DC Bldg A	0.1%		10/20/2015	6/22/2015	N/A	6/22/2015
Property		4.019	Auburn DC	0.1%		10/21/2015	6/22/2015	N/A	6/22/2015
Property		4.020	Southaven DC Bldg 2	0.1%		10/19/2015	6/22/2015	N/A	6/22/2015
Property		4.021	Marina West DC II Bldg 1	0.1%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.022	Buckeye DC Bldg 1	0.1%		10/16/2015	6/22/2015	N/A	6/22/2015
Property		4.023	York DC III	0.1%		10/23/2015	6/22/2015	N/A	6/22/2015
Property		4.024	Orange County DC	0.1%		10/16/2015	6/22/2015	N/A	6/22/2015
Property		4.025	Kent Valley DC II	0.1%		10/21/2015	6/22/2015	N/A	6/22/2015
Property		4.026	Memphis IC III	0.1%		10/19/2015	6/22/2015	N/A	6/22/2015
Property		4.027	Pinole Point Building #1	0.1%		10/16/2015	6/22/2015	N/A	6/22/2015
Property		4.028	Cactus DC II	0.1%		10/16/2015	6/22/2015	N/A	6/22/2015
Property		4.029	Fairburn DC	0.1%		10/21/2015	6/22/2015	N/A	6/22/2015
Property		4.030	Windfern Distribution Center II	0.1%		11/5/2015	6/22/2015	N/A	6/22/2015
Property		4.031	Miami DC	0.1%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.032	Southpoint F	0.1%		10/21/2015	6/22/2015	N/A	6/22/2015
Property		4.033	Industrial Parkway DC	0.1%		10/21/2015	6/22/2015	N/A	6/22/2015
Property		4.034	Chickasaw DC	0.1%		10/19/2015	6/22/2015	N/A	6/22/2015
Property		4.035	Valley Crossings	0.1%		11/5/2015	6/22/2015	N/A	6/22/2015
Property		4.036	Buckeye DC Bldg 2	0.1%		10/16/2015	6/22/2015	N/A	6/22/2015
Property		4.037	Southpoint B	0.1%		10/21/2015	6/22/2015	N/A	6/22/2015
Property		4.038	Hartman Business Center I	0.1%		10/21/2015	6/22/2015	N/A	6/22/2015
Property		4.039	Artesia DC	0.1%		10/16/2015	6/22/2015	N/A	6/22/2015
Property		4.040	Bell Gardens Distribution Center #3	0.1%		10/16/2015	6/22/2015	N/A	6/19/2015
Property		4.041	Marina West B	0.1%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.042	Renton DC	0.1%		10/20/2015	6/22/2015	N/A	6/22/2015
Property		4.043	Southpoint A	0.1%		10/21/2015	6/22/2015	N/A	6/22/2015
Property		4.044	Westfork A5	0.1%		10/21/2015	6/22/2015	N/A	6/22/2015
Property		4.045	Marina West DC II Bldg 2	0.1%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.046	Pinole Point Building #2	0.1%		10/16/2015	6/22/2015	N/A	6/22/2015
Property		4.047	Salt Lake DC II	0.1%		10/19/2015	6/22/2015	N/A	6/22/2015
Property		4.048	Northwest 8 Industrial Center II	0.1%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.049	Salt Lake DC I	0.1%		10/19/2015	6/22/2015	N/A	6/22/2015

A-1-61

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

						THIRD PARTY REPORTS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Other Reserves Description	Appraisal Report Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date
Property		4.050	Southshore Commerce Center C	0.1%		11/5/2015	6/22/2015	N/A	6/22/2015
Property		4.051	Pinole Point Building #3	0.1%		10/16/2015	6/22/2015	N/A	6/22/2015
Property		4.052	Steamboat DC	0.1%		10/23/2015	6/22/2015	N/A	6/22/2015
Property		4.053	Palo Verde DC	0.1%		10/16/2015	6/22/2015	N/A	6/22/2015
Property		4.054	South San Francisco DC II	0.1%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.055	Westfork C4	0.1%		10/21/2015	6/22/2015	N/A	6/22/2015
Property		4.056	South San Francisco DC	0.1%		10/28/2015	6/22/2015	N/A	6/22/2015
Property		4.057	Southshore Commerce Center A	0.1%		11/5/2015	6/22/2015	N/A	6/22/2015
Property		4.058	Kent Valley DC IV	0.1%		10/21/2015	6/22/2015	N/A	6/22/2015
Property		4.059	Carlisle DC Bldg 2	0.1%		11/5/2015	6/22/2015	N/A	6/22/2015
Property		4.060	Bluegrass DC Bldg 4	0.1%		11/5/2015	6/22/2015	N/A	6/22/2015
Property		4.061	Westfork A4	0.1%		10/21/2015	6/22/2015	N/A	6/22/2015
Property		4.062	Beltway Crossing DC Bldg 2	0.1%		9/30/2015	6/22/2015	N/A	6/22/2015
Property		4.063	Ritner DC	0.1%		10/23/2015	6/18/2015	N/A	6/22/2015
Property		4.064	Hartman Business Center II	0.0%		10/21/2015	6/22/2015	N/A	6/22/2015
Property		4.065	Hayward DC	0.0%		10/16/2015	6/22/2015	N/A	6/22/2015
Property		4.066	Houston DC Bldg 1	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.067	Kent Valley DC	0.0%		10/20/2015	6/22/2015	N/A	6/22/2015
Property		4.068	Lehigh Valley 9	0.0%		10/23/2015	6/22/2015	N/A	6/22/2015
Property		4.069	Beltway Crossing DC Bldg 3	0.0%		9/30/2015	6/22/2015	N/A	6/22/2015
Property		4.070	Southaven DC Bldg 1	0.0%		10/19/2015	6/22/2015	N/A	6/22/2015
Property		4.071	Bluegrass DC Bldg 1	0.0%		11/5/2015	6/22/2015	N/A	6/22/2015
Property		4.072	Suwanee Point Building 200	0.0%		10/21/2015	6/22/2015	N/A	6/22/2015
Property		4.073	Tamarac Business Center I	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.074	Gwinnett DC Bldg 1	0.0%		10/21/2015	6/22/2015	N/A	6/22/2015
Property		4.075	Houston DC Bldg 3	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.076	Broadway 101 CC Bldg 9	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.077	Iron Run DC	0.0%		10/23/2015	6/22/2015	N/A	6/22/2015
Property		4.078	Windfern Distribution Center I	0.0%		11/5/2015	6/22/2015	N/A	6/22/2015
Property		4.079	Miami DC II	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.080	Southshore Commerce Center B	0.0%		11/5/2015	6/22/2015	N/A	6/22/2015
Property		4.081	Suwanee Point Building 100	0.0%		10/21/2015	6/22/2015	N/A	6/22/2015
Property		4.082	Beltway Crossing DC Bldg 1	0.0%		9/30/2015	6/22/2015	N/A	6/22/2015
Property		4.083	Southshore Commerce Center D	0.0%		11/5/2015	6/22/2015	N/A	6/22/2015
Property		4.084	Broadway 101 CC Bldg 11	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.085	Lehigh Valley DC II	0.0%		10/23/2015	6/22/2015	N/A	6/22/2015
Property		4.086	Memphis IC I	0.0%		10/19/2015	6/22/2015	N/A	6/22/2015
Property		4.087	Broadway 101 CC Bldg 6	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.088	Lehigh Valley 10	0.0%		10/23/2015	6/22/2015	N/A	6/22/2015
Property		4.089	Beltway Crossing DC Bldg 4	0.0%		9/30/2015	6/22/2015	N/A	6/22/2015
Property		4.090	Northwest 8 Industrial Center I	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.091	Bluegrass DC Bldg 3	0.0%		11/5/2015	6/22/2015	N/A	6/22/2015
Property		4.092	Andover DC Bldg A	0.0%		10/21/2015	6/22/2015	N/A	6/22/2015
Property		4.093	Bluegrass DC Bldg 2	0.0%		11/5/2015	6/22/2015	N/A	6/22/2015
Property		4.094	Andover DC Bldg B	0.0%		10/21/2015	6/22/2015	N/A	6/22/2015
Property		4.095	Broadway 101 CC Bldg 5	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.096	Broadway 101 CC Bldg 8	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.097	Broadway 101 CC Bldg 10	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.098	Broadway 101 CC Bldg 4	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.099	Lehigh Valley 11	0.0%		10/23/2015	6/22/2015	N/A	6/22/2015
Property		4.100	Tamarac Commerce Center	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.101	Houston DC Bldg 2	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.102	Marina West DC II Bldg 3	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.103	Broadway 101 CC Bldg 3	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.104	Commerce Park Medical Center	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.105	Houston IC	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.106	Gwinnett DC Bldg 2	0.0%		10/21/2015	6/22/2015	N/A	6/22/2015
Property		4.107	Weston Business Center	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.108	Kent Valley DC III	0.0%		10/21/2015	6/22/2015	N/A	6/22/2015
Property		4.109	Commerce Park SW 2	0.0%		11/5/2015	6/22/2015	N/A	6/22/2015
Property		4.110	Commerce Park Westchase 3	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.111	Lehigh Valley 12	0.0%		10/23/2015	6/22/2015	N/A	6/22/2015
Property		4.112	Houston DC Bldg 4	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.113	Valley Forge 1	0.0%		10/23/2015	6/22/2015	N/A	6/22/2015
Property		4.114	Valley Forge 2	0.0%		10/23/2015	6/22/2015	N/A	6/22/2015
Property		4.115	Bell Gardens Distribution Center #1	0.0%		10/16/2015	6/22/2015	N/A	6/19/2015
Property		4.116	Commerce Park SW 4	0.0%		11/5/2015	6/22/2015	N/A	6/22/2015
Property		4.117	Broadway 101 CC Bldg 1	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.118	Bell Gardens Distribution Center #2	0.0%		10/16/2015	6/22/2015	N/A	6/19/2015
Property		4.119	Commerce Park SW 1	0.0%		11/5/2015	6/22/2015	N/A	6/22/2015
Property		4.120	Tamarac Business Center II	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.121	Broadway 101 CC Bldg 2	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.122	Commerce Park Westchase 2	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.123	Memphis IC II	0.0%		10/19/2015	6/22/2015	N/A	6/22/2015

A-1-62

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

						THIRD PARTY REPORTS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Other Reserves Description	Appraisal Report Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date
Property		4.124	Commerce Park NW 3	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.125	Commerce Park NW 4	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.126	Commerce Park SW 3	0.0%		11/5/2015	6/22/2015	N/A	6/22/2015
Property		4.127	Commerce Park Westchase 1	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.128	Commerce Park NW 2	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.129	Broadway 101 CC Bldg 7	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.130	Commerce Park NW 1	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.131	Lakeview BC Bldg 1	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.132	Ft. Lauderdale Industrial II	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.133	Valley Forge 3	0.0%		10/23/2015	6/22/2015	N/A	6/22/2015
Property		4.134	Lakeview BC Bldg 7	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.135	Lakeview BC Bldg 4	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.136	Lakeview BC Bldg 5	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.137	Commerce Park SW 5	0.0%		11/5/2015	6/22/2015	N/A	6/22/2015
Property		4.138	Lakeview BC Bldg 6	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.139	Valley Forge 4	0.0%		10/23/2015	6/22/2015	N/A	6/22/2015
Property		4.140	Lakeview BC Bldg 3	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.141	Lakeview BC Bldg 2	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Property		4.142	Ft. Lauderdale Industrial I	0.0%		10/27/2015	6/22/2015	N/A	6/22/2015
Loan		5	Preferred Freezer - San Leandro, CA	6.8%	Environmental Funds	11/20/2015	11/6/2015	N/A	11/5/2015
Loan	11	6	Princeton Pike Corporate Center	6.8%	WFB Reserve Funds ($1,668,645); Rent Concession Funds ($578,044.60); Condominium Reserve ($276,435 upfront and $23,036.25 monthly); BNY Reserve Funds ($4,305,615)	1/7/2016	12/17/2015	N/A	12/17/2015
Loan	12	7	Twenty Ninth Street Retail	6.0%	Ground Rent Reserve Funds	1/6/2016	1/12/2016	N/A	1/11/2016
Loan	13	8	Ellenton Premium Outlets	5.8%	N/A	10/27/2015	10/5/2015	N/A	10/5/2015
Loan	14, 15	9	Gateway Plaza	4.2%	Rent Commencement Reserve ($62,898); Unfunded Obligation Funds ($2,003,861)	1/28/2016	1/8/2016	N/A	1/8/2016
Loan		10	Hilton Garden Inn - Oxnard, CA	3.4%	Franchise Extension	11/17/2015	11/3/2015	N/A	11/4/2015
Loan		11	7141 Cleanwater Lane	3.1%	Ground Rent Funds	1/25/2016	11/6/2015	N/A	11/6/2015
Loan	16	12	Grove City Premium Outlets	3.0%	N/A	10/26/2015	10/5/2015	N/A	10/5/2015
Loan	5, 10	13	Dembs Roth Kancov Portfolio	2.9%	Unfunded Obligation Funds
Property		13.01	745 Battlefield Boulevard	0.2%		11/5/2015	9/9/2015	N/A	9/14/2015
Property		13.02	336 Army Trail Road	0.2%		11/5/2015	9/17/2015	N/A	9/12/2015
Property		13.03	5858 Sue Mandy Drive	0.2%		11/5/2015	9/9/2015	N/A	9/13/2015
Property		13.04	13809 N. Dale Mabry Highway	0.2%		11/5/2015	9/15/2015	N/A	9/9/2015
Property		13.05	5974-5990 S. Tamiami Trail	0.2%		11/5/2015	9/15/2015	N/A	9/13/2015
Property		13.06	#1 Auto Row Drive	0.2%		11/4/2015	9/21/2015	N/A	9/13/2015
Property		13.07	5137-5177 14th Street West	0.2%		11/5/2015	9/9/2015	N/A	9/11/2015
Property		13.08	5510 Franklin Street	0.1%		11/5/2015	9/8/2015	N/A	9/11/2015
Property		13.09	12579 Felch Street	0.1%		11/5/2015	9/8/2015	N/A	9/15/2015
Property		13.10	12740 W. 87th Parkway	0.1%		11/5/2015	9/9/2015	N/A	9/12/2015
Property		13.11	5018 West Colonial Drive	0.1%		11/5/2015	9/11/2015	N/A	9/14/2015
Property		13.12	4690 US Highway 98 North	0.1%		11/5/2015	9/11/2015	N/A	9/11/2015
Property		13.13	4207 Portsmouth Boulevard	0.1%		11/5/2015	9/8/2015	N/A	9/14/2015
Property		13.14	28365 US Highway 19 North	0.1%		11/5/2015	9/9/2015	N/A	9/11/2015
Property		13.15	3770 West Haven Avenue	0.1%		11/5/2015	9/8/2015	N/A	9/9/2015
Property		13.16	6237 East Colonial Drive	0.1%		11/5/2015	9/11/2015	N/A	9/13/2015
Property		13.17	2020 Principal Row	0.1%		11/5/2015	9/14/2015	N/A	9/14/2015
Property		13.18	2660 SW College Road	0.1%		11/5/2015	9/11/2015	N/A	9/12/2015
Property		13.19	2641 Enterprise Road	0.1%		11/5/2015	9/11/2015	N/A	9/13/2015
Property		13.20	1734 S. Tamiami Trail	0.1%		11/5/2015	9/15/2015	N/A	9/13/2015
Property		13.21	1150 North Wesleyan Boulevard	0.1%		12/10/2015	9/9/2015	N/A	9/10/2015
Loan	5, 10	14	Dembs Roth Cross Group Portfolio	2.4%	Unfunded Obligation Funds
Property		14.01	40984 Concept Drive (Rofin Sinar)	0.4%		11/5/2015	9/17/2015	N/A	9/13/2015
Property		14.02	6905-6943 E. State Street	0.3%		11/5/2015	9/16/2015	N/A	9/10/2015
Property		14.03	14706-14740 LaGrange Road	0.3%		11/6/2015	9/11/2015	N/A	9/12/2015
Property		14.04	1101-1141 E. Rand Road	0.2%		11/5/2015	9/11/2015	N/A	9/13/2015
Property		14.05	1640 75th Street	0.2%		11/6/2015	9/8/2015	N/A	9/12/2015
Property		14.06	28188-28196 Schoolcraft Road	0.2%		11/5/2015	9/8/2015	N/A	9/8/2015
Property		14.07	310-330 W. Roosevelt Road	0.2%		11/6/2015	9/17/2015	N/A	9/12/2015
Property		14.08	4732 N. Brandywine Road (Briar Group)	0.2%		11/4/2015	9/21/2015	N/A	9/11/2015
Property		14.09	27750 Stansbury Street	0.2%		11/5/2015	9/8/2015	N/A	9/8/2015
Property		14.10	6933 NW 36th Avenue	0.1%		11/5/2015	9/8/2015	N/A	9/11/2015
Property		14.11	34360 Glendale Street (Christopher Mgmt Prop)	0.0%		11/5/2015	9/8/2015	N/A	9/12/2015

A-1-63

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

						THIRD PARTY REPORTS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Other Reserves Description	Appraisal Report Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date
Loan	17	15	Hilton Garden Inn Tupelo	2.3%	PIP Reserve Funds	2/4/2016	12/17/2015	N/A	12/18/2015
Loan		16	Parc Central Apartments	2.0%	N/A	12/8/2015	9/11/2015	N/A	9/11/2015
Loan	17	17	Pine Haven MHC	1.7%	N/A	11/23/2015	11/16/2015	N/A	11/12/2015
Loan		18	Day Creek Village	1.4%	Existing TI/LC Obligation Reserve ($55,000); Rent Concession Reserve ($23,368)	10/23/2015	9/15/2015	N/A	9/15/2015
Loan	18	19	Gulfport Premium Outlets	1.4%	Ground Rent Funds	11/3/2015	10/5/2015; 10/27/2015 (outparcel)	N/A	10/5/2015
Loan		20	Peachtree Business Park	1.4%	N/A	10/15/2015	9/30/2015	N/A	9/30/2015
Loan		21	Woods Corner	1.4%	N/A	11/25/2015	11/23/2015	N/A	11/23/2015
Loan		22	41 Eagle Road	1.3%	Spectral Unfunded Obligation Funds ($50,000); Sid Harvey Unfunded Obligation Funds ($172,000); Branson Unfunded Obligation Funds ($422,600)	12/2/2015	11/4/2015	N/A	11/4/2015
Loan		23	The Saint Anna Apartments	1.1%	N/A	11/2/2015	10/30/2015	N/A	10/20/2015
Loan		24	Finksburg Plaza	1.1%	Free Rent Funds	12/30/2015	12/2/2015	N/A	12/1/2015
Loan		25	Best Western Oakland	1.0%	Seasonality Reserve Funds	11/24/2015	9/10/2015	N/A	9/10/2015
Loan		26	Palms at Chimney Rock Apartments	0.9%	N/A	11/12/2015	10/30/2015	N/A	11/2/2015
Loan	5	27	Collis Portfolio	0.8%	Debt Service Reserve Funds
Property		27.01	Longwood	0.5%		1/29/2016	8/20/2015	N/A	8/25/2015
Property		27.02	Lakeland	0.1%		1/27/2016	8/20/2015	N/A	8/25/2015
Property		27.03	Melbourne	0.1%		1/27/2016	8/21/2015	N/A	8/25/2015
Loan		28	Stony Creek Medical Center	0.7%	Radiology Free Rent Reserve Funds ($25,000); Environmental Insurance Reserve ($26,022)	12/14/2015	10/28/2015	N/A	10/23/2015
Loan		29	Walgreens - Glasgow, KY	0.4%	Env Escrow	12/16/2015	11/30/2015	N/A	11/25/2015
Loan		30	Thornapple Lakes Estates MHC	0.4%	N/A	12/1/2015	11/18/2015	N/A	11/19/2015
Loan		31	Valley View	0.4%	Significant Tenant Renewal Funds	1/19/2016	8/13/2015	N/A	8/13/2015

A-1-64

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

								TOTAL MORTGAGE DEBT INFORMATION					TOTAL DEBT INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Seismic Report Date	Seismic Zone (Y/N)	PML %	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield
Loan	3	1	525 Seventh Avenue	9.3%	N/A	No	N/A	$114,000,000		45.1%	1.70x	10.6%
Loan	4, 5	2	U Haul AREC RW Portfolio	9.3%
Property		2.01	U-Haul Moving & Storage at I-20 & 360	1.6%	N/A	No	N/A
Property		2.02	U-Haul Moving & Storage at N Sam Houston	1.5%	N/A	No	N/A
Property		2.03	U-Haul Moving & Storage of Anchorage	0.7%	11/19/2015	Yes	16.00%
Property		2.04	U-Haul Moving & Storage at Clackamas Town Center	0.7%	11/19/2015	Yes	12.00%
Property		2.05	U-Haul Moving & Storage of West Hartford	0.6%	N/A	No	N/A
Property		2.06	U-Haul Moving & Storage at South East St	0.6%	N/A	No	N/A
Property		2.07	U-Haul Moving & Storage at Fall River at I-195	0.6%	N/A	No	N/A
Property		2.08	U-Haul Moving & Storage of Redwood City	0.5%	11/19/2015	Yes	19.00%
Property		2.09	U-Haul Moving & Storage of Levittown	0.4%	N/A	No	N/A
Property		2.10	U-Haul Moving & Storage of Lynwood	0.4%	11/19/2015	Yes	25.00%
Property		2.11	U-Haul Moving & Storage of Eastland	0.4%	N/A	No	N/A
Property		2.12	U-Haul Moving & Storage of Capitol Hill	0.3%	N/A	No	N/A
Property		2.13	U-Haul Moving & Storage of Newark	0.2%	N/A	No	N/A
Property		2.14	U-Haul Moving & Storage of Jacksonville	0.2%	N/A	No	N/A
Property		2.15	U-Haul Moving & Storage of SE Seattle	0.2%	11/19/2015	Yes	16.00%
Property		2.16	U-Haul Moving & Storage of Rainier Valley	0.2%	11/19/2015	Yes	19.00%
Property		2.17	U-Haul Moving & Storage of Verde Valley	0.1%	N/A	No	N/A
Property		2.18	U-Haul Moving & Storage at Washington St	0.1%	N/A	No	N/A
Property		2.19	U-Haul Moving & Storage of W Columbia Schoolhouse	0.1%	N/A	No	N/A
Loan	6	3	2100 Ross	9.0%	N/A	No	N/A	$37,946,663		58.6%	1.36x	9.8%
Loan	5, 7, 8, 9, 10	4	GLP Industrial Portfolio B	8.4%				$572,700,000	$335,300,000	46.3%	2.85x	12.0%	$330,000,000	62.2%	1.99x	8.9%
Property		4.001	Agave DC	0.4%	N/A	No	N/A
Property		4.002	Lehigh Valley 13	0.2%	N/A	No	N/A
Property		4.003	Frontier Logistics BTS	0.2%	N/A	No	N/A
Property		4.004	Sugarland Interchange DC	0.2%	N/A	No	N/A
Property		4.005	York - Willow Springs	0.2%	N/A	No	N/A
Property		4.006	Atlanta - Liberty DC	0.2%	N/A	No	N/A
Property		4.007	South Bay DC	0.2%	7/9/2015	Yes	9.00%
Property		4.008	Sorensen Industrial	0.2%	7/9/2015	Yes	10.00%
Property		4.009	Miramar DC	0.2%	N/A	No	N/A
Property		4.010	York DC II	0.2%	N/A	No	N/A
Property		4.011	Carlisle DC Bldg 1	0.2%	N/A	No	N/A
Property		4.012	Portside Distribution Center	0.1%	7/9/2015	Yes	9.00%
Property		4.013	Marina West A	0.1%	N/A	No	N/A
Property		4.014	Fremont East Bay DC	0.1%	7/8/2015	Yes	18.00%
Property		4.015	Harbor Gateway DC	0.1%	7/9/2015	Yes	9.00%
Property		4.016	Imperial DC 1	0.1%	N/A	No	N/A
Property		4.017	Westport DC Bldg B	0.1%	7/8/2015	Yes	7.00%
Property		4.018	Westport DC Bldg A	0.1%	7/8/2015	Yes	7.00%
Property		4.019	Auburn DC	0.1%	7/9/2015	Yes	11.00%
Property		4.020	Southaven DC Bldg 2	0.1%	N/A	No	N/A
Property		4.021	Marina West DC II Bldg 1	0.1%	N/A	No	N/A
Property		4.022	Buckeye DC Bldg 1	0.1%	N/A	No	N/A
Property		4.023	York DC III	0.1%	N/A	No	N/A
Property		4.024	Orange County DC	0.1%	7/9/2015	Yes	13.00%
Property		4.025	Kent Valley DC II	0.1%	7/9/2015	Yes	12.00%
Property		4.026	Memphis IC III	0.1%	7/8/2015	Yes	5.00%
Property		4.027	Pinole Point Building #1	0.1%	7/8/2015	Yes	14.00%
Property		4.028	Cactus DC II	0.1%	N/A	No	N/A
Property		4.029	Fairburn DC	0.1%	N/A	No	N/A
Property		4.030	Windfern Distribution Center II	0.1%	N/A	No	N/A
Property		4.031	Miami DC	0.1%	N/A	No	N/A
Property		4.032	Southpoint F	0.1%	N/A	No	N/A
Property		4.033	Industrial Parkway DC	0.1%	N/A	No	N/A
Property		4.034	Chickasaw DC	0.1%	7/8/2015	Yes	4.00%
Property		4.035	Valley Crossings	0.1%	N/A	No	N/A
Property		4.036	Buckeye DC Bldg 2	0.1%	N/A	No	N/A
Property		4.037	Southpoint B	0.1%	N/A	No	N/A
Property		4.038	Hartman Business Center I	0.1%	N/A	No	N/A
Property		4.039	Artesia DC	0.1%	7/9/2015	Yes	15.00%
Property		4.040	Bell Gardens Distribution Center #3	0.1%	7/9/2015	Yes	16.00%
Property		4.041	Marina West B	0.1%	N/A	No	N/A
Property		4.042	Renton DC	0.1%	7/9/2015	Yes	11.00%
Property		4.043	Southpoint A	0.1%	N/A	No	N/A
Property		4.044	Westfork A5	0.1%	N/A	No	N/A
Property		4.045	Marina West DC II Bldg 2	0.1%	N/A	No	N/A
Property		4.046	Pinole Point Building #2	0.1%	7/8/2015	Yes	14.00%
Property		4.047	Salt Lake DC II	0.1%	7/8/2015	Yes	7.00%
Property		4.048	Northwest 8 Industrial Center II	0.1%	N/A	No	N/A
Property		4.049	Salt Lake DC I	0.1%	7/8/2015	Yes	7.00%

A-1-65

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

								TOTAL MORTGAGE DEBT INFORMATION					TOTAL DEBT INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Seismic Report Date	Seismic Zone (Y/N)	PML %	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield
Property		4.050	Southshore Commerce Center C	0.1%	7/9/2015	Yes	7.00%
Property		4.051	Pinole Point Building #3	0.1%	7/8/2015	Yes	11.00%
Property		4.052	Steamboat DC	0.1%	N/A	No	N/A
Property		4.053	Palo Verde DC	0.1%	N/A	No	N/A
Property		4.054	South San Francisco DC II	0.1%	7/8/2015	Yes	28.00%
Property		4.055	Westfork C4	0.1%	N/A	No	N/A
Property		4.056	South San Francisco DC	0.1%	7/8/2015	Yes	15.00%
Property		4.057	Southshore Commerce Center A	0.1%	7/9/2015	Yes	7.00%
Property		4.058	Kent Valley DC IV	0.1%	7/9/2015	Yes	12.00%
Property		4.059	Carlisle DC Bldg 2	0.1%	N/A	No	N/A
Property		4.060	Bluegrass DC Bldg 4	0.1%	N/A	No	N/A
Property		4.061	Westfork A4	0.1%	N/A	No	N/A
Property		4.062	Beltway Crossing DC Bldg 2	0.1%	N/A	No	N/A
Property		4.063	Ritner DC	0.1%	N/A	No	N/A
Property		4.064	Hartman Business Center II	0.0%	N/A	No	N/A
Property		4.065	Hayward DC	0.0%	7/8/2015	Yes	13.00%
Property		4.066	Houston DC Bldg 1	0.0%	N/A	No	N/A
Property		4.067	Kent Valley DC	0.0%	7/9/2015	Yes	16.00%
Property		4.068	Lehigh Valley 9	0.0%	N/A	No	N/A
Property		4.069	Beltway Crossing DC Bldg 3	0.0%	N/A	No	N/A
Property		4.070	Southaven DC Bldg 1	0.0%	N/A	No	N/A
Property		4.071	Bluegrass DC Bldg 1	0.0%	N/A	No	N/A
Property		4.072	Suwanee Point Building 200	0.0%	N/A	No	N/A
Property		4.073	Tamarac Business Center I	0.0%	N/A	No	N/A
Property		4.074	Gwinnett DC Bldg 1	0.0%	N/A	No	N/A
Property		4.075	Houston DC Bldg 3	0.0%	N/A	No	N/A
Property		4.076	Broadway 101 CC Bldg 9	0.0%	N/A	No	N/A
Property		4.077	Iron Run DC	0.0%	N/A	No	N/A
Property		4.078	Windfern Distribution Center I	0.0%	N/A	No	N/A
Property		4.079	Miami DC II	0.0%	N/A	No	N/A
Property		4.080	Southshore Commerce Center B	0.0%	7/9/2015	Yes	7.00%
Property		4.081	Suwanee Point Building 100	0.0%	N/A	No	N/A
Property		4.082	Beltway Crossing DC Bldg 1	0.0%	N/A	No	N/A
Property		4.083	Southshore Commerce Center D	0.0%	7/9/2015	Yes	6.00%
Property		4.084	Broadway 101 CC Bldg 11	0.0%	N/A	No	N/A
Property		4.085	Lehigh Valley DC II	0.0%	N/A	No	N/A
Property		4.086	Memphis IC I	0.0%	7/8/2015	Yes	5.00%
Property		4.087	Broadway 101 CC Bldg 6	0.0%	N/A	No	N/A
Property		4.088	Lehigh Valley 10	0.0%	N/A	No	N/A
Property		4.089	Beltway Crossing DC Bldg 4	0.0%	N/A	No	N/A
Property		4.090	Northwest 8 Industrial Center I	0.0%	N/A	No	N/A
Property		4.091	Bluegrass DC Bldg 3	0.0%	N/A	No	N/A
Property		4.092	Andover DC Bldg A	0.0%	7/9/2015	Yes	18.00%
Property		4.093	Bluegrass DC Bldg 2	0.0%	N/A	No	N/A
Property		4.094	Andover DC Bldg B	0.0%	7/9/2015	Yes	18.00%
Property		4.095	Broadway 101 CC Bldg 5	0.0%	N/A	No	N/A
Property		4.096	Broadway 101 CC Bldg 8	0.0%	N/A	No	N/A
Property		4.097	Broadway 101 CC Bldg 10	0.0%	N/A	No	N/A
Property		4.098	Broadway 101 CC Bldg 4	0.0%	N/A	No	N/A
Property		4.099	Lehigh Valley 11	0.0%	N/A	No	N/A
Property		4.100	Tamarac Commerce Center	0.0%	N/A	No	N/A
Property		4.101	Houston DC Bldg 2	0.0%	N/A	No	N/A
Property		4.102	Marina West DC II Bldg 3	0.0%	N/A	No	N/A
Property		4.103	Broadway 101 CC Bldg 3	0.0%	N/A	No	N/A
Property		4.104	Commerce Park Medical Center	0.0%	N/A	No	N/A
Property		4.105	Houston IC	0.0%	N/A	No	N/A
Property		4.106	Gwinnett DC Bldg 2	0.0%	N/A	No	N/A
Property		4.107	Weston Business Center	0.0%	N/A	No	N/A
Property		4.108	Kent Valley DC III	0.0%	7/9/2015	Yes	16.00%
Property		4.109	Commerce Park SW 2	0.0%	N/A	No	N/A
Property		4.110	Commerce Park Westchase 3	0.0%	N/A	No	N/A
Property		4.111	Lehigh Valley 12	0.0%	N/A	No	N/A
Property		4.112	Houston DC Bldg 4	0.0%	N/A	No	N/A
Property		4.113	Valley Forge 1	0.0%	N/A	No	N/A
Property		4.114	Valley Forge 2	0.0%	N/A	No	N/A
Property		4.115	Bell Gardens Distribution Center #1	0.0%	7/9/2015	Yes	16.00%
Property		4.116	Commerce Park SW 4	0.0%	N/A	No	N/A
Property		4.117	Broadway 101 CC Bldg 1	0.0%	N/A	No	N/A
Property		4.118	Bell Gardens Distribution Center #2	0.0%	7/9/2015	Yes	16.00%
Property		4.119	Commerce Park SW 1	0.0%	N/A	No	N/A
Property		4.120	Tamarac Business Center II	0.0%	N/A	No	N/A
Property		4.121	Broadway 101 CC Bldg 2	0.0%	N/A	No	N/A
Property		4.122	Commerce Park Westchase 2	0.0%	N/A	No	N/A
Property		4.123	Memphis IC II	0.0%	7/8/2015	Yes	5.00%

A-1-66

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

								TOTAL MORTGAGE DEBT INFORMATION					TOTAL DEBT INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Seismic Report Date	Seismic Zone (Y/N)	PML %	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield
Property		4.124	Commerce Park NW 3	0.0%	N/A	No	N/A
Property		4.125	Commerce Park NW 4	0.0%	N/A	No	N/A
Property		4.126	Commerce Park SW 3	0.0%	N/A	No	N/A
Property		4.127	Commerce Park Westchase 1	0.0%	N/A	No	N/A
Property		4.128	Commerce Park NW 2	0.0%	N/A	No	N/A
Property		4.129	Broadway 101 CC Bldg 7	0.0%	N/A	No	N/A
Property		4.130	Commerce Park NW 1	0.0%	N/A	No	N/A
Property		4.131	Lakeview BC Bldg 1	0.0%	N/A	No	N/A
Property		4.132	Ft. Lauderdale Industrial II	0.0%	N/A	No	N/A
Property		4.133	Valley Forge 3	0.0%	N/A	No	N/A
Property		4.134	Lakeview BC Bldg 7	0.0%	N/A	No	N/A
Property		4.135	Lakeview BC Bldg 4	0.0%	N/A	No	N/A
Property		4.136	Lakeview BC Bldg 5	0.0%	N/A	No	N/A
Property		4.137	Commerce Park SW 5	0.0%	N/A	No	N/A
Property		4.138	Lakeview BC Bldg 6	0.0%	N/A	No	N/A
Property		4.139	Valley Forge 4	0.0%	N/A	No	N/A
Property		4.140	Lakeview BC Bldg 3	0.0%	N/A	No	N/A
Property		4.141	Lakeview BC Bldg 2	0.0%	N/A	No	N/A
Property		4.142	Ft. Lauderdale Industrial I	0.0%	N/A	No	N/A
Loan		5	Preferred Freezer - San Leandro, CA	6.8%	11/6/2015	Yes	8.00%
Loan	11	6	Princeton Pike Corporate Center	6.8%	N/A	No	N/A	$85,000,000		65.3%	1.38x	9.6%	$17,000,000	73.9%	1.07x	8.5%
Loan	12	7	Twenty Ninth Street Retail	6.0%	N/A	No	N/A	$110,000,000		42.9%	2.79x	12.0%
Loan	13	8	Ellenton Premium Outlets	5.8%	N/A	No	N/A	$139,200,000		53.6%	2.45x	11.0%
Loan	14, 15	9	Gateway Plaza	4.2%	N/A	No	N/A	$29,500,000		46.7%	1.98x	13.8%
Loan		10	Hilton Garden Inn - Oxnard, CA	3.4%	11/5/2015	Yes	13.00%
Loan		11	7141 Cleanwater Lane	3.1%	11/20/2015	Yes	5.00%
Loan	16	12	Grove City Premium Outlets	3.0%	N/A	No	N/A	$120,000,000		54.9%	2.66x	12.0%
Loan	5, 10	13	Dembs Roth Kancov Portfolio	2.9%
Property		13.01	745 Battlefield Boulevard	0.2%	N/A	No	N/A
Property		13.02	336 Army Trail Road	0.2%	N/A	No	N/A
Property		13.03	5858 Sue Mandy Drive	0.2%	N/A	No	N/A
Property		13.04	13809 N. Dale Mabry Highway	0.2%	N/A	No	N/A
Property		13.05	5974-5990 S. Tamiami Trail	0.2%	N/A	No	N/A
Property		13.06	#1 Auto Row Drive	0.2%	N/A	No	N/A
Property		13.07	5137-5177 14th Street West	0.2%	N/A	No	N/A
Property		13.08	5510 Franklin Street	0.1%	N/A	No	N/A
Property		13.09	12579 Felch Street	0.1%	N/A	No	N/A
Property		13.10	12740 W. 87th Parkway	0.1%	N/A	No	N/A
Property		13.11	5018 West Colonial Drive	0.1%	N/A	No	N/A
Property		13.12	4690 US Highway 98 North	0.1%	N/A	No	N/A
Property		13.13	4207 Portsmouth Boulevard	0.1%	N/A	No	N/A
Property		13.14	28365 US Highway 19 North	0.1%	N/A	No	N/A
Property		13.15	3770 West Haven Avenue	0.1%	N/A	No	N/A
Property		13.16	6237 East Colonial Drive	0.1%	N/A	No	N/A
Property		13.17	2020 Principal Row	0.1%	N/A	No	N/A
Property		13.18	2660 SW College Road	0.1%	N/A	No	N/A
Property		13.19	2641 Enterprise Road	0.1%	N/A	No	N/A
Property		13.20	1734 S. Tamiami Trail	0.1%	N/A	No	N/A
Property		13.21	1150 North Wesleyan Boulevard	0.1%	N/A	No	N/A
Loan	5, 10	14	Dembs Roth Cross Group Portfolio	2.4%
Property		14.01	40984 Concept Drive (Rofin Sinar)	0.4%	N/A	No	N/A
Property		14.02	6905-6943 E. State Street	0.3%	N/A	No	N/A
Property		14.03	14706-14740 LaGrange Road	0.3%	N/A	No	N/A
Property		14.04	1101-1141 E. Rand Road	0.2%	N/A	No	N/A
Property		14.05	1640 75th Street	0.2%	N/A	No	N/A
Property		14.06	28188-28196 Schoolcraft Road	0.2%	N/A	No	N/A
Property		14.07	310-330 W. Roosevelt Road	0.2%	N/A	No	N/A
Property		14.08	4732 N. Brandywine Road (Briar Group)	0.2%	N/A	No	N/A
Property		14.09	27750 Stansbury Street	0.2%	N/A	No	N/A
Property		14.10	6933 NW 36th Avenue	0.1%	N/A	No	N/A
Property		14.11	34360 Glendale Street (Christopher Mgmt Prop)	0.0%	N/A	No	N/A

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ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

								TOTAL MORTGAGE DEBT INFORMATION					TOTAL DEBT INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Seismic Report Date	Seismic Zone (Y/N)	PML %	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield
Loan	17	15	Hilton Garden Inn Tupelo	2.3%	N/A	No	N/A
Loan		16	Parc Central Apartments	2.0%	9/11/2015	Yes	10.00%
Loan	17	17	Pine Haven MHC	1.7%	N/A	No	N/A
Loan		18	Day Creek Village	1.4%	9/17/2015	Yes	9.00%
Loan	18	19	Gulfport Premium Outlets	1.4%	N/A	No	N/A	$40,670,000		46.3%	2.80x	13.3%
Loan		20	Peachtree Business Park	1.4%	N/A	No	N/A
Loan		21	Woods Corner	1.4%	N/A	No	N/A
Loan		22	41 Eagle Road	1.3%	N/A	No	N/A
Loan		23	The Saint Anna Apartments	1.1%	N/A	No	N/A
Loan		24	Finksburg Plaza	1.1%	N/A	No	N/A
Loan		25	Best Western Oakland	1.0%	9/10/2015	Yes	6.00%
Loan		26	Palms at Chimney Rock Apartments	0.9%	N/A	No	N/A
Loan	5	27	Collis Portfolio	0.8%
Property		27.01	Longwood	0.5%	N/A	No	N/A
Property		27.02	Lakeland	0.1%	N/A	No	N/A
Property		27.03	Melbourne	0.1%	N/A	No	N/A
Loan		28	Stony Creek Medical Center	0.7%	N/A	No	N/A
Loan		29	Walgreens - Glasgow, KY	0.4%	N/A	No	N/A
Loan		30	Thornapple Lakes Estates MHC	0.4%	N/A	No	N/A
Loan		31	Valley View	0.4%	N/A	No	N/A

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MSCI 2016-UBS9

Footnotes to Annex A-1

(1)	BANA—Bank of America, National Association; GSMC—Goldman Sachs Mortgage Company; MSBNA—Morgan Stanley Bank, N.A.; MSMCH—Morgan Stanley Mortgage Capital Holdings LLC; UBSRES—UBS Real Estate Securities Inc.

(2)	The Administrative Cost Rate includes the master servicing fee rate, operating advisor fee rate, certificate administrator/trustee fee rate, asset representations reviewer fee rate, primary or sub-servicing servicing fee rate, CREFC® license fee rate and, with respect to any non-serviced mortgage loan, pari passu loan primary servicing fee rate, in each case applicable to the related mortgage loan.

(3)	Mortgage Loan No. 1, 525 Seventh Avenue, is part of a loan combination that is evidenced by four (4) pari passu promissory notes with an aggregate Cut-off Date principal balance of $176,000,000. The 525 Seventh Avenue mortgage loan is evidenced by one such pari passu promissory note (Note A-1) with an outstanding principal balance as of the Cut-off Date of $62,000,000. Two of the pari passu promissory notes that are not included in the Issuing Entity (Notes A-3 and A-4) evidence a portion of the related non-serviced companion loan, which had an aggregate outstanding principal balance as of the Cut-off Date of $44,000,000 and are expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization trusts or otherwise transferred at any time. The other pari passu promissory note not included in the Issuing Entity (Note A-2) evidences the other portion of the related non-serviced companion loan, which had an outstanding principal balance as of the Cut-off Date of $70,000,000 and was contributed to the MSCI 2015-UBS8 securitization trust. The 525 Seventh Avenue loan combination will be serviced pursuant to the pooling and servicing agreement for this transaction. Defeasance is permitted at any time on or after the earlier of (a) the end of the two-year period commencing on the securitization closing date with respect to the last 525 Seventh Avenue promissory note to be securitized and (b) the 36th scheduled payment date. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu non-serviced companion loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The 525 Seventh Avenue Whole Loan” and “Servicing of the Mortgage Loans” in this prospectus.

(4)	Mortgage Loan No. 2 – U Haul AREC RW Portfolio - Cut-Off Date LTV, Maturity Date LTV and Appraised Value are based on the “As-Is Portfolio” value of $130,000,000. The sum of the “as-is” value on a property by property basis is $123,200,000. The foregoing “as is” appraised values represent the higher of the concluded land value or “in-use” value for each property included in the U Haul AREC RW Portfolio. “In use” means the appraised value is determined on the assumption that the mortgaged properties continue to be used as self storage properties.

(5)	With respect to Mortgage Loan Nos. 2, 4, 13, 14 and 27, U Haul AREC RW Portfolio, GLP Industrial Portfolio B, Dembs Roth Kancov Portfolio, Dembs Roth Cross Group Portfolio and Collis Portfolio, respectively, each such mortgage loan is secured by multiple properties. For purposes of the statistical information set forth in this prospectus as to such mortgage loans, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations are shown on an aggregate basis, and a portion of the Cut-off Date Balance has been allocated to each mortgaged property based on the respective Appraised Values and/or UW NCF, among other methods.

(6)	Mortgage Loan No. 3, 2100 Ross, is part of a loan combination that is evidenced by four (4) pari passu promissory notes with an aggregate Cut-off Date principal balance of $97,862,447. The 2100 Ross mortgage loan is evidenced by two such pari passu promissory notes (Notes A-1 and A-2) with an outstanding aggregate principal balance as of the Cut-off Date of $59,915,784. The pari passu promissory notes that are not included in the Issuing Entity (Notes A-3 and A-4) evidence the related non-serviced companion loan, which had an aggregate outstanding principal balance as of the Cut-off Date of $37,946,663. The 2100 Ross loan combination will be serviced pursuant to the pooling and servicing agreement for this transaction. Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the securitization closing date with respect to the last 2100 Ross promissory note to be securitized and (b) March 6, 2019. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu non-serviced companion loan. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans—The 2100 Ross Whole Loan” and “Servicing of the Mortgage Loans” in this prospectus.

(7)	Mortgage Loan No. 4, GLP Industrial Portfolio B, is part of a whole loan that is evidenced by four (4) pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $628,700,000, and two (2) subordinate promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $335,300,000. The GLP Industrial Portfolio B mortgage loan is evidenced by one (1) such pari passu promissory note (Note A-4) with an outstanding principal balance as of the Cut-off Date of $56,000,000. The pari passu promissory notes (Notes A-1, A-2 and A-3), with an outstanding principal balance as of the Cut-off Date of $572,700,000, and the subordinate promissory notes (Notes B-1 and B-2) are not included in the Issuing Entity and evidence the related non-serviced companion loans. The pari passu companion loans evidenced by Note A-1 and Note A-2 and the two (2) subordinate companion loans are being held by the CSMC 2015-GLPB securitization trust as of the closing date. The pari passu companion loan evidenced by Note A-3 is expected to be held by Column Financial, Inc. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization trusts or otherwise transferred at any time. The GLP Industrial Portfolio B whole loan will be serviced pursuant to the pooling and servicing agreement for the CSMC 2015-GLPB transaction. Unless otherwise indicated, all LTV,

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DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu serviced companion loans but exclude the related subordinate companion loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans—The GLP Industrial Portfolio A Whole Loan” in this prospectus.

(8)	With respect to Mortgage Loan No. 4, GLP Industrial Portfolio B, the appraiser determined a value of $2,081.0 million for the portfolio if sold in its entirety to a single buyer. The appraiser determined an appraised value on both a portfolio and individual basis. The concluded aggregate appraised value of the individual properties was $1,988.1 million. The Cut-Off Date LTV Ratio and Maturity Date LTV Ratio are based on the $2,081.0 million value. See “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus.

(9)	With respect to Mortgage Loan No. 4, GLP Industrial Portfolio B, the related loan documents permit both (i) a collateral substitution and/or (ii) a partial collateral release in connection with a partial prepayment, in each case subject to LTV, DSCR and/or Debt Yield tests. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this prospectus.

(10)	With respect to Mortgage Loan Nos. 4, 13 and 14, GLP Industrial Portfolio B, Dembs Roth Kancov Portfolio and Dembs Roth Cross Group Portfolio, respectively, the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, in connection with a partial defeasance or prepayment of the related mortgage loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Partial Releases” in this prospectus.

(11)	Mortgage Loan No. 6, Princeton Pike Corporate Center, is part of a whole loan that is evidenced by three (3) pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $130,000,000. The Princeton Pike Corporate Center mortgage loan is evidenced by one (1) such pari passu promissory note (Note A-2) with an outstanding principal balance as of the Cut-off Date of $45,000,000. The pari passu promissory notes that are not included in the Issuing Entity (Notes A-1 and A-3) evidence the related serviced companion loans, with an aggregate outstanding principal balance as of the Cut-off Date of $85,000,000. The pari passu companion loan evidenced by Note A-1 is being held by the MSBAM 2016-C28 securitization trust. The pari passu companion loan evidenced by Note A-3 is expected to be held by Morgan Stanley Bank, N.A. or an affiliate as of the Cut-off Date, and such promissory note may be contributed to one or more future securitization trusts or otherwise transferred at any time. The Princeton Pike Corporate Center whole loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2016-C28 securitization trust. Defeasance is permitted at any time on or after the earlier of (a) the end of the two-year period commencing on the securitization closing date with respect to the last Princeton Pike Corporate Center promissory note to be securitized and (b) July 1, 2019. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu serviced companion loan. See “Description of the Mortgage Pool—The Whole Loans —The Serviced Pari Passu Whole Loan—The Princeton Pike Corporate Center Whole Loan” in this prospectus.

(12)	Mortgage Loan No. 7, Twenty Ninth Street Retail, is part of a loan combination that is evidenced by three (3) pari passu promissory notes with an aggregate Cut-off Date principal balance of $150,000,000. The Twenty Ninth Street Retail mortgage loan is evidenced by one such pari passu promissory note (Note A-2) with an aggregate outstanding principal balance as of the Cut-off Date of $40,000,000. The pari passu promissory notes that are not included in the Issuing Entity (Notes A-1 and A-3) evidence the related non-serviced companion loan, which had an aggregate outstanding principal balance as of the Cut-off Date of $110,000,000. Promissory Note A-3, which had an outstanding principal balance as of the Cut-off Date of $35,000,000, is expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date of this transaction, and Promissory Note A-1, which had an outstanding principal balance as of the Cut-off Date of $75,000,000, is expected to be held by Goldman Sachs Mortgage Company or an affiliate thereof on the closing date of this transaction, both of which may be contributed to one or more future securitization transactions or otherwise transferred at any time. The Twenty Ninth Street Retail loan combination will be serviced pursuant to the pooling and servicing agreement for this transaction until the securitization date of the Promissory Note A-1, at which time the Twenty Ninth Street Retail loan combination will be serviced by the master servicer and the special servicer appointed under, and pursuant to the terms of, the pooling and servicing agreement entered to in connection with the Promissory Note A-1 securitization. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu non-serviced companion loan. See “Description of the Mortgage Pool—The Whole Loans —The Non-Serviced Pari Passu Whole Loans—The Twenty Ninth Street Retail Whole Loan” and “Servicing of the Mortgage Loans” in this prospectus.

(13)	Mortgage Loan No. 8, Ellenton Premium Outlets, is part of a loan combination that is evidenced by four (4) pari passu promissory notes with an aggregate Cut-off Date principal balance of $178,000,000. The Ellenton Premium Outlets mortgage loan is evidenced by one such pari passu promissory note (Note A-2) with an aggregate outstanding principal balance as of the Cut-off Date of $38,800,000. Promissory Note A-4, which had an outstanding principal balance as of the Cut-off Date of $71,200,000, is being held by the MSBAM 2016-C28 securitization trust. The pari passu promissory notes not included in the Issuing Entity (Note A-1 and A-3) evidence the related non-serviced companion loan, which had an outstanding principal balance as of the Cut-off Date of $68,000,000 and was contributed to the MSCI 2015-UBS8 securitization trust. The Ellenton Premium Outlets loan combination will be serviced pursuant to the pooling and servicing agreement for the MSCI 2015-UBS8 transaction. Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the securitization closing date with respect to the last Ellenton Premium Outlets promissory note to be securitized and (b) January 1, 2019. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu non-serviced companion loan. See “Description of the Mortgage Pool—

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The Whole Loans and Loan Combination—The Non-Serviced Pari Passu Whole Loans—The Ellenton Premium Outlets Whole Loan” and “Servicing of the Mortgage Loans” in this prospectus.

(14)	Mortgage Loan No. 9, Gateway Plaza, is part of a loan combination that is evidenced by three (3) pari passu promissory notes with an aggregate Cut-off Date principal balance of $57,500,000. The Gateway Plaza mortgage loan is evidenced by one such pari passu promissory note (Note A-1) with an outstanding principal balance as of the Cut-off Date of $28,000,000. The pari passu promissory notes that are not included in the Issuing Entity (Notes A-2 and A-3) evidence the related non-serviced companion loan, which had an aggregate outstanding principal balance as of the Cut-off Date of $29,500,000. The Gateway Plaza loan combination will be serviced pursuant to the pooling and servicing agreement for this transaction. Defeasance is permitted at any time after the end of the two-year period commencing on the securitization closing date with respect to the last Gateway Plaza promissory note to be securitized. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu non-serviced companion loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The Gateway Plaza Whole Loan” and “Servicing of the Mortgage Loans” in this prospectus.

(15)	With respect to Mortgage Loan No. 9, Gateway Plaza, the collateral for the Gateway Plaza Mortgage Loan consists of both fee and leasehold interest in the Gateway Plaza mortgaged property. The leasehold borrower owns the condominium unit comprising the entire office building less the public garage space covered by the garage leasehold condominium unit. The public portion of the garage, which is owned by the City of Richmond as a leashold condominium unit, is comprised of 310 parking spaces. The City of Richmond is required to pay the borrower $411,000 of ground rent for the first year, with annual increases based on the percentage growth in the average rate per space in the public portion of the garage.

(16)	Mortgage Loan No. 12, Grove City Premium Outlets, is part of a loan combination that is evidenced by five (5) pari passu promissory notes with an aggregate Cut-off Date principal balance of $140,000,000. The Grove City Premium Outlets mortgage loan is evidenced by two pari passu promissory notes (Note A-3 and A-4 ) with an outstanding principal balance as of the Cut-off Date of $20,000,000. The pari passu promissory notes that are not included in the Issuing Entity (Notes A-1, A-2 and A-5) evidence the related non-serviced companion loan, which had an aggregate outstanding principal balance as of the Cut-off Date of $120,000,000. Promissory Note A-2, which had an aggregate outstanding principal balance as of the Cut-off Date of $24,000,000, is expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date of this transaction, and Promissory Note A-5, which had an outstanding principal balance as of the Cut-off Date of $56,000,000, is expected to be held by Bank of America, N.A. or an affiliate thereof on the closing date of this transaction, all of which may be contributed to future securitization trusts or otherwise transferred at any time. The other pari passu promissory note not included in the Issuing Entity (Note A-1) evidences the other portion of the related non-serviced companion loan, which had an outstanding principal balance as of the Cut-off Date of $40,000,000 and was contributed to the MSCI 2015-UBS8 securitization trust. The Grove City Premium Outlets loan combination will be serviced pursuant to the pooling and servicing agreement for the MSCI 2015-UBS8 transaction until the securitization date of the Promissory Note A-2, at which time the Grove City Premium Outlets loan combination will be serviced by the master servicer and special servicer appointed under, and pursuant to the terms of, the pooling and servicing agreement entered into in connection with the Promissory Note A-2 securitization. Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the securitization closing date with respect to the last Grove City Premium Outlets promissory note to be securitized and (b) January 1, 2019. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu non-serviced companion loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Grove City Premium Outlets Whole Loan” and “Servicing of the Mortgage Loans” in this prospectus.

(17)	With respect to Mortgage Loan Nos. 15 and 17, Hilton Garden Inn Tupelo and Pine Haven MHC, the related mortgage loan documents permit future subordinate secured financing or mezzanine financing generally subject to compliance with certain combined LTV, DSCR and/or Debt Yield tests. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in this prospectus.

(18)	Mortgage Loan No. 19, Gulfport Premium Outlets, is part of a loan combination that is evidenced by three (3) pari passu promissory notes with an aggregate Cut-off Date principal balance of $50,000,000. The Gulfport Premium Outlets mortgage loan is evidenced by one such pari passu promissory note (Note A-3) with an outstanding principal balance as of the Cut-off Date of $9,330,000. The pari passu promissory notes that are not included in the Issuing Entity (Notes A-1 and A-2) evidence the related non-serviced companion loan, which had an aggregate outstanding principal balance as of the Cut-off Date of $40,670,000. Promissory Note A-1, which had an aggregate outstanding principal balance as of the Cut-off Date of $16,670,000, is held by Bank of America, N.A. The other pari passu promissory note not included in the Issuing Entity (Note A-2) evidences the other portion of the related non-serviced companion loan, which had an outstanding principal balance as of the Cut-off Date of $24,000,000 and was contributed to the MSCI 2015-UBS8 securitization trust. The Gulfport Premium Outlets loan combination will be serviced pursuant to the pooling and servicing agreement for the MSCI 2015-UBS8 transaction until the securitization date of the Promissory Note A-1, at which time the Gulfport Premium Outlets loan combination will be serviced by the master servicer and special servicer appointed under, and pursuant to the terms of, the pooling and servicing agreement entered into in connection with the Promissory Note A-1 securitization. Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the securitization closing date with respect to the last Gulfport Premium Outlets promissory note to be securitized and (b) January 1, 2019. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari

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passu non-serviced companion loan. See “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans—The Gulfport Premium Outlets Whole Loan” and “Servicing of the Mortgage Loans” in the Prospectus.

A.	“Yield Maintenance Premium” shall mean an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the Loan is paid on the anticipated repayment date (with each such payment and lower assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding payment date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

“Prepayment Rate” shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Anticipated Repayment Date as most recently published in “Statistical Release H.15 (519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

B.	“Yield Maintenance Premium” means, with respect to any payment of principal on a note or note component prior to the par prepayment period, the greater of (i) one percent (1%) of the principal being so paid and (ii) the product of: (A) a fraction whose numerator is the amount so paid and whose denominator is the outstanding principal balance of the note or note component before giving effect to such payment, times (B) the excess of (1) the sum of the respective present values, computed as of the date of prepayment, of the remaining scheduled payments of principal and interest with respect to the note or note component (including the balloon payment, assuming prepayment of the balloon payment on the first day in the par prepayment period), determined by discounting such payments to the date on which such payment of principal is made is made at the Treasury Constant Yield, over (2) the outstanding principal balance of the note or note component on such date immediately prior to such payment. The calculation of the Yield Maintenance Premium shall be made by the Lender and shall, absent manifest error, be final, conclusive and binding upon all parties.

“Treasury Constant Yield” means the arithmetic mean of the rates published as “Treasury Constant Maturities” as of 5:00 p.m., New York time, for the five Business Days preceding the date on which acceleration has been declared, or, as applicable, the date on which a prepayment subject to a Yield Maintenance Premium pursuant to the mortgage loan documents is made, as shown on the USD screen of Reuters (or such other page as may replace that page on that service, or such other page or replacement therefor on any successor service), or if such service is not available, the Bloomberg Service (or any successor service), or if neither Reuters nor the Bloomberg Service is available, under Section 504 in the weekly statistical release designated H.15(519) (or any successor publication) published by the Board of Governors of the Federal Reserve System, for “On the Run” U.S. Treasury obligations corresponding to the commencement of the par prepayment period.

If no such maturity shall so exactly correspond, yields for the two most closely corresponding published maturities (one before and one after the commencement of the par prepayment period) shall be calculated pursuant to the foregoing sentence and the Treasury Constant Yield shall be interpolated or extrapolated (as applicable) from such yields on a straight-line basis (rounding, in the case of relevant periods, to the nearest month).

C.	“Yield Maintenance Premium” shall mean, with respect to any prepayment of the loan, an amount equal to the greater of the amounts described clause (a) and (b) below:

(a) an amount equal to: (i) 1.0% of the amount prepaid if no event of default is continuing or (ii) 3.0% of the amount prepaid if an event of default is continuing; and

(b)

an amount equal to: (i) the amount, if any, by which (x) the sum of the respective present values as of the prepayment date of all remaining scheduled payment of principal and interest with respect to the loan, including the balloon payment on the scheduled maturity date (assuming no prepayments or acceleration of the loan), calculated by discounting such payments from the respective dates each such payment was due (or, with respect to such balloon payment, the open period start date) back to the prepayment date at a discount rate equal to the Treasury Constant Yield (defined below), exceeds (y) the outstanding principal balance of the loan as of the prepayment date immediately prior to such prepayment; multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date.

“Treasury Constant Yield” means the arithmetic mean of the rates published as “Treasury Constant Maturities” as of 5:00 p.m., New York time, for the five Business Days preceding the date on which acceleration has been declared or, as applicable, the date on which a prepayment subject to a Yield Maintenance Premium pursuant to the mortgage loan documents is made, as shown on the USD screen of Reuters (or such other page as may replace that page on that service, or such other page or replacement therefor on any successor service), or if such service is not available, the Bloomberg Service (or any successor service), or if neither Reuters nor the Bloomberg Service is available, under Section 504 in the weekly statistical release designated H.15(519) (or any successor publication) published by the Board of Governors of the Federal Reserve System, for “On the Run” U.S. Treasury obligations corresponding to the open period start date. If no such maturity shall so exactly correspond, yields for the two most closely corresponding

A-1-72

published maturities shall be calculated pursuant to the foregoing sentence and the Treasury Constant Yield shall be interpolated or extrapolated (as applicable) from such yields on a straight-line basis (rounding in the case of relevant periods, to the nearest month).

D.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (i) three percent (3%) of the principal amount of the loan being prepaid and (ii) the excess, if any, of (a) the present value (determined using a discount rate equal to the Treasury Note Rate (as defined below) at such time) of all scheduled payments of principal and interest payable in respect of the principal amount of the loan being prepaid, provided that the Note shall be deemed, for purposes of this definition, to be due and payable on the open prepayment commencement date, over (b) the principal amount of the loan being prepaid.

“Treasury Note Rate” shall mean, at the time of the prepayment, as applicable, the rate of interest per annum equal to the yield to maturity (converted by Lender to the equivalent monthly yield using Lender’s then system of conversion) of the United States Treasury obligations selected by the holder of the note having maturity dates closest to, but not exceeding, the remaining term to the open prepayment commencement date.

E.	“Yield Maintenance” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the loan being prepaid, and (ii) the present value as of the prepayment calculation date of a series of monthly payments over the remaining term of the loan through and including the Maturity Date each equal to the amount of interest which would be due on the principal amount of the loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15- Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the Prepayment Calculation Date, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Maturity Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender’s calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

A-1-73

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Appendix II

Mortgage Pool Information

Mortgage Loan Sellers

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Loan Seller	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
UBS Real Estate Securities Inc.	21	$493,644,455	74.1%	4.6008%	120	1.84x	11.4%	54.1%	46.6%
Morgan Stanley Mortgage Capital Holdings LLC	3	$103,892,954	15.6%	4.2188%	98	2.99x	14.3%	46.3%	44.0%
Bank of America, National Association	7	$69,071,788	10.4%	4.8839%	118	1.74x	11.6%	69.4%	61.1%
Total:	31	$666,609,197	100.0%	4.5706%	116	2.01x	11.9%	54.5%	47.7%

Cut-off Date Balances

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Balance ($)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
2,842,849 - 5,000,000	4	$12,918,996	1.9%	5.1379%	118	1.51x	11.1%	67.2%	53.4%
5,000,001 - 10,000,000	10	$77,572,737	11.6%	4.7984%	118	1.75x	11.3%	61.1%	53.1%
10,000,001 - 15,000,000	2	$24,587,698	3.7%	4.9134%	117	1.36x	8.8%	72.2%	62.9%
15,000,001 - 20,000,000	4	$71,027,511	10.7%	4.9008%	117	2.04x	12.7%	62.2%	53.2%
20,000,001 - 25,000,000	2	$43,907,822	6.6%	5.0662%	101	1.93x	14.3%	63.2%	52.7%
25,000,001 - 50,000,000	5	$196,800,000	29.5%	4.5475%	126	1.97x	11.1%	54.9%	51.1%
50,000,001 - 62,000,000	4	$239,794,433	36.0%	4.2616%	109	2.22x	12.4%	45.6%	38.7%
Total:	31	$666,609,197	100.0%	4.5706%	116	2.01x	11.9%	54.5%	47.7%

Minimum: $2,842,849
Maximum: $62,000,000
Average: $21,503,522

A-2-1

Appendix II

Mortgage Pool Information

States

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
State	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
California	21	$97,887,084	14.7%	4.7227%	114	1.93x	12.5%	59.5%	50.3%
Texas	33	$95,072,892	14.3%	4.5473%	115	1.69x	10.8%	54.8%	44.7%
New York	1	$62,000,000	9.3%	4.1175%	116	1.70x	10.6%	45.1%	41.1%
Florida	38	$60,311,649	9.0%	4.5018%	113	2.46x	12.2%	53.5%	50.5%
New Jersey	1	$45,000,000	6.8%	4.6726%	118	1.38x	9.6%	65.3%	60.8%
Washington	13	$40,636,359	6.1%	4.8727%	96	1.78x	11.8%	58.8%	49.3%
Colorado	1	$40,000,000	6.0%	4.0970%	119	2.79x	12.0%	42.9%	42.9%
Virginia	4	$39,465,678	5.9%	5.0289%	161	1.95x	13.4%	50.1%	45.2%
Pennsylvania	21	$31,592,676	4.7%	4.1804%	107	3.04x	13.7%	47.4%	46.3%
Georgia	21	$28,247,028	4.2%	4.4547%	107	2.32x	12.5%	61.8%	56.1%
Mississippi	4	$25,785,748	3.9%	4.8746%	117	2.09x	12.8%	55.8%	46.6%
Connecticut	3	$16,939,732	2.5%	4.8539%	119	1.49x	10.9%	57.5%	44.5%
Illinois	8	$12,478,309	1.9%	5.0781%	116	1.96x	13.4%	66.1%	54.9%
Michigan	6	$9,288,879	1.4%	5.0367%	117	1.92x	13.0%	67.6%	55.9%
Arizona	17	$7,724,217	1.2%	3.8782%	84	4.08x	17.6%	32.0%	30.7%
Ohio	4	$7,427,138	1.1%	4.7254%	119	1.59x	12.1%	51.6%	35.8%
Louisiana	1	$7,300,000	1.1%	4.7450%	117	1.27x	8.0%	66.8%	58.9%
Maryland	1	$7,100,000	1.1%	5.0270%	118	1.34x	9.4%	66.2%	57.4%
Indiana	3	$5,716,210	0.9%	4.5123%	119	1.68x	11.4%	50.5%	38.2%
Oregon	5	$5,586,388	0.8%	4.2708%	110	2.24x	12.7%	43.7%	33.9%
Alaska	1	$4,488,654	0.7%	4.4000%	119	1.64x	11.1%	47.6%	35.0%
Massachusetts	1	$3,825,383	0.6%	4.4000%	119	1.64x	11.1%	47.6%	35.0%
Kentucky	1	$2,892,954	0.4%	4.9500%	118	1.35x	9.0%	61.6%	50.8%
Utah	4	$2,416,780	0.4%	3.8164%	80	4.37x	18.4%	30.2%	30.2%
North Carolina	2	$2,019,191	0.3%	4.5601%	118	1.69x	11.5%	51.8%	39.6%
District of Columbia	1	$1,727,592	0.3%	4.4000%	119	1.64x	11.1%	47.6%	35.0%
Tennessee	4	$1,475,982	0.2%	3.8164%	80	4.37x	18.4%	30.2%	30.2%
Missouri	1	$1,282,153	0.2%	5.0781%	116	1.86x	13.0%	65.4%	54.3%
Kansas	1	$920,520	0.1%	5.0781%	116	1.86x	13.0%	65.4%	54.3%
Total:	222	$666,609,197	100.0%	4.5706%	116	2.01x	11.9%	54.5%	47.7%

A-2-2

Appendix II

Mortgage Pool Information

Property Types

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Property Type	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV

Office
CBD	3	$149,915,784	22.5%	4.5443%	129	1.62x	10.9%	50.8%	44.2%
Suburban	4	$67,738,304	10.2%	4.7784%	107	1.47x	10.6%	62.9%	56.8%
Medical	1	$4,340,127	0.7%	5.3175%	118	1.40x	10.2%	74.8%	62.4%
Subtotal:	8	$221,994,215	33.3%	4.6308%	122	1.57x	10.8%	55.0%	48.4%
Retail
Outlet Center	3	$68,130,000	10.2%	4.3083%	117	2.56x	11.6%	53.0%	53.0%
Regional Lifestyle Center	1	$40,000,000	6.0%	4.0970%	119	2.79x	12.0%	42.9%	42.9%
Unanchored	15	$19,277,007	2.9%	5.0781%	116	1.92x	13.3%	65.9%	54.7%
Anchored	2	$16,100,000	2.4%	4.7386%	118	1.64x	11.1%	60.8%	52.4%
Single Tenant	13	$12,975,935	1.9%	5.0495%	116	1.75x	12.1%	64.6%	53.5%
Shadow Anchored	1	$9,400,000	1.4%	4.8530%	119	1.58x	8.3%	60.6%	60.6%
Subtotal:	35	$165,882,942	24.9%	4.4774%	118	2.33x	11.7%	54.1%	51.2%
Industrial
Warehouse	25	$63,556,285	9.5%	4.6086%	111	1.92x	11.8%	55.7%	46.4%
Distribution Warehouse	68	$37,085,459	5.6%	3.8164%	80	4.37x	18.4%	30.2%	30.2%
Flex	24	$24,590,379	3.7%	4.7233%	114	1.94x	12.6%	61.1%	50.6%
Light Industrial	24	$3,833,610	0.6%	3.8164%	80	4.37x	18.4%	30.2%	30.2%
Flex, Light Industrial, Distribution	11	$1,921,030	0.3%	3.8164%	80	4.37x	18.4%	30.2%	30.2%
Subtotal:	152	$130,986,763	19.6%	4.3710%	101	2.72x	14.1%	48.4%	41.9%
Self Storage
Self Storage	19	$61,878,649	9.3%	4.4000%	119	1.64x	11.1%	47.6%	35.0%
Subtotal:	19	$61,878,649	9.3%	4.4000%	119	1.64x	11.1%	47.6%	35.0%
Hospitality
Full Service	2	$38,418,795	5.8%	5.1909%	118	1.93x	14.4%	66.2%	53.2%
Limited Service	1	$6,717,068	1.0%	5.0502%	117	2.22x	17.4%	59.4%	44.9%
Subtotal:	3	$45,135,863	6.8%	5.1700%	118	1.97x	14.8%	65.2%	51.9%
Multifamily
Garden	2	$19,155,073	2.9%	4.9911%	117	1.33x	8.9%	72.9%	61.7%
Mid-Rise	1	$7,300,000	1.1%	4.7450%	117	1.27x	8.0%	66.8%	58.9%
Subtotal:	3	$26,455,073	4.0%	4.9232%	117	1.31x	8.6%	71.2%	60.9%
Manufactured Housing
Manufactured Housing	2	$14,275,691	2.1%	4.7388%	117	1.51x	9.6%	72.5%	65.3%
Subtotal:	2	$14,275,691	2.1%	4.7388%	117	1.51x	9.6%	72.5%	65.3%

Total:	222	$666,609,197	100.0%	4.5706%	116	2.01x	11.9%	54.5%	47.7%

A-2-3

Appendix II

Mortgage Pool Information

Mortgage Rates

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Rate (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
3.8164 - 4.5000	7	$288,008,649	43.2%	4.1619%	110	2.56x	12.7%	44.3%	40.7%
4.5001 - 5.0000	13	$237,380,388	35.6%	4.7148%	115	1.45x	10.1%	62.3%	53.8%
5.0001 - 5.5000	10	$136,128,724	20.4%	5.1434%	130	1.83x	13.1%	62.4%	51.9%
5.5001 - 5.6500	1	$5,091,435	0.8%	5.6500%	119	1.54x	12.4%	55.0%	42.3%
Total:	31	$666,609,197	100.0%	4.5706%	116	2.01x	11.9%	54.5%	47.7%

Minimum: 3.8164%
Maximum: 5.650%
Weighted Average: 4.5706%

Original Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Term to Maturity (mos.)	Mtg. Loans
84	2	$76,961,726	11.5%	4.1333%	81	3.62x	16.8%	37.7%	35.2%
120	28	$561,647,471	84.3%	4.5996%	118	1.79x	11.1%	57.2%	49.6%
180	1	$28,000,000	4.2%	5.1910%	179	1.98x	13.8%	46.7%	43.3%
Total:	31	$666,609,197	100.0%	4.5706%	116	2.01x	11.9%	54.5%	47.7%

Minimum: 84 mos.
Maximum: 180 mos.
Weighted Average: 118 mos.

A-2-4

Appendix II

Mortgage Pool Information

Remaining Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
80 - 84	2	$76,961,726	11.5%	4.1333%	81	3.62x	16.8%	37.7%	35.2%
116 - 120	28	$561,647,471	84.3%	4.5996%	118	1.79x	11.1%	57.2%	49.6%
179 - 180	1	$28,000,000	4.2%	5.1910%	179	1.98x	13.8%	46.7%	43.3%
Total:	31	$666,609,197	100.0%	4.5706%	116	2.01x	11.9%	54.5%	47.7%

Minimum: 80 mos.
Maximum: 179 mos.
Weighted Average: 116 mos.

Original Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	6	$173,530,000	26.0%	4.1304%	106	3.14x	13.7%	43.7%	43.7%
240	1	$2,842,849	0.4%	5.2500%	119	1.52x	13.6%	58.0%	37.2%
300	7	$163,605,810	24.5%	4.7090%	114	1.58x	11.4%	55.2%	43.3%
360	17	$326,630,538	49.0%	4.7292%	123	1.63x	11.1%	59.8%	52.1%
Total:	31	$666,609,197	100.0%	4.5706%	116	2.01x	11.9%	54.5%	47.7%

Minimum: 240 mos.
Maximum: 360 mos.
Weighted Average: 339 mos.

A-2-5

Appendix II

Mortgage Pool Information

Remaining Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	6	$173,530,000	26.0%	4.1304%	106	3.14x	13.7%	43.7%	43.7%
238 - 240	1	$2,842,849	0.4%	5.2500%	119	1.52x	13.6%	58.0%	37.2%
297 - 300	7	$163,605,810	24.5%	4.7090%	114	1.58x	11.4%	55.2%	43.3%
356 - 360	17	$326,630,538	49.0%	4.7292%	123	1.63x	11.1%	59.8%	52.1%
Total:	31	$666,609,197	100.0%	4.5706%	116	2.01x	11.9%	54.5%	47.7%

Minimum: 239 mos.
Maximum: 360 mos.
Weighted Average: 339 mos.

Debt Service Coverage Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Debt Service Coverage Ratio (x)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1.27 - 1.30	2	$20,455,073	3.1%	4.9793%	117	1.28x	8.5%	69.8%	59.2%
1.31 - 1.40	5	$119,248,865	17.9%	4.7295%	119	1.37x	9.7%	62.2%	53.9%
1.41 - 1.50	4	$70,916,859	10.6%	4.6773%	117	1.42x	9.9%	63.7%	53.8%
1.51 - 1.60	4	$32,806,982	4.9%	5.2026%	119	1.54x	11.2%	60.7%	49.7%
1.61 - 1.80	4	$153,990,375	23.1%	4.3829%	113	1.67x	11.1%	49.5%	41.0%
1.81 - 2.00	5	$75,397,879	11.3%	5.0473%	140	1.93x	13.3%	57.8%	49.8%
2.01 - 2.25	2	$29,663,164	4.4%	5.1235%	118	2.21x	16.2%	66.3%	54.0%
2.26 - 2.50	1	$38,800,000	5.8%	4.2985%	117	2.45x	11.0%	53.6%	53.6%
2.51 - 3.00	3	$69,330,000	10.4%	4.1919%	118	2.75x	12.2%	46.8%	46.8%
3.01 - 4.37	1	$56,000,000	8.4%	3.8164%	80	4.37x	18.4%	30.2%	30.2%
Total:	31	$666,609,197	100.0%	4.5706%	116	2.01x	11.9%	54.5%	47.7%

Minimum: 1.27x
Maximum: 4.37x
Weighted Average: 2.01x

A-2-6

Appendix II

Mortgage Pool Information

Cut-off Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
30.2 - 40.0	1	$56,000,000	8.4%	3.8164%	80	4.37x	18.4%	30.2%	30.2%
40.1 - 50.0	5	$201,208,649	30.2%	4.3604%	126	1.99x	11.6%	45.7%	40.1%
50.1 - 60.0	9	$171,813,095	25.8%	4.6400%	114	1.86x	11.3%	56.5%	49.2%
60.1 - 65.0	4	$72,765,653	10.9%	4.8097%	118	1.45x	10.2%	61.8%	51.8%
65.1 - 70.0	6	$117,900,909	17.7%	4.9127%	117	1.69x	11.8%	66.2%	57.8%
70.1 - 75.0	5	$40,920,892	6.1%	4.9102%	117	1.47x	9.9%	72.9%	62.8%
75.1 - 75.9	1	$6,000,000	0.9%	4.7320%	117	1.41x	9.3%	75.9%	66.9%
Total:	31	$666,609,197	100.0%	4.5706%	116	2.01x	11.9%	54.5%	47.7%

Minimum: 30.2%
Maximum: 75.9%
Weighted Average: 54.5%

Maturity Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Maturity Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
30.2 - 40.0	4	$129,205,731	19.4%	4.1945%	102	2.81x	14.3%	40.7%	33.3%
40.1 - 50.0	10	$256,488,711	38.5%	4.5802%	122	1.86x	11.6%	51.2%	44.8%
50.1 - 55.0	6	$142,247,766	21.3%	4.6152%	117	1.99x	11.3%	59.5%	53.3%
55.1 - 60.0	5	$53,344,236	8.0%	5.0550%	118	1.72x	11.9%	68.7%	57.8%
60.1 - 67.1	6	$85,322,752	12.8%	4.7343%	118	1.45x	9.6%	68.0%	62.5%
Total:	31	$666,609,197	100.0%	4.5706%	116	2.01x	11.9%	54.5%	47.7%

Minimum: 30.2%
Maximum: 67.1%
Weighted Average: 47.7%

A-2-7

Appendix II

Mortgage Pool Information

Amortization Type

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Amortization Type	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Amortizing Balloon	15	$263,096,572	39.5%	4.8445%	115	1.64x	11.8%	58.9%	47.0%
Partial Interest Only	10	$229,982,625	34.5%	4.5894%	125	1.58x	10.6%	57.6%	51.5%
Interest Only	6	$173,530,000	26.0%	4.1304%	106	3.14x	13.7%	43.7%	43.7%
Total:	31	$666,609,197	100.0%	4.5706%	116	2.01x	11.9%	54.5%	47.7%

Underwritten NOI Debt Yield

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Underwritten NOI Debt Yield (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
8.0 - 8.0	1	$7,300,000	1.1%	4.7450%	117	1.27x	8.0%	66.8%	58.9%
8.1 - 8.5	1	$9,400,000	1.4%	4.8530%	119	1.58x	8.3%	60.6%	60.6%
8.6 - 9.0	3	$27,480,652	4.1%	4.9173%	117	1.36x	8.9%	71.1%	61.7%
9.1 - 9.5	2	$13,100,000	2.0%	4.8919%	118	1.37x	9.4%	70.6%	61.8%
9.6 - 10.0	3	$149,915,784	22.5%	4.6664%	118	1.38x	9.8%	61.5%	52.8%
10.1 - 10.5	1	$4,340,127	0.7%	5.3175%	118	1.40x	10.2%	74.8%	62.4%
10.6 - 11.0	2	$100,800,000	15.1%	4.1872%	116	1.99x	10.8%	48.4%	45.9%
11.1 - 11.5	2	$70,362,883	10.6%	4.4527%	119	1.62x	11.1%	48.3%	35.6%
11.6 - 12.0	4	$71,993,066	10.8%	4.2655%	118	2.58x	12.0%	51.3%	49.5%
12.1 - 13.0	5	$69,935,681	10.5%	5.0574%	107	1.70x	12.6%	60.7%	49.5%
13.1 - 14.0	4	$56,317,839	8.4%	5.0220%	148	2.09x	13.6%	52.8%	46.8%
14.1 - 18.4	3	$85,663,164	12.9%	4.2690%	93	3.62x	17.6%	42.7%	38.5%
Total:	31	$666,609,197	100.0%	4.5706%	116	2.01x	11.9%	54.5%	47.7%

Minimum: 8.0%
Maximum: 18.4%
Weighted Average: 11.9%

A-2-8

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS
OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

A-3-1

MSCI 2016-UBS9	525 Seventh Avenue

Mortgage Loan No. 1 – 525 Seventh Avenue

A-3-2

MSCI 2016-UBS9	525 Seventh Avenue

Mortgage Loan No. 1 – 525 Seventh Avenue

A-3-3

MSCI 2016-UBS9	525 Seventh Avenue

Mortgage Loan No. 1 – 525 Seventh Avenue

MANHATTAN
525 Seventh Avenue
525 Seventh Avenue
New York, NY 10018
West Side
Midtown
Garment District
Chelsea
Flatiron District
HUDSON YARDS
Hudson River
Hudson River Greenway
Highline Elevated Park
High Line Elevated Park
Lincoln Tunnel
Jacob Javits Convention Center
Port Authority Bus Terminal
New York Times Bldg.
TIMES SQUARE
Condé Nast Bldg. (4 Times Sq.)
SUNY College of Optometry
Bryant Park
New York Public Library
Grand Central Terminal (Metro North)
MetLife Building
Lefcourt Manhattan Bldg.
Republic Bank Tower
The Morgan Library & Museum
Macy's
HERALD SQUARE
Manhattan Center
One Penn Plaza
Madison Square Garden
PENN STATION
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Manhattan Mall
Empire State Building
LONG ISLAND RAILROAD
General Post Office
Fashion Institute of Technology
Chelsea Park
Clement Clarke Moore Park
Chelsea Waterside Park
Pier 62 Skatepark
Chelsea Piers Sports & Entertainment Complex
IAC Building
Chelsea Market
Google
Rubin Museum of Art
Starrett-Lehigh Building
Madison Square Park
Supreme Court-Appellate Division
Metropolitan Life Building
NY Life Insurance Bldg.
Flatiron Building
Theo. Roosevelt Birthplace Natl. Historic Site
Union Square
Gershwin Theatre
One Worldwide Plaza
Morgan Stanley Building
Imperial Theatre
Viacom Intl.
Bank of America Tower
Time-Life Building
Exxon Building
News Corp. Building
UBS
AXA Center
666 Fifth Avenue
75 Rockefeller Plaza
Radio City Music Hall
45 Rockefeller Plaza
ROCKEFELLER CENTER
GE Building
1 Rockefeller Plaza
Rockefeller Tower 49
St. Patrick's Cathedral
Saks Fifth Ave.
Park Avenue Plaza
Mutual of Omaha Building
ITT-American Building
Palmolive Building
JPMorgan Chase Tower
METRO NORTH
Broadway
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Park Ave. South
9th Ave.
10th Ave.
11th Ave.
12th Ave.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 42nd St.
W. 41st St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
9A
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
Weehawken
North Bergen
West New York
Upper West Side
Upper East Side
Central Park
Astoria
Long Island City
Williamsburg
Greenwich Village
SoHo
Tribeca
Chinatown
Financial District
Brooklyn Heights
Park Slope
Midtown
Chelsea
MANHATTAN

A-3-4

MSCI 2016-UBS9	525 Seventh Avenue

Mortgage Loan No. 1 – 525 Seventh Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$62,000,000			Location:	New York, NY 10018
Cut-off Date Balance(1):	$62,000,000			General Property Type:	Office
% of Initial Pool Balance:	9.3%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Samuel W. Rosenblatt; MSGT LLC			Year Built/Renovated:	1925/N/A
Mortgage Rate:	4.1175%			Size:	505,273 SF
Note Date:	10/8/2015			Cut-off Date Balance per Unit(1):	$348
First Payment Date:	12/6/2015			Maturity Date Balance per Unit(1):	$317
Maturity Date:	11/6/2025			Property Manager:	Olmstead Properties, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$18,668,527
Seasoning:	4 months			UW NOI Debt Yield(1):	10.6%
Prepayment Provisions(2):	LO (28); DEF (87); O (5)			UW NOI Debt Yield at Maturity(1):	11.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	2.36x (IO) 1.70x (P&I)
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$15,646,586 (12/31/2015 TTM)
Additional Debt Balance(3):	$114,000,000			2nd Most Recent NOI:	$14,280,806 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$14,868,976 (12/31/2013)
Reserves(4)				Most Recent Occupancy:	95.5% (1/19/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.6% (12/31/2014)
RE Tax:	$2,313,927	$462,785	N/A	3rd Most Recent Occupancy:	93.9% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$390,000,000 (10/1/2015)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	45.1%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	41.1%
Other:	$777,924	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$176,000,000	95.4%	Loan Payoff:	$172,000,000	93.3%
Borrower Equity:	$8,423,743	4.6%	Reserves:	$3,091,851	1.7%
			Closing Costs:	$1,657,424	0.9%
			Defeasance Costs:	$7,674,467	4.2%
Total Sources:	$184,423,743	100.0%	Total Uses:	$184,423,743	100.0%

(1)	The 525 Seventh Avenue Mortgage Loan is part of the 525 Seventh Avenue Whole Loan, which is comprised of four pari passu promissory notes with an aggregate principal balance of $176,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 525 Seventh Avenue Whole Loan.

(2)	Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last 525 Seventh Avenue promissory note to be securitized and (b) December 6, 2018.

(3)	See “—The Mortgage Loan” and “—Additional Secured Indebtedness (not including trade debt)” below for further discussion of additional debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The largest mortgage loan (the “525 Seventh Avenue Mortgage Loan”) is part of a whole loan (the “525 Seventh Avenue Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $176,000,000, all of which are secured by a first priority fee mortgage encumbering a 24-story office building totaling 505,273 SF in New York, New York (the “525 Seventh Avenue Property”). Promissory Note A-1, in the original principal amount of $62,000,000, represents the 525 Seventh Avenue Mortgage Loan. Promissory Notes A-2, A-3 and A-4, in the aggregate original principal amount of $114,000,000, represent a non-serviced companion loan (the “525 Seventh Avenue Non-Serviced Companion Loan”). A portion of the 525 Seventh Avenue Non-Serviced Companion Loan, represented by Promissory Note A-2 in the original principal amount of $70,000,000, is currently held by the MSCI 2015-UBS8 securitization trust. The remaining portion of the 525 Seventh Avenue Non-Serviced Companion Loan, represented by Promissory Notes A-3 and A-4, are expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The 525 Seventh Avenue Whole Loan is serviced pursuant to the pooling and servicing agreement for the MSCI 2015-UBS8 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The 525 Seventh Avenue Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The proceeds of the 525 Seventh Avenue Whole Loan, along with approximately $8.4 million of borrower equity, were used to defease a previous mortgage loan secured by the 525 Seventh Avenue Property, fund reserves and pay closing costs. The previous mortgage loan secured by the 525 Seventh Avenue Property was included in the MSC 2007-HQ11 securitization trust.

A-3-5

MSCI 2016-UBS9	525 Seventh Avenue

The Borrower and the Sponsor. The borrower is 525 Delaware LLC (the “525 Seventh Avenue Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors. The sponsors and the nonrecourse carve-out guarantors of the 525 Seventh Avenue Borrower are Samuel W. Rosenblatt and MSGT LLC. The 525 Seventh Avenue Borrower is wholly owned by 525 Building Co, LLC, a New York limited liability company. 525 Building Co, LLC is owned by managing member, Olmstead-Enterprise, LLC (44.8057%), as well as 525 Transactions, LLC (55.1943%).

Samuel W. Rosenblatt is the president of Olmstead Properties, Inc., a full service real estate company established in New York City in 1930. Olmstead Properties, Inc. owns and manages over 30 income-producing properties totaling approximately 3.0 million SF and specializes in the management, leasing and development of New York City office properties.

MSGT LLC is an affiliate of the 525 Seventh Avenue Borrower through Enterprise Asset Management, Inc. (“EAM”). MSGT LLC is owned by four separate sets of trusts each consisting of 10 individual trusts. The 40 total trusts each own a 2.5% stake in the 525 Seventh Avenue Borrower. Each set of trusts has a single beneficiary. MSGT LLC is managed by EAM which is owned by shareholders Robert G. James (20.0%), Lois Zaro (20.0%), Carol S. Weisman (20.0%), Bonnie Englebardt (20.0%), and Susan Z. Green (20.0%). EAM, a privately owned, family-run business, was founded in 1968 and is headquartered in New York City. EAM’s portfolio includes 10 office properties in New York City and a combined office portfolio of approximately 3.4 million SF. In addition, EAM owns and/or manages retail and residential properties in Texas, California, and New York.

The Property. The 525 Seventh Avenue Property is a 24-story, 505,273 SF Class B office building located at the northeast intersection of Seventh Avenue and West 38th Street. The 525 Seventh Avenue Property consists of 490,896 SF of office space and 14,377 SF of retail space with frontage along both Seventh Avenue and 38th Street. The 525 Seventh Avenue Property is in close proximity to Times Square, the Empire State Building, Bryant Park, Madison Square Garden, Herald Square, and within walking distance to several mass transit options including the A, C, E, N, R, S, 1, 2, 3, and 7 subway trains (all within four blocks). Penn Station, Grand Central, and Port Authority Bus Terminal are also within close proximity to the 525 Seventh Avenue Property providing access to New Jersey Transit, New Jersey PATH, Long Island Railroad, Amtrak, and Metro-North.

The 525 Seventh Avenue Property has undergone capital improvements totaling approximately $4.4 million between 2009 and 2014, which included a new air-conditioning cooling tower and air-conditioning units, corridor renovations, restoration of all façades, restroom renovations, window replacements, water main work, and new roofing, along with approximately $6.3 million in tenant improvements.

The 525 Seventh Avenue Property is currently 95.5% occupied as of January 19, 2016 by 89 office tenants and four retail tenants. The largest tenant, Jones Apparel Group, occupies 58,729 SF (11.6% NRA; 11.9% U/W Base Rent) of space and has been in occupancy at the 525 Seventh Avenue Property since December 1999, expanding twice in 2000 and 2007, with no termination or renewal options. The second largest tenant, Kobra International Ltd, occupies 29,461 SF (5.8% NRA; 6.8% U/W Base Rent) of space and has been in occupancy at the 525 Seventh Avenue Property since 1991, expanding both in 1993 and 2007. In 2007, Kobra International Ltd leased an additional 2,381 SF of space expiring on June 30, 2017, with one 9.5-year renewal option remaining. The third largest tenant, Fashion Avenue Sweater Knits, occupies 24,473 (4.8% NRA; 4.6% U/W Base Rent) of space expiring June 30, 2024, with one five-year renewal option remaining. No other tenant at the 525 Seventh Avenue Property occupies greater than 4.1% of net rentable area. The retail space is currently 100.0% occupied as of January 19, 2016 by Balarini Restaurant Corp, Duane Reade, Starbucks Corp, and Federal Express Corp. Historical occupancy at the 525 Seventh Avenue Property has averaged 95.9% over the last five years.

Major Tenants.

Jones Apparel Group (58,729 SF, 11.6% of NRA, 11.9% of underwritten rent). Jones Apparel Group, now known as The Jones Group, Inc., is a global designer, marketer and wholesaler of over 35 brands comprised of apparel, footwear, jeans-wear, jewelry and handbags. It markets directly to consumers through its branded specialty retail and outlet stores and through its ecommerce sites. Jones Apparel Group initially leased 9,784 SF at the 525 Seventh Avenue Property in 1999, expanding its space on two separate occasions, and currently occupies 58,729 SF. Jones Apparel Group pays an average current base rent of $51.28 PSF with a lease expiration date of December 31, 2019. Jones Apparel Group currently subleases the sixth floor, comprised of 24,473 SF, to Cameron Industries, Inc.

Kobra International Ltd (29,461 SF, 5.8% of NRA, 6.8% of underwritten rent). Kobra International Ltd, doing business as Nicole Miller, designs and sells apparel and accessories around the world for women offering bridal gowns, bridesmaid dresses, ready-to-wear apparel, sportswear, day dresses, swimwear, and accessories. The Nicole Miller collection is sold in more than 1,200 independent specialty stores and boutiques in several major U.S. cities as well as department stores such as Neiman Marcus, Saks Fifth Avenue, Bloomingdale’s, and Nordstrom. Kobra International Ltd initially leased 20,661 SF at the 525 Seventh Avenue Property in 1991 and expanded its space to 27,080 SF in 1993 expiring on June 30, 2027. In 2007, Kobra International Ltd leased an additional 2,381 SF of space expiring on June 30, 2017, with one 9.5-year renewal option. Kobra International Ltd pays an average current base rent of $58.78 PSF.

A-3-6

MSCI 2016-UBS9	525 Seventh Avenue

The following table presents certain information relating to the leases at the 525 Seventh Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration
Major Tenants
Jones Apparel Group(3)	NR/NR/NR	58,729	11.6%	$3,011,785	11.9%	$51.28	12/31/2019
Kobra International Ltd	NR/NR/NR	29,461	5.8%	$1,731,709	6.8%	$58.78	Various(4)
Fashion Avenue Sweater Knits	NR/NR/NR	24,473	4.8%	$1,162,689	4.6%	$47.51	6/30/2024
Matague Co Ltd	NR/NR/NR	20,661	4.1%	$945,973	3.7%	$45.79	7/31/2016
NYC Knitwear	NR/NR/NR	19,250	3.8%	$794,538	3.1%	$41.27	Various(5)
Subtotal/Wtd. Avg.		152,574	30.2%	$7,646,693	30.1%	$50.12

Other Tenants		329,770	65.3%	$17,759,981	69.9%	$53.86
Vacant Space		22,929	4.5%	$0	0.0%	$0.00
Total/Wtd. Avg.		505,273	100.0%	$25,406,674	100.0%	$52.67

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(3)	Jones Apparel Group currently subleases the sixth floor, comprised of 24,473 SF, to Cameron Industries, Inc.

(4)	Kobra International Ltd’s space is leased pursuant to three leases. Two leases totaling 27,080 SF and $1,590,777 of underwritten base rent expire on June 30, 2027 and one lease totaling 2,381 SF and $140,932 of underwritten base rent expires on June 30, 2017.

(5)	NYC Knitwear’s space is leased pursuant to two leases. One lease totaling 13,756 SF and $542,393 of underwritten base rent expires on March 31, 2020 and one lease totaling 5,494 SF and $252,145 of underwritten base rent expires on April 30, 2020.

The following table presents certain information relating to the lease rollover schedule at the 525 Seventh Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	4	9,950	$37.14	2.0%	2.0%	$369,565	1.5%	1.5%
2016	12	70,980	$47.24	14.0%	16.0%	$3,353,196	13.2%	14.7%
2017	18	58,917	$49.71	11.7%	27.7%	$2,928,954	11.5%	26.2%
2018	11	32,372	$49.85	6.4%	34.1%	$1,613,633	6.4%	32.5%
2019	16	96,079	$50.89	19.0%	53.1%	$4,889,103	19.2%	51.8%
2020	21	71,210	$48.81	14.1%	67.2%	$3,475,627	13.7%	65.5%
2021	13	37,591	$63.32	7.4%	74.6%	$2,380,382	9.4%	74.8%
2022	4	9,288	$55.81	1.8%	76.5%	$518,402	2.0%	76.9%
2023	2	14,591	$44.28	2.9%	79.4%	$646,092	2.5%	79.4%
2024	3	43,039	$54.20	8.5%	87.9%	$2,332,740	9.2%	88.6%
2025	1	5,617	$56.65	1.1%	89.0%	$318,203	1.3%	89.8%
2026	0	0	$0.00	0.0%	89.0%	$0	0.0%	89.8%
2027 & Beyond	3	32,710	$78.90	6.5%	95.5%	$2,580,777	10.2%	100.0%
Vacant	0	22,929	$0.00	4.5%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	108	505,273	$52.67	100.0%		$25,406,674	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The 525 Seventh Avenue Property is located in the Garment District on 7th Avenue between 38th Street and 39th Street, in Midtown Manhattan. According to the appraisal, Midtown Manhattan is the largest office market in Manhattan, and features a number of signature buildings including the GM building, the Empire State Building and the Bank of America Tower. Traditionally drawing firms such as Donna Karan, Calvin Klein, Liz Claiborne and Jones Apparel, the Garment District has transformed into a diverse commercial district, resulting in the growth of office tenants in the area. New York City’s high concentration of financial services professionals has been a driver of office space. The demand for office space has produced increases in rents for space zoned for office use. In response to these changes, the current mayoral administration and the Fashion District BID have been seeking to rezone this district to allow more garment industry space to be converted into office space. Zoning rules currently in place stipulate that building owners preserve some space for garment-related tenants in order to keep the fashion industry in Manhattan.

The estimated 2015 population within a one-, three- and five-mile radius of the 525 Seventh Avenue Property is 177,762, 1,280,493 and 2,570,714, respectively, according to a third party market research report. The population within a one-, three- and five-mile radius is projected to increase by 5.43%, 3.55% and 4.04%, respectively, through 2020, according to a third party market research report. The 2015 average household income within a one-, three- and five-mile radius of the 525 Seventh Avenue Property is estimated to be to be $145,498, $137,025 and $112,153, respectively.

According to the appraisal, the 525 Seventh Avenue Property is located within the Midtown office submarket of Manhattan in New York, New York which consists of 564 Class B buildings totaling approximately 68.8 million SF of office space. As of 2Q 2015, the Midtown Class B office submarket vacancy

A-3-7

MSCI 2016-UBS9	525 Seventh Avenue

rate was 5.5% and the average rental rate was $55.05 PSF. The 525 Seventh Avenue Property has maintained an average occupancy of 95.9% over the past five years with a current occupancy of 95.5% as of January 19, 2016. According to the appraisal, the 525 Seventh Avenue Property’s competitive set, consisting of nine office properties totaling approximately 3.4 million SF, exhibits a vacancy rate of 5.7%.

The following table presents leasing data at certain office competitive properties with respect to the 525 Seventh Avenue Property:

Competitive Property Summary
Comparable Name	Address	Asking Rent PSF(1)	Original Year Built	Size (SF)	Total Occupancy
525 Seventh Avenue Property	525 Seventh Avenue	$52.67(2)	1925	505,273(2)	95.5%(2)
Office Comp 1	1328 Broadway	N/A	1909	219,000	100.0%
Office Comp 2	1333 Broadway	$50.00	1926	276,000	93.3%
Office Comp 3	1372 Broadway	N/A	1914	450,000	100.0%
Office Comp 4	1400 Broadway	$45.00	1939	686,000	94.7%
Office Comp 5	1440 Broadway	$55.00-$58.00	1925	493,000	86.2%
Office Comp 6	499 Seventh Avenue	N/A	1925	160,000	97.0%
Office Comp 7	501 Seventh Avenue	$51.00	1924	400,000	96.1%
Office Comp 8	512 Seventh Avenue	$44.00-$50.00	1930	502,960	92.5%
Office Comp 9	550 Seventh Avenue	N/A	1924	227,700	94.9%
Range/Wtd. Avg./Total(3)		$44.00-$58.00		3,414,660	94.4%

Source: Appraisal

(1)	Wtd. Avg. Asking Rent PSF excludes vacant space at the 525 Seventh Avenue Property.

(2)	Information is based on the underwritten rent roll.

(3)	Range/Wtd. Avg./Total excludes the 525 Seventh Avenue Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 525 Seventh Avenue Property:

Cash Flow Analysis
	2012	2013	2014	12/31/2015 TTM	UW	UW PSF
Base Rent(1)	$20,635,898	$20,779,084	$20,593,522	$22,105,943	$26,698,022	$52.84
Total Recoveries	$2,804,323	$3,153,802	$3,076,433	$3,452,400	$3,284,611	$6.50
Other Income	$33,107	$30,838	$51,018	$92,023	$92,023	$0.18
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,511,334)	($2.99)
Effective Gross Income	$23,473,328	$23,963,724	$23,720,973	$25,650,366	$28,563,322	$56.53
Total Operating Expenses	$8,214,402	$9,094,748	$9,440,167	$10,003,780	$9,894,795	$19.58
Net Operating Income	$15,258,926	$14,868,976	$14,280,806	$15,646,586	$18,668,527	$36.95
Capital Expenditures	$0	$0	$0	$0	$101,055	$0.20
TI/LC	$0	$0	$0	$0	$1,225,198	$2.42
Net Cash Flow	$15,258,926	$14,868,976	$14,280,806	$15,646,586	$17,342,275	$34.32

Occupancy %	98.4%	93.9%	95.6%	96.5%	95.5%
NOI DSCR	1.49x	1.45x	1.40x	1.53x	1.83x
NCF DSCR	1.49x	1.45x	1.40x	1.53x	1.70x
NOI Debt Yield	8.7%	8.4%	8.1%	8.9%	10.6%
NCF Debt Yield	8.7%	8.4%	8.1%	8.9%	9.9%

(1)	UW Base Rent is net of actual vacancy and includes approximately $51,300 of straight line contractual rent increases through June 2026 for the Duane Reade space, approximately $25,419 of straight line contractual rent increases through April 2020 for the Federal Express Corp space, approximately $22,321 of straight line contractual rent increases through March 2024 for the Starbucks Corp space, and approximately $621,189 of additional contractual rent steps effective August 1, 2016 for non-investment grade tenants and effective January 1, 2017 for investment grade tenants.

Escrows and Reserves. The 525 Seventh Avenue Borrower deposited $2,313,927 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The 525 Seventh Avenue Borrower is required to escrow 1/12 of the annual estimated insurance premiums (unless, with respect to the insurance premium only, the 525 Seventh Avenue Borrower maintains insurance under an acceptable blanket insurance policy and no event of default is continuing). During the continuance of a Trigger Period (as defined below), the 525 Seventh Avenue Borrower is required to escrow monthly $8,421 for replacement reserves and is required to escrow monthly $42,106 for TI/LC reserves. The 525 Seventh Avenue Borrower deposited $777,924 in escrow at loan origination for outstanding free rent periods ranging from one to nine months, relating to 21 individual tenants. During a Major Tenant Trigger Event (as defined below), all excess cash flow is required to be deposited into a reserve (the “Major Tenant Rollover Reserve”) to be held by the lender as additional security for the 525 Seventh Avenue Whole Loan. So long as no event of default exists, funds held in the Major Tenant Rollover Reserve are required to be used in connection with tenant improvements and leasing commissions incurred with respect to the Major Tenant space.

A “Trigger Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the 525 Seventh Avenue Borrower, the guarantors, or the property manager, (iii) the DSCR based on the trailing 12-month period falling below 1.15x, (iv) a Major Tenant Trigger Event, or (v) any indictment for fraud or misappropriation of funds by the 525 Seventh Avenue Borrower, the guarantors, or the property manager. A Trigger Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 120 days for the 525 Seventh Avenue Borrower, the guarantors, or the property manager and lender’s

A-3-8

MSCI 2016-UBS9	525 Seventh Avenue

determination that such filing does not materially affect the 525 Seventh Avenue Borrower’s, the guarantors’, or the property manager’s monetary obligations, in regard to clause (iii) above, the date the DSCR based on the trailing 12-month period is greater than or equal to 1.20x for two consecutive calendar quarters, or in regard to clause (iv) above, the Major Tenant Trigger Event is cured.

A “Major Tenant Trigger Event” will commence upon the earlier of (i) if, on or prior to no later than the earliest Major Tenant’s (as defined below) lease extension date and the date that is six months prior to the then-applicable expiration date of any Major Tenant’s lease, such Major Tenant fails to extend or renew such lease upon terms and conditions set forth in such Major Tenant’s lease (or as otherwise acceptable to the lender), (ii) if an event of default under any Major Tenant’s lease has occurred, (iii) a Major Tenant or lease guarantor of a Major Tenant’s lease becomes insolvent or a debtor in any bankruptcy action, (iv) if any Major Tenant’s lease is terminated or no longer in full force or effect, or (v) if a Major Tenant “goes dark,” vacates, ceases to occupy or discontinues its operations at more than 25% of its Major Tenant space at the 525 Seventh Avenue Property, provided, however that for so long as such Major Tenant has a rating of at least “BBB-” or the equivalent by two or more of the applicable rating agencies, no Major Tenant Trigger Event will occur under this clause (v) unless and until 18 months or less remain under the term of such Major Tenant’s lease. A Major Tenant Trigger Event will continue until, in regard to clause (i) above, the Major Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Major Tenant space, in regard to clause (ii) above, the applicable event of default has been cured, in regard to clause (iii) above, the Major Tenant’s lease is unconditionally affirmed in the applicable bankruptcy and the Major Tenant is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed with no material adverse effect on the guarantor’s ability to perform under the lease guaranty, in regard to clause (iv) above, certain re-leasing conditions have been satisfied with respect to the Major Tenant space, or in regard to clause (v) above, the applicable Major Tenant re-commences its operations at its leased premises for a period of at least three consecutive calendar months, or certain re-leasing conditions have been satisfied with respect to the Major Tenant space.

“Major Tenant” means (i) any tenant or replacement that together with its affiliates, leases space comprising either (a) greater than 25% of the total rentable SF or (b) 25% or more of gross income from operations, (ii) any tenant whose lease contains an option or preferential right to purchase all or any portion of the 525 Seventh Avenue Property, (iii) any tenant that is an affiliate of the 525 Seventh Avenue Borrower, the guarantors, or the property manager (other than Hays Ventures LLC (a borrower affiliate)), or (iv) any tenant that has entered into a lease during an event of default under the 525 Seventh Avenue Whole Loan.

Lockbox and Cash Management. The 525 Seventh Avenue Whole Loan provides for a springing hard lockbox (i.e., the 525 Seventh Avenue Borrower has agreed to establish and maintain a hard lockbox upon the commencement of a Trigger Period and thereafter maintain such hard lockbox throughout the term of the 525 Seventh Avenue Whole Loan). The 525 Seventh Avenue Whole Loan has springing cash management (i.e., the 525 Seventh Avenue Whole Loan has cash management only during the continuance of a Trigger Period). During the continuance of a Trigger Period for the 525 Seventh Avenue Whole Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the 525 Seventh Avenue Whole Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred or is continuing, to the 525 Seventh Avenue Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the 525 Seventh Avenue Borrower in connection with the operation and maintenance of the 525 Seventh Avenue Property reasonably approved by the lender, and to disburse the remainder to the 525 Seventh Avenue Borrower (or, during the continuance of a Cash Sweep Period (as defined below), to an account to be held by the lender as additional security for the 525 Seventh Avenue Whole Loan).

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the 525 Seventh Avenue Borrower, the guarantors, or the property manager, or (iii) the DSCR based on the trailing 12-month period falling below 1.10x. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed within 120 days for the 525 Seventh Avenue Borrower, the guarantors, or the property manager and lender’s determination that such filing does not materially affect the 525 Seventh Avenue Borrower’s, the guarantors’ or the property manager’s monetary obligations, or in regard to clause (iii) above, upon the date the DSCR based on the trailing 12-month period is greater than or equal to 1.15x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The 525 Seventh Avenue Property also secures the 525 Seventh Avenue Non-Serviced Companion Loan, with a Cut-off Date balance of $114,000,000. A portion of the 525 Seventh Avenue Non-Serviced Companion Loan is held by the MSCI 2015-UBS8 securitization trust, and the remaining portion of the 525 Seventh Avenue Non-Serviced Companion Loan is expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The promissory notes evidencing the 525 Seventh Avenue Non-Serviced Companion Loan accrue interest at the same rate as the 525 Seventh Avenue Mortgage Loan. The 525 Seventh Avenue Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the 525 Seventh Avenue Non-Serviced Companion Loan. The holders of the 525 Seventh Avenue Mortgage Loan and the 525 Seventh Avenue Non-Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 525 Seventh Avenue Whole Loan. Promissory Note A-2, comprising a portion of the 525 Seventh Avenue Non-Serviced Companion Loan, represents the controlling interest in the 525 Seventh Avenue Whole Loan, and is held by the MSCI 2015-UBS8 securitization trust. The 525 Seventh Avenue Whole Loan will be serviced pursuant to the terms of the pooling and servicing agreement for the MSCI 2015-UBS8 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The 525 Seventh Avenue Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 525 Seventh Avenue Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the 525 Seventh Avenue Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

A-3-9

MSCI 2016-UBS9	U Haul AREC RW Portfolio

Mortgage Loan No. 2 – U Haul AREC RW Portfolio

A-3-10

MSCI 2016-UBS9	U Haul AREC RW Portfolio

Mortgage Loan No. 2 – U Haul AREC RW Portfolio

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1
2
3
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11
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13
14
15
16
17
18
19

U-Haul AREC RW Portfolio

1	U-Haul Moving & Storage at I-20 & 360	Grand Prairie, TX
2	U-Haul Moving & Storage at N Sam Houston	Houston, TX
3	U-Haul Moving & Storage of Redwood City	Redwood City, CA
4	U-Haul Moving & Storage at Clackamas Town Center	Portland, OR
5	U-Haul Moving & Storage of Anchorage	Anchorage, AK
6	U-Haul Moving & Storage at South East St	Indianapolis, IN
7	U-Haul Moving & Storage of West Hartford	West Hartford, CT
8	U-Haul Moving & Storage at Fall River at I-195	Fall River, MA
9	U-Haul Moving & Storage of Levittown	Levittown, PA
10	U-Haul Moving & Storage of Lynwood	Lynwood, CA
11	U-Haul Moving & Storage of Eastland	Columbus, OH
12	U-Haul Moving & Storage of Capitol Hill	Washington, DC
13	U-Haul Moving & Storage of Newark	Newark, OH
14	U-Haul Moving & Storage of Jacksonville	Jacksonville, NC
15	U-Haul Moving & Storage of SE Seattle	Seattle, WA
16	U-Haul Moving & Storage of Rainier Valley	Seattle, WA
17	U-Haul Moving & Storage of Verde Valley	Cottonwood, AZ
18	U-Haul Moving & Storage of W Columbia Schoolhouse	Springfield, OH
19	U-Haul Moving & Storage at Washington St	Indianapolis, IN

A-3-11

MSCI 2016-UBS9	U Haul AREC RW Portfolio

Mortgage Loan No. 2 – U Haul AREC RW Portfolio

Mortgage Loan Information				Property Information(4)
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Portfolio
Original Balance:	$62,000,000			Location:	Various
Cut-off Date Balance:	$61,878,649			General Property Type:	Self Storage
% of Initial Pool Balance:	9.3%			Detailed Property Type:	Self Storage
Loan Purpose(1):	Refinance			Title Vesting:	Fee
Sponsor:	AMERCO			Year Built/Renovated:	Various
Mortgage Rate:	4.4000%			Size:	617,047 SF 7,341 Units
Note Date:	1/26/2016			Cut-off Date Balance per Unit:	$100 $8,429
First Payment Date:	3/6/2016			Maturity Date Balance per Unit:	$74 $6,198
Effective Maturity Date(2):	2/6/2026			Property Manager(5):	Various (borrower-related)
Original Term to Maturity(2):	120 months
Original Amortization Term:	300 months			Underwriting and Financial Information(4)
IO Period:	0 months			UW NOI:	$6,870,623
Seasoning:	1 month			UW NOI Debt Yield:	11.1%
Prepayment Provisions:	LO (25); DEF/YM1 (91); O (4)			UW NOI Debt Yield at Maturity:	15.1%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	1.64x
Additional Debt Type:	N/A			Most Recent NOI:	$7,533,251 (12/31/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$6,859,490 (3/31/2014 TTM)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$6,153,978 (3/31/2013 TTM)
Reserves(3)				Most Recent Occupancy(6):	84.1% (12/1/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	88.5% (3/31/2015 TTM)
RE Tax:	$704,362	Springing	N/A	3rd Most Recent Occupancy(6):	86.1% (3/31/2014 TTM)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(7):	$130,000,000 (11/23/2015)
Deferred Maintenance:	$187,015	$0	N/A	Cut-off Date LTV Ratio(7):	47.6%
Recurring Replacements:	$76,700	Springing	$76,700	Maturity Date LTV Ratio(7):	35.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$62,000,000	100.0%	Reserves:	$968,077	1.6%
			Closing Costs:	$1,137,337	1.8%
			Return of Equity(1):	$59,894,586	96.6%
Total Sources:	$62,000,000	100.0%	Total Uses:	$62,000,000	100.0%

(1)	Sixteen of the properties included in the U Haul Portfolio Property secured mortgage loans that were repaid in full in March 2015; therefore, at the time of the U Haul Portfolio Mortgage Loan origination, the U Haul Portfolio Borrower had no outstanding mortgage debt associated with the U Haul Portfolio Property.

(2)	The U Haul Portfolio Mortgage Loan has an anticipated repayment date (“ARD”) of February 6, 2026 and a stated maturity date of February 6, 2041. In the event the U Haul Portfolio Mortgage Loan is not repaid in full by the ARD, the interest rate will increase from the initial interest rate of 4.4000% to the greater of (a) 3.0000% above the initial interest rate and (b) 3.0000% above the 10-year treasury yield as of the ARD plus 2.3800%, provided that in no event shall the interest rate exceed 9.4000%. After the ARD, the U Haul Portfolio Borrower is required to deposit all excess cash flow with the lender and the lender is required to apply such excess cash first to interest in an amount equal to interest that would have accrued at the initial interest rate, second to the reduction of the principal balance of the U Haul Portfolio Mortgage Loan, and third to the payment of accrued interest on the U Haul Portfolio Mortgage Loan in excess of interest at the initial interest rate, until all such accrued interest on the U Haul Portfolio Mortgage Loan is paid in full. References above to “Maturity” and “Maturity Date” refer to the ARD.

(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Property Information and Underwriting and Financial Information are based on the combination or sum of all 19 self storage facilities that comprise the U Haul Portfolio Property.

(5)	U-Haul Co. of Alaska; U-Haul Co. of Arizona; U-Haul Co. of California; U-Haul Co. of Connecticut; U-Haul Co. of Indiana, Inc.; U-Haul Co. of Massachusetts & Ohio, Inc.; U-Haul Co. of North Carolina; U-Haul Co. of Oregon; U-Haul Co. of Pennsylvania; U-Haul Co. of Texas; U-Haul Co. of Washington; U-Haul Co. of District of Columbia, Inc.

(6)	Most Recent Occupancy rates are based on number of units. Based on SF, most recent occupancy is 86.6% as of December 1, 2015.

(7)	The Appraised Value (as of) represents the “as-is portfolio value” conclusion. The sum of the “as-is” appraised values on a stand-alone basis is $123,200,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the stand-alone appraised “as-is” value are 50.2% and 36.9%, respectively. The “as-is” appraised value for each of the properties is the higher of (i) the concluded land value and (ii) the “in-use” value for such property. The “in-use” value for each of the properties is the value associated with such property if it continues to be used as a self storage facility. The “in-use portfolio value” conclusion is $110,000,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the appraised “in-use portfolio value” are 56.3% and 41.4%, respectively. The sum of the “in-use” appraised values on a stand-alone basis is $100,290,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the stand-alone appraised “in-use” values are 61.7% and 45.4%, respectively. There are no collateral partial release provisions within the terms of the U Haul Portfolio Mortgage Loan.

The Mortgage Loan. The second largest mortgage loan (the “U Haul Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $62,000,000 that is secured by a first priority fee mortgage encumbering 19 self storage facilities, which includes 285 recreational vehicle (“RV”) parking spaces located across 12 states and the District of Columbia (collectively, the “U Haul Portfolio Property”). The proceeds of the U Haul Portfolio Mortgage Loan were used to fund reserves, pay closing costs, and return equity to the U Haul Portfolio Borrower. The self storage facilities were purchased by AREC RW, or its affiliates, on various dates from 1969 to 2013, for a total purchase price of approximately $36.4 million. A previous mortgage loan secured by 16 of the U Haul Portfolio Properties was included in the GMACC 2006-C1 securitization trust.

The Borrower and the Sponsor. The borrowers are AREC RW, LLC (“AREC RW”) and UHIL RW, LLC (“UHIL RW”) (collectively, the “U Haul Portfolio Borrower”), each of which is a single-purpose Delaware limited liability company structured to be bankruptcy-remote, each with two independent directors. The U Haul Portfolio Borrower is 100% owned by AMERCO, a Nevada Corporation (NASDAQ: UHAL), which serves as the holding company

A-3-12

MSCI 2016-UBS9	U Haul AREC RW Portfolio

for U-Haul International, Inc. (“U-Haul”) and is the sponsor and nonrecourse carve-out guarantor. AMERCO is a leading do-it-yourself moving company with a network of approximately 1,600 company-operated retail moving stores and 18,200 independent U-Haul dealers throughout North America. U-Haul is one of the largest North American operators of self storage facilities and has been serving do-it-yourself movers since its founding in 1945. According to its annual report for the fiscal year ending March 31, 2015, AMERCO reported total revenue of approximately $3.08 billion in fiscal year 2015, an increase of 8.4% from fiscal year 2014 net revenue of approximately $2.84 billion. U-Haul operates more than 491,000 self storage units, comprising approximately 44.2 million SF of storage space with approximately 1,100 locations in 49 U.S. states and 10 Canadian provinces as of March 31, 2015. U-Haul locations provide customers with a variety of moving and storage supplies including self storage, packing supplies and truck and trailer rentals with a rental fleet of approximately 135,000 trucks, 107,000 trailers, and 38,000 towing devices as of March 31, 2015. An affiliate of the sponsor is currently subject to litigation. See “Risk Factors—Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Property. The U Haul Portfolio Property is comprised of 19 self storage facilities located across 12 states and the District of Columbia with a total of 7,341 units and 285 RV parking spaces totaling approximately 617,047 SF of space, excluding space associated with the 285 RV parking spaces. The U Haul Portfolio Property also contains 243 U-Box units, portable storage containers that are used for moving and storage. The U Haul Portfolio Properties were constructed between 1950 and 2004 and, as of December 1, 2015, were 86.6% occupied based on SF. The top five states by Cut-off Date allocated loan amount include Texas (33.3%), California (9.0%), Indiana (7.7%), Ohio (7.4%), and Alaska (7.3%). There are no collateral partial release provisions within the terms of the U Haul Portfolio Mortgage Loan documents.

The five largest self storage facilities comprising the U Haul Portfolio Property by Cut-off Date allocated loan amount are described below:

U-Haul Moving & Storage at I-20 & 360. The U-Haul Moving & Storage at I-20 & 360 property is a 92,020 SF, 933-unit self storage facility with 86 RV parking spaces consisting of three one-story buildings and one three-story building located in Grand Prairie, Texas, approximately 16 miles southwest of the Dallas central business district. Situated on a 9.10-acre site, the property was originally constructed in 2000. The facility also operates 11 U-Box units. The area surrounding the property represents a mix of industrial and commercial uses including retail, single-family and multifamily development. The tenant mix at the property is comprised of residential (70.0%), commercial (20.0%), students (5.0%) and military (5.0%) tenants. According to a third party market research report, the trade area consisting of a one-, three- and five-mile radius contained a population of 12,932, 127,754 and 321,957, respectively, with an estimated average household income of $66,960, $66,581 and $63,023, respectively, as of 2015.

U-Haul Moving & Storage at N Sam Houston. The U-Haul Moving & Storage at N Sam Houston property is a 79,015 SF, 609-unit self storage facility with 46 RV parking spaces consisting of six one-story buildings and a 45,647 SF truck repair facility located in Houston, Texas, approximately 17.7 miles northwest of the Houston central business district. Situated on a 20.06-acre site, the property was originally constructed in 2001. The area surrounding the property represents a mix of industrial and commercial uses including retail, single-family and multifamily development. The tenant mix at the property is comprised of residential (70.0%), commercial (20.0%), students (5.0%) and military (5.0%) tenants. According to a third party market research report, the trade area within a one-, three- and five-mile radius of the property contained a population of 15,296, 118,641 and 313,016, respectively, with an estimated average household income of $54,196, $59,519 and $60,568, respectively, as of 2015.

U-Haul Moving & Storage of Anchorage. The U-Haul Moving & Storage of Anchorage property is a 36,804 SF, 454-unit self storage facility consisting of three one-story buildings located in Anchorage, Alaska, approximately 4 miles south of the Anchorage central business district. Situated on a 3.61-acre site, the property was originally constructed in 1982. The facility also operates 15 U-Box units. The area surrounding the property represents a mix of single-family and multifamily development, light industrial and commercial uses including retail. The tenant mix at the property is comprised of residential (60.0%), military (25.0%), student (10.0%) and commercial (5.0%) tenants. According to a third party market research report, the trade area within a one-, three- and five-mile radius of the property contained a population of 10,246, 109,869 and 218,870, respectively, with an estimated average household income of $89,238, $89,343 and $92,732, respectively, as of 2015.

U-Haul Moving & Storage at Clackamas Town Center. The U-Haul Moving & Storage at Clackamas Town Center property is a 12,586 SF, 271-unit self storage facility consisting of five two-story buildings located in Portland, Oregon, approximately 8 miles south of the Portland central business district. Situated on a 7.56-acre site, the property was originally constructed in 1970 and subsequently renovated in 1981. The facility also operates 53 U-Box units. The area surrounding the property represents a mix of single-family and multifamily development, commercial uses including retail and light industrial. The tenant mix at the property is comprised of residential (80.0%), commercial (10.0%), students (5.0%) and military (5.0%) tenants. According to a third party market research report, the trade area within a one-, three- and five-mile radius of the property contained a population of 12,552, 118,185 and 293,305, respectively, with an estimated average household income of $54,350, $68,951 and $72,808, respectively, as of 2015.

U-Haul Moving & Storage of West Hartford. The U-Haul Moving & Storage of West Hartford property is a one-story, 46,890 SF, 600-unit self storage facility with 89 RV parking spaces located in West Hartford, Connecticut, approximately 3 miles west of the Hartford central business district. Situated on a 5.62-acre site, the property was originally constructed in 1955. The facility also operates five U-Box units. The area surrounding the property represents a mix of single-family and multifamily development, and commercial uses including retail and light industrial. According to a third party market research report, the trade area consisting of a one-, three- and five-mile radius contained a population of 11,111, 126,442 and 284,065, respectively, with an estimated average household income of $75,992, $70,187 and $70,812, respectively, as of 2015.

A-3-13

MSCI 2016-UBS9	U Haul AREC RW Portfolio

The following tables present certain information relating to the U Haul Portfolio Property:

Property History
Property Name	Location	Cut-off Date ALA	Acquisition Date	Purchase Price	Capital Expenditures	Prior Securitization
UHMS at I-20 & 360	Grand Prairie, TX	$10,828,300	Oct 1999	$5,659,057	$716,898	N/A
UHMS at N Sam Houston	Houston, TX	$9,785,575	Sep 1994	$7,473,190	$321,726	GMACC 2006-C1
UHMS of Anchorage	Anchorage, AK	$4,488,654	Apr 1982	$6,384,977	$714,982	GMACC 2006-C1
UHMS at Clackamas Town Center	Portland, OR	$4,349,830	Jun 1969	$3,627,353	$569,406	GMACC 2006-C1
UHMS of West Hartford	West Hartford, CT	$4,115,371	Mar 1995	$1,716,730	$716,523	GMACC 2006-C1
UHMS at South East St	Indianapolis, IN	$4,028,992	Jun 1984	$1,090,703	$2,854,626	N/A
UHMS at Fall River at I-195	Fall River, MA	$3,825,383	Jun 2013	$5,078,255	$326,163	N/A
UHMS of Redwood City	Redwood City, CA	$3,103,496	May 1977	$624,651	$342,422	GMACC 2006-C1
UHMS of Levittown	Levittown, PA	$2,838,187	Nov 1980	$1,154,570	$130,529	GMACC 2006-C1
UHMS of Lynwood	Lynwood, CA	$2,492,669	Jun 1977	$196,359	$192,715	GMACC 2006-C1
UHMS of Eastland	Columbus, OH	$2,356,930	Jul 1979	$883,382	$250,136	GMACC 2006-C1
UHMS of Capitol Hill	Washington, DC	$1,727,592	Nov 1996	$83,139	$255,479	GMACC 2006-C1
UHMS of Newark	Newark, OH	$1,554,833	Jun 1980	$550,835	$853,239	GMACC 2006-C1
UHMS of Jacksonville	Jacksonville, NC	$1,542,493	Dec 1998	$32,891	$109,587	GMACC 2006-C1
UHMS of SE Seattle	Seattle, WA	$1,382,074	Oct 1980	$533,936	$150,278	GMACC 2006-C1
UHMS of Rainier Valley	Seattle, WA	$1,227,824	Dec 1976	$442,357	$63,909	GMACC 2006-C1
UHMS of Verde Valley	Cottonwood, AZ	$817,522	Dec 2000	$10,240	$69,130	GMACC 2006-C1
UHMS at Washington St	Indianapolis, IN	$740,397	May 1978	$504,071	$191,772	GMACC 2006-C1
UHMS of W Columbia Schoolhouse	Springfield, OH	$672,527	Jul 1980	$351,289	$107,932	GMACC 2006-C1
Total/Wtd. Avg.		$61,878,649		$36,397,983	$8,937,450

Property Summary

Property Name	Location	Year Built/ Renovated	% of Cut-off Date ALA	Self Storage Units(1)(2)	Climate- Controlled Units %(1)	RV Parking	U-Box Storage Units	GLA (SF)(1)(2)	Occ. Based on Total SF(1)(3)	% of Total NOI(4)
UHMS at I-20 & 360	Grand Prairie, TX	2000/N/A	17.5%	933	62.2%	86	11	92,020	94.7%	15.5%
UHMS at N Sam Houston	Houston, TX	2001/N/A	15.8%	609	57.8%	46	0	79,015	93.8%	15.4%
UHMS of Anchorage	Anchorage, AK	1982/N/A	7.3%	454	92.3%	0	15	36,804	87.8%	9.1%
UHMS at Clackamas Town Center	Portland, OR	1970/1981	7.0%	271	40.6%	0	53	12,586	99.2%	7.5%
UHMS of West Hartford	West Hartford, CT	1955/N/A	6.7%	600	0.0%	89	5	46,890	86.2%	7.2%
UHMS at South East St(5)	Indianapolis, IN	1956/2015	6.5%	790	58.1%	40	4	57,782	48.6%	3.3%
UHMS at Fall River at I-195	Fall River, MA	2004/N/A	6.2%	618	43.0%	0	0	65,375	92.7%	6.7%
UHMS of Redwood City	Redwood City, CA	1960/N/A	5.0%	230	0.0%	0	18	10,487	87.6%	5.2%
UHMS of Levittown	Levittown, PA	1984/N/A	4.6%	351	52.4%	24	6	30,175	95.5%	3.8%
UHMS of Lynwood	Lynwood, CA	1962/1977	4.0%	280	0.0%	0	3	14,816	98.4%	4.3%
UHMS of Eastland	Columbus, OH	1981/N/A	3.8%	429	20.0%	0	35	36,824	89.5%	5.0%
UHMS of Capitol Hill	Washington, DC	1995/N/A	2.8%	386	100.0%	0	0	10,888	85.7%	2.1%
UHMS of Newark	Newark, OH	1982/N/A	2.5%	333	22.2%	0	0	34,150	84.6%	2.7%
UHMS of Jacksonville	Jacksonville, NC	1950/2002	2.5%	289	75.8%	0	13	23,575	74.0%	2.4%
UHMS of SE Seattle	Seattle, WA	1955/N/A	2.2%	132	0.0%	0	38	8,935	96.6%	2.7%
UHMS of Rainier Valley	Seattle, WA	1981/N/A	2.0%	113	0.0%	0	36	10,027	86.3%	2.8%
UHMS of Verde Valley	Cottonwood, AZ	1980/N/A	1.3%	177	0.0%	0	0	20,035	87.5%	1.4%
UHMS at Washington St	Indianapolis, IN	1956/N/A	1.2%	114	33.3%	0	0	11,525	83.1%	1.5%
UHMS of W Columbia Schoolhouse	Springfield, OH	1979/N/A	1.1%	232	0.0%	0	6	15,138	90.4%	1.4%
Total/Wtd. Avg.			100.0%	7,341	43.2%	285	243	617,047	86.6%	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Self Storage Units and GLA (SF) exclude retail space, intercompany leased space, U-Box storage units, and RV parking spaces.

(3)	Occ. Based on Total SF is as of December 1, 2015 and is based on SF. Based on number of units, occupancy is 84.1%.

(4)	% of Total NOI is based on 12/31/2015 TTM.

(5)	U Haul Portfolio Borrower acquired the neighboring parcel in 2015 which contained a 30,800 SF used car dealership and converted it into a self storage facility adding 460 climate-controlled and non-climate controlled units and three additional U-Box units for a total of 26,758 SF of rental space. The new units were completed in October 2015, reducing the occupancy from 94.9% in September 2015 to 48.6% in December 2015 based on SF. Based on number of units, occupancy reduced from 93.0% in September 2015 to 38.0% in December 2015.

A-3-14

MSCI 2016-UBS9	U Haul AREC RW Portfolio

Property Summary by State
State	Cut-off Date Mortgage Loan Balance	% of Cut-off Date ALA	Appraised Value	Number of Properties	Self Storage Units(1)(2)	Climate- Controlled Units %(1)	RV Parking	U-Box Storage Units	Occ. Based on Total SF(1)(3)	GLA (SF)(1)(2)	% of Total NOI(4)
Texas	$20,613,876	33.3%	$33,410,000	2	1,542	60.4%	132	11	94.3%	171,035	30.9%
California	$5,596,164	9.0%	$11,210,000	2	510	0.0%	0	21	93.9%	25,303	9.5%
Indiana	$4,769,389	7.7%	$7,730,000	2	904	55.0%	40	4	54.3%	69,307	4.8%
Ohio	$4,584,290	7.4%	$7,430,000	3	994	16.1%	0	41	87.7%	86,112	9.1%
Alaska	$4,488,654	7.3%	$7,275,000	1	454	92.3%	0	15	87.8%	36,804	9.1%
Oregon	$4,349,830	7.0%	$8,000,000	1	271	40.6%	0	53	99.2%	12,586	7.5%
Connecticut	$4,115,371	6.7%	$6,670,000	1	600	0.0%	89	5	86.2%	46,890	7.2%
Massachusetts	$3,825,383	6.2%	$6,200,000	1	618	43.0%	0	0	92.7%	65,375	6.7%
Pennsylvania	$2,838,187	4.6%	$4,600,000	1	351	52.4%	24	6	95.5%	30,175	3.8%
Washington	$2,609,898	4.2%	$8,750,000	2	245	0.0%	0	74	91.2%	18,962	5.5%
District of Columbia	$1,727,592	2.8%	$18,100,000	1	386	100.0%	0	0	85.7%	10,888	2.1%
North Carolina	$1,542,493	2.5%	$2,500,000	1	289	75.8%	0	13	74.0%	23,575	2.4%
Arizona	$817,522	1.3%	$1,325,000	1	177	0.0%	0	0	87.5%	20,035	1.4%
Total/Wtd. Avg.	$61,878,649	100.0%	$130,000,000(5)	19	7,341	43.2%	285	243	86.6%	617,047	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	GLA (SF) and Self Storage Units exclude retail space, intercompany leased space, U-Box storage units, and RV parking spaces.

(3)	Occ. Based on Total SF is as of December 1, 2015 and is based on SF. Based on number of units, occupancy is 84.1%.

(4)	% of Total NOI is based on 12/31/2015 TTM.

(5)	The Total Appraised Value represents the “as-is portfolio value” conclusion. The sum of the “as-is” values on a stand-alone basis is $123,200,000. The “in-use portfolio value” conclusion is $110,000,000. The sum of the “in-use” values on a stand-alone basis is $100,290,000. The “as-is” appraised value for each of the properties is the higher of (i) the concluded land value and (ii) the “in-use” value for such property. The “in-use” value for each of the properties is the value associated with such property if it continues to be used as a self storage facility.

The Market. According to a third party market research report, in 2015 the U.S. self storage market encompassed approximately 51,476 self storage facilities totaling approximately 2.6 billion SF with approximately 24.6 million units. U-Haul is the third largest self storage operator according to a third party market research report. The customer base for self storage is broken down into four categories: residential (70.0%), commercial (17.5%), student (6.3%), and military (6.2%). The average occupancy rate of all self storage facilities in the U.S. was 89.1% in 2014, the second highest reported average over the last 17 years, with the highest occupancy rate of 89.9% reported in 1994. The below table depicts market information compared to the U Haul Portfolio Properties and local demographics.

The following table presents certain market information relating to the U Haul Portfolio Property:

Market and Portfolio Demographic Profile
				Market Comparables(1)			5-Mile Radius(2)
Property Name	Monthly Rent Per Unit(3)(4)	Monthly Rent PSF(3)	Occupancy(3)	Monthly Rent Per Unit(4)	Monthly Rent PSF	Economic Occupancy	2015 Population	Average Household Income
UHMS at I-20 & 360	$123	$1.23	94.7%	$123	$1.24	93.9%	321,957	$63,023
UHMS at N Sam Houston	$124	$0.97	93.8%	$125	$0.96	95.3%	313,016	$60,568
UHMS of Anchorage	$134	$1.65	87.8%	$134	$1.65	90.1%	218,870	$92,732
UHMS at Clackamas Town Center	$85	$1.82	99.2%	$84	$1.82	95.0%	293,305	$72,808
UHMS of West Hartford	$96	$1.21	86.2%	$94	$1.20	85.0%	284,065	$70,812
UHMS at South East St(5)	$86	$0.92	48.6%	$79	$1.08	89.0%	212,780	$51,489
UHMS at Fall River at I-195	$123	$1.18	92.7%	$116	$1.09	80.0%	124,349	$57,796
UHMS of Redwood City	$110	$2.43	87.6%	$110	$2.41	95.0%	258,236	$147,630
UHMS of Levittown	$116	$1.37	95.5%	$117	$1.36	86.7%	178,230	$76,888
UHMS of Lynwood	$108	$2.02	98.4%	$107	$2.02	95.0%	994,244	$50,829
UHMS of Eastland	$75	$0.91	89.5%	$74	$0.86	91.0%	221,604	$54,802
UHMS of Capitol Hill	$96	$3.27	85.7%	$94	$3.34	85.5%	765,695	$106,028
UHMS of Newark	$92	$0.89	84.6%	$88	$0.86	87.0%	63,371	$61,506
UHMS of Jacksonville	$98	$1.11	74.0%	$92	$1.13	69.0%	77,771	$53,826
UHMS of SE Seattle	$118	$1.73	96.6%	$118	$1.74	80.0%	318,845	$85,596
UHMS of Rainier Valley	$174	$1.84	86.3%	$169	$1.91	80.0%	358,594	$92,599
UHMS of Verde Valley	$87	$0.71	87.5%	$77	$0.68	87.0%	29,788	$55,224
UHMS at Washington St	$90	$0.88	83.1%	$89	$0.88	89.0%	219,562	$45,835
UHMS of W Columbia Schoolhouse	$55	$0.84	90.4%	$54	$0.84	88.0%	80,982	$48,109
Total/Wtd. Avg.	$111	$1.43	86.6%	$109	$1.43	89.3%	295,435	$70,550

(1)	Source: Appraisals dated November 6, 2015 to November 23, 2015

(2)	Source: Third Party Market Research Reports

(3)	Information based on the underwritten rent roll. Occupancy is based on SF. Based on number of units, occupancy is 84.1%.

(4)	Monthly Rent Per Unit excludes retail space, intercompany leased space, U-Box storage units, and RV parking spaces.

(5)	U Haul Portfolio Borrower acquired the neighboring parcel in 2015 which contained a 30,800 SF used car dealership and converted it into a self storage facility adding 460 climate-controlled and non-climate controlled units, and three additional U-Box units for a total of 26,758 SF of rental space. The new units were completed in October 2015, reducing the occupancy from 94.9% in September 2015 to 48.6% in December 2015 based on SF. Based on number of units, occupancy reduced from 93.0% in September 2015 to 38.0% in December 2015.

A-3-15

MSCI 2016-UBS9	U Haul AREC RW Portfolio

The following table presents certain market information relating to the U Haul Portfolio Property:

Portfolio Market Tier Distribution
Market Tier(1)	Number of Properties	Size (Sq. Ft.)(2)	Size (Sq. Ft.) %	Size (Units)(2)	Size (Units) %	UW Total Revenue	UW Total Revenue %	% of Cut-off Date ALA
Primary	12	391,775	63.5%	4,912	66.9%	$7,567,175	74.7%	78.0%
Secondary	3	132,374	21.5%	1,398	19.0%	$1,657,562	16.4%	14.6%
Other	4	92,898	15.1%	1,031	14.0%	$902,661	8.9%	7.4%
Total	19	617,047	100.0%	7,341	100.0%	$10,127,398	100.0%	100.0%

(1)	Source: Appraisals

(2)	Information is based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow at the U Haul Portfolio Property:

Cash Flow Analysis
	3/31/2013 TTM	3/31/2014 TTM	3/31/2015 TTM	12/31/2015 TTM	UW	UW PSF(1)
Base Rent	$7,009,560	$8,032,122	$8,509,980	$8,862,622	$10,494,219	$17.01
Total Recoveries	$0	$0	$0	$0	$0	$0.00
Other Income	$1,454,888	$1,302,328	$1,266,188	$1,264,776	$1,264,776	$2.05
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,631,596)	($2.64)
Effective Gross Income	$8,464,448	$9,334,450	$9,776,168	$10,127,398	$10,127,398	$16.41
Total Operating Expenses	$2,310,470	$2,474,960	$2,552,217	$2,594,147	$3,256,775	$5.28
Net Operating Income	$6,153,978	$6,859,490	$7,223,951	$7,533,251	$6,870,623	$11.13
Capital Expenditures	$0	$0	$0	$0	$153,400	$0.25
Net Cash Flow	$6,153,978	$6,859,490	$7,223,951	$7,533,251	$6,717,223	$10.89

Occupancy %(2)	85.0%	86.1%	88.5%	89.5%	84.1%
NOI DSCR	1.50x	1.68x	1.76x	1.84x	1.68x
NCF DSCR	1.50x	1.68x	1.76x	1.84x	1.64x
NOI Debt Yield	9.9%	11.1%	11.7%	12.2%	11.1%
NCF Debt Yield	9.9%	11.1%	11.7%	12.2%	10.9%

(1)	UW PSF excludes retail space, intercompany leased space, U-Box storage units, and RV parking spaces.

(2)	Occupancy % figures are based on number of units.

Escrows and Reserves. The U Haul Portfolio Borrower deposited $704,362 (an amount equal to six months of real estate taxes) in escrow for annual real estate taxes at loan origination and is required to escrow monthly (i) 1/12 of the annual estimated tax payments (unless an amount sufficient to pay taxes for six months is deposited into the real estate taxes and insurance reserve) and (ii) 1/12 of the annual insurance premiums (unless (a) the U Haul Portfolio Borrower maintains insurance under an acceptable blanket insurance policy or (b) an amount sufficient to pay insurance premiums for six months is deposited into the real estate taxes and insurance reserve, if the U Haul Portfolio Property is not covered by a blanket insurance policy). As of the date of loan origination, both the required (i) monthly tax escrow (due to the deposit of six months of real estate taxes) and (ii) monthly insurance escrow (due to the U Haul Portfolio Property being covered by a blanket insurance policy) are suspended. The U Haul Portfolio Borrower deposited $187,015 in escrow at loan origination for deferred maintenance. The U Haul Portfolio Borrower deposited $76,700 in escrow at loan origination for replacement reserves and is required to make monthly deposits of $12,783 for replacement reserves; provided, however, such monthly deposits are not required if the funds in such replacement reserve exceed $76,700. As of the date of loan origination, monthly deposits for replacement reserves are suspended due to the deposit at loan origination equaling the amount of the reserve cap.

Lockbox and Cash Management. A soft lockbox is in place with respect to the U Haul Portfolio Mortgage Loan (i.e., the U Haul Portfolio Borrower and/or the property manager collects all rents, revenues, charges and other consideration and causes such amounts to be deposited into the lockbox account within one business day after the receipt thereof). The U Haul Portfolio Mortgage Loan has springing cash management (i.e., the U Haul Portfolio Mortgage Loan has cash management only after the initial occurrence of a Cash Sweep Period (as defined below)). Provided a Cash Sweep Period is not continuing, funds in the lockbox account are swept daily to an account designated by the U Haul Portfolio Borrower. Upon the occurrence and during the continuance of a Cash Sweep Period, funds in the lockbox account are transferred to the cash management account and applied on each monthly payment date in the order set forth in the U Haul Portfolio Mortgage Loan agreement to pay debt service on the U Haul Portfolio Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to pay monthly operating expenses referenced in the annual budget (which is required to be approved by the lender during any Cash Sweep Period) and pay extraordinary operating expenses or capital expenses, in each case, greater than $25,000 not referenced in the annual budget and approved by the lender, and to disburse the remainder to an account to be held by the lender as additional security for the U-Haul Portfolio Mortgage Loan during the continuance of such Cash Sweep Period.

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving, or insolvency of, the property manager, (iii) the DSCR based on the trailing 12-month period falling below 1.15x for two consecutive calendar quarters, (iv) the U Haul Portfolio Borrower fails to provide timely evidence of payment of taxes or that the U Haul Portfolio Property is insured, or (v) the payment date that is three payment dates prior to the ARD, if the U Haul Portfolio Mortgage Loan has not been repaid in full. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the property manager is replaced with a qualified manager, in regard to clause (iii) above, the date the DSCR based on the trailing 12-month period is greater than 1.20x for four consecutive calendar quarters, or in regard to clause (iv) above, the U Haul Portfolio Borrower provides evidence of payment of taxes or that the U Haul Portfolio Property is insured.

A-3-16

MSCI 2016-UBS9	U Haul AREC RW Portfolio

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The U Haul Portfolio Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the U Haul Portfolio Mortgage Loan documents.

A-3-17

MSCI 2016-UBS9	2100 Ross

Mortgage Loan No. 3 – 2100 Ross

A-3-18

MSCI 2016-UBS9	2100 Ross

Mortgage Loan No. 3 – 2100 Ross

A-3-19

MSCI 2016-UBS9	2100 Ross

Mortgage Loan No. 3 – 2100 Ross

2100 Ross
2100 Ross Avenue
Dallas, TX 75201
DALLAS
Uptown
Downtown
ARTS DISTRICT
Oak Lawn
City Place
Knox/ Henderson
Deep Ellum
DESIGN DISTRICT
DALLAS COUNTY
Dallas Love Field 4 miles
Dallas-Ft. Worth Intl. Airport 16 miles
Dallas North Tollway
Harry Hines Blvd
TRINITY RAILWAY EXPRESS
DART
Stemmons Frwy
Central Expwy
Woodall Rodgers Frwy
Margaret Hunt Hill Br.
Tom Landry Frwy
CONTINENTAL AVE. PEDESTRIAN BRIDGE
Dallas World Trade Ctr.
Wade College
Texas Scottish Rite Hospital for Children
Reverchon Park
Robert E. Lee Park
Turtle Creek Parkway
Cityplace Market
CITYPLACE
Griggs Park
Exall Park
Baylor Medical Center
BAYLOR
DEEP ELLUM
PEARL/ ARTS DIST
AT&T Performing Arts Center
Meyerson Symphony Center
Museum Tower
Klyde Warren Park
Chase Tower
Plaza of The Americas
Dallas Museum of Art
Nasher Sculpture Center
Trammell Crow Ctr.
Harwood Center
ST. PAUL
One Dallas Ctr.
Lincoln Plaza
Majestic Theatre
Comerica Bank Tower
Renaissance Tower
AKARD
WEST END
Dallas Holocaust Museum
6th Floor Mus.
Dealey Plaza
JFK Memorial Plaza
Bank of America Plaza
Central Library
Dallas City Hall
Dallas Farmers Market
PIONEER PLAZA
Dallas Convention Center
CONVENTION CENTER
UNION STATION
Reunion Tower
Frank Crowley Courts Building
Perot Museum of Nature and Science
American Airlines Center
VICTORY
House of Blues
Trinity River Greenbelt Park
Trinity River
Methodist Dallas Medical Center
Oak Lawn Ave
Cedar Springs Rd
Lemmon Ave
N. Hall St
Carlisle St
McKinney Ave
Turtle Creek Blvd
Maple Ave
McKinnon St
Hi Line Dr
Houston St
N. Field St
Riverfront Blvd
Lamar St
Ross Ave
Pacific St
Elm St
Main St
Commerce St
Wood St
Young St
Field St
Griffin Blvd
Marilla St
Harwood St
Cadiz St
Canton St
Live Oak St
Gaston Ave
Haskell Ave
Peak St
S. Good Latimer Expwy
W. Commerce St
N. Beckley Ave
Houston St
Market St
S. Houston St
Jefferson Blvd
S. Riverfront Blvd
N. Zang Blvd
TRE
35E
30
45
75
Allen
Lucas
Plano
The Colony
Lewisville
Flower Mound
Carrollton
Wylie
Coppell
Addison
Farmers Branch
Richardson
Sachse
Garland
Rowlett
University Park
Highland Park
Irving
DALLAS
Mesquite
Grand Prairie
Balch Springs
Seagoville
Duncanville
Hutchins
Cedar Hill
DeSoto
Lancaster
Wilmer
Combine
Midlothian
Ovilla
Red Oak

A-3-20

MSCI 2016-UBS9	2100 Ross

Mortgage Loan No. 3 – 2100 Ross

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$60,000,000			Location:	Dallas, TX 75201
Cut-off Date Balance(1):	$59,915,784			General Property Type:	Office
% of Initial Pool Balance:	9.0%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Thomas G. Dundon			Year Built/Renovated:	1982/2012-2015
Mortgage Rate:	4.6837%			Size:	843,728 SF
Note Date:	1/20/2016			Cut-off Date Balance per Unit(1):	$116
First Payment Date:	3/6/2016			Maturity Date Balance per Unit(1):	$95
Maturity Date:	2/6/2026			Property Manager:	Woods Capital Property Management, LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(5)
IO Period:	0 months			UW NOI:	$9,555,890
Seasoning:	1 month			UW NOI Debt Yield(1):	9.8%
Prepayment Provisions(2):	LO (25); DEF (90); O (5)			UW NOI Debt Yield at Maturity(1):	12.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.36x
Additional Debt Type(3):	Pari Passu			Most Recent NOI(6):	$6,198,092 (11/30/2015 TTM)
Additional Debt Balance(3):	$37,946,663			2nd Most Recent NOI(6):	$2,804,159 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(6):	$4,827,310 (12/31/2013)
Reserves(4)				Most Recent Occupancy(7):	85.7% (12/31/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	82.3% (12/31/2014)
RE Tax:	$616,451	$237,097	N/A	3rd Most Recent Occupancy:	68.7% (12/31/2013)
Insurance:	$90,628	$10,538	N/A	Appraised Value (as of):	$167,000,000 (12/9/2015)
Recurring Replacements:	$0	$18,281	$658,108	Cut-off Date LTV Ratio(1):	58.6%
TI/LC:	$0	$105,466	$3,796,776	Maturity Date LTV Ratio(1):	47.9%
Other:	$7,517,759	Springing	(4)

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$98,000,000	68.8%	Purchase Price(8):	$131,189,897	92.1%
Borrower Equity:	$44,519,861	31.2%	Reserves:	$8,224,838	5.8%
			Closing Costs:	$3,105,126	2.2%
Total Sources:	$142,519,861	100.0%	Total Uses:	$142,519,861	100.0%

(1)	The 2100 Ross Mortgage Loan is part of the 2100 Ross Whole Loan, which is comprised of four pari passu promissory notes with an aggregate principal balance of $98,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 2100 Ross Whole Loan.

(2)	Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last 2100 Ross promissory note to be securitized and (b) March 6, 2019.

(3)	See “—The Mortgage Loan” and “—Additional Secured Indebtedness (not including trade debt)” below for further discussion of additional debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Underwriting and Financial Information includes Turner Construction Company, which leased 29,358 SF of space commencing July 2014. Turner Construction Company has never taken occupancy of its space, but has continued to pay all rent and reimbursements owed under the terms of its lease. The 2100 Ross Borrower deposited $752,445 at closing into a Turner Construction Rent reserve for rents and reimbursements with respect to the Turner Construction Company lease. In addition, the 2100 Ross Borrower deposited $1,467,900 at closing into a Turner Allowance reserve, provided, that upon the occurrence of an event of default under the Turner Construction Company lease, all funds within the Turner Allowance reserve are required to be deposited into a Turner Construction Space Re-Tenanting Reserve (as defined below).

(6)	In July 2009, Ernst & Young’s lease expired and it vacated 244,810 SF (29% of NRA) causing occupancy to drop from 88.2% as of December 31, 2008 to 65.7% as of December 31, 2009. In August 2012, Cousins Properties Inc. acquired the 2100 Ross Property at foreclosure auction for approximately $59.2 million. In 2013, another tenant, Clark Bardes Consulting, also vacated 75,593 SF (9% of the NRA) of the 2100 Ross Property. Cousins Properties Inc. has since invested approximately $18.8 million in renovations from 2012 to 2015 and was able to sign new tenants with leases totaling approximately 274,959 SF from December 2013 until the 2100 Ross Borrower purchased the 2100 Ross Property in September 2015. An affiliate of the 2100 Ross Borrower has since leased two additional floors and renewed the Prudential Mortgage Capital Co. and Merrill Lynch, Pierce, Fenner & Smith, Inc. leases.

(7)	Includes approximately 7,535 SF recently leased to Netherland, Sewell & Associates, Inc. Netherland, Sewell & Associates, Inc. currently occupies 54,363 SF at the 2100 Ross Property and is expected to begin paying rent on the additional space as of October 1, 2016.

(8)	The sponsor purchased the 2100 Ross Property for $131.0 million without mortgage financing in September 2015 with $189,897 in closing costs. The sponsor received a credit totaling $5,918,653 due to obligations of the landlord, including credits for unfunded tenant improvements ($1,559,763), credits associated with the unexecuted Prudential Mortgage Capital Co. lease renewal ($4,079,486) and chiller and elevator repair ($279,404) for a net cost basis of approximately $125.1 million.

The Mortgage Loan. The third largest mortgage loan (the “2100 Ross Mortgage Loan”) is part of a whole loan (the “2100 Ross Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $98,000,000, all of which are secured by a first priority fee mortgage encumbering a 33-story Class A office building totaling 843,728 SF in Dallas, Texas (the “2100 Ross Property”). Promissory Notes A-1 and A-2, in the aggregate original principal amount of $60,000,000, represent the 2100 Ross Mortgage Loan. Promissory Notes A-3 and A-4, in the aggregate original principal amount of $38,000,000 (collectively, the “2100 Ross Serviced Companion Loan”), are expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The 2100 Ross Whole Loan will be serviced pursuant to the pooling and servicing agreement for this

A-3-21

MSCI 2016-UBS9	2100 Ross

transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The 2100 Ross Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the 2100 Ross Whole Loan, along with approximately $44.5 million of borrower equity, were primarily used to acquire the 2100 Ross Property for a purchase price of approximately $131.2 million including $189,897 in acquisition closing costs (approximately $121.5 million net of credits), fund reserves and pay closing costs. A previous mortgage loan secured by the 2100 Ross Property was included in the WBCMT 2007-C34 securitization trust, which foreclosed on such previous loan on the 2100 Ross Property in August 2012.

The Borrower and the Sponsor. The borrower is Dallas 2100 Ross, LP (the “2100 Ross Borrower”), a single-purpose Delaware limited partnership structured to be bankruptcy-remote, whose general partner, Dallas 2100 Ross GP, LLC, has two independent directors. The sponsor and the nonrecourse carve-out guarantor of the 2100 Ross Borrower is Thomas G. Dundon. The 2100 Ross Borrower is owned by Dallas 2100 Ross GP, LLC (0.01%) and DDFS Partnership LP (99.99%). Dallas 2100 Ross GP, LLC is wholly-owned by DDFS Management Company LLC which is wholly-owned by Thomas G. Dundon. DDFS Partnership LP is owned by Thomas G. Dundon (69.00%), The Dundon Children’s Trust (30.00%), as well as DDFS Management Company LLC (1.00%).

Thomas G. Dundon is the Chairman and Managing Partner of Dundon Capital Partners LLC, a private equity firm established in Dallas, Texas in 2015. Dundon Capital Partners LLC specializes in investments across multiple industries, and looks to partner with management teams to help companies achieve their long-term objectives. Prior to founding Dundon Capital Partners LLC, Mr. Dundon was the Chief Executive Officer of Santander Consumer USA, a large, publicly traded consumer finance company, from December 2006 to July 2015. Including the 2100 Ross Property, the sponsor currently holds interests in three commercial properties in Dallas, Texas totaling approximately 2.5 million SF with an estimated market value of approximately $345.8 million. The sponsor’s September 2015 financial statement disclosed total assets of approximately $1.8 billion.

The Property. The 2100 Ross Property is a 33-story, 843,728 SF Class A office building located in the Dallas Arts District within the Central Business District (“CBD”) of Dallas, Texas. The 2100 Ross Property also includes a parking garage with four levels of below-grade parking featuring 474 parking spaces (0.56 per 1,000 SF). The 2100 Ross Property is situated on a 1.368-acre site comprising a full city block bordering Ross Avenue, North Pearl Street, San Jacinto Street, and North Olive Street. It is adjacent to the Dallas Museum of Art, Nasher Sculpture Center and the Morton H. Meyerson Symphony Center. The 2100 Ross Property offers unobstructed views of the Dallas Arts District, Klyde Warren Park and Uptown. The 2100 Ross Property is connected via Skybridge to Chase Tower, is across from Plaza of the Americas, is within the vicinity of 143,000 SF of retail space and the Dallas Marriott City Center, and is within two blocks of the East Transfer Center DART rail station. Amenities at the 2100 Ross Property include 24-hour security, on-site property management, conference center, fitness center, three restaurants/cafés, dry cleaning service, auto detail service, optometrist, dentist, and massage therapy.

The 2100 Ross Property has recently undergone capital improvements totaling approximately $18.8 million ($22.32 PSF) between 2012 and 2015, which included security upgrades, exterior renovations, parking upgrades, a fitness center with state-of-the-art equipment, towel service and full locker room facilities, enhancements to the conference center complete with new videoconferencing system, high-tech A/V equipment and a catering area with an outdoor terrace, a new sundry shop, lobby and common areas remodeling including free Wi-Fi, flat-screen TV with presentation capabilities and new stairs between the first and second floors, as well as upgrades to the elevator, mechanical and plumbing systems.

The 2100 Ross Property is currently 85.7% occupied as of December 31, 2015 by 32 office tenants and three retail tenants. The five largest tenants at the 2100 Ross Property are CBRE, Inc. (15.2% NRA; 17.2% U/W Base Rent), Lockton Companies, LLC (11.7% NRA; 13.5% U/W Base Rent), Netherland, Sewell & Associates, Inc. (7.3% NRA; 9.2% U/W Base Rent), Prudential Mortgage Capital Co. (6.5% NRA; 9.0% U/W Base Rent), and Merrill Lynch, Pierce, Fenner & Smith, Inc. (5.6% NRA; 5.2% U/W Base Rent). Collectively, the top five tenants lease 46.4% of SF and represent 54.1% of U/W base rent with no other tenant at the 2100 Ross Property leasing more than 3.6% of SF or representing more than 4.9% of U/W base rent. Three of the top five tenants, representing a total of approximately 27.3% of total SF and 31.4% of total U/W base rent at the 2100 Ross Property, are investment grade tenants or have an investment grade parent company. Both Prudential Mortgage Capital Co. and Merrill Lynch, Pierce, Fenner & Smith, Inc. have recently extended their leases within the last five months to April 2027 and February 2022, respectively. The retail spaces are currently occupied by LaMadeleine of Texas, LLC, Subway Real Estate, LLC, and Dolani & Sons, Inc.

Major Tenants.

CBRE, Inc. (128,229 SF, 15.2% of NRA, 17.2% of underwritten rent). CBRE, Inc. (NYSE: CBG) (Moody’s: Baa3) initially leased 90,204 SF at the 2100 Ross Property in 2011, expanded its space on two separate occasions, and currently occupies 128,229 SF. CBRE, Inc. pays an average current base rent of $19.53 PSF with a lease expiration date of March 31, 2022, with two five-year renewal options at fair market rent. CBRE, Inc. has a one-time lease termination option pertaining to its initial 90,204 SF of space effective January 1, 2018 upon notice on or before January 31, 2017 and payment of a termination fee and a lease termination option pertaining to 7,957 SF of space effective upon six months’ notice and payment of any unamortized TI allowances and commissions incurred by the landlord. CBRE, Inc. is a prominent commercial real estate services company with approximately 370 offices worldwide offering a range of services to tenants, owners, lenders, and investors in office, retail, industrial, multifamily, and other types of commercial real estate, including property and facilities management, leasing, brokerage, valuation, asset management, financing, and market research.

Lockton Companies, LLC (98,725 SF, 11.7% of NRA, 13.5% of underwritten rent). Lockton Companies, LLC (“Lockton”) occupies 98,725 SF under a lease dated April 1, 2014 and expiring March 31, 2026. Prior to taking occupancy, Lockton contributed approximately $1.7 million ($17.22 PSF) of its own funds to complete its space. Pursuant to its lease, Lockton pays a current base rent of $20.00 PSF, which increases by $0.50 PSF in April of every year, with one 10-year or two five-year renewal options at fair market rent. Lockton has a lease termination option effective March 31, 2022 with 12 months’ notice and payment of a termination fee. With approximately 64 offices in 17 countries, Lockton is a privately held insurance brokerage, offering risk management, insurance, and employee benefits consulting services. Initially targeting construction businesses, Lockton has expanded its services to other industries including energy, health care, entertainment, hospitality, manufacturing, retail, and transportation.

Netherland, Sewell & Associates, Inc. (61,898 SF, 7.3% of NRA, 9.2% of underwritten rent). Netherland, Sewell & Associates, Inc. (“Netherland”) initially leased 54,363 SF at the 2100 Ross Property in 2014, and has leased an additional 7,535 SF commencing in October 2016 pursuant to the original executed lease. Prior to taking occupancy, Netherland contributed approximately $1.0 million ($16.16 PSF) of its own funds to complete its space. Netherland pays an average current base rent of $21.56 PSF with a lease expiration date of September 30, 2025, with one 10-year or two five-year renewal options at fair market rent. Netherland has a lease termination option effective September 30, 2023 with 12 months’ notice and payment of a termination fee. Netherland provides geological, geophysical, petrophysical, and engineering services in the United States and internationally. Its services include acquisition and divestiture evaluations, coalbed methane development studies, deepwater development studies, enhanced recovery projects, equity determinations, exploration resource assessments, gas storage development studies, modeling and simulation studies, non-U.S.

A-3-22

MSCI 2016-UBS9	2100 Ross

regulatory agency reports, operations engineering services, pipeline supply studies, project finance certification, SEC reserve reports and audits, and shale oil and gas evaluations.

The following table presents certain information relating to the leases at the 2100 Ross Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
CBRE, Inc.	NR/Baa3/NR	128,229	15.2%	$2,504,352	17.2%	$19.53	3/31/2022(4)
Lockton Companies, LLC	NR/NR/NR	98,725	11.7%	$1,974,500	13.5%	$20.00	3/31/2026(5)
Netherland, Sewell & Associates, Inc.(6)	NR/NR/NR	61,898	7.3%	$1,334,575	9.2%	$21.56	9/30/2025(7)
Prudential Mortgage Capital Co.(8)	BBB+/Baa1/A	55,121	6.5%	$1,313,316	9.0%	$23.83	4/30/2027(9)
Merrill Lynch, Pierce, Fenner & Smith, Inc.	A/Baa1/NR	47,262	5.6%	$756,192	5.2%	$16.00	2/28/2022(10)
Subtotal/Wtd. Avg.		391,235	46.4%	$7,882,935	54.1%	$20.15

Other Tenants(11)		331,521	39.3%	$6,691,101	45.9%	$20.18
Vacant		120,972	14.3%	$0	0.0%	$0.00
Total/Wtd. Avg.		843,728	100.0%	$14,574,036	100.0%	$20.16

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	CBRE, Inc. has a one-time lease termination option pertaining to its initial 90,204 SF of space effective January 1, 2018 upon notice to terminate on or before January 31, 2017 and payment of a termination fee and a lease termination option pertaining to 7,957 SF of space effective upon 120 days’ notice and payment of all TI allowance and leasing commissions paid or provided by the landlord.

(5)	Lockton Companies, LLC has a lease termination option effective March 31, 2022 with 12 months’ notice and payment of a termination fee.

(6)	Includes approximately 7,535 SF recently leased to Netherland, Sewell & Associates, Inc. Netherland, Sewell & Associates, Inc. currently occupies 54,363 SF at the 2100 Ross Property and is expected to begin paying rent on the additional space as of October 1, 2016 pursuant to the original executed lease .

(7)	Netherland, Sewell & Associates, Inc. has a lease termination option effective September 30, 2023 with 12 months’ notice and payment of a termination fee.

(8)	Prudential Mortgage Capital Co. currently leases 63,007 SF of office space and 799 SF of storage space expiring October 2016. Prudential Mortgage Capital Co. has recently extended its lease to April 2027 and reduced its office space to 54,322 SF effective November 1, 2016.

(9) Prudential Mortgage Capital Co. has a lease termination option on 54,322 SF of office space effective April 30, 2023 with 12 months’ notice and payment of a termination fee. Prudential Mortgage Capital Co. also has a lease termination option on 799 SF of storage space effective with 30 days’ notice and no termination fee.

(10)	Merrill Lynch, Pierce, Fenner & Smith, Inc. recently exercised the first of two five-year renewal options extending its lease term from February 2017 to February 2022. In addition, Merrill Lynch, Pierce, Fenner & Smith, Inc. has a one-time lease termination option on up to 10,000 SF of space on the 11th floor of the 2100 Ross Property effective December 31, 2016 with six months’ notice and payment of a termination fee.

(11)	Other Tenants include Management Conference Room, Conference Center, Management Office, Conference Board Room, Conference Room, and Elevator Storage, none of which contributed to Annual UW Rent.

The following table presents certain information relating to the lease rollover schedule at the 2100 Ross Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(4)	9	12,131	$0.00	1.4%	1.4%	$0	0.0%	0.0%
2016	5	28,188	$18.26	3.3%	4.8%	$514,600	3.5%	3.5%
2017	4	65,654	$21.51	7.8%	12.6%	$1,411,949	9.7%	13.2%
2018	5	15,225	$23.11	1.8%	14.4%	$351,838	2.4%	15.6%
2019	6	57,627	$20.77	6.8%	21.2%	$1,196,664	8.2%	23.8%
2020	3	22,417	$19.53	2.7%	23.9%	$437,788	3.0%	26.8%
2021	1	5,134	$25.25	0.6%	24.5%	$129,634	0.9%	27.7%
2022	6	188,726	$18.59	22.4%	46.8%	$3,509,037	24.1%	51.8%
2023	3	18,736	$20.55	2.2%	49.0%	$384,950	2.6%	54.5%
2024	0	0	$0.00	0.0%	49.0%	$0	0.0%	54.5%
2025	6	122,942	$22.03	14.6%	63.6%	$2,708,823	18.6%	73.0%
2026	4	107,678	$20.20	12.8%	76.4%	$2,175,074	14.9%	88.0%
2027 & Beyond	4	78,298	$22.40	9.3%	85.7%	$1,753,679	12.0%	100.0%
Vacant	0	120,972	$0.00	14.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	56	843,728	$20.16	100.0%		$14,574,036	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)	Includes Management Conference Room, Conference Center, Management Office, Conference Board Room, Conference Room, and Elevator Storage, none of which contribute to Annual UW Rent.

A-3-23

MSCI 2016-UBS9	2100 Ross

The Market. The 2100 Ross Property is located in Downtown Dallas within the Dallas Arts District, which encompasses a 19-block, 68-acre area that serves as the cultural center of Dallas. The Arts District has evolved into one of the largest urban arts district in the country with numerous buildings designed by Pritzker Prize winning architects. Historic buildings in the Arts District include the Belo Mansion, the Cathedral Santurio de Guadalupe, and the St. Paul United Methodist Church. The AT&T Performing Arts Center, originally the Dallas Center for the Performing Arts, is a $354 million multi-venue center which was completed in late 2009 and encompasses ten acres within the Arts District. The center provides space for five resident companies: The Dallas Opera, Dallas Theater Center, Texas Ballet Theater, Dallas Black Dance Theatre, and Anita N. Martinez Ballet Folklorico. A local performing arts foundation has estimated that the center will have an annual impact of over $170 million in the Dallas economy and generate as many as 2,000 new jobs in the arts and hospitality industries.

Klyde Warren Park, a $110 million project, opened in 2012 and serves as a bridge between the Arts District and the Uptown submarket. The 5.2-acre park sits atop the Woodall Rodgers Freeway, which had historically been a barrier between the downtown and uptown neighborhoods. Built with a combination of public and private funds, the park features a flexible, pedestrian-oriented design that arranges a children’s park, reading room, lawn area, restaurant, performance pavilion, fountain plaza, games area, dog park, and botanical garden around a sweeping pedestrian promenade.

The 2100 Ross Property is located less than 0.5 miles from the Woodall Rodgers Freeway and North Central Expressway/Highway 75, and the East Transfer Center Station of the DART Light Rail System is just two blocks southeast, providing connections to the greater Dallas Metroplex including Dallas Fort Worth International Airport, located approximately 21 miles northwest of the 2100 Ross Property. The DFW International Airport serves over 50 million passengers annually and is the second busiest airport in the world with over 2,100 daily departures and arrivals, according to the appraisal. The 2100 Ross Property also offers access to the CBD’s pedestrian sky bridge and tunnel network through connection with Chase Tower to the east. This network of public and private pedestrian corridors covers several city blocks in the Dallas city center and provides connectivity among office buildings, retail shops, restaurants, residential towers, hotels, parking garages, and parks.

The estimated 2015 population within a one-, three- and five-mile radius of the 2100 Ross Property is 25,194, 159,167, and 345,752, respectively, according to a third party market research report. The population within a one-, three- and five-mile radius of the 2100 Ross Property is projected to increase at average annual rates by 2.78%, 1.28% and 1.06%, respectively, through 2020, according to a third party market research report. Comparatively, the populations within Dallas County, the Dallas SMA, and the State of Texas are projected to increase at average annual rates of 1.18%, 1.42%, and 1.34%, respectively, through 2020, according to a third party market research report. The 2015 average household income within a one-, three- and five-mile radius of the 2100 Ross Property is estimated to be to be $92,085, $75,534, and $78,694, respectively.

According to the appraisal, the 2100 Ross Property is located within the Dallas CBD office submarket which consists of 137 buildings totaling approximately 33.4 million SF of office space. As of 3Q 2015, the Dallas CBD office submarket vacancy rate was 19.4% and the average rental rate was $23.09 PSF.

The following table presents leasing data at certain competitive office properties with respect to the 2100 Ross Property:

Competitive Property Summary
Comparable Name	Address	Rent PSF(1)	Original Year Built	Size (SF)	Total Occupancy
2100 Ross Property	2100 Ross Avenue	$20.16(2)	1982	843,728(2)	85.7%(2)
St. Paul Place	750 North Saint Paul Street	$19.00-$20.00	1982	273,217	80.0%
Trammell Crow Center	2001 Ross Avenue	$25.00	1984	1,128,331	85.0%
Chase Tower	2200 Ross Avenue	$20.65	1987	1,296,407	93.0%
Fountain Place	1445 Ross Avenue	$23.75	1986	1,262,217	85.0%
KPMG Plaza at Hall Arts	2323 Ross Avenue	$33.00-$36.00	2015	459,383	65.0%
Range/Wtd. Avg./Total(3)		$19.00-$36.00		4,419,555	85.0%(4)

Source: Appraisal

(1)	Wtd. Avg. Asking Rent PSF excludes vacant space at the 2100 Ross Property.

(2)	Information is based on the underwritten rent roll.

(3)	Range/Wtd. Avg./Total excludes the 2100 Ross Property.

(4)	KPMG Plaza at Hall Arts was built in 2015 and remains in lease up. Excluding KPMG Plaza at Hall Arts, the weighted average occupancy of the competitive set is 87.0%.

A-3-24

MSCI 2016-UBS9	2100 Ross

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 2100 Ross Property:

Cash Flow Analysis(1)(2)
	2012	2013(3)	2014(3)	11/30/2015 TTM	UW	UW PSF
Base Rent(4)	N/A	$9,149,070	$8,143,995	$10,143,877	$18,152,742	$21.51
Total Recoveries	N/A	$1,149,239	$1,634,414	$2,582,465	$2,824,992	$3.35
Other Income	N/A	$1,004,472	$1,059,895	$1,079,990	$1,079,990	$1.28
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($3,431,287)	($4.07)
Effective Gross Income	N/A	$11,302,781	$10,838,304	$13,806,332	$18,626,438	$22.08
Total Operating Expenses	N/A	$6,475,471	$8,034,145	$7,608,240	$9,070,548	$10.75
Net Operating Income	N/A	$4,827,310	$2,804,159	$6,198,092	$9,555,890	$11.33
Capital Expenditures	N/A	$0	$0	$0	$219,369	$0.26
TI/LC	N/A	$0	$0	$0	$1,030,609	$1.22
Net Cash Flow	N/A	$4,827,310	$2,804,159	$6,198,092	$8,305,911	$9.84

Occupancy %	N/A	68.7%	82.3%	85.8%	85.7%
NOI DSCR	N/A	0.79x	0.46x	1.02x	1.57x
NCF DSCR	N/A	0.79x	0.46x	1.02x	1.36x
NOI Debt Yield	N/A	4.9%	2.9%	6.3%	9.8%
NCF Debt Yield	N/A	4.9%	2.9%	6.3%	8.5%

(1)	According to the 2100 Ross Borrower, in July 2009, Ernst & Young’s lease expired and it vacated 244,810 SF (29% of NRA) causing occupancy to drop from 88.2% as of December 31, 2008 to 65.7% as of December 31, 2009. In August 2012, Cousins Properties Inc. acquired the 2100 Ross Property at foreclosure auction for approximately $59.2 million. In 2013, another tenant, Clark Bardes Consulting, also vacated 75,593 SF (9% of the NRA) of the 2100 Ross Property. Cousins Properties Inc. invested approximately $18.8 million in renovations from 2012 to 2015 and signed new leases totaling approximately 274,959 SF from December 2013 until the 2100 Ross Borrower purchased the 2100 Ross Property in September 2015. The 2100 Ross Borrower has since leased two additional floors and renewed the Prudential Mortgage Capital Co. and Merrill Lynch, Pierce, Fenner & Smith, Inc. leases.

(2)	Includes Turner Construction Company which leased 29,358 SF of space commencing July 2014. Turner Construction Company has never taken occupancy of its space, but has continued to pay all rent and reimbursements owed under the terms of its lease. The 2100 Ross Borrower deposited $752,445 at closing into a Turner Construction Rent reserve for rents and reimbursements with respect to the Turner Construction Company lease. In addition, the 2100 Ross Borrower deposited $1,467,900 at closing into a Turner Allowance reserve, provided, that upon the occurrence of an event of default under the Turner Construction Company lease, all funds within the Turner Allowance reserve are required to be deposited into a Turner Construction Space Re-Tenanting Reserve (as defined below).

(3)	The decrease in Net Operating Income is attributed to a drop in rental revenue and an increase in operating expenses. Expenses increased significantly in 2014 due to a tax reassessment, increasing taxes by approximately $0.8 million and operating costs associated with a fitness center opening in December 2013 and recent renovations. A large tenant, Clark Consulting, vacated 75,593 SF of space and was later replaced by Netherland, Sewell & Associates, Inc. (approximately $1.3 million in base rent), which did not begin paying rent until October 2014.

(4)	UW Base Rent is net of actual vacancy and includes approximately $108,773 of straight line contractual rent increases through March 2022 for the CBRE, Inc. space, approximately $101,854 of straight line contractual rent increases through December 2025 for the Prudential Mortgage Capital Co. space, approximately $37,908 of straight line contractual rent increases through February 2022 for the Merrill Lynch, Pierce, Fenner & Smith, Inc. space, approximately $20,276 of straight line contractual rent increases through September 2023 for the Allianz Global Investor space, approximately $5,630 of straight line contractual rent increases through October 2019 for the PNC Bank, NA space, and approximately $210,879 of additional contractual rent steps effective September 15, 2016 for non-investment grade tenants and effective March 15, 2017 for investment grade tenants.

Escrows and Reserves. The 2100 Ross Borrower deposited $616,451 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The 2100 Ross Borrower deposited $90,628 in escrow for annual insurance premiums at loan origination and is required to escrow monthly 1/12 of the annual estimated insurance premiums. On each monthly payment date, the 2100 Ross Borrower is required to escrow $18,281 for replacement reserves, provided that such monthly deposits are not required if the funds on deposit in such replacement reserve exceed $658,108, and $105,466 for TI/LC reserves, provided that such monthly deposits are not required if the funds on deposit in such TI/LC reserve exceed $3,796,776. The 2100 Ross Borrower deposited in escrow at loan origination (i) $5,297,414 for unfunded tenant obligations for any unpaid and outstanding tenant allowances, tenant improvements and leasing commissions and/or free rent relating to eight individual tenants, (ii) $752,445 into a Turner Construction Rent reserve for rents and reimbursements with respect to the Turner Construction Company lease, and (iii) $1,467,900 into a Turner Allowance reserve, provided, that upon the occurrence of any event of default under the Turner Construction Company lease, all funds within the Turner Allowance reserve are required to be deposited into a Turner Construction Space Re-Tenanting Reserve.

During the continuance of a Specified Tenant Trigger Event (as defined below), on each monthly payment date, all excess cash flow is required to be deposited into a reserve (the “Specified Tenant Rollover Reserve”) to be held by the lender as additional security for the 2100 Ross Whole Loan. So long as no event of default exists, funds held in the Specified Tenant Rollover Reserve are required to be used in connection with tenant improvements and leasing commissions incurred by the 2100 Ross Borrower upon the occurrence of (i) an extension or renewal of the Specified Tenant’s (as defined below) lease for a term not less than five years beyond the maturity date of the 2100 Ross Whole Loan or (ii) the leasing of all space formerly demised to the Specified Tenant to one or more replacement tenants approved by the lender, provided, that such monthly deposits are not required if the funds on deposit in such Specified Tenant Rollover Reserve exceed $2,164,459 (the “Specified Tenant Rollover Cap”). In the event a Trigger Period (as defined below) is triggered on account of a Specified Tenant Trigger Event, in lieu of the monthly deposit of excess cash flow, the 2100 Ross Borrower may deposit a letter of credit in the amount equal to the Specified Tenant Rollover Cap.

During the continuance of a Turner Construction Trigger Event (as defined below), on each monthly payment date, all excess cash flow (except to the extent required to be deposited into the Specified Tenant Rollover Reserve) is required to be deposited into a reserve (the “Turner Construction Space Re-Tenanting Reserve”) to be held by the lender as additional security for the 2100 Ross Whole Loan. So long as no event of default exists, funds held in the Turner Construction Space Re-Tenanting Reserve are required to be used in connection with tenant improvements and leasing commissions incurred by the 2100 Ross Borrower upon the occurrence of the leasing of all space formerly leased to Turner Construction Company to one or more replacement tenants (a “Turner Construction Space Re-Tenanting Event”), provided, that such monthly deposits are not required if the funds on deposit in such Turner Construction Space Re-Tenanting Reserve exceed an amount equal to the then remaining base rent and reimbursements payable under the Turner Construction Company lease for the remainder of the Turner Construction Company original lease term.

A “Specified Tenant Trigger Event” will commence upon the earlier of (i) if the Specified Tenant fails to extend or renew such lease upon terms and conditions set forth in the Specified Tenant’s lease (or as otherwise acceptable to the lender) on or prior to the earlier of (a) the date required for such

A-3-25

MSCI 2016-UBS9	2100 Ross

notice period pursuant to the Specified Tenant’s lease and (b) the date that is at least 12 months prior to the then-applicable expiration date of the Specified Tenant’s lease, (ii) if an event of default under the Specified Tenant’s lease has occurred, (iii) the Specified Tenant or lease guarantor of the Specified Tenant’s lease becomes insolvent or a debtor in any bankruptcy action, (iv) if the Specified Tenant’s lease is terminated or no longer in full force or effect, (v) if the Specified Tenant “goes dark,” vacates, ceases to occupy or discontinues its operations at the 2100 Ross Property, or (vi) the decline in rating of CBRE, Inc. or any lease guarantor for CBRE, Inc. below “B+” or the equivalent by any of the applicable rating agencies. A Specified Tenant Trigger Event will continue until, in regard to clause (i) above, the Specified Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Specified Tenant space, in regard to clause (ii) above, the applicable event of default has been cured, in regard to clause (iii) above, the Specified Tenant’s lease is unconditionally affirmed in the applicable bankruptcy and the Specified Tenant is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed with no material adverse effect on the guarantor’s ability to perform under the lease guaranty, in regard to clause (iv) above, certain re-leasing conditions have been satisfied with respect to the Specified Tenant space, in regard to clause (v) above, the applicable Specified Tenant re-commences its operations at its leased premises and is paying full unabated rent, or in regard to clause (vi) above, the rating is raised so that such rating is no lower than “B+” or the equivalent by each applicable rating agency.

“Specified Tenant” means (i) CBRE, Inc., (ii) Lockton, or (iii) any tenant, guarantor, or replacement that together with its affiliates, leases space comprising 10% or more of either (a) the total rentable SF at the 2100 Ross Property or (b) the total in-place base rent at the 2100 Ross Property.

A “Turner Construction Trigger Event” will commence upon the earlier of (i) an event of default under the Turner Construction Company lease has occurred or (ii) if the Turner Construction Company’s lease is terminated or no longer in full force or effect. A Turner Construction Trigger Event will continue until, (i) a Turner Construction Space Re-Tenanting Event occurs, (ii) the completion of all tenant improvements and payment of all leasing commissions in connection with a Turner Construction Space Re-Tenanting Event, (iii) the replacement tenant(s) are in occupancy of the former Turner Construction Company space and paying full rent, or (iv) the 2100 Ross Borrower has delivered to the lender an estoppel certificate from the replacement tenant(s) confirming there is no event of default under its lease and satisfaction of the conditions in (ii) and (iii) above.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 2100 Ross Whole Loan. The 2100 Ross Whole Loan has springing cash management (i.e., the 2100 Ross Whole Loan has cash management only after the initial occurrence of a Trigger Period (as defined below)). During the continuance of a Trigger Period for the 2100 Ross Whole Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the 2100 Ross Whole Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred or is continuing, to the 2100 Ross Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the 2100 Ross Borrower in connection with the operation and maintenance of the 2100 Ross Property reasonably approved by the lender, and to disburse the remainder to the 2100 Ross Borrower (or, during the continuance of a Cash Sweep Period (as defined below), provided no Specified Tenant Trigger Event or Turner Construction Trigger Event has occurred, to an account to be held by the lender as additional security for the 2100 Ross Whole Loan).

A “Trigger Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the 2100 Ross Borrower, the guarantor, or the property manager, (iii) the DSCR based on the trailing 12-month period falling below 1.15x, (iv) a Specified Tenant Trigger Event, (v) a Turner Construction Trigger Event, or (vi) any indictment for fraud or misappropriation of funds by the 2100 Ross Borrower, the guarantor or the property manager or any director or officer of the 2100 Ross Borrower, the guarantor, or the property manager. A Trigger Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed within 30 days for the 2100 Ross Borrower or the guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the 2100 Ross Borrower’s, the guarantor’s, or the property manager’s monetary obligations, in regard to clause (iii) above, upon the date the DSCR based on the trailing 12-month period is greater than 1.20x for two consecutive calendar quarters, in regard to clause (iv) above, the Specified Tenant Trigger Event is cured, in regard to clause (v) above, the Turner Construction Trigger Event is cured, or in regard to clause (vi) above, the property manager is replaced with a qualified manager.

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the 2100 Ross Borrower, the guarantor, or the property manager, or (iii) the DSCR based on the trailing 12-month period falling below 1.15x. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, upon the filing being discharged, stayed or dismissed within 30 days for the 2100 Ross Borrower or the guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the 2100 Ross Borrower’s, the guarantor’s, or the property manager’s monetary obligations, or in regard to clause (iii) above, upon the date the DSCR based on the trailing 12-month period is greater than 1.20x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The 2100 Ross Property also secures the 2100 Ross Serviced Companion Loan, with a Cut-off Date balance of $37,946,663. The 2100 Ross Serviced Companion Loan is expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The promissory notes evidencing the 2100 Ross Serviced Companion Loan accrue interest at the same rate as the 2100 Ross Mortgage Loan. The 2100 Ross Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the 2100 Ross Serviced Companion Loan. The holders of the 2100 Ross Mortgage Loan and the 2100 Ross Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 2100 Ross Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The 2100 Ross Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 2100 Ross Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the 2100 Ross Mortgage Loan documents.

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A-3-27

MSCI 2016-UBS9	GLP Industrial Portfolio B

Mortgage Loan No. 4 – GLP Industrial Portfolio B

A-3-28

MSCI 2016-UBS9	GLP Industrial Portfolio B

Mortgage Loan No. 4 – GLP Industrial Portfolio B

A-3-29

MSCI 2016-UBS9	GLP Industrial Portfolio B

Mortgage Loan No. 4 – GLP Industrial Portfolio B

Mortgage Loan Information				Property Information(4)
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$56,000,000			Location:	Various
Cut-off Date Balance(1):	$56,000,000			General Property Type:	Industrial
% of Initial Pool Balance:	8.4%			Detailed Property Type:	Various
Loan Purpose:	Acquisition			Title Vesting(5):	Fee
Sponsor(2):	Global Logistic Properties Limited			Year Built/Renovated:	Various
Mortgage Rate:	3.8164107%			Size:	26,238,861 SF
Note Date:	11/4/2015			Cut-off Date Balance per Unit(1):	$24
First Payment Date:	12/6/2015			Maturity Date Balance per Unit(1):	$24
Maturity Date:	11/6/2022			Property Manager:	GLP US Management LLC (borrower-related)
Original Term to Maturity:	84 months
Original Amortization Term:	0 months			Underwriting and Financial Information(4)
IO Period:	84 months			UW NOI(6):	$115,451,134
Seasoning:	4 months			UW NOI Debt Yield(1):	18.4%
Prepayment Provisions:	YM1 (77); O (7)			UW NOI Debt Yield at Maturity(1):	18.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	4.37x
Additional Debt Type:	Pari Passu/B Note/Mezzanine			Most Recent NOI(6):	$100,410,302 (6/30/2015 TTM)
Additional Debt Balance(1):	$572,700,000/$335,300,000/$330,000,000			2nd Most Recent NOI:	$97,105,129 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$81,261,611 (12/31/2013)
Reserves(3)				Most Recent Occupancy:	93.8% (10/1/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	89.5% (12/31/2014)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	89.1% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(7):	$2,081,000,000 (Various)
Replacements:	$0	Springing	(3)	Cut-off Date LTV Ratio(1)(7):	30.2%
TI/LC:	$0	Springing	(3)	Maturity Date LTV Ratio(1):	30.2%
Deferred Maintenance:	$1,281,668	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan (A Notes):	$628,700,000	28.9%	Purchase Price:	$2,047,485,527	94.0%
Mortgage Loan (B Notes):	$335,300,000	15.4%	Closing Costs:	$129,154,208	5.9%
Mezzanine Loans:	$330,000,000	15.2%	Upfront Reserves:	$1,281,668	0.1%
Sponsor Equity:	$883,921,403	40.6%
Total Sources:	$2,177,921,403	100.0%	Total Uses:	$2,177,921,403	100.0%

(1)	The GLP Industrial Portfolio B Mortgage Loan is part of the GLP Industrial Portfolio B Whole Loan, which is comprised of four pari passu Senior Notes and two Junior Notes (as defined below), with an aggregate original principal balance of $964,000,000. The four Senior Notes have an aggregate original principal balance of $628,700,000, and the two Junior Notes have an aggregate original principal balance of $335,300,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the total principal balance of the four Senior Notes without regard to the Junior Notes. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate note balance of the GLP Industrial Portfolio B Non-Serviced Whole Loan (including the Junior Notes) are $37, $37, 12.0%, 2.85x, 46.3% and 46.3%, respectively.

(2)	The GLP Industrial Portfolio B loan’s sponsor and non-recourse carveout guarantors are eleven subsidiaries of Global Logistic Properties Limited.

(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Property Information and Underwriting and Financial Information are based on a combination or sum of all 142 industrial properties that comprise the GLP Industrial Portfolio B Property.

(5)	The property identified on Annex A-1 to the Preliminary Prospectus as GLP Industrial Portfolio B-Atlanta-Liberty DC, representing approximately 2.1% of the allocated loan amount of the GLP Industrial Portfolio B Whole Loan, is ground leased to the related borrower by the Henry County Development Authority in connection with a payment in lieu of taxes program. The county has granted to the lender a mortgage on its fee interest in the GLP Industrial Portfolio B Property. The ground lease expires on October 1, 2020; however, the borrower has the right, and is required under the loan documents, to purchase the fee interest for $10.00 and surrender of a county bond. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates—Ground Leases” in the Preliminary Prospectus

(6)	UW NOI exceeds TTM NOI due to increases in rents on the October 2015 rent roll and the inclusion of approximately $3.3 million for rent steps and $0.6 million for straight line rents.

(7)	The appraised value of $2,081.0 million is reflective of the value of the portfolio if sold in its entirety to a single buyer as of October 25, 2015. The appraisal determined an appraised value on both a portfolio and an individual basis. The concluded aggregate appraised value of the individual properties was $1,988.1 million, which would result in a Cut-off Date LTV Ratio of 31.6% and a Maturity Date LTV Ratio of 31.6%. The dates of the appraised values ranged from July 9, 2015 to October 2, 2015.

A-3-30

MSCI 2016-UBS9	GLP Industrial Portfolio B

The Mortgage Loan. The fourth largest mortgage loan (the “GLP Industrial Portfolio B Mortgage Loan”) is part of a non-serviced whole loan (the “GLP Industrial Portfolio B Whole Loan”) evidenced by four pari passu senior notes (the “Senior Notes”) with an aggregate original principal balance of $628,700,000, and two junior notes (the “Junior Notes”) with an aggregate original principal balance of $335,300,000, all of which are secured by first priority fee mortgages encumbering 142 industrial properties comprising approximately 26.2 million SF located across 13 different markets (collectively, the “GLP Industrial Portfolio B Property”, or the “Portfolio”): (i) Promissory Note A-4 (one of the Senior Notes), in the original principal amount of $56,000,000, which represents the GLP Industrial Portfolio B Mortgage Loan, (ii) Promissory Notes A-1 and A-2 (two of the Senior Notes) and Promissory Notes B-1 and B-2 (the two Junior Notes), in the aggregate original principal amount of $804,010,000, which were contributed to the CSMC 2015-GLPB securitization trust (collectively, the “CSMC 2015-GLPB Notes”) and (iii) Promissory Note A-3 (one of the Senior Notes), in the original principal amount of $104,000,000, which is currently held by Column Financial, Inc. (or an affiliate) and is expected to be contributed to a future securitization trust. The three Senior Notes that do not comprise the GLP Industrial Portfolio B Mortgage Loan are collectively referred to as the “GLP Industrial Portfolio B Non-Serviced Pari Passu Companion Loan.” The GLP Industrial Portfolio B Whole Loan is serviced according to the CSMC 2015-GLPB trust and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans—The GLP Industrial Portfolio B Whole Loan” and “Pooling and Servicing Agreement--Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Proceeds of the GLP Industrial Portfolio B Non-Serviced Whole Loan were used to acquire the GLP Industrial Portfolio B Property, pay closing costs and fund reserves.

The Borrower and the Sponsor. The borrowers are 24 special-purpose Delaware limited liability companies, each with two independent directors (collectively, the “GLP Industrial Portfolio B Borrower”). The GLP Industrial Portfolio B Borrower is 100% owned by five subsidiaries of Global Logistic Properties Limited (“GLP”): Western B Southeast, LLC, Western B Northwest, LLC, Western B South, LLC, Western B West, LLC and Western B East, LLC, and the nonrecourse carve-out guarantors are eleven subsidiaries of GLP. GLP (SGX: MC0.SI; rated BBB+/Baa2 by Fitch/Moody’s) is a public, Singapore-based investment holding company that owns, leases, manages and develops logistics facilities. GLP began operations in 2003 and is one of the largest logistics operators by square footage globally with total assets under management valued at approximately $33 billion. GLP’s portfolio comprises approximately 2,300 properties and 521 million SF and 4,000 customers globally. GLP had a market capitalization of approximately $7 billion as of January 1, 2016.

The GLP Industrial Portfolio B Whole Loan is part of a larger $2.85 billion financing completed in November 2015 to facilitate the sponsor’s $4.8 billion acquisition (the “Acquisition”) of Industrial Income Trust Inc. (“IIT”), a public, non-traded REIT. The sponsor acquired IIT for a total cost of $4.8 billion (which includes closing costs and working capital) and invested approximately $2.0 billion of cash equity to facilitate the transaction. The financing consisted of financing three separate non-crossed pools. On a pro rata basis, approximately $883.9 million of invested equity was contributed for the acquisition of the Portfolio.

The recourse liability of the guarantor under the non-recourse carve-out guaranty for voluntary or collusive bankruptcy is limited to fifteen percent of the then-current principal amount of the GLP Industrial Portfolio B Whole Loan. In addition, the guarantor has no liability under the environmental indemnity so long as an environmental insurance policy meeting the requirements of the loan documents is in place. An environmental insurance policy meeting such requirements is currently in place.

The Property. The GLP Industrial Portfolio B Property is comprised of 142 cross-collateralized industrial properties located across 11 states and 13 different markets with a total of approximately 26.2 million SF. The top three markets in the Portfolio, by allocated loan amount, are Philadelphia (15.6%), Houston (15.3%) and Atlanta (13.7%). The top 10 properties in the Portfolio account for 23.3% of gross leasable area and 24.9% of UW NOI. The top 10 tenants in the Portfolio account for 23.3% of gross leasable area and 23.6% of UW Base Rent. The top 3 tenants in the Portfolio by UW Base Rent are Amazon.com, LLC (4.3%), Home Depot USA Inc (3.1%) and GSK Consumer Healthcare (3.0%). The properties comprising the Portfolio have a weighted average age of 15 years (2000), weighted average clear heights of 28 feet 7 inches and primary truck court depth of 155 feet 7 inches, with weighted averages of 66 dock high doors, 3 grade level doors, 48 trailer spaces and 8.5% (GLA) office space. As of October 1, 2015, the Portfolio was 93.8% occupied by 321 tenants with a weighted average base rent of $4.92 PSF and weighted average remaining lease term of 4.3 years.

A-3-31

MSCI 2016-UBS9	GLP Industrial Portfolio B

The following tables present certain information relating to the GLP Industrial Portfolio B Property:

Top Twenty Properties(1)
Property	Market	GLA (SF)	Year Built	Occupancy	UW NOI	% of UW NOI	Allocated Loan Amount(2)	% of Allocated Loan Amount	Appraised Value(3)
Agave DC	Phoenix	1,267,110	2009	100.0%	$5,049,477	4.4%	$48,294,552	5.0%	$99,600,000
Lehigh Valley 13	Philadelphia	822,500	2000	100.0%	$3,630,185	3.1%	$25,941,351	2.7%	$53,500,000
Frontier Logistics BTS	Houston	600,004	2015	100.0%	$2,696,038	2.3%	$24,486,696	2.5%	$50,500,000
Sugarland Interchange DC	Houston	486,263	1995	100.0%	$2,676,204	2.3%	$22,207,736	2.3%	$45,800,000
York - Willow Springs	Philadelphia	624,000	2009	100.0%	$3,623,735	3.1%	$21,480,408	2.2%	$44,300,000
Atlanta - Liberty DC	Atlanta	851,349	2006	100.0%	$2,360,549	2.0%	$20,171,219	2.1%	$41,600,000
South Bay DC	Los Angeles	265,440	2013	100.0%	$2,047,719	1.8%	$19,395,403	2.0%	$40,000,000
Sorensen Industrial	Los Angeles	305,422	2012	100.0%	$2,156,620	1.9%	$19,007,495	2.0%	$39,200,000
Miramar DC	South Florida	289,300	2002	100.0%	$2,431,637	2.1%	$18,716,564	1.9%	$38,600,000
York DC II	Philadelphia	603,000	2011	100.0%	$2,068,207	1.8%	$17,455,862	1.8%	$36,000,000
Carlisle DC Bldg 1	Philadelphia	511,760	2001	100.0%	$2,156,559	1.9%	$17,213,420	1.8%	$35,500,000
Portside Distribution Center	Seattle/Puget Sound	416,050	2007	100.0%	$1,963,419	1.7%	$16,243,650	1.7%	$33,500,000
Marina West A	South Florida	276,175	2002	100.0%	$2,026,355	1.8%	$15,952,719	1.7%	$32,900,000
Fremont East Bay DC	East Bay/Oakland	246,450	1990	100.0%	$1,873,546	1.6%	$14,255,621	1.5%	$29,400,000
Harbor Gateway DC	Los Angeles	184,815	2000	100.0%	$1,635,027	1.4%	$14,255,621	1.5%	$29,400,000
Imperial DC 1	Houston	328,020	2014	100.0%	$1,483,545	1.3%	$14,158,646	1.5%	$29,200,000
Westport DC Bldg B	Salt Lake City	409,374	2008	100.0%	$1,738,070	1.5%	$13,867,713	1.4%	$28,600,000
Westport DC Bldg A	Salt Lake City	350,892	2007	100.0%	$2,065,162	1.8%	$13,431,317	1.4%	$27,700,000
Auburn DC	Seattle/Puget Sound	283,450	1999	100.0%	$1,326,039	1.1%	$12,413,058	1.3%	$25,600,000
Southaven DC Bldg 2	Memphis	602,500	2004	100.0%	$1,871,711	1.6%	$11,928,172	1.2%	$24,600,000
Subtotal – Top Twenty Properties		9,723,874	2006	100.0%	$46,879,804	40.6%	$380,877,223	39.5%	$785,500,000
Total/Wtd. Avg.		26,238,861	2000	93.8%	$115,451,134	100.0%	$964,000,000	100.0%	$1,988,100,000

(1)	Based on the underwritten rent roll dated October 1, 2015

(2)	Based on the GLP Industrial Portfolio B Non-Serviced Whole Loan.

(3)	Source: Appraisal. The appraised value of $2,081.0 million is reflective of the value of the Portfolio if sold in its entirety to a single buyer. The appraisal determined an appraised value on both a portfolio and individual basis. The concluded aggregate appraised value of the individual properties was $1,988.1 million.

Market Concentration(1)
Market	Property Count	GLA (SF)	Year Built	Occupancy	UW NOI	% of UW NOI	Allocated Loan Amount(2)	% of Allocated Loan Amount	Appraised Value(3)
Philadelphia	19	4,635,434	2000	99.8%	$20,944,995	18.1%	$150,702,279	15.6%	$310,800,000
Houston	29	3,731,328	1997	96.9%	$17,774,047	15.4%	$147,065,643	15.3%	$303,300,000
Atlanta	19	4,904,945	1998	87.2%	$14,283,015	12.4%	$131,937,226	13.7%	$272,100,000
Phoenix	16	3,438,993	2007	77.6%	$11,589,819	10.0%	$118,893,818	12.3%	$245,200,000
South Florida	21	1,792,712	1999	95.4%	$11,916,066	10.3%	$101,243,999	10.5%	$208,800,000
Los Angeles	7	1,170,879	1996	100.0%	$8,096,826	7.0%	$72,975,204	7.6%	$150,500,000
Seattle/Puget Sound	9	1,508,591	1995	100.0%	$8,081,587	7.0%	$67,302,048	7.0%	$138,800,000
East Bay/Oakland	5	823,009	1997	100.0%	$5,384,505	4.7%	$44,463,961	4.6%	$91,700,000
Memphis	6	2,175,946	2001	98.7%	$6,098,328	5.3%	$42,330,465	4.4%	$87,300,000
Salt Lake City	4	1,140,266	2008	100.0%	$5,735,079	5.0%	$41,603,139	4.3%	$85,800,000
Portland	4	544,565	2000	100.0%	$2,868,132	2.5%	$21,286,454	2.2%	$43,900,000
San Francisco	2	173,918	1974	100.0%	$1,520,153	1.3%	$12,994,919	1.3%	$26,800,000
Orange County	1	198,275	1985	100.0%	$1,158,582	1.0%	$11,200,845	1.2%	$23,100,000
Total/Wtd. Avg.	142	26,238,861	2000	93.8%	$115,451,134	100.0%	$964,000,000	100.0%	$1,988,100,000

(1)	Based on the underwritten rent roll dated October 1, 2015

(2)	Based on the GLP Industrial Portfolio B Whole Loan.

(3)	Source: Appraisal. The appraised value of $2,081.0 million is reflective of the value of the Portfolio if sold in its entirety to a single buyer. The appraisal determined an appraised value on both a portfolio and individual basis. The concluded aggregate appraised value of the individual properties was $1,988.1 million.

A-3-32

MSCI 2016-UBS9	GLP Industrial Portfolio B

Property Sub-Type(1)
Property Sub-Type	Property Count	GLA (SF)	Year Built	Occupancy	UW NOI	% of UW NOI	Allocated Loan Amount(2)	% of Allocated Loan Amount	Appraised Value(3)
Distribution warehouse	68	17,640,316	2001	92.0%	$71,116,520	61.6%	$638,399,680	66.2%	$1,316,600,000
Warehouse	20	5,267,260	2000	100.0%	$24,880,187	21.6%	$182,850,159	19.0%	$377,100,000
Light Industrial	24	1,579,620	1991	96.9%	$8,302,697	7.2%	$65,992,856	6.8%	$136,100,000
Flex	19	943,246	1985	92.1%	$6,047,339	5.2%	$43,688,144	4.5%	$90,100,000
Flex, light industrial, distribution	11	808,419	2006	88.6%	$5,104,391	4.4%	$33,069,161	3.4%	$68,200,000
Total/Wtd. Avg.	142	26,238,861	2000	93.8%	$115,451,134	100.0%	$964,000,000	100.0%	$1,988,100,000

(1)	Based on the underwritten rent roll dated October 1, 2015

(2)	Based on the GLP Industrial Portfolio B Whole Loan.

(3)	Source: Appraisal. The appraised value of $2,081.0 million is reflective of the value of the Portfolio if sold in its entirety to a single buyer. The appraisal determined an appraised value on both a portfolio and individual basis. The concluded aggregate appraised value of the individual properties was $1,988.1 million.

Tenant Summary(1)

Tenant	Credit Rating (Fitch/Moody’s/S&P)(2)	Property Count	GLA	UW Base Rent	% of UW Base Rent	UW Base Rent PSF	Original Lease Start	Lease Expiration
Amazon.com, LLC	NA/Baa1/AA-	1	1,267,110	$5,159,907	4.3%	$4.07	10/1/2011	7/31/2022
Home Depot USA Inc	A/A2/A	1	822,500	$3,709,248	3.1%	$4.51	2/1/2010	9/30/2016
GSK Consumer Healthcare	A+/A2/A+	2	624,000	$3,682,573	3.0%	$5.90	Various	Various
Frontier Logistics	NR/NR/NR	1	600,004	$2,763,378	2.3%	$4.61	6/1/2015	6/30/2025
Phillips-Van Heusen	NR/Ba2/BB+	1	851,349	$2,451,687	2.0%	$2.88	8/1/2010	8/31/2030
Ollie’s Bargain Outlet, Inc.	NR/NR/B+	1	603,000	$2,200,950	1.8%	$3.65	3/1/2013	3/31/2028
Phoenix	NR/NR/NR	1	305,422	$2,197,620	1.8%	$7.20	9/1/2013	11/30/2020
S.C. Johnson & Son, Inc.	NR/A/A-	1	511,760	$2,192,883	1.8%	$4.28	1/1/2012	12/31/2019
Watson Laboratories,	NR/NR/NR	1	276,175	$2,090,005	1.7%	$7.57	2/1/2003	6/30/2016
Super Micro Computer	NR/NR/NR	1	246,450	$1,888,596	1.6%	$7.66	3/1/2008	7/31/2020
Ten Largest Tenants			6,107,770	$28,336,847	23.4%	$4.64
Remaining Tenants			18,497,760	$92,810,721	76.6%	$5.02
Vacant			1,633,331	0	0.0%	$0.00
Total/Wtd. Avg.			26,238,861	$121,147,568	100.0%	$4.92

(1)	Based on the underwritten rent roll dated October 1, 2015

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	22	706,356	$4.09	2.7%	2.7%	$2,887,151	2.4%	2.4%
2016	53	2,992,193	$4.67	11.4%	14.1%	$13,985,046	11.5%	13.9%
2017	81	3,314,390	$5.14	12.6%	26.7%	$17,049,885	14.1%	28.0%
2018	70	4,313,941	$4.97	16.4%	43.2%	$21,430,867	17.7%	45.7%
2019	35	1,894,577	$5.47	7.2%	50.4%	$10,359,797	8.6%	54.2%
2020	41	2,220,265	$6.20	8.5%	58.9%	$13,761,613	11.4%	65.6%
2021	14	868,406	$5.94	3.3%	62.2%	$5,161,448	4.3%	69.9%
2022	20	3,293,047	$4.89	12.6%	74.7%	$16,113,003	13.3%	83.2%
2023	13	1,310,754	$4.42	5.0%	79.7%	$5,799,006	4.8%	87.9%
2024	10	1,420,138	$4.30	5.4%	85.1%	$6,110,522	5.0%	93.0%
2025	5	816,756	$4.70	3.1%	88.2%	$3,836,594	3.2%	96.2%
2026 & Thereafter	3	1,454,707	$3.20	5.5%	93.8%	$4,652,637	3.8%	100.0%
Vacant	0	1,633,331	$0.00	6.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	367	26,238,861	$4.92	100.0%		$121,147,568	100%

(1)	Based on the underwritten rent roll dated October 1, 2015

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

A-3-33

MSCI 2016-UBS9	GLP Industrial Portfolio B

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow at the GLP Industrial Portfolio B Property:

Cash Flow Analysis(1)

	2013	2014	6/30/2015 TTM	Year 1 Budget	UW(2)	UW PSF
Base Rent	$88,544,486	$106,078,795	$107,985,396	$126,040,537	$128,917,069	$4.91
Total Recoveries	$25,440,761	$31,201,305	$32,193,863	$38,511,451	$38,141,021	$1.45
Other Income	$1,684,268	$1,923,614	$1,333,346	$781,552	$781,552	$0.03
Less Vacancy & Credit Loss	($4,399,854)	($4,567,002)	($3,059,638)	($7,890,038)	($10,833,209)	($0.41)
Effective Gross Income	$111,269,661	$134,636,713	$138,452,968	$157,443,502	$157,006,433	$5.98
Total Operating Expenses	$30,008,050	$37,531,583	$38,042,665	$41,516,696	$41,555,299	$1.58
Net Operating Income	$81,261,611	$97,105,129	$100,410,302	$115,926,806	$115,451,134	$4.40
Capital Expenditures	$0	$0	$0	$11,118,416	$9,183,601	$0.35
Net Cash Flow	$81,261,611	$97,105,129	$100,410,302	$104,808,390	$106,267,532	$4.05

Total GLA	25,310,837	25,638,857	26,238,861	26,238,861	26,238,861
Number of Assets	140	141	142	142	142
Occupancy %	89.1%	89.5%	88.3%	95.9%	93.8%
NOI DSCR	3.34x	3.99x	4.13x	4.77x	4.75x
NCF DSCR	3.34x	3.99x	4.13x	4.31x	4.37x
NOI Debt Yield	12.9%	15.4%	16.0%	18.4%	18.4%
NCF Debt Yield	12.9%	15.4%	16.0%	16.7%	16.9%

(1)	Not all of the properties in the Portfolio were the same in each of the historical periods. “Same Store” analysis, representing 90 properties, of net operating income and occupancy for 2013, 2014, June 30, 2015 TTM and Year 1 Budget was approximately $65.0 million, $69.1 million, $71.3 million and $70.3 million, respectively, and 90.5%, 89.9%, 91.0% and 94.9%, respectively.

(2)	Underwritten Base Rent is based on the October 2015 rent roll and includes approximately $3.3 million for rent steps and approximately $0.6 million for credit tenant rent steps. Rent steps reflect the difference between in-place rent and annualized contractual base rent steps through December 1, 2016. Credit tenant rent steps reflects the difference between in-place rent plus annualized contractual base rent steps through December 1, 2016 and credit tenants’ average rent from October 1, 2015 through the maturity date.

Escrows and Reserves. The GLP Industrial Portfolio B Borrower deposited $1,281,668 in escrow at loan origination for deferred maintenance items identified in the loan documents. During the continuance of a Trigger Period (defined below), the GLP Industrial Portfolio B Borrower is required to escrow monthly (i) 1/12th of the annual estimated tax payments and (ii) 1/12th of the annual estimated insurance premiums (unless the GLP Industrial Portfolio B Borrower maintains an acceptable blanket policy). During the continuance of a Trigger Period, the GLP Industrial Portfolio B Borrower is required to make monthly deposits equal to 1/12th of $0.10 PSF of the GLP Industrial Portfolio B Property into an escrow for capital expenditures on each monthly payment date on which the balance in such escrow is less than an amount equal to $0.10 PSF of the GLP Industrial Portfolio B Property. During the continuance of a Trigger Period, the GLP Industrial Portfolio B Borrower is required to make monthly deposits equal to 1/12th of $0.25 PSF of the GLP Industrial Portfolio B Property into an escrow for tenant improvements and leasing commissions (the “TI/LC Escrow”) on each monthly payment date on which the balance in such TI/LC Escrow is less than an amount equal to $0.25 PSF of the GLP Industrial Portfolio B Property.

Lockbox and Cash Management. A hard lockbox is in place with respect to the GLP Industrial Portfolio B Whole Loan. The GLP Industrial Portfolio B Whole Loan has springing cash management. Funds in the lockbox account are required to be swept to a cash management account; however, provided no event of default or Trigger Period under the GLP Industrial Portfolio B Whole Loan is continuing, funds in the cash management account are required to be swept daily to an account designated by the GLP Industrial Portfolio B Borrower, to the extent such funds exceed the aggregate amount payable to the lenders on the next monthly payment date. Funds in the cash management account are required to be applied on each monthly payment date to pay debt service on the GLP Industrial Portfolio B Whole Loan, to disburse, during the continuance of a Trigger Period, the monthly operating expenses referenced in the annual budget (which, during a Trigger Period, is required to be approved by the lender) or otherwise approved by the lender, to fund, during the continuance of a Trigger Period, the amount, if any, requested by the GLP Industrial Portfolio B Borrower in respect of leasing commissions and tenant improvement costs approved by the lender and incurred by the GLP Industrial Portfolio B Borrower in connection with a new lease (or lease extension), if and to the extent the amount contained in the TI/LC Escrow is insufficient after giving effect to the deposit required to be made therein on such monthly payment date, to fund, during the continuance of a Trigger Period, the required reserves deposits as described above under “Escrows and Reserves”, to pay, provided no event of default is continuing under the GLP Industrial Portfolio B Whole Loan, monthly debt service due under the GLP Industrial Portfolio B Senior Mezzanine Loan (defined below) and to pay, provided no event of default is continuing under either the GLP Industrial Portfolio B Whole Loan or the GLP Industrial Portfolio B Senior Mezzanine Loan, monthly debt service due under the GLP Industrial Portfolio B Junior Mezzanine Loan (defined below), and to disburse the remainder (i) if a Trigger Period is continuing, into an account to be held by the lender as additional security for the GLP Industrial Portfolio B Whole Loan during the continuance of such Trigger Period and (ii) otherwise, provided no event of default is continuing under the GLP Industrial Portfolio B Whole Loan, to the GLP Industrial Portfolio B Borrower.

A “Trigger Period” means the period:

(i) commencing as of the conclusion of the second consecutive fiscal quarter for which the combined net operating income debt yield on the GLP Industrial Portfolio B Whole Loan and GLP Industrial Portfolio B Mezzanine Loans (defined below) for the trailing twelve-month period falls below 6.75%, and ending at the conclusion of the second consecutive fiscal quarter for which such combined net operating income debt yield for the trailing twelve-month period is equal to or greater than 6.75%, or

(ii) commencing upon the GLP Industrial Portfolio B Borrower’s failure to deliver monthly, quarterly or annual financial reports and ending when such financial reports are so delivered, or

(iii) during the continuance of an event of default under either of the GLP Industrial Portfolio B Mezzanine Loans.

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MSCI 2016-UBS9	GLP Industrial Portfolio B

The GLP Industrial Portfolio B Borrower may avoid a Trigger Period by posting cash or a letter of credit in an amount such that, if the principal balance of the GLP Industrial Portfolio B Whole Loan were reduced by such amount, no Trigger Period would be continuing.

Additional Secured Indebtedness (not including trade debts). In addition to the GLP Industrial Portfolio B Mortgage Loan, the GLP Industrial Portfolio B Property also secures the GLP Industrial Portfolio B Non-Serviced Pari Passu Companion Loan (a portion of which was included in the CSMC 2015-GLPB securitization trust, and the remaining portion of which is expected to be contributed to future securitization trusts) and the Junior Notes (which were included in the CSMC 2015-GLPB securitization trust). The GLP Industrial Portfolio B Mortgage Loan, the GLP Industrial Portfolio B Non-Serviced Pari Passu Companion Loan and the Junior Notes all accrue interest at 3.8164107% per annum. Payments of interest on the GLP Industrial Portfolio Whole Loan are first applied, pro rata and pari passu, to interest on the GLP Industrial Portfolio B Mortgage Loan and GLP Industrial Portfolio B Non-Serviced Pari Passu Companion Loan, and then to interest on the Junior Notes, and payments of principal on the GLP Industrial Portfolio B Whole Loan are first applied, pro rata and pari passu, to pay principal on the GLP Industrial Portfolio B Mortgage Loan and GLP Industrial Portfolio B Non-Serviced Pari Passu Companion Loan, until their principal balances are reduced to zero and then to pay principal on the Junior Notes until their principal balances are reduced to zero. Such priorities and the allocation of collections on the GLP Industrial Portfolio B Whole Loan are set forth in an agreement between note holders governing the promissory notes comprising the GLP Industrial Portfolio B Whole Loan. The GLP Industrial Portfolio B Whole Loan will be serviced pursuant to the CSMC 2015-GLPB trust and servicing agreement. See “Description of the Mortgage Pool— The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans—The GLP Industrial Portfolio B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The “GLP Industrial Portfolio B Mezzanine Loans” refers to (i) a senior mezzanine loan in the original principal amount of $165,000,000 made to the owners of the GLP Industrial Portfolio B Borrower (the “GLP Industrial Portfolio B Senior Mezzanine Borrowers”) by Column Financial, Inc. and MSMCH, secured by 100% of the direct or indirect equity interest in the GLP Industrial Portfolio B Borrower (the “GLP Industrial Portfolio B Senior Mezzanine Loan”) and (ii) a junior mezzanine loan in the original principal amount of $165,000,000 made to the owners of the GLP Industrial Portfolio B Senior Mezzanine Borrowers by Column Financial, Inc. and MSMCH, secured by 100% of the direct or indirect equity interest in the GLP Industrial Portfolio B Senior Mezzanine Borrowers (the “GLP Industrial Portfolio B Junior Mezzanine Loan”). The GLP Industrial Portfolio B Mezzanine Loans and the GLP Industrial Portfolio B Whole Loan are subject to an intercreditor agreement between the GLP Industrial Portfolio B Whole Loan lender and the related mezzanine lenders. The GLP Industrial Portfolio B Senior Mezzanine Loan and GLP Industrial Portfolio B Junior Mezzanine Loan were transferred to Teachers Insurance and Annuity Association of America on November 20, 2015.

The following table presents certain information relating to the GLP Industrial Portfolio B Whole Loan and the GLP Industrial Portfolio B Mezzanine Loans:

Full Debt Summary

Notes	Original Principal Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Mortgage Loan	$56,000,000	3.8164107%	4.37x	18.4%	30.2%
Non-Serviced Companion Loan	$572,700,000	3.8164107%	4.37x	18.4%	30.2%
Junior Notes	$335,300,000	3.8164107%	2.85x	12.0%	46.3%
Senior Mezzanine Loan	$165,000,000	4.6500000%	2.36x	10.2%	54.3%
Junior Mezzanine Loan	$165,000,000	5.0500000%	1.99x	8.9%	62.2%
Total/Wtd. Avg.	$1,294,000,000		1.99x	8.9%	62.2%

Release of Property. The GLP Industrial Portfolio B Borrower may obtain the release of any of the individual GLP Industrial Portfolio B Property (each an “Individual GLP Industrial Portfolio B Property”) from the mortgage relating to the GLP Industrial Portfolio B Whole Loan by prepaying a portion of the GLP Industrial Portfolio B Whole Loan equal to the applicable allocated loan amount times (i) 105% until the first 10% of the GLP Industrial Portfolio B Whole Loan has been repaid; then (ii) 110% until 20% in aggregate of the GLP Industrial Portfolio B Whole Loan has been repaid; and (iii) thereafter 115%. All property releases under the GLP Industrial Portfolio B Whole Loan prior to the open prepayment date are subject to payment of yield maintenance, provided that if the lender applies loss proceeds from a casualty or condemnation at any Individual GLP Industrial Portfolio B Property toward prepayment of the GLP Industrial Portfolio B Whole Loan, then neither such loss proceeds nor any subsequent voluntary prepayment by the GLP Industrial Portfolio B Borrower of the remainder of the release price for such Individual GLP Industrial Portfolio B Property will be subject to payment of yield maintenance.

In addition, releases (other than releases that occur as a result of the application of loss proceeds from a casualty or condemnation) are further subject to a combined debt yield test under the GLP Industrial Portfolio B Whole Loan and GLP Industrial Portfolio B Mezzanine Loans, such that such combined debt yield after giving effect to such release is at least the lesser of (x) the debt yield immediately prior to such release and (y) 10.5%. The GLP Industrial Portfolio B Borrower may satisfy the foregoing debt yield test by posting cash or a letter of credit in an amount such that, if the principal balance of the GLP Industrial Portfolio B Whole Loan were reduced by such amount, such debt yield test would be satisfied; provided that the aggregate notional amount of all letters of credit delivered under the loan documents may not exceed 10% of the principal balance of the GLP Industrial Portfolio B Whole Loan. Release is also subject to certain additional conditions, including, among others, delivery of a REMIC opinion.

In addition, the GLP Industrial Portfolio B Borrower may obtain a release of certain excess parcels from the lien of the applicable mortgage without the lender’s consent or any requirement to prepay any portion of the GLP Industrial Portfolio B Whole Loan upon the satisfaction of certain conditions as described in the Preliminary Prospectus.

The GLP Industrial Portfolio B Borrower has the limited right, from and after the six-month anniversary of the origination date, to replace one of more individual properties included in the GLP Industrial Portfolio B Property (a “GLP Industrial Portfolio B Replaced Property”) with a qualified substitute property (a “Property Substitution”). Any Property Substitution must satisfy the following conditions, among others: (i) obtaining rating agency confirmation, (ii) the substitute property is located in one of the following states: Arizona, California, Florida, Georgia, Maryland, Mississippi, Nevada, New Jersey, New York, Oregon, Pennsylvania, Tennessee, Texas, Utah, Virginia or Washington; and the aggregate allocated loan amount of substitute properties located in states in which none of the Mortgaged Properties are located as of the origination date may not exceed 30% of the GLP Industrial Portfolio B Whole Loan amount, (iii) total substitutions (by allocated loan amount) may not exceed 10% of the original principal balance of the GLP Industrial Portfolio B Whole Loan, (iv) based on current appraisals, the as-is market value of the related substitute property must be equal to or greater

A-3-35

MSCI 2016-UBS9	GLP Industrial Portfolio B

than the greater of (x) the as-is market value of the related GLP Industrial Portfolio B Replaced Property at the time and (y) the appraised value of the related GLP Industrial Portfolio B Replaced Property at origination, (v) the substitute property must primarily consist of warehouse/distribution or light industrial space, unless the related GLP Industrial Portfolio B Replaced Property is a flex office space, in which case it may also be a flex office space, (vi) after giving effect to the Property Substitution, no applicable metropolitan statistical area may have a geographic concentration greater than 30%, and such Property Substitution may not increase the geographic concentration of any such metropolitan statistical area by more than 30%; (vii) the GLP Industrial Portfolio B Borrower certifies to the lender in an officer’s certificate that the Property Substitution will not have a material adverse effect, (viii) after giving effect to the Property Substitution, the combined debt yield on the GLP Industrial Portfolio B Whole Loan and GLP Industrial Portfolio B Mezzanine Loans, recalculated to include only income and expense attributable to the remaining GLP Industrial Portfolio B Property (including the related substitute property) may not be less than such combined debt yield immediately prior to such Property Substitution; and, if such recalculated combined debt yield is less than the combined debt yield as of the origination date, then the property-specific combined debt yield of the substitute property as of the date of the related Property Substitution may not be less than the property-specific combined debt yield of the GLP Industrial Portfolio B Replaced Property as of the origination date, (ix) the lender receives reasonably satisfactory environmental reports and engineering reports regarding the substitute properties showing no structural, environmental or other issues that are not reasonably acceptable to the lender; and, if corrective measures are recommended in the environmental reports or engineering reports, the borrowers deposit into the deferred maintenance account 110% of the amount required to fund such corrective measures; (x) delivery of a REMIC opinion (xi) the borrowers or a party that has been added as a borrower in connection with the Property Substitution owns the fee interest (as opposed to the interest of a ground lessee) in each substitute property and (xii) satisfying the conditions to substitution under the related mezzanine loans.

Terrorism Insurance. The GLP Industrial Portfolio B Borrower is required to obtain terrorism insurance for foreign and domestic acts (as defined in the Terrorism Risk Insurance Program Reauthorization Act of 2007 or any extension thereof or other federal government program with substantially similar protection); provided that if such statute or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the GLP Industrial Portfolio B Borrower is required to carry terrorism insurance, but in such event the GLP Industrial Portfolio B Borrower is not required to pay insurance premiums with respect to such terrorism insurance in excess of the Terrorism Cap (defined below), and if the cost of terrorism insurance exceeds the Terrorism Cap, the GLP Industrial Portfolio B Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap. “Terrorism Cap” means two times the amount of the annual insurance premiums payable at such time in respect of the property and business interruption insurance required under the loan documents on a stand-alone basis (without giving effect to the cost of terrorism and earthquake components of such insurance). In either such case, such insurance shall not have a deductible in excess of $250,000.

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A-3-37

MSCI 2016-UBS9	Preferred Freezer - San Leandro, CA

Mortgage Loan No. 5 – Preferred Freezer - San Leandro, CA

A-3-38

MSCI 2016-UBS9	Preferred Freezer - San Leandro, CA

Mortgage Loan No. 5 – Preferred Freezer - San Leandro, CA

Preferred Freezer - San Leandro, CA
400 Polar Way
San Leandro, CA 94577
Moraga
Lafayette
Piedmont
St. Mary's Coll. of CA
CA College of The Arts
MACARTHUR
Warren Fwy
Pinehurst Rd.
Chabot Space & Science Center
CONTRA COSTA COUNTY
ROCKY RIDGE
Redwood Regional Park
Holy Names University
MacArthur Fwy
Park Blvd.
19TH ST.
Downtown
12TH ST.
Chinatown
LAKE MERRITT
Laney College
Jack London Square
College of Alameda
Lincoln Ave.
Central Ave.
Alameda
High St.
Alameda South Shore Center
35th Ave.
Fruitvale Ave.
FRUITVALE
Merritt College
Mills College
Skyline Blvd.
Upper San Leandro Reservoir
OAKLAND
International Blvd.
Eastmont Town Center
MacArthur Blvd.
Sequoyah Country Club
Redwood Rd.
OAKLAND COLISEUM
Oracle Arena
Bay Farm Island
Chuck Corica Golf Complex
O.co Coliseum
Doolittle Dr.
98th Ave.
Bancroft Ave.
Oakland Zoo
Lake Chabot Golf Course
Anthony Chabot Reg. Park
Crow Canyon Road
Oakland International Airport
OAKLAND AIRPORT
Nimitz Fwy
AMTRAK CAPITAL CORRIDOR
SAN LEANDRO
Lake Chabot
ALAMEDA COUNTY
Fairmont Hospital
Kaiser Permanente San Leandro Med. Ctr.
San Leandro
BART
Bayfair Center
BAYFAIR
Castro Valley
Redwood Rd.
CASTRO VALLEY
Tony Lema Golf Course
Greenhouse Marketplace Shopping Ctr.
San Lorenzo
B St.
Grant Ave.
Hesperian Blvd.
HAYWARD
Hayward Executive Airport
Skywest Golf Course
Winton Ave.
Mission Blvd.
Cal. State University-East Bay
Southland Mall
Chabot College
HAYWARD
Garin Regional Park
Clawiter Rd.
St. Rose Hospital
SOUTH HAYWARD
San Mateo Bridge
San Francisco Bay
Union City Blvd.
Union Landing
Union City
Alvarado Niles Rd.
FREMONT
San Jose Intl. Airport 20 miles
Fairfield
Vallejo
Richmond
Concord
Berkeley
OAKLAND
SAN FRANCISCO
Daly City
Hayward
Pleasanton
Livermore
Fremont
Pacific Ocean
SAN JOSE

A-3-39

MSCI 2016-UBS9	Preferred Freezer - San Leandro, CA

Mortgage Loan No. 5 – Preferred Freezer - San Leandro, CA

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance:	$45,000,000			Location:	San Leandro, CA 94577
Cut-off Date Balance:	$45,000,000			General Property Type:	Industrial
% of Initial Pool Balance:	6.8%			Detailed Property Type:	Warehouse
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Gary Edwards			Year Built/Renovated:	2014/N/A
Mortgage Rate:	4.6372%			Size:	248,195 SF
Note Date:	12/3/2015			Cut-off Date Balance per Unit:	$181
First Payment Date:	1/6/2016			Maturity Date Balance per Unit:	$151
Maturity Date:	12/6/2025			Property Manager:	Self-Managed
Original Term to Maturity:	120 months
Original Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI:	$4,513,256
Seasoning:	3 months			UW NOI Debt Yield:	10.0%
Prepayment Provisions:	LO (27); DEF (89); O (4)			UW NOI Debt Yield at Maturity:	12.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.03x (IO) 1.41x (P&I)
Additional Debt Type:	N/A			Most Recent NOI(2):	N/A
Additional Debt Balance:	N/A			2nd Most Recent NOI(2):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(2):	N/A
Reserves(1)				Most Recent Occupancy(3):	100.0% (3/1/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(3):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$73,000,000 (10/28/2015)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio:	61.6%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio:	51.3%
Other:	$65,000	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$45,000,000	100.0%	Loan Payoff:	$38,184,287	84.9%
			Reserves:	$65,000	0.1%
			Closing Costs:	$802,886	1.8%
			Return of Equity:	$5,947,827	13.2%
Total Sources:	$45,000,000	100.0%	Total Uses:	$45,000,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Preferred Freezer - San Leandro Property was built in 2014, and therefore historical financial statements are unavailable.

(3)	The Preferred Freezer Services lease was signed in August 2014, and therefore historical occupancy rates are unavailable.

The Mortgage Loan. The fifth largest mortgage loan (the “Preferred Freezer - San Leandro Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $45,000,000 secured by a first priority fee mortgage encumbering a 248,195 SF cold storage industrial warehouse located at 400 Polar Way in San Leandro, California (the “Preferred Freezer - San Leandro Property”). The proceeds of the Preferred Freezer - San Leandro Mortgage Loan were primarily used to refinance a previous loan secured by the Preferred Freezer - San Leandro Property in the original principal amount of $38,184,287, to fund upfront reserves, pay closing costs and return equity to the Preferred Freezer - San Leandro Borrower.

The Borrower and the Sponsor. The borrower is Chill Build San Leandro, LLC (the “Preferred Freezer - San Leandro Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with one independent director. Chill Build San Leandro, LLC is wholly owned by Chill Build, LLC. Chill Build, LLC is owned by Gary Edwards (99%) and Carol Edwards (1%). The sponsor and the guarantor of the Preferred Freezer - San Leandro Borrower is Gary Edwards. Gary Edwards is the owner of Victory Unlimited Construction, LLC (“Victory Unlimited”), a full service national general contractor established in 2009 in Indianapolis, Indiana. Victory Unlimited specializes in designing and building projects ranging from 10,000 SF to over 1.5 million SF. Victory Unlimited provides construction services for various types of projects, including industrial, distribution, manufacturing, commercial, and office.

The Property. The Preferred Freezer - San Leandro Property consists of a 248,195 SF cold storage industrial warehouse facility 100.0% leased to Preferred Freezer Services. Completed in 2014, the Preferred Freezer - San Leandro Property is situated on 15.29 acres and contains approximately 34,000 SF of cold dock/cooler area, approximately 200,000 SF of freezer area in three sections (Freezer A is 100,000 SF, Freezer B is 60,000 SF, and Freezer C is 40,000 SF), 9,000 SF of two-story office area, and approximately 5,195 SF of two-story mechanical and electrical areas. The freezer component has approximately 45,000 pallet positions in 12.586 million cubic feet of storage space. The Preferred Freezer - San Leandro Property features clear heights of 29 feet in the cold dock and 58 feet in the freezers. The building includes 28 dock-high doors and a ramp drive-in door, each serviced by its own overhead door, and features 230 parking spaces (0.93 per 1,000 SF).

A-3-40

MSCI 2016-UBS9	Preferred Freezer - San Leandro, CA

The Preferred Freezer - San Leandro Property is 100.0% occupied by Preferred Freezer Services. The initial lease term is for 25 years with four five-year renewal options for a fully extended term of 45 years and no provisions for termination options. Preferred Freezer Services was founded in 1989. The Chatham, New Jersey-based company has become one of the largest public refrigerated warehouse companies in North America with over 1,200 employees and approximately $200 million in sales. Preferred Freezer Services designs, constructs, and operates state-of-the-art cold storage warehouses throughout the U.S. and Asia. Today, Preferred Freezer Services operates 35 facilities across 10 states with an additional six facilities under development totaling over 200 million cubic feet of warehouse space from coast-to-coast. Preferred Freezer Services also has an international presence with several cold storage warehouses in both China and Vietnam.

The following table presents certain information relating to the lease at the Preferred Freezer - San Leandro Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration

Preferred Freezer Services	NR/NR/NR	248,195	100.0%	$4,758,142	100.0%	$19.17	7/31/2039
Total/Wtd. Avg.		248,195	100.0%	$4,758,142	100.0%	$19.17

(1)	Information is based on the underwritten rent roll.

The following table presents certain information relating to the lease rollover schedule at the Preferred Freezer - San Leandro Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2016	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027 & Beyond	1	248,195	$19.17	100.0%	100.0%	$4,758,142	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	248,195	$19.17	100.0%		$4,758,142	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The Preferred Freezer - San Leandro Property is located in San Leandro, Alameda County, California. The city of San Leandro is 10.2 miles southeast of Oakland and 21.9 miles southeast of San Francisco. According to the appraisal, Oakland has recently benefited from the expansion of non-tech companies that seek close proximity to San Francisco and tech-related spillover growth due to lower costs. In addition, Tesla, an American automotive and energy storage company that designs, manufactures, and sells luxury electric cars, produces Tesla vehicles at its factory in Fremont, California, approximately 17.3 miles southeast of the Preferred Freezer - San Leandro Property. Tesla’s factory contains 5.3 million SF of manufacturing and office space providing thousands of jobs to the area with the capability of producing 1,000 cars a week.

Primary access to the Preferred Freezer - San Leandro Property is provided by Interstate 880, 1.3 miles to the west, connecting Oakland to the north and San Jose to the south, and Interstate 580, 1.7 miles to the east. The Port of Oakland is located approximately 10 miles northwest from the Preferred Freezer - San Leandro Property. It is the fifth busiest port in the United States, with intermodal rail and truck connections reaching more than 50% of the U.S. population within two days. The Port of Oakland’s major exports include agricultural commodities such as edible fruit and nuts, meat and fish, beverages, miscellaneous grains and seeds, cereals, vegetables and fruit, and preserved food. It is also the only port on the West Coast in which all of the top 20 ocean carriers have regular service.

The Preferred Freezer - San Leandro Property is located in the East Bay/Oakland industrial market and is part of the San Leandro East of 880 industrial submarket; one of 29 submarkets comprising the East Bay/Oakland industrial market. According to a third party market research report, the East Bay/Oakland industrial market consists of 675 buildings accounting for approximately 73.8 million SF of space. As of 4Q 2015, the vacancy rate of the East Bay/Oakland industrial market was 5.1%, a 0.4% decrease from the previous quarter’s vacancy rate of 5.5% with a 4Q 2015 average rental rate of $6.98 PSF triple net. The San Leandro East of 880 industrial submarket consists of 16 buildings accounting for approximately 1.4 million SF of space. As of 3Q 2015, the vacancy rate of the San Leandro East of 880 industrial submarket vacancy rate was 2.0% with a 3Q 2015 average rental rate of $6.81 PSF triple net.

A-3-41

MSCI 2016-UBS9	Preferred Freezer - San Leandro, CA

The following table presents leasing data at certain cold storage competitive properties with respect to the Preferred Freezer - San Leandro Property:

Competitive Property Summary
Property Name	Building SF	Year Built/Renovated	Tenant Name	Total Occupancy	Rent PSF	Lease Type	Distance to Subject (mi.)
Preferred Freezer - San Leandro Property	248,195(1)	2014/N/A	Preferred Freezer Services(1)	100.0%(1)	$19.17(1)	NNN	N/A
Richmond Wholesale Meat Co.	109,594	2000/2005	HelloFresh	100.0%	$14.40	NNN	25.1
Washington Food Center	292,910	2008/N/A	Yosemite Valley Beef	49.0%	$17.40	NNN	365.0
A Cold Storage Property	106,631	2000/2010	Mikayawa	100.0%	$15.60	NNN	367.0
Huntington Park Cold Storage	78,280	1990/2008	32 Cold	100.0%	$13.80	NNN	367.0
A Cold Storage Facility	682,800	2007/N/A	Fresh & Easy	100.0%	$10.75	NNN	435.0

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Preferred Freezer - San Leandro Property:

Cash Flow Analysis(1)
	2012	2013	2014	2015	UW	UW PSF
Base Rent	N/A	N/A	N/A	N/A	$4,758,142	$19.17
Total Recoveries	N/A	N/A	N/A	N/A	$139,585	$0.56
Other Income	N/A	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($244,886)	($0.99)
Effective Gross Income	N/A	N/A	N/A	N/A	$4,652,841	$18.75
Total Operating Expenses	N/A	N/A	N/A	N/A	$139,585	$0.56
Net Operating Income	N/A	N/A	N/A	N/A	$4,513,256	$18.18
Capital Expenditures	N/A	N/A	N/A	N/A	$37,229	$0.15
TI/LC	N/A	N/A	N/A	N/A	$188,343	$0.76
Net Cash Flow	N/A	N/A	N/A	N/A	$4,287,683	$17.28

Occupancy %	N/A	N/A	N/A	N/A	100.0%
NOI DSCR	N/A	N/A	N/A	N/A	1.48x
NCF DSCR	N/A	N/A	N/A	N/A	1.41x
NOI Debt Yield	N/A	N/A	N/A	N/A	10.0%
NCF Debt Yield	N/A	N/A	N/A	N/A	9.5%

(1)	The Preferred Freezer – San Leandro Property was built in 2014, and therefore historical financial statements are unavailable.

Escrows and Reserves. During the continuance of a Funds Escrow Waiver Conditions Precedent (as defined below), the Preferred Freezer - San Leandro Borrower is required to escrow monthly (i) 1/12 of the annual real estate taxes, (ii) 1/12 of the annual estimated insurance premiums, and (iii) $3,102 for replacement reserves. The Preferred Freezer - San Leandro Borrower is not required to escrow monthly $10,341 for TI/LC reserves so long as the Preferred Freezer Services lease is in full force and effect. If a Cash Sweep Event Period (as defined below) caused solely by a Major Tenant Trigger Event (as defined below) is continuing, the Preferred Freezer - San Leandro Borrower is required to deposit all excess cash flow into a Major Tenant (as defined below) renewal account. In addition, the Preferred Freezer - San Leandro Borrower deposited $65,000 in escrow at loan origination for environmental work relating to monitoring of groundwater.

A “Funds Escrow Waiver Conditions Precedent” will occur (i) upon an event of default under the related loan document, (ii) upon a Major Tenant Trigger Event, (iii) if the Preferred Freezer Services lease is no longer in full force and effect, (iv) upon an event of default under the Preferred Freezer Services lease, (v) if the tenant under the Preferred Freezer Services lease becomes insolvent or a debtor in any bankruptcy action, or (vi) if taxes and other assessments are not paid within 30 days following the last day that payment of such taxes may be made without penalty or, if earlier, 30 days following the date of actual payment, the Preferred Freezer - San Leandro Borrower does not deliver to the lender evidence that all taxes relating to the Preferred Freezer - San Leandro Property have been paid prior to the last day they could have been paid without penalty.

A “Cash Sweep Event Period” will occur upon (i) an event of default, (ii) any bankruptcy action of the Preferred Freezer - San Leandro Borrower, guarantor or property manager, or (iii) the amortizing debt service coverage ratio based on the trailing 12 month period falling below 1.15x. A Cash Sweep Event Period will end, (a) with respect to clause (i) above, upon the cure of such event of default and acceptance of such cure by lender, (b) with respect to clause (ii) above, upon the filing being discharged, stayed or dismissed within 60 days for the Preferred Freezer - San Leandro Borrower or guarantor and 120 days for the property manager and lender determination that such filing does not materially affect the Preferred Freezer - San Leandro Borrower’s, guarantor’s or property manager’s monetary obligations, and (c) with respect to clause (iii) above, upon the date the amortizing debt service coverage ratio based on the trailing 12 month period is greater than 1.20x for two consecutive quarters.

A “Major Tenant Trigger Event” will commence upon the earliest of (i) a Major Tenant giving written notice of its intention to terminate or not extend or renew its lease, (ii) if, on or prior to the date that is twelve months prior to the then-applicable expiration date of any Major Tenant’s lease, such Major Tenant fails to extend or renew such lease upon terms and conditions set forth in such Major Tenant’s lease (or otherwise as acceptable to the lender), (iii) a Major Tenant fails to notify the Preferred Freezer - San Leandro Borrower of its election to extend or renew its lease prior to the date set forth in the

A-3-42

MSCI 2016-UBS9	Preferred Freezer - San Leandro, CA

lease for exercise of such renewal or extension option, (iv) if an event of default under any Major Tenant’s lease has occurred, (v) a Major Tenant or lease guarantor of a Major Tenant’s lease becomes insolvent or a debtor in any bankruptcy action, or (vi) if any Major Tenant’s lease is terminated or no longer in full force or effect. A Major Tenant Trigger Event will end if, in regard to clause (i), clause (ii), clause (iii), clause (v), or clause (vi) above, the Major Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Major Tenant space, and in regard to clause (iv) above, upon the delivery of evidence acceptable to lender that such Major Tenant’s event of default has been cured.

“Major Tenant” means (i) Preferred Freezer Services, (ii) any tenant or replacement tenant or tenants that (together with its affiliates) leases space comprising 20% or more of either (a) the net rentable area or (b) the gross income from operations at the Preferred Freezer - San Leandro Property, (iii) the tenant under any lease that contains an option to purchase all or any portion of the Preferred Freezer - San Leandro Property, (iv) any tenant at the Preferred Freezer - San Leandro Property that is an affiliate of the Preferred Freezer - San Leandro Borrower, guarantor, or property manager, (v) any tenant under a lease that is entered into during any event of default or Cash Sweep Event Period, or (vi) any tenant identified by the lender as a Major Tenant of the Preferred Freezer - San Leandro Property.

Lockbox and Cash Management. The Preferred Freezer - San Leandro Mortgage Loan provides for a springing hard lockbox (i.e., the Preferred Freezer - San Leandro Borrower has agreed to establish and maintain a hard lockbox upon the commencement of a Cash Management Trigger Event (as defined below) and thereafter maintain such hard lockbox through the term of the Preferred Freezer - San Leandro Mortgage Loan). The Preferred Freezer - San Leandro Mortgage Loan has springing cash management (i.e., the Preferred Freezer - San Leandro Mortgage Loan has cash management only after the initial occurrence and during the continuance of a Cash Management Trigger Event). During the continuance of a Cash Management Trigger Event for the Preferred Freezer - San Leandro Mortgage Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Preferred Freezer - San Leandro Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred or is continuing, to the Preferred Freezer - San Leandro Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Preferred Freezer - San Leandro Borrower in connection with the operation and maintenance of the Preferred Freezer - San Leandro Property reasonably approved by the lender, and to disburse the remainder to the Preferred Freezer - San Leandro Borrower (or, during the continuance of a Cash Sweep Event Period, to an account to be held by the lender as additional security for the Preferred Freezer - San Leandro Mortgage Loan, or, in the case of a Cash Sweep Event Period caused solely by a Major Tenant Trigger Event, into a Major Tenant renewal account).

A “Cash Management Trigger Event” will occur upon (i) a Cash Sweep Event Period that is not caused by the amortizing debt service coverage ratio based on the trailing 12 month period falling below 1.20x, (ii) any indictment for fraud or misappropriation of funds by the Preferred Freezer - San Leandro Borrower, the guarantor, or the property manager or any director or officer of the Preferred Freezer - San Leandro Borrower, the guarantor, or the property manager, (iii) the amortizing debt service coverage ratio based on the trailing 12 month period falling below 1.20x, or (iv) a Major Tenant Trigger Event. A Cash Management Trigger Event will end, (a) with respect to clause (i) above, if the Cash Sweep Event Period is cured, (b) with respect to clause (ii) above, the payment in full of all principal and interest on the Preferred Freezer - San Leandro Mortgage Loan, (c) with respect to clause (iii) above, upon the date the amortizing debt service coverage ratio based on the trailing 12 month period is greater than 1.25x, and (d) with respect to clause (iv) above, the Major Tenant Trigger Event is cured.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Preferred Freezer - San Leandro Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Preferred Freezer - San Leandro Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

A-3-43

MSCI 2016-UBS9	Princeton Pike Corporate Center

Mortgage Loan No. 6 – Princeton Pike Corporate Center

A-3-44

MSCI 2016-UBS9	Princeton Pike Corporate Center

Mortgage Loan No. 6 – Princeton Pike Corporate Center

Princeton Pike Corporate Center
100, 989, 993, 997, 1000, 1009, 1200, and 2000 Lenox Drive
Lawrence Township, NJ 08648
Princeton
Lawrence Township
Hopewell Township
Pennington
Plainsboro Township
Princeton Junction
West Windsor Township
East Windsor Township
Hamilton Township
TRENTON
Ewing
Slackwood
Mercerville
Robbinsville
Edgebrook
White Horse
Bordentown Township
Morrisville
Rocky Hill
SOMERSET COUNTY
MIDDLESEX COUNTY
MERCER COUNTY
NEW JERSEY
PA
NY City 45 miles
Newark Intl. Airport 40 miles
Philadelphia 25 miles
Princeton Airport
Trenton Mercer Airport
Princeton University
Rider University
College of New Jersey
Mercer Co. Community College
Quakerbridge Mall
Mercer Mall
Nassau Park Pavilion
Bristol-Myers Squibb Research & Development
HDR Inc.
Morgan Stanley
Sirius XM Radio
Albridge Solutions
Institute for Advanced Study
Princeton Shopping Center
Princeton North Shopping Center
Princeton South Corporate Center
Lawrence Shopping Center
Hamilton Marketplace
Chauncey Conference Center
The Lawrenceville School
St. Lawrence Rehab Center
Capital Health Center for Digestive Health
Capital Health Regional Med. Ctr.
Capital Health System-Mercer
University Medical Center of Princeton
James Forrestal Campus of Princeton Univ.
Princeton Forrestal Village
Mercer County Park
Mercer Lake
Carnegie Lake
Rosedale Park
Northwest County Park
Princeton Battlefield State Park
Autumn Hill Reserve
Hamilton Park
John A. Roebling Park
Kuser Park
Moody Park
Cadwalader Park
John S. Watson Park
Central Park Recreation Area
Green Acres Country Club
Mercer Oaks Golf Course
Cherry Valley Country Club
Springdale Golf Club
TPC at Jasna Polana
Miry Run Country Club
Morrisville Golf Farm
Katzenbach School for the Deaf
NJ State Museum
NJ State House
NJ State Senate
Patriots Theatre at the War Memorial
NJ Superior Court
Sun National Bank Center
Trenton Thunder Baseball Stadium
TRENTON TRANSIT CTR.
Hamilton Ave.
Cass St.
HAMILTON
Delaware River
New Jersey Tpke
NJ TRANSIT NORTHEAST CORRIDOR
RIVER LINE LIGHT RAIL
SEPTA
Trenton Frwy
Brunswick Pike
Princeton Pike
Lincoln Hwy
Clarksville Rd
Village Rd
Quakerbridge Rd
Rosedale Rd
Carter Rd
Cold Soil Rd
Lawrenceville Pennington Rd
Federal City Rd
Upper Ferry Rd
Allen Ln
Olden Ave
Spruce St
MLK Jr Blvd
Parkway Ave
Prospect St
Hamilton Ave
Kuser Rd
Klockner Rd
Edinburg Rd
Hutchinson Rd
Nottingham Way
Sharon Rd
Robbinsville Rd
Arena Dr
Broad St
Cedar Ln
Yardley Rd
Pennsylvania Ave
State St Ext
White Horse-Mercerville Rd
White Horse-Hamilton Sq. Rd
Princeton Hightstown Rd
Post Rd
Penn Lyle Rd
Mill Rd
Old Trenton Rd
Washington Rd
Harrison St
Nassau St
Mapleton Rd
Main St
Canal Rd
River Rd
Blue Springs Rd
Cherry Valley Rd
Cherry Hill Rd
Great Rd
Province Line Rd
Delaware Ave
Pennington Rd
Blackwell Rd
Reed Rd
95
295
195
206
1
27
31
33
29
32
129
130
13
NEWARK
JERSEY CITY
NEW YORK
PENNSYLVANIA
PHILADELPHIA
CAMDEN
Atlantic Ocean

A-3-45

MSCI 2016-UBS9	Princeton Pike Corporate Center

Mortgage Loan No. 6 – Princeton Pike Corporate Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$45,000,000			Location:	Lawrence Township, NJ 08648
Cut-off Date Balance(1):	$45,000,000			General Property Type:	Office
% of Initial Pool Balance:	6.8%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	David Werner			Year Built/Renovated:	1978-2007/N/A
Mortgage Rate:	4.6726%			Size:	809,458 SF
Note Date:	12/23/2015			Cut-off Date Balance per Unit(1):	$161
First Payment Date:	2/1/2016			Maturity Date Balance per Unit(1):	$149
Maturity Date:	1/1/2026			Property Manager:	Vision Management LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$12,501,754
Prepayment Provisions(2):	LO (26); DEF (89); O (5)			UW NOI Debt Yield(1):	9.6%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	10.3%
Additional Debt Type(3):	Pari Passu/Mezzanine			UW NCF DSCR(1):	1.75x (IO) 1.38x (P&I)(5)
Additional Debt Balance(3):	$85,000,000/$17,000,000			Most Recent NOI:	$10,842,859 (10/31/2015 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$9,890,430 (12/31/2014)
Reserves(4)				3rd Most Recent NOI:	$9,764,682 (12/31/2013)
Type	Initial	Monthly	Cap	Most Recent Occupancy(6):	87.5% (12/15/2015)
RE Tax:	$0	$227,566	N/A	2nd Most Recent Occupancy:	83.1% (12/31/2014)
Insurance:	$30,882	$15,441	N/A	3rd Most Recent Occupancy:	80.2% (12/31/2013)
Recurring Replacements:	$0	$18,895	$3,000,000	Appraised Value (as of)(7):	$199,000,000 (11/5/2015)
TI/LC:	$11,500,000	Springing	N/A	Cut-off Date LTV Ratio(1):	65.3%
Other:	$6,828,740	$23,036	N/A	Maturity Date LTV Ratio(1):	60.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$130,000,000	60.8%	Net Purchase Price(8):	$186,000,000	87.0%
Mezzanine	$17,000,000	7.9%	Reserves:	$18,359,622	8.6%
Borrower Equity:	$66,881,276	31.3%	Closing Costs:	$9,521,655	4.5%
Total Sources:	$213,881,276	100.0%	Total Uses:	$213,881,276	100.0%

(1)	The Princeton Pike Corporate Center Mortgage Loan is part of the Princeton Pike Corporate Center Whole Loan, which is comprised of three pari passu promissory notes with an aggregate principal balance of $130,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Princeton Pike Corporate Center Whole Loan.

(2)	Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Princeton Pike Corporate Center promissory note to be securitized and (b) July 1, 2019.

(3)	See “—The Mortgage Loan”, “—Additional Secured Indebtedness (not including trade debts)” and “—Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The UW NCF DSCR (P&I) is based on the first twelve amortizing debt service payments pursuant to the loan agreement.

(6)	Includes 45,035 SF that is leased to Albridge/BNY Mellon, which has exercised its termination option effective 1/1/2017. The tenant was required to provide twelve months of notice. At loan closing, the borrower deposited $4,305,615 into the BNY Reserve Fund, which equates to approximately three years of underwritten base rent for such tenant. See “—Escrows and Reserves” below for further discussion. Also includes 11,599 SF recently leased to ADARE Pharmaceuticals, 2,606 SF recently leased to JMT Engineering and 1,898 SF recently leased to Navigant Consulting as occupied space. Such JMT Engineering and Navigant Consulting spaces are expansions of their existing space. ADARE Pharmaceuticals, JMT Engineering and Navigant Consulting are not yet in occupancy, but are expected to begin paying rent between January 2016 and April 2016. The Princeton Pike Corporate Center Borrower is currently in discussions with Wells Fargo Advisors LLC to extend the term of its lease, which expires July 31, 2016, for 5 years and 4 months at a rent of $30.00 per SF. It is anticipated that Wells Fargo Advisors LLC will give back 1,976 SF and the new suite under any extension lease (if entered into) would therefore be 10,575 SF. Occupancy includes the 1,976 SF that is expected to be given back; however, the space was underwritten as vacant.

(7)	The appraisal includes an extraordinary assumption. See “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus.

(8)	Concurrently with the origination of the Princeton Pike Corporate Center Mortgage Loan, a deed was recorded in Mercer County, New Jersey disclosing consideration of $156,000,000 paid to the third party seller by the Princeton Pike Corporate Center Borrower (as defined below) for the Princeton Pike Corporate Center Property. Simultaneously with the acquisition of the Princeton Pike Corporate Center Property, 90.0% of the indirect equity interests in the Princeton Pike Corporate Center Borrower were syndicated by the initial owners of the Princeton Pike Corporate Center Borrower pursuant to an equity contribution agreement at a purchase price of $186,000,000 for the Princeton Pike Corporate Center Property. Total cash equity consideration remaining in the transaction is $38,118,723.

The Mortgage Loan. The sixth largest mortgage loan (the “Princeton Pike Corporate Center Mortgage Loan”) is part of a Whole Loan (the “Princeton Pike Corporate Center Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $130,000,000, all of which are secured by a first priority fee mortgage encumbering an 809,458 SF office park known as Princeton Pike Corporate Center in Lawrence Township, New Jersey (the “Princeton Pike Corporate Center Property”). Promissory Note A-2, in the original principal amount of $45,000,000, represents the Princeton Pike Corporate Center Mortgage Loan. Promissory Notes A-1 and A-3, in the aggregate original principal amount of $85,000,000, collectively represent the “Princeton Pike Corporate Center Non-Serviced Companion Loan”. The Princeton Pike Corporate Center Non-Serviced Companion Loan represented by Promissory Note A-1 in the original principal amount of $50,000,000 is expected to be held by the MSBAM 2016-C28 securitization trust on the closing date of this transaction. The Princeton Pike Corporate Center Non-Serviced Companion Loan represented

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MSCI 2016-UBS9	Princeton Pike Corporate Center

by Promissory Note A-3 in the original principal amount of $35,000,000 is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction, and may be contributed to future securitization transactions or otherwise transferred at any time. The Princeton Pike Corporate Center Whole Loan will be serviced pursuant to the MSBAM 2016-C28 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans—The Princeton Pike Corporate Center Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The proceeds of the Princeton Pike Corporate Center Whole Loan and mezzanine debt (See “—Mezzanine Loan and Preferred Equity” below for further discussion) were primarily used to acquire the Princeton Pike Corporate Center Property, fund upfront reserves and pay closing costs. Concurrently with the origination of the Princeton Pike Corporate Center Mortgage Loan, a deed was recorded in Mercer County, New Jersey disclosing consideration of $156,000,000 paid to the third party seller by the Princeton Pike Corporate Center Borrower for the Princeton Pike Corporate Center Property. Simultaneously with the acquisition of the Princeton Pike Corporate Center Property, 90.0% of the indirect equity interests in the Princeton Pike Corporate Center Borrower were syndicated by the initial owners of the Princeton Pike Corporate Center Borrower pursuant to an equity contribution agreement at a purchase price of $186,000,000 for the Princeton Pike Corporate Center Property. Total cash equity consideration remaining in the transaction is $38,118,723.

The Borrower and the Sponsor. The borrower is Lenox Drive Office Park LLC (the “Princeton Pike Corporate Center Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote, with two independent directors. The Princeton Pike Corporate Center Borrower is 100.0% owned by Lenox Mezz LLC, which is in turn 100% owned by Lenox JV LLC. Lenox JV LLC is equally owned by F-W Princeton Pike LLC, as manager, and Princent Pike Realty Group LLC. F-W Princeton Pike LLC is further owned by a group of Class A membership interests and a group of Class B membership interest. FW Lenox Manager LLC is 40% of the Class B membership interest and is owned 50% each by David Werner and Joseph Friedland. The Princeton Pike Corporate Center Mortgage Loan sponsor and non-recourse carveout guarantor is David Werner. David Werner has been involved in commercial real estate for more than 30 years including ownership in the following properties: 5 Times Square, 150 East 42nd Street, Parkmerced, 100 West 57th Street (leased fee) and Milford Plaza (leased fee).

The Property. The Princeton Pike Corporate Center Property consists of eight low-rise multi-tenant office buildings comprised of 809,458 SF situated on an 89.9 acre site located off Princeton Pike in Lawrence Township, New Jersey and contains 3,394 surface parking spaces for an overall parking ratio of 4.19 spaces per 1,000 SF of net rentable area. The Princeton Pike Corporate Center Property is located just north of the Exit 8 interchange (Princeton Pike) for Interstate 295/95. The Princeton Pike Corporate Center Property is also located near the primary artery connecting two major employment hubs in the MSA: Trenton to the south, and Princeton and the Route One corridor to the north.

Trenton is in general characterized as urban, with lower to moderate level demographics. The area has a favorable population growth trend partly driven by a relatively lower cost of living than in surrounding areas. Its base of educational institutions is another reason for growth in the population base. According to the appraisal for the Princeton Pike Corporate Center Property, in the last ten years, the Trenton MSA’s population growth rate has doubled to almost twice that of the rest of New Jersey. The metropolitan area further benefits from its location between Philadelphia and New York.

Princeton is home to one of the most prestigious universities in the United States, and is an area of upper income households and high wage employment. The Princeton Route 1 Corridor is identified as including Princeton (Borough and Township), West Windsor and Lawrence Townships in Mercer County and Plainsboro and South Brunswick in Middlesex County. The Princeton Corridor has developed along Route One in immediate proximity to Princeton University. The initial growth of this corridor dates back to the 1950’s as large scale corporate projects with an emphasis on research and development were constructed in conjunction with the university. Speculative office development was also prevalent during the most recent 15 years, and today research indicates there is more than 18 million SF of existing owner occupied and office inventory in the Princeton Corridor.

The Princeton Pike Corporate Center Property is subject to three condominium regimes and one roadway covenant. The 100 Lenox Drive Condominium Regime is comprised of the building known as 100 Lenox Drive and is a 91,450 SF office building that is divided into two condominium units that share a structural wall. The Princeton Pike Corporate Center Borrower owns 50,942 SF, which is part of the collateral for the Princeton Pike Corporate Center Whole Loan, and Joseph Jingoli & Son, Inc. (“Jingoli”) owns 40,508 SF. The pro-rata share of the Princeton Pike Corporate Center Borrower is 55.7% and Jingoli is 44.3% of the building. Each respective unit owner is responsible for the services within their unit and the condominium association is responsible for performing all services for the common elements and billing back the respective unit owners for their pro-rata share of the expenses. The Princeton Pike Corporate Center Borrower, as majority unit owner, will be required to perform these common area services (i.e. snow removal, landscaping, fire alarm monitoring, parking lot maintenance, etc.) and bill back Jingoli for their pro-rata share. The real estate taxes are sent directly to each unit owner by the town. Within the condominium documents there is a listing defining which owner is responsible for common and limited common elements. The condominium is governed by a board of three directors with the Princeton Pike Corporate Center Borrower controlling the board.

The 1000 Lenox Condominium Regime is made up of four units, 1000 Lenox Drive, 1100 Lenox Drive, 1200 Lenox Drive and 1300 Lenox Drive. 1000 Lenox Drive and 1200 Lenox Drive are owned by the Princeton Pike Corporate Center Borrower and are part of the collateral for the Princeton Pike Corporate Center Whole Loan. The maintenance costs are directly billed to the unit owners who have improvements since this work is easily defined and there are no real shared elements at this time. Since 1100 Lenox Drive and 1300 Lenox Drive currently consist of unimproved land with no improvements and the related development rights, the condominium documents do not assess maintenance obligations for such units until improvements are put in place. The condominium is governed by a board of directors, as to which each unit owner is permitted to appoint one member; accordingly the Princeton Pike Corporate Center Borrower has the right to appoint only two of the four directors, and does not control the board.

The 2000 Lenox Condominium Regime is made up of three condominium units. 2000 Lenox Drive is the only developed lot out of those three condominium units and is the only condominium unit from that regime owned by the Princeton Pike Corporate Center Borrower and is included as collateral for the Princeton Pike Corporate Center Whole Loan. The other two condominium units are development lots (i.e. 2100 Lenox Drive and 2200 Lenox Drive). The condominium agreement defines how real estate taxes are to be handled. It also defines how maintenance responsibilities for common and limited common elements will be handled if and when the lots are developed. Since 2100 Lenox Drive and 2200 Lenox Drive have no improvements, the condominium documents do not assess maintenance obligations until improvements are put in place. The condominium association is governed by a board of three trustees, each of which is elected by majority vote. Each unit has one vote with a value equal to its interest in the common elements. The Princeton Pike Corporate Center Borrower has a 33.33% interest in the common elements, and accordingly does not control the board.

The roadway covenant is for Lenox Drive North, and established cross access easements between 2000 Lenox Drive, 1200 Lenox Drive, 1000 Lenox Drive and 100 Lenox Drive. This covenant binds each building with the maintenance responsibility for Lenox Drive North.

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MSCI 2016-UBS9	Princeton Pike Corporate Center

Over the past three years, the former owner invested approximately $5.7 million ($6.99 PSF) to renovate the Princeton Pike Corporate Center Property. The renovations included atrium renovation, elevator modernization, full bathroom gut renovations and roof replacements.

Property Management. The Princeton Pike Corporate Center Property is subject to a management agreement with Vision Management LLC. Vision Management LLC is a real estate investment, development and asset management company that focuses mainly on the greater New Jersey/New York metropolitan area.

Major Tenants.

Stark & Stark (93,961 SF, 11.6% of NRA, 13.5% of underwritten rent). Founded in 1933, Stark & Stark has over 105 attorneys and offers legal solutions in 27 practice areas. They have six offices located in New Jersey, New York and Pennsylvania. Stark & Stark has been a tenant at the Princeton Pike Corporate Center Property since 1995.

Fox Rothschild LLP (57,048 SF, 7.0% of NRA, 8.4% of underwritten rent). Fox Rothschild LLP is a national law firm with more than 750 attorneys practicing law in 22 offices located on both the east and west coast of the United States. They provide a full range of legal services to public and private companies, as well as represent charitable, medical and education institutions both in United States and in more than 50 countries worldwide.

GS1 US (47,215 SF, 5.8% of NRA, 7.2% of underwritten rent). GS1 US, a member of GS1, is an information standards organization that brings industry communities together to solve supply-chain problems through the adoption and implementation of GS1 Standards. More than 300,000 businesses in 25 industries rely on GS1 US for trading-partner collaboration and for maximizing the cost effectiveness, speed, visibility, security and sustainability of their business processes. They achieve these benefits through solutions based on GS1 global unique numbering and identification systems, barcodes, Electronic Product Code (EPC)-enabled Radio Frequency Identification (RFID), data synchronization, and electronic information exchange. GS1 US also manages the United Nations Standard Products and Services Code® (UNSPSC).

Albridge/BNY Mellon (“Albridge”) (45,035 SF, 5.6% of NRA, 6.9% of underwritten rent). Albridge, an affiliate of Pershing LLC, a BNY Mellon company, provides enterprise data management solutions for financial services companies. Albridge consolidates and reconciles client data and transaction data from different sources to develop downstream technology solutions. These solutions include performance reporting, sales practice monitoring, data warehousing, business intelligence, imaging and workflow. BNY Mellon (Fitch/Moody’s/S&P: AA-/A1/A), acquired Albridge in July 2010 and is the guarantor of their lease. Albridge has exercised its termination option effective 1/1/2017. The tenant was required to provide twelve months of notice. At loan closing, the Princeton Pike Corporate Center Borrower deposited $4,305,615 into the BNY Reserve Fund, which equates to approximately three years of underwritten base rent. See “—Escrows and Reserves” below for further discussion.

Parsons Brinckerhoff (43,509 SF, 5.4% of NRA, 6.8% of underwritten rent). Parsons Brinckerhoff Group Inc. (the parent company of Parsons Brinckerhoff, Inc.) merged with WSP Global Inc. in October 2014 to create the firm that is known today as WSP/Parsons Brinckerhoff. WSP/Parsons Brinckerhoff is an engineering professional services consultant. They provide a comprehensive set of capabilities involving designing, engineering and managing property and buildings, transport and infrastructure, industry, environment, mining, oil and gas, and power and engineering projects. The firm has over 32,000 employees based in more than 500 offices, across 39 countries. For 2014, the firm reported revenues of $2.9 billion, an increase of 44% compared to 2013 due to the acquisition of Parsons Brinckerhoff. WSP Global, Inc. is listed on the Toronto Stock Exchange under the symbol WSP. Based on a letter dated 10/21/2014 from Parsons Brinckerhoff to the previous landlord, the tenant is not being merged into or consolidated with any entity, nor is any of its stock being transferred as part of the transaction. The lease was not assigned to any entity. The tenant will continue to maintain its own separate financial statements. Parsons Brinckerhoff has a one-time option to terminate its lease at the end of the seventh lease year following the rent commencement date, upon 12 months of notice. The termination option is effective November 2018 with notice given by November 2017. Upon exercising its termination option, Parsons Brinckerhoff is required to pay (i) the unamortized portion of tenant allowance, brokerage commissions and free rent, amortized over the initial term at 9.5% interest, and (ii) 3 months of fixed rent.

The following table presents certain information relating to the leases at the Princeton Pike Corporate Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Tenants
Stark & Stark	NR/NR/NR	93,961	11.6%	$2,630,908	13.5%	$28.00	12/31/2022
Fox Rothschild LLP	NR/NR/NR	57,048	7.0%	$1,634,996	8.4%	$28.66	4/30/2024
GS1 US	NR/NR/NR	47,215	5.8%	$1,402,286	7.2%	$29.70	11/30/2018
Albridge/BNY Mellon	AA-/A1/A	45,035	5.6%	$1,339,791	6.9%	$29.75	1/1/2017(4)
Parsons Brinckerhoff	NR/NR/NR	43,509	5.4%	$1,316,147	6.8%	$30.25	7/31/2021(5)
Subtotal/Wtd. Avg.		286,768	35.4%	$8,324,127	42.9%	$29.03

Other Tenants		421,512	52.1%	$11,156,873	57.1%	$26.47
Vacant Space		101,178	12.5%	$0	0.0%	$0.00
Total/Wtd. Avg.		809,458	100.0%	$19,481,000	100.0%	$27.50

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Albridge/BNY Mellon has exercised its termination option effective January 1, 2017.

(5)	Parsons Brinckerhoff has a one-time termination option effective November 30, 2018.

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MSCI 2016-UBS9	Princeton Pike Corporate Center

The following table presents certain information relating to the lease rollover schedule at the Princeton Pike Corporate Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(4)	10	18,991	$3.12	2.3%	2.3%	$59,280	0.3%	0.3%
2016	3	17,825	$28.48	2.2%	4.5%	$507,625	2.6%	2.9%
2017	9	103,878	$28.80	12.8%	17.4%	$2,991,459	15.4%	18.3%
2018	4	77,971	$30.24	9.6%	27.0%	$2,357,888	12.1%	30.4%
2019	5	58,959	$24.02	7.3%	34.3%	$1,416,253	7.3%	37.6%
2020	6	72,514	$30.73	9.0%	43.3%	$2,228,444	11.4%	49.1%
2021	7	90,595	$28.03	11.2%	54.4%	$2,539,610	13.0%	62.1%
2022	2	111,124	$27.77	13.7%	68.2%	$3,085,728	15.7%	78.0%
2023	3	14,427	$29.25	1.8%	70.0%	$421,989	2.2%	80.1%
2024	2	91,677	$27.84	11.3%	81.3%	$2,552,664	13.1%	93.2%
2025	2	38,181	$26.29	4.7%	86.0%	$1,003,758	5.2%	98.4%
2026	2	12,138	$26.06	1.5%	87.5%	$316,303	1.6%	100.0%
2027 & Beyond	0	0	$0.00	0.0%	87.5%	$0	0.0%	100.0%
Vacant	0	101,178	$0.00	12.5%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	55	809,458	$27.50	100.0%		$19,481,000	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling is based on occupied SF.

(4)	MTM space is for Cafés, conference centers, fitness centers and conference room storage.

The Market. The Princeton Pike Corporate Center Property is located in the Central New Jersey Office Market within Mercer County between Trenton and Princeton, New Jersey. Access to the Princeton Pike Corporate Center Property is provided by Princeton Pike, which intersects Interstate 295/95. According to the appraisal, Interstate 295/95 - The I-295/95 beltway ties together all of the major roadways at the southern end of the Route 1 corridor in Mercer County and acts as a primary conduit to labor pools in Pennsylvania and Southern New Jersey. The Interstate 295/95 beltway also facilitates east/west traffic via Interstate 195 and connects the New Jersey Turnpike and Garden State Parkway. A mix of office and industrial uses predominate the local arterials. Residential development in the area comprises mostly single-family subdivisions, mostly located to the south and west of the neighborhood. Directly across the road from the Princeton Pike Corporate Center Property on the east side of Princeton Pike is the site for the new Bristol Myers Squibb (BMS) corporate campus. Upon completion, the campus will include about 650,000 SF of office campus space and will house upwards of 2,500 employees, most of whom will be transferred from the Plainsboro campus as BMS consolidates their operations. The new campus is scheduled for completion in late 2016. Also, the Green Acres Country Club & Golf Course is located less than ½ mile west of the subject, and the Quaker Bridge Mall is less than one mile to the northeast along US Route 1.

According to the appraisal for the Princeton Pike Corporate Center Property, as of 2Q 2015, the Central New Jersey office market was comprised of 78,718,146 SF with an overall vacancy rate of 17.6%, a direct vacancy rate of 16.1%, an overall asking rent of $24.55 PSF and direct Class A rent of $29.17 PSF. Year to date leasing volume achieved in 2015 surpassed the total volume achieved in 2014. The highest rental rates in the Central New Jersey market were achieved in the Mercer County Submarket, the submarket in which the Princeton Pike Corporate Center Property is located. As of 2Q 2015, the Mercer County Submarket was comprised of 16,467,540 SF with an overall vacancy rate of 14.4%, a direct vacancy of 12.7%, an overall asking rent of $26.72 PSF and a direct Class A rent of $32.48 PSF.

The estimated 2015 population within a one-, three- and five-mile radius of the Princeton Pike Corporate Center Property is 2,830, 39,159 and 152,437, respectively, according to the appraisal. The estimated 2015 average household income within a one-, three- and five-mile radius of the Princeton Pike Corporate Center Property is $110,473, $126,201 and $110,842, respectively. The respective 2015 average household incomes compare favorably to the average household income for the Mercer County and State of New Jersey of $104,567 and $101,779, respectively.

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MSCI 2016-UBS9	Princeton Pike Corporate Center

The following table presents recent occupancy and leasing data at certain competitive office buildings with respect to the Princeton Pike Corporate Center Property:

Competitive Property Summary
Property Name/Address	Year Built	Class	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Rent Steps
Carnegie Center 212 Carnegie Center West Windsor, NJ	1986	A	149,398	WIRB	15,289	May 2015	5.0	$33.00	$0.50/SF annual increases
University Square 1 University Square West Windsor, NJ	2007	A	466,000	Opthotech	35,206	May 2015	7.0	$32.00	$0.50/SF annual Increases
Princeton South Corporate Center 200 Charles Ewing Blvd Ewing, NJ	2008	A	267,244	Berkely Insurance	22,856	Feb 2015	8.0	$29.50	$0.50/SF annual Increases
Crossroads Corporate Center 3150 Brunswick Pike Lawrence Township, NJ	1991	A	102,000	RAMCO System Corporation	2,650	Aug 2014	5.0	$23.50	$0.50/SF annual Increases
Carnegie Center 300 Carnegie Center Drive West Windsor, NJ	2013	A	88,000	VMS Fund Administration, LLC	5,106	Jun 2014	7.3	$36.00	$0.50/SF annual increases
Metro Office Center 821 Alexander Road West Windsor, NJ	2000	A	44,000	DE Shaw	3,621	Feb 2014	5.0	$27.25	Bump to $28.75/SF in year 3

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Princeton Pike Corporate Center Property:

Cash Flow Analysis
	2013	2014	10/31/2015 TTM	UW(1)	UW PSF
Base Rent(2)	$15,413,260	$17,137,937	$17,765,256	$22,501,514	$27.80
Total Recoveries	$1,111,602	$1,439,338	$2,092,693	$1,719,888	$2.12
Total Other Income(3)	$99,894	$41,687	$78,523	$78,523	$0.10
Less Vacancy & Credit Loss	$0	$0	$0	($3,079,794)	($3.80)
Effective Gross Income	$16,624,756	$18,618,962	$19,936,472	$21,220,131	$26.22
Total Operating Expenses	$6,860,074	$8,728,532	$9,093,613	$8,718,377	$10.77
Net Operating Income	$9,764,682	$9,890,430	$10,842,859	$12,501,754	$15.44
Capital Expenditures	$0	$0	$0	$226,737	$0.28
TI/LC	$0	$0	$0	$1,521,779	$1.88
Net Cash Flow	$9,764,682	$9,890,430	$10,842,859	$10,753,238	$13.28

Occupancy %	80.2%	83.1%	N/A	86.3%
NOI DSCR	1.26x	1.27x	1.40x	1.61x
NCF DSCR	1.26x	1.27x	1.40x	1.38x
NOI Debt Yield	7.5%	7.6%	8.3%	9.6%
NCF Debt Yield	7.5%	7.6%	8.3%	8.3%

(1)	Increase in Net Operating Income is due to lease-up of 50,728 SF since October 2015 that increases base rent by $1,447,399.

(2)	Base Rent includes $1,339,791 in base rent that is leased to Albridge/BNY Mellon, which has exercised its termination option effective 1/1/2017. The tenant was required to provide twelve months of notice. At loan closing, the Princeton Pike Corporate Center Borrower deposited $4,305,615 into the BNY Reserve Fund, which equates to approximately three years of underwritten base rent for such tenant.

(3)	Historical Total Other Income included overtime HVAC, tenant work orders and other miscellaneous income.

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MSCI 2016-UBS9	Princeton Pike Corporate Center

Escrows and Reserves. The Princeton Pike Corporate Center Borrower deposited $30,882 in escrow for insurance reserves at loan origination and is required to escrow monthly (i) 1/12th of the annual estimated tax payments, and (ii) 1/12th of the annual estimated insurance premiums (unless the Princeton Pike Corporate Center Borrower maintains an acceptable blanket policy). The Princeton Pike Corporate Center Borrower is required to make monthly deposits equal to the lesser of (A) $18,894.76 or (B) an amount equal to the positive difference of (x) $3,000,000 less (y) the amount then on deposit for such purpose, for certain capital expenditures identified in the loan documents and other capital expenditures approved by lender. The Princeton Pike Corporate Center Borrower deposited $4,000,000 in escrow at loan origination (“Vacancy Funds”), for (i) $133,448 of existing tenant improvement obligations with respect to leases to Navigant Consulting and JMT Engineering and (ii) tenant improvements and leasing commissions that may be incurred after the loan origination date with respect to space that was vacant as of the loan origination date. In addition, on each monthly payment date on which the amount then on deposit and held as Vacancy Funds is less than $1,500,000, the Princeton Pike Corporate Center Borrower is required to deposit the lesser of (A) $118,046.00 or (B) an amount equal to the positive difference of (1) $1,500,000 less (2) the amount of Vacancy Funds then remaining on deposit, for tenant improvements and leasing commissions that may be incurred after the loan origination date with respect to space that was vacant on the loan origination date. Up to $300,000 of the Vacancy Funds may be used for reasonable and market costs in preparing or building out three specified suites (totaling 39,428 SF) of vacant space identified in the loan documents, at a cost of not more than $25 PSF, prior to any lease being executed, where the Princeton Pike Corporate Center Borrower reasonably believes such work will attract an acceptable tenant for such space. The Princeton Pike Corporate Center Borrower deposited $7,500,000 in escrow at loan origination (“Future Roll Funds”), and on each monthly payment date on which the amount then on deposit and held as Future Roll Funds is less than $1,500,000, the Princeton Pike Corporate Center Borrower is required to deposit the lesser of (A) $118,046.00 or (B) an amount equal to the positive difference of (1) $1,500,000 less (2) the amount of Future Roll Funds then remaining on deposit, in each case for tenant improvements and leasing commissions for space that is occupied as of the loan origination date but may become vacant thereafter. The Princeton Pike Corporate Center Borrower deposited $276,435 in escrow at loan origination for condominium assessments related to four buildings (100 Lenox Drive, 1200 Lenox Drive, 1000 Lenox Drive and 2000 Lenox Drive) included in the Princeton Pike Corporate Center Property that are subject to condominium regimes and is required to escrow monthly 1/12th of the annual estimated condominium assessments. The Princeton Pike Corporate Center Borrower deposited $578,044.60 in escrow at loan origination with respect to free rent for various tenants, of which $333,692.35 is required to be applied on each monthly payment date in lieu of the abated rent for the related tenants (Navigant Consulting, JMT Engineering, J. Knipper & Company, Segal & Company, Eckert Seamens and Bayada Nurses), and the remaining $244,352.15 is required to be released to the Princeton Pike Corporate Center Borrower upon delivery of estoppel certificates from JMT Engineering, ADARE Pharmaceuticals and Consulting Services of Princetown LLC stating, among other things, that such tenant is in possession of its space, open for business and paying full unabated rent, all free rent periods have expired and all tenant improvements and similar tenant inducements have been paid for and completed. The Princeton Pike Corporate Center Borrower deposited $1,668,645 in escrow at loan origination in connection with the renewal and extension of the lease to Wells Fargo Advisors LLC (“WFB”) with respect to 10,575 SF of space which funds are required (i) if such lease is not extended in accordance with the terms of the loan documents on or before July 31, 2016, to be deposited on each monthly payment date into the cash management account for the Princeton Pike Corporate Center Whole Loan in the amount of $27,810.75, until such funds are reduced to zero, and (ii) notwithstanding clause (i), to be released in full to the Princeton Pike Corporate Center Borrower if lender receives an estoppel certificate from WFB or from a replacement tenant reasonably acceptable to lender which, in either case, is leasing such WFB space pursuant to a lease or renewal lease with a minimum five-year term and meeting the requirements of the loan documents, stating, among other things, that such tenant is in possession of its space, open for business and paying full unabated rent, and all tenant improvements and similar tenant inducements and leasing commissions have been paid for and completed. The Princeton Pike Corporate Center Borrower deposited $4,305,615 in escrow at loan origination in connection with the termination of the lease to Albridge , which funds are required (i) to be deposited on each monthly payment date following such termination into the cash management account for the Princeton Pike Corporate Center Whole Loan in the amount of $119,600.42, until such funds are reduced to zero, and (ii) notwithstanding clause (i), to be released in full to the Princeton Pike Corporate Center Borrower if lender receives an estoppel certificate from a replacement tenant reasonably acceptable to lender which is leasing the space demised to Albridge at loan origination pursuant to a lease with a minimum five-year term and meeting the requirements of the loan documents, stating, among other things, that such tenant is in possession of its space, open for business and paying full unabated rent, and all tenant improvements and similar tenant inducements and leasing commissions have been paid for and completed.

Seller Non-Collateral Escrows. In connection with the acquisition of the Princeton Pike Corporate Center Property, reserves were established with Fidelity National Title Insurance Company as escrow agent by various third-party seller parties as of the origination date, including $312,336.41, for tenant improvement and leasing commissions associated with the lease to ADARE Pharmaceuticals, $378,286.38, for tenant improvement and leasing commissions associated with the lease to JMT Engineering, $220,944.11, for tenant improvement and leasing commissions associated with any future lease of a 4,229 SF space at 100 Lenox Drive known as the Advantest Space, $53,645.38, for scheduled rent abatements associated with the lease to ADARE Pharmaceuticals, $18,294.16 for scheduled rent abatements associated with the lease to JMT Engineering, $159,116.13, for 15 months of rent abatements associated with the vacancy of the Advantest Space, and $726,567.73 for ongoing capital expenditure work. Such reserves are not collateral for the Princeton Pike Corporate Center Whole Loan and are not held by the lender. The applicable seller party has the right to withdraw amounts from the foregoing reserves to the extent it performs the applicable pending capital expenditure work or tenant improvement work. Funds in the rent abatement escrow accounts are required to be disbursed as rent would otherwise become due under the applicable lease. To the extent such non-collateral escrows were established, reserves for the related items were not established under the Princeton Pike Corporate Center Whole Loan.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Princeton Pike Corporate Center Whole Loan. The Princeton Pike Corporate Center Whole Loan has in place cash management. Funds in the lockbox account are required to be transferred to a cash management account and applied on each monthly payment date to pay debt service on the Princeton Pike Corporate Center Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to disburse, during the continuance of a Cash Sweep Period (other than a Cash Sweep Period which is due to an event of default under the Princeton Pike Corporate Center Whole Loan), the monthly operating expenses referenced in the annual budget (which is required to be approved by the lender) and pay extraordinary operating expenses or capital expenses not referenced in the annual budget and approved by the lender, to pay, provided no event of default is continuing under the Princeton Pike Corporate Center Whole Loan, monthly debt service due under the Princeton Pike Corporate Center Mezzanine Loan (as defined below), and to disburse the remainder (i) provided no event of default or Cash Sweep Period is continuing under the Princeton Pike Corporate Center Whole Loan, if lender has received notice that an event of default under the Princeton Pike Corporate Center Mezzanine Loan is continuing, to pay any other amount then due and payable under the Princeton Pike Corporate Center Mezzanine Loan (excluding accelerated principal), (ii) if a Cash Sweep Period is continuing, into an account to be held by the lender as additional security for the Princeton Pike Corporate Center Whole Loan during the continuance of such Cash Sweep Period and (iii) otherwise, to the Princeton Pike Corporate Center Borrower.

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MSCI 2016-UBS9	Princeton Pike Corporate Center

A “Cash Sweep Period” will:

(i) commence upon the occurrence of an event of default under the Princeton Pike Corporate Center Whole Loan and continue until the cure (if applicable) of the event of default, or

(ii) commence upon the date the combined debt service coverage ratio on the Princeton Pike Corporate Center Whole Loan and Princeton Pike Corporate Center Mezzanine Loan is less than (x) from the loan origination date through and including December 31, 2020, 1.20x and (y) thereafter, 1.10x, in each case for two consecutive calendar quarters and continue until the date such combined debt service coverage ratio has been equal to or greater than (x) from the loan origination date through and including December 31, 2020, 1.25x and (y) thereafter, 1.15x, in each case for two consecutive calendar quarters. During the period ending on January 31, 2021, such debt service coverage ratio is calculated based on the interest only payments due under the Princeton Pike Corporate Center Whole Loan and Princeton Pike Corporate Center Mezzanine Loan, and thereafter such debt service coverage ratio is calculated based on the principal and interest payments due under such loans.

Additional Secured Indebtedness (not including trade debts). The Princeton Pike Corporate Center Property also secures the Princeton Pike Corporate Center Non-Serviced Companion Loan, with a Cut-off Date Balance of $85,000,000. The Princeton Pike Corporate Center Non-Serviced Companion Loan represented by Promissory Note A-1 in the original principal amount of $50,000,000 is expected to be held by the MSBAM 2016-C28 securitization trust on the closing date of this transaction. The Princeton Pike Corporate Center Non-Serviced Companion Loan represented by Promissory Note A-3 in the original principal amount of $35,000,000 is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction, and may be contributed to future securitization transactions or otherwise transferred at any time. The promissory notes evidencing the Princeton Pike Corporate Center Non-Serviced Companion Loan accrue interest at the same rate as the Princeton Pike Corporate Center Mortgage Loan. The Princeton Pike Corporate Center Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Princeton Pike Corporate Center Non-Serviced Companion Loan. The holders of the Princeton Pike Corporate Center Mortgage Loan and the Princeton Pike Corporate Center Non-Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Princeton Pike Corporate Center Whole Loan. The Princeton Pike Corporate Center Whole Loan will be serviced pursuant to the MSBAM 2016-C28 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Princeton Pike Corporate Center Whole Loan,” and “The Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The “Princeton Pike Corporate Center Mezzanine Loan” refers to a loan in the principal amount of $17,000,000 made to Lenox Mezz LLC, a Delaware limited liability company, by Morgan Stanley Mortgage Capital Holdings, LLC (“MSMCH”), secured by 100% of the direct or indirect equity interest in the Princeton Pike Corporate Center Borrower. The Princeton Pike Corporate Center Mezzanine Loan and the Princeton Pike Corporate Center Whole Loan are subject to an intercreditor agreement between the Princeton Pike Corporate Center Whole Loan lender and related mezzanine lender. As of the cut-off date, the Princeton Pike Corporate Center Mezzanine Loan is expected to be held by MSMCH or an affiliate.

The following table presents certain information relating to the Princeton Pike Corporate Center Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut- off Date LTV
$17,000,000	12.00%	120	360	60	1.07x	8.5%	73.9%

Release of Property. Not permitted.

Terrorism Insurance. The Princeton Pike Corporate Center Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to, and in an amount determined by, the lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the lender is required to accept terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism. The Princeton Pike Corporate Center Borrower is not required to pay insurance premiums solely with respect to such terrorism insurance in excess of the Terrorism Premium Cap (defined below) but must obtain as much terrorism insurance as is available for the Terrorism Premium Cap; provided that if the insurance premiums exceed the Terrorism Premium Cap, the lender may, at its option, purchase such separate terrorism policy, with the Princeton Pike Corporate Center Borrower paying insurance premiums equal to the Terrorism Premium Cap and the lender paying the excess. “Terrorism Premium Cap” means the greater of (A) the product of the rate of $0.15 per $100 and 100% of the full replacement cost and the required amount of business interruption insurance or (B) two times the amount of annual insurance premium that is payable at such time for the casualty and business interruption insurance coverage required under the loan documents (without giving effect to the cost of terrorism coverage).

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MSCI 2016-UBS9	Twenty Ninth Street Retail

Mortgage Loan No. 7 – Twenty Ninth Street Retail

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MSCI 2016-UBS9	Twenty Ninth Street Retail

Mortgage Loan No. 7 – Twenty Ninth Street Retail

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MSCI 2016-UBS9	Twenty Ninth Street Retail

Mortgage Loan No. 7 – Twenty Ninth Street Retail

Twenty Ninth Street Retail
1710 29th Street
Boulder, CO 80301
BOULDER
North Boulder
Central Boulder
Downtown
University Hill
Chautauqua
Table Mesa
South Boulder
Eldorado Springs
Gunbarrel
Valmont
BOULDER COUNTY
BOULDER CANYON
Boulder Mountain Park
The Flatirons
Longmont 9 miles
Denver 25 miles
Denver-Boulder Tpke.
Boulder Municipal Airport
University of Colorado
Univ. of Colorado East Campus/ Research Park
Boulder Community Foothills Hospital
Boulder Community Hospital
Mapleton Center at Boulder Comm. Hospital
The Village Shopping Center
Arapahoe Village
Folsom Field
Coors Event Center
University Memorial Center
School of Law
University Residences
Meadows on the Parkway Shopping Ctr.
National Weather Services (NOAA)
David Skaggs Research Ctr., US Tropospheric Chemistry
UCAR Foothills Laboratory
Pearl Street Mall
Boulder High School
Central Park
Chautauqua Park
Olmstead Park
Gateway Park
North Central Boulder Park
North Boulder Community Park
Wonderland Lake
Wonderland Lake Park
Boulder Reservoir
Boulder Reservoir Park
Sixmile Reservoir
Twin Lakes
Hayden Lake
Walden Ponds Wildlife Habitat
Stazio Recreation Complex
Legget Owen Reservoir
Valmont Reservoir
Hillcrest Reservoir
Flatirons Golf Course
Arapahoe Ridge High School
Baseline Reservoir
East Boulder Community Park
Tantra Park
South Campus Tennis Complex
South Boulder Recreation Area
Harlow Platts Park
Marshall Lake
Broadway
19th St.
26th St.
28th St.
30th St.
55th St.
63rd St.
6th St.
9th St.
Lehigh St.
S. Broadway
Greenbriar Blvd
Cherryvale Rd.
Foothills Pkwy
Diagonal Hwy.
Pearl Pkwy.
Pearl St.
Canyon Blvd.
Jay Rd.
Sumac Ave.
Iris Ave.
Valmont Rd.
Alpine Ave.
Arapahoe Ave.
University Ave.
Baseline Rd.
Table Mesa Dr.
Boulder Rd.
Darley Ave.
Marshall Rd.
29th St.
7
36
119
157
93
170
Longmont
Mead
Platteville
Firestone
Niwot
Frederick
Fort Lupton
Gunbarrel
Dacono
Boulder
Erie
Wattenberg
Lafayette
Lochbuie
Louisville
Todd Creek
Brighton
Superior
Broomfield
Thornton
Eldorado Springs
Northglenn
Westminster
Arvada
Commerce City
Wheat Ridge
Golden
DENVER
Applewood
Lakewood
AURORA

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MSCI 2016-UBS9	Twenty Ninth Street Retail

Mortgage Loan No. 7 – Twenty Ninth Street Retail

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$40,000,000			Location:	Boulder, CO 80301
Cut-off Date Balance(1):	$40,000,000			General Property Type:	Retail
% of Initial Pool Balance:	6.0%			Detailed Property Type:	Regional Lifestyle Center
Loan Purpose(2):	Recapitalization			Title Vesting:	Fee and Leasehold
Sponsor:	Macerich HHF Centers LLC			Year Built/Renovated:	1963/2006
Mortgage Rate:	4.0970%			Size(5):	704,713 SF
Note Date:	1/14/2016			Cut-off Date Balance per Unit(1)(6):	$213
First Payment Date:	3/6/2016			Maturity Date Balance per Unit(1)(6):	$213
Maturity Date:	2/6/2026			Property Manager:	Macerich Property Management Company, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$17,985,448
Seasoning:	1 month			UW NOI Debt Yield(1):	12.0%
Prepayment Provisions:	LO (25); YM1 (91); O (4)			UW NOI Debt Yield at Maturity(1):	12.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.79x
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$16,467,702 (9/30/2015 TTM)
Additional Debt Balance(3):	$110,000,000			2nd Most Recent NOI:	$14,953,206 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$12,917,510 (12/31/2013)
Reserves(4)				Most Recent Occupancy(7):	99.0% (12/3/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.2% (12/31/2014)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	96.6% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$350,000,000 (11/30/2015)
Recurring Replacements:	$0	Springing	$118,224	Cut-off Date LTV Ratio(1):	42.9%
TI/LC:	$0	Springing	$472,878	Maturity Date LTV Ratio(1):	42.9%
Other:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$150,000,000	42.8%	Purchase Price(2):	$349,043,000	99.7%
Borrower Equity:	$200,234,239	57.2%	Closing Costs:	$1,191,239	0.3%
Total Sources:	$350,234,239	100.0%	Total Uses:	$350,234,239	100.0%

(1)	The Twenty Ninth Street Retail Mortgage Loan is part of the Twenty Ninth Street Retail Whole Loan, which is comprised of three pari passu promissory notes with an aggregate principal balance of $150,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Twenty Ninth Street Retail Whole Loan.

(2)	Loan proceeds were used to recapitalize the Twenty Ninth Street Retail Property (as defined below) and facilitate a joint venture between The Macerich Company (“Macerich”) and Heitman America Real Estate Trust, L.P. (“Heitman”), in which Heitman acquired a 49% interest in a three-property portfolio from Macerich, including the Twenty Ninth Street Retail Property. The Twenty Ninth Street Retail Property was previously encumbered by debt of $107.0 million, which Macerich paid off in November 2013. The allocated purchase price of the Twenty Ninth Street Retail Property (based on a 100% interest) was approximately $349.0 million.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debt)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Excludes Macy’s, which owns its own land and improvements totaling 150,281 SF and is not considered part of the collateral. Including Macy’s, total SF is 854,994 SF.

(6)	Based on total collateral SF of 704,713.

(7)	Occupancy is based on total collateral SF of 704,713 SF comprised of retail, office, and temporary tenants with a term greater than six months and excludes Macy’s, which owns its own land and improvements. Assumes the conditional termination of Sports Authority (13,240 SF) in 2016 and includes 11,000 SF recently leased to West Elm, 2,313 SF recently leased to Potbelly Sandwich Works, and 1,728 SF recently leased to Five on Black as occupied space. West Elm, Potbelly Sandwich Works, and Five on Black are not yet in occupancy, but are expected to begin paying rent as of November 1, 2016, April 1, 2016, and April 1, 2016, respectively. Sports Authority is expected to terminate on March 28, 2016.

The Mortgage Loan. The seventh largest mortgage loan (the “Twenty Ninth Street Retail Mortgage Loan”) is part of a whole loan (the “Twenty Ninth Street Retail Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $150,000,000, all of which are secured by a first priority fee and partial leasehold mortgage encumbering a 704,713 SF regional lifestyle center known as Twenty Ninth Street in Boulder, Colorado (the “Twenty Ninth Street Retail Property”). Promissory Note A-2, in the original principal amount of $40,000,000, represents the Twenty Ninth Street Retail Mortgage Loan. Promissory Note A-1, in the original principal amount of $75,000,000, is expected to be held by Goldman Sachs Mortgage Company, or an affiliate thereof on the closing date of this transaction, and Promissory Note A-3, in the original principal amount of $35,000,000, is expected to be held by UBS Real Estate Securities Inc., or an affiliate thereof on the closing date of this transaction (collectively, the “Twenty Ninth Street Retail Pari Passu Companion Loan”), both of which may be contributed to one or more future securitization transactions or otherwise transferred at any time. The Twenty Ninth Street Retail Whole Loan will (i) from and after the Closing Date, but prior to the date that the Twenty Ninth Street Retail Pari Passu Companion Loan evidenced by Promissory Note A-1 is included in a securitization trust, be serviced pursuant to the MSCI 2016-UBS9 pooling and servicing agreement, and (ii) from and after the securitization date of the Twenty Ninth Street Retail Pari Passu Companion Loan evidenced by Promissory Note A-1, the Twenty Ninth Street Retail Whole Loan will be serviced by the master servicer and the special servicer appointed under, and pursuant to the terms of, the pooling and servicing agreement entered into in connection with such securitization. See

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MSCI 2016-UBS9	Twenty Ninth Street Retail

“Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The Twenty Ninth Street Retail Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the Twenty Ninth Street Retail Whole Loan, along with approximately $200.2 million of borrower equity, were primarily used to recapitalize the Twenty Ninth Street Retail Property pursuant to a transaction in which Heitman acquired a 49% interest in the Twenty Ninth Street Retail Property and two other properties for an allocated purchase price for the Twenty Ninth Street Retail Property (based on a 100% interest) of approximately $349.0 million, and to pay closing costs.

The Borrower and the Sponsor. The borrower is Macerich Twenty Ninth Street LLC (the “Twenty Ninth Street Retail Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent managers. The sponsor and the nonrecourse carve-out guarantor of the Twenty Ninth Street Retail Borrower is Macerich HHF Centers LLC. The Twenty Ninth Street Retail Borrower is wholly-owned by Macerich HHF Centers LLC. Macerich HHF Centers LLC is owned by Hart M-Rich Investor II, LLC (49.0000%), The Macerich Partnership, L.P. (36.4186%), The Westcor Company II Limited Partnership (11.6950%), Macerich PPR Corp. (2.5875%), and Macerich Deptford GP Corp. (0.2989%), all of which are a part of Macerich or Heitman.

Macerich (NYSE: MAC) is a publicly traded real estate investment trust and an S&P 500 company founded in 1972 and headquartered in Santa Monica, California. Macerich’s primary focus is the acquisition, leasing, development, redevelopment and management of regional malls in the U.S. Macerich currently owns or has ownership interests in 50 regional shopping centers across 16 states in the U.S. As of December 31, 2015, Macerich’s mall portfolio was 96.1% occupied and had sales of $635 PSF.

Heitman is a global real estate investment management firm founded in 1966 and headquartered in Chicago, Illinois with offices in Los Angeles, London, Luxembourg, Dusseldorf, Munich, Warsaw, Melbourne, Hong Kong, Seoul, and Tokyo. With approximately $34.8 billion in assets under management ($31.2 billion in real estate private equity, $3.1 billion in real estate securities, and $0.5 billion in real estate debt), Heitman specializes in real estate investments with a particular focus on apartment, industrial, office, retail, and self-storage.

The Property. The Twenty Ninth Street Retail Property represents 704,713 SF of net rentable area (“NRA”) of theater, anchor and major retail, in-line, and office space within an 854,994 SF one- and two-level outdoor regional lifestyle center located in Boulder, Colorado. The Twenty Ninth Street Retail Property is situated on a 57.38-acre site with approximately 4,207 (4.92 per 1,000 of total SF) parking spaces. The anchor store at the Twenty Ninth Street Retail Property is Macy’s, which is not part of the collateral for the Twenty Ninth Street Retail Whole Loan. The collateral of 704,713 SF includes seven ground leased parcels leased to The Home Depot, a 16-screen Century Theatres, Trader Joe’s, BJ’s Restaurant | Brewhouse, US Bank, Cantina Laredo, and Wells Fargo (totaling 231,835 SF). Major retail tenants include The Home Depot, Nordstrom Rack, Colorado Athletic Clubs, H&M, Trader Joe’s, Staples, West Elm, Arhaus and Anthropologie. In-line tenants include a diverse mix of nationally recognized retailers such as: The North Face, J. Crew Factory, Sephora, Sur La Table, Eddie Bauer, Victoria’s Secret, Apple Store, Madewell, Lululemon Athletica, Starbucks Coffee, Teavana, Panera Bread, Chipotle Mexican Grill, and Sunglass Hut. The Twenty Ninth Street Retail Property also contains office tenants such as Whole Foods Market, currently leasing 45,598 SF of office space as its regional headquarters, Zayo Group, Juwi Solar, and Lijit Networks, Inc.

As of the December 3, 2015 rent roll, the Twenty Ninth Street Retail Property was 99.2% occupied including recently executed leases with West Elm, Five on Black, and Potbelly Sandwich Works (15,041 SF) and the conditional termination of Sports Authority plus the non-collateral anchor space of 150,281 SF (Macy’s). Excluding Macy’s, the Twenty Ninth Street Retail Property was 99.0% occupied based on total owned collateral of 704,713 SF. From 2011 to 2014, historical occupancy ranged from 92.4% to 98.2%. Based on trailing twelve months ending November 30, 2015, the property’s in-line (<10,000 SF) comparable tenant sales are $468 PSF with an occupancy cost of 13.3%, excluding Apple Store. Including Apple Store, the Twenty Ninth Street Retail Property’s in-line comparable tenant sales are $638 PSF with an occupancy cost of 9.7%. Century Theatres is the only movie theatre in Boulder, Colorado. The closest movie theatre to the Twenty Ninth Street Retail Property is approximately 9.7 miles southeast in Broomfield, Colorado.

A portion of the Twenty Ninth Street Retail Property is leased to the Twenty Ninth Street Retail Borrower pursuant to a 99-year ground lease with The Charlotte Ball Seymour Children’s Trust, The Seymour-Ball Trust for Lee Seymour, and The Seymour-Ball Trust for Alexander Williamson Seymour, expiring on June 30, 2060 with no extension options (the “Ground Lease”). Ground rent is reset every ten years and is equal to 6% of the then appraised value of the land. The current annual rent is $2,052,000, and the next rent adjustment is scheduled to occur on July 1, 2022. Upon maturity of the Twenty Ninth Street Retail Whole Loan, there will be approximately 34 years remaining on the Ground Lease.

Major Tenants.

The Home Depot (141,373 SF, 20.1% of NRA, 10.0% of underwritten rent). The Home Depot (NYSE: HD) (Fitch/Moody’s/S&P: A/A2/A) leases 141,373 SF of space at the Twenty Ninth Street Retail Property. The Home Depot has been in occupancy at the Twenty Ninth Street Retail Property since January 2006 on a 25-year ground lease and owns its own improvements during the term of its lease. Its lease expires in January 2031, with five five-year renewal options and no termination options. The Home Depot is not required to report sales to the Twenty Ninth Street Retail Borrower per its lease. Estimated sales based upon information provided by The Home Depot to the Twenty Ninth Street Retail Borrower are $424 PSF for the November 2015 TTM period. The Home Depot offers products such as home appliances, tools, hardware, lumber, building materials, paint, plumbing, flooring garden supplies and plants in a big box format. Founded in Atlanta, Georgia, The Home Depot has a total of 340,000 associates within 2,269 stores in all 50 states and provinces of Canada as well as Mexico and China.

Century Theatres (48,510 SF, 6.9% of NRA, 3.3% of underwritten rent). Century Theatres commenced paying rent in July 2007 and has been in occupancy at the Twenty Ninth Street Retail Property since August 2007. Century Theatres reported sales of $531,175 per screen for the November 2015 TTM period. The 16-screen movie theater is under a 10-year lease and owns its improvements during the term of its lease, expiring in August 2017 and has six five-year renewal options remaining and no termination options. Century Theatres is a subsidiary of Cinemark, Inc. (NYSE: CNK) (Fitch/Moody’s/S&P: NR/NR/NR). Headquartered in Plano, Texas, Cinemark, Inc. and its subsidiaries operate 507 locations with 5,746 screens in the United States and Latin America as of September 30, 2015.

Whole Foods Market (45,598 SF, 6.5% of NRA, 2.8% of underwritten rent). Whole Foods Market (NASDAQ: WFM) (Fitch/Moody’s/S&P: NR/Baa3/BBB-) leases 45,598 SF of office space at the Twenty Ninth Street Retail Property and has been in occupancy since December 2006. Whole Foods Market utilizes the Twenty Ninth Street Retail Property as its regional headquarters. Whole Foods Market’s current term will expire in February 2017 with two five-year market-rent based renewal options remaining with no less than nine months’ notice. Whole Foods Market has no termination options. Founded in 1978 in Austin, Texas, Whole Foods Market is a leading natural and organic foods supermarket. In fiscal year 2015, Whole Foods Market had sales of approximately $15 billion and currently has 433 stores in the United States, Canada, and the United Kingdom. Whole Foods Market employs approximately 91,000 team members and has been ranked for 18 consecutive years as one of the “100 Best Companies to Work For” in America by Fortune magazine.

A-3-58

MSCI 2016-UBS9	Twenty Ninth Street Retail

The following table presents certain information relating to the leases by SF at the Twenty Ninth Street Retail Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Rent	Annual UW Rent PSF(3)	Sales (TTM 11/30/2015)(4)		Occ. Cost %	Lease Expiration
						$	PSF
Non-Collateral Anchor
Macy’s(5)	BBB+/Baa2/BBB+	150,281	N/A	N/A	N/A	$14,500,000	$96	0.8%	4/22/2048

Anchor/Major Tenants
The Home Depot(6)	A/A2/A	141,373	20.1%	$1,734,647	$12.27	$60,000,000	$424	3.3%	1/31/2031
Century Theatres(6)(7)	NR/NR/NR	48,510	6.9%	$582,120	$12.00	$8,498,798	$531,175	13.2%	8/31/2017
Whole Foods Market(8)	NR/Baa3/BBB-	45,598	6.5%	$478,779	$10.50	N/A	N/A	N/A	2/28/2017
Nordstrom Rack	BBB+/Baa1/A-	39,031	5.5%	$529,448	$13.56	N/A	N/A	N/A	4/30/2021
Colorado Athletic Clubs	NR/NR/NR	36,207	5.1%	$1,039,544	$28.71	N/A	N/A	N/A	6/30/2024
Zayo Group	NR/NR/NR	34,074	4.8%	$844,902	$24.80	N/A	N/A	N/A	7/31/2018
Juwi Solar	NR/NR/NR	19,266	2.7%	$429,225	$22.28	N/A	N/A	N/A	2/28/2019
H&M(9)	NR/NR/NR	18,451	2.6%	$381,817	$20.69	$4,008,893	$217	12.7%	1/31/2024
Trader Joe’s(6)	NR/NR/NR	14,000	2.0%	$550,060	$39.29	N/A	N/A	N/A	9/30/2028
Staples	BBB-/Baa2/BBB-	13,469	1.9%	$411,747	$30.57	$4,661,549	$346	12.8%	3/31/2025
Lijit Networks, Inc.(10)	NR/NR/NR	13,100	1.9%	$265,726	$20.28	N/A	N/A	N/A	8/31/2019
West Elm(11)	NR/NR/NR	11,000	1.6%	$396,000	$36.00	N/A	N/A	N/A	1/31/2029
Arhaus	NR/NR/NR	10,463	1.5%	$272,038	$26.00	$5,252,364	$502	8.1%	12/31/2020
Anthropologie	NR/NR/NR	10,460	1.5%	$331,279	$31.67	$4,207,259	$402	12.5%	1/31/2018
Subtotal/Wtd. Avg.		455,002	64.6%	$8,247,332	$18.13	$86,628,863	$402	6.0%

In-Line Tenants (< 10,000 SF)(12)		191,246	27.1%	$7,797,698	$40.77
Other Tenants(13)		51,243	7.3%	$1,362,672	$26.59
Vacant		7,222	1.0%	$0	$0.00
Total Collateral/Wtd. Avg.		704,713	100.0%	$17,407,702	$24.96
Total Lifestyle Center		854,994

Comparable In-Line < 10,000 SF(14)(15)		179,172				$114,387,210	$638	9.7%
Comparable In-Line < 10,000 SF Without Apple Store(14)(15)		174,272				$81,572,760	$468	13.3%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Sales $ and Sales PSF represent trailing 12 months ending November 30, 2015 as provided by the Twenty Ninth Street Retail Borrower. Sales $ and Sales PSF only include tenants reporting 2013, 2014, and TTM November 2015 comparable sales. Sales PSF for Century Theatres is calculated based on 16 screens. Wtd. Avg. Sales PSF excludes Century Theatres.

All sales information presented herein with respect to the Twenty Ninth Street Retail Property is based upon information provided by the Twenty Ninth Street Retail Borrower; in certain instances sales figures represent estimates because the tenants are not required to report, or otherwise may not have timely reported sales. Further, because sales information is self-reported, such information is not independently verified by the Twenty Ninth Street Retail Borrower.

(5)	Macy’s owns its land and improvements and has been operating at the Twenty Ninth Street Retail Property since 1983. Sales data is estimated based on information provided by Macy’s to the Twenty Ninth Street Retail Borrower as Macy’s does not report sales for this location.

(6)	The Home Depot, Century Theatres, and Trader Joe’s own their improvements during the terms of their leases subject to ground leases from the Twenty Ninth Street Retail Borrower. Sales data for The Home Depot is estimated based on information provided by The Home Depot to the Twenty Ninth Street Retail Borrower as The Home Depot does not report sales for this location.

(7)	The Century Theatres lease has six five-year renewal options remaining.

(8)	Whole Foods Market leases 45,598 SF at the Twenty Ninth Street Retail Property as office space for its regional headquarters.

(9)	H&M has a lease termination option if H&M’s sales from October 2016 to October 2017 do not equal or exceed $275 PSF, upon 120 days’ notice and payment of a termination fee. H&M reported sales of $217 PSF for the November TTM period.

(10)	Lijit Networks, Inc. has a lease termination option at any time with six months’ notice and payment of a termination fee.

(11)	West Elm has recently signed an approximately 12-year lease and is estimated to begin paying rent as of November 1, 2016.

(12)	Includes 1,973 SF of storage space leased to Apple Store, 2,313 SF recently leased to Potbelly Sandwich Works, and 1,728 SF recently leased to Five on Black as occupied space. Potbelly Sandwich Works and Five on Black are not yet in occupancy, but are both expected to begin paying rent as of April 1, 2016.

(13)	Includes 27,952 SF occupied by BJ’s Restaurant | Brewhouse, US Bank, Cantina Laredo and Wells Fargo, all of which own their improvements during the terms of their leases subject to a ground lease from the Twenty Ninth Street Retail Borrower and 20,099 SF of office space leased to seven tenants.

(14)	Comparable In-Line <10,000 SF excludes office and other non-retail tenants that do not report sales.

(15)	Apple Store leases 6,873 SF (1% of NRA) at the Twenty Ninth Street Retail Property consisting of 4,900 SF of in-line space and 1,973 SF of storage space. Only the in-line space is considered comparable SF.

A-3-59

MSCI 2016-UBS9	Twenty Ninth Street Retail

The following table presents certain information relating to the lease rollover schedule at the Twenty Ninth Street Retail Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling(3)	Annual UW Rent PSF Rolling(4)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2016	18	33,511	$40.30	4.8%	4.8%	$1,350,349	7.8%	7.8%
2017	18	155,122	$21.04	22.0%	26.8%	$3,264,382	18.8%	26.5%
2018	8	64,917	$31.96	9.2%	36.0%	$2,074,652	11.9%	38.4%
2019	6	43,403	$26.31	6.2%	42.1%	$1,141,883	6.6%	45.0%
2020	7	27,935	$31.06	4.0%	46.1%	$867,795	5.0%	50.0%
2021	10	68,511	$25.53	9.7%	55.8%	$1,749,411	10.0%	60.0%
2022	2	6,352	$41.43	0.9%	56.7%	$263,183	1.5%	61.5%
2023	3	10,343	$33.46	1.5%	58.2%	$346,084	2.0%	63.5%
2024	7	71,409	$28.41	10.1%	68.3%	$2,029,071	11.7%	75.2%
2025	3	17,578	$32.91	2.5%	70.8%	$578,572	3.3%	78.5%
2026(5)(6)	3	10,393	$34.64	1.5%	72.3%	$359,983	2.1%	80.6%
2027 & Beyond(7)	6	188,017	$17.99	26.7%	99.0%	$3,382,336	19.4%	100.0%
Vacant	0	7,222	$0.00	1.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	91	704,713	$24.96	100.0%		$17,407,702	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Excludes Macy’s, which owns its own land and improvements totaling 150,281 SF and is not part of the collateral. Including Macy’s, total SF Rolling is 854,994 SF.

(4)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(5)	Includes 2,313 SF recently leased to Potbelly Sandwich Works as occupied space. Potbelly Sandwich Works is not yet in occupancy, but is estimated to begin paying rent as of April 1, 2016.

(6)	Includes 1,728 SF recently leased to Five on Black as occupied space. Five on Black is not yet in occupancy, but is estimated to begin paying rent as of April 1, 2016.

(7)	Excludes 2nd Level Investors, which purchased a 3.552-acre parcel adjacent to the Twenty Ninth Street Retail Property from Macerich in December 2007 containing a 250-unit apartment complex completed in 2011. 2nd Level Investors pays a small amount of CAM. Includes 11,000 SF recently leased to West Elm as occupied space. West Elm is not yet in occupancy, but is estimated to begin paying rent as of November 1, 2016.

The Market. The Twenty Ninth Street Retail Property is located in Boulder, Colorado, approximately 25 miles north of Denver, Colorado. The Twenty Ninth Street Retail Property is situated approximately 0.7 mile west of Foothills Parkway, 1.0 mile east of the Boulder downtown business district and Pearl Street Mall area, and 1.3 miles north of U.S. Highway 36. The University of Colorado at Boulder, 0.6 miles southwest of the Twenty Ninth Street Retail Property, is the largest university in Colorado contributing approximately 43,000 residents to the region. During the 1950s, Boulder emerged as a hub for scientific and environmental research. Both the National Center for Atmospheric Research and the National Institute of Standards and Technology are located there, as are a number of technology and aerospace companies. With its climate, open spaces and close proximity to Rocky Mountain National Park, Boulder is also a major attraction for outdoor enthusiasts.

According to the appraisal, the estimated 2015 population within a two-, four- and six-mile radius of the Twenty Ninth Street Retail Property is 72,738, 111,419 and 131,115, respectively. The estimated 2015 average household income within a two-, four- and six-mile radius of the Twenty Ninth Street Retail Property is $79,992, $93,946 and $100,197, respectively. Comparatively, the average household incomes for Boulder County, the state of Colorado and the United States are $100,475, $83,467 and $76,502, respectively. In 2015, consumer expenditures within a two-, four-, and six-mile radius were $1.476 billion, $2.468 billion, and $3.008 billion, respectively. Furthermore, these figures are projected to grow at annual rates of 4.2%, 4.3%, and 4.3%, respectively, according to the appraisal.

The Twenty Ninth Street Retail Property is located in the Boulder County retail submarket. As of 3Q 2015, the Boulder County retail submarket had an overall vacancy rate of 2.3% and an average asking annual lease rate of $23.95 PSF compared to the overall Denver-Boulder retail market with an overall vacancy rate of 5.1% and an average asking annual lease rate of $15.29 PSF as of 3Q 2015. According to the appraisal, the Boulder County retail submarket contains 510 buildings accounting for 7,624,599 SF of retail space.

A-3-60

MSCI 2016-UBS9	Twenty Ninth Street Retail

The following table presents leasing data at certain retail competitive properties with respect to the Twenty Ninth Street Retail Property:

Competitive Property Summary
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Anchor Tenants	Distance to Subject (mi.)
Twenty Ninth Street Retail Property	Regional Lifestyle Center	1963/2006	704,713(1)	99.0%(1)	Macy’s (non-collateral), The Home Depot, Century Theatres, Nordstrom Rack, Colorado Athletic Club, Trader Joe’s,	N/A
Flatiron Crossing	Super-Regional	2000/2013	1,434,000	96.4%	Nordstrom, Macy’s, Dillard’s, Dick’s, Cinemas	9.8
Village at Twin Peaks	Community Center	2015/N/A	425,000	82.6%	Sam’s Club, Sports Authority, Whole Foods, Gold’s Gym, Party City, Cinemas	12.5
The Orchard Westminster	Lifestyle Center	2006/2008	1,147,000	94.0%	Macy’s, JC Penney, Target, Cinemas	18.0
Larkridge Center	Power Center	2005/N/A	1,011,000	92.6%	Sears Grand, Home Depot, Costco	18.9
Promenade Shops Centerra	Lifestyle Center	2005/N/A	663,000	91.0%	Macy’s, Dicks, Barnes & Noble, Cinemas	39.7
Total/Wtd. Avg.(2)			4,680,000	93.0%

Source: Appraisal

(1)	Information is based on the underwritten rent roll. Excludes Macy’s, which owns its own land and improvements totaling 150,281 SF and is not part of the collateral. Including Macy’s, total SF and total occupancy are 854,994 SF and 99.2%, respectively. Includes 11,000 SF recently leased to West Elm, 2,313 SF recently leased to Potbelly Sandwich Works, and 1,728 SF recently leased to Five on Black as occupied space. West Elm, Potbelly Sandwich Works, and Five on Black are not yet in occupancy, but are estimated to begin paying rent as of November 1, 2016, April 1, 2016, and April 1, 2016, respectively.

(2)	Total/Wtd. Avg. excludes the Twenty Ninth Street Retail Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Twenty Ninth Street Retail Property:

		Cash Flow Analysis
	2012	2013	2014	9/30/2015 TTM	UW	UW PSF(1)
Base Rent(2)	$13,135,589	$14,549,321	$15,700,245	$16,232,061	$17,407,702	$24.70
Contractual Rent Steps(3)	$0	$0	$0	$0	$121,575	$0.17
Overage / Percentage Rent	$555,380	$380,454	$464,923	$842,703	$985,393	$1.40
Kiosks / Temporary / Specialty	$223,873	$72,706	$24,244	$70,590	$70,590	$0.10
Other Rental Revenue	$181,361	$188,927	$268,037	$357,083	$357,083	$0.51
Total Reimbursement Revenue	$7,082,419	$7,394,569	$7,537,288	$8,480,939	$9,644,415	$13.69
Market Revenue from Vacant Units	$0	$0	$0	$0	$332,770	$0.47
Other Revenue	$168,377	$118,970	$111,606	$75,716	$6,400	$0.01
Less Vacancy & Credit Loss	($22,953)	($564,138)	($208,949)	($204,958)	($553,226)	($0.79)
Effective Gross Income	$21,324,045	$22,140,809	$23,897,393	$25,854,134	$28,372,701	$40.26
Total Operating Expenses	$8,631,287	$9,223,298	$8,944,187	$9,386,431	$10,387,253	$14.74
Net Operating Income	$12,692,758	$12,917,510	$14,953,206	$16,467,702	$17,985,448	$25.52
Capital Expenditures	$0	$0	$0	$0	$160,779	$0.23
TI/LC	$0	$0	$0	$0	$437,240	$0.62
Net Cash Flow	$12,692,758	$12,917,510	$14,953,206	$16,467,702	$17,387,430	$24.67

Occupancy %(1)	96.7%	96.6%	98.2%	99.2%	99.0%
NOI DSCR	2.04x	2.07x	2.40x	2.64x	2.89x
NCF DSCR	2.04x	2.07x	2.40x	2.64x	2.79x
NOI Debt Yield	8.5%	8.6%	10.0%	11.0%	12.0%
NCF Debt Yield	8.5%	8.6%	10.0%	11.0%	11.6%

(1)	UW PSF and Occupancy % are based on total collateral SF of 704,713 excluding Macy’s, which owns its own land and improvements totaling 150,281 SF and is not considered part of the collateral. Including Macy’s, total SF is 854,994 SF. Includes 11,000 SF recently leased to West Elm, 2,313 SF recently leased to Potbelly Sandwich Works, and 1,728 SF recently leased to Five on Black as occupied space. West Elm, Potbelly Sandwich Works, and Five on Black are not yet in occupancy, but are estimated to begin paying rent as of November 1, 2016, April 1, 2016, and April 1, 2016, respectively.

(2)	UW Base Rent is based on the underwritten rent roll and includes West Elm (11,000 SF, $396,000 of UW Base Rent), Potbelly Sandwich Works (2,313 SF, $90,531 of UW Base Rent), and Five on Black (1,728 SF, $71,194 of UW Base Rent), which have executed leases, but have not yet taken occupancy or commenced paying rent. UW Base Rent includes contractual rent steps through March 31, 2017.

(3)	UW Contractual Rent Steps include future contractual rent steps for credit tenants through January 1, 2017.

Escrows and Reserves. During the continuance of a Trigger Period (as defined below), the Twenty Ninth Street Retail Borrower is required to escrow monthly (i) 1/12 of the annual estimated taxes, (ii) 1/12 of the annual rent payable under the Ground Lease, (iii) $9,852 for replacement reserves provided that such monthly deposits are not required if the funds on deposit in such replacement reserve account exceed $118,224, and (iv) $39,407 for TI/LC reserves provided that such monthly deposits are not required if the funds on deposit in such TI/LC reserve account exceed $472,878. The Twenty Ninth Street Retail Borrower is required to escrow 1/12 of the annual estimated insurance premiums (unless, with respect to the insurance premiums only, the Twenty Ninth Street Retail Borrower maintains insurance under an acceptable blanket insurance policy, no event of default is continuing and the Twenty Ninth Street Retail Borrower provides ongoing evidence of acceptable renewals and, upon lender request, payment of the premiums therefor).

A-3-61

MSCI 2016-UBS9	Twenty Ninth Street Retail

A “Trigger Period” will commence upon (i) an event of default or (ii) the DSCR based on the trailing 12-month period falling below 1.50x. A Trigger Period will continue until, in regard to clause (i) above, such event of default is no longer continuing and, in regard to clause (ii) above, the date the DSCR based on the trailing 12-month period is equal to or greater than 1.50x for two consecutive calendar quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Twenty Ninth Street Retail Whole Loan. The Twenty Ninth Street Retail Whole Loan has springing cash management (i.e., the Twenty Ninth Street Retail Whole Loan has cash management only during the continuance of a Trigger Period). During the continuance of a Trigger Period for the Twenty Ninth Street Retail Whole Loan, and provided the lender has not initiated foreclosure proceedings, exercised a power of sale or proceedings for the appointment of a receiver with respect to the Twenty Ninth Street Retail Property, funds in the lockbox account (less the minimum balance required to be maintained in the lockbox account) are required to be applied on each monthly payment date to fund the required reserves deposits as described above under “—Escrows and Reserves,” to pay debt service on the Twenty Ninth Street Retail Whole Loan, to disburse to the Twenty Ninth Street Retail Borrower the monthly amount payable for operating expenses and referenced in the annual budget approved by the lender together with other amounts incurred by the Twenty Ninth Street Retail Borrower in connection with the operation and maintenance of the Twenty Ninth Street Retail Property reasonably approved by the lender (provided that emergency expenses and non-discretionary items do not require lender’s consent or approval), for payment of replacement and leasing reserves, and to disburse the remainder to an account to be held by the lender as additional security for the Twenty Ninth Street Retail Whole Loan.

Additional Secured Indebtedness (not including trade debts). The Twenty Ninth Street Retail Property also secures the Twenty Ninth Street Retail Pari Passu Companion Loan, with a Cut-off Date balance of $110,000,000. The Twenty Ninth Street Retail Pari Passu Companion Loan is expected to be held by UBS Real Estate Securities Inc. and Goldman Sachs Mortgage Company or affiliates thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The promissory notes evidencing the Twenty Ninth Street Retail Pari Passu Companion Loan accrue interest at the same rate as the Twenty Ninth Street Retail Mortgage Loan. The Twenty Ninth Street Retail Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Twenty Ninth Street Retail Pari Passu Companion Loan. The holders of the Twenty Ninth Street Retail Mortgage Loan and the Twenty Ninth Street Retail Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Twenty Ninth Street Retail Whole Loan. The Twenty Ninth Street Retail Whole Loan will (i) from and after the Closing Date, but prior to the date that the portion of the Twenty Ninth Street Retail Pari Passu Companion Loan evidenced by Promissory Note A-1 is included in a securitization trust, be serviced pursuant to the MSCI 2016-UBS9 pooling and servicing agreement, and (ii) from and after the securitization date of the portion of the Twenty Ninth Street Retail Pari Passu Companion Loan evidenced by Promissory Note A-1, the Twenty Ninth Street Retail Whole Loan will be serviced by the master servicer and the special servicer appointed under, and pursuant to the terms of, the pooling and servicing agreement entered into in connection with such securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The Twenty Ninth Street Retail Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Twenty Ninth Street Retail Borrower may transfer and obtain an outparcel release upon at least 30 days’ notice, of non-income producing and unimproved portions of the Twenty Ninth Street Retail Property, except for improvements related solely to surface parking, landscaping and similar non-structural improvements that are not material to the use and operation of the Twenty Ninth Street Retail Property as a retail shopping center, and disposition of which would not materially and adversely affect (i) business operations or the financial condition of the Twenty Ninth Street Retail Borrower, (ii) the ability of the Twenty Ninth Street Retail Borrower to repay the Twenty Ninth Street Retail Whole Loan, and/or (iii) the ongoing operations of the remaining Twenty Ninth Street Retail Property, provided that such outparcel release meets certain conditions in accordance with the terms of the Twenty Ninth Street Retail Whole Loan agreement.

Terrorism Insurance. The Twenty Ninth Street Retail Borrower is required to obtain insurance against acts of terrorism or other similar acts or events in accordance with the terms of the Twenty Ninth Street Retail Whole Loan agreement (but in no event more than the sum of 100% of full replacement cost). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (as the same may be further modified, amended or extended) is in effect, the Twenty Ninth Street Retail Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism. If TRIPRA is eliminated or not renewed at any point in the future, the Twenty Ninth Street Retail Borrower is not required to pay annual terrorism insurance premiums in excess of 200% of the amount of the then annual insurance premiums for property, loss of rents/business interruption, general liability and umbrella insurance policies required to be maintained with respect to the Twenty Ninth Street Retail Property under the Twenty Ninth Street Retail Whole Loan agreement.

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A-3-63

MSCI 2016-UBS9	Ellenton Premium Outlets

Mortgage Loan No. 8 – Ellenton Premium Outlets

A-3-64

MSCI 2016-UBS9	Ellenton Premium Outlets

Mortgage Loan No. 8 – Ellenton Premium Outlets

A-3-65

MSCI 2016-UBS9	Ellenton Premium Outlets

Mortgage Loan No. 8 – Ellenton Premium Outlets

St. Pete.-Clearwater Intl. Airport 3 miles
TAMPA
Tampa Intl. Airport 20 miles
Bloomingdale
Pinellas Park
Harbor Isle
MacDill Air Force Base
Hillsborough Bay
Boyette Rd
Gibsonton
Tamiami Trail
Boyette
PINELLAS COUNTY
ST. PETERSBURG
Summerfield Xing Golf Club
Big Bend Rd
Al Lang Field
The Pier
Tropicana Field
Tampa Bay
Apollo Beach
Apollo Beach Golf Club
Balm Rd
Univ. of South Florida-St. Petersburg
Albert Whitted Airport
HILLSBOROUGH COUNTY
Coquina Key
19th Ave
Sun City Center
Ruskin
Sun City Center Blvd
Eckerd College
Kings Inn Golf Course
Wimauma
Little Manatee State Park
Tamiami Trail
Sunshine Skyway Bridge
Manatee Airport
Lake Parrish
Saffold Rd
Terra Ceia
Imperial Lakewoods Golf Club
Wauchula Rd
Buffalo Creek Golf Course
Ellenton Premium Outlets
5461 Factory Shops Boulevard
Ellenton, FL 34222
Ellenton
Memphis
Rutland Rd
River Wilderness Golf and CC
MANATEE COUNTY
Snead Island
Palmetto
Bradenton Area Convention Center
Manatee River
South Florida Museum
Manatee Memorial Hospital
Links at Greenfield Plantation
Bradenton
McKechnie Field
Blake Medical Center
DeSoto Square Mall
South Bradenton
Creekwood Crossing
Longboat Key
Manatee Community College
Bayshore Gardens Shopping Ctr.
Bayshore Gardens
Sarasota/Bradenton Intl. Airport
Sarasota Bay
Main Street at Lakewood Ranch
New College of Florida
University Walk
John & Mable Ringling Museum of Art
Asolo Repertory Theatre
North Sarasota
Lakewood Ranch Med. Center
Gulf of Mexico
SARASOTA COUNTY
Sarasota
Fruitville
Ocala
Daytona Beach
Atlantic Ocean
Deltona
Sanford
ORLANDO
Kissimmee
Melbourne
Palm Bay
Lakeland
Winter Haven
TAMPA
Brandon
ST. PETERSBURG
Bradenton
Ellenton
Sarasota
Gulf of Mexico
Port St. Lucie
Okeechobee
Lake Okeechobee
Port Charlotte
Cape Coral
Ft. Myers

A-3-66

MSCI 2016-UBS9	Ellenton Premium Outlets

Mortgage Loan No. 8 – Ellenton Premium Outlets

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$38,800,000			Location:	Ellenton, FL 34222
Cut-off Date Balance(1):	$38,800,000			General Property Type:	Retail
% of Initial Pool Balance:	5.8%			Detailed Property Type:	Outlet Center
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Simon Property Group, L.P.			Year Built/Renovated:	1991/N/A
Mortgage Rate:	4.2985%			Size:	476,481 SF
Note Date:	11/3/2015			Cut-off Date Balance per Unit(1):	$374
First Payment Date:	1/1/2016			Maturity Date Balance per Unit(1):	$374
Maturity Date:	12/1/2025			Property Manager:	Simon Management Associates, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$19,626,522
Seasoning:	3 months			UW NOI Debt Yield(1):	11.0%
Prepayment Provisions(2):	LO (27); DEF (86); O (7)			UW NOI Debt Yield at Maturity(1):	11.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.45x
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$19,897,241 (12/31/2015 TTM)
Additional Debt Balance(3):	$139,200,000			2nd Most Recent NOI:	$19,170,080 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$17,585,591 (12/31/2013)
Reserves(4)				Most Recent Occupancy:	99.3% (1/21/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.6% (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	98.8% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$332,000,000 (10/1/2015)
Recurring Replacements:	$0	Springing	$285,892	Cut-off Date LTV Ratio(1):	53.6%
TI/LC:	$0	Springing	$1,429,461	Maturity Date LTV Ratio(1):	53.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$178,000,000	100.0%	Loan Payoff:	$98,694,610	55.4%
			Closing Costs:	$790,233	0.4%
			Return of Equity:	$78,515,157	44.1%
Total Sources:	$178,000,000	100.0%	Total Uses:	$178,000,000	100.0%

(1)	The Ellenton Premium Outlets Mortgage Loan is part of the Ellenton Premium Outlets Whole Loan, which is comprised of four pari passu promissory notes with an aggregate principal balance of $178,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Ellenton Premium Outlets Whole Loan.

(2)	Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Ellenton Premium Outlets promissory note to be securitized and (b) January 1, 2019.

(3)	See “—The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debt)” below for further discussion of additional debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The eighth largest mortgage loan (the “Ellenton Premium Outlets Mortgage Loan”) is part of a whole loan (the “Ellenton Premium Outlets Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $178,000,000, all of which are secured by a first priority fee mortgage encumbering a 476,481 SF outlet center known as Ellenton Premium Outlets in Ellenton, Florida (the “Ellenton Premium Outlets Property”). Promissory Note A-2 represents the Ellenton Premium Outlets Mortgage Loan. Promissory Note A-1, in the original principal amount of $58,000,000, and Promissory Note A-3, in the original principal amount of $10,000,000, are currently held by the MSCI 2015-UBS8 securitization trust, and Promissory Note A-4, in the original principal amount of $71,200,000, is expected to be held by the MSBAM 2016-C28 securitization trust on the closing date of this transaction (collectively, the “Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan”). The Ellenton Premium Outlets Whole Loan is being serviced pursuant to the pooling and servicing agreement for the MSCI 2015-UBS8 transaction. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans—The Ellenton Premium Outlets Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The proceeds of the Ellenton Premium Outlets Whole Loan were used to refinance a previous mortgage loan secured by the Ellenton Premium Outlets Property in the original principal amount of approximately $98.7 million, to pay closing costs, and to return equity to the Ellenton Premium Outlets Borrower. The previous mortgage loan secured by the Ellenton Premium Outlets Property was included in the WBCMT 2006-C23 and WBCMT 2006-C25 securitization trusts.

The Borrower and the Sponsor. The borrower is Gulf Coast Factory Shops Limited Partnership (the “Ellenton Premium Outlets Borrower”), a single-purpose Illinois limited partnership structured to be bankruptcy-remote, with two independent directors. The sponsor and the guarantor of the Ellenton Premium Outlets Borrower is Simon Property Group, L.P. (the “Ellenton Premium Outlets Sponsor”). The Ellenton Premium Outlets Sponsor is the operating partnership of Simon Property Group, Inc. (“Simon”). Simon is a publicly traded self-administered and self-managed real estate investment

A-3-67

MSCI 2016-UBS9	Ellenton Premium Outlets

trust (NYSE: SPG) focused on retail property ownership and management. Simon is one of the largest publicly traded owner, operator and developer of retail assets in the United States. As of December 31, 2014, Simon operated 207 income-producing properties in the United States, consisting of 109 malls, 68 outlet centers, 13 mills, three community centers, and 14 other retail properties located in 37 states and Puerto Rico containing an aggregate of approximately 182.0 million SF. Simon’s 68 outlet centers contain a variety of designer and manufacturer stores located in open-air centers and range in size from approximately 150,000 SF to 850,000 SF located near major metropolitan areas and/or tourist destinations.

The Ellenton Premium Outlets Whole Loan will be recourse to the Ellenton Premium Outlets Sponsor pursuant to standard carve-outs, however, the guaranty and the environmental indemnity agreement provide that the Ellenton Premium Outlets Sponsor’s liability may not exceed $35.6 million in the aggregate, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty and the environmental indemnity agreement or the preservation of the lender’s rights thereunder.

The Ellenton Premium Outlets Borrower is affiliated with the borrowers of two other mortgage loans through partial or complete direct or indirect common ownership, identified as Grove City Premium Outlets and Gulfport Premium Outlets in Annex A-1 to the Preliminary Prospectus.

The Property. The Ellenton Premium Outlets Property is a single level 476,481 SF open-air outlet center situated on a 61.83-acre site located in Ellenton, Florida with approximately 2,400 surface parking spaces (5.04 per 1,000 SF). The Ellenton Premium Outlets Property is located approximately 19.7 miles north of Sarasota, Florida and 41.6 miles south of Tampa, Florida. Access to the Ellenton Premium Outlets Property is provided by Interstate 75 and U.S. Route 301. Interstate 75, located adjacent to the Ellenton Premium Outlets Property and accessible 0.5 miles to the south, is a major north/south interstate. U.S. Route 301 is a major north/south highway, traveling in an east/west manner in the neighborhood. Traffic counts adjacent to the Ellenton Premium Outlets Property on I-75 and U.S. Route 301 are approximately 86,000 vehicles per day and approximately 30,000 vehicles per day, respectively, according to a third party market research report.

The Ellenton Premium Outlets Property includes a diverse mix of nationally recognized retailers consisting of 120 tenants, with no tenant contributing more than 4.9% of net rentable area or 3.2% of underwritten base rent. Major tenants at the Ellenton Premium Outlets Property include V.F. Factory Outlet, Saks Fifth Avenue OFF 5th, Nike Factory Store, Gap Outlet, Adidas and Brooks Brothers. In-line tenants include vendors such as American Eagle Outfitter, Banana Republic Factory, Calvin Klein, Coach, Columbia Sportswear Company, Dress Barn, Guess, Loft Outlet, Michael Kors and Polo Ralph Lauren. There are also six food court tenants.

As of January 21, 2016, the Ellenton Premium Outlets Property was 99.3% occupied. Based upon lender calculation, weighted average comparable sales for the trailing 12 months ending December 31, 2015 were approximately $461 PSF with 112 tenants reporting comparable sales. The trailing 12-month weighted average occupancy cost for these tenants was 12.1%. Historical occupancy at the Ellenton Premium Outlets Property has averaged 99.1% from December 31, 2011 to December 31, 2015.

A-3-68

MSCI 2016-UBS9	Ellenton Premium Outlets

The following table presents certain information relating to the leases at the Ellenton Premium Outlets Property. There are no tenants currently paying rent based upon a percentage of their sales in lieu of base rent.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF(3)	Sales (TTM 12/31/2015)(4)		Occ. Cost %	Lease Expiration
						$	PSF
Major Tenants
V.F. Factory Outlet	NR/A3/A	23,272	4.9%	$576,240	$24.76	$5,092,000	$219	13.5%	12/31/2018
Saks Fifth Avenue OFF 5th(5)	NR/NR/NR	19,804	4.2%	$222,795	$11.25	$6,712,000	$339	5.5%	10/31/2016
Nike Factory Store	NR/A1/AA-	15,076	3.2%	$376,900	$25.00	$13,482,000	$894	4.6%	1/31/2020
Gap Outlet(6)	BBB-/Baa2/BBB-	11,429	2.4%	$245,900	$21.52	$5,338,000	$467	7.7%	11/30/2016
Adidas	NR/NR/NR	10,500	2.2%	$315,000	$30.00	$3,763,000	$358	12.2%	1/31/2018
Brooks Brothers	NR/NR/NR	10,033	2.1%	$230,759	$23.00	$2,571,000	$256	10.5%	12/31/2017
Subtotal/Wtd. Avg.		90,114	18.9%	$1,967,594	$21.83	$36,958,000	$410	7.6%

Top 10 In-Line Tenants(7)
Columbia Sportswear Company	NR/NR/NR	8,889	1.9%	$450,406	$50.67	$5,606,000	$631	10.9%	1/31/2019
Coach	BBB/Baa2/BBB-	5,864	1.2%	$381,160	$65.00	$7,344,000	$1,252	6.6%	1/31/2023
Michael Kors	NR/NR/NR	5,000	1.0%	$360,500	$72.10	$5,180,000	$1,036	8.8%	11/30/2025
Rack Room Shoes	NR/NR/NR	7,137	1.5%	$343,504	$48.13	$3,717,000	$521	13.0%	8/31/2018
The Children’s Place	NR/NR/NR	5,872	1.2%	$332,649	$56.65	$1,890,000	$322	23.9%	1/31/2020
Charlotte Russe	NR/NR/NR	6,587	1.4%	$310,841	$47.19	$1,825,000	$277	23.7%	1/31/2019
Bass Shoes	NR/NR/NR	7,069	1.5%	$293,505	$41.52	$2,156,000	$305	20.7%	11/30/2018
Dress Barn	NR/NR/NR	8,105	1.7%	$257,982	$31.83	$1,854,000	$229	23.1%	6/30/2024
Tommy Kids	NR/NR/NR	5,900	1.2%	$252,343	$42.77	$1,063,000	$180	35.3%	1/31/2023
Calvin Klein(8)	NR/Baa3/BB+	6,638	1.4%	$251,912	$37.95	$2,593,000	$391	10.7%	9/30/2016
Subtotal/Wtd. Avg.		67,061	14.1%	$3,234,801	$48.24	$33,228,000	$495	13.4%

Other Tenants		315,820	66.3%	$12,842,829	$40.67	$142,216,000
Vacant Space		3,486	0.7%	$0	$0.00
Total/Wtd. Avg.		476,481	100.0%	$18,045,223	$38.15	$212,402,000

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Sales $ and Sales PSF represent trailing 12 months ending December 31, 2015 as provided by the sponsor and only include tenants reporting comparable sales.

(5)	Saks Fifth Avenue OFF 5th has a current lease expiration date in October 2016. According to the sponsor, Saks Fifth Avenue OFF 5th is expected to exercise the second of three five-year renewal options pursuant to its lease. The second option provides for a fixed rent of $12.50 PSF.

(6)	Gap Outlet has a current lease expiration date in November 2016. According to the sponsor, Gap Outlet is expected to exercise the second of two five-year renewal options pursuant to its lease. The second option provides for a fixed rent of 2.0% over the prior year’s base rent.

(7)	Top 10 in-line tenants are ordered by Annual UW Rent.

(8)	Calvin Klein has a current lease expiration date in September 2016. A proposed renewal lease is out for signature but has not yet been signed.

A-3-69

MSCI 2016-UBS9	Ellenton Premium Outlets

The following table presents certain information relating to the lease rollover schedule at the Ellenton Premium Outlets Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(4)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	2	9,285	$35.65	1.9%	1.9%	$331,043	1.8%	1.8%
2016	9	51,327	$26.44	10.8%	12.7%	$1,357,018	7.5%	9.4%
2017	16	47,779	$38.92	10.0%	22.7%	$1,859,786	10.3%	19.7%
2018	19	94,160	$35.43	19.8%	42.5%	$3,336,003	18.5%	38.1%
2019	14	55,056	$40.99	11.6%	54.1%	$2,256,608	12.5%	50.7%
2020	10	40,517	$38.09	8.5%	62.6%	$1,543,449	8.6%	59.2%
2021	12	35,723	$36.50	7.5%	70.1%	$1,303,997	7.2%	66.4%
2022	10	37,137	$38.37	7.8%	77.9%	$1,424,923	7.9%	74.3%
2023	9	30,746	$46.96	6.5%	84.3%	$1,443,915	8.0%	82.3%
2024	5	18,945	$36.47	4.0%	88.3%	$690,890	3.8%	86.2%
2025	7	26,305	$43.21	5.5%	93.8%	$1,136,539	6.3%	92.5%
2026	9	26,015	$52.32	5.5%	99.3%	$1,361,052	7.5%	100.0%
2027 & Beyond	0	0	$0.00	0.0%	99.3%	$0	0.0%	100.0%
Vacant	0	3,486	$0.00	0.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	122	476,481	$38.15	100.0%		$18,045,223	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Includes 15 tenants (71,651 SF) that have leases out for renewal.

(4)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Ellenton Premium Outlets Property is located in Ellenton, Florida adjacent to Interstate 75 and U.S. Route 301. Tourism serves a major role in the economy of the neighborhood, and some of the local attractions include the Siesta Key and Lido Key beaches. Siesta Key was named the best beach in the U.S. by TripAdvisor in 2015 and features six miles of beaches, white sands and clear green waters. Lido Key features tours for deep sea fishing, dolphin watching and sailing. Other leisure attractions in the area include the Ellenton Ice and Sports Complex, the DaySpring Episcopal Conference Center and the Manatee River. The Ellenton Ice and Sports Complex, located directly north of the Ellenton Premium Outlets Property, is comprised of two ice rinks, indoor soccer fields and a fitness center.

The Ellenton Premium Outlets Property is the only comparable outlet center within a 57.0-mile radius. A Tampa Premium Outlets recently opened in October 2015 and is also owned by the sponsor. Intercept studies conducted by the sponsor have revealed that the Ellenton Premium Outlets Property mainly draws its shoppers from vacationers visiting the Siesta Key and Lido Key beaches.

According to a third party market research report, the estimated 2015 population within a three-, five- and 10-mile radius around the Ellenton Premium Outlets Property is 33,381, 100,496 and 314,197, respectively. The estimated 2015 average household income within a three-, five- and 10-mile radius around the Ellenton Premium Outlets Property is $60,955, $61,247 and $64,801, respectively.

The Ellenton Premium Outlets Property is located within the Manatee retail submarket. As of June 30, 2015, the retail properties within the submarket had an overall vacancy rate of 8.0% and an average asking annual lease rate of $13.08 PSF. According to a third party market research report, the submarket contains 1,545 buildings accounting for approximately 18.2 million SF of retail space.

A-3-70

MSCI 2016-UBS9	Ellenton Premium Outlets

The following table presents leasing data at certain retail competitive properties with respect to the Ellenton Premium Outlets Property:

Competitive Property Summary(1)
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Tenants	Distance to Subject (mi.)
Ellenton Premium Outlets Property	Outlet Center	1991/N/A	476,481(2)	99.3%(2)	V.F. Factory Outlet, Saks Fifth Avenue OFF 5TH	N/A
DeSoto Square	Regional Center	1973/N/A	696,000	74.0%	JC Penney, Sears, Hudson’s Furniture	8.5
Mall at University Town Center	Super Regional Center/Mall	2014/N/A	880,000	96.0%	Dillard’s, Macy’s, Saks Fifth Avenue	13.0
Tyrone Square	Super Regional Center/Mall	1972/1998	1,124,600	94.0%	Dillard’s, JC Penney, Macy’s, Sears	30.0
Brandon Town Center	Super Regional Center/Mall	1995/2007	1,151,258	96.0%	Dillard’s, JC Penney, Macy’s, Sears, Dick’s Sporting Goods	34.0
International Plaza	Super Regional Center/Mall	2001/2015	1,295,548	90.0%	Dillard’s, Neiman Marcus, Nordstrom	88.0
Orlando Premium Outlets	Outlet Center	2000/N/A	550,000	99.0%	Polo Ralph Lauren, Nike, Saks Fifth Avenue OFF 5TH	98.0
Gulf Coast Town Center	Regional Center	2005/N/A	1,651,000	94.0%	Bass Pro Outdoor World, Belk, Dick’s Sporting Goods, Costco, Target	99.0
Miromar Outlets	Outlet Center	1998/2015	954,900	99.0%	Bloomingdale’s Outlet, Neiman Marcus Last Call	104.0
Orlando Premium Outlets - Int’l Dr.	Outlet Center	1989/2007	775,000	98.0%	Neiman Marcus Last Call, Nike, Saks Fifth Avenue OFF 5TH, Reebok	105.0
Sanibel Outlet Center	Outlet Center	1993/N/A	177,349	89.0%	Nike, Polo Ralph Lauren	108.0
Total/Wtd. Avg.(3)			9,255,655	94.0%

Source: Appraisal

(1)	Tampa Premium Outlets recently opened in October 2015, after the appraisal was completed, and therefore is not included as a competitive property for the Ellenton Premium Outlets Property.

(2)	Information is based on the underwritten rent roll.

(3)	Total/Wtd. Avg. excludes the Ellenton Premium Outlets Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Ellenton Premium Outlets Property:

Cash Flow Analysis
	2012	2013	2014	12/31/2015 TTM	UW	UW PSF
Base Rent(1)	$15,792,937	$16,660,394	$17,590,662	$17,934,233	$18,891,012	$39.65
Total Recoveries	$5,762,640	$6,362,733	$7,068,590	$7,214,559	$7,705,718	$16.17
Other Income	$489,955	$495,302	$599,560	$624,317	$624,317	$1.31
Less Vacancy	$79,744	($15,184)	($32,932)	($26,166)	($1,329,837)	($2.79)
Effective Gross Income	$22,125,276	$23,503,245	$25,225,880	$25,746,943	$25,891,211	$54.34
Total Operating Expenses	$5,603,067	$5,917,654	$6,055,800	$5,849,702	$6,264,689	$13.15
Net Operating Income	$16,522,209	$17,585,591	$19,170,080	$19,897,241	$19,626,522	$41.19
Capital Expenditures	$0	$0	$0	$0	$138,179	$0.29
TI/LC	$0	$0	$0	$0	$507,107	$1.06
Net Cash Flow	$16,522,209	$17,585,591	$19,170,080	$19,897,241	$18,981,235	$39.84

Occupancy %	99.0%	99.2%	98.8%	98.6%	99.3%
NOI DSCR	2.13x	2.27x	2.47x	2.56x	2.53x
NCF DSCR	2.13x	2.27x	2.47x	2.56x	2.45x
NOI Debt Yield	9.3%	9.9%	10.8%	11.2%	11.0%
NCF Debt Yield	9.3%	9.9%	10.8%	11.2%	10.7%

(1)	UW Base Rent is net of actual vacancy and includes approximately $25,848 of straight line contractual rent increases through July 2022 for the Coach space, approximately $23,169 of straight line contractual rent increases through January 2015 for the V.F. Factory Outlet space, approximately $16,777 of straight line contractual rent increases through June 2021 for the Vans Outlet space, approximately $4,015 of straight line contractual rent increases through January 2020 for the Hershey’s Ice Cream space, and approximately $426,761 of additional contractual rent steps effective December 31, 2016.

A-3-71

MSCI 2016-UBS9	Ellenton Premium Outlets

Escrows and Reserves. During the continuance of a Cash Sweep Period (as defined below), the Ellenton Premium Outlets Borrower is required to escrow monthly (i) 1/12 of the estimated annual real estate taxes, (ii) 1/12 of the annual estimated insurance premiums, (iii) $7,941 for replacement reserves provided that such monthly deposits are not required if the funds on deposit in such replacement reserve account exceed $285,892 and (iv) $59,561 for TI/LC reserves provided that such monthly deposits are not required if the funds on deposit in such TI/LC reserve account exceed $1,429,461.

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) a bankruptcy action involving the Ellenton Premium Outlets guarantors or property manager, or (iii) the DSCR based on the preceding four calendar quarters falling below 1.40x for two consecutive calendar quarters. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default, in regard to clause (ii) above, the filing is discharged, stayed, or dismissed and lender’s determination that such filing does not materially affect the Ellenton Premium Outlets Borrower’s, guarantor’s, or property manager’s monetary obligations, or in regard to clause (iii) above, upon the date the DSCR based on the preceding four calendar quarters is greater than or equal to 1.40x for two consecutive calendar quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Ellenton Premium Outlets Whole Loan. The Ellenton Premium Outlets Whole Loan has springing cash management (i.e., the Ellenton Premium Outlets Whole Loan has cash management only after the initial occurrence and during the continuance of a Cash Sweep Period). During the continuance of a Cash Sweep Period for the Ellenton Premium Outlets Whole Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Ellenton Premium Outlets Whole Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred or is continuing, to the Ellenton Premium Outlets Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Ellenton Premium Outlets Borrower in connection with the operation and maintenance of the Ellenton Premium Outlets Property reasonably approved by the lender, and to disburse the remainder to the Ellenton Premium Outlets Borrower (or, during the continuance of a Cash Sweep Period, to an account to be held by the lender as additional security for the Ellenton Premium Outlets Whole Loan).

Additional Secured Indebtedness (not including trade debts). The Ellenton Premium Outlets Property also secures the Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $139,200,000. The Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan is included in the MSCI 2016-UBS8 and MSBAM 2016-C28 securitizations. The promissory notes evidencing the Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan accrue interest at the same rate as the Ellenton Premium Outlets Mortgage Loan. The Ellenton Premium Outlets Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan. The holders of the Ellenton Premium Outlets Mortgage Loan and the Ellenton Premium Outlets Non-Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Ellenton Premium Outlets Whole Loan. The Ellenton Premium Outlets Whole Loan is being serviced pursuant to the pooling and servicing agreement for the MSCI 2015-UBS8 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Ellenton Premium Outlets Whole Loan” and “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Ellenton Premium Outlets Borrower without the consent of the lender may (i) make transfers of immaterial or non-income producing portions of the Ellenton Premium Outlets Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Ellenton Premium Outlets Property, including, without limitation, portions of the Ellenton Premium Outlets Property’s “ring road,” for dedication or public use, (ii) make transfers of non-income producing portions of the Ellenton Premium Outlets Property, including portions of the Ellenton Premium Outlets Property’s “ring road” (by sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the Ellenton Premium Outlets Borrower, including, owners of out parcels and department store pads, pads for office buildings, hotels or other properties and (iii) dedicate portions of the Ellenton Premium Outlets Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes.

Terrorism Insurance. The Ellenton Premium Outlets Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 18 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Ellenton Premium Outlets Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

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A-3-73

MSCI 2016-UBS9	Gateway Plaza

Mortgage Loan No. 9 – Gateway Plaza

A-3-74

MSCI 2016-UBS9	Gateway Plaza

Mortgage Loan No. 9 – Gateway Plaza

GATEWAY PLAZA

19
Mechanical
18
CCA Industries, Inc.
25,707 SF
9/2030
17
McGuireWoods LLP
25,623 SF
8/2030
16
McGuireWoods LLP
25,623 SF
8/2030
15
McGuireWoods LLP
25,623 SF
8/2030
14
McGuireWoods LLP
25,623 SF
8/2030
13
McGuireWoods LLP
25,623 SF
8/2030
12
McGuireWoods LLP
25,623 SF
8/2030
11
McGuireWoods LLP
25,623 SF
8/2030
10
McGuireWoods LLP
25,623 SF
8/2030
9
Vacant
25,725 SF
8
Vacant
25,725 SF
7
TowneBank
13,705 SF
3/2031
McGuireWoods LLP
11,928 SF
8/2030
6
Garage Parking
5
Garage Parking
4
Garage Parking
3
Garage Parking
2
Garage Parking
1
TowneBank
9,657 SF
3/2031
TowneBank
2,685 SF
3/2031
Lobby
McGuireWoods LLP (storage)
7,625 SF 8/2030
Potbelly's
2,568 SF
4/2026
VACANT
BUILDING
2026
2030
2031

A-3-75

MSCI 2016-UBS9	Gateway Plaza

Mortgage Loan No. 9 – Gateway Plaza

Gateway Plaza
800 East Canal Street
Richmond, VA 23219
RICHMOND
Downtown
Washington, DC
104 miles
Richmond International Raceway
Richmond Intl. Airport
6 miles
HENRICO COUNTY
West End
Museum District
Carytown
Fan District
Carver
Northside
East Highland Park
Union Hill
Church Hill
East End
Shockoe Bottom
Blackwell
Manchester
Richmond Tech Center
The Diamond
Children's Museum of Richmond
Science Museum of Virginia
Virginia Historical Society
Virginia Museum of Fine Arts
Virginia Union University
Virginia Commonwealth University
Battery Park
Greater Richmond Convention Ctr.
Richmond Coliseum
Richmond CenterStage
Library of VA
VCU/ Medical Coll. of VA
VCU Medical Center
City Hall
State Capitol
Governor's Mansion
James Monroe Bldg.
RICHMOND MAIN STREET AMTRAK
Edgar Allen Poe Museum
Virginia Holocaust Museum
Virginia War Memorial Carillon
Dogwood Dell Amphitheater
William Byrd Park
Maymont Park
Hollywood Cemetery
Riverview Cemetery
Mount Calvary Cemetery
Belle Isle
James River
Chimborazo Park
Gillies Creek Park
Ancarrow's Landing
Maury Cemetery
AMTRAK
Downtown Expwy
Laburnum Ave
Brookland Pkwy
Brook Rd
Chamberlayne Ave
North Ave
Meadowbridge Rd
Dill Ave
Hermitage Rd
Jacque St
Westmoreland St
Monument Ave
Hamilton St
Malvern Ave
Patterson Ave
Grove Ave
Ellwood Ave
Cary St
Boulevard
Robinson St
Meadow St
Allen Ave
McCloy St
Idlewood Ave
W. Broad St
Lombardy St
Leigh St
Franklin St
Belvidere St
E. Main St
S. 1st St
N. 5th St
4th Ave
Magnolia St
Fairfield Ave
Fairmount Ave
9 Mile Rd
Venable St
Q St
N. 25th St
E. Broad St
E. Main St
Williamsburg Ave
Tredegar St
S. 14th St
Commerce Rd
E. 4th St
Bainbridge St
Hull St
Maury St
E. Main St
250
195
64
95
1
301
161
6
147
76
60
360
5
WEST VIRGINIA
BALTIMORE
WASHINGTON DC
MARYLAND
VIRGINIA
DEL.
NJ
RICHMOND
NORFOLK
VIRGINIA BEACH
NORTH CAROLINA
Chesapeake Bay
Atlantic Ocean
Frederick
Towson
Winchester
Leesburg
Columbia
Rockville
Dover
Front Royal
Arlington
Annapolis
Alexandria
St. Charles
Cambridge
Harrisonburg
Culpeper
Salisbury
Staunton
Fredericksburg
Lexington Park
Waynesboro
Charlottesville
Laurel
Glen Allen
Mechanicsville
Tuckahoe
Lynchburg
Chester
Hopewell
Williamsburg
Petersburg
Newport News
Hampton
Portsmouth
Chesapeake
Suffolk
South Boston

A-3-76

MSCI 2016-UBS9	Gateway Plaza

Mortgage Loan No. 9 – Gateway Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$28,000,000			Location:	Richmond, VA 23219
Cut-off Date Balance(1):	$28,000,000			General Property Type:	Office
% of Initial Pool Balance:	4.2%			Detailed Property Type:	CBD
Loan Purpose:	Acquisition			Title Vesting(5):	Fee
Sponsor:	Lexington Realty Trust			Year Built/Renovated:	2015/N/A
Mortgage Rate:	5.1910%			Size:	330,309 SF
Note Date:	2/4/2016			Cut-off Date Balance per Unit(1):	$174
First Payment Date:	3/6/2016			Maturity Date Balance per Unit(1):	$161
Maturity Date:	2/6/2031			Property Manager:	Colliers International Real Estate Management Services (VA), LLC
Original Term to Maturity:	180 months
Original Amortization Term:	360 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$7,935,258
Prepayment Provisions(2):	LO (25); DEF (130); O (25)			UW NOI Debt Yield(1):	13.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	14.9%
Additional Debt Type(3):	Pari Passu			UW NCF DSCR(1):	2.48x (IO) 1.98x (P&I)
Additional Debt Balance(3):	$29,500,000			Most Recent NOI(6):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(6):	N/A
Reserves(4)				3rd Most Recent NOI(6):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy(7):	84.4% (1/7/2016)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy(6):	N/A
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(6):	N/A
Recurring Replacements:	$0	Springing	N/A	Appraised Value (as of):	$123,000,000 (12/30/2015)
TI/LC:	$0	Springing	$10,250,000	Cut-off Date LTV Ratio(1):	46.7%
Other:	$2,066,759	Springing	Springing	Maturity Date LTV Ratio(1):	43.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$57,500,000	51.4%	Purchase Price(8):	$108,772,730	97.3%
Borrower Equity(8):	$54,263,972	48.6%	Reserves:	$2,066,759	1.8%
			Closing Costs:	$924,483	0.8%
Total Sources:	$111,763,972	100.0%	Total Uses:	$111,763,972	100.0%

(1)	The Gateway Plaza Mortgage Loan is part of the Gateway Plaza Whole Loan, which is comprised of three pari passu promissory notes with an aggregate principal balance of $57,500,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Gateway Plaza Whole Loan.

(2)	Defeasance is permitted at any time on or after the end of the two-year period commencing on the closing date of the securitization of the last Gateway Plaza promissory note to be securitized.

(3)	See “—The Mortgage Loan” and “—Additional Secured Indebtedness (not including trade debt)” below for further discussion of additional debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(5)	See “—The Mortgage Loan” and “—The Property” below for further discussion of collateral for the Gateway Plaza Mortgage Loan.

(6)	The Gateway Plaza Property was completed in August 2015 and acquired by the Gateway Plaza Borrower in December 2015. Historical operating and occupancy information are not available.

(7)	TowneBank (26,047 SF) and Potbelly’s (2,568 SF) are in the process of building out their spaces and are expected to begin paying rent in March 2016 and May 2016, respectively.

(8)	See “—The Mortgage Loan” below for further discussion of borrower equity and earn-out proceeds as a part of the purchase agreement relating to the acquisition of the Gateway Plaza Property.

The Mortgage Loan. The ninth largest mortgage loan (the “Gateway Plaza Mortgage Loan”) is part of a whole loan (the “Gateway Plaza Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $57,500,000, all of which are secured by a first priority fee and leasehold mortgage encumbering an 18-story office building in Richmond, Virginia, totaling 330,309 SF (other than a portion of the in-building parking garage which is owned as a leasehold condominium unit by the City of Richmond) (the “Gateway Plaza Property”). Promissory Note A-1, in the original principal amount of $28,000,000, represents the Gateway Plaza Mortgage Loan. Promissory Notes A-2 and A-3 in the aggregate original principal amount of $29,500,000 (the “Gateway Plaza Serviced Companion Loan”), are expected to be held by UBS Real Estate Securities Inc., or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The Gateway Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The Gateway Plaza Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the Gateway Plaza Whole Loan, along with approximately $54.3 million of borrower equity, were used to purchase the Gateway Plaza Property for a purchase price of approximately $108.8 million, fund reserves and pay closing costs. As a part of the development of the Gateway Plaza Property, a construction loan was provided by an affiliate of the Gateway Plaza Sponsor (as defined below) that had a remaining balance of approximately $58.1 million at loan closing, and was paid off in its entirety from the proceeds of the Gateway Plaza Whole Loan. As part of the purchase

A-3-77

MSCI 2016-UBS9	Gateway Plaza

agreement, the sellers of the Gateway Plaza Property, CRG – Richmond, LLC and CRG – Richmond Tenant, LLC (collectively, the “Gateway Plaza Seller”) are required to pay rent to the Gateway Plaza Borrower under a two-year master lease for 80,065 SF of vacant space(including the TowneBank and Potbelly’s spaces until their respective lease rent commencement dates), subject to the Gateway Plaza Seller’s right to require the Gateway Plaza Borrower to enter into leases with third parties which satisfy certain parameters, at which point such vacant space is released from the master lease, and the Gateway Plaza Sponsor is required to pay the Gateway Plaza Seller any additional earn-out proceeds upon lease up of any vacant space until September 2017. The purchase price of approximately $108.8 million includes approximately $4.2 million of proceeds related to the earn-out purchase price upon rent commencement of the executed TowneBank and Potbelly’s leases.

The Borrower and the Sponsor. The borrowers are Lex Richmond L.P. (the “Gateway Plaza Fee Borrower”) and Lex Richmond Tenant L.P. (the “Gateway Plaza Leasehold Borrower” and collectively with the Gateway Plaza Fee Borrower, the “Gateway Plaza Borrower”), each a single-purpose Delaware limited partnership structured to be bankruptcy-remote, with two independent directors. The sponsor and the nonrecourse carve-out guarantor of the Gateway Plaza Whole Loan is Lexington Realty Trust (the “Gateway Plaza Sponsor”). Headquartered in New York, New York, Lexington Realty Trust (NYSE: LXP) (Fitch/Moody’s/S&P: BBB/Baa2/BB+) is a publicly traded real estate investment trust with a portfolio of equity and debt investments in single-tenant properties and land. It has over 40 years of experience in the acquisition and development of build-to-suit properties and offers financing alternatives to corporations through sale-leasebacks and mortgage, mezzanine, and construction financing. As of September 30, 2015, Lexington Realty Trust had ownership interests in approximately 215 consolidated real estate properties totaling approximately 41.7 million SF located in 40 states. For the fiscal year ended December 31, 2014, it reported net income of $97.5 million on $424.4 million of total gross revenues and shareholders’ equity of approximately $1.5 billion.

The Property. The Gateway Plaza Property is an 18-story, 330,309 SF Class A office building located in the central business district (“CBD”) of Richmond, Virginia. The office building also includes an in-building five-story parking garage featuring 511 parking spaces, 310 of which are part of the City of Richmond Leasehold Condominium Unit (as defined below) and are not included in the collateral (1.55 per 1,000 SF, including the non-collateral parking spaces). The Gateway Plaza Fee Borrower owns the fee interest in the Gateway Plaza Property and has ground leased such fee interest to the Gateway Plaza Leasehold Borrower pursuant to a ground lease expiring in August 2088 (the “Gateway Plaza Ground Lease”). The leasehold interest under the Gateway Plaza Ground Lease is subject to a condominium regime, consisting of two leasehold condominium units, one of which is comprised of the public portion of the in-building parking garage, consisting of 310 spaces, which leasehold condominium unit is owned by the City of Richmond (the “City of Richmond Leasehold Condominium Unit”), and the other of which is comprised of the remainder of the Gateway Plaza Property, and is owned by the Gateway Plaza Leasehold Borrower (the “Gateway Plaza Borrower Leasehold Condominium Unit”). The collateral subject to the Gateway Plaza Whole Loan includes (i) the fee interest of the Gateway Plaza Fee Borrower, (ii) the leasehold interest of the Gateway Plaza Leasehold Borrower (subject to the City of Richmond Leasehold Condominium Unit), and (iii) the Gateway Plaza Borrower Leasehold Condominium Unit. The Gateway Plaza Property consists of 307,774 SF of office space, 14,910 SF of retail space, 7,625 SF of storage space, and 201 parking spaces. The Gateway Plaza Property is currently 84.4% occupied as of January 7, 2016 by four tenants, including TowneBank and Potbelly’s. TowneBank (26,047 SF) and Potbelly’s (2,568 SF) are in the process of building out their spaces and are expected to begin paying rent in March 2016 and May 2016, respectively. Underwritten rent for the executed TowneBank and Potbelly’s leases was escrowed for the period between loan origination and the respective lease rent commencement dates.

The Gateway Plaza Property was completed in August 2015. It features unobstructed panoramic views of downtown Richmond and the James River, state-of-the-art operating systems, floor-to-ceiling glass windows, and has applied for LEED Gold Status and Energy Star labels. Valet parking, car wash services, car concierge services, bicycle lockers, dry cleaning and shoe and leather repair services are also provided to tenants and visitors.

The Gateway Plaza Property is located three blocks south of the Virginia State Capitol, eight blocks west of the Richmond Main Street Station, which is served by Amtrak and Richmond’s city transit bus services, and near the intersection of Interstate 95 and Interstate 64 in downtown Richmond, which provides for access to nearby amenities including Gambles Hill Park, as well as restaurants and shops. The Gateway Plaza Property is a 15-minute drive from Interstate 295, which provides access to the suburbs of Richmond. Richmond International Airport, which served approximately 3.5 million passengers in 2015, is located approximately 11 miles southeast of the Gateway Plaza Property.

Major Tenants.

McGuireWoods LLP (224,537 SF, 68.0% NRA; 82.2% of underwritten rent). McGuireWoods LLP (“McGuireWoods”) is a Richmond, Virginia based law firm founded in 1834 by a former private secretary to U.S. President James Monroe. The firm has over 1,000 attorneys serving business and corporate clients, operates in 21 offices across the United States, London, and Brussels, and collaborates with firms in Europe, Asia, South America and the Middle East. According to the National Law Journal’s 2015 NLJ 350 ranking of firms based on size, McGuireWoods is the 28th largest firm in the United States. With a reported $620.0 million in gross revenue in 2014, the firm placed 57th on The American Lawyer’s 2015 Am Law 200 ranking. McGuireWoods utilizes the Gateway Plaza Property as its international headquarters and was the driving force behind the acquisition, construction, and development of the Gateway Plaza Property. The firm leases floors seven and 10 through 17 under a 15-year lease that commenced in September 2015 and expires in August 2030. The firm leases 204,984 SF (floors 10 through 17) for a current contractual rent of $28.46 PSF, 11,928 SF of office space on the seventh floor for a current contractual rent of $17.00 PSF and 7,625 SF of storage space on the first floor for $18.50 PSF. McGuireWoods has two five-year renewal options upon lease expiration at 95% of fair market rent, two expansion options to include the entire 9th floor or 8th floor (provided, that if the tenant does not exercise the first expansion option, the second option shall be for the 9th floor only) to commence on the 5th and 10th anniversaries of the lease commencement, respectively, and two contraction options to reduce occupancy by one or two floors (but not more than two in the aggregate) to occur on the 7th (9/1/2022) and 11th (9/1/2026) anniversaries of the lease commencement.

TowneBank (26,047 SF, 7.9% NRA; 8.6% of underwritten rent). Headquartered in Portsmouth, Virginia, TowneBank (NASDAQ: TOWN) is a community bank that offers a full range of banking services as a residential mortgage, real estate, insurance, investment and asset management. The company operates 37 offices throughout Virginia and North Carolina and as of December 31, 2015, TowneBank reported $6.3 billion in assets and $4.5 billion in loans. For the fiscal year ending December 31, 2014, TowneBank reported total revenue of approximately $242.5 million, an increase of 3.4% from 2013 net revenue of approximately $234.4 million. Fiscal 2014 net income totaled approximately $42.2 million, an increase of 1.0% year-over-year. TowneBank reported total assets of approximately $5.0 billion and shareholders’ equity of approximately $608.9 million. TowneBank leases 13,705 SF of office space at a current contractual rent of $22.84 PSF and 12,342 SF of retail space at a current blended contractual rent of $26.80 PSF. It is currently in the process of building out its space and is expected to begin paying rent in March 2016. With a lease expiration in March 2031, TowneBank has five five-year renewal options upon lease expiration at 102.5% of the base rent during the last lease year of the lease term immediately preceding the extension term and will increase by 2.5% annually.

A-3-78

MSCI 2016-UBS9	Gateway Plaza

The following table presents certain information relating to the leases at the Gateway Plaza Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration
Major Tenants
McGuireWoods LLP(3)	NR/NR/NR	224,537	68.0%	$6,332,126	82.2%	$28.20	8/31/2030
TowneBank(4)	NR/NR/NR	26,047	7.9%	$659,855	8.6%	$25.33	3/31/2031
CCA Industries, Inc.(5)	NR/NR/NR	25,707	7.8%	$633,420	8.2%	$24.64	9/30/2030
Potbelly’s(4)	NR/NR/NR	2,568	0.8%	$76,013	1.0%	$29.60	4/30/2026
Subtotal/Wtd. Avg.		278,859	84.4%	$7,701,414	100.0%	$27.62

Vacant Space		51,450	15.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		330,309	100.0%	$7,701,414	100.0%	$27.62

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(3)	McGuireWoods has two contraction options that allow for space reduction by one or two floors to occur on 9/1/2022 and 9/1/2026 with 12 months’ notice. If McGuireWoods exercises its first option to contract, it will pay a contraction payment equal to $140.57 PSF of reduced space and if McGuireWoods exercises its second option to contract, it will pay a contraction payment equal to $95.89 PSF of the reduced space.

(4)	Underwritten rents for the executed TowneBank and Potbelly’s leases were escrowed for the period between loan origination and March 2016 and May 2016, respectively.

(5)	CCA Industries, Inc. currently subleases 6,970 SF to Belk Consulting Group, Inc.

The following table presents certain information relating to the lease rollover schedule at the Gateway Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2016	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	1	2,568	$29.60	0.8%	0.8%	$76,013	1.0%	1.0%
2027 & Beyond	7	276,291	$27.60	83.6%	84.4%	$7,625,401	99.0%	100.0%
Vacant	0	51,450	$0.00	15.6%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	8	330,309	$27.62	100.0%		$7,701,414	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Gateway Plaza Property is a Class A property located in Richmond’s CBD office submarket. According to the appraisal, Richmond’s CBD office submarket is comprised of Class A, B, and C office buildings. Fueled by low demand for Class C office spaces, historic tax credits and city real estate tax abatements over the past 20 years, many Class C office spaces and older industrial buildings have been redeveloped and converted to mixed use properties. Many Class B office spaces are being refurbished to keep existing tenants. Class A office spaces have the lowest vacancies in the submarket and due to limited vacant land sites and high construction costs, additional Class A office supply in the CBD is limited.

The estimated 2015 population within a one-, three- and five-mile radius of the Gateway Plaza Property is 14,784, 124,254 and 248,047, respectively, according to a third party market research report. The population within a one-, three- and five-mile radius is projected to increase annually by 2.39%, 1.28% and 1.18%, respectively, through 2020, according to a third party market research report. The 2015 average household income within a one-, three- and five-mile radius of the Gateway Plaza Property is estimated to be to be $44,829, $48,572 and $54,904, respectively.

According to a third party source, the CBD Class A office submarket in Richmond, Virginia totals approximately 5.4 million SF with an average rental rate as of 3Q 2015 of $24.37 PSF and vacancy rate of 13.5%. As of 3Q 2015, the Richmond CBD office market consists of 10.9 million SF with a vacancy rate of 14.5% and average rental rate of $21.46 PSF. The larger Richmond office market consists of 153 Class A buildings totaling approximately 20.6 million SF of office space. According to the appraisal, the Gateway Plaza Property’s competitive set, consisting of six Class A office properties totaling approximately 2.1 million SF, exhibits a vacancy rate of 7.2%.

A-3-79

MSCI 2016-UBS9	Gateway Plaza

The following table presents leasing data at certain office competitive properties with respect to the Gateway Plaza Property:

Competitive Property Summary
Comparable Name	Address	Asking Rent PSF(1)	Year Built	Size (SF)	Class	Total Occupancy
Gateway Plaza Property	800 East Canal Street	$27.62(2)	2015	330,309(2)	A	84.4%(2)
Williams Mullen	200 S 10th Street	$23.65-$42.65	2010	205,698	A	98.6%
MeadeWestVaco	501 South Fifth Street	$32.42	2008	310,950	A	100.0%
Riverfront Plaza	901 E Byrd Street	$22.00-$32.00	1990	486,970	A	81.0%
Riverside on the James	1001 Haxall Point	$25.50-$34.34	2005	263,132	A	98.0%
SunTrust Building	919 E Main Street	$19.00-$26.00	1982	454,640	A	92.0%
Two James Center	1021 E. Cary Street	$19.00-$25.00	1986	334,200	A	97.0%
Range/Wtd. Avg./Total(3)		$19.00-$42.65		2,055,590		92.8%

Source: Appraisal

(1)	Wtd. Avg. Asking Rent PSF excludes vacant space at the Gateway Plaza Property.

(2)	Information is based on the underwritten rent roll.

(3)	Range/Wtd. Avg./Total excludes the Gateway Plaza Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Gateway Plaza Property:

Cash Flow Analysis(1)
	2012	2013	2014	Budget	UW	UW PSF
Base Rent(2)	N/A	N/A	N/A	$7,540,288	$8,936,214	$27.05
Total Recoveries	N/A	N/A	N/A	$2,950,706	$3,466,651	$10.50
Other Income(3)	N/A	N/A	N/A	$722,218	$773,340	$2.34
Less Vacancy & Credit Loss	N/A	N/A	N/A	$0	($1,774,884)	($5.37)
Effective Gross Income	N/A	N/A	N/A	$11,213,212	$11,401,321	$34.52
Total Operating Expenses	N/A	N/A	N/A	$2,777,251	$3,466,063	$10.49
Net Operating Income	N/A	N/A	N/A	$8,435,961	$7,935,258	$24.02
Capital Expenditures	N/A	N/A	N/A	$0	$49,546	$0.15
TI/LC	N/A	N/A	N/A	$0	$388,168	$1.18
Net Cash Flow	N/A	N/A	N/A	$8,435,961	$7,497,543	$22.70

Occupancy %	N/A	N/A	N/A	84.4%	84.4%
NOI DSCR	N/A	N/A	N/A	2.23x	2.10x
NCF DSCR	N/A	N/A	N/A	2.23x	1.98x
NOI Debt Yield	N/A	N/A	N/A	14.7%	13.8%
NCF Debt Yield	N/A	N/A	N/A	14.7%	13.0%

(1)	The Gateway Plaza Property was completed in August 2015 and acquired by the Gateway Plaza Borrower in December 2015. Historical operating and occupancy information are not available.

(2)	UW Base Rent includes $170,536 of additional contractual rent steps through March 2, 2017.

(3)	Other Income includes parking income from 183 tenant-reserved spaces ($362,340) and ground lease rent ($411,000) from the City of Richmond.

Escrows and Reserves. The Gateway Plaza Borrower deposited in escrow at loan origination $62,898 for underwritten rent attributable to the executed TowneBank and Potbelly’s leases for the period prior to their rent commencement dates and $2,003,861 for outstanding tenant improvement costs attributable to its four tenants. Upon a Cash Management Trigger Event (as defined below), the Gateway Plaza Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums. During the continuance of a Cash Management Trigger Event or the failure by the Gateway Plaza Borrower to maintain the Gateway Plaza Property as required by the Gateway Plaza Whole Loan documents, the Gateway Plaza Borrower is required to escrow monthly $5,015 for capital expenditures. During the continuance of a Cash Management Trigger Event (other than a Cash Management Trigger Event consisting of a Material Tenant Trigger Event) or if less than 70% of the office and retail component is leased, the Gateway Plaza Borrower is required to escrow monthly $27,526 for TI/LC reserves, provided that such monthly deposits are not required if the funds on deposit in such TI/LC reserve exceed $10,250,000. During a Material Tenant Trigger Event (as defined below), all excess cash flow is required to be deposited into a reserve (the “Material Tenant Rollover Reserve”), provided, however, if no Material Tenant Trigger Event has occurred other than the Material Tenant Trigger Event of the type set forth in clause (iv) of the definition below with respect to one Material Tenant (as defined below), then only 50% of all excess cash flow is required to be deposited into the Material Tenant Rollover Reserve. No payments are required to be deposited into the Material Tenant Rollover Reserve if the amount on deposit is equal to $45.00 PSF of the vacant space (or portion of the space failing to satisfy leasing conditions) of such Material Tenant. So long as no event of default exists, funds held in the Material Tenant Rollover Reserve will be released to fund tenant improvements and/or leasing commissions incurred with respect to the releasing of such Material Tenant space.

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the Gateway Plaza Borrower, guarantor or property manager that is an affiliate of the Gateway Plaza Borrower, (iii) the debt service coverage ratio (as calculated in the loan documents) falling below (a) 1.20x or (b) 1.25x, if the McGuireWoods lease is no longer in full force and effect, (iv) a Material Tenant Trigger Event, or (v) any indictment for fraud or misappropriation of funds by the Gateway Plaza Borrower, the guarantor, or the property manager or any director or officer of the Gateway Plaza Borrower, the guarantor, or the property manager, subject to certain exceptions. A Cash Management Trigger Event will end, (a) with respect to

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MSCI 2016-UBS9	Gateway Plaza

clause (i) above, upon the cure of such event of default and acceptance of such cure by lender, (b) with respect to an involuntary action of clause (ii) above, upon the filing being discharged, stayed or dismissed within 60 days for the Gateway Plaza Borrower or guarantor and 120 days for the property manager and lender determination that such filing does not materially affect the Gateway Plaza Borrower’s, guarantor’s or property manager’s monetary obligations, (c) with respect to clause (iii) above, upon the date the debt service coverage ratio is greater than 1.25x for two consecutive quarters, (d) with respect to clause (iv) above, the Major Tenant Trigger Event is cured in accordance with the loan documents, and (d) with respect to clause (v) above, as applicable, the Gateway Plaza Borrower or guarantor remove and replace the indicted director or officer of the Gateway Plaza Borrower or guarantor or the Gateway Plaza Borrower replaces the property manager with a qualified property manager.

A “Material Tenant Trigger Event” will occur upon (i) a Material Tenant failing to extend or renew its lease upon the terms set forth in the Material Tenant’s lease, (ii) a Material Tenant giving written notice of its intention to terminate or cancel its lease, (iii) a Material Tenant terminating its lease, (iv) a Material Tenant “goes dark” or vacates its space at the Gateway Plaza Property, (v) an event of default under a Material Tenant lease, or (vi) any bankruptcy action of a Material Tenant.

A “Material Tenant” means (i) McGuireWoods or (ii) any lease, either individually or combined with its affiliate leases and assuming the exercise of all expansion rights, that covers (a) 65% or more of the total rentable square footage at the Gateway Plaza Property or (b) 65% or more of the total in place base rent at the Gateway Plaza Property.

Lockbox and Cash Management. The Gateway Plaza Whole Loan provides for a hard lockbox (i.e., at loan closing, the Gateway Plaza Borrower has agreed to establish and maintain a hard lockbox and thereafter maintain such hard lockbox throughout the term of the Gateway Plaza Whole Loan). The Gateway Plaza Whole Loan has springing cash management (i.e., the Gateway Plaza Whole Loan has cash management only after the initial occurrence and during the continuance of a Cash Management Trigger Event). During the continuance of a Cash Management Trigger Event for the Gateway Plaza Whole Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Gateway Plaza Whole Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse to the Gateway Plaza Borrower the monthly amount payable for operating expenses and referenced in the annual budget approved by the lender, and to disburse the remainder to the Gateway Plaza Borrower or, (x) during the continuance of a Cash Sweep Event Period (as defined below), to an account to be held by the lender as additional security for the Gateway Plaza Whole Loan or (y) following a Material Tenant Trigger Event (which has not been cured), to the Material Tenant Rollover Reserve.

A “Cash Sweep Event Period” will occur upon (i) an event of default, (ii) any bankruptcy action of the Gateway Plaza Borrower or guarantor, or (iii) the debt service coverage ratio (as calculated in the loan documents) falling below (a) 1.15x or (b) 1.25x, if the McGuireWoods lease is no longer in full force or effect. A Cash Sweep Event Period will end, (a) with respect to clause (i) above, upon the cure of such event of default and acceptance of such cure by lender, (b) with respect to an involuntary action of clause (ii) above, upon the filing being discharged, stayed or dismissed within 60 days for the Gateway Plaza Borrower or guarantor and lender determination that such filing does not materially affect the Gateway Plaza Borrower’s, guarantor’s monetary obligations, and (c) with respect to clause (iii) above, upon the date the debt service coverage ratio is greater than (x) 1.20x or (y) 1.25x, if the McGuireWoods lease is no longer in full force and effect, for two consecutive quarters.

Additional Secured Indebtedness (not including trade debts). The Gateway Plaza Property also secures the Gateway Plaza Serviced Companion Loan, with a Cut-off Date balance of $29,500,000. The Gateway Plaza Serviced Companion Loan is expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The promissory notes evidencing the Gateway Plaza Serviced Companion Loan accrue interest at the same rate as the Gateway Plaza Mortgage Loan. The Gateway Plaza Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Gateway Plaza Serviced Companion Loan. The holders of the Gateway Plaza Mortgage Loan and the Gateway Plaza Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Gateway Plaza Whole Loan. The Gateway Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans—The Gateway Plaza Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Mezzanine Loan. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Gateway Plaza Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Gateway Plaza Mortgage Loan documents.

A-3-81

MSCI 2016-UBS9	Hilton Garden Inn - Oxnard, CA

Mortgage Loan No. 10 – Hilton Garden Inn - Oxnard, CA

A-3-82

MSCI 2016-UBS9	Hilton Garden Inn - Oxnard, CA

Mortgage Loan No. 10 – Hilton Garden Inn - Oxnard, CA

Hilton Garden Inn - Oxnard, CA
2000 Solar Drive
Oxnard, CA 93036
VENTURA HILLS
SANTA SUSANA MTS.
Santa Paula
Santa Paula Airport
Mountain View Golf Course
Foothill Rd
Briggs Rd
Telegraph Rd
Santa Paula Fwy
Ojai Fwy
Arroyo Verden Park
Saticoy
Santa Barbara 30 miles
Downtown Ventura
Ventura County Medical Ctr.
Ventura College
Ventura County Government Center
Pacific View
Ventura County Fairgrounds
San Buenaventura State Beach
Pierpont Bay
Ventura
Telephone Rd Plaza Shopping Center
Bristol Rd
Santa Clara River
Vineyard Ave
Rose Ave
Los Angeles Ave
Saticoy Country Club
Santa Clara Ave
Las Posas Country Club
Sterling Hills Golf Club
Spanish Hills Country Club
Camarillo
Los Angeles 50 miles
EAST VENTURA
Olivas Park Dr
Olivas Park Golf Course
Harbor Blvd
The Collection at Riverpark
Martinez Shopping Center
Esplanade Shopping Center
River Ridge Golf Club
Market Place at Oxnard
Central Ave
Ventura Fwy
McGrath State Beach
Gonzales Rd
Shopping at the Rose
St. John's Regional Medical Ctr.
Camarillo Airport
Camarillo Town Center
Camarillo Premium Outlets
Pleasant Valley Rd
Victoria Ave
Oxnard Airport
OXNARD
5th St
METROLINK VENTURA COUNTY LINE
Wooley Rd
Pacific Ocean
Oxnard State Beach
Channel Islands Blvd
Centerpoint Mall
Rice Ave
Pleasant Valley Rd
VENTURA COUNTY
Las Posas Rd
Port Hueneme
US Navy Seabee Museum
Naval CBC Port Hueneme
J St
Saviers Rd
Oxnard College
Pacific Coast Hwy
Cal. State University - Channel Islands
Hueneme Rd
Port Hueneme Beach Park
Point Mugu Naval Air Station
John E. Clark Golf Course
Ventura County Game Resv.
Point Mugu State Park
Point Mugu
Santa Monica 35 miles
33
126
118
101
1
34
LOS PADRES NATIONAL FOREST
ANGELES NATIONAL FOREST
Ojai
Mira Monte
Santa Paula
Fillmore
Piru
Castaic
Valencia
Santa Clarita
Newhall
San Fernando
Ventura
Moorpark
Somis
Camarillo
Simi Valley
Oxnard
Port Hueneme
Thousand Oaks
Agoura Hills
Westlake Village
Calabasas
LOS ANGELES
Santa Monica
Pacific Ocean
El Segundo
Manhattan Beach
Torrance
Rancho Palos Verdes

A-3-83

MSCI 2016-UBS9	Hilton Garden Inn - Oxnard, CA

Mortgage Loan No. 10 – Hilton Garden Inn - Oxnard, CA

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$23,000,000			Location:	Oxnard, CA 93036
Cut-off Date Balance:	$22,946,097			General Property Type:	Hospitality
% of Initial Pool Balance:	3.4%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	T.M. Mian			Year Built/Renovated:	2005/2013
Mortgage Rate:	5.1450%			Size:	170 Rooms
Note Date:	12/3/2015			Cut-off Date Balance per Unit:	$134,977
First Payment Date:	2/1/2016			Maturity Date Balance per Unit:	$112,004
Maturity Date:	1/1/2026			Property Manager:	T.M. Mian & Associates, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$3,634,117
Seasoning:	2 months			UW NOI Debt Yield:	15.8%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity:	19.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.21x
Additional Debt Type:	N/A			Most Recent NOI:	$3,577,668 (12/31/2015)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,269,157 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,456,671 (12/31/2013)
Reserves(1)				Most Recent Occupancy:	71.6% (12/31/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	66.9% (12/31/2014)
RE Tax:	$60,968	$15,242	N/A	3rd Most Recent Occupancy:	60.5% (12/31/2013)
Insurance:	$64,459	$7,162	N/A	Appraised Value (as of):	$33,600,000 (10/28/2015)
Deferred Maintenance:	$3,125	$0	N/A	Cut-off Date LTV Ratio:	68.3%
Recurring Replacements:	$0	$25,784	N/A	Maturity Date LTV Ratio:	56.7%
Franchise Extension:	$0	$15,833	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,000,000	100.0%	Loan Payoff:	$10,148,665	44.1%
			Reserves:	$128,552	0.6%
			Closing Costs:	$321,562	1.4%
			Return of Equity:	$12,401,221	53.9%
Total Sources:	$23,000,000	100.0%	Total Uses:	$23,000,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The tenth largest mortgage loan (the “Hilton Garden Inn - Oxnard, CA Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,000,000 and secured by a first priority fee mortgage encumbering a full service hospitality property known as the Hilton Garden Inn - Oxnard, CA in Oxnard, California, (the “Hilton Garden Inn - Oxnard, CA Property”). The proceeds of the Hilton Garden Inn - Oxnard, CA Mortgage Loan were used to refinance a previous loan, fund upfront reserves, pay closing costs and return equity to the Hilton Garden Inn - Oxnard, CA Borrower.

The Borrower and the Sponsor. The borrower is Wyche Oak Park Apartments, Inc. d/b/a Hilton Garden Inn Oxnard/Camarillo (the “Hilton Garden Inn - Oxnard, CA Borrower”), a Texas corporation, with one independent director. Equity ownership in the Hilton Garden Inn – Oxnard, CA Borrower is held by T.M. Mian, the Hilton Garden Inn – Oxnard, CA Mortgage Loan sponsor and non-recourse carve-out guarantor.

T.M. Mian is the founder of T.M. Mian & Associates, Inc. and Mian Development Corporation, real estate firms specializing in property management, partnership ventures, residential and commercial real estate brokerage and residential and commercial development. T.M. Mian has ownership in three hotels in addition to the Hilton Garden Inn – Oxnard, CA Property, including the Homewood Suites by Hilton – Oxnard (adjacent to the Hilton Garden Inn – Oxnard, CA Property), Hilton Garden Inn – Calabasas and Sterling Hotel Dallas, as well as ownership in three office complexes in Texas.

The Property. The Hilton Garden Inn - Oxnard, CA Property consists of an eight story, 170-room full service hotel built on 2.71 acres. The guestroom configuration is comprised of five queen rooms, 57 queen/queen rooms, 106 king rooms, and two hospitality suites. Guestrooms feature flat panel televisions, work desks, high speed internet access, microwaves and refrigerators. Hotel features include a 60-seat restaurant and lounge serving breakfast, dinner and room service, 1,924 SF of meeting space, an outdoor pool and whirlpool, fitness room, 24-hour business center, market pantry, guest laundry, and 176 surface parking spaces.

A-3-84

MSCI 2016-UBS9	Hilton Garden Inn - Oxnard, CA

The Hilton Garden Inn - Oxnard, CA Property was built by the Hilton Garden Inn - Oxnard, CA Borrower in 2005 and in 2013 underwent renovations to the guestrooms, guest bathrooms, guest corridors, lobby, meeting space and pool at an approximate cost of $1,318,000 ($7,752/room). The Hilton Garden Inn - Oxnard, CA Borrower has a cost basis of approximately $16,046,000 in the Hilton Garden Inn - Oxnard, CA Property.

The Hilton Garden Inn - Oxnard, CA Property is currently subject to a franchise agreement with Hilton Inns, Inc. expiring May 22, 2025. By the date that is one year prior to the expiration date of the franchise agreement, the Hilton Garden Inn – Oxnard, CA Borrower is required to escrow $1,700,000 ($10,000/room) in a franchise extension reserve. See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Hilton Garden Inn - Oxnard, CA Property generates approximately 75% of its room nights from commercial demand, 20% from leisure demand, and 5% from meeting and group business.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Hilton Garden Inn - Oxnard, CA			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	59.3%	$102.20	$60.58	65.9%	$109.28	$72.01	111.2%	106.9%	118.9%
2011	60.8%	$101.48	$61.65	60.1%	$107.81	$64.80	98.9%	106.2%	105.1%
2012	60.7%	$103.84	$63.02	62.1%	$110.37	$68.53	102.3%	106.3%	108.8%
2013	64.6%	$102.92	$66.46	62.0%	$116.46	$72.20	96.0%	113.2%	108.6%
2014	71.5%	$108.73	$77.70	69.5%	$130.81	$90.85	97.2%	120.3%	116.9%
2015	72.0%	$120.33	$86.63	71.6%	$142.20	$101.79	99.4%	118.2%	117.5%

Source: Industry Report

(1)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Garden Inn-Oxford, CA Property are attributable to variances in reporting methodologies and/or timing differences.

The Market. The Hilton Garden Inn - Oxnard, CA Property is located at 2000 Solar Drive, Oxnard, CA, approximately 40 miles southeast of Santa Barbara off of U.S. Highway 101. Located within two miles of the Hilton Garden Inn - Oxnard, CA Property is St. John’s Regional Medical Center, the largest employer in the area, as well as several large corporations including Procter & Gamble, Northrop Grumman, Haas Automation, Parker-Hannifin Corporation and Seminis. Within seven miles of the Hilton Garden Inn - Oxnard, CA Property is the Naval Base Ventura County and Port of Hueneme.

Oxnard is the largest city in Ventura County known for its primary industry of agriculture, producing annual gross sales estimated at $2.1 billion, and is home to the Naval Base of Ventura County which employs more than 20,000 military and civilian personnel with base operations of more than 80 military commands. Oxnard also draws tourists to its beaches, the Channel Islands National Park, and to its annually held Ventura County Fair and Strawberry Festival, each drawing over 100,000 attendees.

According to the appraisal, the Oxnard hospitality submarket had 2014 occupancy, ADR and RevPAR of 71.7%, $111.79 and $80.16, respectively. The Oxnard submarket’s RevPAR has grown at an average annual compounded rate of 6.0% since 2010.

According to the appraisal, estimated 2015 population within a one-, three-, and five-mile radius of the Hilton Garden Inn - Oxnard, CA Property was 11,789, 98,151 and 265,130, respectively. Estimated average household income within a one-, three-, and five-mile radius of the Hilton Garden Inn - Oxnard, CA Property was $77,628, $72,481 and $78,447, respectively.

Primary competitive properties to the Hilton Garden Inn - Oxnard, CA Property are shown in the table below:

Competitive Property Summary

Property Name	No. of Rooms	Commercial Demand	Group Demand	Leisure Demand	2014 Occupancy	2014 ADR	2014 RevPAR
Hilton Garden Inn - Oxnard, CA Property(1)	170	75%	5%	20%	66.9%	$133.96	$89.61
Courtyard by Marriott Camarillo	130	80%	10%	10%	75-80%	$120-125	$90-95
Courtyard by Marriott Ventura Oxnard	166	65%	15%	20%	65-70%	$105-110	$70-75
Hampton Inn & Suites Camarillo	115	75%	5%	20%	75-80%	$120-125	$95-100
Holiday Inn Express Camarillo	105	80%	5%	15%	65-70%	$100-105	$70-75
Total/Wtd. Avg.	686	74%	8%	17%	71.9%	$118.31	$85.01

Source: Appraisal

(1)	The minor variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Garden Inn-Oxford, CA Property are attributable to variances in reporting methodologies and/or timing differences.

A-3-85

MSCI 2016-UBS9	Hilton Garden Inn - Oxnard, CA

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hilton Garden Inn - Oxnard, CA Property:

Cash Flow Analysis
	2012	2013	2014	2015	UW	UW per Room
Occupancy(1)	60.6%	60.5%	66.9%	71.6%	71.6%
ADR(1)	$111.57	$117.97	$133.96	$143.55	$143.55
RevPAR(1)	$67.61	$71.37	$89.62	$102.75	$102.75

Rooms Revenue	$4,209,193	$4,431,318	$5,560,546	$6,376,229	$6,376,229	$37,507
Food & Beverage	$489,585	$685,397	$830,844	$926,853	$926,853	$5,452
Other Income	$135,021	$208,594	$128,877	$106,357	$106,357	$626
Total Revenue	$4,833,799	$5,325,309	$6,520,267	$7,409,439	$7,409,439	$43,585
Total Expenses	$2,640,113	$2,868,638	$3,251,110	$3,831,771	$3,775,322	$22,208
Net Op. Income	$2,193,686	$2,456,671	$3,269,157	$3,577,668	$3,634,117	$21,377
FF&E	$0	$0	$0	$0	$309,400	$1,820
Net Cash Flow	$2,193,686	$2,456,671	$3,269,157	$3,577,668	$3,324,717	$19,557

NOI DSCR	1.46x	1.63x	2.17x	2.38x	2.41x
NCF DSCR	1.46x	1.63x	2.17x	2.38x	2.21x
NOI Debt Yield	9.6%	10.7%	14.2%	15.6%	15.8%
NCF Debt Yield	9.6%	10.7%	14.2%	15.6%	14.5%

(1)	Occupancy, ADR and RevPAR figures have been taken from the Hilton Garden Inn - Oxnard, CA borrower-provided financial statements.

Escrows and Reserves. The Hilton Garden Inn - Oxnard, CA Borrower deposited in escrow $60,968 for real estate taxes and $64,459 for insurance premiums at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless the Hilton Garden Inn - Oxnard, CA Borrower maintains an acceptable blanket insurance policy). The Hilton Garden Inn - Oxnard, CA Borrower deposited in escrow $3,125 for immediate repairs and is required to deposit monthly for furniture, fixtures and equipment 1/12 of an amount equal to 4% of annual gross revenue from the prior fiscal year, currently estimated at $25,784 (the “FF&E Reserve”). The Hilton Garden Inn - Oxnard, CA Borrower is required to deposit monthly through May 1, 2024 the amount of $15,833 towards a franchise extension reserve, which funds are required to be used to fund replacements as required by any property improvement plan in connection with an extension of the current franchise agreement or a replacement franchise agreement.

Lockbox and Cash Management. The Hilton Garden Inn - Oxnard, CA Mortgage Loan has a hard lockbox with springing cash management upon the commencement of a Cash Sweep Period (as defined below). Also during a Cash Sweep Period, the Hilton Garden Inn - Oxnard, CA Borrower will be required to deposit all excess cash with respect to the Hilton Garden Inn - Oxnard, CA Mortgage Loan to an account to be held by the lender as additional security for the Hilton Garden Inn - Oxnard, CA Mortgage Loan.

A “Cash Sweep Period” will commence upon (i) an event of default, (ii) the DSCR being less than 1.20x on a trailing 12-month basis tested quarterly, (iii) the funds in the franchise extension reserve being less than $1,700,000 on May 1, 2024, or (iv) termination of the franchise agreement. A Cash Sweep Period will end upon, as applicable, (i) cure of the event of default, (ii) the DSCR equaling or exceeding 1.30x on a trailing 12-month basis for two consecutive quarters, (iii) the funds in the franchise extension reserve equaling or exceeding $1,700,000, or (iv) a replacement franchise agreement being entered into with a qualified franchisor.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Hilton Garden Inn - Oxnard, CA Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that does not exclude perils of terrorism and acts of terrorism.

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A-3-87

MSCI 2016-UBS9	7141 Cleanwater Lane

Mortgage Loan No. 11 – 7141 Cleanwater Lane

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance:	$21,000,000			Location:	Tumwater, WA 98501
Cut-off Date Balance:	$20,961,726			General Property Type:	Office
% of Initial Pool Balance:	3.1%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Leasehold
Sponsor:	Herb Simon; Gene Colin; James Seeley; Richard Shaw			Year Built/Renovated:	2005/N/A
				Size:	148,311 SF
Mortgage Rate:	4.9800%			Cut-off Date Balance per Unit:	$141
Note Date:	1/29/2016			Maturity Date Balance per Unit:	$119
First Payment Date:	3/6/2016			Property Manager:	Airdustrial PM LLC (borrower-related)
Maturity Date:	2/6/2023
Original Term to Maturity:	84 months
Original Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$2,640,638
Seasoning:	1 month			UW NOI Debt Yield:	12.6%
Prepayment Provisions:	LO (25); YM3 (52); O (7)			UW NOI Debt Yield at Maturity:	15.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.63x
Additional Debt Type:	N/A			Most Recent NOI:	$2,520,976 (10/31/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,561,269 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,495,459 (12/31/2013)
Reserves				Most Recent Occupancy:	100.0% (3/1/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2014)
RE Tax:	$143,264	$25,583	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2013)
Insurance:	$6,327	$2,433	N/A	Appraised Value (as of):	$36,400,000 (10/27/2015)
Recurring Replacements:	$0	$2,472	N/A	Cut-off Date LTV Ratio:	57.6%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio:	48.4%
Other(1):	$8,326	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,000,000	99.1%	Loan Payoff:	$20,737,099	97.8%
Borrower Equity:	$198,235	0.9%	Reserves:	$157,916	0.7%
			Closing Costs:	$303,220	1.4%
Total Sources:	$21,198,235	100.0%	Total Uses:	$21,198,235	100.0%

(1)	The 7141 Cleanwater Lane Borrower deposited $8,326 at origination into a ground rent reserve. The 7141 Cleanwater Lane Borrower is required to escrow monthly (i) $8,326 for ground rent reserves, (ii) $15,000 for Office of the Attorney General for the State of Washington lease work funds from the closing date of the 7141 Cleanwater Lane Mortgage Loan through and including February 6, 2017, and (iii) 1/12 of the annual condominium common charges pursuant to the condominium documents. During a Material Tenant Trigger Event (as defined below), all excess cash flow is required to be deposited into a reserve (the “Material Tenant Funds Reserve”) to be used for tenant improvements and leasing commissions incurred in connection with extending or re-tenanting the Material Tenant (as defined below) space.

A “Material Tenant Trigger Event” will commence upon (i) if a Material Tenant (as defined below) gives notice to the 7141 Cleanwater Lane Borrower to terminate, cancel, or not renew its lease, (ii) if on or prior to the date that is 18 months prior to the then-applicable expiration date of the Material Tenant’s lease, the Material Tenant fails to extend or renew such lease upon terms and conditions set forth in such Material Tenant’s lease (or as otherwise acceptable to the lender), (iii) if an event of default under the Material Tenant’s lease has occurred, (iv) the Material Tenant or lease guarantor of a Material Tenant’s lease becomes insolvent or a debtor in any bankruptcy action, (v) if any Material Tenant’s lease is terminated, (vi) if a Material Tenant “goes dark,” vacates, ceases to occupy or discontinues its operations at the 7141 Cleanwater Lane Property, (vii) if any debt obligation issued by a Material Tenant or lease guarantor of a Material Tenant is downgraded below BBB- by S&P, Baa3 by Moody’s or BBB- by Fitch (or its equivalent by other rating agencies), or (viii) a Material Tenant consisting of an agency, bureau, office or subdivision of the State of Washington (a) fails to procure funds to satisfy its obligations under its applicable lease, (b) such tenant admits in a public forum its lack of funds to satisfy its obligations under its applicable lease or (c) if any debt obligation issued by the State of Washington is downgraded below BBB- by S&P, Baa3 by Moody’s or BBB- by Fitch (or its equivalent by other rating agencies). A Material Tenant Trigger Event will continue until, in regard to clause (i) or (ii) above, the Material Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Material Tenant space or the Material Tenant rescinds its termination notice, in regard to clause (iii) above, the applicable event of default has been cured, in regard to clause (iv) above, the Material Tenant’s lease is affirmed in the applicable bankruptcy and the Material Tenant is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed with no material adverse effect on guarantor’s ability to perform under the lease guaranty, in regard to clause (v) above, certain re-leasing conditions have been satisfied with respect to the Material Tenant space, in regard to clause (vi) above, the applicable Material Tenant re-commences its operations at its leased premises, or certain re-leasing conditions have been satisfied with respect to the Material Tenant space, in regard to clause (vii) above, the long term unsecured debt rating of the applicable Material Tenant is subsequently raised so that such rating is no lower than BBB- by S&P, Baa3 by Moody’s or BBB- by Fitch (or its equivalent by other rating agencies), in regard to clause (viii) above, the 7141 Cleanwater Lane Borrower has delivered evidence that the applicable tenant has funds sufficient to satisfy its obligations under its applicable lease, or in regard to any clause above, the 7141 Cleanwater Lane Borrower delivers to lender as additional collateral for the 7141 Cleanwater Lane Mortgage Loan, a letter of credit equal to $2.0 million.

A “Material Tenant” means (i) Office of the Attorney General for the State of Washington or (ii) any tenant or replacement that together with its affiliates, leases space comprising at least 20% of (a) the total rentable SF or (b) the total in-place base rent.

A-3-88

MSCI 2016-UBS9	7141 Cleanwater Lane

The Mortgage Loan. The eleventh largest mortgage loan (the “7141 Cleanwater Lane Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,000,000, which is secured by a first priority leasehold mortgage encumbering a four-story Leadership in Energy & Environmental Design (“LEED”) certified suburban office building totaling 148,311 SF in Tumwater, Washington (the “7141 Cleanwater Lane Property”). The proceeds of the 7141 Cleanwater Lane Mortgage Loan, along with $198,235 of borrower equity, were used to refinance a previous mortgage loan secured by the 7141 Cleanwater Lane Property, fund reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is Airdustrial Equity II LLC (the “7141 Cleanwater Lane Borrower”), a single-purpose Washington limited liability company structured to be bankruptcy-remote, with one independent director. The sponsors and the nonrecourse carve-out guarantors of the 7141 Cleanwater Lane Borrower are Herb Simon, Gene Colin, James Seeley and Richard Shaw. The 7141 Cleanwater Lane Borrower is owned by Olympia Airdustrial Park Associates, L.L.C. (99.5%), a Washington limited liability company, and Airdustrial Equity Management, Inc., a Washington corporation (0.5%). Olympia Airdustrial Park Associates, L.L.C. is owned by Herb Simon (30.0%), Gene Colin (30.0%), Richard Shaw (30.0%), Carlisle Dash Point LLC (5.0%) and the Seeley Family Limited Partnership (5.0%), and managed by Herb Simon and Richard Shaw. Airdustrial Equity Management, Inc. is owned by Herb Simon (30.0%), Richard Shaw (30.0%), Gene Colin (30.0%), Dana Carlisle (5.0%) and David Seeley (5.0%), and is controlled by Herb Simon and Richard Shaw.

Herb Simon is the president of Herb Simon Associates, Inc. a commercial real estate firm that acquires and builds commercial real estate properties including commercial centers, mini-storage facilities, residential lot developments, and townhouse developments. Mr. Simon owns and has redeveloped several downtown Tacoma office buildings as well as a number of projects in the Olympia market. In addition to his commercial real estate experience, Mr. Simon has twice been appointed by the Governor of Washington to the Board of Regents for the University of Washington. Mr. Simon was reappointed by the Governor of Washington in 2011 and continues to serve on the board through 2017. In addition, Mr. Simon has been a repeat landlord for the State of Washington for over 20 years.

Gene Colin is the President and CEO of Ferguson Construction, a general contracting firm founded in 1948 that has constructed over 32 million SF of commercial, industrial, office, and retail facilities with annual revenues of $80.0 million. Ferguson Construction was the general contractor for the construction of the 7141 Cleanwater Lane Property in 2005. Richard Shaw and James Seeley are commercial real estate developers and investors.

The Property. The 7141 Cleanwater Lane Property is a four-story, 148,311 SF Class B+ office building located in Tumwater, Washington and comprises Unit 1 within a leasehold condominium regime that contains three separate units and shared common elements that are together situated on a 9.31 acre parcel of land that is ground leased by the condominium unit owners from the Port of Olympia. Unit 2 at the condominium regime is currently improved with a four-story steel frame that has been approved for development as a four-story 74,000 SF office building. Unit 3 at the condominium regime is currently vacant land that could be developed into a four-story 74,000 SF office building. Units 2 and 3 at the condominium regime are not part of the collateral for the 7141 Cleanwater Lane Mortgage Loan, and are currently separately owned by the sponsors of the 7141 Cleanwater Lane Mortgage Loan.

The 7141 Cleanwater Lane Property is LEED certified, a green building certification program that is intended to recognize best-in-class building strategies and practices. The 7141 Cleanwater Lane Property was built in 2005 on a build-to-suit basis for the Office of the Attorney General for the State of Washington, which occupies the entire building under a 15-year lease through November 2021. The State of Washington currently carries a rating of AA+/Aa1/AA+ from Fitch/Moody’s/S&P, respectively. The Office of the Attorney General for the State of Washington currently employs approximately 500 attorneys and 600 professional staff, approximately 70% of which are at the 7141 Cleanwater Lane Property. The Office of the Attorney General for the State of Washington’s lease provides the tenant with a purchase option at any time during the term of its lease, and a right of first refusal relative to a sale during its lease term; however, the Office of the Attorney General for the State of Washington has agreed that (i) the right of first refusal will not apply in a foreclosure, deed in lieu or other exercise of remedies by lender, (ii) it will not exercise the purchase option during the lockout period, and (iii) the purchase option is conditional on the 7141 Cleanwater Lane Borrower complying with the prepayment provisions in the loan documents and repayment of the 7141 Cleanwater Lane Mortgage Loan in full. The Office of the Attorney General for the State of Washington has no termination options. A small portion of the subject property is sub-leased to an on-site coffee shop, which has no direct effect on the value of the 7141 Cleanwater Lane Property.

The sponsors invested approximately $28.3 million ($190.82 PSF) in the 7141 Cleanwater Lane Property, including approximately $2.7 million to acquire the leasehold interest in 1988 and approximately $25.6 million to build the 7141 Cleanwater Lane Property in 2005. In addition to the sponsors’ construction cost, the Office of the Attorney General for the State of Washington spent approximately $1.1 million of its own funds to relocate to the 7141 Cleanwater Lane Property in 2005 and has continued to invest in its space over the years, including the recent expenditure of approximately $100,000 in space reconfigurations and upgrades to finishes and technology.

The 7141 Cleanwater Lane Property is ground leased pursuant to a 32-year ground lease with the Port of Olympia as lessor and Olympia Airdustrial Park Associates, LLC (guarantor), the 7141 Cleanwater Lane Borrower (lessee of Unit 1 at the condominium regime), and Phase II Airdustrial Equity, LLC (lessee of Unit 2 and Unit 3 at the condominium regime), collectively, as lessee. Including the related leasehold excise tax, the total current annual ground rent of $99,907 was set in August 2014, and increases by 10.0% every five years, resulting in an increased ground rent of $109,898 in August 2019. The entire ground rent is paid by the 7141 Cleanwater Lane Borrower until Unit 2 and Unit 3 of the condominium regime are developed and sold in accordance to the loan documents, and is not reimbursed by the space tenant, the Office of the Attorney General for the State of Washington. The ground lease commenced on August 1, 2004 and ends on July 31, 2036, and provides for one thirty-year renewal option.

The following table presents certain information relating to the leases at the 7141 Cleanwater Lane Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Office of the Attorney General for the State of Washington	AA+/Aa1/AA+	148,311	100.0%	$3,556,498	100.0%	$23.98	11/30/2021
Total/Wtd. Avg.		148,311	100.0%	$3,556,498	100.0%	$23.98

(1)	Information is based on the underwritten rent roll.

(2)	Ratings are those of the State of Washington whether or not the State of Washington guarantees the lease.

A-3-89

MSCI 2016-UBS9	7141 Cleanwater Lane

The following table presents certain information relating to the lease rollover schedule at the 7141 Cleanwater Lane Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2016	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	1	148,311	$23.98	100.0%	100.0%	$3,556,498	100.0%	100.0%
2022	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2023	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2024	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2025	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2026	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2027 & Beyond	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	148,311	$23.98	100.0%		$3,556,498	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The 7141 Cleanwater Lane Property is located in Tumwater, Thurston County, Washington, situated in the Tumwater/South Olympia submarket, approximately 2.5 miles south of the Central Business District of Olympia, the capital of the State of Washington. The 7141 Cleanwater Lane Property is located in a State of Washington Preferred Leasing Area (“PLA”), which are specific areas within the cities of Olympia, Lacey and Tumwater, designated for the leasing of state offices and government facilities. The boundaries of the PLA are characterized by medium-to-high density locations that are well served by public transportation to promote co-location of state office facilities, improve cost, and maintain and enhance the vitality of the communities in which the state facilities are located. The State of Washington leases over 4.1 million SF of office space from the private sector in Thurston County, of which approximately 90% of such leases are within the PLAs. Access to the 7141 Cleanwater Lane Property’s neighborhood is provided by Interstate 5 and Capitol Boulevard Southeast. Interstate 5, located approximately 1.1 miles west of the 7141 Cleanwater Lane Property, is a regional north/south thoroughfare that extends from San Diego, California to the south and the Canadian border to the north. Adjacent land uses to the 7141 Cleanwater Lane Property include single family residential and the Tumwater Fire Department to the north, the Tumwater Police Department and vacant land to the west, commercial uses to the south, and government buildings and Capitol Boulevard Southeast to the east.

The estimated 2015 population within a one-, three- and five-mile radius of the 7141 Cleanwater Lane Property is 4,099, 33,554, and 96,485, respectively, according to a third party market research report. The population within a one-, three- and five-mile radius of the 7141 Cleanwater Lane Property is projected to increase by 0.80%, 1.47%, and 1.25%, respectively, through 2020, according to a third party market research report. The 2015 average household income within a one-, three- and five-mile radius of the 7141 Cleanwater Lane Property is estimated to be to be $61,764, $75,802, and $70,157, respectively.

According to a third party market research report, the 7141 Cleanwater Lane Property is located within the Tumwater/South Olympia office submarket which consists of 159 buildings totaling approximately 1.8 million SF of office space. As of 3Q 2015, the Tumwater/South Olympia office submarket vacancy rate was 9.2% and the average rental rate for all building classes was $12.97 PSF. There are no expected construction deliveries in the Tumwater/South Olympia office submarket through 2Q 2016.

A-3-90

MSCI 2016-UBS9	7141 Cleanwater Lane

The following table presents leasing data at certain competitive office properties with respect to the 7141 Cleanwater Lane Property:

Competitive Property Summary
Comparable Name	Address	Asking Rent PSF (Modified Gross)(1)	Original Year Built	Size (SF)	Total Occupancy
7141 Cleanwater Lane Property	7141 Cleanwater Lane	$23.98(2)	2005	148,311(2)	100.0%(2)
State Department of Health(3)(4)	111 Israel Road Southeast	$21.50	2005	130,984	100.0%
South Hill Business & Technology Center	1019 39th Avenue Southeast	$22.50	1985	152,167	100.0%
M Parsons Plaza(3)(4)	1111 Israel Road Southwest	$22.26	2008	52,510	100.0%
605 Woodland Square Loop(3)(5)	605 Woodland Square Loop Southeast	$23.50	1986	76,143	0.0%
Blake Office Park(3)(6)	1009 College Street Southeast	$22.00	1992	60,000	0.0%
Total/Wtd. Avg.(7)		$22.29		471,804	71.1%

Source: Appraisal

(1)	Wtd. Avg. Asking Rent PSF excludes vacant space at the 7141 Cleanwater Lane Property.

(2)	Information is based on the underwritten rent roll.

(3)	These competitive properties are located in a State of Washington PLA.

(4)	The State of Washington recently executed leases for 71,200 SF of space at State Department of Health ($21.50 PSF) for the State of Washington Department of Health and 52,510 SF of space at M Parsons Plaza for the State of Washington Parks Department ($22.26 PSF).

(5)	605 Woodland Square is currently vacant and the rental rate is the current asking rent, as provided by the appraisal. The current owner filed for bankruptcy during the economic downturn and remains in bankruptcy. The property has not been maintained during the owner’s time in bankruptcy. According to the appraisal, the property has numerous and significant deferred maintenance issues. Located in the Lacey PLA, the building was previously leased to the State of Washington, which has since moved out.

(6)	Blake Office Park is currently vacant and the rental rate is the current asking rent, as provided by the appraisal. Blake Office Park was formerly an old retail building, converted to an office property and is unable to be subdivided into smaller space according to the appraisal. The property is located in the Lacey PLA.

(7)	Total/Wtd. Avg. excludes the 7141 Cleanwater Lane Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 7141 Cleanwater Lane Property:

Cash Flow Analysis
	2012	2013	2014	10/31/2015 TTM	UW	UW PSF
Base Rent(1)	$3,233,180	$3,233,180	$3,233,180	$3,233,180	$3,556,498	$23.98
Total Recoveries	$196,694	$180,231	$187,006	$174,851	$190,015	$1.28
Other Income	$6,745	$182	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($187,326)	($1.26)
Effective Gross Income	$3,436,619	$3,413,593	$3,420,185	$3,408,031	$3,559,187	$24.00
Total Operating Expenses	$962,660	$918,134	$858,916	$887,055	$918,549	$6.19
Net Operating Income	$2,473,959	$2,495,459	$2,561,269	$2,520,976	$2,640,638	$17.80
Capital Expenditures	$0	$0	$0	$0	$22,247	$0.15
TI/LC	($2,592)	$0	$0	$0	$215,570	$1.45
Net Cash Flow	$2,476,551	$2,495,459	$2,561,269	$2,520,976	$2,402,822	$16.20

Occupancy %	100.0%	100.0%	100.0%	100.0%	100.0%
NOI DSCR	1.68x	1.70x	1.74x	1.71x	1.80x
NCF DSCR	1.68x	1.70x	1.74x	1.71x	1.63x
NOI Debt Yield	11.8%	11.9%	12.2%	12.0%	12.6%
NCF Debt Yield	11.8%	11.9%	12.2%	12.0%	11.5%

(1)	UW Base Rent includes approximately $323,318 of additional contractual rent steps effective December 1, 2016.

A-3-91

MSCI 2016-UBS9	Grove City Premium Outlets

Mortgage Loan No. 12 – Grove City Premium Outlets

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$20,000,000			Location:	Grove City, PA 16127
Cut-off Date Balance(1):	$20,000,000			General Property Type:	Retail
% of Initial Pool Balance:	3.0%			Detailed Property Type:	Outlet Center
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Simon Property Group, L.P.			Year Built/Renovated:	1994/2004
Mortgage Rate:	4.3085%			Size:	531,200 SF
Note Date:	11/3/2015			Cut-off Date Balance per Unit(1):	$264
First Payment Date:	1/1/2016			Maturity Date Balance per Unit(1):	$264
Maturity Date:	12/1/2025			Property Manager:	Simon Management Associates, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$16,829,581
Seasoning:	3 months			UW NOI Debt Yield(1):	12.0%
Prepayment Provisions(2):	LO (27); DEF (86); O (7)			UW NOI Debt Yield at Maturity(1):	12.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.66x
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$16,672,134 (12/31/2015)
Additional Debt Balance(3):	$120,000,000			2nd Most Recent NOI:	$16,145,772 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$15,045,440 (12/31/2013)
Reserves				Most Recent Occupancy:	97.9% (1/21/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.6% (12/31/2014)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	96.5% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$255,000,000 (9/28/2015)
Recurring Replacements:	$0	Springing	$318,727	Cut-off Date LTV Ratio(1):	54.9%
TI/LC:	$0	Springing	$1,593,636	Maturity Date LTV Ratio(1):	54.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$140,000,000	100.0%	Loan Payoff:	$106,741,610	76.2%
			Closing Costs:	$434,834	0.3%
			Return of Equity:	$32,823,556	23.4%
Total Sources:	$140,000,000	100.0%	Total Uses:	$140,000,000	100.0%

(1)	The Grove City Premium Outlets Mortgage Loan is part of the Grove City Premium Outlets Whole Loan, which is comprised of five pari passu promissory notes with an aggregate principal balance of $140,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Grove City Premium Outlets Whole Loan.

(2)	Defeasance is permitted at any time on or after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Grove City Premium Outlets promissory note to be securitized and (b) January 1, 2019.

(3)	See “—The Mortgage Loan” below for further discussion of additional debt.

The Mortgage Loan. The twelfth largest mortgage loan (the “Grove City Premium Outlets Mortgage Loan”) is part of a whole loan (the “Grove City Premium Outlets Whole Loan”) evidenced by five pari passu promissory notes in the aggregate original principal amount of $140,000,000, all of which are secured by a first priority fee mortgage encumbering a 531,200 SF outlet center known as Grove City Premium Outlets in Grove City, Pennsylvania (the “Grove City Premium Outlets Property”). Promissory Notes A-3 and A-4, in the aggregate original principal amount of $20,000,000, represent the Grove City Premium Outlets Mortgage Loan. Promissory Notes A-1, A-2 and A-5, in the aggregate original principal amount of $120,000,000, represent a non-serviced pari passu companion loan (the “Grove City Premium Outlets Non-Serviced Pari Passu Companion Loan”). A portion of the Grove City Premium Outlets Non-Serviced Pari Passu Companion Loan, represented by Promissory Note A-1, in the original principal amount of $40,000,000, is currently being held by the MSCI 2015-UBS8 securitization trust, a portion of the Grove City Premium Outlets Non-Serviced Pari Passu Companion Loan, represented by Promissory Note A-2, in the original principal amount of $24,000,000, is currently being held by UBS Real Estate Securities, Inc. or an affiliate thereof and may be contributed to future securitization transactions or otherwise transferred at any time, and a portion of the Grove City Premium Outlets Non-Serviced Pari Passu Companion Loan, represented by Promissory Note A-5, in the original principal amount of $56,000,000, is currently being held by Bank of America, N.A. or an affiliate thereof and may be contributed to future securitization transactions or otherwise transferred at any time. The Grove City Premium Outlets Whole Loan is currently being serviced pursuant to the pooling and servicing agreement for the MSCI 2015-UBS8 transaction, and from and after the securitization of Promissory Note A-2, the Grove City Premium Outlets Whole Loan will be serviced by the master servicer and the special servicer appointed under, and pursuant to the terms of, the pooling and servicing agreement entered into in connection with such securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Grove City Premium Outlets Whole Loan” and “Pooling and Servicing Agreement—The Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The proceeds of the Grove City Premium Outlets Whole Loan were used to refinance a previous mortgage loan secured by the Grove City Premium Outlets Property in the original principal amount of $106,741,610, to pay closing costs, and to return equity to the Grove City Premium Outlets Borrower. The previous mortgage loan secured by the Grove City Premium Outlets Property was included in the WBCMT 2006-C23 and WBCMT 2006-C25 securitization trusts.

A-3-92

MSCI 2016-UBS9	Grove City Premium Outlets

The Borrower and the Sponsor. The borrower is Grove City Factory Shops Limited Partnership (the “Grove City Premium Outlets Borrower”), a single-purpose Delaware limited partnership structured to be bankruptcy-remote, with two independent directors. The sponsor and the guarantor of the Grove City Premium Outlets Borrower is Simon Property Group, L.P. (the “Grove City Premium Outlets Sponsor”). The Grove City Premium Outlets Sponsor is the operating partnership of Simon Property Group, Inc. (“Simon”). Simon is a publicly traded self-administered and self-managed real estate investment trust (NYSE: SPG) focused on retail property ownership and management. Simon is one of the largest publicly traded owner, operator and developer of retail assets in the United States. As of December 31, 2014, Simon operated 207 income-producing properties in the United States, consisting of 109 malls, 68 outlet centers, 13 mills, three community centers, and 14 other retail properties located in 37 states and Puerto Rico containing an aggregate of approximately 182.0 million SF. Simon’s 68 outlet centers contain a variety of designer and manufacturer stores located in open-air centers and range in size from approximately 150,000 SF to 850,000 SF located near major metropolitan areas and/or tourist destinations.

The Grove City Premium Outlets Whole Loan will be recourse to the Grove City Premium Outlets Sponsor pursuant to standard carve-outs, however, the guaranty and the environmental indemnity agreement provide that the Grove City Premium Outlets Sponsor’s liability may not exceed $28.0 million in the aggregate, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty and the environmental indemnity agreement or the preservation of the lender’s rights thereunder.

The Grove City Premium Outlets Borrower is affiliated with the borrowers of two other mortgage loans through partial or complete direct or indirect common ownership, identified as Ellenton Premium Outlets and Gulfport Premium Outlets in Annex A-1 to the Preliminary Prospectus.

The Property. The Grove City Premium Outlets Property is a single level 531,200 SF open-air outlet center situated on a 56.64-acre site located in Grove City, Pennsylvania with approximately 2,931 surface parking spaces (5.52 per 1,000 SF). The Grove City Premium Outlets Property is located approximately 54.3 miles north of Pittsburgh, Pennsylvania along Leesburg Grove City Road and Interstate 79, a primary thoroughfare through western Pennsylvania and West Virginia, and makes up part of a corridor to Buffalo, New York, and the Canadian border.

The Grove City Premium Outlets Property includes a diverse mix of nationally recognized retailers consisting of 125 tenants, with no tenant contributing more than 5.5% of net rentable area or 4.3% of underwritten base rent. Major tenants at the Grove City Premium Outlets Property include V.F. Factory Outlet, Old Navy, Nike Factory Store, and Reebok/Rockport Outlet. In-line tenants include American Eagle Outfitters, Ann Taylor Factory Store, Banana Republic Factory, Bose, Brooks Brothers, Calvin Klein, Coach, Gap Outlet, Guess, J. Crew Factory Store, Levi’s/Dockers Outlet, Loft Outlet, The North Face, Polo Ralph Lauren, and Adidas. In addition, there are eight food court tenants, one outparcel tenant, and one ATM tenant.

As of January 21, 2016, the Grove City Premium Outlets Property was 97.9% occupied. Based upon lender calculation, weighted average comparable sales for the trailing 12 months ending December 31, 2015, were approximately $341 PSF with 103 tenants reporting comparable sales. The trailing 12 months weighted average occupancy cost for these tenants was 13.2%. Historical occupancy at the Grove City Premium Outlets Property has averaged 95.1% over the last four years.

The Grove City Premium Outlets Property has recently undergone capital and tenant improvements totaling approximately $3.1 million between 2010 and 2014, which included new roofing, landscaping, paving, concrete sidewalks, gutters, signage, lighting, and benches. Capital improvements for 2015 were budgeted at $861,000 and include asphalt repair, roof and shingle replacement, entry signage, restrooms, maintenance equipment, and gutters. The capital improvement expenditures exclude land acquisition costs.

A-3-93

MSCI 2016-UBS9	Grove City Premium Outlets

The following table presents certain information relating to the leases at the Grove City Premium Outlets Property. There are no tenants currently paying rent based upon a percentage of their sales in lieu of base rent:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF(3)	Sales (12/31/2015 TTM)(4)		Occ. Cost %	Lease Expiration
						$	PSF
Major Tenants
V.F. Factory Outlet	NR/A3/A	29,224	5.5%	$362,163	$12.39	$6,072,000	$208	10.3%	Various(5)
Old Navy	BBB-/Baa2/BBB-	20,188	3.8%	$548,710	$27.18	$4,519,000	$224	12.3%	1/31/2021
Nike Factory Store	NR/A1/AA-	16,475	3.1%	$345,975	$21.00	$12,298,000	$746	4.7%	6/30/2018
Reebok/Rockport Outlet	NR/NR/NR	11,356	2.1%	$293,893	$25.88	$1,891,000	$167	15.7%	4/30/2017
Subtotal/Wtd. Avg.		77,243	14.5%	$1,550,741	$20.08	$24,780,000	$321	8.3%

Top 10 In-Line(6)
Coach	BBB/Baa2/BBB-	7,481	1.4%	$673,290	$90.00	$7,620,000	$1,019	10.5%	1/31/2025
Under Armour	NR/NR/NR	7,749	1.5%	$318,561	$41.11	$8,159,000	$1,053	6.9%	4/30/2024
Eddie Bauer Outlet	NR/NR/NR	8,395	1.6%	$302,640	$36.05	$1,725,000	$205	25.3%	1/31/2026
Van Heusen Factory Outlet	NR/NR/NR	6,492	1.2%	$292,140	$45.00	$1,491,000	$230	28.2%	1/31/2021
Gap Outlet	BBB-/Baa2/BBB-	9,097	1.7%	$296,016	$32.54	$2,969,000	$326	14.5%	3/31/2020
Brooks Brothers	NR/NR/NR	9,584	1.8%	$287,520	$30.00	$2,040,000	$213	16.0%	12/31/2019
Columbia Sportswear Company	NR/NR/NR	7,357	1.4%	$280,522	$38.13	$4,369,000	$594	9.4%	1/31/2020
Bass Shoes	NR/NR/NR	6,886	1.3%	$274,407	$39.85	$2,048,000	$297	20.0%	1/31/2025
The Children’s Place	NR/NR/NR	7,444	1.4%	$268,505	$36.07	$1,621,000	$218	25.0%	1/31/2021
Bose	NR/NR/NR	3,715	0.7%	$261,833	$70.48	$1,906,000	$513	13.8%	5/31/2018
Subtotal/Wtd. Avg.		74,200	14.0%	$3,255,435	$43.87	$33,948,000	$458	13.2%

Other Tenants		368,778	69.4%	$10,745,176	$29.14	$118,231,000
Vacant Space		10,979	2.1%	$0	$0.00
Total/Wtd. Avg.		531,200	100.0%	$15,551,352	$29.89	$176,959,000

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Sales $ and Sales PSF represent the trailing 12 months ending December 31, 2015 as provided by the sponsor.

(5)	V.F. Factory Outlet’s space is leased pursuant to two leases. One lease totaling 26,842 SF and $328,815 of underwritten base rent expires on November 30, 2019 and one lease totaling 2,382 SF and $33,348 of underwritten base rent expires on December 31, 2016.

(6)	Top 10 in-line tenants are ordered by Annual UW Rent.

A-3-94

MSCI 2016-UBS9	Grove City Premium Outlets

The following table presents certain information relating to the lease rollover schedule at the Grove City Premium Outlets Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	2	7,754	$24.03	1.5%	1.5%	$186,360	1.2%	1.2%
2016	14	50,993	$21.24	9.6%	11.1%	$1,082,944	7.0%	8.2%
2017	25	83,979	$27.30	15.8%	26.9%	$2,292,387	14.7%	22.9%
2018	9	41,463	$31.80	7.8%	34.7%	$1,318,642	8.5%	31.4%
2019	16	76,267	$26.57	14.4%	49.0%	$2,026,514	13.0%	44.4%
2020	14	58,468	$30.86	11.0%	60.0%	$1,804,180	11.6%	56.0%
2021	11	59,977	$32.83	11.3%	71.3%	$1,968,858	12.7%	68.7%
2022	8	26,685	$29.19	5.0%	76.4%	$779,018	5.0%	73.7%
2023	8	30,721	$27.02	5.8%	82.1%	$830,019	5.3%	79.0%
2024	5	17,847	$34.72	3.4%	85.5%	$619,596	4.0%	83.0%
2025(4)	8	45,477	$43.29	8.6%	94.1%	$1,968,663	12.7%	95.7%
2026	6	20,590	$32.74	3.9%	97.9%	$674,172	4.3%	100.0%
2027 & Beyond	1	0	$0.00	0.0%	97.9%	$0	0.0%	100.0%
Vacant	0	10,979	$0.00	2.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	127	531,200	$29.89	100.0%		$15,551,352	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)	Includes Dress Barn (8,457 SF) that has a lease out for renewal which expired in January 2015. Dress Barn has a lease renewal expiration date in January 2025. The proposed renewal lease is out for signature but has not yet been signed.

The Market. The Grove City Premium Outlets Property is located in Grove City, Mercer County, Pennsylvania, along Interstate 79, approximately three miles south of Interstate 80, 30.6 miles east of Youngstown, Ohio, 54.3 miles north of Pittsburgh, Pennsylvania, and 106 miles southeast from Cleveland, Ohio. Grove City is historically a traditional industrial center manufacturing locomotive engines, carriages, gas engines, foundry products, and motor trucks. It is home to Grove City College, General Electric, Instron, USIS and a number of small businesses. Due to its location near the United States / Canadian border, the Grove City Premium Outlets Property draws over 6 million visitors per year from the U.S. and Canada. With the Canadian border just over a three-hour drive from the Grove City Premium Outlets Property, Canadians take advantage of tax-free shopping as well as various shopping bus tours from Toronto, Canada to the property. The Grove City Premium Outlets Property has a shopper population of approximately 8 million people within a 100-mile radius in Pittsburgh and Erie, Pennsylvania, and Akron, Youngstown and Cleveland, Ohio.

The Grove City Premium Outlets Property is located within the Youngstown-Warren retail market. As of June 30, 2015, the retail properties within Mercer County had an overall vacancy rate of 4.6% and an average asking annual lease rate of $7.69 PSF. According to a third party market research report, the Mercer County retail market contains 560 buildings accounting for approximately 4,669,383 SF of retail space.

The Grove City Premium Outlets Property is the 26th largest outlet center in the U.S. with only 31 outlet centers exceeding 500,000 SF. The Grove City Premium Outlets Property is the only outlet center within a 1.15-hour drive.

A-3-95

MSCI 2016-UBS9	Grove City Premium Outlets

The following table presents leasing data at certain retail competitive properties with respect to the Grove City Premium Outlets Property:

Competitive Property Summary
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Tenants	Distance to Subject (mi.)
Grove City Premium Outlets Property	Outlet Center	1994/2004	531,200(1)	97.9%(1)	V.F. Factory Outlet, Old Navy, Nike Factory Outlet	N/A
Shenango Valley Mall	Regional Center	1967/1997	509,000	50.0%	JC Penney, Macy’s, Sears	16.4
Clearview Mall	Regional Center	1981/2000	760,000	70.0%	Boscov’s, Dick’s Sporting Goods, JC Penney, TJ Maxx, Sears	21.4
Southern Park Mall	Super Regional Center/Mall	1970/1997	1,205,000	85.0%	Dillard’s, JC Penney, Macy’s, Sears	27.4
The Streets of Cranbury	Lifestyle Center	2008/N/A	110,000	100.0%	N/A	30.8
Eastwood Mall	Super Regional Center/Mall	1969/2006	1,453,000	87.0%	Dillard’s, JC Penney, Macy’s Sears, Target	31.3
Ross Park Mall	Super Regional Center/Mall	1986/2000	1,246,000	90.0%	JC Penney, Macy’s, Nordstrom, Sears	48.0
Tanger Outlet	Outlet Center	2008/N/A	371,000	100.0%	H&M, Saks Fifth Avenue OFF 5th	71.0
Aurora Farms Premium Outlets	Outlet Center	1987/N/A	285,000	98.0%	Saks Fifth Avenue OFF 5th	79.0
Total/Wtd. Avg.(2)			5,939,000	83.5%

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	Total/Wtd. Avg. excludes the Grove City Premium Outlets Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Grove City Premium Outlets Property:

Cash Flow Analysis
	2012	2013	2014	12/31/2015 TTM	UW	UW PSF
Base Rent(1)	$14,254,179	$14,403,840	$14,960,111	$15,203,140	$16,435,809	$30.94
Total Recoveries	$5,835,788	$6,230,807	$7,131,019	$7,368,612	$7,623,750	$14.35
Other Income	$512,645	$429,202	$431,067	$497,509	$497,509	$0.94
Less Vacancy & Credit Loss	$40,673	$13,427	$3,930	($8,184)	($1,202,978)	($2.26)
Effective Gross Income	$20,643,285	$21,077,276	$22,526,127	$23,061,077	$23,354,090	$43.96
Total Operating Expenses	$5,932,771	$6,031,836	$6,380,355	$6,388,943	$6,524,509	$12.28
Net Operating Income	$14,710,514	$15,045,440	$16,145,772	$16,672,134	$16,829,581	$31.68
Capital Expenditures	$0	$0	$0	$0	$217,792	$0.41
TI/LC	$0	$0	$0	$0	$359,436	$0.68
Net Cash Flow	$14,710,514	$15,045,440	$16,145,772	$16,672,134	$16,252,353	$30.60

Occupancy %	94.1%	96.5%	95.6%	94.0%	97.9%
NOI DSCR	2.41x	2.46x	2.64x	2.73x	2.75x
NCF DSCR	2.41x	2.46x	2.64x	2.73x	2.66x
NOI Debt Yield	10.5%	10.7%	11.5%	11.9%	12.0%
NCF Debt Yield	10.5%	10.7%	11.5%	11.9%	11.6%

(1)	UW Base Rent is net of actual vacancy and includes approximately $44,886 of straight line rent credit through February 2024 for the Coach space, approximately $23,012 of straight line rent credit through August 2022 for The North Face space, approximately $10,148 of straight line rent credit through September 2023 for the Starbucks Coffee Company space, approximately $1,012 of straight line rent credit through March 2018 for the AT&T Wireless space, and approximately $554,412 of additional contractual rent steps effective September 30, 2016.

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A-3-97

MSCI 2016-UBS9	Dembs Roth Kancov Portfolio

Mortgage Loan No. 13 – Dembs Roth Kancov Portfolio

Mortgage Loan Information				Property Information(1)
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio(2):	Portfolio
Original Balance:	$19,500,000			Location:	Various
Cut-off Date Balance:	$19,409,822			General Property Type:	Retail
% of Initial Pool Balance:	2.9%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Dennis Dembs; Irving Nusbaum; The Michael N. Roth Irrevocable Trust Dated October 6, 1971; The Irving Nusbaum Amended And Restated Revocable Trust Agreement Dated May 31, 1994; Berlin Family Real Estate Company LLC			Year Built/Renovated:	Various/N/A
				Size:	277,367 SF
				Cut-off Date Balance per Unit:	$70
				Maturity Date Balance per Unit:	$58
				Property Manager:	Dembs-Roth Construction Co. (borrower-related)
Mortgage Rate:	5.0781%
Note Date:	11/10/2015
First Payment Date:	12/6/2015
Maturity Date:	11/6/2025
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	4 months			Underwriting and Financial Information(1)
Prepayment Provisions:	LO (28); DEF (85); O (7)			UW NOI:	$2,517,409
Lockbox/Cash Mgmt Status:	N/A			UW NOI Debt Yield:	13.0%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	15.6%
Additional Debt Balance:	N/A			UW NCF DSCR:	1.86x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$2,703,024 (8/31/2015 Ann. T-8)
Reserves				2nd Most Recent NOI:	$2,463,643 (12/31/2014)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$2,298,961 (12/31/2013)
RE Tax:	$351,866	Springing	N/A	Most Recent Occupancy:	100.0% (11/1/2015)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2014)
Deferred Maintenance:	$353,959	$0	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2013)
Recurring Replacements:	$0	Springing	Springing	Appraised Value (as of):	$29,665,000
TI/LC:	$250,000	Springing	$250,000	Cut-off Date LTV Ratio:	65.4%
Other(3):	$94,415	Springing	Springing	Maturity Date LTV Ratio:	54.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,500,000	97.4%	Loan Payoff(4):	$18,038,169	90.1%
Borrower Equity(4):	$528,553	2.6%	Reserves:	$1,050,239	5.2%
			Closing Costs:	$940,145	4.7%
Total Sources:	$20,028,553	100.0%	Total Uses:	$20,028,553	100.0%

(1)	Property Information and Underwriting and Financial Information are based on a combination or sum of all 21 retail properties that comprise the Dembs Roth Kancov Portfolio.

(2)	The Dembs Roth Kancov Portfolio Borrower may obtain the release of an individual Dembs Roth Kancov Portfolio Property, at any time on or after the earlier of (i) December 6, 2018 and (ii) the end of the two-year period commencing on the closing date of this securitization, subject to the payment of a yield maintenance premium calculated pursuant to the terms of the loan agreement for the Dembs Roth Kancov Portfolio Mortgage Loan and Release Amount with respect to the released property. “Release Amount” will be an amount equal to the greatest of (A) 115% of the allocated loan amount of the released property, (B) an amount that would result, after giving effect to the release, in the DSCR being not less than the greater of (i) 1.80x and (ii) the DSCR for the Dembs Roth Kancov Portfolio preceding the release; (C) an amount that would result, after giving effect to the release, in the debt yield being not less than the greater of (i) 11.6% and (ii) the debt yield for the Dembs Roth Kancov Portfolio preceding the release; and (D) an amount that would result, after giving effect to the release, in the loan-to-value ratio being not greater than the lesser of (i) 65.0% and (ii) the loan-to-value ratio for the Dembs Roth Kancov Portfolio preceding the release.

(3)	At loan origination, $94,415 was escrowed into an unfunded obligations reserve for three tenants. On each monthly payment date on or after which any tenant that either (x) leases 20% or more of the Dembs Roth Kancov Portfolio NRA or (y) pays rent equal to 20% or more of the total in place base rent at the Dembs Roth Kancov Portfolio (each, a “Major Tenant”) (i) provides notification of its intent to terminate or not renew its lease, (ii) does not renew its lease at least six months prior to the lease expiration, (iii) does not renew its lease upon the date it is required to do so in said lease, (iv) has an event of default under its lease, (v) files or otherwise becomes involved as a debtor in bankruptcy proceedings, (vi) terminates its lease or (vii) goes dark (each, a “Major Tenant Trigger Event”), the Dembs Roth Kancov Portfolio Borrower is required to deposit all excess cash flow into a major tenant TI/LC reserve, capped at $25 PSF of the total rentable square footage of each Major Tenant involved in any then existing Major Tenant Trigger Event.

(4)	See “—The Mortgage Loan” below for further discussion of the Dembs Roth Kancov Portfolio Mortgage Loan refinancing.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Dembs Roth Kancov Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $19,500,000 that is secured by a first priority fee mortgage encumbering 21 retail properties in Florida, Illinois, Virginia, Missouri, Indiana, Michigan, Kansas and North Carolina (each individually, a “Dembs Roth Kancov Portfolio Property”, and all collectively, the “Dembs Roth Kancov Portfolio”). The proceeds of the Dembs Roth Kancov Portfolio Mortgage Loan were primarily used to refinance a previous loan of approximately $18,038,169 at the time of payoff, secured by the 21 retail properties comprising the Dembs Roth Kancov Portfolio and several other properties that are not collateral for the Dembs Roth Kancov Portfolio Mortgage Loan. While the payoff letter was unable to be broken out by property,

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MSCI 2016-UBS9	Dembs Roth Kancov Portfolio

based on a schedule of allocated loan balances provided by the borrower as of October 31, 2015, the estimated balance attributable to the Dembs Roth Kancov Portfolio was approximately $15.3 million.

The Borrower and the Sponsor. The borrower is Kancov Investment Limited Partnership (the “Dembs Roth Kancov Portfolio Borrower”), a single-purpose Michigan limited partnership structured to be bankruptcy-remote, with no independent directors. The sponsors and the nonrecourse carve-out guarantors of the Dembs Roth Kancov Portfolio Mortgage Loan are Dennis Dembs, Irving Nusbaum, The Michael N. Roth Irrevocable Trust Dated October 6, 1971, The Irving Nusbaum Amended And Restated Revocable Trust Agreement Dated May 31, 1994, and Berlin Family Real Estate Company, LLC. Mr. Dembs, along with Michael N. Roth, founded Dembs Roth Group in 1968, offering construction, leasing and property management services. Since inception, Dembs Roth Group has constructed in excess of 15 million SF of combined industrial and commercial space. The Dembs Roth Group owns and manages approximately 75 strip centers and free standing commercial properties across ten states and approximately 133 industrial and commercial buildings across southeastern Michigan, ranging in size from 10,000 SF to over 300,000 SF. The Dembs Roth Kancov Portfolio is managed by Dembs-Roth Construction Co., a borrower-affiliated entity of the Dembs Roth Group.

The Dembs Roth Kancov Portfolio Borrower is affiliated with the borrowers of one other mortgage loan through partial or complete direct or indirect common ownership, identified as Dembs Roth Cross Group Portfolio in Annex A-1 to the Preliminary Prospectus.

The Property. The Dembs Roth Kancov Portfolio consists of 21 single tenant and unanchored retail properties located across eight states and 15 different markets. The top three state concentrations based on allocated Cut-off Date loan amount are Florida at approximately 51%, Illinois at approximately 13%, and Virginia at approximately 13%. The Dembs Roth Kancov Portfolio totals approximately 277,367 SF and is leased to 37 separate tenants. Many of the Dembs Roth Kancov Portfolio Properties were developed and designed in partnership with the retailer in occupancy in order to maximize visibility for the tenants. The Dembs Roth Kancov Portfolio ranges in size from 9,400 SF to 19,888 SF, with an average of 13,208 SF.
See “—Major Portfolio Tenants (by underwritten base rents)” below for further discussion of the top five tenant concentrations.

The following table presents each property comprising the Dembs Roth Kancov Portfolio by descending Allocated Cut-off Date Loan Amount:

Property Summary
Property Name	Location	Size (SF)(1)	Occ. %(1)	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Year Built	Appraised Value
745 Battlefield Boulevard	Chesapeake, VA	16,865	100.0%	$1,643,786	8.5%	1991	$2,500,000
336 Army Trail Road	Bloomingdale, IL	12,000	100.0%	$1,492,558	7.7%	1991	$2,270,000
5858 Sue Mandy Drive	St. Peters, MO	12,000	100.0%	$1,282,153	6.6%	1991	$1,950,000
13809 N. Dale Mabry Highway	Tampa, FL	14,100	100.0%	$1,078,323	5.6%	1995	$1,640,000
5974-5990 S. Tamiami Trail	Sarasota, FL	14,279	100.0%	$1,045,448	5.4%	1987	$1,590,000
#1 Auto Row Drive	Bloomington, IL	14,000	100.0%	$1,035,585	5.3%	1995	$1,575,000
5137-5177 14th Street West	Bradenton, FL	19,888	100.0%	$1,005,997	5.2%	1987	$1,530,000
5510 Franklin Street	Michigan City, IN	16,950	100.0%	$946,821	4.9%	1996	$1,440,000
12579 Felch Street	Holland, MI	17,600	100.0%	$920,520	4.7%	1994	$1,400,000
12740 W. 87th Parkway	Lenexa, KS	12,000	100.0%	$920,520	4.7%	1991	$1,400,000
5018 West Colonial Drive	Orlando, FL	11,960	100.0%	$835,043	4.3%	1997	$1,270,000
4690 US Highway 98 North	Lakeland, FL	12,000	100.0%	$828,468	4.3%	1991	$1,260,000
4207 Portsmouth Boulevard	Chesapeake, VA	12,000	100.0%	$821,892	4.2%	1992	$1,250,000
28365 US Highway 19 North	Clearwater, FL	9,400	100.0%	$821,892	4.2%	1985	$1,250,000
3770 West Haven Avenue	Melbourne, FL	12,000	100.0%	$775,867	4.0%	1992	$1,180,000
6237 East Colonial Drive	Orlando, FL	12,000	100.0%	$756,141	3.9%	1993	$1,150,000
2020 Principal Row	Orlando, FL	12,000	100.0%	$756,141	3.9%	1992	$1,150,000
2660 SW College Road	Ocala, FL	12,000	100.0%	$683,815	3.5%	1995	$1,040,000
2641 Enterprise Road	Orange City, FL	12,000	100.0%	$670,664	3.5%	1995	$1,020,000
1734 S. Tamiami Trail	Venice, FL	11,530	100.0%	$611,488	3.2%	1993	$930,000
1150 North Wesleyan Boulevard	Rocky Mount, NC	10,795	100.0%	$476,698	2.5%	1994	$870,000
Total/Wtd. Avg.		277,367	100.0%	$19,409,822	100.0%		$29,665,000

(1)	Information is based on the underwritten rent roll.

Major Portfolio Tenants (by underwritten base rents).

Butler Carpet (32,413 SF, 11.7% of portfolio NRA, 12.4% of portfolio underwritten base rent). Butler Carpet d/b/a Bob’s Carpet Mart leases a total of 32,413 SF at three unanchored and single tenant properties within the Dembs Roth Kancov Portfolio. Founded in 1969, Butler Carpet is a flooring retailer headquartered in Clearwater, Florida. It has 15 store locations throughout the Tampa Bay area offering carpet and flooring products and contractor services. Within the Dembs Roth Kancov Portfolio, Butler Carpet has been in occupancy at 13809 N. Dale Mabry Highway for over 20 years (12,000 SF) paying a current base rent of $10.30 PSF, 28365 US Highway 19 North for 24 years (9,400 SF) paying a current base rent of $12.42 PSF and 5974-5990 S. Tamiami Trail for nine years (11,013 SF) paying a current base rent of $10.33 PSF. Butler Carpet does not have any termination options.

American Mattress (12,000 SF, 4.3% of portfolio NRA, 6.7% of portfolio underwritten base rent). American Mattress is a mattress retailer based in Illinois and Indiana. American Mattress offers an assortment of mattress brands, adjustable beds, pillows and bedding accessories and futons. American Mattress has been in operation for over 25 years and 108 store locations, making it the largest retailer in the Midwest of Serta and Tempurpedic, two major national mattress brands. American Mattress, the sole tenant at 336 Army Trail Road, occupies 12,000 SF and pays a current base rent of $16.00 PSF. The original five-year lease term expires in October 2020, has two five-year extension options remaining and no termination options.

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MSCI 2016-UBS9	Dembs Roth Kancov Portfolio

Total Renal (10,908 SF, 3.9% of portfolio NRA, 5.7% of portfolio underwritten base rent). Total Renal operates and provides dialysis services for patients suffering from chronic kidney failure and end stage renal disease and related medical services primarily in dialysis centers and contracted hospitals. Total Renal operates as a subsidiary of DaVita Healthcare Partners, Inc. (NYSE: DVA) (Fitch/Moody’s/S&P: NR/Ba3/BB), a Fortune 500 company and leading provider of dialysis and healthcare services in the United States by offering integrated treatment plans, personalized care teams and convenient health-management services. As of September 30, 2015, DaVita Kidney Care operated or provided administrative services at 2,225 outpatient dialysis centers throughout the United States serving approximately 177,000 patients. The outpatient dialysis centers range in size from approximately 500 SF to 33,000 SF, with an average of approximately 7,000 SF. For the fiscal year ending December 31, 2014, DaVita Healthcare Partners, Inc. reported net income of $723.1 million on revenue of $12.8 billion, $17.9 billion in total assets, including approximately $965.2 million in cash and equivalents, and shareholders’ equity of $5.2 billion. Total Renal has been at the 745 Battlefield Boulevard property since February 1999 with a lease expiration in September 2024. It has two five-year extension option remaining and no termination options.

David’s Bridal (12,000 SF, 4.3% of portfolio NRA, 5.5% of portfolio underwritten base rent). David’s Bridal is a clothier in the United States that specializes in wedding dresses, prom gowns and other formal wear. It is the largest American bridal-store chain and operates in more than 300 stores across 45 states, Canada, Puerto Rico and the United Kingdom. In 2012, David’s Bridal was acquired by Clayton, Dubilier & Rice Inc. at a valuation of $1.05 billion. David’s Bridal is the sole tenant at the 5858 Sue Mandy Drive property, occupying 12,000 SF over a 21-year lease term. The lease expires in December 2016 and has two, five-year extension options and no termination options.

Transamerican 4 Wheel (11,960 SF, 4.3% of portfolio NRA, 4.4% of portfolio underwritten base rent). Transamerican 4 Wheel is the top distributor of aftermarket parts for Jeep, light trucks and SUV’s. Founded in 1961, the company is a large distributor of off-road parts and accessories. Transamerican 4 Wheel has a nationwide chain of 72 retail stores and service centers across North America with six distribution centers. Transamerican 4 Wheel has approximately $50 million of off-road parts from more than 250 manufacturers in its inventory. Its wholesale business is the only aftermarket accessories distributor to offer global exporting to over 200 countries. Transamerican 4 Wheel is the sole tenant at the 5018 West Colonial Drive property, occupying 11,960 SF. The lease expires in September 2019, has three five-year extension options, and no termination options.

The following table presents a summary regarding the 10 largest tenants by SF within the Dembs Roth Kancov Portfolio:

Dembs Roth Kancov Portfolio Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Total Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Retail Center
Top 10 Portfolio Tenants
Butler Carpet	NR/NR/NR	32,413	11.7%	$354,167	12.4%	$10.93	3/31/2018 7/31/2017 7/31/2019	13809 N. Dale Mabry Highway 5974-5990 S. Tamiami Trail 28365 US Highway 19 North
American Mattress	NR/NR/NR	12,000	4.3%	$192,000	6.7%	$16.00	10/16/2020	336 Army Trail Road
David’s Bridal	NR/NR/NR	12,000	4.3%	$156,000	5.5%	$13.00	12/14/2016	5858 Sue Mandy Drive
Salvation Army	NR/NR/NR	12,000	4.3%	$122,400	4.3%	$10.20	10/31/2018	12579 Felch Street
Gomer’s Fine Wine	NR/NR/NR	12,000	4.3%	$114,000	4.0%	$9.50	8/31/2018	12740 W. 87th Parkway
K & P Capital	NR/NR/NR	12,000	4.3%	$111,840	3.9%	$9.32	8/9/2019	3770 West Haven Avenue
SOS Furniture	NR/NR/NR	12,000	4.3%	$110,160	3.9%	$9.18	12/19/2016	2020 Principal Row
Carr Boys	NR/NR/NR	12,000	4.3%	$108,000	3.8%	$9.00	3/31/2022	6237 East Colonial Drive
Dollar Floor	NR/NR/NR	12,000	4.3%	$99,840	3.5%	$8.32	7/31/2020	2641 Enterprise Road
Ocala Health	NR/NR/NR	12,000	4.3%	$99,000	3.5%	$8.25	6/25/2016	2660 SW College Road
Subtotal/Wtd. Avg.		140,413	50.6%	$1,467,407	51.5%	$10.45

Other Tenants		136,954	49.4%	$1,383,131	48.5%	$10.10
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		277,367	100.0%	$2,850,538	100.0%	$10.28

(1)	Information is based on the underwritten rent roll.

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MSCI 2016-UBS9	Dembs Roth Kancov Portfolio

The following table presents certain information relating to the aggregate lease rollover at the Dembs Roth Kancov Portfolio and is based on the underwritten rent rolls of the properties comprising the Dembs Roth Kancov Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0%	0%
2016	6	47,465	$10.13	17.1%	17.1%	$480,623	16.9%	16.9%
2017	5	29,304	$10.91	10.6%	27.7%	$319,627	11.2%	28.1%
2018	7	49,642	$10.42	17.9%	45.6%	$517,341	18.1%	46.2%
2019	8	47,883	$10.38	17.3%	62.8%	$497,140	17.4%	63.7%
2020	8	68,165	$10.05	24.6%	87.4%	$684,987	24.0%	87.6%
2021	1	12,000	$6.60	4.3%	91.7%	$79,200	2.8%	90.5%
2022	1	12,000	$9.00	4.3%	96.1%	$108,000	3.8%	94.3%
2023	0	0	$0.00	0.0%	96.1%	$0	0.0%	94.3%
2024	1	10,908	$15.00	3.9%	100.0%	$163,620	5.7%	100.0%
2025	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2026	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2027 & Beyond	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	37	277,367	$10.28	100.0%		$2,850,538	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The Markets. The Dembs Roth Kancov Portfolio is comprised of 21 single-tenant and unanchored retail properties in eight states and 15 different markets, listed below by descending Allocated Cut-off Date Loan Amount.

Market Summaries
Property Name	Address	Allocated Cut-off Date Loan Amount	Estimated 2015 Population (five-mile radius)(1)	Estimated Average 2015 Household Income (five-mile radius)(1)	Average Submarket Retail Vacancy(1)
745 Battlefield Boulevard	745 North Battlefield Boulevard, Chesapeake, VA	$1,643,786	177,667	$85,695	2.5%
336 Army Trail Road	336 Army Trail Road, Bloomingdale, IL	$1,492,558	256,035	$96,174	11.4%
5858 Sue Mandy Drive	5858 Suemandy Drive, St. Peters, MO	$1,282,153	146,603	$86,026	6.4%
13809 N. Dale Mabry Highway	13809 North Dale Mabry Highway, Tampa, FL	$1,078,323	242,907	$57,439	5.2%
5974-5990 S. Tamiami Trail	5974-5990 South Tamiami Trail, Sarasota, FL	$1,045,448	115,709	$68,064	4.9%
#1 Auto Row Drive	1 Auto Row Drive Unit 1, Bloomington, IL	$1,035,585	134,197	$78,585	6.6%(2)
5137-5177 14th Street West	5137-5177 14th Street West, Bradenton, FL	$1,005,997	171,649	$52,474	6.4%
5510 Franklin Street	5510 Franklin Street, Michigan City, IN	$946,821	41,577	$54,063	6.0%(2)
12579 Felch Street	12579 Felch Street, Holland, MI	$920,520	95,818	$63,119	2.8%
12740 W. 87th Parkway	12740 West 87th Street Parkway, Lenexa, KS	$920,520	206,604	$79,540	7.0%
5018 West Colonial Drive	5018 West Colonial Drive, Orlando, FL	$835,043	288,942	$51,391	7.2%
4690 US Highway 98 North	4690 US Highway 98 North, Lakeland, FL	$828,468	110,648	$50,494	6.3%
4207 Portsmouth Boulevard	4207 Portsmouth Boulevard, Chesapeake, VA	$821,892	135,411	$73,688	5.0%
28365 US Highway 19 North	28365 US Highway 19 North, Clearwater, FL	$821,892	221,346	$68,287	7.2%
3770 West Haven Avenue	3770 West New Haven Avenue, Melbourne, FL	$775,867	108,976	$55,336	8.5%
6237 East Colonial Drive	6237 East Colonial Drive, Orlando, FL	$756,141	290,116	$58,873	4.3%
2020 Principal Row	9320 South Orange Blossom Trail, Orlando, FL	$756,141	168,371	$52,674	6.6%
2660 SW College Road	2660 Southwest College Road, Ocala, FL	$683,815	70,140	$54,073	8.3%
2641 Enterprise Road	2641 Enterprise Road, Orange City, FL	$670,664	90,742	$52,486	6.4%
1734 S. Tamiami Trail	1734 South Tamiami Trail, Venice, FL	$611,488	73,083	$62,664	8.3%
1150 North Wesleyan Boulevard	1150 North Wesleyan Boulevard, Rocky Mount, NC	$476,698	57,698	$49,445	7.9%(2)

(1)	Source: Industry Report

(2)	Source: Appraisal

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MSCI 2016-UBS9	Dembs Roth Kancov Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow of the Dembs Roth Kancov Portfolio:

Cash Flow Analysis
	2012(1)	2013	2014	8/31/2015 Ann. T-8	UW	UW PSF
Base Rent(2)	N/A	$2,457,286	$2,611,497	$2,595,719	$2,850,538	$10.28
Total Recoveries	N/A	$578,483	$646,583	$683,085	$816,688	$2.94
Other Income	N/A	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($183,361)	($0.66)
Effective Gross Income	N/A	$3,035,769	$3,258,080	$3,278,804	$3,483,865	$12.56
Total Operating Expenses	N/A	$736,808	$794,437	$575,780	$966,456	$3.48
Net Operating Income	N/A	$2,298,961	$2,463,643	$2,703,024	$2,517,409	$9.08
Capital Expenditures	N/A	$0	$0	$0	$56,289	$0.20
TI/LC	N/A	$0	$0	$0	$109,870	$0.40
Net Cash Flow	N/A	$2,298,961	$2,463,643	$2,703,024	$2,351,250	$8.48

Occupancy %	N/A	100.0%	100.0%	100.0%	100.0%
NOI DSCR	N/A	1.81x	1.94x	2.13x	1.99x
NCF DSCR	N/A	1.81x	1.94x	2.13x	1.86x
NOI Debt Yield	N/A	11.8%	12.7%	13.9%	13.0%
NCF Debt Yield	N/A	11.8%	12.7%	13.9%	12.1%

(1)	Operating statements prior to 2013 were not available.

(2)	UW Base Rent includes approximately $18,598 of additional contractual rent steps effective November 1, 2016.

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MSCI 2016-UBS9	Dembs Roth Cross Group Portfolio

Mortgage Loan No. 14 – Dembs Roth Cross Group Portfolio

Mortgage Loan Information				Property Information(1)
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio(2):	Portfolio
Original Balance:	$16,220,000			Location:	Various
Cut-off Date Balance:	$16,144,990			General Property Type:	Various
% of Initial Pool Balance:	2.4%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Dennis Dembs; Irving Nusbaum; The Michael N. Roth Irrevocable Trust Dated October 6, 1971; The Irving Nusbaum Amended And Restated Revocable Trust Agreement Dated May 31, 1994; Berlin Family Real Estate Company LLC			Year Built/Renovated:	Various
				Size:	280,729 SF
				Cut-off Date Balance per Unit:	$58
				Maturity Date Balance per Unit:	$48
				Property Manager:	Dembs-Roth Construction Co. (borrower-related)
Mortgage Rate:	5.0781%
Note Date:	11/10/2015
First Payment Date:	12/6/2015
Maturity Date:	11/6/2025
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	4 months			Underwriting and Financial Information(1)
Prepayment Provisions:	LO (28); DEF (85); O (7)			UW NOI:	$2,181,421
Lockbox/Cash Mgmt Status:	N/A			UW NOI Debt Yield:	13.5%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	16.3%
Additional Debt Balance:	N/A			UW NCF DSCR:	1.98x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$1,993,197 (8/31/2015 Ann. T-8)
Reserves				2nd Most Recent NOI:	$1,783,032 (12/31/2014)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$1,910,047 (12/31/2013)
RE Tax:	$290,098	Springing	N/A	Most Recent Occupancy:	95.9% (11/1/2015)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	83.8% (12/31/2014)
Deferred Maintenance:	$189,988	$0	N/A	3rd Most Recent Occupancy:	77.1% (12/31/2013)
Recurring Replacements:	$0	Springing	Springing	Appraised Value (as of):	$24,355,000
TI/LC:	$555,000	Springing	$630,000	Cut-off Date LTV Ratio:	66.3%
Other(3):	$91,594	Springing	Springing	Maturity Date LTV Ratio:	55.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,220,000	100.0%	Loan Payoff(4):	$12,638,607	77.9%
			Reserves:	$1,126,680	6.9%
			Closing Costs:	$499,612	3.1%
			Return of Equity(4):	$1,955,101	12.1%
Total Sources:	$16,220,000	100.0%	Total Uses:	$16,220,000	100.0%

(1)	Property Information and Underwriting and Financial Information are based on a combination or sum of all 11 properties that comprise the Dembs Roth Cross Group Portfolio.

(2)	The Dembs Roth Cross Group Portfolio Borrower may obtain the release of an individual Dembs Roth Cross Group Portfolio Property, at any time on or after the earlier of (i) December 6, 2018 and (ii) the end of the two-year period commencing on the closing date of this securitization, subject to the payment of the yield maintenance premium calculated pursuant to the terms of the loan agreement for the Dembs Roth Cross Group Portfolio Mortgage Loan and Release Amount with respect to the released property. “Release Amount” will be an amount equal to the greatest of (A) 115% of the allocated loan amount of the released property, (B) an amount that would result, after giving effect to the release, in the DSCR being not less than the greater of (i) 1.81x and (ii) the DSCR for the Dembs Roth Cross Group Portfolio preceding the release; (C) an amount that would result, after giving effect to the release, in the debt yield being not less than the greater of (i) 11.6% and (ii) the debt yield for the Dembs Roth Cross Group Portfolio preceding the release; and (D) an amount that would result, after giving effect to the release, in the loan-to-value ratio being not greater than the lesser of (i) 66.6% and (ii) the loan-to-value ratio for the Dembs Roth Cross Group Portfolio preceding the release.

(3)	At loan origination, $91,594 was escrowed into an unfunded obligations reserve for two tenants. On each monthly payment date on or after which any tenant that either (x) leases 20% or more of the Dembs Roth Cross Group Portfolio NRA or (y) pays rent equal to 20% or more of the total in place base rent at the Dembs Roth Cross Group Portfolio (each such, a “Major Tenant”) (i) provides notification of its intent to terminate or not renew its lease, (ii) does not renew its lease at least six months prior to the lease expiration, (iii) does not renew its lease upon the date it is required to do so in said lease, (iv) has an event of default under its lease, (v) files or otherwise becomes involved as a debtor in bankruptcy proceedings, (vi) terminates its lease or (vii) goes dark, (each, a “Major Tenant Trigger Event”), the Dembs Roth Cross Group Portfolio Borrower is required to deposit all excess cash flow into a major tenant TI/LC reserve, capped at $25 PSF of the total rentable square footage of each Major Tenant involved in any then existing Major Tenant Trigger Event.

(4)	See “—The Mortgage Loan” below for further discussion of the Dembs Roth Cross Group Portfolio Mortgage Loan refinancing.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Dembs Roth Cross Group Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $16,220,000 that is secured by a first priority fee mortgage encumbering a portfolio of 11 retail, industrial and office properties in Illinois, Michigan and Florida (each individually, a “Dembs Roth Cross Group Portfolio Property”, and all collectively, the “Dembs Roth Cross Group Portfolio”). The proceeds of the Dembs Roth Cross Group Portfolio Mortgage Loan were primarily used to refinance a previous loan of approximately $12,638,607 at the time of payoff, secured by 10 of the 11 properties comprising the Dembs Roth Cross Group Portfolio. The debt on the remaining property was included in the Dembs Roth Kancov Portfolio Mortgage Loan refinancing. While the payoff letter was unable to be broken out by

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MSCI 2016-UBS9	Dembs Roth Cross Group Portfolio

property, based on a schedule of allocated loan balances provided by the borrower as of October 31, 2015, the estimated balance attributable to the Dembs Roth Cross Group Portfolio Property included in the Dembs Roth Kancov Portfolio refinancing was approximately $1.7 million.

The Borrower and the Sponsor. The borrowers are Briar Group Limited Partnership, Downers Grove Limited Partnership, Christopher Management CL LLC, Gainesville Group Limited Partnership, Hampton Mercury Investment Company II Limited Partnership, Rockford Associates Limited Partnership, Stansbury Partners, L.L.C. and D R Group CL LLC (collectively, the “Dembs Roth Cross Group Portfolio Borrower”), eight single-purpose Michigan limited liability companies and partnerships structured to be bankruptcy-remote, with no independent directors. Each borrowing entity owns between one and three properties and no property is owned by more than one borrower. The sponsors and the nonrecourse carve-out guarantors of the Dembs Roth Cross Group Portfolio Mortgage Loan are Dennis Dembs, Irving Nusbaum, The Michael N. Roth Irrevocable Trust Dated October 6, 1971, The Irving Nusbaum Amended And Restated Revocable Trust Agreement Dated May 31, 1994, and Berlin Family Real Estate Company LLC. Mr. Dembs, along with Michael N. Roth, founded Dembs Roth Group in 1968, offering construction, leasing and property management services. Since inception, Dembs Roth Group has constructed in excess of 15 million SF of combined industrial and commercial space. The Dembs Roth Group owns and manages approximately 75 strip centers and free standing commercial properties across ten states and approximately 133 industrial and commercial buildings across southeastern Michigan, ranging in size from 10,000 SF to over 300,000 SF. The Dembs Roth Cross Group Portfolio is managed by Dembs-Roth Construction Co., a borrower-affiliated entity of the Dembs Roth Group.

The Dembs Roth Cross Group Portfolio Borrower is affiliated with the borrower of one other mortgage loan through partial or complete direct or indirect common ownership, identified as Dembs Roth Kancov Portfolio in Annex A-1 to the Preliminary Prospectus.

The Property. The Dembs Roth Cross Group Portfolio consists of six unanchored retail, three industrial, and two suburban office properties located across Illinois (60% of NRA), Michigan (36% of NRA), and Florida (4% of NRA). The Dembs Roth Cross Group Portfolio totals approximately 280,729 SF and is leased to 39 separate tenants. Many of the retail properties in the Dembs Roth Cross Group Portfolio were developed and designed in partnership with the retailer in occupancy in order to maximize visibility for the tenants. Five of the six retail properties in the Dembs Roth Cross Group Portfolio are 100.0% occupied, with the remaining retail property at 71.4% occupancy. The retail properties range in size from 21,050 SF to 40,179 SF, with an average of 28,219 SF. All of the industrial and office properties in the Dembs Roth Cross Group Portfolio are 100.0% occupied. The office properties are approximately 10,000 SF and the industrial properties range in size from 10,200 SF to 54,080 SF, with an average of 30,455 SF. See “—Major Portfolio Tenants (by underwritten base rents)” below for further discussion of the top five tenant concentrations.

The following table presents each property comprising the Dembs Roth Cross Group Portfolio by descending Allocated Cut-off Date Loan Amount:

Property Summary
Property Name	Location	Size (SF)(1)	Occ. %(1)	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Property Type	Year Built	Appraised Value
40984 Concept Drive (Rofin Sinar)	Plymouth, MI	54,080	100.0%	$2,711,271	16.8%	Industrial	2002	$4,090,000
6905-6943 E. State Street	Rockford, IL	40,179	71.4%	$2,054,998	12.7%	Retail	1991	$3,100,000
14706-14740 LaGrange Road	Orland Park, IL	21,050	100.0%	$1,988,707	12.3%	Retail	1986	$3,000,000
1101-1141 E. Rand Road	Arlington Heights, IL	29,065	100.0%	$1,663,885	10.3%	Retail	1988	$2,510,000
1640 75th Street	Downers Grove, IL	22,618	100.0%	$1,590,966	9.9%	Retail	1962	$2,400,000
28188-28196 Schoolcraft Road	Livonia, MI	27,084	100.0%	$1,405,353	8.7%	Industrial	1983	$2,120,000
310-330 W. Roosevelt Road	Lombard, IL	27,733	100.0%	$1,392,095	8.6%	Retail	1987	$2,100,000
4732 N. Brandywine Road (Briar Group)	Peoria, IL	28,668	100.0%	$1,259,515	7.8%	Retail	1958	$1,900,000
27750 Stansbury Street	Farmington Hills, MI	10,002	100.0%	$1,107,047	6.9%	Office	1998	$1,670,000
6933 NW 36th Avenue	Gainesville, FL	10,050	100.0%	$669,532	4.1%	Office	1996	$1,010,000
34360 Glendale Street (Christopher Mgmt Prop)	Livonia, MI	10,200	100.0%	$301,621	1.9%	Industrial	1979	$455,000
Total/Wtd. Avg.		280,729	95.9%	$16,144,990	100.0%			$24,355,000

(1)	Information is based on the underwritten rent roll.

Major Portfolio Tenants (by underwritten base rents).

Rofin Sinar (54,080 SF, 19.3% of portfolio NRA, 14.6% of portfolio underwritten base rent). Founded in 1975 and headquartered in Plymouth, Michigan and Hamburg, Germany, Rofin Sinar (NASDAQ: RSTI) specializes in industrial laser technology. It develops, manufactures, and sells laser sources and laser-based solutions for industrial material processing and its products are marketed in approximately 70 countries. For the fiscal year ending September 31, 2015, the company reported net income of $41.3 million on revenue of $519.6 million, of which, 21% of sales were generated in North America. The sole tenant at the 40984 Concept Drive (Rofin Sinar) property for over 13 years, Rofin Sinar utilizes both the industrial (approximately 86% of property NRA) and office (approximately 14% of property NRA) spaces for its operations. Originally on a ten-year lease, Rofin Sinar’s extended lease expires in May 2017 and pays a current base rent of $6.64 PSF. Rofin Sinar does not have any termination options.

Mattress Firm (19,000 SF, 6.8% of portfolio NRA, 6.1% of portfolio underwritten base rent). Mattress Firm (NASDAQ: MFRM) is a mattress retailer headquartered in Houston, Texas. Mattress Firm carries conventional and specialty mattresses and furniture and bedding related products. As of February 3, 2015, Mattress Firm and its franchisees operate over 2,200 stores, primarily under the Mattress Firm® and Sleep Train® brand names, in 105 markets across 40 states. For the fiscal year ending December 31, 2014, Mattress Firm reported net sales of $1.8 billion. The largest tenant at the 4732 N. Brandywine Road (Briar Group) property, Mattress Firm has been in occupancy for over three years (14,500 SF), pays a current base rent of $5.00 PSF and has two five-year extension options remaining. The second largest tenant at the 14706-14740 LaGrange Road property, Mattress Firm has been in occupancy for over 19 years (4,500 SF), pays a current base rent of $17.00 PSF, and has no extension options remaining. Mattress Firm does not have any termination options.

Grand Appliance & TV (12,000 SF, 4.3% of portfolio NRA, 5.9% of portfolio underwritten base rent). Grand Appliance & TV is a retailer that sells appliance, electronics, mattresses, and appliance parts and accessories. Founded in 1930, it operates 18 stores in Illinois, Wisconsin, and Iowa serving

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MSCI 2016-UBS9	Dembs Roth Cross Group Portfolio

a wide customer base of consumers, developers, interior design firms and government housing facilities. Grand Appliance & TV is the largest tenant at the 14706-14740 LaGrange Road property occupying 12,000 SF at current base rent of $12.00 PSF. Its five-year lease term expires in May 2020 and provides for two five-year extension options without any termination options.

Kentwood Office (12,000 SF, 4.3% of portfolio NRA, 5.1% of portfolio underwritten base rent). Kentwood Office is an office furniture retailer with seven store locations in Michigan, Illinois, and Indiana. Founded in 1976, Kentwood Office carries more than 68 manufacturer brands of new, used, and remanufactured office furniture and also offers professional services such as project management and storage and asset management. Kentwood Office is the largest tenant at the 310-330 W. Roosevelt Road property, occupying 12,000 SF over a five-year lease term. The lease expires in October 2019 and has one five-year extension option and no termination options.

Harbor Freight (14,458 SF, 5.2% of portfolio NRA, 5.0% of portfolio underwritten base rent). Harbor Freight is a discount tool retailer with over 600 stores throughout the United States serving approximately 30 million customers. It offers hand, air, power, and automotive tools, shop equipment, and generators. Harbor Freight is the largest tenant at the 1640 75th Street property, occupying 14,458 SF over a 10-year lease term. The lease expires in October 2025, has five five-year extension options, and no termination options.

The following table presents a summary regarding the 10 largest tenants by SF within the Dembs Roth Cross Group Portfolio:

Dembs Roth Cross Group Portfolio Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Total Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Property
Top 10 Portfolio Tenants
Rofin Sinar	NR/NR/NR	54,080	19.3%	$358,889	14.6%	$6.64	5/31/2017	40984 Concept Drive (Rofin Sinar)
Mattress Firm	NR/NR/NR	19,000	6.8%	$149,000	6.1%	$7.84	11/13/2017 3/31/2017	4732 N. Brandywine Road (Briar Group) 14706-14740 LaGrange Road
Harbor Freight	NR/NR/NR	14,458	5.2%	$122,893	5.0%	$8.50	10/31/2025	1640 75th Street
Crest Furniture	NR/NR/NR	12,361	4.4%	$95,798	3.9%	$7.75	2/28/2020	1101-1141 E. Rand Road
Grand Appliance & TV	NR/NR/NR	12,000	4.3%	$144,000	5.9%	$12.00	5/31/2020	14706-14740 LaGrange Road
Kentwood Office	NR/NR/NR	12,000	4.3%	$125,000	5.1%	$10.42	10/31/2019	310-330 W. Roosevelt Road
Four Seasons	NR/NR/NR	10,600	3.8%	$77,380	3.2%	$7.30	4/6/2017	4732 N. Brandywine Road (Briar Group)
Blue Team Restoration	NR/NR/NR	10,200	3.6%	$45,900	1.9%	$4.50	4/30/2018	34360 Glendale Street (Christopher Mgmt Prop)
New Horizon	NR/NR/NR	10,050	3.6%	$102,008	4.2%	$10.15	2/4/2017	6933 NW 36th Avenue
Graybar Electric	NR/NR/NR	9,600	3.4%	$45,600	1.9%	$4.75	12/28/2017	28188-28196 Schoolcraft Road
Subtotal/Wtd. Avg.		164,349	58.5%	$1,266,467	51.7%	$7.71

Other Tenants		104,880	37.4%	$1,184,958	48.3%	$11.30
Vacant Space		11,500	4.1%	$0	0.0%	$0.00
Total/Wtd. Avg.		280,729	100.0%	$2,451,425	100.0%	$9.11

(1)	Information is based on the underwritten rent roll.

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MSCI 2016-UBS9	Dembs Roth Cross Group Portfolio

The following table presents certain information relating to the aggregate lease rollover at the Dembs Roth Cross Group Portfolio and is based on the underwritten rent rolls of the properties comprising the Dembs Roth Cross Group Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2016	2	5,607	$11.08	2.0%	2.0%	$62,124	2.5%	2.5%
2017	15	151,887	$8.19	54.1%	56.1%	$1,243,876	50.5%	53.0%
2018	6	25,106	$7.97	8.9%	65.0%	$200,051	8.1%	61.2%
2019	6	34,930	$9.66	12.4%	77.5%	$337,420	13.8%	74.9%
2020	5	30,741	$11.37	11.0%	88.4%	$349,444	14.3%	89.2%
2021	1	1,500	$10.50	0.5%	89.0%	$15,750	0.6%	89.8%
2022	0	0	$0.00	0.0%	89.0%	$0	0.0%	89.8%
2023	0	0	$0.00	0.0%	89.0%	$0	0.0%	89.8%
2024	3	5,000	$23.97	1.8%	90.8%	$119,868	4.9%	94.7%
2025	1	14,458	$8.50	5.2%	95.9%	$122,893	5.0%	100.0%
2026	0	0	$0.00	0.0%	95.9%	$0	0.0%	100.0%
2027 & Beyond	0	0	$0.00	0.0%	95.9%	$0	0.0%	100.0%
Vacant	0	11,500	$0.00	4.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	39	280,729	$9.11	100.0%		$2,451,425	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The Markets. The Dembs Roth Cross Group Portfolio is comprised of six unanchored retail, three industrial, and two suburban office properties, listed below by descending Allocated Cut-off Date Loan Amount.

Market Summaries
Property Name	Location	Property Type	Allocated Cut-off Date Loan Amount	Estimated 2015 Population (five-mile radius)(1)	Estimated Average 2015 Household Income (five-mile radius)(1)	Average Submarket Vacancy(1)
40984 Concept Drive (Rofin Sinar)	Plymouth, MI	Industrial	$2,711,271	209,232	$84,721	4.6%
6905-6943 E. State Street	Rockford, IL	Retail	$2,054,998	122,966	$69,543	12.4%
14706-14740 LaGrange Road	Orland Park, IL	Retail	$1,988,707	169,122	$95,800	7.4%
1101-1141 E. Rand Road	Arlington Heights, IL	Retail	$1,663,885	332,750	$90,934	10.1%
1640 75th Street	Downers Grove, IL	Retail	$1,590,966	240,585	$103,007	6.8%
28188-28196 Schoolcraft Road	Livonia, MI	Industrial	$1,405,353	284,709	$58,311	5.9%
310-330 W. Roosevelt Road	Lombard, IL	Retail	$1,392,095	271,740	$102,327	6.8%
4732 N. Brandywine Road (Briar Group)	Peoria, IL	Retail	$1,259,515	125,637	$60,664	7.6%
27750 Stansbury Street	Farmington Hills, MI	Office	$1,107,047	187,233	$91,500	17.7%
6933 NW 36th Avenue	Gainesville, FL	Office	$669,532	148,547	$67,023	7.7%(2)
34360 Glendale Street (Christopher Mgmt Prop)	Livonia, MI	Industrial	$301,621	236,186	$68,710	5.9%

(1)	Source: Industry Report

(2)	Source: Appraisal

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MSCI 2016-UBS9	Dembs Roth Cross Group Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow of the Dembs Roth Cross Group Portfolio:

Cash Flow Analysis
	2012(1)	2013	2014	8/31/2015 Ann. T-8	UW	UW PSF
Base Rent(2)	N/A	$2,112,138	$2,060,909	$2,177,454	$2,569,300	$9.15
Total Recoveries	N/A	$769,001	$837,167	$817,449	$1,040,920	$3.71
Other Income	N/A	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($180,511)	($0.64)
Effective Gross Income	N/A	$2,881,139	$2,898,076	$2,994,903	$3,429,709	$12.22
Total Operating Expenses	N/A	$971,092	$1,115,044	$1,001,707	$1,248,288	$4.45
Net Operating Income	N/A	$1,910,047	$1,783,032	$1,993,197	$2,181,421	$7.77
Capital Expenditures	N/A	$0	$0	$0	$57,949	$0.21
TI/LC	N/A	$0	$0	$0	$38,149	$0.14
Net Cash Flow	N/A	$1,910,047	$1,783,032	$1,993,197	$2,085,323	$7.43

Occupancy %	N/A	77.1%	83.8%	98.9%	95.9%
NOI DSCR	N/A	1.81x	1.69x	1.89x	2.07x
NCF DSCR	N/A	1.81x	1.69x	1.89x	1.98x
NOI Debt Yield	N/A	11.8%	11.0%	12.3%	13.5%
NCF Debt Yield	N/A	11.8%	11.0%	12.3%	12.9%

(1)	Operating statements prior to 2013 were not available.

(2)	UW Base Rent includes approximately $6,939 of additional contractual rent steps effective November 1, 2016.

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MSCI 2016-UBS9	Hilton Garden Inn Tupelo

Mortgage Loan No. 15 – Hilton Garden Inn Tupelo

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBSRES			Single Asset/Portfolio:	Single Asset
Original Balance:	$15,500,000			Location:	Tupelo, MS 38804
Cut-off Date Balance:	$15,472,699			General Property Type:	Hospitality
% of Initial Pool Balance:	2.3%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Gregory M. Friedman; Mitul Patel; Jatin Desai			Year Built/Renovated:	2006/2014
				Size:	158 Rooms
Mortgage Rate:	5.2590%			Cut-off Date Balance per Unit:	$97,928
Note Date:	1/25/2016			Maturity Date Balance per Unit:	$74,285
First Payment Date:	3/6/2016			Property Manager:	Peachtree Hospitality Management, LLC (borrower-related)
Maturity Date:	2/6/2026
Original Term to Maturity:	120 months
Original Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$1,891,692
Seasoning:	1 month			UW NOI Debt Yield:	12.2%
Prepayment Provisions:	LO (25); DEF (88); O (7)			UW NOI Debt Yield at Maturity:	16.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.52x
Additional Debt Type:	N/A			Most Recent NOI:	$1,880,355 (11/30/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,382,472 (12/31/2014)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			3rd Most Recent NOI:	$1,088,599 (12/31/2013)
Reserves				Most Recent Occupancy:	69.4% (11/30/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	67.5% (12/31/2014)
RE Tax:	$40,086	$15,418	N/A	3rd Most Recent Occupancy(4):	60.9% (12/31/2013)
Insurance:	$25,430	$2,192	N/A	Appraised Value (as of):	$24,500,000 (12/7/2015)
FF&E:	$0	$16,200	N/A	Cut-off Date LTV Ratio:	63.2%
Other(2):	$0	Springing	(2)	Maturity Date LTV Ratio:	47.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$15,500,000	100.0%	Loan Payoff:	$10,480,489	67.6%
			Reserves:	$65,516	0.4%
			Closing Costs:	$676,496	4.4%
			Return of Equity:	$4,277,498	27.6%
Total Sources:	$15,500,000	100.0%	Total Uses:	$15,500,000	100.0%

(1)	Future mezzanine debt is permitted provided (i) no event of default exists, (ii) the mezzanine loan is secured by interests that are not collateral for the Hilton Garden Inn Tupelo Mortgage Loan, (iii) approval by the lender is obtained, (iv) the term of the mezzanine loan expires on or after February 6, 2026, (v) the mezzanine loan lender is a qualified institutional lender which enters into an intercreditor agreement, (vi) the Hilton Garden Inn Tupelo Borrower obtains rating agency confirmation, (vii) the debt yield prior to the funding of the mezzanine loan is at least 11.0%, (viii) the aggregate loan-to-value ratio based on the then current appraisal and combined outstanding balance of the Hilton Garden Inn Tupelo Mortgage Loan and the mezzanine loan is not greater than 63.3%, (ix) the proforma DSCR for the 12-month period following the funding of the mezzanine loan is no less than 1.51x, and (x) the mezzanine loan is non-transferrable without prior written consent of the lender (other than to a qualified institutional lender).

(2)	During the continuance of a PIP Trigger Event (as defined below), the Hilton Garden Inn Tupelo Borrower is required to deposit with the lender all excess cash flow for PIP requirements into a PIP reserve fund, provided that the amount of such deposit or the amount in the PIP reserve fund does not exceed 125% of the cost to complete the PIP requirements as determined by the lender.

A “PIP Trigger Event” will commence upon (a) if a franchise agreement is applicable, (i) the franchisor gives notice of its intent to terminate, not renew or not extend the franchise agreement, (ii) an event of default under the franchise agreement or (iii) a bankruptcy action with respect to the franchisor, or (b) if a management agreement provides for the use of a brand and a separate franchise agreement is not applicable, (i) the property manager under such management agreement gives notice of its intent to terminate, not renew or not extend the management agreement, (ii) an event of default under the management agreement or (iii) a bankruptcy action with respect to the property manager. A PIP Trigger Event will continue until the lender receives confirmation from the franchisor, (or if the context requires, a qualified replacement franchisor) that all PIP requirements under the franchise agreement or replacement franchise agreement have been completed in accordance with the franchise agreement or replacement franchise agreement.

(3)	Adjusted to exclude available room nights that were offline during June-August 2014 due to significant renovations and PIP upgrades at the Hilton Garden Inn Tupelo Property.

(4)	Does not include the months of July 2013 and August 2013 as data for these months were unavailable. The sponsors purchased the Hilton Garden Inn Tupelo Property in September 2013.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Hilton Garden Inn Tupelo Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $15,500,000 secured by a first priority fee mortgage encumbering a 158-room full service hospitality property in Tupelo, Mississippi (the “Hilton Garden Inn Tupelo Property”). The proceeds of the Hilton Garden Inn Tupelo Mortgage Loan were primarily used to refinance a previous loan with an outstanding principal balance of approximately $10,480,489 secured by the Hilton Garden Inn Tupelo Property, fund reserves, pay closing costs, and to return equity to the Hilton Garden Inn Tupelo Borrower.

The Borrower and the Sponsor. The borrower is PHG Tupelo Owner, LLC (the “Hilton Garden Inn Tupelo Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with one independent director. PHG Tupelo Owner, LLC is wholly-owned by PHG Tupelo, LLC. PHG Tupelo, LLC is owned by PHG Tupelo Investors, LLC (75%) and Master Hospitality Development Services, LLC (25%) with Peachtree Hotel Group II, LLC as a non-member manager. PHG Tupelo Investors, LLC is owned by Peachtree Hotel Group II, LLC (2.5765%) and various investors that

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MSCI 2016-UBS9	Hilton Garden Inn Tupelo

make up the remaining 97.4235%, with no individual or entity owning more than 33.3%. Peachtree Hotel Group II, LLC is owned by Gregory M. Friedman (33.3%), Mitul Patel (33.3%) and Jatin Desai (33.3%), the sponsors and non-recourse guarantors.

Mr. Friedman is the Chief Executive Officer of Peachtree Hotel Group (“PHG”), a hospitality investment and management organization. Since its inception, PHG has acquired or developed approximately $778 million of hotels and first mortgage notes. PHG currently owns, operates, or is invested in approximately 57 hotels, comprising approximately 6,504 guest rooms throughout the U.S. Its management arm, Peachtree Hospitality Management, LLC operates 26 hotels with approximately 2,922 rooms. Mr. Friedman has more than 15 years of hospitality experience with an emphasis on deal structure and financing. He has led PHG in more than $450 million in hotel acquisitions, investments and developments since co-founding the company. He was formerly senior vice president of business development for Specialty Finance Group, LLC, a direct lender providing hotel first mortgage and FF&E financing, where he originated more than $2 billion of hotel debt.

Mr. Patel is the Chief Operating Officer of PHG bringing 20 years of operating experience and overseeing management of the company’s growing portfolio, including development and renovation programs. To date, he has been responsible for more than $100 million in both new construction and refurbishment programs. Mr. Desai is the Chief Investment Officer of PHG with responsibilities including sourcing, negotiating and financing hotel acquisition and development projects. Mr. Desai was previously at Wachovia Securities, where he focused on asset underwriting and private equity transactions ranging from $100 million to more than $5 billion.

The Property. The Hilton Garden Inn Tupelo Property is a four-story, 158-room full service hotel built on 2.43 acres. Hotel amenities include a full-service restaurant and lounge, room service, indoor pool, indoor whirlpool, exercise room, business center, two meeting and banquet facilities totaling 1,200 SF of indoor meeting space, a 24-hour Pavilion Pantry convenience store, guest laundry room, complimentary parking, vending areas and complimentary Wi-Fi. Room amenities include a flat screen HD TV, complimentary internet, complimentary Wi-Fi, a workspace area with an ergonomic Herman Miller Mirra chair, a mini refrigerator, a microwave oven and a coffee maker. The guestroom mix includes 90 king rooms, 60 queen/queen rooms and eight one-bedroom suites.

Originally built in 2006, the Hilton Garden Inn Tupelo Property was acquired by the Hilton Garden Inn Tupelo Borrower in September 2013 and was recently renovated from 2013 to 2014. The renovation from 2013 to 2014 consisted of property improvement plan (“PIP”) renovations totaling approximately $2.0 million ($12,905 per room). PIP upgrades included renovations to the lobby, in accordance with Hilton Garden Inn’s “Project Grow” concept, including new lobby and restaurant seating, carpeting, and décor. Guestroom upgrades included carpeting, drapes, paint, accent walls, and select case goods. Guestroom bathrooms received new countertops, tile flooring, and wallcovering. Guestroom corridors received new carpeting and fresh paint. Restaurant renovations included new furniture, resurfaced countertops, fresh wall paint, new cabinetry in the breakfast/bar area, and a new widescreen flat-panel television. Additional improvements included upgrades to the Pavilion Pantry, upgrades to the business center with new equipment, new equipment for the kitchen facilities, and a new central air-conditioning unit.

The Hilton Garden Inn Tupelo Property operates under a franchise agreement with Hilton Garden Inns Franchise LLC (the “Franchisor”) as a Hilton Garden Inn expiring on September 30, 2028. The Hilton Garden Inn brand is owned by Hilton Worldwide, a global hospitality group which reported over $10.5 billion in gross revenue as of year-end 2014. Hilton Worldwide has a portfolio of 13 brands with more than 4,600 hotels, resorts and timeshare properties comprising more than 750,000 rooms in 100 countries and territories. According to the appraisal, as of year-end 2014, there were 546 Hilton Garden Inn hotels (74,524 rooms) in the U.S.

More specific information about the Hilton Garden Inn Tupelo Property and the related competitive set is set forth in the following table:

Hilton Garden Inn Tupelo Historical Occupancy, ADR, RevPAR
	Competitive Set			Hilton Garden Inn Tupelo(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	58.5%	$91.51	$53.51	58.5%	$113.77	$66.53	100.0%	124.3%	124.3%
2013	67.2%	$91.92	$61.73	60.9% (2)	$111.65	$68.02(2)	90.7%	121.5%	110.2%
2014	58.6%	$98.60	$57.81	67.5% (3)	$111.01	$74.93(3)	115.1%	112.6%	129.6%
11/30/2015 TTM	63.8%	$101.11	$64.47	69.4%	$112.82	$78.28	108.8%	111.6%	121.4%

Source: Industry Report

(1)	Based on Hilton Garden Inn Tupelo Borrower-provided historical operating statements.

(2)	Does not include financial data for the months of July and August as data for these months were unavailable. The sponsors purchased the Hilton Garden Inn Tupelo Property in September 2013.

(3)	Adjusted to exclude available room nights that were offline during June-August 2014 due to significant renovations and PIP upgrades at the Hilton Garden Inn Tupelo Property.

The Market. The Hilton Garden Inn Tupelo Property is located in the city of Tupelo, Lee County, Mississippi. Incorporated as a city in 1870 and serving as a rail distribution and manufacturing center, Tupelo is located at the intersection of U.S. Highway 78 and U.S. Highway 45. At the center of the Americana Music Triangle, Tupelo is the home city of Elvis Presley and draws tourists from across the country. Although tourism is prevalent in Tupelo, the local economy is driven primarily by the manufacturing industry and healthcare sector. Multiple furniture and automobile manufacturers provide Tupelo with an employment base and continue to expand their operations in the area. Tupelo also serves the northern Mississippi region as a medical hub with the presence of North Mississippi Health Services.

The manufacturing industry is the primary economic anchor of Tupelo with seven of the top ten employers in the manufacturing sector. The $800 million Toyota Motor Manufacturing Mississippi (TMMMS) plant opened in 2011 on the outskirts of Tupelo in Blue Springs. The plant assembles the Corolla. TMMMS is Toyota’s 14th North American plant and the 10th in the U.S. with a plant size of approximately 1.4 million SF. Cooper Tire & Rubber Company, a global company involved in the design, manufacture, marketing, and sales of passenger car and light trucks, motorcycle, and racing tires, also has a large presence within the Tupelo market. In 2010, Cooper Tire completed a $7.0 million, 32,000 SF expansion of its facility, which created 150 new jobs. The healthcare sector also plays an important role in the Tupelo economy. North Mississippi Health Services, headquartered in Tupelo, is a diversified regional healthcare organization that serves 24 counties in north Mississippi and northwest Alabama.

The market benefits from a variety of tourist and leisure attractions in the area. The peak season for tourism in this area is from May to September. The most significant landmark of Tupelo’s modern history is a modest, two room house where Elvis Presley was born on January 8, 1935. The house draws over 50,000 visitors each year from across the world. The Tupelo Buffalo Park offers tours on the Monster Bison Bus, where visitors can experience buffalos in a nature-like habitat. Guests can also camp out overnight in the Chickasaw Indian Village. The park houses a restored train depot building,

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MSCI 2016-UBS9	Hilton Garden Inn Tupelo

snack bar, and souvenir shop. The Tupelo Automobile Museum features 120,000 SF of automobile displays and open-viewing restoration bays and houses 100 antique, classic, and collectible automobiles, chronologically displayed. The collection is valued at over $6 million.

The estimated 2015 demand at the Hilton Garden Inn Tupelo Property is approximately 60% commercial, 30% meeting and group, and 10% leisure. In the subject market area, commercial demand is generated by major employers in the manufacturing industry, a regional hospital, and events at the BancorpSouth Conference Center. A major factor considered in the development of growth rates for the local market is the presence of the Toyota Manufacturing Plant, Cooper Tire & Rubber, and other large manufacturers throughout the area. Leisure guests are primarily generated by the Elvis Presley Birthplace historic museum, the HealthWorks Kids’ Museum, and the Tupelo Buffalo Park.

Competitive properties to the Hilton Garden Inn Tupelo Property are shown in the table below:

Primary Competitive Hotel Supply – Occupancy and Average Rate Comparison (Estimated)

Property Name	Rooms	2014 Occupancy	2014 Average Rate	2014 RevPAR	2015 Occupancy	2015 Average Rate	2015 RevPAR	Occupancy Penetration	Yield Penetration
Hilton Garden Inn Tupelo Property(1)	158	67.5%(2)	$111.01	$74.93(2)	69.4%	$112.82	$78.28	108.8%(3)	121.5%(3)
Courtyard by Marriott	93	50.0%-55.0%	$90.00-$95.00	$50.00-$55.00	65.0%-70.0%	$90.00-$95.00	$65.00-$70.00	100.0%-110.0%	95.0%-100.0%
Holiday Inn Hotel & Suites Tupelo North	121	45.0%-50.0%	$105.00-$110.00	$50.00-$55.00	45.0%-50.0%	$110.00-$115.00	$55.00-$60.00	75.0%-80.0%	80.0%-85.0%
Hampton Inn & Suites Tupelo Barnes Crossing	88	60.0%-65.0%	$105.00-$110.00	$65.00-$70.00	55.0%-60.0%	$105.00-$110.00	$60.00-$65.00	N/A	N/A
Fairfield Inn & Suites by Marriott Tupelo	87	45.0%-50.0%	$105.00-$110.00	$50.00-$55.00	45.0%-50.0%	$110.00-$115.00	$55.00-$60.00	N/A	N/A

Source: Appraisal

(1)	Based on Hilton Garden Inn Tupelo Borrower-provided historical operating statements. 2015 Occupancy, 2015 Average Rate and 2015 RevPAR are based on the trailing twelve months ended November 30, 2015.

(2)	Adjusted to exclude available room nights that were offline during June-August 2014 due to significant renovations and PIP upgrades at the Hilton Garden Inn Tupelo Property.

(3)	Hilton Garden Inn Tupelo Occupancy Penetration and Yield Penetration based on an industry report.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hilton Garden Inn Tupelo Property:

Cash Flow Analysis
	2012	2013(1)	2014	11/30/2015 TTM	UW	UW per Room
Occupancy	58.5%	60.9%	67.5%(2)	69.4%	69.4%
ADR	$113.77	$111.65	$111.01	$112.82	$112.82
RevPAR	$66.53	$68.02	$74.93(2)	$78.28	$78.28

Rooms Revenue	$3,847,527	$3,119,753	$3,956,003	$4,514,214	$4,514,214	$28,571
Food & Beverage	$383,904	$324,568	$300,547	$298,844	$298,844	$1,891
Other Income	$60,607	$37,644	$52,673	$47,006	$47,006	$298
Total Revenue	$4,292,038	$3,481,966	$4,309,223	$4,860,065	$4,860,065	$30,760
Total Expenses	$3,157,953	$2,393,367	$2,926,751	$2,979,710	$2,968,373	$18,787
Net Operating Income	$1,134,085	$1,088,599	$1,382,472	$1,880,355	$1,891,692	$11,973
FF&E	$0	$0	$0	$0	$194,403	$1,230
Net Cash Flow	$1,134,085	$1,088,599	$1,382,472	$1,880,355	$1,697,290	$10,742

NOI DSCR	1.02x	0.98x	1.24x	1.69x	1.70x
NCF DSCR	1.02x	0.98x	1.24x	1.69x	1.52x
NOI Debt Yield	7.3%	7.0%	8.9%	12.2%	12.2%
NCF Debt Yield	7.3%	7.0%	8.9%	12.2%	11.0%

(1)	Does not include financial data for the months of July and August as data for these months were unavailable. The sponsors purchased the Hilton Garden Inn Tupelo Property in September 2013.

(2)	Adjusted to exclude available room nights that were offline during June-August 2014 due to significant renovations and PIP upgrades at the Hilton Garden Inn Tupelo Property.

A-3-112

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

	Morgan Stanley Capital I Trust 2016-UBS9 Commercial Mortgage Pass-Through Certificates Series 2016-UBS9	For Additional Information please contact
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8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)

Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7-9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15-16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21-22
Defeased Loan Detail	23
Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Operating Advisor / Asset Representations Reviewer

Morgan Stanley Capital I Inc.	KeyBank National Association	CWCapital Asset Management LLC	Park Bridge Lender Services LLC
1585 Broadway	11501 Outlook Street	790 NW 107th Avenue, Suite 400	560 Lexington Avenue, 17th Floor
New York, NY 10036	Suite 300	Suite 500 W	New York, NY 10022
	Overland Park, KS 66211	Bethesda, MD 20814

Contact:
Contact: General Information Number	Andy Lindenman	Contact: Brian Hanson	Contact: David Rodgers
Phone Number: (212) 761-4000	Phone Number: (913) 317-4372	Phone Number: (202) 715-9500	Phone Number: (212) 310-9821

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	Morgan Stanley Capital I Trust 2016-UBS9 Commercial Mortgage Pass-Through Certificates Series 2016-UBS9	For Additional Information please contact
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Frederick, MD 21701-4747		Determination Date:	4/11/16

Certificate Distribution Detail

Class (2)	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-FG		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

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Frederick, MD 21701-4747		Determination Date:	4/11/16

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-E		0.00000000	0.00000000	0.00000000	0.00000000
X-FG		0.00000000	0.00000000	0.00000000	0.00000000
X-H		0.00000000	0.00000000	0.00000000	0.00000000

	Morgan Stanley Capital I Trust 2016-UBS9 Commercial Mortgage Pass-Through Certificates Series 2016-UBS9	For Additional Information please contact
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Corporate Trust Services		Payment Date:	4/15/16
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Frederick, MD 21701-4747		Determination Date:	4/11/16

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-FG	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	Morgan Stanley Capital I Trust 2016-UBS9 Commercial Mortgage Pass-Through Certificates Series 2016-UBS9	For Additional Information please contact
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
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Frederick, MD 21701-4747		Determination Date:	4/11/16

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

	Morgan Stanley Capital I Trust 2016-UBS9 Commercial Mortgage Pass-Through Certificates Series 2016-UBS9	For Additional Information please contact
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Frederick, MD 21701-4747		Determination Date:	4/11/16

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed
Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - KeyBank, National Association	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Operating Advisor Fee - Park Bridge Lender Services LLC	0.00
Net Prepayment Interest Excess	0.00		Asset Representations Reviewer Fee - Park Bridge Lender Services LLC	0.00
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	Morgan Stanley Capital I Trust 2016-UBS9 Commercial Mortgage Pass-Through Certificates Series 2016-UBS9	For Additional Information please contact
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Property Type (1)							State (1)

Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)

Totals							Totals

Seasoning

Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)

Totals

See footnotes on last page of this section.

	Morgan Stanley Capital I Trust 2016-UBS9 Commercial Mortgage Pass-Through Certificates Series 2016-UBS9	For Additional Information please contact
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							Anticipated Remaining Term (ARD and Balloon Loans)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)	Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)

Totals

Remaining Amortization Term (ARD and Balloon Loans)

Totals							Remaining			% of
							Amortization	# of	Scheduled	Agg.	WAM		Weighted
Note Rate							Term	loans	Balance	Bal.	(2)	WAC	Avg DSCR (3)

% of
Note	# of	Scheduled	Agg	WAM		Weighted
Rate	loans	Balance	Bal.	(2)	WAC	Avg DSCR (3)

Totals

Remaining Stated Term (Fully Amortizing Loans)

							Remaining			% of
							Stated	# of	Scheduled	Agg.	WAM		Weighted
							Term	loans	Balance	Bal.	(2)	WAC	Avg DSCR (3)

Totals
Totals
See footnotes on last page of this section.

	Morgan Stanley Capital I Trust 2016-UBS9 Commercial Mortgage Pass-Through Certificates Series 2016-UBS9	For Additional Information please contact
CTSLink Customer Service
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Age of Most Recent NOI							Debt Service Coverage Ratio (3)

Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)	Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)

Totals							Totals

(1) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.
(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Master Servicer is used. To the extent that no DSCR is provided by the Master Servicer, information from the offering document is used. The DSCRs reported by the Master Servicer may be based on a period of less than 12 months. Regardless, DSCRs are normalized based on the Most Recent Financial as of Start and End Dates as reported on the NOI Detail page of this statement. The Certificate Administrator makes no representations as to the accuracy of the data provided by the borrower for this calculation.

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Corporate Trust Services		Payment Date:	4/15/16
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Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Termporary Rate Reduction
MH	-	Mobile Home Park

	Morgan Stanley Capital I Trust 2016-UBS9 Commercial Mortgage Pass-Through Certificates Series 2016-UBS9	For Additional Information please contact
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	Morgan Stanley Capital I Trust 2016-UBS9 Commercial Mortgage Pass-Through Certificates Series 2016-UBS9	For Additional Information please contact
CTSLink Customer Service
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Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

	Morgan Stanley Capital I Trust 2016-UBS9 Commercial Mortgage Pass-Through Certificates Series 2016-UBS9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	Morgan Stanley Capital I Trust 2016-UBS9 Commercial Mortgage Pass-Through Certificates Series 2016-UBS9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	- One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	- Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	- Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent						5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

	Morgan Stanley Capital I Trust 2016-UBS9 Commercial Mortgage Pass-Through Certificates Series 2016-UBS9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

	Morgan Stanley Capital I Trust 2016-UBS9 Commercial Mortgage Pass-Through Certificates Series 2016-UBS9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

	Morgan Stanley Capital I Trust 2016-UBS9 Commercial Mortgage Pass-Through Certificates Series 2016-UBS9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	Morgan Stanley Capital I Trust 2016-UBS9 Commercial Mortgage Pass-Through Certificates Series 2016-UBS9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	Morgan Stanley Capital I Trust 2016-UBS9 Commercial Mortgage Pass-Through Certificates Series 2016-UBS9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	Morgan Stanley Capital I Trust 2016-UBS9 Commercial Mortgage Pass-Through Certificates Series 2016-UBS9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	Morgan Stanley Capital I Trust 2016-UBS9 Commercial Mortgage Pass-Through Certificates Series 2016-UBS9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	Morgan Stanley Capital I Trust 2016-UBS9 Commercial Mortgage Pass-Through Certificates Series 2016-UBS9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	Morgan Stanley Capital I Trust 2016-UBS9 Commercial Mortgage Pass-Through Certificates Series 2016-UBS9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	Morgan Stanley Capital I Trust 2016-UBS9 Commercial Mortgage Pass-Through Certificates Series 2016-UBS9	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	4/15/16
8480 Stagecoach Circle		Record Date:	3/31/16
Frederick, MD 21701-4747		Determination Date:	4/11/16

Supplemental Reporting

Other Disclosable Special Servicer Fees

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT(1)

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of [March 1], 2016 (the “Pooling and Servicing Agreement”).

Transaction: Morgan Stanley Capital I Trust 2016-UBS9,
Commercial Mortgage Pass-Through Certificates,
Series 2016-UBS9

Operating Advisor: Park Bridge Lender Services LLC

Special Servicer: CWCapital Asset Management LLC

Directing Certificateholder: [______]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Loans in accordance with the Servicing Standard. Based on such limited review, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement.

(1)      This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

C-2

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.	The Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

2.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein.

3.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

4.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

C-3

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-4

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

As of the Closing Date, each mortgage loan seller will make, with respect to each mortgage loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans sold by the applicable mortgage loan seller. The exceptions to the representations and warranties set forth below are set forth in Annex D-2 attached to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the applicable MLPA or the Pooling and Servicing Agreement.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. Disclosure regarding the representations and warranties is set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the mortgage loans, the mortgaged properties or other matters. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that we present below.

(1)      Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to Seller), participation or pledge, and Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)      Mortgage Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

D-1-1

(3)      Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)     Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)     Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases from Seller constitutes a legal, valid and binding assignment from Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or with respect to those Mortgage Loans described in paragraph (34) hereof, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex D-2 attached to this prospectus (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements is required in order to effect such perfection.

(6)      Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan constitutes a Crossed Mortgage Loan, the lien of the Mortgage for the related Crossed Mortgage Loan or Crossed Mortgage Loans; provided that none of such items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the

D-1-2

Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no claims have been made by Seller thereunder and no claims have been paid thereunder. Neither Seller nor, to Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)      Junior Liens. It being understood that Subordinate Companion Loans secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loans, there are, as of origination, and to Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth in Annex D-2 attached to this prospectus, Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)      Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)      UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)    Condition of Property. Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

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An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)    Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)    Condemnation. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)    Actions Concerning Mortgage Loan. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)    Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by Seller to Purchaser or its servicer.

(15)    No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback).

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(16)    Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” from S&P (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary, or containing such endorsements as are necessary, to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the SEL.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the

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benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)    Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)    No Encroachments. To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)    No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

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(20)    REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)    Compliance with Certain Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)    Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)    Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)    Local Law Compliance. To Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the Mortgage Loan. The terms of the Mortgage Loan documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

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(25)    Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)    Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of intentional material physical waste at the Mortgaged Property.

(27)    Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32) below), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32) below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or related Whole Loan) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the

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Mortgagor can be required to pay down the principal balance of the Mortgage Loan (or related Whole Loan) in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions and, to such extent, condemnation awards may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or related Whole Loan).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with loan-to-value ratio and other requirements of the REMIC Provisions.

(28)    Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)    Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)    Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or

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equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in Annex D-2 attached to this prospectus, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Serviced Companion Loan or Non-Serviced Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan, as set forth on Annex A-1 to this prospectus or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)    Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)    Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public

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accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by Defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)    Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

(34)    Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land (or, with respect to air rights leases, the air) and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

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(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable (including pursuant to foreclosure) to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by Seller in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)      Servicing. The servicing and collection practices used by Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)      Origination and Underwriting. The origination practices of Seller (or the related originator if Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided, that such representation and warranty does not address or

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otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

(37)    No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)    Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)    Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor. An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

(40)    Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of Recognized Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated, abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent, was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action or investigation is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the

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responsible party for the Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA, the Mortgage File or this prospectus, there is no Environmental Condition at the related Mortgaged Property.

(41)      Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and that (i) was engaged directly by the originator of the Mortgage Loan or Seller, or a correspondent or agent of the originator of the Mortgage Loan or Seller, and (ii) to Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(42)    Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)    Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Trust, except as set forth on Schedule 2-B of Exhibit 2 to the applicable MLPA.

(44)    Advance of Funds by Seller. After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Mortgage Loan documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)    Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

UBS Real Estate Securities Inc.

Annex A-1 ID#	Mortgage Loan	Representation	Exception
1	525 Seventh Avenue	(1) Whole Loan; Ownership of Mortgage Loans	The related Mortgage Loan is evidenced by an A-1 Note with an original principal balance of $62,000,000. The Mortgaged Property is also security for the pari passu A-2, A-3 and A-4 Notes, which have an aggregate original principal balance of $114,000,000. The A-2 Note with an original principal balance of $70,000,000 was contributed to the MSCI 2015-UBS8 securitization. The A-3 and A-4 Notes are expected to be contributed to one or more future securitizations.
3	2100 Ross	(1) Whole Loan; Ownership of Mortgage Loans	The related Mortgage Loan is evidenced by an A-1 Note with an original principal balance of $50,000,000 and an A-2 Note with an original principal balance of $10,000,000. The Mortgaged Property is also security for the pari passu A-3 and A-4 Notes, which have an aggregate original principal balance of $38,000,000. The A-3 and A-4 Notes are expected to be contributed to one or more future securitizations.
7	Twenty Ninth Street Retail	(1) Whole Loan; Ownership of Mortgage Loans	The related Mortgage Loan is evidenced by an A-2 Note with an original principal balance of $40,000,000. The Mortgaged Property is also security for the pari passu A-1 and A-3 Notes, which have an aggregate original principal balance of $110,000,000. The A-1 and A-3 Notes are expected to be contributed to one or more future securitizations.
8	Ellenton Premium Outlets	(1) Whole Loan; Ownership of Mortgage Loans	The related Mortgage Loan is evidenced by an A-2 Note with an original principal balance of $38,800,000. The Mortgaged Property is also security for the pari passu A-1, A-3 and A-4 Notes, which have an aggregate original principal balance of $139,200,000. The A-1 Note with an original principal balance of $58,000,000 and the A-3 Note with an original principal balance of $10,000,000 were contributed to the MSCI 2015-UBS8 securitization. The A-4 Note is being held by Bank of America, National Association and is expected to be contributed to the MSBAM 2016-C28 securitization trust.

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Annex A-1 ID#	Mortgage Loan	Representation	Exception
9	Gateway Plaza	(1) Whole Loan; Ownership of Mortgage Loans	The related Mortgage Loan is evidenced by an A-1 Note with an original principal balance of $28,000,000. The Mortgaged Property is also security for the pari passu A-2 and A-3 Notes, which have an aggregate original principal balance of $29,500,000. The A-2 and A-3 Notes are expected to be contributed to one or more future securitizations.
12	Grove City Premium Outlets	(1) Whole Loan; Ownership of Mortgage Loans	The related Mortgage Loan is evidenced by an A-3 Note with an original principal balance of $13,000,000 and an A-4 Note with an original principal balance of $7,000,000. The Mortgaged Property is also security for the pari passu A-1, A-2 and A-5 Notes, which have an aggregate original principal balance of $120,000,000. The A-1 Note with an original principal balance of $40,000,000 was contributed to the MSCI 2015-UBS8 securitization. The A-2 and A-5 Notes are expected to be contributed to one or more future securitizations.
19	Gulfport Premium Outlets	(1) Whole Loan; Ownership of Mortgage Loans	The related Mortgage Loan is evidenced by an A-3 Note with an original principal balance of $9,330,000. The Mortgaged Property is also security for the pari passu A-1 and A-2 Notes, which have an aggregate original principal balance of $40,670,000. The A-2 Note with an original principal balance of $24,000,000 was contributed to the MSCI 2015-UBS8 securitization. The A-1 Note is expected to be contributed to a future securitization.
9	Gateway Plaza	(6) Permitted Liens; Title Insurance	All vacant space at the Mortgaged Property is subject to a master lease (“Master Lease”), which expires on December 31, 2017 subject to certain extensions. Pursuant to the Master Lease, the borrower is required to enter into leases that meet certain predetermined criteria, one of which is an average minimum net effective rent based on all leases entered into pursuant to the Master Lease. Based on existing leases entered into pursuant to the Master Lease, the borrower may be required to enter into leases in the future which have below market rent.
13	Dembs Roth Kancov Portfolio	(6) Permitted Liens; Title Insurance

One of the Mortgaged Properties in this portfolio is subject to a REA that requires the declarant’s consent for the current use of the related Mortgaged Property, which consent had not been obtained as of the origination date.  The declarant is aware of the current use and the borrower has requested consent in writing.

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Annex A-1 ID#	Mortgage Loan	Representation	Exception
The borrower has covenanted to use commercially reasonable efforts to obtain such consent and losses related to current use or tenancy are carved out of non-recourse provisions.
2	U Haul AREC RW Portfolio	(12) Condemnation

A 4 foot wide strip of land along the U-Haul Moving & Storage at Clackamas Town Center Mortgaged Property that abuts SE 82nd street is being taken for roadway purposes. During roadway construction, there is a 15 foot wide temporary easement for the work area. The related Mortgaged Property will be accessible during construction.

There are two active planned condemnation proceedings at the U-Haul Moving & Storage of Eastland Mortgaged Property, both of which are in early stages of planning. At this time, the responsible government body does not know the extent to which the related Mortgaged Property will be impacted.

9	Gateway Plaza	(13) Actions Concerning Mortgage Loan	The related guarantor is subject to a lawsuit filed on September 16, 2015. Such lawsuit concerns a limited guaranty of recourse obligations executed by a predecessor entity of the guarantor in connection with a defaulted mortgage loan secured by a commercial property in Bridgewater, New Jersey. The plaintiff seeks approximately $15.5 million in order to satisfy the outstanding amount of the loan, plus reasonable attorney’s fees and other costs and disbursements related thereto. The plaintiff claims that the guarantor’s limited guaranty was triggered due to the merger of Newkirk Realty Trust, Inc. and Lexington Corporate Properties Trust on December 31, 2006, arguing that it constituted an event of default because it was a transfer that was not permitted by the related loan agreement.
2	U Haul AREC RW Portfolio	(16) Insurance	The policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having ratings of at least “A” by S&P (provided that all such insurers are required to have ratings of not less than “BBB+” by S&P).
7	Twenty Ninth Street Retail	(16) Insurance

The insurance companies must have a financial rating of (i) “A-:VIII” or better from AM Best and (ii) “A-” or better by S&P (and “A2” or better by Moody’s, if Moody’s is rating the securities); provided, however, that for multi-

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Annex A-1 ID#	Mortgage Loan	Representation	Exception

layered blanket policies, up to 20% of such coverage may be written by carriers with a rating of not less than “BBB” by S&P (and “Baa2” by Moody’s, if Moody’s is rating the securities), so long as 100% of the primary layer of such multi-layered policies have carriers rated at least “A-” or better by S&P (and “A2” or better by Moody’s, if Moody’s is rating the Securities).

27	Collis Portfolio	(16) Insurance	In the event that the insurance proceeds are equal to or greater than $250,000 or if the costs and expenses to complete a restoration are equal to or greater than $250,000, the lender will hold and disburse the proceeds.
2	U Haul AREC RW Portfolio	(24) Local Law Compliance	The U-Haul Moving & Storage of West Hartford Mortgaged Property has open building code violations which the lender is requiring to be repaired.
27	Collis Portfolio	(24) Local Law Compliance	The borrower has post-closing obligation to stripe three additional parking spaces at the Lakeland Mortgaged Property and eight additional parking spaces at the Melbourne Mortgaged Property in order to bring those properties into zoning compliance with respect to parking. The borrower has 90 days after the origination date to deliver evidence that the same has been completed.
1	525 Seventh Avenue	(26) Recourse Obligations

The borrower will only have liability with respect to voluntary transfers of either the Mortgaged Property or equity interests in the borrower made in violation of the Mortgage Loan documents for (i) the borrower’s voluntary conveyance of its fee title to all or any portion of the Mortgaged Property, or (ii) the voluntary transfer of any direct and/or indirect ownership or beneficial interest in the borrower or the guarantor (including, without limitation, the granting of a pledge of the direct and/or indirect ownership or beneficial interest in the borrower or the guarantor) resulting in (or, in the case of a pledge, could result in) a change in control of the borrower, the guarantor or the Mortgaged Property. Neither transfers resulting from condemnation proceedings or the death or incapacity of a natural person having a direct or indirect interest in the borrower, nor a foreclosure proceeding or deed in lieu of foreclosure resulting in a transfer of the Mortgaged Property to the lender or the lender’s designee will constitute a transfer resulting in liability.

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Annex A-1 ID#	Mortgage Loan	Representation	Exception

The borrower’s use of rents to pay for operating expenses which, if unpaid, would give a creditor the right to file a mechanic’s lien or operating expenses pursuant to an annual budget approved by the lender are not deemed misappropriation of rents.

The borrower will not have liability with respect to material physical waste at the Mortgaged Property to the extent such waste results from actions requiring the expenditure of funds and the Mortgaged Property (A) does not generate sufficient income after actual payment of debt service, taxes, insurance premiums, other reserve funds required under the Mortgage Loan documents, operating expenses which, if unpaid, would give a creditor the right to file a mechanic’s lien and operating expenses pursuant to an annual budget approved by the lender for the applicable period to pay the same or (B) generates sufficient income after actual payment of debt service, taxes, insurance premiums, other reserve funds required under the Mortgage Loan documents, operating expenses which, if unpaid, would give a creditor the right to file a mechanic’s lien and operating expenses pursuant to an annual budget approved by the lender but the funds to pay the same are not made available to the borrower by the lender.

3	2100 Ross	(26) Recourse Obligations	With respect to security deposits, recourse liability for losses will apply to any security deposits, advance deposits or any other deposits collected with respect to the Mortgaged Property which are not delivered to the lender upon a foreclosure of the Mortgaged Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of the applicable leases. The borrower may only apply security deposits in accordance with the terms of the lease prior to an event of default.
7	Twenty Ninth Street Retail	(26) Recourse Obligations	To the extent that an environmental insurance policy acceptable to the lender covers the Mortgaged Property, the lender is required to use commercially reasonable efforts to collect under such policy prior to making a claim for environmental matters under the recourse carveout guaranty.

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Annex A-1 ID#	Mortgage Loan	Representation	Exception
8, 12, 19	Ellenton Premium Outlets Grove City Premium Outlets Gulfport Premium Outlets	(26) Recourse Obligations	The Mortgage Loan documents for each such Mortgage Loan provide that full recourse is capped at 20% of the initial principal balance of the respective Mortgage Loan, for so long as Simon Property Group, L.P. is the guarantor under the guaranty and the indemnitor under the environmental indemnity agreement.
	Various	(26) Recourse Obligations	The obligations and liabilities of the environmental indemnitor with respect to environmental issues will not apply to the introduction and initial release of hazardous substances on the Mortgaged Property from and after the date that the lender acquires title and assumes control of the Mortgaged Property through power of sale, foreclosure or deed in lieu of foreclosure. The indemnitor bears the burden of proof that the introduction and initial release of such hazardous substances (i) occurred subsequent to the transfer date, (ii) did not occur as a result of any act or omission of the indemnitor or its affiliates in, or under or near the Mortgaged Property and (iii) did not occur as a result of a breach of environmental laws which occurred prior to the transfer.
	Various	(26) Recourse Obligations	The obligations and liabilities of the environmental indemnitor with respect to environmental issues will terminate and be of no further force and effect after the date that is two or three years after payment in full of the related Mortgage Loan, provided that such indemnitor shall deliver to the indemnified parties, following the full repayment of the obligations, a Phase I environmental assessment which does not indicate any environmental conditions relating to hazardous substances on the Mortgaged Property.

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Annex A-1 ID#	Mortgage Loan	Representation	Exception
9	Gateway Plaza	(27) Mortgage Releases	In the event of a casualty or taking of any portion of a Mortgaged Property by a state or any political subdivision or authority thereof, the borrower is required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions but the Mortgage Loan documents allow the proceeds of a casualty or condemnation to be applied to the restoration of the Mortgaged Property.
9	Gateway Plaza	(28) Financial Reporting and Rent Rolls)	There are two borrowers under the Mortgage Loan (a fee and a leasehold borrower) who prepare combined financial statements but not combining financial statements.
9	Gateway Plaza	(30) Due on Sale or Encumbrance	Transfers of more than a 50% interest in the borrower are permitted so long as the guarantor remains in control of the borrower and retains a 15% beneficial interest in the borrower.
2	U Haul AREC RW Portfolio	(31) Single-Purpose Entity	The borrower is a recycled single purpose entity that previously owned property. Such property was deeded to an affiliated entity prior to origination of the Mortgage Loan. The borrower provided standard backward looking reps and warranties, including environmental reps and the Mortgage Loan documents provide for recourse for any losses due to the previously owned property or the borrower’s ownership of the previously owned property.
28	Stony Creek Medical Center	(31) Single-Purpose Entity	The borrower previously owned a small, undeveloped piece of property running along the northern border of the Mortgaged Property. This piece was inadvertently deeded to the borrower when the borrower purchased the Mortgaged Property, and was quit claim deeded back to the seller upon realization of the error 9 months later. The Mortgage Loan documents provide for recourse for any losses due to the previously owned property or the borrower’s ownership of the previously owned property.
7	Twenty Ninth Street Retail	(34) Ground Leases	(b) The ground lease is silent on this provision. The Mortgage Loan documents only prohibit material amendments of the ground lease without the lender’s consent and failure to obtain such consent is recourse to related sponsor.

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Annex A-1 ID#	Mortgage Loan	Representation	Exception
11	7141 Cleanwater Lane	(34) Ground Leases

The collateral for the Mortgage Loan is a unit of a leasehold condominium.

(e) The ground lease is further assignable by the lender without the lessor’s consent provided the third party purchaser has, in the lender’s reasonable business judgment, the financial capability and management experience (personally or through a property management company) to prudently own and operate the Mortgaged Property.

(i) The ground lease requires the lessor’s consent to sublease the premises, which consent cannot be unreasonably withheld, conditioned or delayed.

(j) The ground lease and related estoppel are silent with respect to who is required to hold insurance proceeds and thus does not restrict the lender from holding same.

8, 12, 19	Ellenton Premium Outlets Grove City Premium Outlets Gulfport Premium Outlets	(39) Organization of Mortgagor	The borrowers under each of these Mortgage Loans are affiliated entities. The aggregate principal balance of the Mortgage Loans is $68,130,000 as of the Cut-off Date.
13, 14	Dembs Roth Kancov Portfolio Dembs Roth Cross Group Portfolio	(39) Organization of Mortgagor	The borrowers under each of these Mortgage Loans are affiliated entities. The aggregate principal balance of the Mortgage Loans is $35,554,812 as of the Cut-off Date.
1	525 Seventh Avenue	(43) Cross-Collateralization	The subject Mortgage Loan is cross-collateralized and cross-defaulted with related pari passu companion loans.

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Annex A-1 ID#	Mortgage Loan	Representation	Exception
3	2100 Ross	(43) Cross-Collateralization	The subject Mortgage Loan is cross-collateralized and cross-defaulted with related pari passu companion loans.
7	Twenty Ninth Street Retail	(43) Cross-Collateralization	The subject Mortgage Loan is cross-collateralized and cross-defaulted with related pari passu companion loans.
8	Ellenton Premium Outlets	(43) Cross-Collateralization	The subject Mortgage Loan is cross-collateralized and cross-defaulted with related pari passu companion loans.
9	Gateway Plaza	(43) Cross-Collateralization	The subject Mortgage Loan is cross-collateralized and cross-defaulted with related pari passu companion loans.
12	Grove City Premium Outlets	(43) Cross-Collateralization	The subject Mortgage Loan is cross-collateralized and cross-defaulted with related pari passu companion loans.
19	Gulfport Premium Outlets	(43) Cross-Collateralization	The subject Mortgage Loan is cross-collateralized and cross-defaulted with related pari passu companion loans.

D-2-9

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Morgan Stanley Mortgage Capital Holdings LLC

Annex A-1 ID#	Mortgage Loan	Representation	Exception
4	GLP Industrial Portfolio B	(1) Whole Loan; Ownership of Mortgage Loans	The related Mortgaged Property also secures three additional pari passu promissory notes: promissory note A-1, promissory note A-2 and promissory note A-3, which have a combined original principal amount of $572,700,000 and two additional subordinate promissory notes, promissory note B-1 and promissory note B-2, which have a combined original principal amount of $335,300,000. The subordinate notes are entitled to receive payments of interest in priority of payments of principal on the Mortgage Loan and the pari passu promissory notes.
6	Princeton Pike Corporate Center	(1) Whole Loan; Ownership of Mortgage Loans	The related Mortgaged Property also secures two additional pari passu promissory notes: promissory note A-1 and promissory note A-3, which have a combined original principal amount of $85,000,000.
29	Walgreens – Glasgow, KY	(5) Liens; Valid Assignment and (6) Permitted Liens; Title Insurance	The sole tenant has a right of first refusal to purchase the Mortgaged Property, but such right of first refusal expressly excludes a conveyance pursuant to a foreclosure or deed-in-lieu of foreclosure. However, such right of first refusal would apply to a sale following a foreclosure or deed-in-lieu of foreclosure.
4	GLP Industrial Portfolio B	(7) Junior Liens	The equity owners of the Mortgagors (the “GLP Mezzanine B Borrowers”) are the obligors under a $165,000,000 mezzanine loan secured by the equity interests in the Mortgagors, and the equity owners of the GLP Mezzanine B Borrowers are the obligors under a $165,000,000 mezzanine loan secured by the equity interests in the GLP Mezzanine B Borrowers.
6	Princeton Pike Corporate Center	(7) Junior Liens	The equity owner of the Mortgagor is the obligor under a $17,000,000 mezzanine loan secured by the equity interests in the Mortgagor.
6	Princeton Pike Corporate Center	(14) Escrow Deposits

With respect to certain leases and certain ongoing capital expenditure work, reserves were established with Fidelity National Title Insurance Company as escrow agent by various third-party seller parties in connection with the acquisition of the Mortgaged Property by the Mortgagor as follows, having the following balances as of the date of the deposit thereof:

- $312,336.41, for tenant improvement and leasing commissions associated with the lease to Adare

- $378,286.38, for tenant improvement and leasing

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Annex A-1 ID#	Mortgage Loan	Representation	Exception

commissions associated with the lease to JMT

- $220,944.11, for tenant improvement and leasing commissions associated with any future lease with respect to the Advantest Space (i.e., 4,229 square feet at 100 Lenox Drive)

- $53,645.38, for scheduled rent abatements associated with the lease to Adare

- $18,294.16 for scheduled rent abatements associated with the lease to JMT

- $159,116.13, for 15 months of rent abatements associated with the vacancy of the Advantest Space.

-$726,567.73 for ongoing capital expenditure work.

Such reserves are not collateral for the Mortgage Loan and are not held by the lender. In addition, the applicable seller party has the right to withdraw amounts from the foregoing reserves to the extent it performs the applicable pending capital expenditure work or tenant improvement work.

4	GLP Industrial Portfolio B	(16) Insurance

Insurance policies may be provided by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers rated “A” by S&P and that satisfy the Moody’s Requirement (as defined below) (provided that all such insurers shall have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s, or that satisfy the Moody’s Requirement, if Moody’s rates any of the Certificates). “Moody’s Requirement” means, with respect to an insurer, (x) having a rating of not less than A2 by Moody’s, (y) being one of the insurers listed in the Mortgage Loan agreement and having ratings with AM Best and the Rating Agencies not lower than it had on the origination date of the Whole Loan, or (z) lender’s receipt of confirmation from Moody’s in writing that the requested inclusion of such insurer in the insurance syndicate would not result, in and of itself, in a downgrade, withdrawal, or qualification of any rating then assigned to any outstanding Certificates.

Earthquake insurance is required to be provided in an amount equal to the annual aggregate gross loss estimate for a 475-year event Probable Maximum Loss (PML), 90% confidence level, for all high risk locations covered by such limit, such seismic risk analysis to be approved by lender and secured by the applicable Mortgagor utilizing the most current RMS software or its equivalent or a third-party engineering firm qualified to perform such seismic risk analysis, in each case to

D-2-11

Annex A-1 ID#	Mortgage Loan	Representation	Exception
include consideration of business interruption and loss amplification.
29	Walgreens-Glasgow, KY	(16) Insurance

Mortgagor’s obligation to provide insurance may be satisfied by a combination of the insurance carried by Walgreen Co., an Illinois corporation (or a replacement tenant) and insurance carried by the Mortgagor.

The Lender does not have the right to hold and disburse insurance proceeds if they are less than $250,000.

	All MSMCH Mortgage Loans	(16) Insurance

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies.

The threshold for lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

In addition, all exceptions to Representation 29 set forth below for all MSMCH Mortgage Loans are also exceptions to this Representation 16.

6	Princeton Pike Corporate Center	(17) Access; Utilities; Separate Tax Lots	Certain tax lots in which portions of the Mortgaged Property are located also include property which is not owned by the Mortgagor. The Mortgagor is required under the loan documents to cause the applicable taxing authority to create separate tax lots for the applicable condominium units. The loan documents require the Mortgagor to deposit tax reserves based on estimated taxes for the entire tax lots, including the units which are not owned by the Mortgagor, until such time as such non-owned units are separately assessed for real estate taxes.
4	GLP Industrial Portfolio B	(26) Recourse Obligations

The guarantor’s recourse liability under the non-recourse carveout guaranty for voluntary or collusive bankruptcy is limited to 15% of the then outstanding Whole Loan amount.

Recourse for transfers of the Mortgaged Properties or for transfers of equity interest in the Mortgagor is for losses only ( and such transfers are not full recourse).

There is loss recourse for grossly negligent physical waste caused by the borrower, guarantor or their affiliates.

D-2-12

Annex A-1 ID#	Mortgage Loan	Representation	Exception

The guarantor has no liability under the environmental indemnity so long as an environmental insurance policy is in place. The Mortgagors obtained an environmental insurance policy from Allied World Assurance Company covering all of the Mortgaged Properties. The policy expires November 4, 2025, has a limit of $5,000,000 per incident ($10,000,000 in the aggregate) and has a deductible of $100,000.

6	Princeton Pike Corporate Center	(26) Recourse Obligations	The following transfers are recourse for losses only (and are not full recourse): (i) (A) any involuntary transfer or conveyance by Mortgagor of its interest in the Mortgaged Property (other than in connection with a foreclosure of the mortgage), (B) any lease of any portion of the Mortgaged Property (other than a lease of all or substantially all of the Mortgaged Property) in violation of the loan documents, (C) any involuntary transfer or conveyance of any direct and/or indirect interest in Mortgagor or any general partner or managing member which is required to be a special purpose entity in violation of the loan documents which is not unwound (such that the effect of the unwinding of the transfer or conveyance is as if such transfer or conveyance never occurred) within ten days after notice to Mortgagor from any source whatsoever, or (D) a voluntary transfer or conveyance of any direct or indirect interest in Mortgagor or any general partner or managing member which is required to be a special purpose entity by any person or entity who is not controlled by David Werner, in each case in violation of the loan documents and (ii) the granting by Mortgagor of any voluntary non-monetary lien against Mortgagor’s interest in the Mortgaged Property.
	All MSMCH Mortgage Loans	(26) Recourse Obligations	The Mortgage Loan documents may provide that there will not be recourse for waste to the extent that waste results from there being insufficient cash flow to satisfy operating expenses at the Mortgaged Property, which results in material physical waste to the Mortgaged Property.
4	GLP Industrial Portfolio B	(27) Mortgage Releases

Release prices in connection with a partial release are as follows (which may be less than 115% of the allocated loan amount for the applicable Mortgaged Property): (i) 105% of the allocated loan amount until the first 10% of the related Whole Loan has been repaid; then (ii) 110% of the allocated loan amount until 20% in aggregate of the related Whole Loan has been repaid; and (iii) thereafter 115% of the allocated loan amount.

In addition, the Mortgagor may obtain the release of Mortgaged Properties in connection with a substitution of another property for any such Mortgaged Property in

D-2-13

Annex A-1 ID#	Mortgage Loan	Representation	Exception
compliance with the requirements of the loan documents.
4	GLP Industrial Portfolio B	(29) Acts of Terrorism Exclusion	If the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Mortgagor will be required to carry terrorism insurance, provided that Mortgagor is not required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the loan documents on a stand-alone basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
6	Princeton Pike Corporate Center	(29) Acts of Terrorism Exclusion	The Mortgagor is not required to pay annual premiums for terrorism coverage in excess of an amount equal to the greater of (A) the product of the rate of $0.15 per $100 and one hundred percent of the full replacement cost and the required amount of rental loss and/or business income interruption insurance required under the Mortgage Loan or (B) two times the amount of annual insurance premium that is payable at such time for the casualty and rental loss and/or business income interruption insurance required under the Mortgage Loan (without giving effect to the cost of terrorism coverage) (the “Terrorism Premium Cap”) but must obtain as much terrorism insurance as is available for the Terrorism Premium Cap; provided that if the insurance premiums exceed the Terrorism Premium Cap, the lender may, at its option, purchase such separate terrorism policy, with the Mortgagor paying insurance premiums equal to the Terrorism Premium Cap and the lender paying the excess.
29	Walgreens – Glasgow, KY	(29) Acts of Terrorism Exclusion	If the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Mortgagor will be required to carry terrorism insurance provided that Mortgagor is not required to pay annual premiums on terrorism insurance coverage in excess of an amount equal to two times the premium of for a separate “Special Form or “All Risks” policy or equivalent policy insuring only the property on a stand-alone basis (including, without limitation, business interruption insurance) at the time that any terrorism coverage is excluded from any policy.

D-2-14

Annex A-1 ID#	Mortgage Loan	Representation	Exception
	All MSMCH Mortgage Loans	(29) Acts of Terrorism Exclusion	The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB”) by Standard & Poor’s Rating Services) and also rated at least “BBB-” by Fitch, Inc. and/or “Baa3 by Moody’s Investors Service Inc. (if such rating agencies rate any securitization of such mortgage loans). In addition, all exceptions to Representation 16 are also exceptions to this Representation 29.
4	GLP Industrial Portfolio B	(32) Due on Sale or Encumbrance	In the event that (i) any guarantor, Global Logistic Properties Limited (“GLP”) or any direct or indirect subsidiary (other than Mortgagor, any mezzanine borrower or any other required special purpose entity) or equityholder of GLP becomes a Qualified Public Company (“New Public Co.”) pursuant to an initial offering whereby shareholder equity in New Public Co. of $200,000,000 or more has been sold to third parties in the public market, or (ii) any guarantor, GLP or any direct or indirect subsidiary (other than Mortgagor, any mezzanine borrower or any other required special purpose entity) or equityholder of GLP merges with or into a Qualified Public Company (each of (i) and (ii) a “Permitted Public Exit”), such transaction is permitted under the Mortgage Loan documents without any requirement to obtain lender’s consent or comply with the transfer restrictions in the Mortgage Loan documents. “Qualified Public Company” means an entity whose securities are listed and traded on the New York Stock Exchange, AMEX, NASDAQ, the Frankfurt Stock Exchange, the London Stock Exchange, Euronext or the Luxembourg Stock Exchange with a public float of no less than $200,000,000 on the date of the Permitted Public Exit (inclusive of interest in the Mortgaged Property), or a wholly-owned subsidiary of any such entity or any majority owned and controlled operating partnership through which such entity conducts all or substantially all of its business.
4	GLP Industrial Portfolio B	(43) Cross-Collateralization	The related Mortgaged Property also secures three additional pari passu promissory notes: promissory note A-1, promissory note A-2 and promissory note A-3, which have a combined original principal amount of $572,700,000 and two additional subordinate notes, promissory note B-1 and promissory note B-2, which have a combined original principal amount of $335,300,000. The Mortgage Loan and all of such promissory notes are cross-collateralized and cross-defaulted.

D-2-15

Annex A-1 ID#	Mortgage Loan	Representation	Exception
6	Princeton Pike Corporate Center	(43) Cross-Collateralization	The related Mortgaged Property also secures two additional pari passu promissory notes: promissory note A-1 and promissory note A-3, which have a combined original principal amount of $85,000,000. The Mortgage Loan and all of such promissory notes are cross-collateralized and cross-defaulted.

D-2-16

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Bank of America, National Association

Annex A-1 ID#	Mortgage Loan	Representation	Exception
18, 20	Day Creek Village Peachtree Business Park	(16) Insurance

If the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, extension, or reauthorization is not in effect, then the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two times the amount of the insurance premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the related Mortgaged Property on a stand-alone basis under the related Mortgage Loan agreement (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).

17	Pine Haven MHC	(16) Insurance

The related Borrower is not required under the related under the related Mortgage Loan agreement to pay any insurance premiums solely with respect to stand-alone terrorism coverage in excess of two times the amount of the insurance premium that is payable in respect of the related Mortgaged Property and business interruption/rental loss insurance required under the Mortgage Loan documents.

10	Hilton Garden Inn - Oxnard, CA	(16) Insurance	The related Mortgage Loan documents do not specify that the replacement value does not include a deduction for physical depreciation.
	All BANA Mortgage Loans	(26) Recourse Obligations

The related Mortgage Loan documents do not use the exact phrase “intentional material physical waste” and the recourse liability of the related guarantor with respect to waste is generally limited to when there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.

D-2-17

Annex A-1 ID#	Mortgage Loan	Representation	Exception
18, 20	Day Creek Village Peachtree Business Park	(29) Acts of Terrorism Exclusion

If the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, extension, or reauthorization is not in effect, then the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two times the amount of the insurance premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the related Mortgaged Property on a stand-alone basis under the related Mortgage Loan agreement (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).

17	Pine Haven MHC	(29) Acts of Terrorism Exclusion

The related Borrower is not required under the related under the related Mortgage Loan agreement to pay any insurance premiums solely with respect to stand-alone terrorism coverage in excess of two times the amount of the insurance premium that is payable in respect of the related Mortgaged Property and business interruption/rental loss insurance required under the Mortgage Loan documents.

10	Hilton Garden Inn - Oxnard, CA	(31) Single-Purpose Entity

Mortgagor is a recycled Single-Purpose Entity which (prior to its sale over ten (10) years ago) previously owned an apartment complex known as Oak Park Apartments in Irving, Texas, however, the related Mortgagor made standard representations and warranties, including environmental and backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such Single-Purpose Entity representations and warranties.

17, 23, 26	Pine Haven MHC The Saint Anna Apartments Palms at Chimney Rock Apartments	(31) Single-Purpose Entity

Mortgagor is a recycled Single-Purpose Entity, however, the related Mortgagor made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such Single-Purpose Entity representations and warranties.

D-2-18

Annex E

Class A-SB Planned Principal Balance Schedule

	Class A-SB Planned		Class A-SB Planned
Month	Principal Balance ($)	Month	Principal Balance ($)
0	46,100,000.00	50	46,100,000.00
1	46,100,000.00	51	46,100,000.00
2	46,100,000.00	52	46,100,000.00
3	46,100,000.00	53	46,100,000.00
4	46,100,000.00	54	46,100,000.00
5	46,100,000.00	55	46,100,000.00
6	46,100,000.00	56	46,100,000.00
7	46,100,000.00	57	46,100,000.00
8	46,100,000.00	58	46,100,000.00
9	46,100,000.00	59	46,100,000.00
10	46,100,000.00	60	46,071,643.12
11	46,100,000.00	61	45,340,592.03
12	46,100,000.00	62	44,548,871.38
13	46,100,000.00	63	43,811,586.98
14	46,100,000.00	64	43,013,809.24
15	46,100,000.00	65	42,270,240.87
16	46,100,000.00	66	41,523,630.03
17	46,100,000.00	67	40,716,789.50
18	46,100,000.00	68	39,963,818.91
19	46,100,000.00	69	39,150,798.41
20	46,100,000.00	70	38,391,416.37
21	46,100,000.00	71	37,628,926.67
22	46,100,000.00	72	36,693,335.47
23	46,100,000.00	73	35,923,886.89
24	46,100,000.00	74	35,094,854.20
25	46,100,000.00	75	34,318,860.18
26	46,100,000.00	76	33,483,467.07
27	46,100,000.00	77	32,345,660.93
28	46,100,000.00	78	31,559,864.89
29	46,100,000.00	79	30,714,946.84
30	46,100,000.00	80	29,922,472.47
31	46,100,000.00	81	29,071,064.86
32	46,100,000.00	82	28,271,857.85
33	46,100,000.00	83	27,753,030.68
34	46,100,000.00	84	26,835,630.06
35	46,100,000.00	85	26,073,277.96
36	46,100,000.00	86	25,255,100.91
37	46,100,000.00	87	24,486,293.41
38	46,100,000.00	88	23,661,843.50
39	46,100,000.00	89	22,886,528.24
40	46,100,000.00	90	22,108,047.51
41	46,100,000.00	91	21,274,197.90
42	46,100,000.00	92	20,489,130.95
43	46,100,000.00	93	19,648,881.35
44	46,100,000.00	94	18,857,174.73
45	46,100,000.00	95	18,062,235.21
46	46,100,000.00	96	17,160,734.93
47	46,100,000.00	97	16,358,861.66
48	46,100,000.00	98	15,502,280.94
49	46,100,000.00	99	14,693,631.62

E-1

Class A-SB Planned
Month	Principal Balance ($)
100	13,830,466.46
101	13,014,986.13
102	12,196,175.05
103	11,323,135.46
104	10,497,410.91
105	9,617,653.32
106	8,784,959.18
107	7,948,863.46
108	6,958,379.54
109	6,114,813.02
110	5,217,717.92
111	4,367,036.96
112	3,463,028.57
113	2,605,175.42
114	1,743,817.09
115	829,433.23
116 and thereafter	0.00

E-2

Annex F-1

Princeton Pike Corporate Center Amortization Schedule

	Beginning			Ending
Date	Balance ($)	Interest ($)	Principal ($)	Balance ($)
4/1/2016	45,000,000.00	181,063.85	0.00	45,000,000.00
5/1/2016	45,000,000.00	175,223.08	0.00	45,000,000.00
6/1/2016	45,000,000.00	181,063.85	0.00	45,000,000.00
7/1/2016	45,000,000.00	175,223.08	0.00	45,000,000.00
8/1/2016	45,000,000.00	181,063.85	0.00	45,000,000.00
9/1/2016	45,000,000.00	181,063.85	0.00	45,000,000.00
10/1/2016	45,000,000.00	175,223.08	0.00	45,000,000.00
11/1/2016	45,000,000.00	181,063.85	0.00	45,000,000.00
12/1/2016	45,000,000.00	175,223.08	0.00	45,000,000.00
1/1/2017	45,000,000.00	181,063.85	0.00	45,000,000.00
2/1/2017	45,000,000.00	181,063.85	0.00	45,000,000.00
3/1/2017	45,000,000.00	163,541.54	0.00	45,000,000.00
4/1/2017	45,000,000.00	181,063.85	0.00	45,000,000.00
5/1/2017	45,000,000.00	175,223.08	0.00	45,000,000.00
6/1/2017	45,000,000.00	181,063.85	0.00	45,000,000.00
7/1/2017	45,000,000.00	175,223.08	0.00	45,000,000.00
8/1/2017	45,000,000.00	181,063.85	0.00	45,000,000.00
9/1/2017	45,000,000.00	181,063.85	0.00	45,000,000.00
10/1/2017	45,000,000.00	175,223.08	0.00	45,000,000.00
11/1/2017	45,000,000.00	181,063.85	0.00	45,000,000.00
12/1/2017	45,000,000.00	175,223.08	0.00	45,000,000.00
1/1/2018	45,000,000.00	181,063.85	0.00	45,000,000.00
2/1/2018	45,000,000.00	181,063.85	0.00	45,000,000.00
3/1/2018	45,000,000.00	163,541.54	0.00	45,000,000.00
4/1/2018	45,000,000.00	181,063.85	0.00	45,000,000.00
5/1/2018	45,000,000.00	175,223.08	0.00	45,000,000.00
6/1/2018	45,000,000.00	181,063.85	0.00	45,000,000.00
7/1/2018	45,000,000.00	175,223.08	0.00	45,000,000.00
8/1/2018	45,000,000.00	181,063.85	0.00	45,000,000.00
9/1/2018	45,000,000.00	181,063.85	0.00	45,000,000.00
10/1/2018	45,000,000.00	175,223.08	0.00	45,000,000.00
11/1/2018	45,000,000.00	181,063.85	0.00	45,000,000.00
12/1/2018	45,000,000.00	175,223.08	0.00	45,000,000.00
1/1/2019	45,000,000.00	181,063.85	0.00	45,000,000.00
2/1/2019	45,000,000.00	181,063.85	0.00	45,000,000.00
3/1/2019	45,000,000.00	163,541.54	0.00	45,000,000.00
4/1/2019	45,000,000.00	181,063.85	0.00	45,000,000.00
5/1/2019	45,000,000.00	175,223.08	0.00	45,000,000.00
6/1/2019	45,000,000.00	181,063.85	0.00	45,000,000.00
7/1/2019	45,000,000.00	175,223.08	0.00	45,000,000.00
8/1/2019	45,000,000.00	181,063.85	0.00	45,000,000.00
9/1/2019	45,000,000.00	181,063.85	0.00	45,000,000.00

F-1

	Beginning			Ending
Date	Balance ($)	Interest ($)	Principal ($)	Balance ($)
10/1/2019	45,000,000.00	175,223.08	0.00	45,000,000.00
11/1/2019	45,000,000.00	181,063.85	0.00	45,000,000.00
12/1/2019	45,000,000.00	175,223.08	0.00	45,000,000.00
1/1/2020	45,000,000.00	181,063.85	0.00	45,000,000.00
2/1/2020	45,000,000.00	181,063.85	0.00	45,000,000.00
3/1/2020	45,000,000.00	169,382.31	0.00	45,000,000.00
4/1/2020	45,000,000.00	181,063.85	0.00	45,000,000.00
5/1/2020	45,000,000.00	175,223.08	0.00	45,000,000.00
6/1/2020	45,000,000.00	181,063.85	0.00	45,000,000.00
7/1/2020	45,000,000.00	175,223.08	0.00	45,000,000.00
8/1/2020	45,000,000.00	181,063.85	0.00	45,000,000.00
9/1/2020	45,000,000.00	181,063.85	0.00	45,000,000.00
10/1/2020	45,000,000.00	175,223.08	0.00	45,000,000.00
11/1/2020	45,000,000.00	181,063.85	0.00	45,000,000.00
12/1/2020	45,000,000.00	175,223.08	0.00	45,000,000.00
1/1/2021	45,000,000.00	181,063.85	0.00	45,000,000.00
2/1/2021	45,000,000.00	181,063.85	42,170.01	44,957,829.99
3/1/2021	44,957,829.99	163,388.28	63,051.06	44,894,778.93
4/1/2021	44,894,778.93	180,640.47	42,670.16	44,852,108.77
5/1/2021	44,852,108.77	174,647.21	49,750.31	44,802,358.47
6/1/2021	44,802,358.47	180,268.61	43,109.46	44,759,249.00
7/1/2021	44,759,249.00	174,285.63	50,177.46	44,709,071.54
8/1/2021	44,709,071.54	179,893.25	43,552.89	44,665,518.65
9/1/2021	44,665,518.65	179,718.01	43,759.91	44,621,758.74
10/1/2021	44,621,758.74	173,750.26	50,809.92	44,570,948.82
11/1/2021	44,570,948.82	179,337.50	44,209.43	44,526,739.39
12/1/2021	44,526,739.39	173,380.27	51,247.01	44,475,492.38
1/1/2022	44,475,492.38	178,953.42	44,663.17	44,430,829.22
2/1/2022	44,430,829.22	178,773.71	44,875.47	44,385,953.75
3/1/2022	44,385,953.75	161,309.94	65,506.31	44,320,447.44
4/1/2022	44,320,447.44	178,329.57	45,400.15	44,275,047.29
5/1/2022	44,275,047.29	172,400.22	52,404.79	44,222,642.50
6/1/2022	44,222,642.50	177,936.04	45,865.05	44,176,777.45
7/1/2022	44,176,777.45	172,017.58	52,856.83	44,123,920.62
8/1/2022	44,123,920.62	177,538.82	46,334.31	44,077,586.31
9/1/2022	44,077,586.31	177,352.38	46,554.55	44,031,031.77
10/1/2022	44,031,031.77	171,450.06	53,527.26	43,977,504.51
11/1/2022	43,977,504.51	176,949.69	47,030.27	43,930,474.23
12/1/2022	43,930,474.23	171,058.51	53,989.83	43,876,484.41
1/1/2023	43,876,484.41	176,543.22	47,510.45	43,828,973.95
2/1/2023	43,828,973.95	176,352.06	47,736.28	43,781,237.67
3/1/2023	43,781,237.67	159,112.24	68,102.56	43,713,135.11
4/1/2023	43,713,135.11	175,885.96	48,286.91	43,664,848.20
5/1/2023	43,664,848.20	170,024.20	55,211.71	43,609,636.49

F-2

	Beginning			Ending
Date	Balance ($)	Interest ($)	Principal ($)	Balance ($)
6/1/2023	43,609,636.49	175,469.52	48,778.87	43,560,857.62
7/1/2023	43,560,857.62	169,619.28	55,690.06	43,505,167.56
8/1/2023	43,505,167.56	175,049.18	49,275.44	43,455,892.12
9/1/2023	43,455,892.12	174,850.91	49,509.67	43,406,382.45
10/1/2023	43,406,382.45	169,017.78	56,400.65	43,349,981.80
11/1/2023	43,349,981.80	174,424.77	50,013.09	43,299,968.71
12/1/2023	43,299,968.71	168,603.42	56,890.15	43,243,078.56
1/1/2024	43,243,078.56	173,994.63	50,521.24	43,192,557.31
2/1/2024	43,192,557.31	173,791.35	50,761.39	43,141,795.93
3/1/2024	43,141,795.93	162,387.93	64,232.82	43,077,563.10
4/1/2024	43,077,563.10	173,328.65	51,307.99	43,026,255.11
5/1/2024	43,026,255.11	167,537.62	58,149.24	42,968,105.87
6/1/2024	42,968,105.87	172,888.23	51,828.28	42,916,277.60
7/1/2024	42,916,277.60	167,109.38	58,655.13	42,857,622.47
8/1/2024	42,857,622.47	172,443.69	52,353.44	42,805,269.02
9/1/2024	42,805,269.02	172,233.04	52,602.30	42,752,666.72
10/1/2024	42,752,666.72	166,472.31	59,407.74	42,693,258.98
11/1/2024	42,693,258.98	171,782.35	53,134.72	42,640,124.27
12/1/2024	42,640,124.27	166,034.08	59,925.44	42,580,198.83
1/1/2025	42,580,198.83	171,327.44	53,672.13	42,526,526.70
2/1/2025	42,526,526.70	171,111.48	53,927.25	42,472,599.45
3/1/2025	42,472,599.45	154,356.32	73,720.98	42,398,878.47
4/1/2025	42,398,878.47	170,597.87	54,534.01	42,344,344.46
5/1/2025	42,344,344.46	164,882.36	61,286.02	42,283,058.44
6/1/2025	42,283,058.44	170,131.85	55,084.54	42,227,973.90
7/1/2025	42,227,973.90	164,429.23	61,821.33	42,166,152.57
8/1/2025	42,166,152.57	169,661.46	55,640.23	42,110,512.34
9/1/2025	42,110,512.34	169,437.59	55,904.71	42,054,607.64
10/1/2025	42,054,607.64	163,754.17	62,618.81	41,991,988.82
11/1/2025	41,991,988.82	168,960.69	56,468.09	41,935,520.74
12/1/2025	41,935,520.74	163,290.47	63,166.61	41,872,354.12
1/1/2026	41,872,354.12	168,479.32	41,872,354.12	0.00

F-3

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

$584,116,000
(Approximate)

Morgan Stanley Capital I Inc.
Depositor

MORGAN STANLEY CAPITAL I
TRUST 2016-UBS9
Issuing Entity

Commercial Mortgage Pass-Through
Certificates,

Series 2016-UBS9

PROSPECTUS

Morgan Stanley
Co-Lead Manager and Joint Bookrunner

BofA Merrill Lynch

Co-Lead Manager and Joint Bookrunner

UBS Securities LLC

Co-Lead Manager and Joint Bookrunner

Drexel Hamilton

Co-Manager

Academy Securities

Co-Manager

February      , 2016

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	14
Important Notice About Information Presented in this
Prospectus	15
Summary of Terms	20
Risk Factors	47
Description of the Mortgage Pool	112
Transaction Parties	195
Description of the Certificates	241
Description of the Mortgage Loan Purchase
Agreements	274
Pooling and Servicing Agreement	282
Certain Legal Aspects of Mortgage Loans	382
Certain Affiliations, Relationships and Related
Transactions Involving Transaction Parties	398
Pending Legal Proceedings Involving Transaction
Parties	399
Use of Proceeds	399
Yield and Maturity Considerations	400
Material Federal Income Tax Considerations	410
Certain State and Local Tax Considerations	422
Method of Distribution (Underwriter)	422
Incorporation of Certain Information by Reference	425
Where You Can Find More Information	425
Financial Information	426
Certain ERISA Considerations	426
Legal Investment	429
Legal Matters	430
Ratings	430
Index of Defined Terms	433

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.